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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[X]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to sec. 14a-12

                           PRISON REALTY TRUST, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:
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     5) Total fee paid:
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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
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                                PRELIMINARY COPY

                           PRISON REALTY TRUST, INC.
                      10 BURTON HILLS BOULEVARD, SUITE 100
                           NASHVILLE, TENNESSEE 37215

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON             , MAY     , 2000

To our shareholders:

     Notice is hereby given that a special meeting of the shareholders of Prison Realty Trust, Inc., a Maryland corporation ("Prison Realty"), will be held at
10:00 a.m., local time, on           , May    , 2000, at the Loews Vanderbilt
Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee, for the following purposes:

     1. To consider and vote upon a proposal to approve an equity investment in Prison Realty by affiliates of Fortress Investment Group LLC, The Blackstone Group and Bank of America;

     2. To consider and vote upon a proposal to approve amendments to the Prison Realty charter to, among other things, permit Prison Realty to elect not to be taxed as a real estate investment trust for federal income tax purposes and complete the related restructuring;

     3. To ratify the actions of the Prison Realty board of directors, its Special Committee and Independent Committee in approving the equity investment and related transactions that are conditions to the equity investment, including the combination of Prison Realty with Corrections Corporation of America, Prison Management Services, Inc. and Juvenile and Jail Facility Management Services, Inc.; and

     4. To transact such other business as may properly come before the special meeting and any adjournments or postponements thereof.

     Prison Realty has fixed the close of business on           ,          ,
2000, as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting and at any adjournments or postponements thereof.

     The board of directors of Prison Realty recommends that you vote "FOR" the equity investment, the charter amendments and related restructuring and the ratification of the board's actions.

     Your vote is important. Approval of the equity investment requires the affirmative vote of a majority of all votes cast on the proposal, provided that the holders of at least 50% of Prison Realty's common stock are present in person or by proxy at the special meeting and voting on the proposal. Approval of the charter amendments requires the affirmative vote of two-thirds of the outstanding shares of Prison Realty common stock. Ratification of the board's actions requires the affirmative vote of a majority of all votes cast on the proposal, provided that the holders of at least 50% of Prison Realty's common stock are present in person or by proxy at the special meeting. The approval of the charter amendments is a specific condition to the equity investment. If you fail to return a properly executed proxy or to vote in person at the special meeting, or if you abstain, the effect will be a vote against the charter amendments and may prevent Prison Realty from obtaining shareholder approval of the equity investment and the ratification of the board's actions.

     Your attention is directed to the proxy statement accompanying this notice of special meeting for more complete information regarding the matters to be presented and acted upon at the special meeting.

                                          By Order of the Board of Directors of
                                          Prison Realty Trust, Inc.,

                                          Chairman
Nashville, Tennessee
          , 2000

     TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE PRISON REALTY SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                           PRISON REALTY TRUST, INC.

                             PROPOSED RESTRUCTURING

     The board of directors of Prison Realty Trust, Inc. ("Prison Realty") has approved an equity investment and related restructuring plan, pursuant to which:

     - Affiliates of Fortress Investment Group LLC, The Blackstone Group and Bank of America will purchase up to $350.0 million of a new class of convertible preferred stock of Prison Realty and warrants to purchase shares of common stock of Prison Realty;

     - Prison Realty will combine with its affiliated companies, Corrections Corporation of America, Prison Management Services, Inc. and Juvenile and Jail Facility Management Services, Inc., and operate under the Corrections Corporation of America name as a taxable subchapter C corporation, rather than as a real estate investment trust, or REIT; and

     - Prison Realty's charter will be amended to accommodate these transactions.

     Prison Realty is seeking the votes of Prison Realty common shareholders in connection with certain of these important restructuring transactions and related matters, including ratification of Prison Realty's board of directors' and its Special Committee's and Independent Committee's actions in approving the equity investment and the related transactions that are conditions to the equity investment.

     The equity investment, the charter amendments and the related restructuring cannot be completed unless the common shareholders of Prison Realty approve them. The board of directors of Prison Realty strongly supports the equity investment, the charter amendments and the related restructuring and enthusiastically recommends that you vote in favor of these transactions. The board also recommends that you ratify the actions of the Prison Realty board and the Special and Independent Committees in approving the equity investment and the related transactions that are conditions to the equity investment.

     The attached proxy statement provides additional information about the equity investment, the charter amendments and the related restructuring. Please read this entire document carefully. Pages 122 and 123 of the proxy statement explain how you may obtain information about Prison Realty from documents that previously have been filed with the U.S. Securities and Exchange Commission.

     This proxy statement incorporates and refers to important business and financial information about Prison Realty that is not included in or delivered with this document. This information is available without charge to shareholders upon written or oral request by contacting Prison Realty's investor relations department at 10 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215 (telephone: (615) 263-0200). In order to obtain timely delivery, shareholders
must request this information no later than           , 2000.

     The date of this proxy statement is         , 2000, and it is first being
mailed or delivered to Prison Realty shareholders on or about         , 2000.

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
QUESTIONS AND ANSWERS ABOUT THE PRISON
  REALTY EQUITY INVESTMENT AND RELATED
  RESTRUCTURING TRANSACTIONS................    2
WHO CAN HELP ANSWER YOUR QUESTIONS..........    6
NOTE CONCERNING FORWARD-LOOKING
  STATEMENTS................................    6
SUMMARY OF THE PROXY STATEMENT..............    7
  The company...............................    7
  Summary of the transactions...............    8
  Selected unaudited pro forma combined
    financial information...................   17
  Selected historical consolidated financial
    information.............................   20
  Selected historical consolidated financial
    information of CCA, PMSI and JJFMSI.....   22
  Selected financial information of Old
    Prison Realty...........................   23
  Selected comparative per share data.......   24
INFORMATION ABOUT OUR COMPANY...............   25
  General...................................   25
  Recent developments.......................   27
  Business of Prison Realty following the
    completion of the equity investment and
    the related restructuring...............   35
THE PRISON REALTY SPECIAL MEETING...........   43
    Date, time and place....................   43
    Matters to be considered at the
      meeting...............................   43
    Record date and outstanding shares......   43
    Quorum..................................   43
    Voting method and proxies...............   43
    Revocability of proxy...................   44
    Required vote...........................   44
    Solicitation of proxies.................   45
    Cross conditionality of proposals.......   45
    Abstentions; Broker non-votes...........   45
    Recommendation of the Prison Realty
      board.................................   45
PROPOSAL 1
  PROPOSAL TO APPROVE THE EQUITY
    INVESTMENT..............................   46
    General.................................   46
    Background of the equity investment and
      related restructuring transactions....   46
    Prison Realty's reasons for the equity
      investment; Recommendation of the
      Prison Realty board of directors......   54
    Opinion of Prison Realty's financial
      advisor...............................   58
    Opinion of the Independent Committee's
      financial advisor.....................   64
    Interests of directors, officers and
      affiliates in the equity investment
      and related restructuring
      transactions..........................   70
    Ownership of Prison Realty common
      stock.................................   72
    Description of the equity investment....   75
    Terms of the securities purchase
      agreement and related agreements......   78
    Description of the series B convertible
      preferred stock.......................   87

                                             PAGE
                                             ----
    Description of the warrants.............   94
    The rights offering.....................   94
    The mergers.............................   98
    Description of the senior secured credit
      facilities............................  100
    Regulatory filings and approvals
      required for the equity investment....  102
    Risks or disadvantages of completing the
      equity investment.....................  103
    Risks or disadvantages of not completing
      the equity investment.................  105
PROPOSAL 2
  PROPOSAL TO ADOPT THE ARTICLES OF
    AMENDMENT AND RESTATEMENT TO THE PRISON
    REALTY CHARTER..........................  106
    General.................................  106
    Name....................................  106
    Increase in authorized capital stock....  107
    Removal of provisions relating to Prison
      Realty's qualification as a REIT......  108
    Structure and composition of board of
      directors.............................  110
    Removal of provisions relating to
      indemnification of directors and
      officers..............................  112
    Additional provisions permitting the
      Prison Realty board of directors to
      consider the effect of non-shareholder
      constituencies in considering a
      potential acquisition of control......  113
    Comparison of rights of shareholders of
      Prison Realty after the adoption of
      the articles of amendment and
      restatement to the Prison Realty
      charter and bylaws....................  113
PROPOSAL 3
  PROPOSAL TO RATIFY THE ACTIONS OF THE
    PRISON REALTY BOARD AND ITS SPECIAL AND
    INDEPENDENT COMMITTEES..................  122
OTHER MATTERS...............................  123
WHERE YOU CAN FIND MORE INFORMATION.........  123
    Available Information...................  123
    Incorporation of certain documents by
      reference.............................  123
INDEX TO FINANCIAL STATEMENTS...............  F-1
APPENDICES
  Securities Purchase Agreement........Appendix A
  Series B Articles Supplementary......Appendix B
  Warrant Agreement....................Appendix C
  Articles of Amendment and
    Restatement........................Appendix D
  Bank Commitment Letter...............Appendix E
  Agreement and Plan of Merger.........Appendix F
  Opinion of Merrill Lynch & Co........Appendix G
  Opinion of Wasserstein Perella & Co.,
    Inc................................Appendix H

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                        QUESTIONS AND ANSWERS ABOUT THE
                      PRISON REALTY EQUITY INVESTMENT AND
                       RELATED RESTRUCTURING TRANSACTIONS

Q:   WHAT ARE THE EQUITY INVESTMENT AND RELATED RESTRUCTURING TRANSACTIONS?

A: Prison Realty Trust, Inc. ("Prison Realty") is proposing a comprehensive restructuring program designed to address its current liquidity and capital constraints, simplify its corporate structure and create a new management team and board of directors. The equity investment and restructuring transactions include:

- combining Prison Realty and its affiliated companies that operate and manage correctional and detention facilities, including Corrections Corporation of America ("CCA"), into a simplified corporate structure that will not be taxed as a real estate investment trust, or REIT;

- raising capital by selling up to $350.0 million in convertible preferred stock and warrants to purchase shares of common stock to a group of investors and current shareholders, including offering current Prison Realty shareholders the opportunity to purchase up to $75.0 million of the $350.0 million in convertible preferred stock and warrants to purchase common stock on terms economically equivalent to those offered to the investors;

-    obtaining a new $1.2 billion credit facility;

- creating a new board of directors which will be comprised of certain representatives of Prison Realty's current board and of the investors, as well as new independent directors;

-    selecting a new chief executive officer and chief financial officer; and

- amending Prison Realty's charter to accommodate these transactions by increasing the amount of Prison Realty's authorized capital stock, removing provisions requiring Prison Realty to operate and qualify as a REIT and changing the name of the company to "Corrections Corporation of America."

Q:   WHAT ARE THE TERMS OF THE EQUITY INVESTMENT?

A: In general, the preferred stock being offered to the investors and current shareholders will pay quarterly cash dividends, on a cumulative basis, at a rate of 12% per year, and will be convertible into shares of Prison Realty common stock at an initial conversion price of $6.50 per share. The preferred stock permits purchasers to receive an 18% per year cumulative return on investment (including interest), compounded quarterly, by requiring Prison Realty to repurchase the shares after approximately five years or upon a change of control of Prison Realty. The warrants may be exercised at any time within 15 years from the date of issuance at an initial exercise price of $7.50 per share.

Q: WHAT ARE THE CONSEQUENCES OF PRISON REALTY NOT COMPLETING THE EQUITY INVESTMENT?

A: In the event the equity investment is not completed, any waivers of existing defaults obtained by Prison Realty under its existing credit facility and other indebtedness will be terminated. Under such circumstances, Prison Realty would be required to refinance or renegotiate its existing indebtedness on potentially significantly less favorable terms. No assurance, however, can be given that any debt restructuring could be accomplished.

     In the judgment of the Prison Realty board, defaults under Prison Realty's existing indebtedness could adversely affect the businesses of Prison Realty and its affiliated companies. Prison Realty has requested the consent of its senior bank lenders for temporary waivers through the earlier of June 30, 2000, the date on which

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     the equity investment is completed, or the date on which the agreement concerning the proposed equity investment or a commitment letter relating to a new credit facility is terminated with respect to certain financial covenants and other requirements under the terms of its existing senior bank debt. Prison Realty has also initiated, or will initiate, discussions with the holders of its convertible, subordinated notes regarding the waiver of certain defaults thereunder and the amendment of certain provisions of the agreements governing the terms of the notes.

Q: WHAT ARE THE ADVANTAGES OF COMPLETING THE EQUITY INVESTMENT AND RELATED RESTRUCTURING?

A: The equity investment and related restructuring will permit Prison Realty to refinance its existing bank indebtedness and provide the combined company with working and growth capital to fund its development and capitalize on opportunities in the private corrections industry. In addition, it is anticipated that the simplified corporate structure resulting from the restructuring transactions will help restore Prison Realty's credibility in the capital markets.

Q: WHAT ARE THE DISADVANTAGES OF COMPLETING THE EQUITY INVESTMENT AND RELATED RESTRUCTURING?

A: The equity investment and related restructuring will result in decreased income per share and dilution to Prison Realty's existing shareholders. On a pro forma basis, due to the dividends and expenses associated with the issuance and sale of the convertible preferred stock to the investors and Prison Realty's existing shareholders in the rights offering, the combined company will experience a net loss per common share. The restructuring will also result in substantial transaction costs (a significant portion of which has already been incurred), including debt and equity financing fees and ongoing costs of capital to Prison Realty, and may inhibit a future change of control of Prison Realty. These costs of capital together with Prison Realty's obligation to pay federal corporate income taxes will result in significant demands on Prison Realty's liquidity.

Q: CAN THE COMBINATION OF PRISON REALTY AND ITS AFFILIATED COMPANIES BE COMPLETED WITHOUT THE COMPLETION OF THE EQUITY INVESTMENT?

A: If the holders of two thirds of Prison Realty's outstanding common stock approve the charter amendments, Prison Realty may combine with its affiliated companies and be taxed as a C corporation. The Prison Realty board believes the combination is an essential step to the continued viability of the companies and the successful resolution of the companies' financial situation. However, the combination of the companies without additional capital would cause waivers of certain existing defaults obtained by Prison Realty and CCA under the terms of their existing indebtedness to be terminated and otherwise cause Prison Realty and CCA to be in default under the terms of its indebtedness. As a result, the newly combined company would be required to refinance or renegotiate such indebtedness, and there is no assurance that any such debt restructuring could be accomplished. The Prison Realty board and its financial advisors have determined that the equity investment represents the best source of required capital available to the companies at this time.

Q: AS A PRISON REALTY SHAREHOLDER, HOW WILL THE EQUITY INVESTMENT AND RESTRUCTURING TRANSACTIONS AFFECT ME?

A: Upon the completion of the restructuring transactions, in addition to the ownership, acquisition and development of correctional and detention facilities, Prison Realty's business will also include the operation and

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     management of correctional and detention facilities for government entities. As a taxable C corporation, Prison Realty will no longer have to pay 95% of its taxable income to its shareholders as dividends but instead will be able to retain its earnings and reinvest them in its business. Prison Realty does not intend to pay any cash dividends on its common stock in the foreseeable future, including dividends which would have been required to maintain its status as a REIT for 1999.

     If Prison Realty's existing shareholders do not participate in the rights offering and the investors purchase the full $350.0 million in convertible preferred stock and warrants to purchase shares of Prison Realty common stock, the investors will own approximately 39.5% of the shares of Prison Realty common stock on a fully diluted basis. If, however, Prison Realty's existing shareholders fully participate in the rights offering and the investors purchase $275.0 million of convertible preferred stock and warrants, the investors' ownership percentage will be reduced to approximately 31%. Because the conversion rate of the convertible preferred stock and the exercise price of the warrants are subject to adjustment, if Prison Realty breaches any representations made to the investors in connection with the equity investment or fails to resolve certain securities-related litigation within prescribed limits, the ultimate ownership percentage of the investors may be greater than these percentages.

Q:   WHY DOES PRISON REALTY PROPOSE NOT TO ELECT TO BE A REIT FOR 1999?

A: If Prison Realty elected to be a REIT for 1999, it would have to pay dividends (in kind or in cash) and excise taxes of up to approximately $260.0 million, a substantial portion of which would be required to be paid in the year 2000, with the remainder, if any, to be paid in later years. Due to existing capital constraints, Prison Realty does not have the resources to pay such dividends in cash, and, under the terms of its existing credit facility, such cash dividend payments are explicitly prohibited.

     In addition to the capital constraints facing Prison Realty, waivers of defaults under its existing indebtedness will expire if the equity investment is not completed. The terms of the equity investment require Prison Realty to merge with its affiliated companies. As a result of the mergers, Prison Realty would no longer be eligible to operate as a REIT and will be required to pay federal income taxes. As such, for the 1999 taxable year, Prison Realty will be required to pay approximately $100.0 million in federal income taxes.

     Notwithstanding the foregoing, pending the vote of Prison Realty's shareholders at the Special Meeting, Prison Realty intends to take such actions as may be necessary to retain its ability to elect to be taxed as a REIT. These actions will include, without limitation, obtaining an extension of time to file its 1999 tax return until September 15, 2000, which will enable Prison Realty to declare sufficient dividends with respect to its 1999 tax year and to make an election to be taxed as a REIT for 1999 if shareholder approval is not obtained.

Q: WHY IS THE PRISON REALTY BOARD RECOMMENDING THE EQUITY INVESTMENT AND RELATED RESTRUCTURING?

A: Prison Realty's board is recommending the equity investment and related restructuring because, given Prison Realty's existing financial situation, we believe it represents the best alternative available to the company to address its financial and liquidity needs and position Prison Realty to capitalize on business opportunities in the correctional and detention industry.

Q:   WHO WILL MANAGE THE RESTRUCTURED COMPANY?

A: Upon completion of the equity investment, the restructured company's board of directors will consist of ten members, comprised

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

     of four members of Prison Realty's existing board, four members designated by the new investors as the series B directors, and two members jointly designated by the current Prison Realty board and the new investors. Under Maryland law, each of these directors must stand for election at the next annual meeting of shareholders following their appointment. Only the holders of the series B convertible preferred stock will have the right to vote in the election of the four nominees for series B directors at such meeting (as well as at all future meetings). Holders of the series B convertible preferred stock will have the right to vote together with Prison Realty's common shareholders in the election of the remaining board nominees. It is expected that the Prison Realty 2000 annual meeting will be held in August or September 2000.

     Doctor R. Crants, current chief executive officer of Prison Realty, will resign as chief executive officer once the restructuring transactions are completed. Thomas W. Beasley, former chairman of the board and a founder of Prison Realty's predecessor company, will continue to serve as chairman and will serve as interim chief executive officer following the completion of the restructuring transactions. Prison Realty has begun a search for a new permanent chief executive officer, as well as for a new chief financial officer.

Q: WHEN DO YOU EXPECT THE EQUITY INVESTMENT AND RELATED RESTRUCTURING TRANSACTIONS TO BE COMPLETED?

A: We expect the equity investment and restructuring transactions, if approved, will be completed in the second quarter of 2000.

Q:   WHAT DO I NEED TO DO NOW?

A: After carefully reading this proxy statement and making a decision about the equity investment and related restructuring transactions, you should mark on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed return envelope as soon as possible so your shares may be represented at the special shareholders meeting.

Q:   WHAT IF I DO NOT VOTE?

A: If you sign and send in your proxy, but do not mark how you want to vote, your proxy will be counted as a vote in favor of the proposals. Because the proposal to amend the charter requires the approval of the holders of two-thirds of Prison Realty's common stock, if you do not vote or if you abstain, the effect will be a vote against the charter amendments and may prevent Prison Realty from completing the transactions described in the proxy statement.

Q:   CAN I CHANGE OR REVOKE MY PROXY?

A: You may attend the special shareholders' meeting and vote your shares in person, rather than signing and mailing your proxy card. In addition, you may revoke your proxy up to and including the day of such meeting by following the directions on page 44 of this proxy statement, and you may either change your vote or attend the meeting and vote in person.

Q: IF MY PRISON REALTY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. If your broker does not receive instructions from you, your shares will not be voted.

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

                      WHO CAN HELP ANSWER YOUR QUESTIONS?

  If you have more questions about the restructuring transactions, you should contact:

                           Prison Realty Trust, Inc.
                      10 Burton Hills Boulevard, Suite 100
                           Nashville, Tennessee 37215
                    Attention: Investor Relations Department
                        Telephone Number: (615) 263-0200

If you would like additional copies of this proxy statement, you should contact:

                            MacKenzie Partners, Inc.
                                156 Fifth Avenue
                            New York, New York 10010
                        Telephone Number: (800) 322-2885

                   NOTE CONCERNING FORWARD-LOOKING STATEMENTS

     This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of Securities Exchange Act of 1934, as amended. These statements include statements with respect to Prison Realty's financial condition, results of operations and business and the expected impact of the transactions described in this proxy statement on Prison Realty's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements.

     These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include:

     - the possibility that all or a part of the restructuring transactions will not be completed;

     - the possibility that the anticipated benefits from the restructuring transactions will not be fully realized; and

     - other risks as may be detailed from time to time in Prison Realty's public announcements and filings with the SEC.

     Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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

                         SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the transactions fully and for a more complete description of the legal terms of the transactions, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" on pages 123 and 124. We have included page references to direct you to a more complete description of the topics presented in this summary.

                                  THE COMPANY

PRISON REALTY TRUST, INC.
10 Burton Hills Boulevard, Suite 100
Nashville, Tennessee 37215
615-263-0200
www.prisonreit.com

     Prison Realty's existing business is the ownership of correctional and detention facilities. The company currently finances, designs, constructs and renovates new and existing jails and prisons that it leases to both private prison managers and government agencies.

     At February 9, 2000, Prison Realty owned, or was in the process of developing, 50 correctional and detention facilities, of which 43 facilities were operating, four were under construction or expansion and three were in the planning stages. At February 9, 2000, Corrections Corporation of America, or CCA, the company's primary tenant, leased 34 of Prison Realty's facilities, government agencies leased six of Prison Realty's facilities, and private operators leased three of Prison Realty's facilities.

     Prison Realty has entered into lease agreements with CCA with respect to the correctional and detention facilities owned by Prison Realty and operated by CCA, as well as a series of additional agreements relating to the payment of certain fees by Prison Realty to CCA. Prison Realty also owns 9.5% of the capital stock, consisting of non-voting common stock, of CCA. In addition, Prison Realty owns 100% of the non-voting common stock of Prison Management Services, Inc., or PMSI, and Juvenile and Jail Facility Management Services, Inc., or JJFMSI, both of which are privately-held service companies which manage certain government-owned prison and jail facilities under the "Corrections Corporation of America" name. As the owner of the non-voting common stock of the service companies, Prison Realty is entitled to receive 95% of each company's net income as dividends on such shares. If the restructuring transactions described in this proxy statement are completed, Prison Realty, by itself and through its subsidiaries, will be in the business of owning and operating correctional and detention facilities, including operating those facilities currently operated by CCA, PMSI and JJFMSI.

     For additional information concerning Prison Realty, see the section entitled "Information About Our Company" on page 25. This includes important information concerning recent developments, including information on transactions between Prison Realty and CCA, efforts to secure waivers of and amendments to the provisions of Prison Realty's and CCA's outstanding indebtedness and recent litigation.

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

                          SUMMARY OF THE TRANSACTIONS

THE EQUITY INVESTMENT

TERMS OF THE INVESTMENT

     Prison Realty has entered into an agreement with a group of investors led by an affiliate of Fortress Investment Group LLC and affiliates of The Blackstone Group, together with an affiliate of Bank of America Corporation, contemplating an equity investment in Prison Realty. The investors will purchase up to $350.0 million in securities (subject to reduction to $275.0 million through full participation by Prison Realty's common shareholders in the rights offering as described herein), consisting of shares preferred stock convertible into Prison Realty common stock and warrants to purchase Prison Realty common stock.

     The convertible preferred stock to be purchased by the investors will have the following terms, among others:

- cash dividends payable quarterly, on a cumulative basis, at a rate of 12% per year;

- each share is convertible, at the holder's option, into a number of shares of Prison Realty common stock equal to $25.00 divided by the conversion price, which is initially equal to $6.50 per share, but subject to potential adjustment or reduction upon the occurrence of designated events, including events relating to Prison Realty's indemnification obligations under the securities purchase agreement with the investor group and payments by Prison Realty with respect to its outstanding securities litigation;

- after approximately five years from the date of issuance or upon a "change of control," the holder may require Prison Realty to repurchase the shares at a cash price equal to a fixed amount per share, plus an amount equal to a total return on investment of 18% per year, compounded quarterly, taking into account the cash dividends paid by Prison Realty on the convertible preferred stock;

- not redeemable by Prison Realty until approximately five years from the date of issuance;

- voting with the Prison Realty common stock on an as-converted basis on corporate actions and voting as a separate class on specified matters, with special rules applying to the election of directors;

- if a liquidation of Prison Realty occurs, holders are entitled to a liquidating distribution at a cash price equal to a fixed amount per share, plus an amount equal to a total return on investment of 18% per year, compounded quarterly, taking into account the cash dividends paid by Prison Realty on the convertible preferred stock; and

- upon the failure of Prison Realty to pay required cash dividends for a period of 60 days or more, cash dividends will accrue at a total rate of 18% per year, compounded quarterly.

     The series B articles supplementary describing the terms of the convertible preferred stock are attached to this proxy statement as Appendix B. The terms of the convertible preferred stock are more fully discussed in the section entitled "Proposal to Approve the Equity Investment -- Description of the series B convertible preferred stock" on page 87.

     The warrants to be purchased by the investors will be warrants to purchase, for a period of 15 years, the number of shares of Prison Realty common stock equal to 14% of the issued and outstanding Prison Realty common stock, on a fully diluted basis when the warrants are issued, which is anticipated to equal approximately 29.6 million shares of Prison Realty common stock, (subject to reduction to 11%, or to approximately 23.2 million shares, through full participation by Prison Realty's shareholders in the rights offering), at an initial exercise price of $7.50 per share, subject to potential adjustment on the same terms and conditions as the convertible preferred stock to be purchased by the investors. The terms of the warrants are more fully described in the warrant agreement attached to this proxy as Appendix C and on page 94 of this proxy statement under the section entitled "Proposal to Approve the Equity Investment -- Description of the warrants."

     The investors will have the right to maintain their percentage ownership interest in Prison Realty for the first five years following their initial investment as long as they own any shares of convertible preferred stock or warrants. The investors will also have customary registration rights with respect to the shares of convertible preferred stock and shares of common stock to be issued upon the conversion of the convertible preferred stock and exercise of the warrants, including "piggy-back" and demand rights.

     The investors will also be entitled to designate four members of the Prison Realty board of directors and, together with the existing members of the board of directors, jointly designate two members of the board of directors. In addition, an investment committee will be created, a majority of which will consist of members designated by the investor group, which will have the exclusive power to take certain significant corporate actions and whose approval will be required for other significant corporate actions.

     Immediately following the completion of the equity investment, if the investors purchase $350.0 million of convertible preferred stock and warrants to purchase shares of Prison Realty common stock the investors will own as much as approximately 39.5% of the shares of Prison Realty common stock on a fully diluted basis (or approximately 31% assuming Prison Realty's common shareholders fully participate in the rights offering and the investors purchase $275.0 million of convertible securities) and will have substantial control over the operations of Prison Realty as a result of this ownership and their representation on the Prison Realty board of directors and membership on its investment committee. The investors will, however, be restricted for a period of three years following the date of the initial investment from increasing their ownership to more than 45% of the then outstanding shares of Prison Realty common stock, or securities convertible into common stock, on a fully diluted basis.

     As compensation for the commitment to make the equity investment of up to $350.0 million, Prison Realty has agreed to pay the investors a fee of $15.7 million and to reimburse the investors for their expenses in connection with the proposed transactions, even if the investors do not complete the equity investment.

     The completion of the equity investment is subject to various conditions, including:

-    shareholder approval of the equity investment and the charter amendments;

- the completion of the merger transactions among Prison Realty, CCA, PMSI and JJFMSI;

- the refinancing of Prison Realty's existing indebtedness on substantially the same terms set forth in its commitment letter from Credit Suisse First Boston attached hereto as Appendix E;

- the satisfaction by Prison Realty of certain financial covenants, including a covenant requiring the EBITDA of Prison Realty, CCA, PMSI and JJFMSI, on a combined consolidated basis, for the first fiscal quarter of 2000 to be equal to or greater than $44.3 million and a covenant limiting the companies' "consolidated net debt" immediately prior to the equity investment to $987.0 million;

- obtaining required consents of third parties, including the consent of government entities to the performance of correction and detention facility management contracts by Prison Realty or its subsidiaries after the equity investment;

- the absence of any "material adverse change" in the business or operations of Prison Realty, CCA, PMSI and JJFMSI taken as a whole;

- the resolution of Prison Realty's securities litigation or obtaining insurance regarding the securities litigation in a form satisfactory to the investors; and

- the required waiting period under the antitrust laws expiring or being terminated.

- The securities purchase agreement governing the terms of the equity investment can be terminated under certain circumstances, including if the conditions to closing are not met. In addition, if Prison Realty, CCA, PMSI or JJFMSI enter into certain types of transactions with third parties without the consent of the investors, prior to the completion of the equity investment or during a period of one year following the termination of the securities purchase agreement, Prison Realty, CCA, PMSI and JJFMSI will jointly be required to pay the investors a $7.5 million fee.

     For a detailed description of the conditions to closing and the manner in which the proposed equity investment may be terminated, see the section entitled "Proposal to Approve the Equity Investment -- Terms of the securities purchase agreement and related agreements" on page 78.

     The securities purchase agreement is attached to this proxy statement as Appendix A. We encourage you to read it carefully. The securities purchase agreement is more fully discussed in the section entitled "Proposal to Approve the Equity Investment -- Terms of the securities purchase agreement and related agreements" on page 78.

THE RIGHTS OFFERING

     In connection with the equity investment, Prison Realty will conduct a rights offering, by means of a separate prospectus, that will allow holders of Prison Realty's common stock to receive non-transferable rights to purchase up to an aggregate of $75.0 million in units of preferred stock convertible into shares of Prison Realty common stock and warrants entitling the holders to purchase shares of Prison Realty common stock. The convertible preferred stock and the warrants will trade as a unit for a period of 18 months following their issuance.

     The terms of the convertible preferred stock to be issued in the rights offering are identical to the shares of convertible preferred stock to be purchased by the investors, except that the holders of convertible preferred stock to be issued in the rights offering will not be entitled to elect a separate class of directors or to have special class approval rights and the holders will not be subject to any standstill restrictions. The economic terms of the warrants to be issued in the rights offering are identical to the warrants to be purchased by the investors.

     The rights offering record date is the same as the record date fixed by the Prison Realty board with respect to those Prison Realty shareholders entitled to vote at the Prison Realty special meeting. Each holder of Prison Realty common stock on the rights offering record date will be entitled to subscribe for units, at a subscription price of $25.00 per unit, consisting of their pro rata portion of the convertible preferred shares and warrants being offered. Shareholders can also request to purchase additional units if other shareholders do not exercise their rights in full. If the rights offering is fully subscribed, Prison Realty will issue 3.0 million shares of convertible preferred stock, convertible into approximately 5.5% of Prison Realty's common stock on a fully-diluted basis (assuming the investors purchase $275.0 million in convertible securities pursuant to the terms of the securities purchase agreement) and warrants to purchase shares of Prison Realty common stock equal to approximately 3% of Prison Realty's common stock, on a fully diluted basis. The rights offering is expected to commence approximately 45 days prior to the completion of the equity investment and is expected to remain open for not less than 30 days. The rights offering will expire prior to the completion of the equity investment and is expected to close at or about the same time as the equity investment.

     The rights offering is more fully discussed in the section entitled "Proposal to Approve the Equity Investment -- The rights offering" on page 94.

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

THE MERGER TRANSACTIONS

     As a condition to the equity investment, each of CCA, PMSI and JJFMSI will be merged into three different wholly owned subsidiaries of Prison Realty, with each Prison Realty subsidiary being the surviving corporation in each merger. Shareholders of CCA, PMSI and JJFMSI other than Prison Realty will receive shares of Prison Realty common stock valued at approximately $12.8 million (or equal to approximately 1.5% of Prison Realty's common stock on a fully-diluted basis) as the merger consideration, pursuant to exchange ratios described in the merger agreement.

     The exchange ratio for each of the mergers is different, but each depends on a formula using the average closing price of one share of Prison Realty common stock for the five trading days ending two days prior to the closing date for the merger transactions. Therefore, the exchange ratios will not be known at the time of the shareholders meetings.

     The merger transactions will be tax-free for the shareholders of each party involved to the extent such shareholders receive Prison Realty common stock. The merger transactions are expected to be accounted for as "purchases" for financial accounting purposes, in accordance with generally accepted accounting principles.

     Immediately prior to the merger transactions, Prison Realty will purchase for approximately $26.6 million in cash all shares of the common stock of CCA, PMSI and JJFMSI held by outside, or non-management and non-employee, shareholders. Management and employee shareholders will receive Prison Realty common stock in the merger transactions as described above. Shares of Prison Realty common stock owned by wardens of correctional facilities and received in the merger transactions will be subject to vesting and forfeiture provisions under a restricted stock plan. Shares of Prison Realty common stock owned by other CCA shareholders and received in the merger transactions will be subject to restrictions on transfer that prohibit transfers for 180 days after the merger transactions are completed. Transfers may be made according to the following percentages:

-    Up to 25% after 180 days;

-    Up to 50% after December 31, 2001;

-    Up to 75% after December 31, 2002; and

-    Up to 100% after December 31, 2003.

- The completion of the merger transactions is subject to various conditions, including:

-    receipt of approval by the shareholders of CCA, PMSI and JJFMSI;

- receipt of shareholder approval of Prison Realty's election not to be taxed as a REIT, but instead electing to be taxed as a C corporation;

- Prison Realty's having obtained financing sufficient to fund the operations of its business after the merger transactions;

- Prison Realty's having purchased the CCA, PMSI and JJFMSI common stock held by outside shareholders for cash payments totaling approximately $26.6 million; and

-    obtaining required government and third-party consents.

     The merger agreement is attached to the proxy statement as Appendix F. We encourage you to read it carefully. The merger transactions are more fully discussed in the section entitled "Proposal to Approve the Equity Investment -- The mergers" on page 98.

THE CREDIT FACILITY

     Also as a condition to the equity investment, Prison Realty must refinance its existing indebtedness through an aggregate $1.2 billion in senior secured credit facilities comprised of a new $950.0 million term facility and a new $250.0 million revolving facility for which it has received a commitment letter from Credit Suisse First Boston.

     The bank commitment letter describing the credit facility is attached to the proxy statement as Appendix E. The credit facility is more fully discussed in the section entitled "Proposal to Approve the Equity
Investment -- Description
of the senior secured credit facilities" on page 100.

OTHER TRANSACTIONS

     The equity investment and the merger transactions cannot be completed unless Prison Realty effects the amendments to its charter as described below and in the section of this proxy statement entitled "Proposal to Adopt the Articles of Amendment and Restatement to the Prison Realty Charter" on page 106.

THE AMENDMENTS TO PRISON REALTY'S CHARTER

     Immediately prior to the closing of the merger transactions, Prison Realty will amend its charter to make the following changes, among others:

-    change Prison Realty's name to "Corrections Corporation of America;"

-    increase the authorized capital stock of Prison Realty;

-    remove ownership limitations and other provisions relating to REIT status;

- eliminate the classified structure of Prison Realty's board of directors and provide that all directors will be elected on an annual basis for one-year terms; and

- provide that the number of directors at the time of the amendment and restatement will be four, which number may be increased or decreased by resolution of the Prison Realty board of directors (upon the closing of the equity investment the board will be increased to ten members).

     In addition, Prison Realty will amend its bylaws to establish an investment committee of the board of directors and remove "super-majority" voting requirements for certain board actions that would conflict with the authority of the investment committee.

     The articles of amendment and restatement to the Prison Realty charter are attached to this proxy statement as Appendix D. We encourage you to read them carefully. These amendments are more fully discussed in the section entitled "Proposal to Adopt the Articles of Amendment and Restatement to the Prison Realty Charter" on page 106.

DIRECTORS AND EXECUTIVE OFFICERS OF PRISON REALTY FOLLOWING THE EQUITY INVESTMENT AND RELATED RESTRUCTURING

     Following the equity investment and related restructuring, the board of directors of Prison Realty will consist of ten members comprised of four members of Prison Realty's current board of directors, four designated by the investors as series B directors, and two jointly designated by the investors and Prison Realty's current board of directors. Thomas W. Beasley, Jean-Pierre Cuny and Joseph V. Russell, together with an additional member of Prison Realty's existing board yet to be determined, will continue to serve as members of Prison Realty's board of directors, while the investors' designees, as well as the joint designees, have yet to be determined. Under Maryland law, each of these directors must stand for election at the next annual meeting of Prison Realty shareholders following their appointment. Only the holders of the series B convertible preferred stock will have the right to vote in the election of the four series B directors at such meeting and at any future annual meetings. Holders of the series B convertible preferred stock will have the right to vote together with Prison Realty's common shareholders in the election of the remaining directors at such meetings.

     Following the equity investment and related restructuring, Doctor R. Crants will resign as Prison Realty's chief executive officer and Mr. Beasley will serve as the interim chief executive officer and chairman of Prison Realty. Prison Realty has begun a search for a new permanent chief executive officer, as well as a new chief financial officer.

     For a more complete description of the changes in the management of Prison Realty, see the section entitled "Proposal to Approve the Equity
Investment -- Terms of the securities purchase agreement and related agreements" and "Proposal to Adopt the Articles of Amendment and Restatement to the Prison

Realty Charter -- Structure and composition of board of directors" on pages 78 and 110.

PRISON REALTY'S REASONS FOR THE EQUITY INVESTMENT AND RELATED RESTRUCTURING TRANSACTIONS; RECOMMENDATION OF THE PRISON REALTY BOARD OF DIRECTORS

     The Prison Realty board believes that the equity investment and related restructuring transactions:

- represent the best alternative to Prison Realty under existing circumstances to eliminate existing defaults and prevent future defaults under existing indebtedness and provide the combined company with working and growth capital to fund its development strategy and capitalize on opportunities in the private corrections industry;

- provide a simplified corporate and financial structure that will create the most value for Prison Realty shareholders by allowing Prison Realty to retain earnings and use capital for growth opportunities and by eliminating potential conflicts of interest which have harmed Prison Realty's credibility in the capital markets;

- address the immediate financial and liquidity needs of Prison Realty as well as the financial needs of CCA on which Prison Realty's financial health depends; and

-    enhance management.

     For a more detailed description of these reasons, see the section entitled "Proposal to Approve the Equity Investment -- Prison Realty's reasons for the equity investment; Recommendation of the Prison Realty board of directors" on page 54.

THE OPINIONS OF FINANCIAL ADVISORS

     In deciding to approve the equity investment and related restructuring, Prison Realty's board of directors considered the opinion of its financial advisor, Merrill Lynch & Co., that the equity investment was fair from a financial point of view to Prison Realty and its shareholders. The Independent Committee of the Prison Realty board of directors was separately advised by Wasserstein Perella & Co., Inc. and, in deciding to approve the equity investment and related restructuring, considered the opinion of Wasserstein Perella that the equity investment was fair from a financial point of view to Prison Realty and its shareholders.

     The full text of the written opinions of the financial advisors are attached to this proxy statement as Appendices G and H. You should read the opinions carefully for a description of the assumptions made, matters considered and limitations on the review undertaken. The opinion of Merrill Lynch is directed to the Prison Realty board of directors and the opinion of Wasserstein Perella is directed to the Independent Committee of the Prison Realty board of directors. These opinions do not constitute a recommendation to any shareholder as to how to vote with respect to any matter relating to the proposed transactions.

     For a more detailed description of the opinions of the financial advisors and a discussion of, among other things, the analysis used by the financial advisors in reaching their opinions, see the sections entitled "Proposal to Approve the Equity Investment -- Opinion of Prison Realty's financial advisor" and "-- Opinion of the Independent Committee's financial advisor" on pages 58 and 64.

RISKS OR DISADVANTAGES OF THE EQUITY INVESTMENT AND RELATED RESTRUCTURING

     The equity investment and related restructuring may have negative consequences to Prison Realty and its shareholders, including:

- the issuance of the Prison Realty convertible preferred stock and warrants to purchase shares of Prison Realty common stock to the investors and to Prison Realty's existing common shareholders in the rights offering will dilute the net income per share of the combined companies (resulting, on a pro forma basis, in a net loss per share for the combined company), and such dilution may be increased if, following the equity invest-ment and related restructuring, the conversion price of the convertible preferred stock and the exercise price of the warrants issued to the investors and to Prison Realty's existing shareholders in the rights offering are adjusted pursuant to the terms of the agreement governing the equity investment and the rights offering;

- the investors will initially own up to approximately 39.5% (assuming Prison Realty shareholders do not subscribe for any shares of Prison Realty convertible preferred stock or warrants to purchase shares of Prison Realty common stock in the rights offering and the investors purchase $350.0 million in convertible preferred stock and warrants) of the shares of Prison Realty common stock on a fully diluted basis and, as a result of this ownership and their representation on the Prison Realty board, will have substantial control over the management and operations of Prison Realty;

- the incurrence of significant transaction costs (a significant portion of which has already been expended) and a significant portion of time and attention of the management of Prison Realty;

- the incurrence of the annual 12% dividend, payable on the convertible preferred stock purchased by the investors and by Prison Realty's shareholders in the rights offering and the guaranteed return on investment of 18% per annum, compounded quarterly, to be paid upon the stock's redemption or liquidation or change of control of Prison Realty;

- the change to a C corporation will mean that (i) Prison Realty shareholders will no longer receive the dividends that Prison Realty was required to make in order to qualify as a REIT and (ii) Prison Realty will be subject to federal income tax at regular corporate rates;

- the significant demands on the combined company's liquidity as the result of the dividend requirements of the convertible preferred stock and the obligation of the company to pay corporate income taxes as a C corporation; and

- approval of the equity investment and restructuring may delay or prevent a future change of control of Prison Realty because the investors will have significant voting power following the investment and the convertible preferred stock is puttable to Prison Realty by its holders in the event of a change in control.

     For a more complete description of the risks or disadvantages of completing the equity investment and related restructuring, see the section entitled "Proposal to Approve the Equity Investment -- Risks or disadvantages of completing the equity investment" on page 103.

RISKS OR DISADVANTAGES OF NOT COMPLETING THE EQUITY INVESTMENT AND RELATED RESTRUCTURING TRANSACTIONS

     If the equity investment and related restructuring are not completed, Prison Realty and its shareholders will be subject to negative consequences, including:

- Prison Realty would have to pursue certain "standalone" alternatives not involving a third-party investor, and such alternatives may not be feasible;

- the standalone alternatives would cause any waivers of existing defaults obtained by Prison Realty and CCA under their existing credit facilities and other indebtedness to terminate and otherwise trigger defaults under Prison Realty's and CCA's existing indebtedness, thereby requiring the companies to refinance or renegotiate the terms of its existing debt. There can be no assurance that Prison Realty's lenders would agree to refinance or renegotiate the terms of Prison Realty's existing debt; and

- such a debt restructuring could have an adverse impact on Prison Realty's and CCA's business.

     For a more complete description of the risks or disadvantages of not completing the equity investment and related restructuring, see the section entitled "Proposal to Approve the

Equity Investment -- Risks or disadvantages of not completing the equity investment" on page 105.

OUR RECOMMENDATIONS

     The board of directors of Prison Realty believes that the equity investment and related restructuring are in your best interest and recommends that you vote for approval of the equity investment, the charter amendments and the related restructuring described in this proxy statement.

INTERESTS OF DIRECTORS, OFFICERS AND AFFILIATES IN THE EQUITY INVESTMENT AND RELATED RESTRUCTURING

     When considering the recommendations of the Prison Realty board of directors, you should be aware that some of the directors, officers and affiliates of Prison Realty have interests in the equity investment and related restructuring that are different from, or in addition to, your interests. These interests include:

- the purchase of shares of CCA common stock from Sodexho prior to the completion of the merger transactions for a cash purchase price of $8.0 million. A representative of Sodexho currently serves as a director of Prison Realty and will continue to serve as a director of the restructured company;

- Prison Realty will issue restricted shares of its common stock to certain members of Prison Realty's management, including J. Michael Quinlan and Vida H. Carroll, who hold shares of CCA common stock, in the merger transactions;

- Mr. Beasley, Mr. Cuny and Mr. Russell, each a member of Prison Realty's existing board of directors, as well as one additional member of the existing board yet to be determined, will serve as members of the board of directors of Prison Realty upon completion of the equity investment and the related restructuring, with Mr. Beasley serving as its chairman. In addition, Mr. Beasley will serve as chief executive officer of Prison Realty upon completion of these transactions. Certain executive officers of Prison Realty, including J. Michael Quinlan, are expected to receive new employment contracts with Prison Realty following the completion of the merger transactions;

- 294,897 shares of Prison Realty deferred stock held by certain executive officers of Prison Realty and CCA, including 140,000 shares held by Doctor
     R. Crants, the chief executive officer of Prison Realty and CCA, will vest because the equity investment and the changes in the composition of the Prison Realty board will constitute a change in control that triggers immediate vesting under Prison Realty's deferred stock bonus plan; and

- Executives including D. Robert Crants, III, former president of Prison Realty, and Michael W. Devlin, former chief operating officer of Prison Realty, received severance benefits in connection with their resignation.
     D. Robert Crants, III and Michael W. Devlin received payments from Prison Realty and CCA of approximately $533,750 each for the purchase of a portion of their CCA common stock and to satisfy amounts owed to them under the terms of their respective employment contracts, applied to reduce principal outstanding under $1.0 million loans from Prison Realty to each of Mr. Crants, III and Mr. Devlin. In addition, Prison Realty expects to pay $100,000 each to Mr. Crants, III and Mr. Devlin to purchase the remaining portion of their CCA common stock prior to the merger transactions, which payment will be applied to further reduce the outstanding loan balance.

     For a more complete description of the interests of related persons in the equity investment and related restructuring, see the section entitled "Proposal to Approve the Equity Investment -- Interests of directors, officers and affiliates in the equity investment and related restructuring transactions" on page 70.

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

THE REQUIRED VOTE

PRISON REALTY

     You are entitled to vote at the Prison Realty special meeting if you owned
Prison Realty common stock on        , 2000. You will have one vote for each
share of Prison Realty common stock that you owned on        , 2000. The
affirmative vote of the holders of a majority of all votes cast on the proposal, provided that at least the holders of 50% of Prison Realty's common stock are present in person or by proxy at the special meeting and voting on the proposal, is required to approve the equity investment. The holders of two-thirds of the outstanding shares of Prison Realty common stock must approve the amendments to Prison Realty's charter. The affirmative vote of the holders of a majority of all votes cast on the proposal, provided that at least the holders of 50% of Prison Realty's common stock are present in person or by proxy at the special meeting, is necessary to ratify the actions of the board and its committees.

     As of        , 2000, directors and executive officers of Prison Realty and
their affiliates held approximately      % of the voting power of Prison Realty.
The directors and officers held approximately      % of the outstanding shares
entitled to vote on the transactions and have indicated that they will vote their shares in favor of the equity investment and the charter amendments and the related restructuring.

     This summary may not contain all of the information that is important to you. You should read this entire proxy statement and the documents to which we refer carefully for a more complete understanding of the transactions. In particular, you should read the documents attached to this proxy statement, including the securities purchase agreement, which is attached as Appendix A, the merger agreement, which is attached as Appendix F, the opinion of Merrill Lynch, which is attached as Appendix G and the opinion of Wasserstein Perella, which is attached as Appendix H.

                           PRISON REALTY TRUST, INC.

          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following table sets forth certain selected unaudited combined pro forma financial information for the year ended December 31, 1998 and as of and for the nine months ended September 30, 1999.

     The selected unaudited pro forma combined financial information for the year ended December 31, 1998 and the nine months ended September 30, 1999 shows the pro forma effects of the merger transactions, the equity investment and the refinancing of Prison Realty's existing indebtedness. Additionally, the selected unaudited pro forma combined financial information for the year ended December 31, 1998 shows the pro forma effects of CCA Prison Realty Trust's ("Old Prison Realty") acquisition of all of the issued and outstanding capital stock and derivative securities of U.S. Corrections Corporation ("USCC") for a cash payment to USCC's shareholders of $157 million plus the assumption of certain liabilities (the "USCC Merger").

     The merger transactions will be accounted for as the purchase of each of CCA, PMSI and JJFMSI by Prison Realty. As such, Prison Realty will be treated as the acquiring company for financial reporting purposes. The general provisions of the purchase method of accounting prescribe that: (1) CCA, PMSI and JJFMSI assets and liabilities be recorded at fair market value, as required by Accounting Principles Board Opinion No. 16; (2) Prison Realty's assets and liabilities be carried forward at historical cost; and (3) Prison Realty's historical financial statements be presented as the continuing accounting entity's.

     The purchase method of accounting prescribes that the assets and liabilities owned by CCA, PMSI and JJFMSI be adjusted to estimated fair market value with any excess of cost over fair value being recorded as goodwill and other intangible assets to be amortized over the respective life of the intangibles. The fair market values of the assets and liabilities of CCA, PMSI and JJFMSI have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities will materially change; however, the allocation of purchase costs reflected in the following selected unaudited pro forma combined financial information is subject to final determination and may differ from the amounts ultimately determined.

     The selected unaudited pro forma combined operating data is presented as if the merger transactions, the equity investment, the refinancing and the USCC Merger had occurred as of the beginning of the period indicated and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Combined Statements of Operations included elsewhere herein. The selected unaudited pro forma combined balance sheet data is presented as if the merger transactions, the equity investment and the refinancing had occurred on September 30, 1999 and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Combined Balance Sheet included elsewhere herein. The pro forma information does not purport to represent what Prison Realty's financial position or results of operations actually would have been had the merger transactions, equity investment and refinancing, in fact, occurred on such date or at the beginning of the period indicated, or to project Prison Realty's financial position or results of operations at any future date or for any future period.

                           PRISON REALTY TRUST, INC.

          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                                  (CONTINUED)

                                                                              NINE MONTHS
                                                               YEAR ENDED        ENDED
                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
                                                               (IN THOUSANDS, EXCEPT PER
                                                                     SHARE AMOUNTS)
Operating Data:
Revenues:
  Management and other......................................    $670,504      $  568,169
  Rental....................................................       3,747           7,152
                                                                --------      ----------
                                                                 674,251         575,321
                                                                --------      ----------
Expenses:
  Operating.................................................     505,958         437,998
  Lease.....................................................       4,648           3,432
  General and administrative................................      32,776          24,828
  Depreciation and amortization.............................      55,963          50,375
                                                                --------      ----------
                                                                 599,345         516,633
                                                                --------      ----------
Operating income............................................      74,906          58,688
  Interest (income) expense, net............................     (11,221)          5,410
  Loss on sale of property..................................          --           1,631
                                                                --------      ----------
Income before income taxes..................................      86,127          51,647
Provision for income taxes..................................      38,294          25,289
                                                                --------      ----------
Net income before cumulative effect of accounting change....      47,833          26,358
Cumulative effect of accounting change, net of tax..........      16,145              --
                                                                --------      ----------
Net income..................................................      31,688          26,358
Dividends to preferred shareholders-A.......................       7,869           6,450
Dividends to preferred shareholders-B.......................      64,256          48,192
                                                                --------      ----------
Net loss available to common shareholders...................    $(40,437)     $  (28,284)
                                                                ========      ==========
Net loss per common share:
Basic net loss per common share:
  Before cumulative effect of accounting change.............    $  (0.25)     $    (0.24)
  Cumulative effect of accounting change....................       (0.17)             --
                                                                --------      ----------
                                                                $  (0.42)     $    (0.24)
                                                                ========      ==========
Diluted net loss per common share:
  Before cumulative effect of accounting change.............    $  (0.25)     $    (0.24)
  Cumulative effect of accounting change....................       (0.17)             --
                                                                --------      ----------
                                                                $  (0.42)     $    (0.24)
                                                                ========      ==========
Weighted average common shares outstanding, basic...........      95,837         116,642
Weighted average common shares outstanding, diluted.........      95,837         116,642

Balance Sheet Data (at period end):
  Total current assets....................................................    $  440,718
  Total assets............................................................     2,934,062
  Current portion of long-term debt.......................................         6,082
  Long-term debt, net of current portion..................................       909,946
  Senior notes............................................................       100,000
  Total liabilities.......................................................     1,443,168
  Preferred stock- Series B...............................................       266,340
  Stockholders' equity....................................................     1,224,554

Other Data (for the period ended):
  EBITDA(1).................................................   $  130,869     $  109,063

The selected historical financial information of Prison Realty for all periods prior to January 1, 1997 reflect the operating results of the old Corrections Corporation of America ("Old CCA") prior to the formation of Old Prison Realty in July of 1997. The selected historical operating results of Prison Realty for the year ended December 31, 1997 reflect Old CCA's sale and leaseback of certain facilities to Old Prison Realty and are therefore, not comparable to the historical operating results of Prison Realty prior to January 1, 1997 nor to the selected pro forma combined financial information

                           PRISON REALTY TRUST, INC.

          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                                  (CONTINUED)

set forth above. The following table sets forth selected historical and pro forma financial operating data for Prison Realty for the each of the five years in the period ended December 31, 1998 and for the nine months ended September 30, 1999 on a comparable basis. The selected historical operating data for each of the years ended December 31, 1994, 1995 and 1996 have been derived from the selected consolidated historical financial data of Prison Realty included elsewhere herein. The pro forma selected operating data for the year ended December 31, 1997 has been derived by adjusting the selected historical financial information of Prison Realty for the year ended December 31, 1997 included elsewhere herein for: (1) the effects of rental expense incurred by Prison Realty to CCA Prison Realty Trust during 1997 and (2) the effects of Prison Realty's recognition of deferred gains on sales of facilities to CCA Prison Realty Trust during 1997.

                                                                                                            PRO FORMA
                                HISTORICAL     HISTORICAL     HISTORICAL     PRO FORMA      PRO FORMA      NINE MONTHS
                                YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED        ENDED
                               DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   SEPTEMBER 31,
                                   1994           1995           1996           1997           1998           1999
                               ------------   ------------   ------------   ------------   ------------   -------------
Revenues.....................    $152,375       $207,241       $292,513       $462,249       $674,251       $575,321
Expenses:
  Operating..................     123,273        153,692        211,208        330,470        505,958        437,998
  Lease......................         741          5,904          2,786          4,610          4,648          3,432
  General and
    administrative...........       8,989         13,506         12,607         16,025         32,776         24,828

     Prison Realty believes the above presentation and information is informative, given that none of the single company's historical financial statements include operations for all of the periods indicated above. Other expenses, including depreciation and amortization, interest and income taxes are not comparable over the periods due to various sale, leaseback and merger transactions that have occurred.
---------------
(1) EBITDA consists of the sum of consolidated net income before cumulative effect of accounting change, interest expense, income taxes, depreciation and amortization. Prison Realty considers EBITDA to be an indicative measure of Prison Realty's operating performance due to the significance of Prison Realty's long-lived assets (and the related depreciation thereon). EBITDA can be used to measure Prison Realty's ability to service debt, fund capital expenditures and expand its business and is used in Prison Realty's indentures as part of the tests determining Prison Realty's ability to incur debt and to make certain restricted payments. However, such information should not be considered as an alternative to net income, operating profit, cash flows from operations, or any other operating or liquidity performance measures prescribed by GAAP. Cash expenditures for various long-term assets, interest expense and income taxes have been, and will be, incurred which are not reflected in the EBITDA presentation.

                           PRISON REALTY TRUST, INC.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth (i) selected consolidated historical financial data of Prison Realty (formerly Prison Realty Corporation) as of December 31, 1994, 1995 and 1996 and for each year in the two-year period ending December 31, 1995, before giving effect to the merger transactions, the equity investment and the refinancing, which has been derived from the audited consolidated financial statements of Prison Realty as of December 31, 1994, 1995 and 1996, and for each year in the two year period ended December 31, 1995, not included or incorporated by reference herein, (ii) selected consolidated historical financial data as of December 31, 1997 and 1998, and for each year in the three year period ended December 31, 1998, before giving effect to the merger transactions, the equity investment, the refinancing and the USCC Merger, which has been derived from the audited consolidated financial statements of Prison Realty as of December 31, 1997 and 1998, and for each year in the three year period ending December 31, 1998, incorporated by reference herein, and
(iii) selected consolidated historical financial data as of and for the nine months ended September 30, 1999, before giving effect to the merger transactions, the equity investment and the refinancing, which has been derived from Prison Realty's unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 1999, incorporated by reference herein. Due to the requirements of reverse acquisition accounting applied to the 1999 Merger, the historical operating results of Prison Realty for all periods prior to January 1, 1999 reflect the operating results of Old CCA.

     All information contained in the following table should be read in conjunction with Prison Realty's consolidated financial statements (including the notes thereto), Prison Realty's Unaudited Condensed Financial Statements, Prison Realty's "Management's Discussion and Analysis of Financial Condition and Results of Operations", and Prison Realty's Unaudited Pro Forma Combined Financial Statements.

                                                                                                               NINE MONTHS
                                                                    YEARS ENDED DECEMBER 31,                      ENDED
                                                     ------------------------------------------------------   SEPTEMBER 30,
                                                       1994       1995       1996       1997        1998          1999
                                                     --------   --------   --------   --------   ----------   -------------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating Data:
Revenues:
  Management and other.............................  $152,375   $207,241   $292,513   $462,249   $  662,059    $       --
  Rental...........................................        --         --         --         --           --       196,543
  Licensing fees...................................        --         --         --                      --         6,510
  Interest.........................................        --         --         --         --           --        17,749
                                                     --------   --------   --------   --------   ----------    ----------
                                                      152,375    207,241    292,513    462,249      662,059       220,802
Expenses:
  Operating........................................   123,273    153,692    211,208    330,470      496,522            --
  Lease............................................       741      5,904      2,786     18,684       58,018            --
  General and administrative.......................     8,939     13,506     12,607     16,025       28,628         4,586
  Loan costs writeoff..............................        --         --         --         --        2,043            --
  CCA compensation charge..........................        --         --         --         --       22,850            --
  Depreciation and amortization....................     5,753      6,524     11,339     14,093       15,973        31,643
                                                     --------   --------   --------   --------   ----------    ----------
                                                      138,706    179,626    237,940    379,272      624,034        36,229
                                                     --------   --------   --------   --------   ----------    ----------
Operating Income...................................    13,669     27,615     54,573     82,977       38,025       184,573
  Equity earnings in subsidiaries and amortization
    of deferred gain...............................        --         --         --         --           --        22,107
  Interest (income) expense........................     3,439      3,952      4,224     (4,119)      (4,380)       26,919
  Writeoff of loan costs...........................        --         --         --         --           --         8,967
  Loss on sale of property.........................        --         --         --         --           --         1,631
                                                     --------   --------   --------   --------   ----------    ----------
Income before income taxes.........................  $ 10,230   $ 23,663   $ 50,349   $ 87,096   $   42,405    $  169,163
                                                     --------   --------   --------   --------   ----------    ----------

                                  (continued)

                           PRISON REALTY TRUST, INC.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                                  (CONTINUED)

                                                                                                               NINE MONTHS
                                                                    YEARS ENDED DECEMBER 31,                      ENDED
                                                     ------------------------------------------------------   SEPTEMBER 30,
                                                       1994       1995       1996       1997        1998          1999
                                                     --------   --------   --------   --------   ----------   -------------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Income before income taxes.........................  $ 10,230   $ 23,663   $ 50,349   $ 87,096   $   42,405    $  169,163
Provision for income taxes.........................     2,312      9,330     19,469     33,141       15,424        83,200
                                                     --------   --------   --------   --------   ----------    ----------
Net income before cumulative effect of accounting
  change...........................................     7,918     14,333     30,880     53,955       26,981        85,963
Cumulative effect of accounting change, net of
  tax..............................................        --         --         --         --       16,145            --
                                                     --------   --------   --------   --------   ----------    ----------
Net income.........................................     7,918     14,333     30,880     53,955       10,836        85,963
Dividends available to preferred shareholders......       204         --         --         --           --         6,450
                                                     --------   --------   --------   --------   ----------    ----------
Net income available to common shareholders........  $  7,714   $ 14,333   $ 30,880   $ 53,955   $   10,836    $   79,513
                                                     ========   ========   ========   ========   ==========    ==========
Net income per common share:
Basic net income per common share:
  Before cumulative effect of accounting change....  $   0.16   $   0.26   $   0.49   $   0.80   $     0.38    $     0.70
  Cumulative effect of accounting change...........        --         --         --         --        (0.23)           --
                                                     --------   --------   --------   --------   ----------    ----------
                                                     $   0.16   $   0.26   $   0.49   $   0.80   $     0.15    $     0.70
                                                     ========   ========   ========   ========   ==========    ==========
Diluted net income per common share:
  Before cumulative effect of accounting change....  $   0.14   $   0.21   $   0.42   $   0.69   $     0.34    $     0.69
  Cumulative effect of accounting change...........        --         --         --         --        (0.20)           --
                                                     --------   --------   --------   --------   ----------    ----------
                                                     $   0.14   $   0.21   $   0.42   $   0.69   $     0.14    $     0.69
                                                     ========   ========   ========   ========   ==========    ==========
Weighted average number of shares outstanding,
  basic............................................    47,688     54,475     62,793     67,568       71,380       114,003
Weighted average number of shares outstanding,
  diluted..........................................    54,586     71,396     76,160     78,959       78,939       114,547

                                                                       AS OF DECEMBER 31,                         AS OF
                                                     ------------------------------------------------------   SEPTEMBER 30,
                                                       1994       1995       1996       1997        1998          1999
                                                     --------   --------   --------   --------   ----------   -------------
Balance Sheet Data:
  Total assets.....................................  $141,792   $213,478   $468,888   $697,940   $1,090,437    $2,783,533
  Long-term debt, net of current portion...........    47,984     74,865    117,535    127,075      290,257       909,946
  Total liabilities................................    80,035    116,774    187,136    214,112      395,999     1,431,000
  Total shareholders' equity.......................    61,757     96,704    281,752    348,076      451,986     1,352,533

                                  (continued)

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF CCA, PMSI AND JJFMSI

     The following table sets forth selected consolidated historical financial data of each of the individual companies, CCA, PMSI and JJFMSI, as of and for the nine months ended September 30, 1999, before giving effect to the merger transactions, the equity investment and the refinancing, which has been derived from each of CCA's, PMSI's and JJFMSI's respective unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 1999.

                                                                   NINE MONTHS ENDED
                                                                   SEPTEMBER 30, 1999
                                                             ------------------------------
                                                                CCA        PMSI     JJFMSI
                                                             ---------   --------   -------
                                                                     (IN THOUSANDS)
Operating Data:
Revenues...................................................  $ 365,222   $115,717   $98,267
                                                             ---------   --------   -------
Expenses:
  Operating................................................    267,559     92,406    73,853
  Lease....................................................    246,604        163     1,697
  General and administrative...............................     18,220      2,676     2,721
  Depreciation and amortization............................      6,280      7,147     4,272
  Trade name use...........................................      6,511         --        --
                                                             ---------   --------   -------
                                                               545,174    102,392    82,543
                                                             ---------   --------   -------
Operating income (loss)....................................   (179,952)    13,325    15,724
  Interest (income) expense................................     15,422        (78)      (61)
                                                             ---------   --------   -------
Income (loss) before income taxes..........................   (195,374)    13,403    15,785
Provision for income taxes.................................         --      7,219     7,128
                                                             ---------   --------   -------
Net income (loss) available to common shareholders.........  $(195,374)  $  6,184   $ 8,657
                                                             =========   ========   =======

                                                                AS OF SEPTEMBER 30, 1999
                                                              -----------------------------
Balance Sheet Data:
  Total current assets......................................  $  86,218   $35,320   $26,718
  Total assets..............................................    183,802    83,819    72,189
  Long-term debt, net of current portion....................    137,000        --        --
  Total liabilities.........................................    357,242    18,712    15,929
  Stockholders' equity (deficit)............................   (173,440)   65,107    56,260

              SELECTED FINANCIAL INFORMATION OF OLD PRISON REALTY

     The following table sets forth selected financial information relating to the historical financial condition and results of operations of Old Prison Realty for the year ended December 31, 1998 and the period from July 18, 1997 to December 31, 1997. Prison Realty acquired Old Prison Realty on January 1, 1999.

                                                                PERIOD FROM
                                                              JULY 18, 1997 TO     YEAR ENDED
                                                                DECEMBER 31,      DECEMBER 31,
                                                                    1997              1998
                                                              ----------------    ------------
                                                                   (AMOUNTS IN THOUSANDS,
                                                                 EXCEPT PER SHARE AMOUNTS)
Operating Data:
REVENUES
  Rental....................................................     $  19,980         $  69,867
  Interest..................................................           600               796
                                                                 ---------         ---------
                                                                    20,580            70,663
                                                                 ---------         ---------
EXPENSES
  Depreciation..............................................         5,088            17,609
  Interest..................................................           184             9,827
  General and Administrative................................           981             2,648
  Write off of Loan Costs...................................            --             2,559
  Merger Costs..............................................            --             8,530
                                                                 ---------         ---------
                                                                     6,253            41,173
                                                                 ---------         ---------
NET INCOME..................................................        14,327            29,490
DIVIDENDS TO PREFERRED SHAREHOLDERS.........................            --            (7,869)
                                                                 ---------         ---------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS.................     $  14,327         $  21,621
                                                                 =========         =========

                                                                     AS OF DECEMBER 31,
                                                              --------------------------------
                                                                    1997              1998
                                                              ----------------    ------------
Balance Sheet Data:
  Total assets..............................................     $ 454,438         $ 893,712
  Long-term debt............................................        32,000           279,600
  Total liabilities.........................................        41,689           310,998
  Total shareholders' equity................................       412,749           582,714

                      SELECTED COMPARATIVE PER SHARE DATA

     The following table sets forth the historical per share data and the unaudited pro forma combined per share data giving effect to the equity investment and related restructuring. The pro forma combined data are not necessarily indicative of actual financial positions or future operating results or that which would have occurred or will occur upon completion of the equity investment and related restructuring.

     The information shown below should be read in conjunction with (1) the consolidated financial statements and accompanying notes of Prison Realty, incorporated into this proxy statement by reference, and (2) the unaudited pro forma financial statements of Prison Realty, starting on page F-2 of this proxy statement.

                                            NINE MONTHS ENDED         TWELVE MONTHS ENDED
                                            SEPTEMBER 30, 1999         DECEMBER 31, 1998
                                         ------------------------   ------------------------
                                         HISTORICAL    PRO FORMA    HISTORICAL    PRO FORMA
                                         ----------   -----------   ----------   -----------
                                                      (UNAUDITED)                (UNAUDITED)
Income (loss) per common share:
  Basic...............................     $ 0.70        $(0.24)      $0.15         $(0.42)
  Diluted.............................     $ 0.69        $(0.24)      $0.14         $(0.42)
Cash dividends declared per common
  share...............................     $ 1.80        $ 1.76       $  --         $   --
Book value per common share...........     $10.53        $ 9.24       $5.65            N/A

                         INFORMATION ABOUT OUR COMPANY
GENERAL

INFORMATION ABOUT PRISON REALTY

     Prison Realty, formerly Prison Realty Corporation, was formed in September 1998 and commenced operations on January 1, 1999, following the mergers of Old CCA and Old Prison Realty with and into Prison Realty (the "1999 Merger"). Prison Realty currently finances, designs, constructs and renovates new and existing jails and prisons and leases them to both private prison managers and government agencies. At February 9, 2000, Prison Realty owned, or was in the process of developing, 50 correctional and detention facilities in 17 states, the District of Columbia and the United Kingdom, of which 43 facilities were operating, four were under construction or expansion and three were in the planning stages with a total aggregate cost of $2.3 billion. At February 9, 2000, Prison Realty leased 34 facilities to CCA, its primary tenant, six facilities to government agencies and three facilities to private operators.

     Prison Realty was formed to continue the success of its predecessors in capitalizing on the opportunities for privatization in the corrections and detention industry. The principal business strategy of Prison Realty has been to own, design, build and finance new correctional and detention facilities that meet Prison Realty's investment criteria, to acquire existing facilities meeting such criteria from both private prison managers and government entities, to expand the design capacity of its existing facilities, and to lease all such facilities under long-term "triple-net" leases to government entities and qualified third-party private prison managers.

     In connection with the 1999 Merger, Prison Realty entered into lease agreements with CCA with respect to the correctional and detention facilities owned by Prison Realty and operated by CCA. The terms of the CCA leases are twelve years which may be extended at fair market rates for three additional five-year periods upon the mutual agreement of Prison Realty and CCA. The total amount of lease payments required to be paid by CCA to Prison Realty during 1999 was approximately $263.5 million, of which approximately $238.6 million has been paid. In addition to the leases for correctional and detention facilities, Prison Realty and CCA have entered into a series of contractual arrangements whereby, among other things, CCA performs certain services for Prison Realty relating to the identification of new business and the development and construction of Prison Realty's new facilities in exchange for cash fees under the terms of a business development agreement and amended and restated services agreement, respectively. The total amount of fees required to be paid by Prison Realty to CCA pursuant to the business development agreement and the amended and restated services agreement during 1999 were approximately $15.0 million and $41.2 million, respectively, and of which approximately $15.0 million and $39.1 million have been paid respectively. Prison Realty also is required to pay CCA certain tenant incentive fees for opening new beds at Prison Realty-owned facilities under the terms of an amended and restated tenant incentive agreement. The total amount of fees required to be paid by Prison Realty to CCA pursuant to the amended and restated tenant incentive agreement during 1999 was approximately $68.6 million, all of which has been paid. CCA is required to pay Prison Realty a licensing fee for the use of the name "Corrections Corporation of America" pursuant to the terms of a service mark and trade name use agreement and is required to make interest payments to Prison Realty under the terms of a promissory note, in the aggregate principal amount of $137.0 million and payable to Prison Realty by CCA. The total amount of payments required to be paid pursuant to the service mark and trade name use agreement during 1999 was approximately $8.7 million, of which approximately $6.5 million has been paid.

     A significant portion of Prison Realty's income is derived from its leases with CCA. To address CCA's liquidity needs, Prison Realty and CCA have proposed to amend the terms of these leases to, among other things, defer payments due from CCA to Prison Realty. In addition, as required as a condition to the senior bank lenders' consent to defer a portion of the lease payments, Prison Realty has proposed to amend the terms of the agreements pursuant to which Prison Realty makes payments to CCA to defer certain of these payments. These proposed amendments are subject to the approval of each company's lenders. A discussion of the terms of these amendments can be found under the heading "-- Recent developments." Upon the completion of the mergers and related transactions, if approved by the shareholders of the respective companies, these and the other agreements between Prison Realty and CCA will be terminated.

     Prison Realty owns 9.5% of the capital stock of CCA, consisting of non-voting common stock. In 1999, CCA paid no dividends on the shares of its capital stock. Prison Realty also owns 100% of the non-voting common stock of Prison Management Services, Inc. and Juvenile and Jail Facility Management Services, Inc., privately-held service companies which manage certain government-owned prison and jail facilities under the "Corrections Corporation of America" name. As the owner of the non-voting common stock of the service companies, Prison Realty is entitled to receive 95% of each company's net income as dividends on such shares. During 1999, the amount of dividends paid to Prison Realty by PMSI and JJFMSI was approximately $11.0 million and $10.6 million, respectively, which does not include dividends of approximately $655,000 and $861,000, respectively, to be paid in 2000 with respect to the fourth quarter of 1999.

     Certain information relating to Prison Realty and its business is included elsewhere in this proxy statement. In addition, certain information concerning Prison Realty and its business, including information with respect to general market conditions and competition, employment and labor matters, legal proceedings, principal shareholders and security ownership of management, executive compensation, various benefit plans (including share option plans), certain relationships and related transactions and other matters, is set forth in Prison Realty's Annual Reports on Form 10-K (File no. 0-25245) for the years ended December 31, 1998 and December 31, 1999, respectively, and in other documents filed by Prison Realty with the SEC. Shareholders of Prison Realty desiring a copy of such documents may contact Prison Realty by mail at 10 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215, attention: Investor Relations Department, or by telephone at (615) 263-0200, or through certain other means as indicated herein under "Where You Can Find More Information."

     If the restructuring transactions described in this proxy statement are completed, Prison Realty, by itself and through its subsidiaries, will be in the business of owning and operating correctional and detention facilities, including operating those facilities currently operated by CCA, PMSI and JJFMSI.

INFORMATION ABOUT CCA, PMSI AND JJFMSI

     CCA, formerly Correctional Management Services Corporation, was formed in August 1998 and commenced operations on December 31, 1998, in connection with the mergers of Old CCA and Old Prison Realty with and into Prison Realty. CCA was formed to manage and operate certain facilities operated and managed by Old CCA and owned by Old Prison Realty prior to the 1999 Merger. At February 9, 2000, CCA had contracts to manage 45 correctional and detention facilities with a total design capacity of 47,669 beds, of which 39 facilities with a total design capacity of 36,507 beds were in operation. CCA's system-wide occupancy level was approximately 79.1%, while the occupancy level for facilities that house inmates for federal government agencies was approximately 88.9%. CCA operates and manages the substantial majority of the facilities owned by Prison Realty and leases these facilities from Prison Realty under long-term "triple-net" leases as described herein. At February 9, 2000, CCA leased 34 of the facilities owned by Prison Realty. CCA also provides certain business and facility development services for Prison Realty for fees. See "-- Recent developments."

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

     PMSI was formed in August 1998 and commenced operations on December 31, 1998 in connection with the mergers of Old CCA and Old Prison Realty with and into Prison Realty. PMSI was formed to manage and operate certain government owned adult prison facilities operated and managed by Old CCA prior to the 1999 Merger. PMSI provides adult prison facility management services to government agencies under the "Corrections Corporation of America" name. At February 9, 2000, PMSI had contracts to manage 11 correctional and detention facilities with a total design capacity of 13,276 beds, of which 10 facilities with a total design capacity of 12,026 beds were in operation. PMSI's system-wide occupancy level was 97.9%.

     JJFMSI was formed in August 1998 and commenced operations on December 31, 1998 in connection with the mergers of Old CCA and Old Prison Realty with and into Prison Realty. JJFMSI was formed to manage and operate certain government owned juvenile and jail prison facilities, as well as certain international facilities, operated and managed by Old CCA prior to the 1999 Merger. JJFMSI provides facility management services to government agencies under the "Corrections Corporation of America" name pursuant to management contracts with federal, state and local government agencies and authorities in the United States and with international authorities in Australia and the UK. At February 9, 2000, JJFMSI had contracts to manage 19 correctional and detention facilities with a total design capacity of 9,156 beds. JJFMSI's system-wide occupancy level was 96.05%.

     Each of CCA, PMSI and JJFMSI provides correctional and detention facility management services to government agencies under management contracts with federal, state and local government agencies and authorities which generally may be canceled by such agencies and authorities on short notice and without significant penalty. Accordingly, the relationship of such agencies and authorities with CCA, PMSI and/or JJFMSI and their confidence in each company is crucial to their respective businesses. The services provided by each of the companies to government agencies include the comprehensive operation and management of new and existing correctional and detention facilities. In addition to providing the fundamental residential services relating to inmates, each of the companies' facilities offers a large variety of rehabilitation and education programs including basic education, life skills and employment training and substance abuse treatment. The companies also provide health care (including medical, dental and psychiatric services), institutional food services, transportation requirements, and work and recreational programs. In addition, CCA also provides business and facility development services for Prison Realty for fees under the terms of a services agreement and a business development agreement and receives tenant incentives from Prison Realty for the opening of new correctional and detention facilities pursuant to the terms of a tenant incentive agreement. CCA also provides certain administrative services to each of PMSI and JJFMSI for a fee. Each of these agreements and arrangements is more fully described herein under the heading "-- Recent Developments." Upon the completion of the equity investment and related restructuring, if approved by the shareholders of Prison Realty, these and other agreements between CCA and Prison Realty will be terminated.

RECENT DEVELOPMENTS

TRANSACTIONS BETWEEN PRISON REALTY AND CCA

     As previously reported in Prison Realty's Current Report on Form 10-Q/A for the quarterly period ended September 30, 1999, CCA had incurred substantial losses from operations through that period. During the fourth quarter of 1999, CCA continued to incur losses, utilizing its available cash flow from operations, borrowings under its line of credit and payments from Prison Realty for services under their various arrangements. In addition, approximately $25.0 million of rents due to Prison Realty from CCA were unpaid as of December 31, 1999. The terms of CCA's leases with Prison Realty provide that such rental payments were due and payable on December 25, 1999. The leases provide that it shall be an event of default if CCA fails to pay any installment of rent within 15 days after notice of nonpayment from Prison Realty. Prison Realty, however, has not provided a notice of nonpayment to CCA with respect to these payments.

     As a result of CCA's current liquidity position, CCA has been required to defer the first scheduled payment of accrued interest on the promissory note payable to Prison Realty by CCA. Pursuant to the terms of the promissory note, which is in the aggregate principal amount of $137.0 million, CCA was required to make such payment on December 31, 1999. Pursuant to the terms of a subordination agreement, dated as of March 1, 1999, by and between Prison Realty and Foothill Capital Corporation, agent of CCA's existing bank credit facility, CCA is prohibited from making scheduled interest payments on the promissory note if certain financial conditions relating to CCA's liquidity position are not met. On December 31, 1999, CCA was not in compliance with these financial covenants. Accordingly, CCA was prohibited from making the scheduled interest payment. Pursuant to the terms of the subordination agreement, however, Prison Realty is prohibited from accelerating the principal amount of the promissory note or taking any other action to enforce its rights under the provisions of the promissory note for so long as the CCA bank credit facility remains outstanding.

     In an effort to address CCA's liquidity needs prior to the merger transactions, Prison Realty and CCA intend to amend the terms of the master agreement to lease, dated as of January 1, 1999, by and between Prison Realty and CCA, and the respective lease agreements relating to each property leased by Prison Realty to CCA. Pursuant to this amendment, rent will be payable on each June 30 and December 31, instead of monthly. In addition, the amendment provides that CCA is required to make certain scheduled monthly installment payments to Prison Realty from January 1, 2000 through June 30, 2000. These payments will be $12.0 million due February 14, 2000, approximately $12.9 million due March 31, 2000, $4.0 million due April 30, 2000, $6.0 million due May 31, 2000 and $8.0 million due June 30, 2000. At the time these installment payments are made, CCA will also be required to pay interest to Prison Realty upon such payments at a rate equal to the then current interest rate under CCA's bank credit facility. These installment payments represent CCA's December 1999 lease payments and a portion of the rent accruing from January 1, 2000 to June 30, 2000. All remaining unpaid rent shall be due and payable upon the earlier to occur of June 30, 2000 or the date on which either the securities purchase agreement or the commitment letter relating to the new $1.2 billion credit facility is terminated.

     On December 31, 1999, Prison Realty and CCA amended the terms of the leases to change the annual base rent escalation formula with respect to each facility leased to CCA. Previously, the annual base rent payable with respect to each facility was subject to increase each year in an amount equal to a percentage of the total rental payments with respect to each facility, such percentage being the greater of: (i) 4%; or (ii) 25% of the percentage increase of gross management revenue derived from such facility. As a result of this amendment, the annual base rent with respect to each facility is subject to increase each year in an amount equal to the lesser of: (i) 4% of the annualized yearly rental payments with respect to such facility; or (ii) 10% of the excess of CCA's aggregate gross management revenues for the prior year over a base amount of $325.0 million.

     Prison Realty and CCA also intend to amend the terms of each of the following agreements between Prison Realty and CCA: (i) the business development agreement; (ii) the amended and restated services agreement; and (iii) the amended and restated tenant incentive agreement to provide for the deferral of the payment of all fees under these agreements by Prison Realty to CCA until September 30, 2000.

     The completion of the proposed amendments described above are subject to the consent of Prison Realty's senior lenders under its bank credit facility. No assurance can be given that such consent will be obtained. A failure to obtain the consent of the requisite senior lenders to waive the provisions of the bank credit facility restricting the completion of the proposed amendments would

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

result in an event of default under the bank credit facility, which would allow Prison Realty's senior lenders, at their option, to accelerate all or a portion of the outstanding indebtedness under the bank credit facility.

SOLICITATION OF CONSENTS FOR WAIVERS OF, AND AMENDMENTS TO, PROVISIONS OF PRISON REALTY'S AND CCA'S OUTSTANDING INDEBTEDNESS

     Prison Realty bank credit facility. In addition to the restrictions upon the ability of Prison Realty to amend the terms of its agreements with CCA without the consent of its senior lenders, the bank credit facility also restricts the ability of Prison Realty to enter into any agreement constituting a "change of control," as defined in the bank credit facility. The execution of the securities purchase agreement and the appointment of Thomas W. Beasley as Prison Realty's chairman of the board of directors and J. Michael Quinlan as president of Prison Realty constitute a "change of control" of Prison Realty under the terms of the bank credit facility. As of March 31, 2000, Prison Realty will not be in compliance with the following financial covenants, each as defined in the bank credit facility: (i) Prison Realty's debt service coverage ratio; (ii) Prison Realty's interest coverage ratio; (iii) Prison Realty's leverage ratio; (iv) Prison Realty's ratio of total indebtedness to total value;
(v) Prison Realty's net worth; and (vi) Prison Realty's ratio of total indebtedness to total capitalization. Given that Prison Realty has not finalized its financial statements for the year ended December 31, 1999, it is possible that, upon completion of these financial statements, Prison Realty may not be in compliance with the financial covenants described above at December 31, 1999. In addition, as described below, Prison Realty is in default under the provisions of a note purchase agreement relating to the $40.0 million 9.5% convertible, subordinated notes issued by Prison Realty to MDP Ventures IV LLC and affiliated purchasers.

     Prison Realty has requested the consent of the requisite percentage of its senior lenders under the bank credit facility for a temporary waiver of the bank credit facility's restrictions relating to the proposed amendments of Prison Realty's agreements with CCA. Prison Realty has also requested the consent of such lenders with respect to a temporary waiver of the bank credit facility's financial covenants described above, as well as a temporary amendment to the bank credit facility changing the definition of Prison Realty's borrowing base under the bank credit facility to alleviate the adverse effect of the deferred rental payments on Prison Realty's borrowing base. In connection with the waiver of the financial covenants Prison Realty has requested that the calculation of Prison Realty's interest coverage ratio and Prison Realty's leverage ratio as of December 31, 1999 be temporarily amended. In addition, Prison Realty has requested the waiver, subject to certain conditions, of events of default under the provisions of the bank credit facility relating to certain defaults, as described below, by Prison Realty under the terms of the note purchase agreement relating to Prison Realty's $40.0 million 9.5% convertible, subordinated notes. The proposed temporary waivers to, and amendment of, the terms of the bank credit facility will remain in effect only until the earlier to occur of: (i) June 30, 2000; (ii) the completion of the equity investment and related restructuring; (iii) the date of termination of any party's obligations under the securities purchase agreement; or (iv) the date of termination of any party's obligations under the commitment letter relating to the new $1.2 billion bank credit facility.

     Prison Realty has also requested the consent of the requisite percentage of its senior lenders under the bank credit facility to the appointment of Thomas
W. Beasley as Prison Realty's chairman of the board of directors and J. Michael Quinlan as president of Prison Realty. In addition, Prison Realty has requested a waiver of the bank credit facility's restrictions upon a "change of control" arising from the execution of the securities purchase agreement.

     The administrative agent of the bank credit facility, Lehman Commercial Paper Inc., has initiated the process of soliciting the consent of the required lenders under the bank credit facility.

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

     The conditions to the effectiveness of all of the proposed waivers of, and amendment to, the provisions of the bank credit facility, as proposed by Lehman Commercial Paper Inc., include, among others: (i) CCA having obtained a waiver of, and an amendment to, certain provisions of its bank credit facility, as more fully described below; and (ii) Prison Realty having delivered to the trustee under the indenture relating to Prison Realty's 12% senior notes, due 2006 an opinion as to the fairness, from a financial point of view, to Prison Realty of the amendments to the terms of Prison Realty's leases with CCA and the amendments to the business development agreement, the amended and restated services agreement and the amended and restated tenant incentive agreement described above issued by an accounting, appraisal or investment banking firm of national standing.

     Prison Realty has also agreed, in addition to certain other immaterial agreements, that, during the effectiveness of the proposed temporary waivers of, and amendment to, the provisions of the bank credit facility: (i) any failure of CCA to maintain the waiver of, and amendment to, the provisions of its bank credit facility will constitute an event of default under Prison Realty's bank credit facility; (ii) Prison Realty will not make capital expenditures exceeding, in the aggregate, $93.0 million during the period from January 1, 2000 to June 30, 2000 and will not enter into any agreement to make capital expenditures; (iii) Prison Realty will not pay cash dividends upon its common stock; (iv) Prison Realty will maintain total liquidity, as defined in the waiver agreement, in amounts specified in the waiver agreement, and, in connection therewith, all cash securing a letter of credit relating to the San Diego Correctional Facility must be released as scheduled to Prison Realty; (v) Prison Realty shall not cause, or agree to, the termination, amendment, modification or waiver of any of the material provisions of (A) the $137.0 million promissory note issued by CCA to Prison Realty, (B) the securities purchase agreement, or (C) the commitment letter relating to the new $1.2 billion bank credit facility; (vi) Prison Realty will not prepay, repay, repurchase, exchange, refund or redeem either of its $40.0 million 9.5% convertible, subordinated notes or its $30.0 million 7.5% convertible, subordinated notes without first repaying in full all amounts outstanding under its bank credit facility; and (vii) as discussed above, Prison Realty will defer the payment of all fees to CCA under the business development agreement, the amended and restated services agreement, and the payment of any other amounts to CCA, until September 30, 1999. Prison Realty's failure to comply with those covenants would result in a termination of the temporary waivers to, and amendment of, its bank credit facility.

     Prison Realty's $40.0 million 9.5% convertible, subordinated notes. The provisions of the note purchase agreement relating to the $40.0 million 9.5% convertible, subordinated notes issued by Prison Realty to MDP Ventures IV LLC and affiliated purchasers provide that the execution of the securities purchase agreement by Prison Realty constitutes a "change of control" of Prison Realty. This "change of control" gave rise to a right of the holders of such notes to require Prison Realty to repurchase the notes at a price of 105% of the aggregate principal amount of such notes within 45 days after the provision of written notice by such holder to Prison Realty. To date, Prison Realty has not received any such notice. In addition, as of February 5, 2000, Prison Realty was no longer in compliance with a financial covenant contained in the note purchase agreement relating to the ratio of Prison Realty's total indebtedness to total capitalization. As a result of the violation of this covenant, Prison Realty is in default under the provisions of the note purchase agreement, and the holders of such notes may, at their option, accelerate all or a portion of the outstanding principal amount of this indebtedness. Moreover, during any period in which Prison Realty is in default under the provisions of the note purchase agreement, the holders of the notes may require Prison Realty to pay an applicable default rate of interest.

     Prison Realty has initiated discussions with the holders of these notes to waive the occurrence of a "change of control" arising from Prison Realty's execution of the securities purchase agreement, thereby extinguishing Prison Realty's obligation to repurchase the notes at a premium. In addition, Prison Realty has requested that the provisions of the note purchase agreement be amended to:

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

(i) remove the financial covenant relating to Prison Realty's total indebtedness to total capitalization; (ii) remove a covenant requiring Prison Realty to use its best efforts to qualify as a REIT for federal income tax purposes; and (iii) remove a covenant restricting Prison Realty's ability to conduct business other than the financing, ownership and development of prisons and other correctional facilities.

     There can be no assurance that the holders of these notes will consent to the proposed waiver of, and amendments to, the note purchase agreement, or will not seek to declare an event of default prior to the execution of the proposed waiver and amendments. Discussions with such holders indicate that in the event the holders of these notes do consent to the proposed waiver of, and amendment to, the note purchase agreement, Prison Realty may be required to amend the economic terms of the notes.

     Prison Realty's $30.0 million 7.5% convertible, subordinated notes. The provisions of the note purchase agreement relating to the $30.0 million 7.5% convertible, subordinated notes issued to PMI Mezzanine Fund, L.P. contain financial covenants relating to: (i) Prison Realty's debt service coverage ratio; (ii) Prison Realty's interest coverage ratio; and (iii) Prison Realty's ratio of total indebtedness to total capitalization. It is possible that as of March 31, 2000 Prison Realty will not be in compliance with one or more of these financial covenants. If one or more of these covenants are violated, such a violation would result in an event of default under the provisions of the note purchase agreement, and the holder of such notes may, at its option, accelerate all or a portion of the outstanding principal amount of this indebtedness.

     If an event of default occurs under the provisions of the note purchase agreement, Prison Realty will initiate discussions with the holder of such notes and attempt to obtain a waiver of, or amendment to, the financial covenants contained in the note purchase agreement violated by Prison Realty. In addition, in order to prevent an event of default under the note purchase agreement, prior to completion of the equity investment and related restructuring, Prison Realty will be required to amend the provisions of the note purchase agreement to remove a covenant requiring Prison Realty to elect to be taxed as a REIT for federal income tax purposes.

     There can be no assurance that the holder of these notes will consent to any proposed waiver of, and amendments to, the note purchase agreement, or will not seek to declare an event of default prior to the execution of the proposed waiver and amendments. Prison Realty anticipates that it may be required to amend the economic terms of the notes in the event the holder of these notes does consent to any proposed waiver of, and amendment to, the note purchase agreement.

     CCA bank credit facility. The terms of CCA's bank credit facility provide that CCA shall not amend or modify the terms of the amended and restated services agreement, the amended and restated tenant incentive agreement and the business development agreement in any manner which is on terms and conditions less favorable to CCA than are in effect immediately prior to such amendment or modification. If the proposed amendments to these agreements are completed, CCA will be in violation of its bank credit facility. CCA's bank credit facility requires that CCA have a net worth in excess of certain specified amounts. On December 31, 1999, CCA was not, and it currently is not, in compliance with this financial covenant.

     The terms of the CCA bank credit facility also provide that the execution of the agreement and plan of merger by and between Prison Realty and each of its acquisition subsidiaries, CCA, PMSI and JJFMSI resulted in an event of default under the CCA bank credit facility. In addition, CCA's repurchase of 200,000 shares of its voting common stock from each of D. Robert Crants, III and Michael
W. Devlin in connection with their resignation as officers and directors of Prison Realty constituted an event of default under the terms of the bank credit facility.

     CCA has initiated discussions with the agent of the bank credit facility, and will request the consent of the requisite percentage of its senior lenders under the CCA bank credit facility for a

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

waiver of the bank credit facility's restrictions relating to: (i) the amendment of Prison Realty's agreements with CCA; (ii) the execution of the agreement and plan of merger; and (iii) CCA's repurchase of its voting common stock from D. Robert Crants, III and Michael W. Devlin. CCA has also requested the consent of such lenders with respect to a waiver of, or amendment to, the financial covenants concerning CCA's shareholders' equity described above.

     Effect of failure of Prison Realty to obtain requested waivers and amendments. There can be no assurance that the requisite senior lenders under Prison Realty's bank credit facility will consent to the proposed waivers of, and amendment to, Prison Realty's bank credit facility or will not seek to declare an event of default prior to the effectiveness of the consent or waiver. Moreover, the effectiveness of the proposed waivers of, and amendment to, the bank credit facility is subject to the satisfaction of the conditions described above and the attainment of the waiver of, and amendment to, the applicable provisions of CCA's bank credit facility. Prison Realty has also agreed that it is currently obligated to pay interest on amounts outstanding under Prison Realty's existing bank credit facility at an annual rate which is 2% greater than the otherwise applicable rate until such time as the holders of the $40.0 million 9.5% convertible, subordinated notes have agreed not to require Prison Realty to pay any applicable default rate of interest.

     If the proposed waivers of, and amendment to, Prison Realty's indebtedness are not obtained, Prison Realty will continue to negotiate with Lehman Commercial Paper Inc. and the other lenders in an attempt to obtain necessary waivers or amendments. In the event Prison Realty is unable to obtain the necessary waivers or amendments to the bank credit facility, or to comply with and maintain the proposed waivers and amendment, or if Prison Realty defaults under the terms of any of its other indebtedness, and such indebtedness is accelerated, the senior lenders are entitled, at their discretion, to exercise certain remedies, including acceleration of the outstanding borrowings under the bank credit facility. In addition, Prison Realty's senior notes, the $40.0 million 9.5% convertible, subordinated notes and the $30.0 million 7.5% convertible, subordinated notes contain provisions which allow those creditors to accelerate their debt and seek remedies if Prison Realty has a payment default under the bank credit facility or if the obligations under the bank credit facility have been accelerated. If the senior lenders elect to exercise their rights to accelerate Prison Realty's obligations under the bank credit facility, and/or if the senior lenders do not consent to the proposed waivers and amendment (or acceptable alternative waivers and amendments), such events could result in the acceleration of all or a portion of the outstanding principal amount of Prison Realty's senior notes or its convertible, subordinated notes, which would have a material adverse effect on Prison Realty's liquidity and financial position. Prison Realty does not have sufficient working capital to satisfy its debt obligations in the event of an acceleration of all of Prison Realty's outstanding indebtedness.

     Effect of failure of CCA to obtain requested waivers and amendments. There can be no assurance that the requisite senior lenders under CCA's bank credit facility will consent to the proposed waiver of, and amendment to, CCA's bank credit facility or will not seek to declare an event of default prior to such date. If the proposed waiver of, and amendment to, CCA's bank credit facility is not obtained, CCA will continue to negotiate with Foothill Capital Corporation, as agent, and its senior lenders in an attempt to obtain necessary waivers of, or amendments to, the bank credit facility. In the event CCA is unable to obtain the necessary waivers or amendments, or to comply with and maintain the proposed waiver and amendment, the senior lenders are entitled, at their discretion, to exercise certain remedies, including acceleration of the outstanding borrowings under the bank credit facility. If the senior lenders elect to exercise their rights to accelerate CCA's obligations under the bank credit facility, and/or if the senior lenders do not consent to the proposed waiver and amendment, such events would have a material adverse effect on CCA's liquidity and financial position. CCA does not have sufficient working capital in the event of an acceleration of CCA's bank credit facility. In addition, the terms of CCA's leases with Prison Realty provide that an event of default under CCA's bank credit facility which results in the acceleration of at least

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

$25.0 million of CCA's indebtedness under the CCA bank credit facility prior to its stated maturity will result in an event of default under the leases, which would result in an event of default under Prison Realty's bank credit facility, triggering defaults under Prison Realty's other indebtedness.

1999 FINANCIAL STATEMENTS

     Prison Realty and CCA are in the process of finalizing their financial statements for the year ended December 31, 1999. The year end audits of Prison Realty's and CCA's financial statements are currently being conducted by Prison Realty's and CCA's independent auditors but have not been completed. Prison Realty and CCA are continuing to analyze certain asset carrying values for realization. In the fourth quarter of 1999, Prison Realty may record certain write-offs of impaired assets that could be material to its results of operations for 1999 and its shareholders' equity at December 31, 1999. Also, Prison Realty has not completed its final analysis of its REIT income tax reporting and shareholder litigation contingencies.

     In addition, Prison Realty's and CCA's independent auditors have indicated that they are currently evaluating whether their year-end report for each company will include a statement that there is doubt as to the ability of CCA to continue as a going concern, and, as a result of Prison Realty's financial dependence on CCA, the ability of Prison Realty to continue as a going concern. Prison Realty's and CCA's independent auditors' evaluations will include, among other things, an analysis of cash flow resources available to each company and each company's bank credit facility terms and conditions. The existence of any explanatory paragraph regarding such doubt in their report on Prison Realty's consolidated financial statements for the year ended December 31, 1999 would result in an event of default under the provisions of Prison Realty's bank credit facility. The existence of any explanatory paragraph regarding such doubt in their report on CCA's consolidated financial statements for the year ended December 31, 1999 would result in an event of default under the provisions of CCA's bank credit facility. The existence of either of these explanatory paragraphs may have a material adverse effect on Prison Realty's and CCA's relationship with creditors and could have a material adverse effect on Prison Realty's business, financial condition, results of operation and liquidity. The potential for the existence of any such explanatory paragraph has been disclosed to Prison Realty's senior lenders under its bank credit facility. If such an explanatory paragraph is included, Prison Realty will seek to solicit the consent of the requisite senior lenders for a waiver of any event of default arising as a result of the inclusion of such an explanatory paragraph in the independent auditors' report on Prison Realty's or CCA's consolidated financial statements for the year ended December 31, 1999.

     The proposed temporary waivers of, and amendment to, Prison Realty's and CCA's bank credit facility will terminate upon the earlier to occur of June 30, 2000 or the termination of the securities purchase agreement prior to completion of the equity investment. If the equity investment is not completed, Prison Realty would be faced with significant liquidity concerns as a result of the termination of such waivers and amendment and any resulting defaults under the terms of Prison Realty's other indebtedness. Management of Prison Realty believes that if the equity investment is not completed, Prison Realty and CCA would be forced to further amend the terms of the master lease and the lease agreements related to each facility leased to CCA. In an effort to address this issue, Prison Realty is currently seeking additional waivers of the provisions of Prison Realty's bank credit facility which are not contingent upon the completion of the equity investment and which will extend through January 1, 2001.

RECENT LITIGATION

     On December 29, 1999, a purported class action lawsuit was filed on behalf of the shareholders of Prison Realty in the Chancery Court for Davidson County, Tennessee. The lawsuit, captioned Bernstein v. Prison Realty Trust, et. al., names as defendants Prison Realty and its directors, as well

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

as the investors. The lawsuit alleges that the directors breached their fiduciary duties to Prison Realty's shareholders by "effectively selling control" of Prison Realty for inadequate consideration and without having adequately considered or explored all other alternatives to this prospective sale or having taken steps to maximize shareholder value. The plaintiffs seek an injunction preventing the completion of the equity investment and related restructuring, declaratory relief, and costs and fees. On each of January 4, 2000 and January 12, 2000, nearly identical purported class action lawsuits were filed in the same court on behalf of different purported class representatives. The lawsuits, captioned Hardee v. Prison Realty Trust, et. al. and Holle v. Prison Realty Trust, et. al., name as defendants Prison Realty and its directors, as well as the investors. The plaintiffs in these three actions have moved for consolidation.

     On December 30, 1999, a purported class action lawsuit was filed in federal court in the United States District Court for the Middle District of Tennessee, on behalf of the shareholders of Prison Realty. The lawsuit, captioned Neiger v. Doctor Crants, et. al, names as defendants Prison Realty, Doctor R. Crants and
D. Robert Crants, III. The lawsuit alleges violations of federal securities laws based on the allegation that the defendants knew or should have known that Prison Realty would not make any further dividend payments on the shares of Prison Realty common stock, including the "special dividend" prior to the date on which it was disclosed to the public and therefore certain statements made by them prior to that time were false and misleading. The plaintiffs seek an unspecified amount of monetary damages and costs and fees. On February 4, 2000, a nearly identical purported class action lawsuit was filed in the same court on behalf of different purported class representatives. The lawsuit, captioned Anderson v. Doctor Crants, et. al., names as defendants Prison Realty, Doctor R. Crants and D. Robert Crants, III.

     Prison Realty cannot determine the outcome of these actions, and, as a result, Prison Realty cannot assure you that the determination of the litigation in a manner adverse to Prison Realty will not have a material adverse effect upon Prison Realty. In addition, Prison Realty cannot assure you that additional lawsuits will not be filed in connection with the equity investment. Ratification by the shareholders of the board of directors' actions relating to the equity investments may limit potential liabilities of Prison Realty for claims for breaches of fiduciary duty by Prison Realty's directors or otherwise discourage the initiation of additional claims. Accordingly, Prison Realty is seeking shareholder ratification of the board's actions, as more fully described in "Proposal to Ratify the Actions of the Prison Realty Board."

     Prison Realty is also currently subject to two separate class actions filed in federal court in the United States District Court for the Middle District of Tennessee, alleging securities fraud in connection with the agreements entered into by Prison Realty and CCA in May, 1999 to increase payments made by Prison Realty to CCA under the terms of certain agreements. The plaintiffs' class in In re Old CCA Securities Litigation consists of former shareholders of Old CCA who acquired shares of Prison Realty as the result of the 1999 Merger. The plaintiffs' class in In re Prison Realty Securities Litigation consists of former shareholders of Old Prison Realty who acquired shares as the result of the 1999 Merger and all persons who acquired shares of Prison Realty in the open market prior to May 17, 1999. Each of these actions alleges violations of federal securities laws based on the allegations that Prison Realty and the individual defendants in the actions knew or should have known of the increased payments to CCA prior to the date that they were disclosed to the public, and therefore certain public filings and representations made by Prison Realty and certain of the defendants were false and misleading. These two actions represent the consolidation of sixteen complaints filed in May and June 1999. In addition, a purported shareholders' derivative complaint has been filed in the Chancery Court for Davidson County, Tennessee in Nashville, captioned Wanstrath v. Crants, et. al., against Prison Realty, CCA and persons who were directors at the time Prison Realty entered into the agreements regarding the increased payments to CCA. The derivative action alleges, among other things, that the directors of Prison Realty violated their fiduciary duties in approving the increased payments to CCA. The plaintiffs in this action have also moved for a preliminary injunction to prevent the completion of the equity investment and related restructuring. Prison Realty is continuing to investigate the allegations in these complaints, and although their outcome is not determinable, Prison Realty is defending these actions vigorously.

     Prison Realty also is subject to a complaint filed in August, 1998 in the Chancery Court for Davidson County, Tennessee, inherited from Old CCA in the 1999 Merger. The lawsuit, captioned Dasburg, S.A. v. Corrections Corporation of America, et. al., claims that Old CCA and the individual named defendants violated state law by making false and misleading statements in order to keep Old CCA's stock price at an artificially high level during the period from April, 1997 through April, 1998, so that the individual named defendants could sell shares of Old CCA stock at inflated prices. Prison Realty is defending this action vigorously.

     Any liability of Prison Realty and CCA arising from these complaints will result in a reduction of income and stockholders' equity to the extent not covered by insurance and may result in an adjustment to the exercise price of the series B and series C convertible preferred stock and the exercise price of the warrants as described herein under the heading "Proposal to Approve the Equity Investment -- Description of the series B convertible preferred stock," and "-- The rights offering."

BUSINESS OF PRISON REALTY FOLLOWING THE COMPLETION OF THE EQUITY INVESTMENT AND THE RELATED RESTRUCTURING

     Following the completion of the equity investment and related restructuring, if approved, Prison Realty will be a full-service provider of correctional and detention services and will continue to provide all of the services previously offered to customers of Prison Realty, CCA, PMSI and JJFMSI under the Corrections Corporation of America name. In addition, Prison Realty will no longer operate so as to qualify as a REIT and will instead conduct its business as a taxable C corporation, effective January 1, 1999.

OPERATIONS AND BUSINESS STRATEGY

     After the completion of the equity investment and related restructuring, if approved, Prison Realty intends to increase revenues and its position as the largest owner, developer and manager of privatized correctional and detention facilities worldwide through the following business strategies.

     Efficient Development and Management of Facilities. The newly combined Prison Realty will continue to provide high quality, cost-efficient management of its facilities. Prison Realty believes that its quality of personnel, efficient application of financial resources and adherence to proven policies and procedures will enable it to design, develop and manage correctional and detention facilities at costs lower than those of government agencies that are responsible for performing such services. Prison Realty believes that the reputations of its predecessors as innovative and effective owners and managers of facilities will enhance its ability to market its services and capitalize on a larger scope of opportunities with a variety of government agencies.

     Prison Realty also recognizes the importance of the facility administrator and the facility's management team in the successful financial performance of each facility. Prison Realty believes that CCA's reputation will enable it to attract highly-qualified facility administrators. Each CCA facility management team operates each facility in accordance with a company-wide policy and procedure regimen derived from industry standards and designed to ensure the delivery of consistent, high quality services in each of its facilities. Prison Realty will seek to minimize operating expenses by designing its facilities to optimize correctional officer staffing consistent with facility security requirements. Prison Realty will further control operating expenses through the continued use of electronic surveillance systems and other technologies.

     Development of Domestic Business Opportunities. As a result of the growth in the demand for privatized correctional and detention facilities, Prison Realty will be selective in the projects it pursues. Prison Realty will continue to pursue projects based on probability of success, geographic location, size, potential profitability, and political and community acceptability. Management believes this approach will allow Prison Realty to enhance its market share and optimize resource allocation, profitability and financial return. Prison Realty intends to continue its focus on institutions with an emphasis on medium to maximum security that are 500 to 1,000 beds or larger. Management believes that the experience and reputation of the newly combined Prison Realty in managing large secure facilities will enable it to maintain its industry position and to capitalize on the trend of governments to privatize larger facilities.

     Expansion into International Markets. Prison Realty believes that the majority of its new business will come from within the United States. While management will not detract from its domestic business to pursue international activities, Prison Realty will continue to participate in selected international projects it finds attractive. Prison Realty also believes that in order to compete effectively in international markets it must enter into alliances with strategic local partners in the international marketplace with access to local opportunities and familiarity with local business practices.

     Cost Reduction Programs. An important component of CCA's strategy is to position itself as a low cost, high quality provider of prison management services in all of its markets. The newly combined Prison Realty will continue this strategy. As cost containment pressures increase, Prison Realty will continue to focus on improving operating performance and efficiency through the following key operating initiatives: (i) standardization of supply and service purchasing practices and usage; (ii) improvement of inmate management, resource consumption and reporting procedures; and (iii) improvement in salary and wage expenses by reducing overtime, monitoring staff levels and developing productivity standards. Prison Realty intends to continue to apply these operating cost initiatives throughout its existing facilities and in new facilities.

FACILITIES TO BE OWNED AND/OR OPERATED BY PRISON REALTY UPON COMPLETION OF THE EQUITY INVESTMENT AND RELATED RESTRUCTURING

     Information regarding each facility to be owned and/or operated by Prison Realty upon completion of the equity investment and related restructuring, including those facilities currently under construction or development, is set forth below, grouped by state:

                                                                                                                    OWNED,
                                                                                                         NO. OF     MANAGED
                                                                CONTRACTING                             FACILITY    AND/OR
LOCATION           CITY               FACILITY                    PARTIES               EXPIRATION        BEDS      LEASED
--------      ---------------  -----------------------  ---------------------------  -----------------  --------   ---------
DOMESTIC
Arizona       Eloy             Eloy Detention Center    U.S. Department of Justice   February 28, 2002   1,500     Owned and
                                                                                                                   managed
              Florence         Central Arizona          U.S. Marshals Service        November 3, 2000    2,304     Owned and
                               Detention Center         ("USMS")                                                   managed
                                                        Pinal County, Arizona        January 5, 2014
                                                        State of Alaska              June 30, 2000
                                                        State of Hawaii              June 30, 2001
                                                        Gila River Police Dept. of   (1)
                                                        Arizona
                                                        Pascua Yaqui Tribe of        (1)
                                                        Arizona
              Florence         Florence Correctional    State of Hawaii              June 30, 2001       1,600     Owned and
                               Facility                                                                            managed

                                                                                                                    OWNED,
                                                                                                         NO. OF     MANAGED
                                                                CONTRACTING                             FACILITY    AND/OR
LOCATION           CITY               FACILITY                    PARTIES               EXPIRATION        BEDS      LEASED
--------      ---------------  -----------------------  ---------------------------  -----------------  --------   ---------
California    California City  California City          California City, California  October 31, 2024    2,304     Owned and
                               Correctional Facility                                                               managed
                                                        USMS                         November 15, 2000
              Live Oak         Leo Chesney              Cornell Corrections(2)       February 28, 2002     240     Owned and
                               Correctional Facility                                                               leased
              Mendota          Mendota Correctional     (3)                          (3)                 1,024     Owned and
                               Facility                                                                            managed
              San Diego        San Diego Correctional   Immigration and              March 31, 2000(3)   1,000     Owned,
                               Facility                 Naturalization Service                                     managed
                                                        ("INS")(3)                                                 and
                                                                                                                   leased(4)
Colorado      Burlington       Kit Carson Correctional  Colorado Department of       June 30, 2000         768     Owned and
                               Facility                 Corrections ("DOC")                                        managed
                                                        City of Burlington           October 31, 2003
                                                        USMS                         (5)
              Las Animas       Bent County              Bent County, Colorado        August 17, 2018       700     Owned and
                               Correctional Facility                                                               managed
              Walsenburg       Huerfano County          Huerfano County              October 31, 2122      752     Owned and
                               Correctional Center      Correctional Facilities                                    managed
                                                        Authority
Florida       Brooksville      Hernando County Jail     Hernando County, Florida     October 1, 2000       302     Managed
              Gadsden          Gadsden Correctional     State of Florida             July 1, 2001          800     Managed
                               Institution              Correctional Privatization
                                                        Commission
              Lake City        Lake City Correctional   State of Florida             February 15, 2000     350     Managed
                               Center                   Correctional Privatization
                                                        Commission
              Lecanto          Citrus County Detention  Citrus County, Florida       September 30,         300     Managed
                               Facility                                              2000
                                                        Polk County, Florida         (1)
              Panama City      Bay Correctional         State of Florida             August 28, 2000       750     Managed
                               Facility                 Correctional Privatization
                                                        Commission
              Panama City      Bay County Jail          Bay County, Florida          January 22, 2000      276     Managed
              Panama City      Bay County Jail Annex    Bay County, Florida          January 22, 2000      401     Managed
              Okeechobee       Okeechobee Juvenile      State of Florida Department  December 3, 2002       96     Managed
                               Offender Correctional    of Juvenile Justice
                               Center
Georgia       Alamo            Wheeler Correctional     Georgia DOC                  June 30, 2000       1,524     Owned and
                               Facility                                                                            managed
              McRae            McRae Correctional       (3)                          (3)                 1,524     Owned and
                               Facility                                                                            managed
              Millen           Millen Correctional      (3)                          (3)                 1,524     Owned and
                               Facility                                                                            managed
              Nicholls         Coffee Correctional      Georgia DOC                  June 30, 2000       1,524     Owned and
                               Facility                                                                            managed
              Stewart County   Stewart County           (3)                          (3)                 1,524     Owned and
                               Correctional Facility                                                               managed
Indiana       Vincennes        Southwest Indiana        Children and Family          June 30, 2002         132     Managed
                               Regional Youth Village   Services Corporation
                                                        State of Delaware            June 30, 2000
              Indianapolis     Marion County Jail II    Marion County, Indiana       November 20, 2001     670     Managed
                                                        Madison County, Indiana      (1)
Kansas        Leavenworth      Leavenworth Detention    USMS                         December 31, 2000     327     Owned and
                               Center                                                                              managed
Kentucky      Beatyville       Lee Adjustment Center    Commonwealth of Kentucky     December 11, 2001     756     Owned and
                                                                                                                   managed

                                                                                                                    OWNED,
                                                                                                         NO. OF     MANAGED
                                                                CONTRACTING                             FACILITY    AND/OR
LOCATION           CITY               FACILITY                    PARTIES               EXPIRATION        BEDS      LEASED
--------      ---------------  -----------------------  ---------------------------  -----------------  --------   ---------
              Louisville       River City Correctional  Jefferson County, Kentucky   June 30, 2000         363     Owned and
                               Center                                                                              managed
              St. Mary         Marion Adjustment        Commonwealth of Kentucky     December 7, 2001      856     Owned and
                               Center                                                                              managed
              Wheelwright      Otter Creek              Commonwealth of Kentucky     December 7, 2001      656     Owned and
                               Correctional Center                                                                 managed
Louisiana     Winnfield        Winn Correctional        Department of Public Safety  March 18, 2000      1,538     Managed
                               Center                   and Corrections
Minnesota     Appleton         Prairie Correctional     Appleton Prison Corp.        July 31, 2009       1,338     Owned and
                               Facility                                                                            managed
                                                        Minnesota DOC                June 30, 2001
                                                        Minnesota (USMS)             (5)
                                                        Nebraska (USMS)              (5)
                                                        USMS                         September 20,
                                                                                     2000
                                                        State of Hawaii              June 30, 2001
Mississippi   Greenwood        Delta Correctional       Delta Correctional           October 25, 2001    1,016     Managed
                               Facility                 Authority
              Tallahatchie     Tallahatchie County      (3)                          (3)                 1,104     Owned and
                               Correctional Center                                                                 managed
              Woodville        Wilkinson County         Wilkinson County Industrial  January 5, 2003       850     Managed
                               Correctional Center      Development Authority
Montana       Shelby           Crossroads Correctional  Montana DOC                  August 31, 2003       512     Owned and
                               Center                                                                              managed
                                                        Montana DOC                  June 30, 2002
Nevada        Las Vegas        Southern Nevada Women's  State of Nevada, Nevada      June 30, 2015         500     Owned,
                               Correctional Facility    Dept. of Prisons                                           managed
                                                                                                                   and
                                                                                                                   leased(6)
New Jersey    Elizabeth        Elizabeth Detention      INS                          January 2, 2001       300     Managed
                               Center
New Mexico    Estancia         Torrance County          Torrance County, New Mexico  October 31, 2010      910     Owned and
                               Detention Facility       (management services)                                      managed
                                                        Torrance County, New Mexico  (1)
                                                        Lincoln County, New Mexico   (1)
                                                        Valencia County, New Mexico  (1)
              Grants           New Mexico Women's       New Mexico DOC               June 30, 2000         322     Owned and
                               Correctional Facility                                                               managed
              Milan            Cibola County            Cibola County, New Mexico    April 16, 2001      1,012     Owned and
                               Corrections Center                                                                  managed
                                                        State of Idaho               July 15, 2000
                                                        State of Alaska              June 30, 2000
North         Bayboro          Pamlico Correctional     North Carolina DOC           September 1, 2003     528     Owned,
  Carolina                     Institution                                                                         managed
                                                                                                                   and
                                                                                                                   leased(6)
              Spruce Pine      Mountainview             State of North Carolina      November 30, 2003     528     Owned,
                               Correctional                                                                        managed
                               Institution                                                                         and
                                                                                                                   leased(6)
Ohio          Cincinnati       Queensgate Correctional  Hamilton County, Ohio(2)     March 1, 2000         850     Owned and
                               Facility                                                                            leased(6)
              Youngstown       Northeast Ohio           Government of District of    September 8, 2000   2,016     Owned and
                               Correction Center        Columbia                                                   managed

                                                                                                                    OWNED,
                                                                                                         NO. OF     MANAGED
                                                                CONTRACTING                             FACILITY    AND/OR
LOCATION           CITY               FACILITY                    PARTIES               EXPIRATION        BEDS      LEASED
--------      ---------------  -----------------------  ---------------------------  -----------------  --------   ---------
Oklahoma      Cushing          Cimarron Correctional    Oklahoma DOC                 June 30, 2000         960     Owned and
                               Facility                                                                            managed
                                                        Cushing Municipal Authority  June 30, 2000
              Holdenville      Davis Correctional       Oklahoma DOC                 June 30, 2000         960     Owned and
                               Facility                                                                            managed
              Sayre            North Fork Correctional  Wisconsin DOC                March 6, 2000       1,440     Owned and
                               Center                                                                              managed
                                                        State of Hawaii              June 30, 2001
                                                        Sayre Industrial Authority   April 30, 2018
              Tulsa            David L. Moss Criminal   Tulsa County Criminal        August 22, 2002     1,440     Managed
                               Justice Center           Justice Authority
              Watonga          Diamondback              Watonga Economic             July 31, 2018       1,440     Owned and
                               Correctional Facility    Development Authority                                      managed
                                                        State of Hawaii              June 30, 2001
                                                        Indiana DOC                  January 31, 2003
                                                        Oklahoma DOC                 June 30, 2000
Puerto Rico   Guayama          Guayama Correctional     Administration of            December 17, 2000   1,000     Managed
                               Center                   Corrections of the
                                                        Commonwealth of Puerto
                                                        Rico, Puerto Rico Public
                                                        Buildings Authority
              Ponce            Ponce Adult              Administration of            February 6, 2002    1,000     Managed
                               Correctional Facility    Corrections of the
                                                        Commonwealth of Puerto
                                                        Rico, Puerto Rico Public
                                                        Buildings Authority
              Ponce            Ponce Youthful Offender  Administration of            February 6, 2002      500     Managed
                               Correctional Facility    Corrections of the
                                                        Commonwealth of Puerto
                                                        Rico, Puerto Rico Public
                                                        Buildings Authority
Tennessee     Chattanooga      Silverdale Facilities    Hamilton County, Tennessee   September 19,         576     Managed
                                                                                     2000
              Clifton          South Central            Tennessee DOC                February 28, 2002   1,506     Managed
                               Correctional Facility
              Mason            West Tennessee           City of Mason                July 29, 2010         600     Owned and
                               Detention Center                                                                    managed
                                                        USMS                         August 4, 2000
              Memphis          Shelby Training Center   Juvenile Court of Memphis    April 14, 2015        200     Owned and
                                                        and Shelby County,                                         managed
                                                        Tennessee
                                                        U.S. Department of Justice   December 31, 2000
                                                        Delaware Dept. of Services   June 30, 2000
                                                        for Children, Youth and
                                                        their Families
                                                        Nevada Dept. of Human        June 30, 2000
                                                        Resources Division of Child
                                                        and Family Services
                                                        Idaho Dept. of Juvenile      November 30, 2000
                                                        Corrections
              Memphis          Tall Trees               Tennessee Dept. of           June 30, 2000          63     Managed
                                                        Children's Services (level
                                                        1)
                                                        Tennessee Dept. of           June 30, 2000
                                                        Children's Services (level
                                                        2)

                                                                                                                    OWNED,
                                                                                                         NO. OF     MANAGED
                                                                CONTRACTING                             FACILITY    AND/OR
LOCATION           CITY               FACILITY                    PARTIES               EXPIRATION        BEDS      LEASED
--------      ---------------  -----------------------  ---------------------------  -----------------  --------   ---------
              Nashville        Metro-Davidson County    Metropolitan Government of   June 1, 2000        1,092     Managed
                               Detention Facility       Nashville and Davidson
                                                        County, Tennessee
              Whiteville       Hardeman County          Hardeman County              November 14, 2001   2,016     Managed
                               Correctional Center      Correctional Facilities
                                                        Corp.
                                                        State of Hawaii              June 30, 2001
                                                        Wisconsin DOC                March 6, 2000
                                                        Madison County, Tennessee    (1)
                                                        Commonwealth of              (1)
                                                        Massachusetts
              Whiteville       Whiteville Correctional  Wisconsin DOC                March 6, 2000       1,536     Owned and
                               Facility                                                                            managed
Texas         Bartlett         Bartlett State Jail      Texas Dept. of Criminal      August 31, 2001       962     Managed
                                                        Justice
              Bridgeport       Bridgeport Pre-Parole    Texas Dept. of Criminal      August 31, 2000       200     Owned and
                               Transfer Facility        Justice                                                    managed
              Brownfield       Brownfield Intermediate  Texas Dept. of Criminal      August 31, 2000       200     Managed
                               Sanction Facility        Justice
              Dallas           Community Education      Community Education          August 14, 2008        --     Owned and
                               Partners -- Dallas       Partners(2)                                                leased
              Eden             Eden Detention Center    City of Eden                 April 13, 2011      1,225     Owned and
                                                                                                                   managed
                                                        Federal Bureau of Prisons    (5)
                                                        ('BOP')
              Houston          Community Education      Community Education          June 30, 2008          --     Owned and
                               Partners -- Houston      Partners(2)                                                leased
              Houston          Houston Processing       INS                          March 31, 2000        411     Owned and
                               Center                                                                              managed
              Laredo           Laredo Processing        INS                          September 30,         258     Owned and
                               Center                                                2000                          managed
              Laredo           Webb County Detention    Webb County                  October 1, 2018       480     Owned and
                               Facility                                                                            managed
                                                        USMS                         (5)
              Liberty          Liberty County Jail      Liberty County, Texas        November 25, 2001     382     Managed
                                                        Delaware Dept. of Services   June 30, 2000
                                                        for Children, Youth and
                                                        their Families
                                                        Nevada Dept. of Human        June 30, 2000
                                                        Resources Division of Child
                                                        and Family Services
                                                        USMS                         (5)
                                                        Short term contracts:        (1)
                                                        Orange County
                                                        Hardin County
                                                        Polk/Trinity/San Jacinto
                                                        Counties
                                                        Jefferson County
                                                        Montgomery County
                                                        Nacogdoches County
                                                        Tyler County
                                                        Chambers County
                                                        Baytown
                                                        Pascua Yaqui Tribe of
                                                        Arizona

                                                                                                                    OWNED,
                                                                                                         NO. OF     MANAGED
                                                                CONTRACTING                             FACILITY    AND/OR
LOCATION           CITY               FACILITY                    PARTIES               EXPIRATION        BEDS      LEASED
--------      ---------------  -----------------------  ---------------------------  -----------------  --------   ---------
                                                        First Judicial District
                                                        Juvenile Probation Dept.
                                                        Nevada Youth Training
                                                        Center
                                                        INS
                                                        BOP
              Mineral Wells    Mineral Wells Pre-       Texas Dept. of Criminal      August 31, 2000     2,103     Owned and
                               Parole Transfer          Justice                                                    managed
                               Facility
              Taylor           T. Don Hutto             Williamson County, Texas     January 21, 2003      480     Owned and
                               Correctional Center                                                                 managed
              Venus            Venus Pre-Release        Texas Dept. of Criminal      August 31, 2001     1,000     Managed
                               Center                   Justice
Virginia      Lawrenceville    Lawrenceville            Virginia DOC                 March 22, 2003      1,500     Managed
                               Correctional Center
District of   Washington       Correctional Treatment   District of Columbia         March 15, 2017        866     Owned,
  Columbia                     Facility                                                                            managed
                                                                                                                   and
                                                                                                                   leased(6)
INTERNATIONAL
Australia     Queensland       Borallon Corrections     Queensland Correctional      September 30,         469     Managed
                               Centre                   Services and CCAustralia     2000
                                                        PTY, Ltd.
              Melbourne        Metropolitan Women's     Department of Justice and    August 21, 2001       125     Owned,
                               Correctional Centre      Excor Investments PTY, Ltd.                                managed
                                                                                                                   and
                                                                                                                   leased(6)
              Wooroloo         Acacia Prison            State of Western Australia   5 years from          750     Managed
                                                        and CCAustralia PTY, Ltd.    opening date
                                                                                     (scheduled to be
                                                                                     November 1, 2000)
United        Redditch         HMP Blakenhurst          HMP Secretary of State for   May 25, 2001          850     Managed
  Kingdom                                               the Home Department and
                                                        UKDS Ltd.
              Salford          HMP Forrest Bank         HMP Secretary of State for   January 25, 2025      800     Owned,
                                                        the Home Department and                                    managed
                                                        Agecroft Prison Management,                                and
                                                        Ltd.                                                       leased(6)

-------------------------
(1) Contract continues until either party provides the other with 30 days written notice of termination.
(2) Indicates leasing party.
(3) Facility currently under development or construction.
(4) Prison Realty is lessee under a ground lease with City of San Diego for the real property.
(5) Contract expires when funding is no longer allocated by U.S. Congress.
(6) Facility is leased to the appropriate state or local government agency (or the District of Columbia).

RISKS ASSOCIATED WITH THE OPERATION AND MANAGEMENT OF CORRECTIONAL AND DETENTION FACILITIES

     By effecting the restructuring, Prison Realty will become more directly exposed to the risks inherent in the private corrections and detention industry. These risks include:

     - Cash flow and revenues generated from private prison management are dependent upon facility management contracts with government entities, which can be canceled on short notice without significant penalty.

     - The failure of one or more government entities to renew these management contracts or to send inmates to Prison Realty's facilities, or the failure of one or more government entities to receive sufficient appropriations to cover its contractual obligations, could have an adverse effect on Prison Realty's business.

     - Private prison managers are increasingly subject to public scrutiny regarding proposed facilities, opposition from organized labor and federal and state regulation and political conditions which could make it more difficult for Prison Realty to maintain or expand its business.

     - Legislation has been proposed or enacted in several states, and has been introduced in the United States House of Representatives, restricting the ability of private prison managers to house certain types of inmates.

     - Prison Realty could be subject to potential claims or litigation by third parties or prisoners relating to personal injury or other damages resulting from a prisoner's escape from, or a disturbance or riot at, a facility owned by Prison Realty.

     - Nine of the facilities either owned or under development by Prison Realty will be subject to an option to purchase by certain government agencies. If one or more of those facilities are repurchased by a government agency, Prison Realty may not be able to recoup its full investment from such facility or be able to invest the proceeds from the sale of the facility in one or more properties that yield as much revenue as the repurchased property.

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

                       THE PRISON REALTY SPECIAL MEETING

DATE, TIME AND PLACE

     The Prison Realty special meeting will be held on          , May          ,
2000 at 10:00 a.m., local time, at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee.

MATTERS TO BE CONSIDERED AT THE MEETING

     At the Prison Realty special meeting, Prison Realty shareholders will be asked, in accordance with the Maryland General Corporation Law and the rules of the New York Stock Exchange, to consider and vote on the equity investment and the charter amendments. You will also be asked to ratify the Prison Realty board's approval of the equity investment and the related transactions, including the mergers with CCA, PMSI and JJFMSI and the charter amendments, and to consider and act upon such other business as may properly come before the Prison Realty special meeting or any adjournments or postponements thereof. The Prison Realty board is not currently aware of any business to be acted upon at the Prison Realty special meeting other than as described in this proxy statement. If, however, other matters are properly brought before the Prison Realty special meeting, the persons appointed as proxies will have discretion to vote those matters according to their judgment.

     Representatives of Prison Realty's independent auditors, Arthur Andersen LLP, will be present at the special meeting to respond to appropriate questions regarding the accounting and related effects of the proposals to be considered.

RECORD DATE AND OUTSTANDING SHARES

     The board of directors of Prison Realty has fixed the close of business on
          ,         , 2000 as the record date for determining the shareholders entitled to notice of, and to vote at, the Prison Realty special meeting. As of
the record date, there were issued and outstanding   shares of Prison Realty
common stock entitled to vote at the Prison Realty special meeting. Holders of currently outstanding shares of Prison Realty series A preferred stock do not have any voting rights with respect to the matters to be voted upon at the Prison Realty special meeting.

QUORUM

     The presence, either in person or by proxy, of the holders of shares representing a majority of the voting power of the outstanding shares of capital stock entitled to vote at the Prison Realty special meeting will constitute a quorum for the transaction of business at the meeting. In the absence of a quorum, the holders of shares representing a majority of the voting power of the shares represented at the meeting have the power to adjourn the meeting without further notice, other than by announcement at the meeting of the time of its adjournment. At any adjourned meeting at which a quorum exists, the shareholders entitled to vote may transact any business that might have been transacted at the original meeting. If and when a quorum exists at the meeting or any adjourned meeting, the shareholders present and represented at the meeting may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of shareholders counted in determining the existence of a quorum.

VOTING METHOD AND PROXIES

     You can vote on the matters to come before the meeting in two ways:

     -  by attending the meeting and casting your vote there; or

     -  by signing and returning the enclosed proxy card.

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

     All shares represented by properly executed proxies received prior to or at the Prison Realty special meeting and not revoked will be voted in accordance with the instructions indicated on those proxies or, if no instructions are given, in favor of Proposals 1, 2 and 3 and in accordance with this proxy statement. We urge you to mark the box on the proxy card to indicate how you want your shares of Prison Realty common stock to be voted. If matters other than those described in this proxy statement are properly presented at the Prison Realty special meeting, the persons named as the proxies will vote in accordance with their own judgment with respect to those matters.

     If your shares are held in the name of your broker, bank, or other nominee, the inspectors coordinating the voting at the meetings will require you to present a power of attorney from such broker, bank or nominee for you to vote such shares in person at any meeting. Please contact your broker, bank or nominee for such a form.

REVOCABILITY OF PROXY

     Even if you submit a vote by proxy on the applicable enclosed form, you may still vote in person at the Prison Realty special meeting. A shareholder may revoke a proxy at any time prior to the time it is voted by either:

     - submitting a signed written revocation to the Secretary of Prison Realty at 10 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215;

     -  submitting a signed proxy bearing a later date; or

     -  appearing at the meeting and voting in person.

No special form of revocation is required if you intend to vote in person at the special meeting. However, attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

REQUIRED VOTE

     Holders of shares of Prison Realty common stock as of the record date are entitled to one vote per share on each proposal to be considered at the Prison Realty special meeting.

     Approval of Proposal 1 at the Prison Realty special meeting will require the affirmative vote of a majority of all votes cast on the proposal, provided that the holders of at least 50% of Prison Realty's common stock are present in person or by proxy at the special meeting and voting on the proposal. Approval of Proposal 2 at the Prison Realty special meeting will require the affirmative vote of the holders of two-thirds of the outstanding shares of Prison Realty common stock. Approval of Proposal 3 at the Prison Realty special meeting will require the affirmative vote of a majority of all votes cast on the proposal, provided that the holders of at least 50% of Prison Realty's common stock are present in person or by proxy at the special meeting.

     As of the record date, directors and executive officers of Prison Realty and their affiliates beneficially owned and were entitled to vote approximately shares of Prison Realty common stock, which represented approximately % of the shares of Prison Realty common stock outstanding on the Prison
Realty record date. Each director and executive officer has indicated his or her present intention to vote, or cause to be voted, the shares of Prison Realty common stock so owned by him or her for approval of the equity investment and the charter amendments. The vote of these shares in favor of the transactions
will result in the affirmative vote of approximately      % of the shares of
Prison Realty common stock entitled to vote at the Prison Realty special
meeting, or approximately        of the votes needed to approve Proposals 1 and
3, and approximately        of the votes needed to approve Proposal 2.

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

SOLICITATION OF PROXIES

     Prison Realty will pay the costs of soliciting proxies from its shareholders, including the costs of preparing, filing, printing and distributing this proxy statement and any other solicitation materials that are used. In addition to solicitation by mail, the directors, officers and employees of Prison Realty may solicit proxies from Prison Realty shareholders by telephone or telegram or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for their reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Prison Realty will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

     In addition, Prison Realty has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies by Prison Realty for a fee currently not expected to exceed more than $15,000, plus reasonable out-of-pocket costs and expenses. Any questions or requests regarding proxies or related materials may be directed to MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010, Telephone Number: (800) 322-2885.

CROSS CONDITIONALITY OF PROPOSALS

In order for the equity investment described in Proposal 1 to be completed, Proposal 2 regarding the charter amendments and related restructuring must also receive the required approval from the shareholders of Prison Realty as described above in "-- Required vote."

ABSTENTIONS; BROKER NON-VOTES

     Abstentions and broker non-votes will be included in determining the number of shares of Prison Realty common stock present at the Prison Realty special meeting for purposes of establishing a quorum and will have the same effect as votes against the charter amendments. Pursuant to Maryland law, neither abstentions nor broker non-votes will have any effect on the ratification of the board's action. The NYSE requires that the equity investment be approved by a majority of votes cast on the proposal provided that at least 50% of the shares entitled to vote are cast. Abstentions and broker non-votes will not be counted as votes cast and therefore may prevent approval of the proposal to approve the equity investment. A broker non-vote occurs when a broker or other nominee holds the shares of a beneficial owner, does not receive instructions from the beneficial owner of persons entitled to vote those shares, and, with respect to one or more but not all issues, the broker or other nominee does not have discretion to vote the shares.

RECOMMENDATION OF THE PRISON REALTY BOARD

     THE PRISON REALTY BOARD HAS APPROVED THE EQUITY INVESTMENT, THE CHARTER AMENDMENTS AND THE RESTRUCTURING TRANSACTIONS RELATED THERETO. THE PRISON REALTY BOARD BELIEVES THAT THE EQUITY INVESTMENT AND THE CHARTER AMENDMENTS, AND THE RESTRUCTURING TRANSACTIONS RELATED THERETO, AS WELL AS THE RATIFICATION OF THE BOARD'S AND ITS COMMITTEES' ACTIONS IN APPROVING THE EQUITY INVESTMENT AND RELATED TRANSACTIONS WHICH ARE CONDITIONS TO THE EQUITY INVESTMENT, ARE FAIR TO AND IN THE BEST INTERESTS OF PRISON REALTY AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE PRISON REALTY SHAREHOLDERS VOTE FOR APPROVAL OF THE EQUITY INVESTMENT, THE CHARTER AMENDMENTS AND THE RELATED RESTRUCTURING, AS WELL AS THE RATIFICATION OF THE BOARD'S AND ITS COMMITTEES' ACTION IN APPROVING THE EQUITY INVESTMENT AND RELATED TRANSACTIONS WHICH ARE CONDITIONS TO THE EQUITY INVESTMENT.

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

                                   PROPOSAL 1

                   PROPOSAL TO APPROVE THE EQUITY INVESTMENT
GENERAL

     A group of investors led by an affiliate of Fortress Investment Group LLC and affiliates of The Blackstone Group, together with an affiliate of Bank of America, has agreed to make an equity investment in Prison Realty through the purchase of up to $350.0 million in shares of series B convertible preferred stock and warrants, less the number of shares of series C convertible preferred stock and warrants to purchase common stock subscribed for in Prison Realty's rights offering which will be completed at or about the time of the initial closing of the investors' purchase. The equity investment is conditioned upon, among other things, the completion of the mergers of each of CCA, PMSI and JJFMSI with and into separate, newly-formed, wholly owned subsidiaries of Prison Realty, and Prison Realty electing to be treated as a C corporation for federal income tax purposes commencing with its 1999 taxable year. In connection with the equity investment and related restructuring and as conditions to the equity investment in particular, Prison Realty will refinance its existing indebtedness with a new senior secured credit facility comprised of a $950.0 million term facility together with a $250.0 million revolving facility to be provided pursuant to the terms of a commitment letter from Credit Suisse First Boston ("CSFB") and will conduct the rights offering.

BACKGROUND OF THE EQUITY INVESTMENT AND RELATED RESTRUCTURING TRANSACTIONS

     Prison Realty, in its current form, is the result of the merger between Old Prison Realty and Old CCA which took place on January 1, 1999. As part of that merger, CCA, PMSI and JJFMSI assumed the business of operating correctional facilities, with CCA being the lessee of a substantial number of Prison Realty's facilities. The agreements and contractual obligations entered into by these parties in connection with these transactions are described in detail under the headings "Information About Our Company" on page 25 of this proxy statement. The rates on the leases between CCA and Prison Realty were set with the intention that the public shareholders of Prison Realty would receive as much of the benefit as possible from owning and operating the correctional facilities, while at the same time Prison Realty would be able to maintain its status as a REIT. This status as a REIT would enable Prison Realty to pay no corporate income tax, but would require it to pay out large amounts of dividends to the Prison Realty shareholders. In fact, the lease rates were set so that CCA was projected to lose money for the first several years of its existence. Both Prison Realty and CCA believed that CCA would have access to adequate debt financing to fund this deficit until CCA became profitable. After completion of the first quarter of 1999, the first quarter in which operations were conducted in this new structure, the management of Prison Realty and the management of CCA discovered that CCA had not performed as well as projected for several reasons: occupancy rates at its facilities were lower than in 1998; operating expenses were higher as a percentage of revenues than in 1998; and certain aspects of the lease arrangements with Prison Realty, including the obligation of CCA to begin making full lease payments even before a facility accepted inmates, adversely affected CCA. As a result, in May 1999, Prison Realty and CCA amended certain of the agreements between them to provide CCA with additional cash flow. The objective of these changes was to allow CCA to be able to continue to make its full lease payments, to allow Prison Realty to continue to make dividend payments to its shareholders and to provide time for CCA to improve its operations so that it might ultimately perform as projected and be able to make its full lease payments. However, after these changes were announced, a chain of events occurred which adversely affected both Prison Realty and CCA. Prison Realty's stock price fell dramatically, resulting in the commencement of shareholder litigation against Prison Realty and its directors. These events made it more difficult for Prison Realty to raise capital. A lower stock price meant that Prison Realty had more restricted access to equity capital, and the uncertainties caused by the falling stock price, the shareholder litigation and the results of operations at CCA made it much more difficult for Prison

Realty to obtain debt financing. In addition, the stock prices of REITs generally suffered in the market during this period as a result of both general market and REIT specific factors. During this time, Prison Realty was trying to raise approximately $300.0 million of debt financing through an offering of high-yield notes. Because of these events and the conditions of the capital markets generally, Prison Realty was only able to raise $100.0 million in this financing, and the notes bore interest at a much higher rate than was expected.

     Raising capital was important to Prison Realty because as a REIT, it had to pay out 95% of its taxable income as dividends. During the first three quarters of 1999, Prison Realty paid out approximately $217.7 million in cash as dividends. At the same time, Prison Realty's business strategy was to develop, finance and own prison facilities. Prison Realty believes that providing this construction financing for federal, state and local governments has been an important factor in its success. Building prison facilities is very expensive; the cost of the average prison facility built by Prison Realty over the last three years has been approximately $43.5 million. In addition to the need for capital to build prisons, it is very important that both Prison Realty and CCA have adequate capital to fund their operations because the business of owning and operating correctional facilities involves significant issues with respect to public safety. It is essential that the government customers of Prison Realty and CCA believe that Prison Realty and CCA have adequate capital resources to conduct their business. Accordingly, if Prison Realty was required to pay out large amounts of cash as dividends and could not raise debt or equity capital, its business would suffer.

     During the summer of 1999, Prison Realty was able to increase its line of credit from $650.0 million to $1.0 billion. However, this financing had higher interest rates and transaction costs and also put other significant requirements on Prison Realty. One of the financing requirements was that Prison Realty raise $100.0 million and CCA raise $25.0 million in new equity in order for Prison Realty to make the distributions that would be necessary to enable Prison Realty to qualify as a REIT in cash; provided, however, that such requirement did not prohibit Prison Realty from making such required distributions in certain combinations of its securities. As a result, management and the board of directors of Prison Realty decided that Prison Realty needed to retain a financial advisor to assist it in raising this capital. In addition, the Prison Realty board and the Special Committee described below decided that it was important to attract not just financing but also an investor with credibility and expertise in managing companies that were facing challenges. What follows is a chronological description of the events that took place over a four-month period leading up to the agreement with respect to the equity investment.

     On Friday, August 27, 1999, the Prison Realty board of directors held a special meeting for the purpose of considering and selecting a strategic financial advisor for Prison Realty. At the meeting, presentations were made to the board of directors and management of Prison Realty by representatives of two investment banking firms, one of which was Merrill Lynch & Co. ("Merrill Lynch"). Following the presentations, the members of the Prison Realty board engaged in a discussion with management regarding the selection of a financial advisor, including Prison Realty's existing and prospective relationships with each of the firms. The Prison Realty board also deliberated without the presence of management. Based on these deliberations, it was agreed that Merrill Lynch would be engaged as Prison Realty's financial advisor due to, among other things, its substantial resources, its ability to quickly and efficiently analyze Prison Realty's current financial situation, and its relationship with potential investors. Subsequent to this meeting and Prison Realty's engagement of Merrill Lynch, the CCA board also determined to engage Merrill Lynch to act as its financial advisor with respect to these transactions. The Prison Realty board did not view Merrill Lynch's role as financial advisor to both Prison Realty and CCA as creating a conflict because of the dependence of the two companies on each other and because both companies needed to raise new equity capital.

     In connection with the foregoing, at the request of the Independent Committee of the board of directors of Prison Realty, the boards of each of Prison Realty, CCA, PMSI and JJFMSI approved the formation of a special coordinating committee to monitor the financial situation of both Prison Realty and CCA and to coordinate with the companies' advisors regarding the consideration of strategic alternatives. The Independent Committee of the Prison Realty Board is composed of independent directors and, under the bylaws of Prison Realty, the Independent Committee is required to review transactions between Prison Realty and CCA. The existing members of the Independent Committee of the Prison Realty board, together with Jean-Pierre Cuny, the Sodexho designee to the Prison Realty board and the CCA board, Thomas W. Beasley, chairman of the PMSI board, Lucius E. Burch, III, chairman of the CCA board, and Samuel W. Bartholomew, Jr., chairman of the JJFMSI board, were appointed to serve as members of the Special Committee, and Joseph V. Russell, chairman of the Independent Committee of the Prison Realty board, was appointed to serve as the Special Committee's chairman. Throughout the process, both the Special Committee and the Independent Committee had numerous opportunities to meet with Merrill Lynch and their other advisors and to deliberate without management present.

     On Tuesday, August 31, 1999, representatives of Merrill Lynch presented the Special Committee with a preliminary analysis and overview of various strategic alternatives to be considered by Prison Realty and CCA in light of the financial condition of both companies and the current conditions in the capital markets. In analyzing the strategic alternatives available to Prison Realty, Merrill Lynch reviewed a number of potential alternatives including, among others: (i) maintenance of the current operating structure while reducing the lease payments made by CCA to Prison Realty; (ii) the creation of a "paper-clip" operating structure whereby the stock of one or both of PMSI and JJFMSI held by Prison Realty would be distributed to Prison Realty's shareholders, with one or both of PMSI or JJFMSI then being merged with and into CCA; (iii) an investment by a third-party investor in equity securities of Prison Realty, coupled with a merger of CCA with and into an affiliate of the third-party investor; and (iv) the merger of CCA and each of PMSI and JJFMSI with and into Prison Realty, either standing alone, together with a rights offering to Prison Realty's existing shareholders, or in conjunction with an investment by a third-party investor in equity securities of Prison Realty. The members of the Special Committee and Merrill Lynch also discussed the range of investment proposals which Prison Realty might receive, Merrill Lynch's strategy with respect to certain investors, and the existing role of Prison Realty's management.

     Following the meeting and through the first three weeks of September 1999, the representatives of Merrill Lynch worked with the management of each of Prison Realty and CCA and the Special Committee to develop financial models and analyses of the companies on a going-forward basis. Merrill Lynch and members of the Special Committee engaged in intense review of these models during this period, including the assumptions being used therein.

     The Special Committee and its advisors met on Friday, September 24, 1999. At the meeting, Merrill Lynch presented its preliminary conclusions with respect to the various strategic alternatives available to Prison Realty. The representatives of Merrill Lynch discussed the financial models of Prison Realty and CCA and analyzed the various strategic alternatives in light of these models. Based on this analysis, Merrill Lynch determined that the viable alternatives available to Prison Realty were: (i) a combination of the companies into a single entity taxable as a C corporation; (ii) a merger of the companies accompanied with a strategic equity placement of up to $150.0 million; (iii) a merger of the companies accompanied with a strategic equity placement of up to $500.0 million; (iv) a sale or merger of Prison Realty to or with another entity; and (v) a "going private" transaction. Merrill Lynch and the members of the Special Committee then discussed potential financial partners that could assist Prison Realty in completing one of these strategic alternatives. The representatives of Merrill Lynch informed the Special Committee that virtually all the potential financial partners that they had contacted that were interested in making an investment of greater than $150.0 million in

Prison Realty had indicated that any such investment would need to be made in connection with a merger of the companies into a C corporation, absent an outright purchase of Prison Realty and/or CCA.

     Beginning in the last week of September, Merrill Lynch contacted the parties who may have had an interest in completing the equity investment and the related restructuring with Prison Realty and CCA, including several private equity firms in the business of investing in capital stock of other companies. During the weeks of October 4 and October 11, Prison Realty entered into confidentiality and standstill agreements with 12 of the private equity firms contacted and distributed information to these parties concerning a possible investment in Prison Realty. Prison Realty received preliminary inquiries from an additional 18 parties, but none of these parties entered into a confidentiality and standstill agreement, and, as a result, did not receive any due diligence materials from Prison Realty.

     During this period, the Prison Realty board and the CCA board instructed management of the companies and Merrill Lynch to pursue discussions with the firms or groups, including the investors, who had indicated an interest in investing in the companies, in an effort to obtain the best offer available.

     Because most of the strategic alternatives involved a transaction with CCA, approval of the transaction by the Independent Committee was required by Prison Realty's bylaws. Accordingly, the Independent Committee engaged its own special counsel and Wasserstein Perella & Co., Inc. ("Wasserstein Perella") to serve as financial advisor to the Independent Committee in its consideration of strategic alternatives being considered by the Special Committee and the Prison Realty board. Prison Realty's law firm continued in its capacity as counsel to Prison Realty and the Special Committee with respect to the consideration of strategic alternatives. The board of directors of CCA subsequently engaged counsel to the CCA board.

     During the last two weeks of October, Merrill Lynch engaged in discussions with the various firms or companies who had received information from the companies, including the investors. Merrill Lynch received a total of four written proposals, one from the investors, one from a private equity investment firm and two alternative proposals from a public company.

     During the final week of October and during the first few days of November, representatives of Merrill Lynch engaged in numerous discussions with the members of the Special Committee and its advisors, as well as Prison Realty's legal, tax and accounting advisors regarding the terms of the various proposals. In addition, Merrill Lynch was specifically instructed by the Special Committee to explore certain "standalone" alternatives in greater detail in an effort to determine the capital requirements of Prison Realty and the liquidity needs of CCA, as well as the viability of the companies and their ability to continue operating without an equity investment.

     The proposals received were based on varying assumptions as to Prison Realty's dividend requirements. During this period, the Prison Realty board and the Special Committee continued discussions with Merrill Lynch and Prison Realty's legal, tax and accounting advisors as to the form of, timing and amount of dividend payments required to be made by Prison Realty, including the requirement to distribute the accumulated earnings and profits of Old CCA inherited in the 1999 Merger.

     The Special Committee held a meeting on Thursday, November 4, 1999 to review the proposals which Merrill Lynch had evaluated as offering the best alternatives for Prison Realty. The representatives of Merrill Lynch distributed materials to each person at the meeting summarizing Merrill Lynch's analysis of the strategic alternatives available to Prison Realty and CCA, based on the following objectives: (i) maximizing Prison Realty shareholder value; (ii) improving financial stability; (iii) reducing the cost of capital; and (iv) increasing the availability of capital. Merrill Lynch reviewed the four proposals which had been received and presented its financial evaluation of each proposal. Merrill Lynch also informed the Special Committee that it had performed a financial evaluation of certain standalone alternatives in which neither Prison Realty nor CCA would complete a transaction with a strategic investor, and that based on its review, the standalone alternatives were not the best options due to, among other things, the negative impact they would have on Prison Realty's ability to restructure its existing debt, and accordingly, Prison Realty and CCA should consider and choose among one of the four proposals received from the potential strategic partners. At the time Wasserstein Perella delivered its opinion to the Independent Committee, it concluded, based on information provided to it, that the standalone alternatives were not feasible.

     Following the November 4, 1999 meeting, the Special Committee engaged in discussions with its legal, tax and accounting advisors and with the representatives of Merrill Lynch in an effort to determine which of the four proposals provided the best alternative for Prison Realty. The Special Committee decided that the proposals submitted to Merrill Lynch by the investors and by an additional proposed private equity investor provided better opportunities to Prison Realty and its shareholders than the two alternative proposals presented by the public company. In addition, when invited to make a presentation to the Special Committee regarding its alternative proposals, the public company indicated that it had decided to withdraw from the process and not make any definitive offer to Prison Realty. Representatives of the investors and the other proposed private equity investor were subsequently invited to give presentations to the Special Committee regarding their respective proposals. The investors and the additional proposed investor accepted the invitation and on November 9 and 11, the Special Committee and its advisors heard presentations from the two prospective investor groups. During the presentations, representatives from both investor groups addressed the Special Committee regarding their respective proposals, investment philosophy and perspective regarding Prison Realty's REIT status and dividend requirements and each responded to various questions from the directors regarding the same. At the investors' presentation, representatives of the investors described their proposal as contemplating an investment of $250.0 million through the purchase of convertible preferred stock at a conversion price of $10.00 per share and the purchase of warrants to purchase shares of Prison Realty's common stock at an exercise price of $12.00 per share. The investors' proposal also contemplated that Prison Realty maintain REIT status through 1999. Having observed and discussed the presentations made by the representatives of the proposed investor groups, the Special Committee instructed Merrill Lynch to solicit final proposals from each.

     The Prison Realty board and the Special Committee held a special joint meeting on Tuesday, November 16, 1999, at which the representatives of Merrill Lynch reviewed the status of the most recent proposals submitted by the two proposed investor groups. While the proposals were similar in many respects, the Prison Realty board and the Special Committee observed that the proposal from the other potential investor group contained a continuous adjustment feature to the conversion rate, based on the trading price of Prison Realty's common stock during a certain period following the closing of the proposed transaction. Merrill Lynch then informed the Special Committee that the investors had conditioned their most recent proposal on the requirement that the companies enter into an exclusivity agreement with the investors. Representatives of Merrill Lynch further indicated that it was their belief that the investors were significantly further along in the due diligence process and were more likely to enter into a definitive agreement within the necessary time constraints created by Prison Realty's distribution requirements. Based on this development, and on Merrill Lynch's belief that the other potential investor would remain interested in an investment in Prison Realty and would be willing to proceed should the investors fail to do so, Merrill Lynch recommended that the companies enter into an exclusivity agreement with the investors. As a result, Prison Realty and CCA subsequently entered into an exclusivity arrangement with the investors for a period ending on December 3, 1999.

     During the exclusivity period, representatives of the companies, including the Special Committee, along with their counsel and Merrill Lynch, negotiated the draft purchase agreement with representatives of the investors and their counsel and financial advisors. On December 3, 1999, the exclusivity agreement expired. Despite this expiration, the parties continued to negotiate the draft purchase agreement. On December 4, 1999, the investors advised Prison Realty that for a variety of reasons, including the fact that the third quarter earnings results for the companies on a combined basis were significantly below the projected financial performance for the companies and CCA's liquidity concerns were greater than originally estimated, the investors were not prepared to proceed with the transaction as proposed. In order to move quickly to complete a transaction, the Special Committee advised Merrill Lynch to re-establish communications with the other proposed investors, including the public company, in addition to continuing to pursue the proposal with the investors. During this period, the Prison Realty board received a revised proposal from the investors which (i) increased the total amount of the investment from $250.0 million to $350.0 million (as required by the proposed lending group), (ii) decreased the price of the convertible preferred stock (from $10.00 to $8.00) and the exercise price of the warrants (from $12.00 to $10.00), (iii) increased the fees to be paid to the investors in connection with the transaction reflecting the increase in the proposed equity investment, (iv) added an adjustment to the conversion price of the convertible preferred stock and warrants in the event certain payments made by Prison Realty in connection with certain shareholder litigation exceed $50.0 million, (v) limited the cash consideration to be paid for CCA, PMSI and JJFMSI, and (vi) required that Prison Realty submit for shareholder vote the election of C corporation status in lieu of REIT status for calendar year 1999, which would result in Prison Realty's not paying further dividends on its common stock and Prison Realty being required to pay federal income taxes on its earnings for 1999. Moreover, in view of the continuing liquidity needs of Prison Realty, the investors required that no further distributions be made. In response to this proposal, the Special Committee and management of Prison Realty solicited a revised proposal from the other potential investor. While the other potential investor was willing to consider the transaction, and in fact orally proposed a transaction which was on substantially similar economic terms to the investors' proposal, the other potential investor's proposal still contained the continuous adjustment feature to the conversion rate of the convertible preferred stock and required a period of additional due diligence prior to the execution of a definitive agreement. On December 6, 1999, the Prison Realty board and the Special Committee decided to pursue the investors' revised proposal rather than the other group's revised proposal after concluding, (i) that the companies should raise between $300.0 and $350.0 million in equity to address their liquidity needs and meet the demands of the proposed lending group, (ii) that the dividend rate on the convertible preferred stock proposed by the investors was lower than the dividend rate on the convertible preferred stock proposed by the other investor, and (iii) the conversion price on the convertible preferred stock proposed by the investors was higher than the conversion price of the convertible preferred stock proposed by the other investor. In addition, after consultation with its advisors, the Independent Committee concurred with this decision. However, as a condition to their decision to pursue the investors' proposal, the Special Committee and the Independent Committee insisted that the shareholders of Prison Realty be allowed to participate in the proposed investment through a rights offering in which Prison Realty shareholders would be able to purchase up to $75.0 million in convertible securities with the same economic terms as offered to the investors.

     The Prison Realty board convened on Sunday, December 12, 1999, in order to receive a presentation from Merrill Lynch regarding its opinion with respect to the fairness of the proposed equity investment to Prison Realty and its shareholders from a financial point of view. The representatives of Merrill Lynch reviewed the latest terms of the investors' proposal with the members of the Special Committee and the Prison Realty board and also discussed the reasoning and analysis utilized in reaching their conclusion that maintaining REIT status was not in the best interests of Prison Realty and would not maximize shareholder value. At this meeting, Prison Realty's counsel provided the directors with a detailed summary of the terms of the most recent drafts of the purchase agreement and other documents prepared in connection with the transactions. Following this discussion, representatives of Merrill Lynch reviewed with the Prison Realty board and the Special Committee an analysis of the strategic alternatives available to the companies. This discussion included an overview of the companies' process in reviewing the strategic alternatives to date, as well as an analysis of the potential advantages and disadvantages of the investors' proposal, the earlier proposal from the other investor group and the standalone strategy. This meeting was adjourned to provide Merrill Lynch with additional time to finalize the terms of the new credit facility to be obtained in connection with this transaction and to analyze the companies' ability to comply with certain financial covenants contained in the commitment letter. In addition, representatives of Wasserstein Perella reviewed with the Independent Committee its analysis of the feasibility of the standalone alternatives and the proposed equity investment.

     In assessing whether the companies would be able to meet certain earnings requirements contained in the credit facility commitment letter, the companies and the investors determined that the fourth quarter earnings results of the combined companies would also be significantly below the projected financial performance for the companies. The investors advised the Special Committee and management that based on the revised earnings estimates, they would be willing to proceed with their proposed investment only if the conversion price of the convertible preferred stock was reduced to $6.50, the warrant exercise price was reduced to $7.50 and the companies agreed to attempt to settle certain existing shareholder litigation matters prior to closing. In addition, the investors and the Prison Realty board discussed certain changes with respect to Prison Realty's management and the operation of Prison Realty following the completion of the transaction. Based on these discussions, Prison Realty determined that it should make certain changes in its management, including changes in management prior to the completion of any transaction and the restructuring of Prison Realty's board of directors subsequent to the closing of the transaction.

     Because the proposal by the investors required that Prison Realty not elect REIT status for 1999, the tax advisors to Prison Realty began at this time to focus on what additional distributions, if any, Prison Realty would have to make in 1999 to retain the option of electing REIT status should the equity investment and the related restructuring for any reason not be completed. To elect REIT status for 1999, Prison Realty has to meet two distribution requirements. First, it has to distribute all of the accumulated earnings and profits of Old CCA, and second, it has to distribute 95% of its 1999 REIT taxable income. Under certain ordering rules contained in the Code, distributions by Prison Realty during 1999 were applied first to the earnings and profits distribution requirement with the excess, if any, being applied to the 95% distribution requirement.

     Under certain relief provisions contained in the Code, Prison Realty's tax advisors concluded that Prison Realty could meet the 95% distribution requirement as late as December 31, 2000, so long as certain conditions were satisfied. They also concluded, however, that these relief provisions could not be applied to the earnings and profits distribution requirement. Therefore, Prison Realty had to determine whether its distributions in 1999 were sufficient to satisfy the earnings and profits distribution requirement and, if not, the amount of additional distributions it would have to make.

     At that time, Prison Realty had made in 1999 distributions of approximately $217.7 million. Prison Realty estimated the accumulated earnings and profits of Old CCA to be approximately $235.0 million. The accumulated earnings and profits of Old CCA consisted generally of two components, the first being earnings and profits as they then existed and the second being a "cushion" amount to allow for possible adjustments to earnings and profits by the IRS. It was necessary to include "cushion" amounts in the calculation of earnings and profits, since it was not clear under the Code that Prison Realty could make remedial distributions if the Internal Revenue Service were later to make adjustments increasing Old CCA's earnings and profits. Given this estimate of the earnings and profits and the amount of Prison Realty's distributions to date, the Prison Realty board determined preliminarily to pay a fourth quarter dividend of approximately

$20.0 million and began discussing the form and timing of the dividend and the concern that Prison Realty did not have sufficient liquidity to pay such dividend in cash.

     On December 17, 1999, President Clinton signed into law the Work Incentive Improvements Act of 1999 (the "WIIA"). The WIIA included provisions relating to REITs and specifically contained relief provisions for REITs which inherit C corporation earnings and profits. Under these relief provisions, if a REIT inherits C corporation earnings and profits and the IRS later makes adjustments to increase those earnings and profits, the REIT may at that time make additional distributions to eliminate the amount of the increase. In light of this legislation, and because Prison Realty had already distributed in 1999 amounts in excess of Old CCA's actual accumulated earnings and profits (excluding the "cushion" amounts), Prison Realty and the investors determined that no additional distributions were necessary for Prison Realty to maintain the option of electing REIT status for 1999. Moreover, in view of the continuing liquidity needs of Prison Realty, the investors required that no further distributions be made.

     Under these circumstances, therefore, Prison Realty could request an automatic extension of time to file its 1999 tax return from March 15, 2000 to September 15, 2000 and thus defer its election to be taxed as a REIT for 1999 until September 2000, while paying no further dividends on its common stock in the interim. Accordingly, by obtaining an extension, Prison Realty would retain the ability to elect REIT status while awaiting the outcome of any required shareholder vote on Prison Realty's determination not to elect REIT status. If shareholder approval is not obtained, then Prison Realty could still take such actions prior to or upon filing its 1999 tax return as may be necessary to elect REIT status for 1999, including declaring sufficient dividends with respect to its 1999 taxable year and filing an election to be taxed as a REIT for 1999. Because of liquidity constraints, however, any dividends paid for 1999 likely would have to be paid in whole or in part in the form of securities.

     The Prison Realty board reconvened on Wednesday, December 22, 1999, at which time representatives of Merrill Lynch provided an update on certain revised terms of the investors' proposal and the status of the commitment for the new credit facility and discussed the strategy to be employed by Prison Realty with respect to certain pending shareholder litigation. The meeting was then subsequently adjourned again until Sunday, December 26, 1999, to provide the representatives of Merrill Lynch and the members of the Special Committee and their counsel with sufficient time to negotiate the final terms of the proposed transaction.

     On Sunday, December 26, 1999, representatives of Merrill Lynch made their final presentation to the Prison Realty board and delivered their oral opinion to the Prison Realty board that, based on the matters presented to the Prison Realty board and as set forth in its opinion, as of the date of the opinion, the equity investment was fair from a financial point of view to Prison Realty and its shareholders. They also informed the Prison Realty board that they were delivering an opinion to the CCA board in connection with the merger and related transactions. Counsel to the Prison Realty board and the Special Committee then summarized the terms of the draft securities purchase agreement relating to the equity investment, including the revised conversion price of the preferred shares and the revised exercise price of the warrants. Merrill Lynch also reconfirmed its conclusion that Prison Realty's standalone alternatives did not represent the best options available to Prison Realty. After a full discussion, the members of the Special Committee then approved the equity investment, the merger and the transactions contemplated thereby, including the charter amendments, as more fully described herein, and recommended the same for the review of and approval by the Independent Committee and the full Prison Realty board. Wasserstein Perella delivered its oral opinion, which opinion was subsequently confirmed in a written opinion, to the Independent Committee to the effect that, based on the matters presented to the Independent Committee and as set forth in its opinion, as of the date of the opinion, the equity investment was fair, from a financial point of view, to Prison Realty and its shareholders. After a full discussion of that presentation and the terms of the transactions, the members of the Independent Committee then unanimously approved the equity investment and the related restructurings, as more fully described herein, and recommended the same for approval by the Prison Realty board. After a full discussion, the Prison Realty board, with Jean-Pierre Cuny and Michael W. Devlin abstaining, approved the equity investment, the merger and the transactions contemplated thereby and resolved to recommend the same for approval by the shareholders of Prison Realty.

     The securities purchase agreement and the merger agreement were executed on Sunday, December 26, 1999. The equity investment and the related restructurings were publicly announced on Monday, December 27, 1999.

PRISON REALTY'S REASONS FOR THE EQUITY INVESTMENT; RECOMMENDATION OF THE PRISON REALTY BOARD OF DIRECTORS

     The Prison Realty board, the Special Committee and the Independent Committee believe that the equity investment and the related restructurings are fair to and in the best interests of the Prison Realty shareholders. The Prison Realty board, the Special Committee and the Independent Committee believe that the transactions will create short-term shareholder value by alleviating the current liquidity and capital constraints of both Prison Realty and CCA and avoiding a debt restructuring which could include substantially more onerous terms and adversely impact Prison Realty's and CCA's relationships with key government entities. Additionally, the Prison Realty board, the Special Committee and the Independent Committee believe that the transactions will create long-term shareholder value by providing the combined company with working and growth capital to fund its development strategy.

     The Prison Realty board, the Special Committee and the Independent Committee have approved the equity investment and the restructuring transactions and recommend that shareholders of Prison Realty vote for all of the proposals in this proxy statement. In reaching this decision, the Prison Realty board, the Special Committee and the Independent Committee consulted with members of management of each of the combining companies, as well as financial advisors, legal counsel and accountants of the companies, and considered a number of factors.

     In making their determination with respect to the equity investment and the related restructuring transactions, the Prison Realty board, the Special Committee and the Independent Committee considered the following factors:

-   The proposed equity investment represents the best offer made to Prison
    Realty.

     - The investors' proposal was the result of an exhaustive four-month long process designed to produce a proposal which would provide the most long-term value for Prison Realty and its shareholders. On behalf of Prison Realty, Merrill Lynch contacted 47 potential investors and merger partners. The proposal by the investors represented the best offer from the four proposals received and represented the only offer which could be accomplished quickly because the investors had completed their due diligence and had made arrangements for refinancing the Company's existing indebtedness. The Prison Realty board and the Special Committee believe Merrill Lynch's contact with the large pool of potential investors and merger partners resulted in the best and most relevant proposals available to Prison Realty.

     - The Prison Realty board of directors negotiated for the right for Prison Realty shareholders to participate in the rights offering. The rights offering will allow shareholders to purchase up to $75.0 million of convertible preferred stock with the same economic terms as the convertible preferred stock being purchased by the investors.

     - The investors bring credibility and financial resources to Prison Realty. As evidence of these resources, the investors have arranged for the proposed bank lenders to issue a commitment for $1.2 billion in debt financing for the newly-combined company.

     - If a more favorable transaction is proposed by a third party without solicitation by Prison Realty, the Prison Realty board has the right to consider and accept it.

     - Both the financial advisor to the Prison Realty board and the Special Committee and the financial advisor to the Independent Committee rendered their opinions that the equity investment is fair, from a financial point of view, to Prison Realty and its shareholders.

- The Prison Realty board agreed with the investors that recombining Prison Realty CCA, PMSI and JJFMSI is the structure which will create the most value for Prison Realty shareholders.

     - Combining the companies eliminates the potential for conflicts of interest which have previously existed and affected Prison Realty's credibility in the capital markets, including those conflicts arising out of the landlord-tenant and debtor-creditor relationship between Prison Realty and CCA.

     - Since the 1999 Merger, the shares of REITs have suffered in the stock market, making it more difficult for REITs to raise equity or debt capital.

     - As a C corporation, the combined company will be able to retain earnings to help fund future growth.

- Action had to be taken to preserve the financial health of Prison Realty and CCA. Since CCA is Prison Realty's primary tenant, its financial problems are also borne by Prison Realty.

     - CCA did not meet its operating projections. Occupancy rates at its facilities were adversely affected by the opening of a substantial number of new facilities; operating expenses were higher as a percentage of revenues than in 1998, and there were significant expenses associated with newly-opened facilities.

     - During the latter part of the third quarter and the fourth quarter of 1999, the operating performance of CCA continued to decline. The Prison Realty board believed that this transaction would give the company the opportunity and the financial resources to correct its problems and to bring in a new management team to improve the company's operating results.

     - The failure of CCA to make its required payments to Prison Realty would create a default by Prison Realty under the terms of existing indebtedness. In addition, a default by CCA under its debt obligations would create a cross-default by Prison Realty under its existing credit facility.

- The Prison Realty board considered alternatives that did not involve any third-party investment and decided that those alternatives would not work.

     - Prison Realty considered significantly lowering the lease payments owing to Prison Realty by CCA and maintaining the current structure of the companies. This alternative was rejected.

       - Reducing the lease payments could be a default under the company's borrowing agreements. Absent an outside equity investment, the Prison Realty board of directors believed that it would be extremely difficult to restructure Prison Realty's debt.

       - Reducing the lease payments could result in a violation of the rules applicable to REITs for federal income tax purposes, which would cause Prison Realty to owe a corporate income tax.

       -  Conflicts of interest would continue to exist.

     - The Prison Realty board considered and rejected combining all of the companies into a C corporation without an outside equity investment.

       - This alternative would also require refinancing or renegotiating the terms of all of the companies' existing debt, which in the view of the Prison Realty board, may not be possible or, if possible, obtained on significantly less favorable terms, given CCA's recent operating performance and failure to meet its projected results, absent a significant equity investment.

       - A standalone combination would not address Prison Realty's capital needs with respect to the construction and expansion of correctional and detention facilities as well as its financial ability to expand its existing and prospective business opportunities.

       - The Prison Realty board believed that a combination of the companies into a C corporation without an outside investment would not resolve CCA's liquidity needs or provide the basis for waivers of default under Prison Realty's and CCA's indebtedness through the time period required to secure Prison Realty and CCA shareholder approval of a combination.

       - The Prison Realty board also believed that a standalone recombination would likely result in an adverse market reaction because of the lack of credibility that Prison Realty would experience absent a new equity investment and new management team. The Prison Realty board believed that it would be very difficult to attract a new management team without a significant equity investment and that the absence of a new management team would make it unlikely that holders of the Company's existing debt would agree to restructure that debt.

     - Merrill Lynch concluded that the standalone alternatives were not the best options available to Prison Realty and Wasserstein Perella concluded, at the time it delivered its opinion, that the standalone alternatives were not feasible.

- The Prison Realty board believes that the consideration being paid to shareholders of the operating companies is the minimum amount that could be paid and still accomplish the transactions.

     - The investors required the combination of the companies as a condition to making their investment. The shareholders of the operating companies were aware of this fact.

     - The outside investors in PMSI and JJFMSI, and Baron, an outside investor in CCA, stated that they would not accept any amount of consideration less than the cash payment being made to them. The outside investors in PMSI and JJFMSI own 85% of the voting common stock of PMSI and JJFMSI, respectively, and Baron has the contractual right to approve any merger of CCA.

     - The operating companies possessed all the contracts with government agencies, the employees and infrastructure necessary to operate Prison Realty's properties. Any effort to force the operating companies' shareholders to accept less was likely to result in significant disruption of relationships with government agencies and substantial loss of value.

     - Both the Prison Realty board and the investors concluded that it was appropriate to pay the merger consideration for each of the operating company mergers. Persons receiving the merger consideration would be management and key employees of the operating companies who would be critical to the combined companies' success in the future.

     - The Prison Realty board noted that significant restrictions on the transfer of the shares issued to these members of management and key employees would exist.

- The Prison Realty board also considered what would happen to the companies and their shareholders if the transactions were not approved.

     - If the transactions are not approved, the Prison Realty board will have to pursue one of the standalone alternatives.

     - The standalone alternatives would require the refinancing or the renegotiation of the terms of the companies' debt. There can be no assurance that the companies' lenders would agree to refinance or renegotiate the terms of the companies' debt.

     - Because the companies' business involves public safety, the Prison Realty board believes it would have a seriously adverse impact upon its business if the government entities for which the companies house inmates viewed the companies as not having the financial resources to carry out their public safety obligations.

     In making its determination with respect to the equity investment and the related restructuring, the Prison Realty board, the Special Committee and the Independent Committee also considered the following potentially negative factors:

     - The combined company's net income per share will be lower due to the increase in the number of shares as a result of the issuance of the shares of convertible preferred stock and the warrants to the investors and existing Prison Realty shareholders in the rights offering. Additionally, the dividends to be paid on and the costs associated with the new securities will serve to reduce Prison Realty's net income available to common shareholders to such a degree that on a pro forma basis, the combined company will experience a net loss per share.

     - The initial conversion price of the shares of convertible preferred stock of $6.50 per share of common stock and the initial exercise price of the warrants of $7.50 per common share may be adjusted downward if the combined companies are required to indemnify the holders under the terms of the securities purchase agreement. Additionally, the conversion price and the exercise price may be reduced if Prison Realty becomes obligated to make payments in excess of $50.0 million, net of insurance proceeds, resulting from the settlement of currently outstanding or contemplated shareholder litigation. Such conversion price or exercise price reductions are not subject to a maximum amount and could reduce the conversion price or exercise price significantly, resulting in the issuance of additional shares of common stock to the holders on conversion of the shares of convertible preferred stock or exercise of the warrants. Since the conversion price or the exercise price may be reduced, the ownership percentage of current shareholders who do not subscribe to the rights offering may be significantly diminished.

     - The combined company will not qualify as a REIT; no further distributions will be made to holders of Prison Realty's common stock in the foreseeable future and Prison Realty will be required to pay federal income taxes for 1999 of approximately $100.0 million.

     -  Completion of the equity investment and the related restructuring will
        require the companies to incur approximately $          million of
        transaction costs (a substantial portion of which has either been spent or contractually committed) and will require a substantial amount of management's time. These resources could have otherwise been used by the companies to further their respective business objectives.

     - Holders will receive a 12% annual dividend, paid quarterly, on the shares of convertible preferred stock and a guaranteed 18% annual return on investment, compounded quarterly, to be paid upon the stock's redemption or liquidation or a change of control of Prison Realty.
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

        Additionally, Prison Realty will be required to pay cash fees of $15.7 million to the investors as part of the investment.

     - Completing the equity investment and related restructuring will place significant demands on the combined company's liquidity as the result of the dividend requirements of the convertible preferred stock and the obligation to pay corporate income taxes. The company's ability to meet these liquidity requirements will depend on its ability to borrow under its new credit facility and to generate sufficient cash from operations.

     - Following the initial closing of the equity investment and the investors' purchase of $240.0 million of shares of series B convertible preferred stock and warrants to purchase Prison Realty common stock thereunder (assuming Prison Realty's shareholders participate fully in the rights offering), as the result of the investors' ownership of 9.6 million shares of series B convertible preferred stock, the investors will hold approximately 17.9% of the voting power of Prison Realty, increasing to approximately 20.0% if the investors purchase an additional $35.0 million, or 1.4 million shares, of series B convertible preferred stock in one or more subsequent closings at the request of Prison Realty pursuant to the terms of the securities purchase agreement. If Prison Realty's shareholders do not participate in the rights offering and the investors purchase the full $350.0 million of shares of series B convertible preferred stock and warrants, the investors will hold, as the result of the ownership of 14.0 million shares of series B convertible preferred stock, approximately 25.5% of the voting power of Prison Realty. The investors' voting power following the equity investment will reduce the voting power currently held by Prison Realty's existing shareholders.

     - The limitations on Prison Realty's ability to engage in certain corporate actions without the consent of the investors, the composition of the Prison Realty board following the shareholder approval of the equity investment (and thereafter) and the size of the investors' investment might discourage other persons from offering to acquire a significant interest in Prison Realty (or all or a significant portion of the assets of Prison Realty).

     In the Prison Realty board's opinion, the factors listed immediately above, along with the other factors discussed in this proxy statement, represent the material potential risks and adverse consequences to you, that could occur in connection with the equity investment. The Prison Realty board considered the impact of these risks and consequences to the existing shareholders in evaluating the equity investment and the related transactions. In the Prison Realty board's opinion, however, these potential risks and consequences were outweighed by the potential positive factors and the risks of not consummating the equity investment discussed above. Accordingly, the Prison Realty board voted to approve the equity investment and the related restructuring.

     In view of the wide variety of factors considered by the Prison Realty board, the Prison Realty board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in making the recommendations.

OPINION OF PRISON REALTY'S FINANCIAL ADVISOR

     Merrill Lynch was retained by Prison Realty to act as its financial advisor regarding the equity investment and related restructurings of Prison Realty, based upon Merrill Lynch's experience and expertise. On December 26, 1999, Merrill Lynch rendered an oral opinion to the board of directors of Prison Realty, which was confirmed in writing as of December 26, 1999. The opinion delivered by Merrill Lynch to the board of directors of Prison Realty was to the effect that, as of the respective dates of the oral and written opinions delivered to the board of directors of Prison Realty, and based on and subject to the limitations and considerations stated in the written opinion to the board of

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

directors, the equity investment was fair to Prison Realty and its shareholders from a financial point of view.

     The full text of the Merrill Lynch opinion dated as of December 26, 1999 to the board of directors of Prison Realty, which sets forth the assumptions made, matters considered and limits on the reviews undertaken, is attached as Appendix G to this proxy statement. The Merrill Lynch opinion addressed only the fairness of the equity investment from a financial point of view to Prison Realty and its shareholders. Except as set forth in the previous sentence, the Merrill Lynch opinion did not address any other aspect of the equity investment, the merger transactions, the Baron and Sodexho stock purchase transactions, as hereinafter discussed, the rights offering, the senior credit facilities, the subordinated note issuance or the decision of Prison Realty to cease qualifying as a REIT commencing with its tax year ending December 31, 1999. The transactions and other matters referred to in the previous sentence are referred to herein together as the "overall transaction." Specifically, the Merrill Lynch opinion did not address the following:

     - the merits of the underlying decision of Prison Realty to engage in any aspect of the overall transaction, including the equity investment or the merger transactions;

     - any consideration to be received by any person or entity in any aspect of the overall transaction;

     - the relative merits of any aspect of the overall transaction compared to any alternative business or financing strategy that might have existed for Prison Realty;

     - the fairness of the consideration to be received by any person or entity in connection with the merger or the Baron and Sodexho transactions;

     - the adequacy of Prison Realty's capital structure or Prison Realty's financial resources, financial commitments or solvency; and

     - the value of Prison Realty common stock or the prices at which Prison Realty common stock will trade following the issuance of the shares of convertible preferred stock and the warrants.

     The Merrill Lynch opinion did not and does not constitute a recommendation to any holder of Prison Realty common stock as to how to vote at the Prison Realty special shareholders meeting. For a more complete description, you should read the full text of the opinion.

     In arriving at its opinions, Merrill Lynch, among other things:

     - reviewed certain publicly available business and financial information relating to Prison Realty and CCA that it deemed relevant, including Prison Realty's (and its predecessors') Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1998 and Prison Realty's Quarterly Reports on Form 10-Q and related unaudited financial information for the quarterly periods ending March 31, 1999, June 30, 1999 and September 30, 1999;

     - reviewed certain additional financial information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Prison Realty and CCA furnished to it by Prison Realty and CCA;

     - conducted discussions with members of senior management of Prison Realty concerning the business and prospects of Prison Realty and CCA and the prison industry in general;

     - reviewed the results of operations of Prison Realty and CCA and compared them with those of certain companies that it deemed to be relevant;

     - reviewed historical market prices and trading activity of the Company common stock and compared them with those of certain publicly traded companies that it deemed relevant;

     - compared the proposed financial and other terms of the equity investment with the financial and other terms of certain other transactions that it deemed to be relevant;

     - considered certain pro forma financial effects of the overall transaction;

     -  reviewed the securities purchase agreement dated December 26, 1999;

     -  reviewed the merger agreement dated December 26, 1999; and

     - reviewed such other financial studies and analyses and performed such other investigations, and took into account such other matters, as it deemed necessary.

     In preparing its opinions, Merrill Lynch also relied on the accuracy and completeness of all information supplied or otherwise made available to it by or on behalf of Prison Realty and all information made publicly available by Prison Realty and CCA, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertaking an independent appraisal of the assets or liabilities of Prison Realty and CCA. In addition, Merrill Lynch assumed, among other things, the following:

     - The financial forecasts furnished by Prison Realty and CCA were reasonably prepared and reflected the best currently available estimates and judgment of Prison Realty's and CCA's management as to the expected future financial performance of Prison Realty and CCA;

     - The Company would cease qualifying as a REIT under the Code commencing with its tax year ending December 31, 1999 in accordance with the terms of its charter, bylaws and all material contracts and agreements to which it is a party or by which it or its assets is bound;

     - The merger transactions will close in accordance with the merger agreement; the Baron and Sodexho stock purchase transactions will close in accordance with the terms of the stock purchase agreements governing the Baron and Sodexho stock purchases; the equity investment will close in accordance with the securities purchase agreement; and Prison Realty will enter into the senior secured credit facilities;

     - No aspect of the overall transaction will have an adverse effect upon Prison Realty or CCA, it being understood that this assumption did not address the equity investment;

     - In the course of obtaining the necessary regulatory, contractual and other consents and approvals for all aspects of the overall transaction, no regulatory, contractual or other requirements imposed on Prison Realty or CCA will have an adverse effect upon Prison Realty or CCA.

     The following is a brief summary of the material analyses contained in the presentation of Merrill Lynch to the board of directors of Prison Realty on December 26, 1999 and the opinion of Merrill Lynch to the board of directors of Prison Realty dated as of December 26, 1999.

ANALYSIS OF STANDALONE ALTERNATIVES

     At various meetings of the Prison Realty board of directors held during the months of September through December 1999, Merrill Lynch discussed two standalone alternatives under which Prison Realty would not receive any new equity from a third party. The first standalone alternative involved keeping Prison Realty, CCA, PMSI and JJFMSI as separate companies, maintaining Prison Realty's REIT status and restructuring the various lease payments among these companies. This alternative was considered to have the following drawbacks:

     - it would likely have resulted in an event of default under Prison Realty's credit facility and senior notes;

     - it may have resulted in Prison Realty violating certain REIT requirements; and

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

     - it may have inhibited Prison Realty's ability to expand because of the need, under the REIT rules, to distribute substantially all of its taxable income to its shareholders.

     The second standalone alternative involved merging Prison Realty, CCA, PMSI and JJFMSI into a single corporate entity or consolidated group and terminating Prison Realty's REIT status. This alternative was considered to have the following drawbacks:

     - it would likely have resulted in an event of default under Prison Realty's credit facility;

     - it may have negatively impacted Prison Realty's share price because investors were expecting some amount of new equity to be provided to Prison Realty and some changes or additions to Prison Realty's management team; and

     - Prison Realty's outstanding debt would still need to be restructured, which would have involved the payment of fees and possibly the granting of equity to existing or new creditors.

     Merrill Lynch concluded that a transaction involving an equity investment in Prison Realty by a third party would deliver greater long term value to Prison Realty than either of these standalone alternatives.

COMPARISON OF CONVERSION AND EXERCISE PRICES TO CURRENT STOCK PRICE

     Merrill Lynch observed that the closing price of the shares of Prison Realty's common stock on the New York Stock Exchange was $5.75 on December 23, 1999, the most recent day of trading prior to the day of the execution of the securities purchase agreement. Merrill Lynch also observed that the conversion price of the shares of convertible preferred stock of $6.50 and the exercise price of the warrants of $7.50 both exceeded the December 23, 1999 closing price.

COMPARISON OF CONVERSION AND EXERCISE PRICES TO RESULTS OF COMPARABLE COMPANY TRADING ANALYSIS

     Merrill Lynch performed a comparable public company trading analysis under which it compared publicly available financial and operating data, projections of future financial performance and market statistics based upon the stock prices for companies in lines of business believed to be generally comparable to those of Prison Realty in the prison industry, as follows:

                             Wackenhut Corrections
                              Cornell Corrections
                          Correction Properties Trust

     Merrill Lynch compared the aggregate value (consisting of market capitalization and total debt) of Prison Realty and these companies as a multiple of their respective estimated 2000 earnings before interest, taxes, depreciation and amortization, or EBITDA. For the selected comparable companies, such an analysis indicated a range of 2000 EBITDA multiples of 5.6x to 7.0x. Based on this analysis, Merrill Lynch calculated the implied value per share of Prison Realty common stock assuming a range of 2000 EBITDA multiples of 5.5x to 7.0x and estimated 2000 EBITDA of $235.0 million. This calculation yielded a range of implied values per share of Prison Realty's common stock of $0.00 to $3.00. Merrill Lynch observed that the conversion price of the shares of series B convertible preferred stock of $6.50 and the exercise price of the warrants of $7.50 were above this range.

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

     Merrill Lynch also calculated ranges of implied values per share of Prison Realty's common stock based on multiples of estimated 2000 EBITDA for selected REITs in the health care and lodging industries as well as REITs which derive all or substantially all of their revenue from triple net lease arrangements. This analysis yielded the following results:

                                                          IMPLIED VALUE PER
                                        ESTIMATED 2000        SHARE OF
                                            EBITDA             COMPANY
COMPANIES                                 MULTIPLES         COMMON STOCK
---------                               --------------    -----------------
Healthcare REITs....................    7.5x -- 9.0x       $4.00 -- $6.75
Lodging REITs.......................    7.5x -- 9.5x       $4.00 -- $7.75
Triple Net Lease REITs..............    7.0x -- 9.0x       $3.00 -- $6.75

     Merrill Lynch observed that the conversion price of the shares of convertible preferred stock of $6.50 and the exercise price of the warrants of $7.50 either exceeded or were within the highest portion of these ranges.

     No company utilized as a comparison in the comparable company trading analysis is identical to Prison Realty. In evaluating the comparable companies, Merrill Lynch made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Prison Realty, such as the impact of competition on Prison Realty and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Prison Realty or the industry or in the financial markets in general.

COST OF EQUITY ANALYSIS

     Merrill Lynch estimated the total cost, expressed as a compounded annual rate, of the securities to be issued to the investors, taking into account the dividend to be paid on the convertible preferred stock, including the lookback provision, the conversion feature of the shares of series B convertible preferred stock, the Prison Realty common stock issuable upon exercise of the warrants, and the fees to be paid to the investors. Merrill Lynch estimated the cost of the securities under several scenarios whereby the shares of Prison Realty's common stock would have appreciated at compounded annual growth rates ("equity CAGRs") of 0% to 30% over the following 6.5 years if no investment had been made. Under the equity investors' proposal, the implied cost of the securities ranged from 21.3%, assuming a 0% equity CAGR, to 39.1%, assuming a 30% equity CAGR.

REDUCTION IN CURRENT SHAREHOLDERS' RETURN ANALYSIS

     Merrill Lynch estimated the reduction in the return, expressed as a compounded annual rate, to current shareholders as a result of the issuance of the securities to the investors, taking into account the dividend to be paid on the shares of series B convertible preferred stock, including the lookback provision, the conversion feature of the shares of series B convertible preferred stock, the common stock issuable upon exercise of the warrants, and the fees to be paid to the investors. Merrill Lynch estimated the reduction in the return to current shareholders under several scenarios whereby the shares of Prison Realty's common stock would have appreciated at equity CAGRs of 0% to 30% over the following 6.5 years if no investment had been made. Under the investors' proposal, the reduction in the return to current shareholders ranged from 1.2%, assuming a 5% equity CAGR, to 4.8%, assuming a 30% equity CAGR.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Merrill Lynch considered the

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

results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, selecting any portion of Merrill Lynch's analyses, without considering all analyses, would create an incomplete view of the process underlying the Merrill Lynch opinion. In addition, Merrill Lynch may have deemed some assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Merrill Lynch's view of the actual value of Prison Realty. Of the factors considered for purposes of its opinion, Merrill Lynch did not find any factor that did not support the conclusion of its opinion regarding the fairness of the equity investment from a financial point of view.

     In performing its analysis, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Prison Realty. The analyses performed by Merrill Lynch are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. These analyses were prepared solely as a part of Merrill Lynch's analysis of whether the equity investment was fair from a financial point of view to Prison Realty and its shareholders. In addition, as described above, Merrill Lynch's opinion, including Merrill Lynch's presentation to the Special Committee and to the Prison Realty board, was one of many factors taken into consideration by the Prison Realty board in making its determination to approve the equity investment.

FEES

     In a letter agreement dated September 14, 1999, Prison Realty agreed to pay Merrill Lynch the following amounts:

     -  a $250,000 fee payable upon the signing of the letter agreement;

     - a fee of approximately $15.0 million upon the closing of the equity investment; and

     -  Merrill Lynch's out-of-pocket fees and expenses up to $100,000.

If the equity investment is not completed, Merrill Lynch may be entitled to a fee based upon a percentage of the aggregate consideration paid in an alternative transaction or a fixed dollar amount.

     Prison Realty also agreed to indemnify Merrill Lynch for all losses, claims, damages and liabilities arising out of the engagement and the transactions in connection therewith, including all reasonable expenses related to Merrill Lynch's investigation and defense of any claim, to the extent that such losses, claims, damages and liabilities did not result from Merrill Lynch's bad faith or gross negligence. Shareholders should take these provisions into consideration when evaluating the opinion of Merrill Lynch.

     Merrill Lynch's engagement may be terminated by either Prison Realty or Merrill Lynch at any time after September 14, 2000.

     Merrill Lynch is an internationally recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its trading, brokerage and financing activities, Merrill Lynch or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities of Prison Realty. In addition, Merrill Lynch may act as an underwriter or financial advisor with respect to the financing activities of Prison Realty in the future.

     Merrill Lynch also served as financial advisor to CCA and delivered an opinion to the board of directors of CCA in connection with the CCA merger and related transactions.

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

OPINION OF THE INDEPENDENT COMMITTEE'S FINANCIAL ADVISOR

     The Independent Committee retained Wasserstein Perella to provide investment banking advice and services in connection with a possible third-party equity investment in Prison Realty. The Independent Committee requested Wasserstein Perella to provide its opinion as to the fairness, from a financial point of view, of the proposed equity investment to Prison Realty and its shareholders. Wasserstein Perella was not requested to evaluate any other aspect of the equity investment or the securities purchase agreement. Furthermore, Wasserstein Perella was not requested to evaluate any aspect of the recombination transaction or any terms of the merger agreement.

     At the December 26, 1999 meeting with the Independent Committee, Wasserstein Perella reviewed the process conducted by Merrill Lynch for attracting potential investors in Prison Realty. Wasserstein Perella evaluated certain standalone alternatives to a third-party equity investment in Prison Realty. Based on the information available to it, Wasserstein Perella agreed with the conclusion of Merrill Lynch and Prison Realty, and concluded that these alternatives represented a feasible option for Prison Realty.

     Wasserstein Perella then noted that Merrill Lynch had solicited indications of interest in a merger or investment in Prison Realty and contacted 47 potential investors and merger partners over a period of four months. 20 of the 47 investors indicated that they were not interested in pursuing a potential transaction. As for the rest, Merrill Lynch had ongoing discussions with 23 investors and eventually received written indications of interest from three investors. Wasserstein Perella also noted that in the context of their engagement, the Independent Committee directed them not to, and they did not, solicit third party indications of interest in making an investment in, acquiring all or any part of, or otherwise engaging in any extraordinary transaction with Prison Realty, CCA, PMSI or JJFMSI. Wasserstein Perella did not investigate any alternative transactions that may be available to Prison Realty or negotiate with any party regarding any transaction, including the overall recombination transaction.

     On December 26, 1999, Wasserstein Perella orally delivered its opinion to the Independent Committee, which it later confirmed in a written opinion dated December 26, 1999, to the effect that as of the date of the opinion and based upon specified assumptions, the proposed equity investment was fair, from a financial point of view, to Prison Realty and its shareholders. Wasserstein Perella's opinion does not address Prison Realty's capital structure, ability to satisfy its obligations, ability to access the capital markets for future financing requirements or solvency, in each case at any time, including at present and following the completion of the overall recombination transaction. Wasserstein Perella's opinion also does not address Prison Realty's underlying business decision to effect the transactions contemplated by either the merger agreement or the securities purchase agreement or the relative merits of the overall recombination transaction (including the fact that Prison Realty will no longer qualify for treatment as a REIT) compared to any alternative business or financing strategy that might exist for Prison Realty. Wasserstein Perella also presented to the Independent Committee the analyses described below.

     A COPY OF WASSERSTEIN PERELLA'S OPINION IS ATTACHED AS APPENDIX H TO THIS PROXY STATEMENT. SHAREHOLDERS ARE URGED TO READ THE WASSERSTEIN PERELLA OPINION IN ITS ENTIRETY FOR INFORMATION WITH RESPECT TO THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY WASSERSTEIN PERELLA IN RENDERING ITS OPINION. REFERENCES TO WASSERSTEIN PERELLA'S OPINION IN THIS PROXY STATEMENT AND THE SUMMARY OF WASSERSTEIN PERELLA'S OPINION IN THIS SECTION OF THE PROXY STATEMENT ARE QUALIFIED BY REFERENCE TO THE FULL TEXT OF WASSERSTEIN PERELLA'S OPINION. WASSERSTEIN PERELLA'S OPINION ONLY ADDRESSES THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EQUITY INVESTMENT TO PRISON REALTY AND ITS SHAREHOLDERS, AND IT DOES NOT ADDRESS ANY OTHER INDIVIDUAL OR COLLECTIVE ASPECT OF THE OVERALL RESTRUCTURING. WASSERSTEIN PERELLA'S OPINION DOES NOT CONSTITUTE A RECOMMENDA-

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

TION TO SHAREHOLDERS TO VOTE IN FAVOR OF THE OVERALL RESTRUCTURING OR TO PARTICIPATE IN THE PROPOSED RIGHTS OFFERING, AND SHAREHOLDERS SHOULD NOT RELY UPON THIS OPINION AS A RECOMMENDATION.

     In arriving at its opinion, Wasserstein Perella reviewed, among other things:

     -  the merger agreement;

     -  the securities purchase agreement;

     - certain publicly available business and financial information relating to Prison Realty which Wasserstein Perella deemed to be relevant;

     - certain internal non-public financial and operating information prepared by or on behalf of Prison Realty, CCA, PMSI and JJFMSI and provided orally or in writing by or on behalf of the managements of Prison Realty, CCA, PMSI and JJFMSI to Wasserstein Perella for purposes of its analysis;

     - certain financial and stock market data relating to Prison Realty, and compared this data with similar data for certain other companies, the securities of which are publicly traded, that Wasserstein Perella deemed to be relevant; and

     - the financial terms of the equity investment, and compared these terms with the financial terms of other recent convertible preferred securities which Wasserstein Perella deemed to be relevant to its inquiry.

     Wasserstein Perella had discussions with the managements of Prison Realty, CCA, PMSI and JJFMSI and their representatives about the respective businesses, operations, assets, financial condition and future prospects of Prison Realty, CCA, PMSI and JJFMSI, including specific financial and liquidity issues facing Prison Realty. Wasserstein Perella also performed such studies, analyses and investigations and reviewed other information as it considered appropriate for purposes of arriving at and preparing its opinion.

     In conducting its analysis and arriving at its opinion, Wasserstein Perella assumed and relied upon the accuracy and completeness of all financial and other information that was provided to or discussed with it or was publicly available, and did not assume any responsibility for independently verifying this information. Wasserstein Perella also relied upon the reasonableness and accuracy of the financial information and analyses provided to them and assumed that all financial information and analyses provided by Prison Realty, CCA, PMSI and JJFMSI were prepared in good faith and on bases reflecting the best currently available judgments and estimates of the respective managements of Prison Realty, CCA, PMSI and JJFMSI. Wasserstein Perella did not express any opinion with respect to such financial information and analyses or the assumptions upon which they are based. In addition, Wasserstein Perella did not review any of the books and records of Prison Realty, CCA, PMSI or JJFMSI, except as described above, or assume any responsibility for conducting a physical inspection of the properties or facilities of Prison Realty, CCA, PMSI or JJFMSI, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of Prison Realty, CCA, PMSI or JJFMSI, and Wasserstein Perella was not provided with any such independent valuation or appraisal.

     Wasserstein Perella noted that the mergers are intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code and Wasserstein Perella assumed that each merger will qualify as such a reorganization. Based on information provided by Prison Realty, Wasserstein Perella assumed that Prison Realty will continue to conduct its operations in a manner so as to maintain its qualification for treatment as a REIT within the meaning of the Code, but, pending shareholder approval of the equity investment and related restructuring, will elect to cease to operate so as to qualify as a REIT, resulting in Prison Realty being classified as a subchapter C corporation within the meaning of the Code commencing with its tax year ending December 31, 1999.
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

Wasserstein Perella further assumed that Prison Realty would effect this change in its tax treatment in accordance with the terms of its charter and bylaws and all material contracts and agreements to which it is a party or by which it or its assets are bound.

     Wasserstein Perella assumed that obtaining all regulatory and other approvals and third party consents required for consummation of the overall transaction would not have an adverse impact on Prison Realty, CCA, PMSI or JJFMSI or on the anticipated benefits of the overall transaction. Wasserstein Perella also assumed that the transactions described in the merger agreement and the securities purchase agreement would be consummated on the terms set forth in the merger agreement and the securities purchase agreement, without material waiver or modification. In addition, Wasserstein Perella assumed that neither the merger nor any transaction contemplated by the merger agreement would have an adverse effect on Prison Realty.

     Wasserstein Perella's opinion was necessarily based on economic and market conditions and other circumstances as they existed and could be evaluated by Wasserstein Perella on the date of its opinion. In addition, Wasserstein Perella did not express any opinion as to the price or trading range at which any of Prison Realty's securities will trade at any time.

SUMMARY AND ANALYSIS OF THE INVESTMENT

     During the December 26, 1999 meeting with the Independent Committee, and supported by materials presented to the Independent Committee dated December 26, 1999, Wasserstein Perella reviewed with the members of the Independent Committee certain financial, industry and market information with respect to Prison Realty, CCA, PMSI and JJFMSI, and the procedures used in arriving at, and the analyses underlying, Wasserstein Perella's opinion. The following summary is not a complete description of Wasserstein Perella's opinion or of Wasserstein Perella's analyses relating to its opinion. The preparation of a fairness opinion is a complex process that is not purely mathematical and is not necessarily susceptible to partial analyses or summary description. You are encouraged to review Wasserstein Perella's opinion in its entirety.

     Wasserstein Perella presented a summary of the material terms of the proposed equity investment, including:

     - the investors' initial $315.0 million investment, less the amount of gross proceeds received by Prison Realty from the rights offering;

     -  Prison Realty's $75.0 million rights offering to its shareholders;

     -  the investors' additional $35.0 million standby commitment; and

     - the investors' representation on the ten member Prison Realty board by four members.

     Wasserstein Perella then reviewed the issues facing Prison Realty with the Independent Committee. Prison Realty informed Wasserstein Perella that Prison Realty's status as a "REIT" (1) created significant liquidity issues and (2) placed constraints on Prison Realty's ability to fund growth; these factors together created a level of uncertainty that negatively impacted the value of Prison Realty's common stock. Wasserstein Perella noted that CCA had insufficient cash flows and borrowing capacity to meet its lease payment obligations to Prison Realty. A reduction in CCA's lease payments to Prison Realty likely would result in an event of default under Prison Realty's credit facility and indenture for the 12% senior notes. In addition, Wasserstein Perella noted that reduced lease payments could cause the associated properties to be revalued downward and force Prison Realty to violate specific asset-based REIT requirements, as well as jeopardize Prison Realty's ability to pay cash dividends. Wasserstein Perella further noted that Prison Realty's REIT status required it to distribute 95% of its taxable income to its shareholders, making Prison Realty dependent on outside sources of capital to fund its growth.

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

ANALYSIS OF THE STANDALONE ALTERNATIVES

     At the December 26, 1999 meeting with the Independent Committee, Wasserstein Perella discussed the principal alternatives to a third-party equity investment, as described below. Wasserstein Perella concluded that neither of these two primary standalone alternatives represented a feasible option for Prison Realty.

     The first standalone alternative involved maintaining Prison Realty's REIT status and restructuring the various lease payments among Prison Realty, CCA, PMSI and JJFMSI. This alternative was considered to have the following drawbacks:

     - it would likely constitute an event of default under Prison Realty's credit facility and senior notes;

     -  it could result in a REIT test violation; and

     - it would not lessen Prison Realty's reliance on outside sources of capital to fund its growth.

     The second standalone alternative involved recombining Prison Realty, CCA, PMSI and JJFMSI into a single corporation, taxable as a C corporation within the meaning of the Code. This alternative was considered to have the following drawbacks:

     - it would not have resolved CCA's immediate liquidity needs before obtaining shareholder approval;

     - it would likely have resulted in an event of default under Prison Realty's credit facility; and

     - Prison Realty's lenders likely would not have restructured Prison Realty's existing debt at no cost. The costs of such debt restructuring likely would have involved some form of new equity investment, whether from third-party investors or from the lenders themselves.

DISCOUNTED CASH FLOW ANALYSIS

     Wasserstein Perella first performed a discounted cash flow ("DCF") analysis of the investors' proposal using financial projections for fiscal years 2000 through 2004 provided by the management of Prison Realty. Prison Realty's management prepared a set of financial projections which were based on management's assumptions for future performance. Wasserstein Perella then performed a DCF analysis using a sensitivity case that modified specific assumptions made by Prison Realty's management in preparing its financial projections. Finally, Wasserstein Perella performed a third, purely theoretical, DCF analysis for a standalone recombination proposal that involved no third-party equity investment. Wasserstein Perella noted that this last DCF analysis was less relevant because this theoretical analysis assumed, among other things, that Prison Realty's existing debt could be restructured at no cost to Prison Realty.

     For each of these three DCF analyses, Wasserstein Perella aggregated the present value of the cash flows from 2000 through 2004 with the present value of a range of terminal values. All cash flows were discounted at rates of 12.0%, 13.0% and 14.0%. The terminal values were computed using forward terminal value multiples of 5.0x, 5.5x, 6.0x and 6.5x for fiscal year 2005 EBITDA. Wasserstein Perella arrived at these discount rates based on its judgment of the weighted average cost of capital of selected publicly-traded prison companies, and arrived at these terminal values based on its review of the trading characteristics of the common stock of selected publicly-traded prison companies.

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

     The results of these three DCF analyses were as follows:

     - Wasserstein Perella's analysis of the investors' proposal indicated a range of values for the Prison Realty common stock of $1.79 and $7.51 per share with a midpoint of $4.65 per share based on fiscal year 2005 EBITDA of $677.8 million.

     - Wasserstein Perella's analysis of the sensitivity case indicated a range of values for the Prison Realty common stock of $1.64 and $6.69 per share with a midpoint of $4.17 per share based on fiscal year 2005 EBITDA of $546.0 million.

     - Wasserstein Perella's analysis of the theoretical standalone proposal indicated a range of values for the Prison Realty common stock of $3.19 and $8.21 per share with a midpoint of $5.70 per share based on fiscal year 2005 EBITDA of $515.3 million.

     Based on this range of implied share values, Wasserstein Perella noted that each of (1) the conversion price for the shares of series B convertible preferred stock and (2) the exercise price for the warrants under the investors' proposal was within or above the foregoing valuation ranges and that this fact supported a determination that the proposed equity investment was fair to Prison Realty and its shareholders.

SELECTED COMPARABLE COMPANY TRADING ANALYSIS

     To analyze the relative public market valuations of selected comparable prison companies, Wasserstein Perella analyzed the stock price performance and operating performance of Prison Realty, Res-Care, Inc., Cornell Corrections, Inc., Wackenhut Corrections Corporation, Correctional Services Corporation and Children's Comprehensive Services, Inc. Wasserstein Perella calculated market trading multiples for each of these companies based on their enterprise values as a multiple of their last twelve months' ("LTM") earnings before interest, taxes, depreciation and amortization ("EBITDA"). Wasserstein Perella noted that the range of enterprise value market multiples was 4.9x to 8.4x for LTM EBITDA.

     Wasserstein Perella then calculated the implied enterprise value of Prison Realty based on the preceding market multiples and derived a range of implied share prices. Wasserstein Perella noted that each of (1) the conversion price for the convertible preferred securities and (2) the exercise price for the warrants was above the foregoing valuation range and that this fact supported a determination that the proposed equity investment was fair to Prison Realty and its shareholders.

ANALYSIS OF THE RELATIVE TERMS OF THE PREFERRED SECURITIES

     Wasserstein Perella compared the financial terms of the proposed convertible preferred securities to be sold to the investors to 38 other convertible securities sold in private placements since May 14, 1997. This comparison indicated that, while the coupon rate of the proposed convertible preferred securities was higher than the coupon rate for other privately-placed convertible preferred securities, the higher rate was not unreasonable on a relative basis. The reasons for supporting this conclusion included:

     - Rural Cellular Corp., URS Corp., Rare Medium Group, CD Radio and Oxford Health Plans each recently issued convertible securities with conversion prices that were below their common stock's trading price one day before the announcement of the transaction;

     - under the terms of the proposed equity investment, the conversion price of the proposed convertible preferred securities was above the December 24, 1999 closing price for Prison Realty's common stock; and

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

     - Merrill Lynch had conducted an extensive, four-month solicitation of an indication of interest in a merger or investment in Prison Realty from over 45 potential investors and merger partners.

     Wasserstein Perella noted that these facts supported a determination that the proposed equity investment was fair to Prison Realty and its shareholders.

SUMMARY

     The preceding summary is not a complete description of the analyses performed by Wasserstein Perella or its presentations to the Independent Committee of the Prison Realty board. Wasserstein Perella believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all factors and analyses, could create a misleading view of the process underlying its analyses set forth in its opinion. In performing its analyses, Wasserstein Perella made numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business, regulatory and economic conditions and other matters, many of which are beyond the control of Prison Realty, CCA, PMSI and JJFMSI. Any estimates incorporated in the analyses performed by Wasserstein Perella are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than these estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which prison companies may trade. Since these estimates are inherently subject to uncertainty, Wasserstein Perella does not assume any responsibility for their accuracy. No company analyzed for comparative purposes is identical to Prison Realty, CCA, PMSI and JJFMSI. Accordingly, an analysis of comparative companies and comparative financings is not simply mathematical, but rather involves complex considerations and judgments concerning financial and operating characteristics of the companies involved and other factors that affect value.

     In addition to the analyses outlined above, Wasserstein Perella performed other valuation analyses which it deemed appropriate in determining the fairness, from a financial point of view, of the equity investment to Prison Realty and its shareholders. Wasserstein Perella concluded that, in its judgment, including the full range of its analyses described above, the equity investment is fair, from a financial point of view, to Prison Realty and its shareholders.

     Wasserstein Perella is an investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Independent Committee of the Prison Realty board selected Wasserstein Perella as its financial advisor because Wasserstein Perella is an internationally recognized investment banking firm, and professionals employed by Wasserstein Perella have substantial experience in transactions and in the valuation of companies.

     Prison Realty agreed to pay Wasserstein Perella a fee of $2,400,000 comprised of (1) an initial financial advisory fee of $350,000, (2) an additional financial advisory fee of $850,000 upon Wasserstein Perella's delivery of its opinion to the Independent Committee of the Prison Realty board,
(3) a fee of $650,000 upon delivery of this proxy statement to Prison Realty's shareholders and (4) the balance upon consummation of the overall restructuring, including the equity investment. In addition, Prison Realty agreed to reimburse Wasserstein Perella for its reasonable out-of-pocket expenses related to its engagement, including the reasonable fees and expenses of counsel, whether or not the overall restructuring is consummated. Prison Realty also has agreed to indemnify Wasserstein Perella and certain related persons against certain liabilities relating to or arising out of its engagement, including certain liabilities under the federal securities laws. Shareholders should take these provisions into consideration when evaluating the opinion of Wasserstein Perella.

     In the ordinary course of its business, Wasserstein Perella may actively trade the securities of Prison Realty for the accounts of Wasserstein Perella and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF DIRECTORS, OFFICERS AND AFFILIATES IN THE EQUITY INVESTMENT AND RELATED RESTRUCTURING TRANSACTIONS

     In considering the recommendations of the Prison Realty board to approve the equity investment and related restructuring transactions, you should be aware that several officers, directors or shareholders of Prison Realty have interests in, and will receive benefits as a consequence of, the equity investment and the related restructuring transactions, that are separate from the interests of, and benefits to, shareholders of Prison Realty generally. The Prison Realty board was aware of these interests when it approved the equity investment and the related restructuring transactions.

PURCHASE OF CCA COMMON STOCK FROM SODEXHO

     Immediately prior to the merger, Prison Realty will purchase from Sodexho all of the voting common stock of CCA owned by Sodexho (constituting approximately 16.9% of the outstanding capital stock of CCA) in exchange for a payment of $8.0 million in cash. Sodexho has also agreed to vote in favor of the merger transactions at CCA's special meeting and in favor of the proposals described herein. Jean-Pierre Cuny, a representative of Sodexho, is a director of Prison Realty and of CCA. Mr. Cuny abstained from the vote of the Prison Realty board approving the equity investment and related restructuring, as well as from the vote of the CCA board approving the merger transactions.

ISSUANCE OF PRISON REALTY COMMON STOCK TO CERTAIN CCA SHAREHOLDERS

     Prison Realty will issue approximately $10.8 million in shares of Prison Realty's common stock as the aggregate consideration paid to CCA's shareholders other than Sodexho, Baron, Mr. Crants, III and Mr. Devlin in connection with the merger transactions. J. Michael Quinlan and Vida H. Carroll, members of Prison Realty's management who hold shares of CCA common stock, will each will receive approximately $400,000 in shares of Prison Realty's common stock in the merger transactions which will be subject to the lock-up provisions described herein. Vida H. Carroll has resigned as Prison Realty's chief financial officer effective June 30, 2000. Prior to the completion of the merger transactions, Prison Realty will purchase the shares of CCA common stock held by each of Sodexho, Baron, Mr. Crants and Mr. Devlin as discussed elsewhere herein.

BOARD OF DIRECTORS AND SENIOR MANAGEMENT

     Doctor R. Crants, the current chief executive officer of Prison Realty, will resign from this position upon the successful completion of the equity investment. Mr. Crants also serves as a member of the board of directors and chief executive officer of CCA and serves as a member of each of the PMSI board and the JJFMSI board. Following the equity investment, Mr. Crants will become non-executive vice-chairman of Prison Realty.

     J. Michael Quinlan, president of Prison Realty, is also president of CCA and a member of its board of directors. Prison Realty anticipates that it will enter into an employment agreement with J. Michael Quinlan upon completion of the equity investment.

     Thomas W. Beasley, chairman of the board of directors of Prison Realty, is chairman of the board of directors of PMSI.

     Mr. Beasley, Mr. Cuny and Mr. Russell, each a member of Prison Realty's existing board of directors, as well as one additional member of Prison Realty's existing board yet to be determined, will continue to serve as directors of the newly combined company after completion of the equity investment, with Mr. Beasley serving as the newly combined company's chairman and interim chief executive officer. The investors will have the right to designate and subsequently elect, as the holders of the series B preferred stock, four additional directors and the investors, together with the existing Prison Realty board, will designate two additional members who will subsequently stand for election by Prison Realty's common stockholders and the holders of the series B preferred stock. See "Proposal to Adopt the Articles of Amendment and Restatement to the Prison Realty Charter -- Structure and composition of board of directors."

SEVERANCE PAYMENTS TO PRISON REALTY EXECUTIVE OFFICERS

     On January 1, 1999, Prison Realty entered into an employment agreement with Doctor R. Crants which provided for a term of three years with an additional three year renewal option. The agreement provided for annual compensation and incentive compensation as determined by Prison Realty's Compensation Committee and also provided for certain non-cash benefits such as life and health insurance. Doctor R. Crants has since resigned from his position as chairman of the Prison Realty board and, following the successful completion of the equity investment, he will resign as the chief executive officer of Prison Realty. In connection with such resignation, Doctor R. Crants will receive a severance payment and/or benefits in an amount as yet to be determined by the Prison Realty board. Mr. Crants will continue to serve as the vice-chairman of Prison Realty. The provisions of Doctor R. Crants' employment agreement prohibit him from competing with Prison Realty for a period of one year after termination of his employment.

     In connection with the resignation of D. Robert Crants, III from his position as president of Prison Realty and as a member of the Prison Realty board, and the resignation of Michael W. Devlin from his position as chief operating officer of Prison Realty and as a member of the Prison Realty board, the employment agreements previously entered into between Prison Realty and each of Mr. Crants and Mr. Devlin have been terminated. Prison Realty and CCA have entered into a severance agreement with each executive pursuant to which Prison Realty and CCA have made, and shall make, payments to each executive totaling approximately $633,750. Among the payments to be made to each executive pursuant to the terms of the severance agreements are (i) a payment of $233,750, which represents amounts that were payable to each executive pursuant to the terms of his respective employment agreement; and (ii) a payment made to each executive on December 31, 1999 of $300,000 in exchange for 150,000 shares of CCA common stock (representing 75% of each executive's ownership interest in CCA). The remaining $100,000 of the payment will be used to purchase the remainder of each executive's remaining 25% CCA common stock immediately prior to the closing of the merger transactions, subject to the satisfaction of certain conditions to the merger transactions. All payments will be applied to reduce the outstanding aggregate principal amount of three loans granted to each executive in the aggregate principal amount of $1.0 million under the Prison Realty Executive Equity Loan Plan. Additionally, any stock options or similar rights which have not been exercised by each executive, and any other awards of stock or equity interests in which each executive has not become vested, have been terminated or forfeited to Prison Realty.

VESTING OF DEFERRED SHARES

     In 1995, certain executive officers of Old CCA were granted an aggregate of 294,897 deferred shares of Prison Realty common stock under a stock bonus plan now maintained by Prison Realty as the result of the 1999 Merger. Doctor R. Crants, the chief executive officer of Prison Realty and CCA, was granted 140,000 deferred shares under the plan. Under the terms of the stock bonus plan and the deferred stock agreements, the deferred shares awarded do not vest until the earliest of the following events: (i) ten years after the date the deferred shares were awarded; (ii) the death or disability of the recipient; or (iii) a change of control of Prison Realty (as defined in the deferred stock agreements). The equity investment and the resulting changes in the structure of Prison Realty will constitute a change in control of Prison Realty for purposes of these plans and agreements which will result in the deferred shares of each holder, including Doctor R. Crants, becoming immediately vested.

OWNERSHIP OF PRISON REALTY COMMON STOCK

     The following table sets forth certain information with respect to the beneficial ownership of shares of Prison Realty common stock as of January 31, 2000, compared to the beneficial ownership of shares of Prison Realty common stock outstanding immediately following the completion of the merger transactions and the equity investment and related restructuring (assuming that an aggregate of approximately 3.2 million shares of Prison Realty common stock are issued in the merger transactions and the persons listed in the table do not participate in the rights offering) by: (i) each stockholder of Prison Realty that Prison Realty believes currently holds more than a 5% beneficial interest in Prison Realty common stock, (ii) each existing director of Prison Realty,
(iii) each of Prison Realty's existing executive officers, and (iv) all directors and executive officers as a group. Except as otherwise indicated, Prison Realty believes that the beneficial owners of the shares of Prison Realty common stock listed below, based on information furnished by such owners and/or from information contained reports filed by the beneficial owner with the SEC pursuant to Section 13 of the Exchange Act, have sole voting and investment power with respect to such shares. Ownership percentages in the following table were computed in compliance with regulations under the Exchange Act and do not necessarily reflect the "fully diluted" ownership percentages discussed elsewhere in this document.

                                                                            NUMBER OF SHARES OF
                                                                           PRISON REALTY COMMON
                                                                           STOCK EXPECTED TO BE
                                                 NUMBER OF SHARES OF      BENEFICIALLY OWNED UPON
                                                PRISON REALTY COMMON      CONSUMMATION OF EQUITY
                                              STOCK BENEFICIALLY OWNED    INVESTMENT AND RELATED
                                              AS OF JANUARY 31, 2000(1)      RESTRUCTURING(1)
                                              -------------------------   -----------------------
                                               NUMBER OF    PERCENT OF    NUMBER OF    PERCENT OF
NAME OF BENEFICIAL OWNER                        SHARES       CLASS(2)       SHARES      CLASS(3)
------------------------                      -----------   -----------   ----------   ----------
Investor Group(4)
  Assuming $350.0 million investment........           0          0       83,432,982       40.7(5)
  Assuming $275.0 million investment and
     shareholder rights offering fully
     subscribed.............................           0          0       65,554,486         35(6)
Dreman Value Management, L.L.C..............  13,324,690       11.3       13,324,690         11
10 Exchange Place, Suite 2150
Jersey City, New Jersey 07302-3913
Sodexho Alliance, S.A.......................  10,459,131(7)     8.8       10,459,131(7)     8.6
Port de la Bourdonnais 75007
Paris, France
Scudder Kemper Investments, Inc.............   8,923,325(8)     7.5        8,923,325(8)     7.3
345 Park Avenue
New York, New York 10154
Gotham Partners, L.P. ......................   6,802,000(9)     5.7        6,802,000(9)     5.6
Gotham Partners III, L.P.
Gotham International Advisors, L.L.C.
110 East 42nd Street, 18th Floor
New York, New York 10017
Thomas W. Beasley...........................   2,490,626(10)    2.1        2,490,626(10)      2

                                                                            NUMBER OF SHARES OF
                                                                           PRISON REALTY COMMON
                                                                           STOCK EXPECTED TO BE
                                                 NUMBER OF SHARES OF      BENEFICIALLY OWNED UPON
                                                PRISON REALTY COMMON      CONSUMMATION OF EQUITY
                                              STOCK BENEFICIALLY OWNED    INVESTMENT AND RELATED
                                              AS OF JANUARY 31, 2000(1)      RESTRUCTURING(1)
                                              -------------------------   -----------------------
                                               NUMBER OF    PERCENT OF    NUMBER OF    PERCENT OF
NAME OF BENEFICIAL OWNER                        SHARES       CLASS(2)       SHARES      CLASS(3)
------------------------                      -----------   -----------   ----------   ----------
Doctor R. Crants............................   1,792,332(11)     1.5       1,932,332(11)     1.6
J. Michael Quinlan..........................     427,462(12)    *            527,158(12)    *
C. Ray Bell.................................     160,161(13)    *            160,161(13)    *
Richard W. Cardin...........................      20,750(14)    *             20,750(14)    *
Jean-Pierre Cuny............................      26,250(15)    *             26,250(15)    *
Ted Feldman.................................      27,054(14)    *             27,054(14)    *
Jackson W. Moore............................      42,259(14)    *             42,259(14)    *
Joseph V. Russell...........................     146,657(16)    *            146,657(16)    *
Charles W. Thomas...........................      71,896(14)    *             71,896(14)    *
All executive officers and directors as a
group.......................................   5,246,640(17)     4.4       5,586,032(17)     4.6

-------------------------

* Represents beneficial ownership of less than 1% of the outstanding shares of Prison Realty common stock.

 (1) Includes shares as to which such person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power as these terms are defined in Rule 13d-3(a) of the Exchange Act. Shares of Prison Realty common stock underlying options to purchase shares of Prison Realty common stock, which are exercisable, or become exercisable within 60 days after January 31, 2000, are deemed to be outstanding for the purpose of computing the outstanding shares of Prison Realty common stock owned by the particular person and by the group, but are not deemed outstanding for any other purpose.

 (2) Based on 118,395,379 shares of Prison Realty common stock issued and outstanding on January 31, 2000.

 (3) The ownership percentages reflected in this column were computed in compliance with the Exchange Act regulations. As a result, the ownership percentages do not necessarily reflect the "fully diluted" ownership percentages discussed elsewhere in this document. Based on 121,579,604 shares of Prison Realty common stock issued and outstanding upon completion of the equity investment and related restructuring, assuming the issuance of an aggregate of approximately 3.2 million shares of Prison Realty common stock in the merger transactions.

 (4) The investor group includes the following entities that, through their affiliates, are anticipated to become 5% or greater beneficial owners:

           Fortress Investment Group LLC
           1301 Avenue of the Americas, 42nd Floor
           New York, New York 10019

           Blackstone Management Associates III L.L.C. ("BMA III")
           345 Park Avenue
           New York, New York 10019

           Blackstone Real Estate Associates III L.P. ("BREA III")
           345 Park Avenue
           New York, New York 10019

     BMA III is controlled by its founding members, Messrs. Peter G. Peterson and Stephen A. Schwarzman, who may be deemed to beneficially own shares of Prison Realty beneficially owned by BMA III, although they disclaim this beneficial ownership. BREA III is indirectly controlled by Messrs. Peter G. Peterson and Stephen A. Schwarzman, who may be deemed to beneficially own shares of Prison Realty beneficially owned by BREA III, although they disclaim this beneficial ownership.

     Assuming the full $350.0 million investment by the investor group, the ownership indicated includes 53,846,154 shares of common stock issuable upon conversion of shares of series B convertible preferred stock and 29,586,828 shares of common stock issuable upon exercise of the warrants issued to the investor group. Assuming an investment of $275.0 million by the investor group and the full subscription of the rights offering, the ownership indicated includes 42,307,692 shares of common stock issuable upon conversion of shares of series B convertible preferred stock and 23,246,794 shares of common stock issuable upon exercise of the warrants issued to the investor group.

 (5) This ownership percentage is calculated in accordance with the Exchange Act regulations as follows. For purposes of calculating this percentage, the investors are deemed to own 83,432,982 shares of Prison Realty common stock, consisting of 53,846,154 shares of common stock issuable upon conversion of shares of the series B convertible preferred stock and 29,586,838 shares of common stock issuable upon exercise of the warrants issued to the investor group. 205,012,586 shares of common stock are deemed to be outstanding for purposes of this calculation, consisting of: (i) 83,432,982 shares of common stock issuable upon conversion of shares of the series B convertible preferred stock and upon exercise of the warrants issued to the investors; (ii) approximately 3.2 million shares of common stock to be issued in the merger transactions; and (iii) 118,395,379 shares of common stock issued and outstanding on January 31, 2000.

 (6) This ownership percentage is calculated in accordance with the Exchange Act regulations as follows. For purposes of calculating this percentage, the investors are deemed to own 65,554,486 shares of Prison Realty common stock, consisting of 42,307,692 shares of common stock issuable upon conversion of shares of the series B convertible preferred stock and 23,246,794 shares of common stock issuable upon exercise of the warrants issued to the investor group. 187,134,090 shares of Prison Realty common stock are deemed to be outstanding for purposes of this calculation, consisting of: (i) 65,554,486 shares of common stock issuable upon conversion of shares of the series B convertible preferred stock and upon exercise of the warrants issued to the investors; (ii) approximately 3.2 million shares of common stock to be issued in the merger transactions; and
     (iii) 118,395,379 shares of common stock issued and outstanding on January 31, 2000.

 (7) Includes 10,383,505 shares of Prison Realty common stock held by Sodexho and 75,626 shares of Prison Realty common stock issuable upon the exercise of certain options issued to Jean-Pierre Cuny and transferred by Mr. Cuny to Sodexho.

 (8) This beneficial ownership information was received by Prison Realty from a
     Schedule 13G filed with the SEC on January 28, 2000. Scudder Kemper Investments, Inc. beneficially owns, and has the sole power to dispose or to direct the disposition of, 8,923,325 shares of Prison Realty common stock. Of this amount, Scudder Kemper Investments, Inc. has the sole power to vote or direct the vote of 8,922,100 shares of Prison Realty common stock.

 (9) This beneficial ownership information was received by Prison Realty from a
     Schedule 13D filed with the SEC on February 9, 2000. Gotham Partners, L.P. has sole voting and investment power with respect to 4,507,452 shares of Prison Realty common stock. Gotham Partners III, L.P. has sole voting and investment power with respect to 222,962 shares of Prison Realty common stock. Gotham International Advisors, L.L.C. has sole voting and investment power with respect to 2,071,586 shares of Prison Realty common stock. Section H Partners, L.P. is the sole general partner of Gotham Partners, L.P. and Gotham Partners III, L.P. Karenina Corp., which is wholly owned by William
     A. Ackman, and DPB Corp., which is wholly owned by David P. Berkowitz, are the sole general partners of Section H Partners, L.P. Messrs. Ackman and Berkowitz are the senior managing members of Gotham International Advisors, L.L.C., which, pursuant to an investment management agreement, has the power to vote and dispose of 2,071,586 shares of Prison Realty common stock owned by Gotham Partners International, Ltd.

(10) Includes 5,000 shares of Prison Realty common stock issuable upon the exercise of vested options, 26,211 shares of Prison Realty common stock held in a 401(k) plan, 19,750 shares of Prison Realty common stock owned by Thomas W. Beasley's wife, and an aggregate of 14,567 shares of Prison Realty common stock owned by Mr. Beasley's three children.

(11) Includes 325,000 shares of Prison Realty common stock issuable upon the exercise of vested options and 43,163 shares of Prison Realty common stock held in a 401(k) plan. As a result of the completion of the equity investment and related restructuring, 140,000 deferred shares held by Mr. Crants will vest pursuant to the provisions of a deferred stock bonus plan maintained by Prison Realty. Mr. Crants' ownership of Prison Realty common stock will increase by 140,000 shares upon completion of the equity investment and related restructuring.

(12) Includes 393,750 shares of Prison Realty common stock issuable upon the exercise of vested options, 900 shares of Prison Realty common stock owned by Mr. Quinlan's daughters, 21,000 shares of Prison Realty common stock owned by Mr. Quinlan's wife and 2,362 shares of common stock held in an Individual Retirement Account. A total of approximately $400,000 in Prison Realty common stock, or approximately 99,696 shares, will be issued to Mr. Quinlan in the merger of CCA with and into Prison Realty in exchange for 200,000 shares of CCA voting common stock owned by Mr. Quinlan.

(13) Includes 15,000 shares of Prison Realty common stock issuable upon the exercise of vested options and 1,000 shares of Prison Realty common stock owned jointly by Mr. Bell and his wife.

(14) Includes 15,000 shares of Prison Realty common stock issuable upon the exercise of vested options.

(15) Mr. Cuny serves as the Senior Vice-President of The Sodexho Group, an affiliate of Sodexho. Mr. Cuny beneficially owns 26,250 shares of Prison Realty common stock issuable upon the exercise of vested options. This number does not include 10,459,131 shares of Prison Realty common stock beneficially owned by Sodexho, of which Mr. Cuny disclaims beneficial ownership.

(16) Includes 15,000 shares of Prison Realty common stock issuable upon the exercise of vested options and 437 shares of Prison Realty common stock owned jointly by Mr. Russell and his daughter.

(17) Includes an aggregate of 879,062 shares of Prison Realty common stock issuable upon the exercise of vested options. A total of approximately $400,000 in Prison Realty common stock, or approximately 99,696 shares, will be issued to each of J. Michael Quinlan and Vida H. Carroll in the merger of CCA with and into Prison Realty in exchange for 200,000 shares of CCA voting common stock owned by each of J. Michael Quinlan and Vida H. Carroll.

DESCRIPTION OF THE EQUITY INVESTMENT

     This section of the proxy statement describes certain aspects of the proposed equity investment, including the terms of the securities purchase agreement and related agreements. While Prison Realty believes the description covers the material terms of the equity investment and the related transactions, the following summary description does not purport to be complete and is qualified in its entirety by reference to the securities purchase agreement, which is attached hereto as Appendix A and incorporated herein by this reference, and related agreements. All shareholders are urged to read the securities purchase agreement and related agreements carefully and in their entirety for a more complete understanding of the proposed equity investment.

CLOSING OF THE EQUITY INVESTMENT AND REASON FOR SHAREHOLDER APPROVAL

     The holders of Prison Realty common stock are being asked to approve the terms of the investment of up to $350.0 million in the newly combined Prison Realty through the issuance and sale of:

     - up to 14.0 million shares of series B and series C convertible preferred stock; and

     - warrants to purchase such number of shares of Prison Realty common stock as is equal to up to 14% of the shares of Prison Realty common stock issued and outstanding, on a fully diluted basis, after giving effect to the sale of the shares of series B and series C convertible preferred stock to the investors and to existing common shareholders of Prison Realty in a series of transactions as described herein and the merger transactions.

     It is currently anticipated that the issuance and sale of up to $315.0 million of the shares of series B and series C convertible preferred stock and the warrants to purchase shares of Prison Realty common stock by the investors and by Prison Realty's existing shareholders in the rights offering, subject to Prison Realty shareholder approval and the completion of the merger transactions, will occur promptly following the completion of the merger transactions as described in this proxy statement. The issuance and sale of the remaining $35.0 million in shares of series B convertible preferred stock to the investors will occur, if it all, within 18 months of the initial closing. Pursuant to the provisions of the articles supplementary to be filed by Prison Realty with respect to the shares of series B and series C convertible preferred stock, the shares of series B and series C convertible preferred stock will have an initial conversion price of $6.50 per share. Assuming the issuance and sale of all 14.0 million shares of convertible preferred stock, the shares of convertible preferred stock will initially be convertible into approximately
53.8 million shares of Prison Realty common stock. Assuming there are approximately 211.4 million shares of Prison Realty common stock issued and outstanding on a fully diluted basis, and assuming conversion of the shares of series B and series C convertible preferred stock and the completion of the merger transactions, the warrants, which will have an initial exercise price of $7.50 per share, will represent the right to purchase approximately 29.6 million shares of Prison Realty common stock. Prison Realty also expects to issue approximately 3.2 million shares in connection with the merger transactions (assuming a Prison Realty common stock price of $4.00 per share). As a result of the merger transactions and the purchase of $350.0 million of convertible preferred stock and warrants to purchase Prison Realty common stock by the investors and by Prison Realty's existing shareholders in the rights offering, Prison Realty will issue shares of its common stock or securities convertible into shares of its common stock in excess of 20% of the shares of Prison Realty common stock currently issued and outstanding.

     As such, under the rules of the NYSE, the exchange on which the shares of Prison Realty's capital stock are listed and traded, Prison Realty, prior to the issuance and sale of the securities, must obtain the approval of the holders of the majority of its common stock present in person or by proxy and voting on the proposal at a meeting called to approve the issuance, provided that the holders of at least 50% of Prison Realty's common stock is present and voting on the proposal at such meeting. Under the rules of the NYSE, shareholder approval is required prior to the issuance of common stock, or securities convertible into common stock, in any transaction or series of transactions if: (i) the common stock has, or will have upon issuance, voting power in excess of 20% of the voting power outstanding before the issuance of such stock or securities convertible into or exercisable for common stock; or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of the securities convertible into or exercisable for common stock.

OVERVIEW OF THE EQUITY INVESTMENT

     Pursuant to the terms of the securities purchase agreement, the investors will initially purchase, for an aggregate purchase price of up to $315.0 million (subject to reduction by the rights offering as described below): (i) 12.6 million shares of the series B convertible preferred stock convertible into approximately 48.5 million shares of Prison Realty's common stock; and (ii) warrants to purchase up to 14% of Prison Realty's common stock, on a fully diluted basis (expected to equal approximately 29.6 million shares), at an initial exercise price of $7.50 per share. Also under the terms of the securities purchase agreement, an additional $35.0 million in series B convertible preferred stock, consisting of up to 1.4 million shares of series B convertible preferred stock (convertible into approximately 5.4 million shares of Prison Realty common stock), may be purchased by the investors, at the request of Prison Realty, in one or more tranches at any time within 18 months from the date of the initial closing.

     In connection with the investors' purchase of the shares of series B convertible preferred stock and the warrants, Prison Realty will conduct a rights offering in which existing common shareholders of Prison Realty will receive non-transferable rights to purchase up to an aggregate of $75.0 million of units consisting of shares of Prison Realty's newly-issued series C convertible preferred stock (convertible into approximately 11.5 million shares of Prison Realty common stock) and warrants to purchase up to 3% of Prison Realty's common stock, on a fully diluted basis (expected to equal approximately
6.3 million shares of Prison Realty common stock), each with the same economic terms as the shares of series B convertible preferred stock and warrants to be issued to the investors. If Prison Realty's shareholders choose to exercise rights granted to them, the aggregate amount of shares of series B convertible preferred stock and warrants purchased by the investors will be reduced accordingly. Under the terms of the securities purchase agreement, Prison Realty will be required to terminate the rights offering prior to selling any shares of convertible preferred stock or warrants thereunder if Prison Realty's shareholders do not exercise rights to purchase a minimum of $10.0 million of series C convertible preferred stock and warrants.

USE OF PROCEEDS

     The proceeds from the investors' purchase of the shares of series B convertible preferred stock, the warrants and the rights offering, as well as the proceeds from the new senior secured credit facilities, will be used by Prison Realty to repay existing bank indebtedness of Prison Realty and certain existing bank indebtedness of CCA, PMSI and JJFMSI and to effect the merger transactions and pay certain transaction costs associated with the debt restructuring, the investors' purchase of the shares of series B convertible preferred stock and the warrants, the rights offering and the merger transactions. The balance of the proceeds from the initial borrowings under the new bank credit facility, the investors' purchase of the shares of series B convertible preferred stock and the warrants and the rights offering will be used for construction, expansion and management of correctional and detention facilities and for general corporate purposes.

BACKGROUND OF THE INVESTORS

     The investors are comprised of a group of investors led by an affiliate of Fortress and affiliates of Blackstone and Bank of America Corporation. The investors have significant private equity, restructuring, and capital market expertise and have collective access to more than $6.0 billion in equity capital.

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     Fortress Investment Group LLC is a real estate investment and asset management company with headquarters in New York City. Fortress was founded in April 1998, manages approximately $900.0 million of private equity, and invests primarily in undervalued real estate-related assets and companies on a domestic and international basis. Fortress was formed to continue the highly successful private equity track record of its principals. Fortress's principals have over 60 years of collective structured finance, capital markets and real estate experience, and have worked together for approximately 12 years. Over the past five years, the principals have directed the acquisition and management of approximately $11.0 billion of real estate-related assets in 85 transactions in North America and Europe. The principals have financed and monetized many of these investments through the issuance of over $9.0 billion (principal amount) of fixed income securities.

     Blackstone, founded in 1985 by Peter G. Peterson and Steven A. Schwarzman, conducts private equity, liquid, and advisory investment activities. Its private equity investment activities include $3.2 billion in invested capital in corporate private equity, $1.8 billion in real estate, and a proposed $750.0 million in corporate mezzanine financings. Of these invested amounts, Blackstone has committed or invested over $593.0 million. Blackstone's liquid investment activities include the management of $1.3 billion in eight non-traditional funds, 30% of such funds being invested by Blackstone. Blackstone's advisory activities include serving as the corporate advisor on over $200.0 billion of merger and acquisition transactions and the advisor with respect to several sophisticated and high-profile restructurings and reorganizations.

     Bank of America Corporation, with $633.0 billion in assets, is the largest bank in the United States. Bank of America Corporation serves more than 30.0 million households and 2.0 million businesses across the country. It also provides comprehensive international corporate financial services for clients doing business around the world. Bank of America Corporation also has over $4.2 billion in equity investments in more than 450 separate funds.

TERMS OF THE SECURITIES PURCHASE AGREEMENT AND RELATED AGREEMENTS

     The following summarizes material terms of the securities purchase agreement by and among Prison Realty, CCA, PMSI, and JJFMSI, on the one hand, and the investors, on the other hand, relating to the proposed equity investment. The securities purchase agreement is attached hereto as Appendix A. The discussion below is not a complete description of the terms of the securities purchase agreement, and all shareholders are urged to read the securities purchase agreement and related agreements carefully and in their entirety for a more complete understanding of the terms of the agreements.

INVESTMENT

     Pursuant to the terms of the securities purchase agreement, upon the completion of the merger transactions, Prison Realty will sell to the investors, at an aggregate purchase price of up to $350.0 million, (i) in a series of transactions, up to an aggregate of 14.0 million shares of series B convertible preferred stock, which shall be convertible into shares of Prison Realty common stock and having the other rights and preferences set forth in the series B articles supplementary; and (ii) warrants to purchase such number of shares of Prison Realty common stock as is equal to up to 14% of Prison Realty's common stock on a fully diluted basis after giving effect to the merger transactions. The number of shares and warrants to be purchased will be reduced on a one for one basis by each share of series C preferred stock and warrants to purchase shares of Prison Realty common stock purchased in the rights offering. The purchase and sale of up to 12.6 million shares of series B convertible preferred stock and all of the warrants, at an aggregate purchase price of not more than $315.0 million and subject to reduction pursuant to the rights offering, will take place on such date and time as agreed to by the companies and the investors, but in no event later than 15

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business days following the later of the date of Prison Realty shareholder approval and the satisfaction or waiver of all of the conditions to the initial closing of the equity investment. The purchase and sale of up to 1.4 million shares of series B convertible preferred stock, at an aggregate purchase price of not more than $35.0 million, if not purchased by the investors at the initial closing at the request of Prison Realty, may take place in one or more transactions and on such dates and times as requested by Prison Realty, at any time within 18 months of the initial closing.

     Execution and delivery of a registration rights agreement shall be made at the initial closing by Prison Realty to the investors. In addition, there will be approximately $1.2 billion of committed debt capital from CSFB to refinance Prison Realty's existing indebtedness through a $950.0 million term credit facility and a $250.0 million revolving credit facility.

REPRESENTATIONS AND WARRANTIES

     The securities purchase agreement contains, or incorporates by reference, various representations and warranties of each of the companies relating to, among other things: (a) its corporate organization, existence and good standing and similar corporate matters; (b) its capitalization; (c) the authorization, execution, delivery and enforceability of the securities purchase agreement, the merger agreement, and the related documents; (d) the absence of conflicts, violations and defaults under its charter or bylaws and certain other agreements and documents; (e) the absence of required consents, approvals, orders, or authorizations of, or registrations, declaration or filings with, certain government entities relating to the equity investment and the merger transactions; (f) the documents and reports filed with the SEC and the accuracy and completeness of the information contained herein; (g) this proxy statement and the accuracy and completeness of the information contained herein; (h) the absence of a material adverse effect, as hereinafter defined, on such party or certain other material changes or events since September 30, 1999; (i) the existence of necessary permits or approvals from certain government entities;
(j) the absence of material or threatened litigation and compliance with applicable laws; (k) filing of tax returns and payment of taxes; (l) the absence of defaults under material contracts; (m) owned and leased real property matters; (n) environmental matters; (o) labor matters; (p) benefit plans and other matters relating to ERISA; (q) the shareholder vote required to approve the equity investment and the merger transactions; (r) the recommendation of such party's board with respect to the merger transactions; (s) the inapplicability of the state antitakeover statutes to the equity investment and the merger transactions; (t) brokers' fees and expenses; (u) the receipt of an opinion of such party's financial advisor with respect to the equity investment and the merger transactions; (v) with respect to Prison Realty only, the applicability of certain federal and state securities laws with respect to the securities issued pursuant to the securities purchase agreement; and (w) the qualification of the mergers as tax-free "reorganizations" under the Code.

     As used in the securities purchase agreement, the term "material adverse effect" or "material adverse change" means, when used in connection with a party, any change, effect, event, occurrence or development that is, or is reasonable likely to be, materially adverse to the business, results of operations or financial condition of such party and its subsidiaries, taken as a whole, other than any change, effect, event or occurrence relating to or arising out of (a) the economy or securities markets in general, (b) the securities purchase agreement or the transactions contemplated thereby or the announcement thereof.

     The securities purchase agreement also contains various representations and warranties of the investors relating to, among other things: (a) the investment intent and expertise of the investors with respect to their purchase of the shares of series B convertible preferred stock and the warrants, and the shares of Prison Realty common stock issuable upon their conversion or exercise, as the case may be; (b) their acknowledgment of the restrictions on the resale of the securities; (c) their organization, existence and good standing and similar matters; (d) their current ownership of Prison Realty capital

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stock; (e) the existence of any voting agreements among the investors; (f) the authorization, execution, delivery and enforceability of the securities purchase agreement; (g) the absence of conflicts, violations and defaults under their organizational documents and certain other agreements and documents and the absence of required consents, approvals, orders, or authorization of, or registrations, declarations or filings, with any court or certain governmental agencies; and (f) the engagement of agents, brokers, investment bankers or financial advisors that will be entitled to a fee or commission as a result of the equity investment.

CONDITIONS TO CLOSING

     Each of the conditions described below may be waived by the party that has the benefit of the condition. At the date of this proxy statement, none of the conditions to the obligations of the investors or the companies to complete the equity investment have been waived. If, following the Prison Realty special meeting, the investors waive one or more conditions to the obligations of the companies to complete the equity investment, the companies do not intend to notify shareholders of the waiver or resolicit proxies. If the companies waive one or more conditions to the obligations of the investors to consummate the equity investment, the companies may resolicit proxies if management determines that the waiver of the condition or conditions is material to its shareholders.

     Conditions to the initial closing. The obligations of each of the companies and the investors to complete the initial closing under the terms of the securities purchase agreement and the related agreements and transactions are subject to the satisfaction of the following conditions at or prior to the completion of the initial closing:

     - any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 must have been terminated or expired;

     - no temporary restraining order, injunction or other court order preventing the completion of the equity investment and the related transactions is in effect;

     -  obtaining shareholder approval;

     -  the completion of the merger transactions;

     - the entering into definitive agreements with respect to the senior secured credit facilities and the initial funding under such facilities shall have occurred, with the proceeds of such funding, along with the proceeds of the equity investment, applied as specified in the commitment letter regarding the senior secured credit facilities or as otherwise agreed to by the companies and the investors;

     - the effective registration of Prison Realty common stock issued in the merger transactions under federal securities laws; and

     - the shares of Prison Realty common stock issued in the merger transactions shall have been approved for listing on the NYSE.

     The obligations of the investors to consummate the initial closing and the related transactions are further subject to the satisfaction or waiver of the following other conditions on or prior to the completion of the initial closing:

     - the representations and warranties of the companies contained in the securities purchase agreement are true and correct in all material respects as of the date of the securities purchase agreement and the date of the completion of the initial closing as though made on and as of each such date, except to the extent any failure to be true or correct does not individually, or in the aggregate, have a material adverse effect on the companies taken as a whole;

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     -  the companies must have performed in all material respects all obligations required to be performed by them under the securities purchase agreement;

     - each of the companies shall have obtained the consent of certain parties, including the consents of its respective lenders and certain other government agencies;

     - since the date of the securities purchase agreement there must have not occurred any event that could reasonably be expected to result in a material adverse change on the companies, taken as a whole;

     - each of the companies shall have delivered to the investors audited financial statements, prepared in accordance with GAAP consistently applied (except as otherwise agreed), for the year ended December 31, 1999 to the investors;

     - none of the companies shall be in violation or default under any provision of its organizational documents or the provisions of certain other agreements nor shall facts or circumstances exist which would constitute a default with notice or a lapse of time;

     - the investors shall have received opinions of counsel to each of Prison Realty and CCA;

     - the articles of amendment and restatement of Prison Realty's charter and the Amended and Restated Bylaws of Prison Realty shall be in effect and the new board of directors shall have been appointed pending the closing;

     - the combined consolidated EBITDA of the companies as determined in accordance with GAAP for the first calendar quarter of 2000 shall not have been less than $44.3 million and the Consolidated Net Debt of the companies, as defined in the securities purchase agreement, shall not exceed $987.0 million as of the end of the fifth business day prior to the initial closing; and

     - certain securities litigation against Prison Realty shall have been finally settled or dismissed or Prison Realty shall have obtained insurance to cover any liabilities, all on terms acceptable to the investors.

     The obligations of each of the companies to complete the initial closing and the related transactions are further subject to the satisfaction or waiver of the following other conditions at or prior to the completion of the initial closing:

     - the representations and warranties of the investors contained in the securities purchase agreement are true and correct in all material respects as of the date of the securities purchase agreement and the date of the completion of the initial closing as though made on and as of each such date, except to the extent any failure to be true or correct does not individually, or in the aggregate, have a material adverse effect on the investors taken as a whole;

     - the investors must have performed in all material respects all obligations required to be performed by them under the securities purchase agreement; and

     -  the companies shall have received opinions of counsel to the investors.

     Conditions to any subsequent closings. The obligations of Prison Realty and the investors to complete any subsequent closing under the terms of the securities purchase agreement are conditioned upon the completion of the initial closing and the investment contemplated thereby and there being no temporary restraining order, injunction or other court order preventing the completion of such subsequent closing and the related transactions in effect.

     The obligations of the investors to consummate any subsequent closing are further conditioned upon: (i) the representations and warranties of the companies contained in the securities purchase

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agreement being true and correct in all material respects as of the date of the securities purchase agreement and the date of the subsequent closing as though made on and as of each such date, except to the extent any failure to be true or correct does not individually, or in the aggregate, have a material adverse effect on the companies taken as a whole; (ii) the companies having performed in all material respects all obligations required to be performed by them under the securities purchase agreement; and (iii) since the date of the securities purchase agreement there must have not occurred any event that could reasonably be expected to result in a material adverse change on the companies, taken as a whole.

     The obligations of each of the companies to consummate any subsequent closing are further conditioned upon: (i) the representations and warranties of the investors contained in the securities purchase agreement being true and correct in all material respects as of the date of the securities purchase agreement and the date of the subsequent closing as though made on and as of each such date, except to the extent any failure to be true or correct does not individually, or in the aggregate, have a material adverse effect on the companies taken as a whole; and (ii) the investors having performed in all material respects all obligations required to be performed by them under the securities purchase agreement.

COVENANTS OF THE COMPANIES

     Under the terms of the securities purchase agreement, each of the companies has agreed to take the following actions or adhere to the following restrictions.

     Conduct of business pending the initial closing. The companies have agreed to carry on their respective businesses in the ordinary course consistent with past practice from the date of the execution of the securities purchase agreement through and including the initial closing date. In connection therewith, the companies will not, without the written consent of the investors or as otherwise set forth in the securities purchase agreement, undertake certain activities, including: (i) subject to certain exceptions, the payment of dividends on, or the redemption of, their capital stock; (ii) the issuance of any common stock or securities convertible into common stock; (iii) the amendment of their respective charters or bylaws; (iv) subject to certain exceptions, effect any settlement or compromise any pending or threatened proceeding; (iv) incur additional indebtedness other than borrowings under their respective credit facilities, pursuant to previously disclosed business plans;
(v) certain actions with respect to the companies' directors, officers and employees, including the termination of executive officers of the companies, the entering into of any employment agreements with any director, executive officer or employee of the companies, the granting of additional compensation other than in the ordinary course of business and consistent with past practice to any current or former director, executive officer or the companies, or amend, adopt or terminate any benefit plans; or (vi) permit any material insurance policy to be diminished, terminated or canceled.

     No solicitation of competing transactions. Unless permitted by the investors or specifically permitted under the securities purchase agreement relating to the equity investment, none of the companies nor any of their subsidiaries or representatives are permitted to do any of the following prior to the completion of the equity investment:

     - solicit, initiate, encourage, respond to or take any other action designed to facilitate, any inquiries or the making of any proposal regarding any merger, consolidation, transfer of substantial assets, sale or exchange of shares or similar competing transaction;

     - participate in any substantive discussions or negotiations regarding any competing transaction; or

     - enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any competing transaction.

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     However, if and to the extent that the board of directors of any of the companies reasonably determines in good faith after consultation with counsel that it is required to do so by its fiduciary duties, the companies will not be precluded from providing information to, or discussing, negotiating and executing agreements with, any person or entity that makes a written proposal under which the other person or entity would do one of the following:

     -  make a significant equity investment in one or more of the companies;

     - acquire all or a substantial portion of the assets of one or more of the companies; or

     -  acquire one or more of the companies.

     Each of the companies has also agreed to advise the investors promptly in writing, but in any event within 24 hours, of any inquiries, discussions, negotiations, proposals or requests for information received by them relating to any competing transaction, the material terms and conditions of the competing transaction and the identity of the person making the request or competing transaction. The companies also agreed to promptly advise the investors of any development relating to any of those inquiries. The investors shall have the right to match the material terms and conditions of any competing transaction within five (5) business days after receiving notice in writing from the companies of such competing transaction.

     Despite the ability of one or more of the companies to respond to unsolicited proposals if the board of directors of the applicable company determines in good faith that its fiduciary duties so require, the provisions of the securities purchase agreement could have the effect of preventing the completion of a transaction which would be more favorable to the shareholders of Prison Realty than the proposed equity investment.

PAYMENT OF FEES AND EXPENSES

     Fees and expenses. Whether or not the equity investment is completed (except in the instance where such is caused by a breach of the securities purchase agreement by the investors), the companies will bear all costs and expenses incident to the performance of the parties' obligations under the securities purchase agreement, including:

     - the costs of the companies with respect to: (i) the issuance of the shares of series B convertible preferred stock and the warrants, and the issuance of shares of Prison Realty common stock upon their conversion or exercise, to the investors; (ii) the qualification of such securities under state blue sky laws; (iii) the costs associated with the merger transactions; (iv) the completion of the rights offering; and

     - the out of pocket costs and expenses, including the fees and expenses of advisors, accountants, attorneys, consultants and other parties whom the investors have engaged to assist them in connection with the equity investment, incurred by the investors in connection with their evaluation, negotiation and consummation of the equity investment and the transactions contemplated by the securities purchase agreement.

     The companies made an advance payment of $1.75 million to the investors upon the execution of the securities purchase agreement to cover the investors' expenses. The balance of the expenses will be reimbursed to the investors by the companies upon the initial closing or the termination of the securities purchase agreement. In the event that the investors' expenses are less than $1.75 million, such excess amount will be credited against the amount of the transaction fee to be paid to the investors as set forth below.

     Transaction fee. The companies are obligated to pay to the investors an aggregate transaction fee of $15.7 million to be paid upon the earlier of: (i) the issuance of the shares of series B

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convertible preferred stock and warrants by Prison Realty; (ii) four months from
December 26, 1999; or (iii) the completion of an alternative financing by the companies.

     Annual monitoring fee. The companies are obligated to pay an annual monitoring fee of $1.5 million to the investors, such monitoring fee to be paid in quarterly installments on each anniversary date of the execution of the securities purchase agreement until a permanent management team (comprised of a chief executive officer and a chief financial officer) has been approved by the investors and the board of directors and installed by Prison Realty.

     Break-up fee. If, prior to the consummation of the investors' purchase of the shares of series B convertible preferred stock and the warrants, or during a period of one year following any termination of the securities purchase agreement (other than termination due solely to the investors' unwillingness to proceed with the investment), either Prison Realty, CCA, PMSI or JJFMSI enter into an agreement with a third party without the consent of the investors providing for the issuance of equity or convertible securities, in one or a series of transactions, with proceeds in excess of $100.0 million, or providing for any merger, consolidation, transfer of substantial assets, any tender or exchange offer or similar transaction involving the companies, then the companies shall pay the investors a fee of $7.5 million.

MANAGEMENT OF PRISON REALTY; REPRESENTATION ON THE PRISON REALTY BOARD AND CERTAIN COMMITTEES; LIMITATION ON CORPORATE ACTIONS

     Board of directors. Immediately after the closing of the equity investment and the merger transactions, the Prison Realty board will consist of not more than 10 directors, of which four shall be designated by the investors, four shall be designated from Prison Realty's current board of directors, including one director designated pursuant to a contractual arrangement between Prison Realty and Sodexho and two shall be designated jointly by the investors and Prison Realty's existing boards of directors. Two members of Prison Realty's management, as in place immediately after the closing, and up to two designees of the investors, shall have the right to attend and participate in all meetings of the board of directors in a non-voting capacity.

     Investment Committee. The terms of the equity investment require that an Investment Committee of the board of directors will be created consisting of all four of the series B preferred stock directors and three additional members of the board. The Investment Committee will have the exclusive power to: (i) authorize any incurrence, modification, amendment or waiver of indebtedness by Prison Realty; (ii) approve any capital expenditure by Prison Realty; and (iii) approve acquisitions and business expansions (not subject to shareholder approval), including, but not limited to, approving new management agreements or leases for Prison Realty's facilities. In addition, without the affirmative vote of the Investment Committee, the board of directors will not: (i) declare a common dividend or authorize the issuance or sale of securities (including rights or options related thereto other than employee options or similar rights approved by the board's Compensation Committee); (ii) recommend any action to the shareholders which requires shareholder approval; (iii) amend the charter or bylaws of Prison Realty; (iv) approve the appointment or termination of any executive officer of Prison Realty; or (v) approve any merger, consolidation or share exchange which requires shareholder approval.

     Preemptive rights. The securities purchase agreement provides that the investors will have, until the fifth anniversary of the closing of the initial sale of the shares of series B convertible preferred stock but only for so long as the investors own any preferred shares or warrants (or any shares of common stock acquired pursuant to any exercise or conversion thereof), preemptive rights to acquire a pro-rata amount of additional shares of Prison Realty common stock (or securities convertible or exchangeable therefor) upon any issuance of securities by Prison Realty other than (i) an issuance of securities to directors or employees of Prison Realty pursuant to a benefit plan, (ii) an issuance of

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securities upon the conversion of any convertible debt issued by Prison Realty and outstanding as of the date of the closing of the initial sale of shares of series B convertible preferred stock, (iii) an issuance of securities in connection with a "business combination," if such securities have a fair market value of less than $50.0 million, and (iv) the issuance and sale of securities in connection with the rights offering.

     Registration rights. The holders of the shares of series B convertible preferred stock and the warrants will have customary registration rights pursuant to the terms of the registration rights agreement to be executed and delivered at the initial closing. The registration rights agreement will contain customary registration rights (six demand registrations and unlimited incidental or piggyback registrations), provisions regarding registration procedures, and indemnification provisions. With respect to demand registrations, Prison Realty will not be required to file a registration statement for a period of one year after closing, or after such time, if the board of directors determines that a filing is not in the best interests of Prison Realty's shareholders, with certain limitations. Prison Realty securities that may be registered include any shares of series B convertible preferred stock, any shares of common stock issued or issuable upon conversion of the shares of series B convertible preferred stock, common stock issued upon issuance of any warrants, or any shares issued in connection with any of the foregoing by virtue of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or otherwise. Prison Realty will pay all registration expenses under the terms of the registration rights agreement.

     Name change. Upon the completion of the merger transactions, Prison Realty will take all necessary and appropriate steps to change its name to Corrections Corporation of America, including the filing of the charter amendments described herein.

COVENANTS OF THE INVESTORS

     Under the terms of the securities purchase agreement, each of the investors has agreed to take the following actions or adhere to the following restrictions.

     Standstill provisions. At any time prior to the third anniversary of the completion of the initial closing, each of the investors has agreed not to purchase, acquire, own or hold, either directly or indirectly, any shares of Prison Realty common stock or securities convertible into or exchangeable for Prison Realty common stock that would cause the investors, in the aggregate, to own or have the right to acquire more than 45% of Prison Realty's common stock on a fully-diluted basis (including shares of Prison Realty common stock to be acquired pursuant to the conversion of the shares of series B convertible preferred stock and the exercise of the warrants but excluding any increase in ownership solely as the result of any stock dividend, stock split, split-up, recapitalization or merger or other change in the capital structure of Prison Realty, or any action taken solely by Prison Realty), unless the securities are acquired:

     - directly from Prison Realty in a transaction approved by a majority vote of its board of directors, or from another member of the investor group;

     - as a dividend on the shares of series B convertible preferred stock or the shares of Prison Realty common stock issued upon the conversion of such shares or the exercise of the warrants;

     - by an affiliate of an investor over whom the investor does not control voting decisions or investment decisions and the investor does not hold over 50% of the outstanding voting securities of the affiliate;

     - by any investor, or its affiliate, in open market transactions in the ordinary course of their regular market-making activities, if any, or in their business as an investor advisor or broker-dealer for the account of their customers; or
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     -  by an employee, partner or shareholder of an investor for his or her individual account if the individual does not acquire beneficial ownership in excess of 10,000 shares of Prison Realty common stock.

In addition, at no time prior to the third anniversary of the completion of the equity investment, may any of the investors make any public announcement or proposal or offer whatsoever, including any "solicitation" of "proxies," as the terms are defined or used in Regulation 14A under the Exchange Act concerning any form of business combination or similar or other extraordinary transaction involving Prison Realty or any affiliate of Prison Realty or any form of restructuring, recapitalization or similar transaction regarding Prison Realty or any affiliate of Prison Realty except as required by law.

TERMINATION

     The securities purchase agreement may be terminated at any time prior to the date of the initial closing:

     -  by the mutual written consent of the investors and the companies;

     - by the investors or any of the companies if the initial closing has not occurred on or before June 30, 2000, except that the right to terminate the agreement will not be available to any party whose failure to fulfill any obligation under the securities purchase agreement has been the cause of the failure of the initial closing to occur on or before such date or there shall be any law in effect that makes the completion of the purchase of securities illegal;

     - by the investors or the companies if shareholder approval of the equity investment is not obtained;

     - by the investors if the boards of directors of the companies withdraw or modify their recommendation of the securities purchase agreement in a manner that is adverse to the investors or enter into or recommend a proposal involving a third-party agreement;

     - by the companies in the event of a material breach of the representations, warranties or agreements by the investors that remains uncured, or is not curable, within 30 days of the companies providing notice of such breach; or

     - by the investors in the event of a material breach of the representations, warranties or agreements by the companies (other than a breach which does not cause a material adverse effect) that remains uncured, or is not curable, within 30 days of the investors providing notice of such breach.

INDEMNIFICATION

     The companies are obligated to indemnify, defend and hold harmless each of the investors from and against any losses arising from a breach of the covenants, agreements, representations or warranties given or made by them in the securities purchase agreement. The companies, however, are only required to indemnify for aggregate losses in excess of $30.0 million, not to exceed $150.0 million (except in the case of fraud by the companies), and any individual loss of less than $100,000 will be considered de minimis and will not be included in the calculation of the $30.0 million amount. Subject to the limitation described in the following paragraph, any indemnification obligations of the companies will be satisfied through an adjustment in the conversion price of the shares of series B convertible preferred stock.

     With respect to certain securities litigation matters only, to the extent that Prison Realty shall incur losses arising out of or related to such certain securities litigation (including certain pending litigation or litigation which may arise from the transactions contemplated by the securities purchase agreement) in excess of $50.0 million, the companies' indemnification obligations will be satisfied through a reduction in the conversion price of the shares of series B convertible preferred stock and the exercise price for the warrants. For every $1.0 million of losses in excess of $50.0 million, the conversion and exercise prices will be reduced by $0.01. In this regard, if this litigation is not finally settled, Prison Realty will be required to purchase a liability insurance policy to cover losses related to such litigation which are in excess of $75.0 million, in such form and with such carrier as deemed mutually acceptable by Prison Realty and the investors.

AMENDMENTS

     The securities purchase agreement may not be amended, waived, discharged or terminated other than by a written instrument signed by the companies and by the investors.

DESCRIPTION OF THE SERIES B CONVERTIBLE PREFERRED STOCK

     The following summarizes material terms of the shares of series B convertible preferred stock. A copy of the articles supplementary to the charter of Prison Realty governing the rights and preferences of the shares of series B convertible preferred stock is attached as Appendix B. This discussion is not a complete description of the terms of the shares of series B convertible preferred stock, so you should read it together with the series B articles supplementary.

RANK AND PREFERENCE

     The series B articles supplementary will classify 14.0 million shares of Prison Realty's preferred stock as series B convertible preferred stock, and a fixed stated amount of $25.00 per share. The shares of series B convertible preferred stock will rank equal as to dividends and liquidation preference to Prison Realty's series A cumulative convertible preferred stock, and Prison Realty's series C cumulative convertible preferred stock that will be issued in the rights offering, and will rank senior to all classes of Prison Realty common stock and to any future Prison Realty preferred stock, unless the issuance of such future Prison Realty preferred stock is approved by holders of the shares of series B convertible preferred stock.

DIVIDENDS

     Prison Realty will pay cash dividends on the shares of series B convertible preferred stock quarterly, on a cumulative basis at a rate of 12% per annum, which is equivalent to a fixed annual rate of $3.00 per share. In the event that Prison Realty fails to timely pay the required cash dividends for a period of 60 days or more, cash dividends on the shares of series B convertible preferred stock will accrue, in lieu of the 12% annual rate discussed above, at an annual rate of 18%, compounded quarterly, until the dividends are paid. Dividends on the shares of series B convertible preferred stock will accrue whether or not such dividends are declared by Prison Realty and whether or not funds are legally available for payment of such dividends.

     Any accrued dividends not paid in full will be added to the stated amount ($25.00) per share of the shares of series B convertible preferred stock for purposes of calculating future dividend payments. Amounts of accrued dividends not paid in full within 12 months of the date when such dividends were first due, whether or not subsequently paid, will permanently adjust the conversion rate of the shares of series B convertible preferred stock, which will have the effect of increasing the number of shares of Prison Realty common stock into which the shares of series B convertible preferred stock are convertible. Any dividend payment made on shares of series B convertible preferred stock shall first be credited against the current dividend and then against the earliest accrued but unpaid dividend.

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

     Holders of the shares of series B convertible preferred stock will also be entitled to receive all dividends or other distributions (with the exception of dividends payable in shares of Prison Realty common stock) paid on Prison Realty common stock. Each share of series B convertible preferred stock will entitle its holder to receive that amount of dividends or other distributions such holder would have received if such share of series B convertible preferred stock had been converted into Prison Realty common stock on the record date for determining the shareholders entitled to such dividend or distribution.

     For so long as any shares of series B convertible preferred stock are outstanding, all dividends declared and paid by Prison Realty upon shares of the series B convertible preferred stock or upon any shares of capital stock of Prison Realty ranking on a parity with the shares of series B convertible preferred stock shall be declared pro rata based upon the amount of unpaid and accrued dividends outstanding upon the shares of series B convertible preferred stock and upon such parity stock, if any. In addition, for so long as any shares of series B convertible preferred stock are outstanding, and until all accrued dividends on the shares of series B convertible preferred stock are declared and paid in full (or a sum sufficient for payment is set apart for payment):

     - Prison Realty may not declare or pay, or set apart for payment, dividends on any shares of capital stock of Prison Realty ranking junior to the shares of series B convertible preferred stock; and

     - Prison Realty may not make any payment on account of, or set apart for payment, money for a sinking or similar fund for the purposes of the repurchase, redemption or retirement of any shares of capital stock of Prison Realty ranking on a parity with, or junior to, the shares of series B convertible preferred stock, or of warrants, rights, calls or options exercisable or convertible into such shares of Prison Realty's capital stock (or cause any entity directly or indirectly controlled by Prison Realty to effect such repurchase, redemption or retirement).

CONVERSION INTO COMMON STOCK AT THE OPTION OF THE HOLDER

     Each share of series B convertible preferred stock may, at the option of its holder, be converted into shares of Prison Realty common stock at any time. For each share of series B convertible preferred stock converted into Prison Realty common stock, the holder will receive that number of shares of Prison Realty common stock equal to the stated amount ($25.00) per share, divided by the conversion price of the shares of series B convertible preferred stock, which is initially $6.50 per share. The conversion price of the shares of series B convertible preferred stock is subject to adjustment or reduction upon the occurrence of certain events. A reduction in the conversion price would result in the holders of the shares of series B convertible preferred stock receiving additional shares of Prison Realty common stock upon conversion.

     Adjustment of conversion price. The series B articles supplementary provide that the conversion price is subject to adjustment in the event of any of the following:

     - the issuance of Prison Realty common stock as a dividend or distribution on shares of Prison Realty common stock;

     - a subdivision, combination, consolidation or reclassification of Prison Realty common stock;

     - the issuance of Prison Realty common stock, or options, rights, warrants or other securities convertible into or exchangeable for Prison Realty common stock, at a price per share less than the then current market price of Prison Realty common stock, except for issuances: (i) in private placements at not less than 95% of the then current market price of Prison Realty common stock; (ii) pursuant to the vesting or conversion of securities under any employee benefit or equity incentive plan maintained by Prison Realty; and (iii) upon

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

        conversion of Prison Realty's outstanding convertible securities, including the shares of series B convertible preferred stock and the series C convertible preferred stock; or

     - Prison Realty deems it advisable to prevent any distribution of stock or stock rights, or similar transactions, from being taxable to the holders of Prison Realty common stock, which could occur if such a distribution increased the interest of Prison Realty's common shareholders relative to Prison Realty's preferred shareholders as a result of a failure to adjust the conversion ratio.

     Reduction of conversion price in the event of certain payments by Prison Realty. The conversion price of the shares of series B convertible preferred stock may be reduced if Prison Realty becomes obligated to make any payment or series of payments (whether paid in cash, in Prison Realty's capital stock, or other property) resulting from:

     - an adverse judgment relating to, or a settlement or other disposition of, shareholder lawsuits against Prison Realty outstanding as of the date of the securities purchase agreement; or

     - an adverse judgment relating to, or a settlement or other disposition of, any suit, action, claim or proceeding commenced by shareholders or creditors of Prison Realty arising out of the transactions contemplated by the securities purchase agreement.

     Any such payments by Prison Realty in excess of $50.0 million will reduce the conversion price of the shares of series B convertible preferred stock by $0.01 for every $1.0 million increment by which such payments exceed $50.0 million in the aggregate.

     Reduction of conversion price arising from indemnification obligations of Prison Realty. The conversion price of the shares of series B convertible preferred stock is also subject to reduction in the event that Prison Realty, CCA, PMSI or JJFMSI are required to indemnify the investors under the terms of the securities purchase agreement, a copy of which is attached hereto as Appendix A. As a result of the securities purchase agreement's indemnification provisions, Prison Realty, CCA, PMSI and JJFMSI have agreed to compensate the investors for specified breaches by the companies of the terms of the securities purchase agreement. Indemnification obligations are typically satisfied through a cash payment to the investor. However, in order to conserve Prison Realty's cash after completion of the equity investment, any indemnification payments relating to the equity investment were instead structured as a reduction in the conversion price of the series B preferred stock and the exercise price of the warrants.

     Generally, if either Prison Realty, CCA, PMSI or JJFMSI breaches the representations and warranties set forth in the securities purchase agreement, the indemnification obligations of the companies arise after, and only to the extent that, losses arising as a result of the companies' breach exceed a threshold amount of $30.0 million. However, individual losses not in excess of $100,000 shall not apply for purposes of calculating the threshold amount. The companies must indemnify the investors for any breaches of the covenants set forth in the securities purchase agreement, and this obligation is not subject to any threshold amount. The representations and warranties and covenants of Prison Realty, CCA, PMSI and JJFMSI in the securities purchase agreement survive the closing of the equity investment as follows:

     - most representations and warranties survive until the 90th day following the filing by Prison Realty of a Form 10-K for the fiscal year ending December 31, 1999;

     - the representations and warranties addressing the organization of Prison Realty, CCA, PMSI and JJFMSI and the companies' authority to complete the equity investment survive indefinitely;

     - the representations and warranties of Prison Realty, CCA, PMSI and JJFMSI regarding tax matters survive until 90 days after the expiration of the applicable statute of limitations; and
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

     - the covenants and agreements, other than those applicable during the period between the effectiveness of the securities purchase agreement and the completion of the equity investment, survive indefinitely.

     Once it has been determined that Prison Realty, CCA, PMSI and JJFMSI have an obligation to compensate the investors under the indemnification provisions of the securities purchase agreement, the conversion price of the shares of series B convertible preferred stock will be reduced by an amount equal to the indemnification obligation, divided by the number of shares of Prison Realty common stock then issuable upon conversion of the shares of series B convertible preferred stock and series C convertible preferred stock. The maximum amount of indemnification obligations of Prison Realty, CCA, PMSI and JJFMSI under the securities purchase agreement is $150.0 million which would result in a maximum downward adjustment of $1.50 in the conversion price of the series B preferred stock and the exercise price of the warrants.

REDEMPTION AT THE OPTION OF THE HOLDER

     At any time or from time to time after the later of: (i) the fifth anniversary of the closing of the equity investment; or (ii) the date which is the 91st day following the repayment in full of Prison Realty's 12% senior notes, due June 2006, each holder of shares of series B convertible preferred stock may, at the option of the holder, require Prison Realty to redeem all of such holder's shares of series B convertible preferred stock. The Company shall redeem the shares of series B convertible preferred stock at a cash price equal to: (i) the stated amount ($25.00) per share; and (ii) an amount per share equal to a total return on investment of 18% per annum, compounded quarterly from the closing of the equity investment until the date of redemption, reduced by the actual return on investment realized by each holder of shares of series B convertible preferred stock (assuming quarterly compounding and taking into account cash dividends actually paid, when paid, by Prison Realty).

REDEMPTION AT THE OPTION OF PRISON REALTY

     At any time or from time to time beginning six months after the later of:
(i) the fifth anniversary of the closing of the equity investment; or (ii) the date which is the 91st day following the repayment in full of its 12% senior notes, Prison Realty may redeem all, or a portion, of the outstanding shares of series B convertible preferred stock. Prison Realty may effect the redemption at a cash price equal to: (i) the stated amount ($25.00) per share; and (ii) an amount per share equal to a total return on investment of 18% per annum, compounded quarterly from the closing of the equity investment until the date of redemption, reduced by the actual return on investment realized by each holder of shares of series B convertible preferred stock (assuming quarterly compounding and taking into account cash dividends actually paid, when paid, by Prison Realty).

     Prison Realty's right to redeem shares of series B convertible preferred stock at its option is subject to limitations, however. Prison Realty may redeem shares of series B convertible preferred stock only by the action of a majority of the directors of Prison Realty other than directors designated by the holders of shares of series B convertible preferred stock. If Prison Realty elects to redeem less than all of the outstanding shares of series B convertible preferred stock, Prison Realty must redeem shares of series B convertible preferred stock on a pro rata basis. If less than 10% of the number of shares of series B convertible preferred stock initially issued are then outstanding, Prison Realty must redeem all such shares in the event it undertakes a redemption. In addition, the holders of shares of series B convertible preferred stock will have the right to convert such shares into shares of Prison Realty common stock rather than having them redeemed by Prison Realty.

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

VOTING RIGHTS

     Election of directors. Upon issuance of the shares of series B convertible preferred stock, four additional directors will be appointed to Prison Realty's board of directors as the series B convertible preferred stock directors. The holders of a plurality of the shares of series B convertible preferred stock, voting as a separate class, shall have the right to elect the series B convertible preferred stock directors. Holders of shares of Prison Realty common stock and series C convertible preferred stock shall not be entitled to vote in the election of series B convertible preferred stock directors. So long as the total number of shares of series B convertible preferred stock then outstanding represents at least the percentage of the total number of originally issued shares of series B convertible preferred stock indicated below, holders of shares of series B convertible preferred stock will be entitled to elect the number of series B convertible preferred stock directors indicated below:

                                                                NUMBER OF SERIES B CONVERTIBLE
                         PERCENTAGE                               PREFERRED STOCK DIRECTORS
                         ----------                             ------------------------------
greater than or equal to 25%................................                  4
less than 25% but greater than or equal to 10%..............                  2
less than 10%...............................................                  0

     In addition, if and as long as: (i) dividends on the shares of series B convertible preferred stock are in arrears and remain unpaid for four quarterly dividend periods; or (ii) Prison Realty fails to redeem shares of series B convertible preferred stock as required by the terms of the series B articles supplementary, the holders of the shares of series B convertible preferred stock (voting together with holders of all other series of Prison Realty's capital stock ranking on a parity with the shares of series B convertible preferred stock with similar voting rights) shall be entitled to elect three additional directors. Upon either (i) the payment in full (or the setting apart of funds for payment in full) of all accumulated dividends, and the dividend for the then current dividend period, relating to shares of series B convertible preferred stock and to shares of parity stock upon which like voting rights were conferred, or (ii) Prison Realty's redemption of shares of series B convertible preferred stock in compliance with the terms of the series B articles supplementary, as the case may be, the term of office of each additional director will terminate.

     Approval of Corporate Actions. For so long as any shares of series B convertible preferred stock are outstanding, the holders of the shares of series B convertible preferred stock will be entitled to vote on all matters presented to the holders of Prison Realty common stock (including the election of directors of Prison Realty other than series B convertible preferred stock directors), voting together as a single class with holders of the series C convertible preferred stock and Prison Realty common stock. Each share of series B convertible preferred stock will entitle its holder to cast the same number of votes such holder would have been able to cast if the share of series B convertible preferred stock had been converted into Prison Realty common stock on the record date for determining the shareholders entitled to vote on the matter presented.

     For so long as any shares of series B convertible preferred stock are outstanding, the vote or consent of a majority of the outstanding shares of series B convertible preferred stock, voting separately as a class, will also be required to:

     - alter or change the rights, preferences or privileges of the shares of series B convertible preferred stock in a way that would adversely affect the holders of the shares of series B convertible preferred stock; or

     - amend, modify or waive any provision of Prison Realty's charter or bylaws in a way that would adversely affect the holders of the shares of series B convertible preferred stock.

     In addition, until the date that less than 10% of the number of shares of series B convertible preferred stock initially outstanding remains outstanding, the vote or consent of a majority of the outstanding shares of series B convertible preferred stock, in addition to any consent or approval required by law, will be required to:

     - increase or decrease the authorized or issued number of shares of series B convertible preferred stock or series C convertible preferred stock;

     - create or authorize, or reclassify any authorized capital stock of Prison Realty into any new class or series, or any shares of any class or series of capital stock of Prison Realty; or

     - enter into or authorize any transaction constituting a change of control under the terms of the series B articles supplementary.

EFFECT OF CONSOLIDATION OR MERGER UPON CONVERSION OF SERIES B CONVERTIBLE PREFERRED STOCK

     In the event of any capital reorganization or reclassification of Prison Realty common stock that does not cause an adjustment of the conversion price of the shares of series B convertible preferred stock, any consolidation, share exchange or merger of Prison Realty with or into another entity, or any sale or conveyance to another entity of all or substantially all of the property of Prison Realty, each share of series B convertible preferred stock will thereafter not be convertible into shares of Prison Realty common stock issuable immediately prior to the completion of such transaction. Instead, each share of series B convertible preferred stock will be convertible into the kind and amount of shares of stock and other securities and property receivable in the transaction by a holder of that number of shares of Prison Realty common stock into which one share of series B convertible preferred stock was convertible immediately prior to the transaction.

ABILITY TO RECEIVE PREFERENTIAL CASH PAYMENT OR CONVERT UPON CHANGE OF CONTROL OR LIQUIDATION

     Change of control. In the event of a change in control of Prison Realty, each holder of shares of series B convertible preferred stock may, at the option of the holder, require Prison Realty to redeem all of such holder's shares of series B convertible preferred stock. The Company shall redeem the shares of series B convertible preferred stock at a cash price per share equal to the greater of:

     - the sum of (i) the stated amount ($25.00) per share; and (ii) an amount per share equal to a total return on investment of 18% per annum, compounded quarterly from the closing of the equity investment until the date of the change of control, reduced by the actual return on investment realized by each holder of shares of series B convertible preferred stock (assuming quarterly compounding and taking into account cash dividends actually paid, when paid, by Prison Realty); or

     - the sum of (i) the fair market value of the cash, securities and other property a holder of a share of series B convertible preferred stock would have received had the holder converted the share of series B convertible preferred stock into Prison Realty common stock immediately prior to the change of control; and (ii) an amount per share equal to a total return on investment of 18% per annum, compounded quarterly from the closing of the equity investment until the date of the change of control, reduced by the actual return on investment realized by each holder of shares of series B convertible preferred stock (assuming quarterly compounding and taking into account cash dividends actually paid, when paid, by Prison Realty).

     The definition of a Change in Control is quite detailed and complex. You should read its definition in the series B articles supplementary, which is attached as Appendix B. Generally a "Change in Control" means any of the following have occurred:

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

     - the acquisition by any individual, entity or group of beneficial ownership of 50% or more of the combined voting power of the then outstanding voting securities of Prison Realty, other than: (i) Prison Realty or any of its subsidiaries, or any employee benefit plan or related trust of such entities; or (ii) any corporation with respect to which, following such acquisition, more than 50% of the combined voting power of the then outstanding voting securities of such corporation is then beneficially owned, directly or indirectly, by individuals or entities who were beneficial owners of voting securities of Prison Realty immediately prior to such acquisition;

     - the approval by the shareholders of Prison Realty of a reorganization, merger or consolidation following which the beneficial owners of the voting securities of Prison Realty immediately prior to the reorganization, merger or consolidation do not beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from the reorganization, merger or consolidation; or

     - the sale or other disposition of assets representing 50% or more of the assets of Prison Realty in one transaction or series of related transactions.

     Liquidation, dissolution or winding up. Upon the occurrence of an event of liquidation or dissolution of Prison Realty (which shall not include a merger, consolidation or other business combination involving Prison Realty), the holders of the shares of series B convertible preferred stock will be entitled to receive, on a parity with holders of Prison Realty's parity preferred (currently consisting of Prison Realty's series A preferred stock and the series C convertible preferred stock) stock, a liquidating distribution per share, out of assets legally available for distribution to shareholders, equal to the greater of:

     - the sum of (i) the stated amount ($25.00) per share; and (ii) an amount per share equal to a total return on investment of 18% per annum, compounded quarterly from the closing of the equity investment until the date of full liquidating distributions upon the shares of series B convertible preferred stock, reduced by the actual return on investment realized by each holder of shares of series B convertible preferred stock (assuming quarterly compounding and taking into account cash dividends actually paid, when paid, by Prison Realty); or

     - the sum of (i) the fair market value of the cash, securities and other property a holder of a share of series B convertible preferred stock would have received had the holder converted the share of series B convertible preferred stock into Prison Realty common stock immediately prior to the liquidation, dissolution or winding up of Prison Realty; and (ii) an amount per share equal to a total return on investment of 18% per annum, compounded quarterly from the closing of the equity investment until the date of full liquidating distributions upon the shares of series B convertible preferred stock, reduced by the actual return on investment realized by each holder of shares of series B convertible preferred stock (assuming quarterly compounding and taking into account cash dividends actually paid, when paid, by Prison Realty).

     After payment of the full amount of the greater of the amounts above, the holders of shares of series B convertible preferred stock will not be entitled to any further participation in any distribution of assets of Prison Realty. If, upon any liquidation, dissolution or winding up of Prison Realty, the available assets of Prison Realty are insufficient to pay the amount of the liquidating distributions on all outstanding shares of series B convertible preferred stock and upon all outstanding shares of Prison Realty's capital stock on a parity with the shares of series B convertible preferred stock, then the holders of shares of the series B convertible preferred stock and such parity stock will share equally and ratably in any distribution of assets of Prison Realty.

DESCRIPTION OF THE WARRANTS

The following summarizes material terms of the warrants. A copy of the warrant agreement governing the terms of the warrants is attached hereto as Appendix C. This discussion is not a complete description of the terms of the warrant agreement, so you should read it together with the warrant agreement.

     In connection with the sale and purchase of the shares of series B convertible preferred stock, Prison Realty will issue and sell to the investors warrants to purchase up to 14% of the common stock of Prison Realty, on a fully diluted basis, less the amount of shares of common stock which may be acquired pursuant to the exercise of warrants purchased in the rights offering. The initial exercise price of the warrants is $7.50 per share, and the warrants may be exercised at any time for a period of fifteen (15) years from the date thereon. Each Warrant provides that the number of shares of Prison Realty common stock purchasable upon exercise thereof be subject to anti-dilution adjustment on the same terms as the shares of series B convertible preferred stock.

THE RIGHTS OFFERING

GENERAL

     In connection with the equity investment, by means of a separate prospectus, Prison Realty will conduct the rights offering in which the holders of Prison Realty common stock will be eligible to participate. Participants in the rights offering will be offered non-transferable rights to purchase for cash up to an aggregate of $75.0 million of units consisting of: (i) shares of series C convertible preferred stock; and (ii) warrants entitling the holder to purchase shares of Prison Realty common stock. The record date for the rights offering is the same date as the record date for the special meeting. Each holder of Prison Realty common stock on the rights offering record date will be entitled to subscribe for units, at a subscription price of $25.00 per unit, consisting of their pro rata portion of the convertible preferred shares and warrants being offered. If the rights offering is fully subscribed, Prison Realty will issue 3.0 million shares of series C convertible preferred stock (initially convertible into approximately 11.5 million shares of Prison Realty common stock) and warrants to purchase up to 3% of Prison Realty common stock, on a fully diluted basis (anticipated to equal approximately 6.3 million shares). Shareholder approval of Proposal 1 regarding the equity investment will also constitute approval of the issuance of the series C convertible preferred stock and the warrants in the rights offering. The rights offering will commence approximately 45 days prior to the anticipated completion of the equity investment, and the rights offering is expected to remain open for not less than 30 days. The rights offering will expire prior to the completion of the equity investment and will close on or about the date of the initial closing of the equity investment.

     Each shareholder exercising rights in the rights offering will be required to certify that the shareholder voted in favor of each proposal described in this proxy statement. If the rights granted to a shareholder in the rights offering are not exercised prior to the expiration date of the rights offering, such rights will expire without value. Participants fully exercising all of the rights initially granted to them will also be entitled to subscribe for up to an additional five times the number of units the participant was originally entitled to subscribe for which may be available as a result of rights expiring without exercise. If there are oversubscriptions for additional units, such subscriptions will be subject to pro rata allotment based upon the number of rights exercised by those participants subscribing for additional units. No holder of rights will be guaranteed the right to purchase additional units. The warrants issuable in the rights offering will not be separable from the shares of series C convertible preferred stock for a period of 18 months following their issuance. Pending approval by the NYSE, the shares of series C convertible preferred stock and the warrants issued in the rights offering will be listed on the NYSE as will the shares of Prison Realty common stock issuable upon conversion of the series C convertible preferred stock and exercise of the warrants.

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     If Prison Realty's shareholders choose to exercise rights granted to them, the aggregate amount of the shares of series B convertible preferred stock and warrants purchased by the investors in the equity investment will be reduced dollar for dollar by the amount of units purchased in the rights offering. Under the terms of the securities purchase agreement, Prison Realty will be required to terminate the rights offering prior to selling any shares of series C convertible preferred stock or warrants thereunder if Prison Realty's shareholders do not exercise rights to purchase a minimum of $10.0 million of units. In addition, the rights offering will be terminated prior to the issuance of any units if the equity investment is not completed.

DESCRIPTION OF CONVERTIBLE PREFERRED STOCK AND WARRANTS

     The terms of the shares of series C convertible preferred stock to be issued in the rights offering are identical to those of the shares of series B convertible preferred stock, including the right to receive the indemnification-related conversion price adjustments, except as follows:

     - the holders of the shares of series C convertible preferred stock will not be entitled to elect a separate class of directors, although the holders of the shares of series C convertible preferred stock will be entitled to: (i) vote on all matters presented to the holders of Prison Realty common stock (including the election of directors of Prison Realty other than the series B convertible preferred stock directors), voting together as a single class with holders of the shares of series B convertible preferred stock and Prison Realty common stock; and (ii) vote together with the holders of other series of Prison Realty preferred stock similarly situated to elect additional directors upon failure of Prison Realty to (A) pay dividends upon the series C convertible preferred stock for four quarterly dividend periods or (B) redeem the shares of series C convertible preferred stock as required by the terms of the articles supplementary setting forth the rights and preferences of the shares of series C convertible preferred stock;

     - the holders of the shares of series C convertible preferred stock will not be entitled to the special class approval rights of the shares of series B convertible preferred stock with respect to: (i) the increase or decrease of the authorized or issued number of shares of series B convertible preferred stock or series C convertible preferred stock;
        (ii) the creation or authorization, or reclassification of any authorized capital stock of Prison Realty into any new class or series, or any shares of any class of or series, of capital stock of Prison Realty; or (iii) entering into, or authorizing, a transaction constituting a change of control; and

     - the holders of the shares of series C convertible preferred stock will not be subject to any standstill restrictions.

     The terms of the warrants issued to participants subscribing for units in the rights offering are identical to those of the warrants issued to the investors in the equity investment, including those relating to anti-dilution protection and conversion price adjustments. The holders of series C convertible preferred stock and warrants issued in the rights offering, however, will not have any registration rights with respect to the series C convertible preferred stock, the warrants or Prison Realty common stock issuable upon conversion of the series C preferred stock or exercise of the warrants. The series C convertible preferred stock and the warrants issued in the rights offering and the shares of Prison Realty common stock issuable upon conversion of the series C convertible preferred stock and upon the exercise of the warrants will be registered under the Securities Act of 1933 and will be freely transferable, except in the hand of affiliates of Prison Realty.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE RIGHTS OFFERING

     General. This section discusses certain federal income tax consequences of the rights offering to beneficial owners of Prison Realty common stock. This discussion does not address all aspects of
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taxation of the rights offering that may be relevant to particular shareholders in light of their personal investment or income tax circumstances or to particular types of shareholders subject to special tax treatment under the federal income tax laws (including, without limitation, tax-exempt organizations, insurance companies, financial institutions, broker-dealers, foreign persons and taxpayers subject to the alternative minimum tax). This discussion is based on the Code, applicable Department of Treasury regulations, and judicial and administrative rulings, interpretations and practice, all as of the date of this proxy statement. Each holder of Prison Realty common stock should consult its own tax advisor regarding its tax situation and any special tax considerations that may apply, including the impact of foreign, state and local laws.

     Receipt of rights by holders. Shareholders of Prison Realty who receive rights in the rights offering should not be required to recognize taxable income solely as a result of receipt of those rights. The Internal Revenue Service, however, may take the position that the distribution of the rights by Prison Realty is a taxable dividend to the extent of Prison Realty's current and accumulated earnings and profits. In such event, the amount of the dividend would equal the fair market value of the rights on the date of distribution.

     Tax basis and holding period of the rights. If the distribution of rights in the rights offering is treated as non-taxable, shareholders who receive rights will generally have a tax basis in those rights equal to zero. If, however, either (i) the fair market value of the rights on the date of distribution is 15% or more of the fair market value (on the date of distribution) of the Prison Realty common stock, or (ii) a shareholder makes an election for the taxable year in which the rights are received to allocate the basis of its Prison Realty common stock to the rights, then the shareholder's basis in its Prison Realty common stock will be allocated between its Prison Realty common stock and the rights in proportion to the fair market values of each on the date of distribution of such rights. The holding period of the rights will include the holding period for the Prison Realty common stock with respect to which the rights were distributed.

     If the distribution of rights in the rights offering is treated as a taxable dividend, shareholders who receive rights will have a tax basis in the rights equal to their fair market value on the date of distribution. In such event, the holding period of the rights would begin on the date of distribution and thus would not include the holding period for the Prison Realty common stock with respect to which the rights were distributed.

     Lapse of the rights prior to exercise. If the distribution of rights in the rights offering is treated as non-taxable, no gain or loss will be recognized by the holder of such rights upon expiration thereof, and no adjustment will be made to the basis of the Prison Realty common stock with respect to which the rights were received. If the distribution of rights in the rights offering is treated as a taxable distribution, then a loss will be recognized by the holder of such rights upon expiration thereof. The amount of the loss for any shareholder will be equal to the shareholder's tax basis in the rights and should constitute a capital loss.

     Exercise of the rights and basis and holding period of the convertible preferred stock and warrants. Shareholders should not recognize gain or loss upon the exercise of the rights. Each shareholder's basis in the shares of series C convertible preferred stock and warrants acquired through exercise of the rights will equal the sum of its basis in the rights, if any, and the price paid for the series C convertible preferred stock and warrants. This aggregate basis will be allocated between the shares of series C convertible preferred stock and the warrants in proportion to the fair market values of each on the date of exercise of the rights. The holding period for the shares of series C convertible preferred stock and warrants acquired through exercise of the rights will begin on the date the rights are exercised.

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     Conversion of preferred stock.  If a shareholder converts its series C convertible preferred stock into shares of Prison Realty common stock, it will recognize no gain or loss upon such conversion. The shareholder's basis in the common stock acquired through conversion will be equal to the shareholder's basis in the series C convertible preferred stock so converted. The holding period for such common stock will include the holding period for the converted series C convertible preferred stock.

     Sale of shares of series C preferred stock. Subject to the discussion below, shareholders who sell shares of the series C convertible preferred stock should recognize gain or loss equal to the difference between the amount realized and their basis in the shares sold. The gain or loss recognized should be a capital gain or loss and will be long-term or short-term, depending on whether the shares were held for more than one year.

     Because the distribution of rights in the rights offering should be non-taxable, however, the rights (and the series C convertible preferred stock received upon exercise of the rights) may be treated in part as "section 306 stock." The effects of such a designation are summarized below.

     Code section 306 provides generally that if a corporation distributes preferred stock to its shareholders in a tax-free distribution, the shareholders must recognize ordinary income at such time as they dispose of the preferred stock. For purposes of Code section 306, rights to acquire preferred stock are generally treated the same as preferred stock. Thus, if a corporation distributes rights to acquire preferred stock in a tax-free distribution, then shareholders, upon a sale of those rights or upon a sale of the preferred stock acquired pursuant to the exercise of those rights, will generally recognize ordinary income to the extent of the fair market value of the rights at the time of distribution.

     Code section 306(c)(2) provides that stock will not be "section 306 stock" if no part of the distribution would have been treated as a dividend had such distribution been made in cash instead of preferred stock or rights to acquire preferred stock. This determination is generally made based on whether the distributing corporation has current and/or accumulated earnings and profits as of the end of the taxable year in which such distribution is made. Accordingly, in the event Prison Realty has any earnings and profits, current or accumulated, as of the end of the year in which the distribution of rights occurs, and the rights distribution itself is in fact non-taxable, then the rights, to the extent they relate to the series C convertible preferred stock, will be treated as "section 306 stock." Furthermore, upon exercise of the rights, this Code section 306 "taint" will carry over to the series C convertible preferred stock acquired. Thus, upon any sale of such preferred stock, the amount realized will be treated as ordinary income to the extent of the fair market value of such rights as of the time of distribution. To the extent the amount realized upon a sale of the preferred stock exceeds such fair market value of the rights, the excess should be treated as short-term or long-term capital gain, depending on the holding period in such preferred stock.

     The fair market value of the rights at the time of distribution (and the extent to which such value is attributable to the series C convertible preferred stock) is a question of fact. In this instance, the purchase price of the series C convertible preferred stock and warrants will be equal to the purchase price of the series B convertible preferred stock and warrants. Because the purchase price of the series B convertible preferred stock and warrants was negotiated by the investors and Prison Realty on an arm's length basis, it is arguable that the fair market value of the series C convertible preferred stock and warrants is equal to the purchase price thereof and that therefore the rights themselves have no value. However, no appraisal of the rights will be obtained, and no assurance can be given that the Internal Revenue Service will not attempt to assert that the rights in fact have value.

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     Even if the rights are treated in whole or in part as "section 306 stock,"
Code section 306 still may not apply in certain circumstances. If the series C convertible preferred stock purchased pursuant to the exercise of the rights is converted into common stock, then the common stock so acquired will not constitute "section 306 stock." Additionally, if a shareholder disposes of its entire stock interest in Prison Realty, then Code section 306 will not apply to the disposition.

     Cash redemption of series C convertible preferred stock. Prison Realty intends to take the position that any redemption of the series C preferred stock should be treated as a sale or exchange of such stock. Upon redemption, therefore, shareholders should recognize gain or loss equal to the difference between the amount realized and their basis in the shares sold. The gain or loss recognized should be a capital gain or loss and will be long-term or short-term, depending on whether the shares were held for more than one year.

     Lapse of warrants. Loss will be recognized upon expiration of the warrants. The amount of the loss for any holder of warrants will equal such holder's tax basis in the warrants and should be a capital loss.

     Exercise of the warrants. Shareholders should not recognize gain or loss upon the exercise of the warrants. Each shareholder's basis in the shares of Prison Realty common stock acquired through exercise of the warrants will equal the sum of the purchase price paid for the common stock and the shareholder's basis in the warrants, if any. The holding period for the shares of Prison Realty common stock acquired through exercise of the warrants will begin on the date the warrants are exercised.

     Information reporting and backup withholding. If a shareholder sells the series C convertible preferred stock or the warrants, it may be subject to backup withholding at the rate of 31% on the payments it receives unless it (1) is a corporation or is otherwise exempt and demonstrates the basis for the exemption if so required, or (2) provides a correct taxpayer identification number and certifies under penalties of perjury that the taxpayer identification number is correct and that it is not subject to backup withholding. Any amount withheld under these rules will be credited against the selling shareholder's federal income tax liability. Prison Realty may require a shareholder to establish its exemption from backup withholding or to arrange for payment of backup withholding.

     EACH SHAREHOLDER OF PRISON REALTY IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE COMPLETION OF THE RIGHTS OFFERING, INCLUDING APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

THE MERGERS

     As a condition to the completion of the equity investment, pursuant to an agreement and plan of merger by and among Prison Realty, certain subsidiaries of Prison Realty, CCA, PMSI and JJFMSI, each of CCA, PMSI and JJFMSI will be merged with and into a separate wholly owned subsidiary of Prison Realty. After the completion of the merger transactions: (i) CCA, PMSI and JJFMSI will cease to exist; and (ii) the assets and liabilities of each of CCA, PMSI and JJFMSI will be held by the wholly owned subsidiaries of Prison Realty. Additionally, following the completion of the merger transactions, Prison Realty will change its name to Corrections Corporation of America and will operate as a taxable C corporation. See "Proposal to Adopt the Articles of Amendment and Restatement to the Prison Realty Charter -- Removal of provisions relating to Prison Realty's qualification as a REIT."

     As consideration for the mergers, Prison Realty will issue an aggregate of approximately $12.8 million of its common stock as follows: (i) approximately $10.8 million of its common stock to the shareholders of CCA; (ii) approximately $1.023 million of its common stock to the shareholders of PMSI; and (iii) approximately $847,000 of its common stock to the shareholders of JJFMSI. The

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number of shares of Prison Realty common stock to be issued to the shareholders of CCA, PMSI and JJFMSI is based on exchange ratios specified in the merger agreement. The exchange ratio for each of the mergers depends on the average closing price of one share of Prison Realty common stock for the five trading days ending two trading days prior to the closing date for the merger transactions. Therefore, the exchange ratios will not be known at the time of the shareholders meetings. Prison Realty will apply to list the shares of common stock to be issued in the merger transactions on the NYSE, subject to official notice of issuance, prior to the effective time of the mergers. Pursuant to the provisions of the Tennessee Business Corporation Act, a shareholder of CCA, PMSI and JJFMSI may dissent from the merger and obtain payment of the fair value of his or her CCA, PMSI or JJFMSI common stock.

     The mergers of CCA, PMSI and JJFMSI with and into the acquisition subsidiaries will be tax-free for the companies and for the shareholders of each of CCA, PMSI and JJFMSI to the extent they receive Prison Realty common stock in the mergers. The merger transactions are expected to be accounted for as "purchases" for financial accounting purposes, in accordance with generally accepted accounting principles.

     Although the ownership of the companies' assets will be maintained in separate, distinct legal entities for liability purposes (i.e., Prison Realty as a parent corporation with three wholly owned subsidiaries), the companies will be treated as a consolidated group under the name "Corrections Corporation of America." As such, pursuant to the merger agreement, the existing agreements between Prison Realty, CCA, PMSI and JJFMSI, including a promissory note issued by CCA to Prison Realty in the original principal amount of $137.0 million, will be canceled and will be of no further force and effect.

     Immediately prior to the merger transactions, Prison Realty will purchase all shares of the common stock of each of CCA, PMSI and JJFMSI which are held by non-management and non-employee, or "outside," shareholders. Pursuant to the terms of a stock purchase agreement by and among Prison Realty, CCA, Sodexho and Baron, Prison Realty will purchase all of the shares of voting common stock of CCA which are owned by each of Sodexho and Baron for an aggregate cash purchase price of $16.0 million, or $8.0 million each. Pursuant to this agreement, each of Sodexho and Baron have also agreed to vote all of their shares of CCA common stock in favor of the CCA merger. Prison Realty will purchase 85,000 shares of the voting common stock of PMSI, constituting 85% of PMSI's issued and outstanding voting common stock, from Privatized Management Services Investors, LLC for an aggregate cash purchase price of $5.8 million. In connection with this stock purchase, Privatized Management Services Investors has agreed to vote its PMSI shares in favor of the PMSI merger. Prison Realty will purchase 85,000 shares of the voting common stock of JJFMSI, constituting 85% of JJFMSI's issued and outstanding voting common stock, from Correctional Services Investors for an aggregate cash purchase price of $4.8 million. In connection with this stock purchase, Correctional Services Investors has agreed to vote its JJFMSI shares in favor of the JJFMSI merger.

     Management and employee shareholders will receive Prison Realty common stock in the merger transactions, as described above. The shares of Prison Realty common stock to be issued to the shareholders of CCA, PMSI and JJFMSI who are also wardens of the facilities operated by such companies will be subject to the terms and provisions of a newly-adopted Prison Realty restricted stock plan. Under the terms of the restricted stock plan, the shares of restricted stock held by warden shareholders will vest only if they remain employed by Prison Realty or by one of its subsidiaries from the closing date of the mergers through December 31, 2003. If a warden shareholder does not remain employed by Prison Realty or by one of its subsidiaries for such period, the shares of Prison Realty common stock issued to such warden will be forfeited but shall remain outstanding, and such shares will be held in trust for the benefit of the remaining wardens until December 31, 2003. At this

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time, such shares will vest and will be distributed pro-rata to the wardens still employed. Shares of Prison Realty common stock owned by other CCA shareholders and received in the merger transactions will be subject to restrictions on transfer under the terms of a lock-up agreement, which restrictions prohibit transfers of such stock for a period of 180 days after the merger transactions are completed. After 180 days, and through December 31, 2003, transfers may be made according to the following percentages:

     -  Up to 25% after 180 days;

     -  Up to 50% after December 31, 2001;

     -  Up to 75% after December 31, 2002; and

     -  Up to 100% after December 31, 2003.

     The completion of the merger transactions is subject to various conditions, including but not limited to:

     - receipt of approval for each of the mergers and related transactions from the respective shareholders of CCA, PMSI and JJFMSI;

     - receipt of approval by Prison Realty's shareholders of Prison Realty's election not to be taxed as a REIT;

     - Prison Realty's having obtained sufficient financing to fund the operations of its business after the completion of the merger transactions;

     - receiving legal opinions on the tax-free nature of the merger transactions;

     - obtaining required consents of third parties, including the consent of government entities to the performance of correctional and detention facility management contracts by Prison Realty or its subsidiaries after the merger transactions;

     - the purchase by Prison Realty of the CCA, PMSI and JJFMSI common stock held by non-management and non-employee shareholders for cash payments totaling approximately $26.6 million;

     - receipt of updates of opinions of the financial advisors to Prison Realty and CCA; and

     - the required waiting period under the antitrust laws expiring or being terminated.

     The merger agreement can be terminated under limited circumstances, including the failure of conditions to be met by the parties thereto. If Prison Realty terminates the merger agreement, Prison Realty may elect that the merger agreement will be void, or, alternatively, that the merger agreement will terminate only as to the merger with the party as to which Prison Realty had grounds to terminate. Therefore, Prison Realty could elect to terminate with one party and complete the remaining mergers with the other parties. Prison Realty, however, does not anticipate that it would close any of the merger transactions unless the merger with CCA was completed.

DESCRIPTION OF THE SENIOR SECURED CREDIT FACILITIES

     In connection with the execution of the securities purchase agreement, Prison Realty has received a commitment letter from CSFB for new senior credit facilities for Prison Realty in the amount of $1.2 billion, comprised of a term loan facility and a revolving loan facility that will replace Prison Realty's existing $1.0 billion credit facility. The text of the commitment letter is attached hereto as Appendix E. Definitive agreements relating to the new senior secured credit facilities are expected to be finalized at the same time that the equity investment is completed, and, the execution of such agreements and the subsequent funding thereunder are conditions to the parties' obligations

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under the securities purchase agreement. See "-- Terms of the securities purchase agreement and related agreements."

     Under the terms of the commitment letter, CSFB will act as the administrative agent and lead arranger for a syndicate of lenders which will provide Prison Realty with $950.0 million in term loans, comprised of a $250.0 million tranche A term loan and a $700.0 million tranche B term loan, and a $250.0 million revolving loan facility. The revolving loan facility and the tranche A term loan will have a six year term and the tranche B term loan will have an eight year term. Under the terms of the commitment letter, at Prison Realty's option, the interest rates for the new senior secured credit facilities will be based upon LIBOR plus 3% per annum for the revolving loan facility and the tranche A term loan and 3.5% per annum for the tranche B term loan, or at an alternate base rate plus applicable spreads of 2% per annum for the revolving loan facility and the tranche A term loan and 2.5% per annum for the tranche B term loan. The alternative base rate is equal to the greater of CSFB's prime rate or Federal Funds effective rate plus 0.5%.

     The commitment letter provides that the proceeds from the borrowings under the term loan facilities and the revolving loan facility will be used by Prison Realty at the closing date together with the proceeds of the equity investment and the rights offering to repay certain existing indebtedness and to effect the merger transactions and pay certain transaction costs associated with the equity investment, the rights offering and the merger transactions. The balance of the proceeds from the initial borrowings under the senior secured credit facilities, the equity investment and the rights offering will be used for (i) the pre-funding of capital expenditures in an amount to be agreed upon to complete the construction of prisons currently under construction, and (ii) general corporate purposes. It is expected that the full amount available under the term loan facilities and a portion of the revolving loan facility will be drawn at closing.

     Similar to Prison Realty's existing bank credit facility, the new senior secured credit facilities will be secured by mortgages on Prison Realty's real property and all the equity interests in each existing or subsequently acquired domestic subsidiary of Prison Realty and 65% of the equity interests in each existing or subsequently acquired direct foreign subsidiary of Prison Realty, as well as accounts receivable, notes receivable, inventory, contract rights, trade rights, trademark, trade names, equipment, cash and proceeds of the foregoing. The new senior secured credit facilities will also be generally guaranteed by each existing or subsequently acquired direct or indirect domestic subsidiary of Prison Realty, including each of the surviving acquisition subsidiaries in the merger transactions.

     Prison Realty's ability to borrow under the senior secured credit facilities will be subject to Prison Realty's compliance with a number of customary financial and other covenants, including maximum leverage ratios, minimum coverage ratios, maximum ratios of development costs, and maximum ratios of debt to total assets. In addition, the senior secured credit facilities will restrict Prison Realty's ability to incur certain additional indebtedness.

     Prison Realty may issue up to $375.0 million in senior subordinated notes in lieu of a portion of the new senior secured credit facilities in connection with the completion of the equity investment and the merger transactions. Prison Realty expects that the senior subordinated notes, if issued, will bear interest at a fixed rate of interest.

     Prison Realty agreed to pay the agents and the lenders customary fees for a facility of this nature.

     Prison Realty has agreed that, should it proceed within one year from the date of the commitment letter with a transaction similar to and in lieu of the transactions contemplated by the securities purchase agreement with a related entity of the investors, it will appoint CSFB, or cause it to be appointed, as sole and exclusive agent and manager for any bank financing relating to such

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transaction, and will afford CSFB the opportunity to compete to act as a placement agent for or underwriter of any debt transactions with respect thereto.

     In addition to the new senior secured facilities, it is anticipated that Prison Realty's $100.0 million aggregate principal amount 12% senior notes and $70.0 million in convertible subordinated notes will remain outstanding following the equity investment and related restructuring. See "Information About Our Company -- Recent developments."

     Prison Realty's level of indebtedness could have important consequences. You cannot be assured that Prison Realty will be able to satisfy its debt service obligations. The terms of Prison Realty's debt, including the senior secured credit facilities, the existing, or any future senior notes, and the convertible subordinated notes, could restrict Prison Realty's ability to incur additional debt financing to fund future growth, refinance its existing debt or satisfy its obligations to pay dividends upon, or to repurchase or redeem its existing debt or equity securities. In addition, if Prison Realty incurs additional debt, the risks related to Prison Realty's level of debt could increase.

     On January 13, 2000, Moody's Investors Service ("Moody's") lowered its rating on Prison Realty's existing bank credit facility from Ba1 to Ba3. Moody's also lowered its rating on Prison Realty's 12% senior notes to B2 from B1 and its rating on Prison Realty's series A preferred stock from Ba3 to B3. As a result of these rating changes, the interest rate applicable to outstanding amounts under Prison Realty's existing bank credit facility was increased by
 .50%. In addition, the debt rating reductions could increase the interest rate associated with any additional debt securities issued by Prison Realty, including any additional senior subordinated notes issued in lieu of a portion of the new $1.2 billion bank credit facility.

REGULATORY FILINGS AND APPROVALS REQUIRED FOR THE EQUITY INVESTMENT

     Prison Realty does not believe that any government filings in the United States are required with respect to the equity investment, the issuance of the shares of series B convertible preferred stock and the warrants to the investors, or the issuance of shares of series C convertible preferred stock and warrants in the rights offering, other than the following:

     - filings with the Federal Trade Commission and the Antitrust Division of the Department of Justice under the HSR Act;

     - articles of amendment and restatement to the Charter of Prison Realty to be filed with the State Department of Assessments and Taxation of the State of Maryland;

     - articles supplementary to the charter of Prison Realty to be filed with the State Department of Assessments and Taxation of the State of Maryland classifying the series B and series C convertible preferred stock and setting forth the rights, terms and preferences of the shares of series B convertible preferred stock and shares of the series C convertible preferred stock issued in the rights offering; and

     - filings with the SEC to register Prison Realty securities to be issued in the rights offering and in the merger transactions with CCA, PMSI and JJFMS.

     Completion of the equity investment is conditioned upon, among other things, the absence of any preliminary or permanent injunction or other orders issued by any court or other judicial or administrative body with competent jurisdiction which prohibits or prevents completion of the equity investment.

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RISKS OR DISADVANTAGES OF COMPLETING THE EQUITY INVESTMENT

     The completion of the equity investment may potentially have adverse consequences to Prison Realty and its shareholders. These potential adverse consequences of the equity investment include the following:

     - Net income per share for Prison Realty will be diluted due to the increase in the number of outstanding shares of Prison Realty's capital stock as a result of the equity investment and the rights offering. Additionally, the dividends to be paid on the new securities will serve to reduce Prison Realty's net income to such a degree that on a pro forma basis, the combined company will experience a net loss per share. In addition, Prison Realty's net income per share may be further diluted if the initial conversion price of $6.50 for the convertible preferred stock issued to the investors and in the rights offering, and the initial exercise price of $7.50 for the warrants issued to the investors and in the rights offering, are adjusted. An adjustment may occur if, among other things, Prison Realty is required to indemnify the investors or the shareholders who subscribe to the rights offering under the terms of the securities purchase agreement or incurs liability for certain securities litigation. See "-- Description of the series B convertible preferred stock -- Conversion into common stock at the option of the holder," "-- Description of the warrants" and "-- The rights offering -- Description of convertible preferred stock and warrants" for a complete description of events of adjustment to the conversion price of the convertible preferred stock or the exercise price of the warrants issued to the investors and in the rights offering.

     - The investors, through the ownership of the series B convertible preferred stock and the warrants, will exert significant influence over the management and operations of Prison Realty. If the investors complete the full $350.0 million equity investment, the investors, through the ownership of 14.0 million shares of series B convertible preferred stock, will hold approximately 25.5% of the voting power of Prison Realty. The investors' voting power will decrease to approximately 20.0% if the rights offering is fully subscribed and the investors purchase only $275.0 million of series B convertible stock, or
        11.0 million shares. The investors will be entitled to elect four of the ten members of Prison Realty's board of directors following the equity investment and will have the right to vote with the holders of Prison Realty common stock and the convertible preferred stock issued in the rights offering on an "as converted" basis for the election of the remaining directors of Prison Realty. Holders of series B convertible preferred stock are entitled to approve certain extraordinary corporate actions of Prison Realty. In addition, the holders will be entitled to vote for the election of three additional directors if Prison Realty does not pay required dividends on the series B convertible preferred stock for consecutive quarterly dividend periods. See "-- Description of the series B convertible preferred stock." In addition, the terms of the securities purchase agreement provide for the creation of an Investment Committee of Prison Realty's board of directors, with the four members of Prison Realty's board designated by the holders of shares of series B convertible preferred stock comprising a majority of the Investment Committee. The Investment Committee will have the exclusive power to authorize certain significant corporate actions, including changes to Prison Realty's indebtedness, capital expenditures or acquisitions and business expansions. In addition, without the approval of the Investment Committee, Prison Realty's board of directors may not declare a common dividend or (subject to limited exceptions) issue or sell securities, recommend any action to the shareholders which requires shareholder approval, amend the charter or bylaws of Prison Realty or increase the number of directors of Prison Realty. See "Terms of the securities purchase agreement and related agreements." Under the provisions of Prison Realty's proposed bylaws, the Investment Committee will remain in place for as

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        long as the holders of the series B preferred stock have the right to elect directors to the Prison Realty board.

     -  Prison Realty will incur significant transaction costs, including a
        $15.7 million fee to the investors, $          million of debt
        refinancing fees, substantial fees of financial, accounting and legal advisors (of which a significant portion has already been expended), and a significant portion of the time and attention of the management of Prison Realty. See "-- Opinion of Prison Realty's financial advisor -Fees," "-- Opinion of the Independent Committee's financial advisor -Summary," and "-- Terms of the securities purchase agreement and related agreements."

     - Prison Realty will incur future costs associated with the annual 12% cash dividend payable on the series B convertible preferred stock and the guaranteed 18% return on investment to be paid to the holders of the convertible preferred stock issued to the investors and in the rights offering, upon the redemption or liquidation of such convertible preferred stock or upon a "change of control" (as defined in the series B articles supplementary) of Prison Realty. See "-- Description of the series B convertible preferred stock" and "-- The rights offering."

     - Prison Realty will not elect REIT status for the year ended December 31, 1999. Accordingly, the REIT requirements that Prison Realty pay dividends equal to at least 95% of its taxable income each year and distribute the accumulated earnings and profits from any predecessor C corporation will no longer apply. Although Prison Realty has already distributed the existing earnings and profits of Old CCA, it thus would have no further obligation to distribute any increase in such earnings and profits should the Internal Revenue Service make adjustments thereto in the future. Following completion of the equity investment, Prison Realty will be subject to federal income tax at regular corporate rates. Prison Realty currently estimates that it will owe approximately $100.0 million in taxes, interest and penalties for the year ending December 31, 1999 as a result of its decision not to elect REIT status. Following completion of the equity investment, future distributions will be made at the discretion of Prison Realty's board of directors. It is not anticipated that Prison Realty will make any distributions to its common shareholders in the foreseeable future.

     - Completing the equity investment and related restructuring will place significant demands on the combined company's liquidity as the result of the dividend requirements of the convertible preferred stock and the obligation to pay corporate income taxes as a C corporation. The company's ability to meet these liquidity requirements will depend on its ability to borrow under its new credit facility and to generate sufficient cash from operations.

     - Approval of the equity investment may delay or prevent a future change of control of Prison Realty. As a result of the investors' purchase of all $350.0 million of the shares of convertible preferred stock and warrants to purchase shares of Prison Realty common stock, the investors will hold approximately 25.5% (decreased to approximately 20.0% if the rights offering is fully subscribed) of the voting power of Prison Realty following completion of the equity investment. Additionally, the investors, as holders of shares of the series B convertible preferred stock, will have special voting rights concerning amendments to Prison Realty's charter affecting board composition, voting rights of shareholders and indemnification of shareholders and directors. The investors also have special approval rights over "change of control" transactions. Upon a change of control, holders of series B and series C convertible preferred stock may redeem for cash all of the shares of the series B and series C convertible preferred stock held by them, at an amount resulting in a guaranteed total return on investment of 18% per annum, compounded quarterly.

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RISKS OR DISADVANTAGES OF NOT COMPLETING THE EQUITY INVESTMENT

     A failure to complete the equity investment potentially may have adverse consequences to Prison Realty and its shareholders. The potential adverse consequences of a failure to complete the equity investment include the following:

     - Prison Realty would be required to pursue certain standalone alternatives not involving a third-party investor, and such alternatives have significant drawbacks.

     - In connection with a combination of the companies without additional equity capital, any waivers of existing defaults obtained by Prison Realty and CCA under Prison Realty's and CCA's existing credit facilities and Prison Realty's convertible, subordinated notes will be terminated and defaults under this indebtedness, as well as under Prison Realty's senior notes, will be triggered. Under such circumstances, Prison Realty would seek to, but may not be able to, restructure or renegotiate its existing indebtedness in a manner which could include soliciting alternative sources of capital or allowing such lenders to make a significant equity investment in Prison Realty on significantly less favorable terms. No assurance can be given that any such debt restructuring or renegotiation can be obtained.

     - The business of the companies involves public safety. Defaults under Prison Realty's and CCA's indebtedness could adversely impact the business of Prison Realty if the government entities for which the companies house inmates view the companies as not having the financial resources to carry out their public safety obligations.

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                                   PROPOSAL 2

                  PROPOSAL TO ADOPT THE ARTICLES OF AMENDMENT
                  AND RESTATEMENT TO THE PRISON REALTY CHARTER

     The following summarizes certain relevant provisions of the articles of amendment and restatement to the charter of Prison Realty. A copy of the articles of amendment and restatement governing the rights of Prison Realty's shareholders is attached hereto as Appendix D. This discussion is not a complete description of the terms of the articles of amendment and restatement, so you should read it together with the articles of amendment and restatement.

GENERAL

     In order to comply with certain terms and conditions of the equity investment and the merger transactions, Prison Realty will be required to amend and restate its existing charter to, among other things, permit the restructuring of Prison Realty's board of directors and Prison Realty's election not to be taxed as a REIT. Specifically, the proposed articles of amendment and restatement include amendments to:

     - change the name of Prison Realty to "Corrections Corporation of America;"

     - increase the authorized number of shares of capital stock from 320.0 million to 450.0 million, including increasing the authorized number of shares of common stock from 300.0 million to 400.0 million and the authorized number of shares of preferred stock from 20.0 million to 50.0 million and allow the board to increase or decrease the number of authorized shares without shareholder approval;

     - remove certain provisions relating to Prison Realty's qualification as a REIT;

     -  change the structure and composition of the board of directors;

     - remove the provisions relating to indemnification of directors and officers; and

     - add provisions permitting the Prison Realty board to consider the effect of non-shareholder constituencies when evaluating a potential acquisition of control of the corporation.

     Except with respect to these matters and the matters set forth below, Prison Realty's charter, as amended and restated by the articles of amendment and restatement, will be substantially similar to Prison Realty's existing charter. The affirmative vote of the holders of two-thirds of the holders of Prison Realty's common stock is required to adopt the proposed articles of amendment and restatement. If approved by the required number of shareholders, the provisions of the articles of amendment and restatement will become effective when filed with the Department of Assessments and Taxation of the State of Maryland, which is expected to occur immediately prior to the closing of the merger transactions.

NAME

     Prison Realty's board of directors has determined that it is in the best interests of Prison Realty and its shareholders to change the name of Prison Realty from "Prison Realty Trust, Inc." to "Corrections Corporation of America" and to use this name following the completion of the merger transactions. While Prison Realty and its predecessors have used the "Prison Realty" name in the business of acquiring, developing, owning and leasing correctional and detention facilities since July 1997, the name "Corrections Corporation of America" has been used since 1983 by CCA and its predecessors in the development, construction, operation and management of correctional and detention facilities. The name "Corrections Corporation of America" has achieved a substantial amount of recognition and market identity in the private corrections and detention industry.

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

Therefore, the Prison Realty board believes the name "Corrections Corporation of America" is a more appropriate name for the combined entity after the equity investment and related restructuring and the use of the CCA name will enable it to capitalize on and expand the reputation developed under this name. In addition, under the terms of the securities purchase agreement and the merger agreement, Prison Realty is required to change its name to "Corrections Corporation of America" upon the completion of the merger transactions. See "Proposal to Approve the Equity Investment -- Terms of the securities purchase agreement and related agreements."

INCREASE IN AUTHORIZED CAPITAL STOCK

     Prison Realty's charter currently authorizes the issuance of 320.0 million shares of capital stock, consisting of 300.0 million shares of common stock and
20.0 million shares of preferred stock, of which 4.3 million shares have been designated as 8% series A preferred stock. Prison Realty has an aggregate of approximately 118.4 million shares of common stock currently issued and outstanding. Prison Realty also has approximately 6.5 million shares of common stock reserved for issuance under various employee and director benefit plans and pursuant to the conversion of an aggregate of $70.0 million of convertible debt. The Prison Realty charter currently provides for "blank check" stock whereby the Prison Realty Board is permitted to classify or reclassify any unissued stock without shareholder approval. However, the board may not issue shares of capital stock in excess of the amount authorized under the charter.

     The proposed articles of amendment and restatement to Prison Realty's charter increase the authorized capital stock of Prison Realty to 450.0 million shares consisting of 400.0 million shares of common stock and 50.0 million shares of preferred stock, of which 4.3 million shares have been designated as 8% series A preferred stock. As permitted by the MGCL, the proposed articles of amendment and restatement also authorize the Prison Realty board to amend the charter to increase or decrease the aggregate number of shares of capital stock of Prison Realty or the number of shares of stock of any class that Prison Realty has the authority to issue without any action by its shareholders.

     In connection with the equity investment, if the investors and Prison Realty's existing shareholders purchase $350.0 million in shares of convertible preferred stock and warrants to purchase shares of Prison Realty common stock, Prison Realty will issue securities convertible into approximately 83.4 million shares of Prison Realty common stock. In connection with the merger transactions, Prison Realty will also issue approximately $12.8 million in Prison Realty common stock in exchange for shares of CCA common stock, PMSI common stock and JJFMSI common stock. Assuming a $4.00 per share closing price for Prison Realty common stock and applying the formulas set out in the merger agreement, the merger transactions will result in an additional 3.2 million shares of Prison Realty common stock being issued. See "Proposal to Approve the Equity Investment -- The mergers."

     If the Prison Realty shareholders approve the equity investment, Prison Realty will issue and sell up to 12.6 million shares of convertible preferred stock, consisting of series B preferred stock and series C preferred stock, which will be convertible into approximately 48.5 million shares of Prison Realty common stock on or about the initial closing date. Prison Realty will also issue warrants to purchase 14% of Prison Realty's common stock, on a fully diluted basis, or approximately 29.6 million shares of Prison Realty common stock. At Prison Realty's election, an additional 1.4 million shares of series B preferred stock will be issued and sold to the investors subsequent to the initial closing date, which will be convertible into approximately 5.4 million shares of Prison Realty common stock. An appropriate amount of Prison Realty common stock will be reserved for issuance upon conversion of the series B and series C preferred stock, as required under the securities purchase agreement. The conversion price of the convertible preferred stock and the exercise price of the warrants are subject

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

to adjustment in the event Prison Realty is required to indemnify the investors. See "Proposal to Approve the Equity Investment -- Description of the series B convertible preferred stock;" "Description of the warrants;" and "The rights offering."

     The Prison Realty board believes that the authorization of additional shares of common and preferred stock will give Prison Realty the ability to meet its immediate issuance requirements under the terms of the equity investment and the rights offering. The ability of the Prison Realty board to increase the number of shares of authorized capital stock will provide added flexibility to address future capital and financing needs, stock distributions and stock splits, business acquisitions, management and employee benefit plans and other general corporate purposes. The board believes that the availability of additional shares of common and preferred stock will enable Prison Realty to act promptly to take advantage of corporate opportunities as they arise without the delay or cost of calling a special meeting of shareholders. The board of directors also believes that additional authorization of shares of preferred stock, combined with the board's ability to set the terms of the preferred stock, such as dividend rates, conversion prices, voting rights, redemption prices and maturity dates, to meet the needs of particular transactions, will benefit Prison Realty. Shareholders should be aware that the increase in the number of authorized shares of capital stock and the board's ability to issue additional common or preferred stock without shareholder approval may discourage attempts to acquire Prison Realty by making them more difficult and costly.

REMOVAL OF PROVISIONS RELATING TO PRISON REALTY'S QUALIFICATION AS A REIT

GENERAL

     Prison Realty's existing charter contains provisions relating to Prison Realty's operating in a manner so as to qualify as a REIT. These provisions require the Prison Realty board to: (i) use all reasonable efforts to ensure that Prison Realty satisfies the requirements for qualification as a REIT; and
(ii) take no action to disqualify Prison Realty as a REIT or to otherwise revoke Prison Realty's election to be taxed as a REIT without the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote on the matter. In addition, Prison Realty's existing charter also contains certain ownership restrictions that, among other things, generally prohibit any individual from owning more than 9.8% of the outstanding shares of Prison Realty common stock or preferred stock.

     If the Prison Realty shareholders approve the equity investment and the related restructuring, Prison Realty will not operate so as to qualify as a REIT beginning with its taxable year ending December 31, 1999. Accordingly the provisions relating to its operation as a REIT, as well as certain other references contained in Prison Realty's existing charter, are no longer necessary and are omitted in the articles of amendment and restatement. A vote to approve the charter amendment will be deemed a vote to approve Prison Realty's election not to be taxed as a REIT, but instead to be taxed as a C corporation.

     To retain the option of electing REIT status, Prison Realty intends to request an automatic extension of time to file its 1999 tax return from March 15, 2000 to September 15, 2000. By obtaining this extension, Prison Realty will retain the ability to elect REIT status while awaiting the outcome of the shareholder vote on the proposed amendments to its charter. If shareholder approval is not obtained, then Prison Realty intends to take such actions prior to or upon filing its 1999 tax return as may be necessary to elect REIT status for 1999, including declaring sufficient dividends with respect to its 1999 taxable year and filing an election to be taxed as a REIT for 1999. Because of Prison Realty's liquidity constraints, however, any dividends paid for 1999 likely will be paid in whole or in part in the form of securities.

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STRUCTURE AND OPERATIONS OF PRISON REALTY AS THE SURVIVING ENTITY

     Prison Realty would not be able to combine the operations of CCA, PMSI and JJFMSI in the merger transactions and still qualify as a REIT. Because Prison Realty will operate as an ordinary C corporation following its election not to be taxed as a REIT and the merger transactions, it will no longer be subject to restrictions regarding the amount and character of the revenues that it may earn, the types of assets which it may own or the nature of the business activities which it may conduct. The absence of these restrictions allows Prison Realty to be the sole owner of the outstanding stock of each acquisition subsidiary after the merger transactions, each of which will succeed to various contracts for the management and operation of correctional and detention facilities as well as certain assets related to these contracts from CCA, PMSI or JJFMSI. Consequently, Prison Realty will expand its current business, the ownership and leasing of correctional and detention facilities, to include the management and operation of correctional and detention facilities.

     Although each subsidiary will maintain ownership of its assets for liability purposes, in all practical respects, and for tax and accounting purposes the companies will operate and will be treated as a single entity under the name "Corrections Corporation of America." As such, the existing agreements between Prison Realty, CCA, PMSI and JJFMSI, including a promissory note issued by CCA to Prison Realty in the original aggregate principal amount of $137.0 million, will be canceled and will be of no further force and effect.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Tax status of Prison Realty. Following the consummation of the merger transactions, Prison Realty will no longer operate so as to qualify as a REIT and will instead conduct its business as a taxable C corporation, commencing with its taxable year ending December 31, 1999. See "-- Tax consequences of failure to elect REIT status." As a result of its failure to elect REIT status, Prison Realty will not be required to make annual distributions to its shareholders of at least 95% of its taxable income. Furthermore, Prison Realty does not intend to make any distributions to its common shareholders in the foreseeable future.

     Prison Realty's failure to elect REIT status would result in the following charges to operations:

     - Prison Realty would be required to provide for current tax liabilities for the most recent federal and state reporting periods during which Prison Realty did not qualify as a REIT.

     - Prison Realty would be required to provide for all existing deferred tax assets and liabilities in accordance with SFAS No. 109 related to temporary book versus tax differences as well as certain imbedded permanent differences in book versus tax balances contained in Prison Realty's fixed asset balances.

     Prison Realty's failure to elect REIT status would have the following impact on its liquidity and capital resources:

     - Prison Realty would not be required to distribute the accumulated earnings and profits from any predecessor C corporations. In particular, although Prison Realty has distributed the earnings and profits of Old CCA, it would have no further obligation to distribute any increase in such earnings and profits should the Internal Revenue Service make adjustments thereto in the future.

     - Prison Realty would not be required to distribute at least 95% or more of its taxable income to its shareholders. Prison Realty does not currently have the liquidity or financial resources to make any such payments for 1999 in cash. Prison Realty's distributions per share of common stock equaled $1.80 in 1999. Old Prison Realty, which operated as a REIT, made distributions per share of common stock equal to $1.80 in 1998 and $0.77 in 1997 (July to

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

        December 31). Prison Realty does not intend to make any distributions to holders of its common stock following the completion of the merger transactions.

     - Prison Realty would be required to pay income taxes each year estimated on a quarterly basis, based upon its taxable income, including approximately $100.0 million in federal income taxes for the 1999 taxable year.

     - Prison Realty will be able to retain after-tax earnings that would otherwise have been required to be distributed as a REIT.

     Tax consequences of failure to elect REIT status. As a consequence of not electing to be taxable as a REIT, Prison Realty will instead be taxable as an ordinary C corporation, commencing with Prison Realty's taxable year ending December 31, 1999. As a result, distributions to the shareholders of Prison Realty will not be deductible for purposes of computing Prison Realty's taxable income, and Prison Realty will be subject to income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates, without offset for distributions of such income to shareholders. As such, Prison Realty will be required to reflect the appropriate provision for income taxes in its financial statements in accordance with SFAS No. 109. Moreover, although Prison Realty would have been required to distribute at least 95% of its taxable income annually in order to maintain its qualification as a REIT, no such minimum distribution requirements will apply to Prison Realty beginning January 1, 1999, and it is expected that no dividends will be paid with respect to shares of Prison Realty common stock in the foreseeable future. It is highly unlikely that Prison Realty will elect, or be eligible, to qualify as a REIT at a future date.

     As a result of Prison Realty's failure to elect REIT status, investments in Prison Realty common stock will be taxed under the general rules applicable to investments in stock of regular C corporations, and a holder of Prison Realty common stock will no longer be subject to the special rules governing REITs. For example, none of the dividends paid by Prison Realty will be eligible for the favorable treatment accorded capital gain dividends paid by REITs, and all distributions will be taxed as ordinary income to the extent of Prison Realty's current and accumulated earnings and profits. Additionally, Prison Realty could pay up to 40% of its taxable income in federal and state income taxes and would have to pay approximately $100.0 million in federal income tax, interest and penalties for its 1999 taxable year if REIT status is not elected. On the other hand, distributions paid by Prison Realty to a corporate shareholder may be eligible for the dividends received deduction, subject to certain limitations set forth in the Code, whereas distributions paid by REITs are not eligible for the dividends received deduction.

     Dividends paid by Prison Realty to non-U.S. shareholders will be subject to the withholding of U.S. federal income tax at a 30% rate, unless certain exceptions are applicable. Non-U.S. shareholders should be aware that, as a result of Prison Realty's failure to elect REIT status commencing with its taxable year ending December 31, 1999, their shares of Prison Realty common stock will not be eligible for an exemption from the Foreign Investment in Real Property Tax Act ("FIRPTA") as stock of a domestically-controlled REIT and Prison Realty will constitute a "United States real property holding corporation" within the meaning of FIRPTA. Non-U.S. shareholders should consult their tax advisors regarding the possible imposition of FIRPTA taxes upon any disposition of their Prison Realty common stock following the merger.

STRUCTURE AND COMPOSITION OF BOARD OF DIRECTORS

     Prison Realty's existing charter provides that the board of directors will consist of the number of directors determined from time to time by resolution of the Prison Realty board in accordance with the Prison Realty bylaws, provided that the number of directors may be no less than the minimum numbers required by Maryland law. The Prison Realty charter also divides the directors into three separate classes with the number of directors in each class being as equal as possible. The charter

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also requires that at least three members of the board must be "independent directors." For purposes of Prison Realty's charter, an independent director is defined to be an individual who is not an officer or employee of Prison Realty, CCA, PMSI or JJFMSI, or any of Prison Realty's tenants. Each director serves for a term ending on the third anniversary date of the special meeting of shareholders at which he or she was elected. By resolution of the Prison Realty board, the board is currently comprised of nine members, four of whom are independent. Currently, Prison Realty has three Class I Directors whose terms expire at Prison Realty's 2002 special meeting, three Class II Directors whose terms expire at Prison Realty's 2001 special meeting, and three Class III Directors whose term expire at Prison Realty's 2000 special meeting.

     The proposed articles of amendment and restatement to Prison Realty's charter provide that the board of directors will consist of the number of directors determined from time to time by resolution of the board in accordance with the Prison Realty bylaws except as otherwise provided in the charter, provided that the number of directors may be no less than the minimum number required by Maryland law. Under the terms of Prison Realty's proposed bylaws, as discussed below, the Investment Committee must approve any amendments to Prison Realty's bylaws, Prison Realty's charter, and thus to increase or decrease the size of Prison Realty's board. The proposed articles of amendment and restatement do not divide the directors into classes. Accordingly, under Maryland law, all directors will be elected annually, at Prison Realty's special meeting of shareholders, for one-year terms and until the next annual meeting of shareholders. The proposed articles of amendment and restatement also require that at least two members of the board must be "independent directors." For purposes of Prison Realty's Amended and Restated Charter, an "independent director" is defined to be an individual who: (i) is not an officer or employee of Prison Realty; (ii) is not the beneficial owner of more than 5% of any class of equity securities of Prison Realty or an "affiliate" of Prison Realty, as defined under federal securities laws; or (iii) does not have an economic relationship with Prison Realty that requires disclosure under federal securities laws. According to the articles of amendment and restatement, the board will be composed of four directors at the time of the amendment and restatement. Mr. Beasley, Mr. Cuny and Mr. Russell, together with one additional number of Prison Realty's existing board, will constitute these four directors, and Mr. Beasley will serve as the chairman of the board. If the Prison Realty shareholders approve the equity investment, under the terms of the securities purchase agreement the number of directors will be increased to ten. Of the six additional directors, four will be designated and subsequently elected by the investors and two will be designated jointly by Prison Realty's current board of directors and the investors and subsequently elected by Prison Realty's common shareholders together with the holders of the series B preferred shares. Under Maryland law, each of these directors must stand for election at the next annual meeting of shareholders following their appointment. Prison Real expects its 2000 annual meeting will be held in August or September 2000. Under the provisions of Prison Realty's bylaws, in order for a stockholder proposal to be considered for inclusion in the proxy statement and form of proxy for such annual meeting, such proposal must be delivered to the company not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day at which public announcement of the date of such meeting is first made.

     In connection with the restructuring of Prison Realty's board of directors as required under the terms of the securities purchase agreement, the newly constituted board will amend Prison Realty's bylaws to: (i) provide for the establishment of the Investment Committee that must approve certain significant corporate actions as described in the securities purchase agreement; and (ii) remove "super-majority" approval requirements that would conflict with the powers and the authority granted to the Investment Committee. For a more complete description of the changes to the bylaws, see the section entitled
"-- Comparison of rights of shareholders of Prison Realty after the adoption of the articles of amendment and restatement to the Prison Realty charter and bylaws."

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REMOVAL OF PROVISIONS RELATING TO INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The proposed articles of amendment and restatement to Prison Realty's charter remove all provisions relating to the indemnification of directors and officers contained in Prison Realty's existing charter. As a result, Prison Realty's obligations to indemnify its current or former directors, officers, employees or agents are governed by provisions contained in Maryland law and in Prison Realty's bylaws, which, after the equity investment and related restructuring, may be amended by the Prison Realty board with the approval of the Investment Committee. The Prison Realty board believes that removing the indemnification provisions from Prison Realty's charter and including them in Prison Realty's bylaws will provide increased flexibility and allow discretion to be used by the board in indemnifying its directors and officers against certain liabilities.

     Under the provisions of Prison Realty's bylaws, as in effect prior to, and upon completion of, the equity investment and related restructuring, Prison Realty is required to indemnify a current or former director or officer for reasonable expenses incurred if such individual has been successful, on the merits or otherwise, in defense of any proceeding arising out of such individual's official capacity. In addition, Prison Realty is required to indemnify a current or former director or officer in any proceeding arising out of such individual's official capacity if a court of appropriate jurisdiction determines such individual is entitled to indemnification. Prison Realty also is required to indemnify any current or former director, or any current or former officer in any proceeding arising out of such individual's official capacity unless it is established that:

     - the proceeding involves an act or omission of such individual which was material to the matter giving rise to the proceeding and was either (i) committed in bad faith; or (ii) was the result of active and deliberate dishonesty;

     - the individual actually received an improper personal benefit in money, property or services; or

     - in the case of a criminal proceeding, the director had reasonable cause to believe the act or omission was unlawful.

     Under Maryland law, any such indemnification may be against judgments, penalties, settlements and reasonable expenses actually incurred in connection with the proceeding. However, if the proceeding is one by or in the right of the corporation, Prison Realty may not provide indemnification with respect to any proceeding in which the individual is adjudged liable to the corporation, unless approved by a court (except where the individual is liable for receipt of an improper benefit). In addition, if the proceeding is one charging improper personal benefit to the individual, whether or not involving action in the director's official capacity, indemnification is not permitted if the director is adjudged to be liable on the basis that personal benefit was improperly received.

     Under Prison Realty's bylaws, Prison Realty shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a current or former director or officer, if such individual affirms in good faith that he or she has satisfied the applicable standard of conduct necessary for indemnification and agrees to repay amounts paid to such individual if it is determined that such standard is not met.

     Under Prison Realty's bylaws, Prison Realty may also provide to directors or officers additional indemnification or payment or reimbursement of expenses to the fullest extent permitted by Maryland law for directors of Maryland corporations. Prison Realty's bylaws also provide that Prison Realty may indemnify or reimburse the expenses of employees or agents of Prison Realty upon approval by its board of directors.

ADDITIONAL PROVISIONS PERMITTING THE PRISON REALTY BOARD OF DIRECTORS TO CONSIDER THE EFFECT OF NON-SHAREHOLDER CONSTITUENCIES IN CONSIDERING A POTENTIAL ACQUISITION OF CONTROL

     Prison Realty's existing charter contains no provision permitting Prison Realty's board of directors to consider the impact of a proposed acquisition of control of Prison Realty upon constituencies other than the shareholders of Prison Realty. The proposed articles of amendment and restatement to Prison Realty's charter contain a provision permitting, but not requiring, Prison Realty's board of directors, when considering the effect of a potential acquisition of control of Prison Realty, to consider the effect of the potential acquisition of control of Prison Realty on shareholders, employees, suppliers, customers and creditors of Prison Realty and on communities in which offices or other establishments of Prison Realty are located. Maryland law provides that the inclusion of such a provision in Prison Realty's charter will not create an inference concerning factors that may or may not be considered by Prison Realty's board of directors regarding a potential acquisition of control.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF PRISON REALTY AFTER THE ADOPTION OF THE ARTICLES OF AMENDMENT AND RESTATEMENT TO THE PRISON REALTY CHARTER AND BYLAWS

     Prison Realty's charter, as amended, bylaws and Maryland law currently govern the rights of shareholders of Prison Realty. If the holders of Prison Realty's common stock approve Prison Realty's adoption of the articles of amendment and restatement to the Prison Realty charter and the completion of the equity investment, Prison Realty will not be taxed as a REIT and, as a result, the following provisions of the Prison Realty charter will be eliminated:

     - provisions requiring the Prison Realty board to use all reasonable efforts to ensure that Prison Realty satisfies the requirements for qualification as a REIT under the Code. Currently, the Prison Realty board may take no action to disqualify Prison Realty as a REIT without the affirmative vote of the holders of not less than two-thirds of all the outstanding shares of Prison Realty capital stock entitled to vote on such matter at a meeting of the shareholders;

     - provisions providing that holders of Prison Realty common stock and Prison Realty series A preferred stock are subject to an ownership limit of 9.8% of the outstanding Prison Realty common stock and preferred stock; and

     - provisions governing the amount and timing of distributions to Prison Realty's shareholders.

     In addition, if the equity investment is completed, the Prison Realty charter will be amended by the articles supplementary, and the Prison Realty bylaws will be amended and restated. As a result, the rights of the holders of Prison Realty common stock will be governed by the Prison Realty charter and bylaws, each as amended and restated, and Maryland law.

     The following chart summarizes certain differences among the rights of holders of the common stock of Prison Realty before and after the amendment and restatement of Prison Realty's charter and bylaws.

     This summary is not a complete description of the rights of shareholders of Prison Realty. The articles of amendment and restatement and the articles supplementary are attached to this proxy statement as Appendices D and B. We encourage you to read them carefully. In addition, you may obtain the current Prison Realty charter and bylaws without charge by contacting Prison Realty as described herein under "Where You Can Find More Information."

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                                    PRISON REALTY                           PRISON REALTY
                       BEFORE THE AMENDMENT AND RESTATEMENT OF  AFTER THE AMENDMENT AND RESTATEMENT OF
                        THE PRISON REALTY CHARTER AND BYLAWS     THE PRISON REALTY CHARTER AND BYLAWS
----------------------------------------------------------------------------------------------------------
 Name of corporation   Prison Realty Trust, Inc.                Corrections Corporation of America
----------------------------------------------------------------------------------------------------------

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                                    PRISON REALTY                           PRISON REALTY
                       BEFORE THE AMENDMENT AND RESTATEMENT OF  AFTER THE AMENDMENT AND RESTATEMENT OF
                        THE PRISON REALTY CHARTER AND BYLAWS     THE PRISON REALTY CHARTER AND BYLAWS
----------------------------------------------------------------------------------------------------------
 Common stock          The Prison Realty charter authorizes     The Prison Realty charter authorizes
                       for issuance 300.0 million shares of     for issuance 400.0 million shares of
                       common stock. One class of common stock  common stock. One class of common
                       is issued and outstanding. Holders are   stock is issued and outstanding.
                       entitled to one vote per share.          Holders are entitled to one vote per
                                                                share.
----------------------------------------------------------------------------------------------------------
 Preferred stock       The Prison Realty charter authorizes     The Prison Realty charter authorizes
                       for issuance 20.0 million shares of      for issuance 50.0 million shares of
                       preferred stock. Prison Realty           preferred stock. Prison Realty has 4.3
                       currently has 4.3 million shares of      million shares of preferred stock
                       preferred stock designated as series A.  designated as series A, 14.0 million shares of preferred stock designated
                                                                as series B and 3.0 million shares of
                                                                preferred stock designated as series
                                                                C. The terms of the series B and
                                                                series C convertible preferred stock
                                                                are described in the sections entitled
                                                                "Proposal to Approve the Equity
                                                                Investment -- Description of the
                                                                series B convertible preferred stock"
                                                                and "-- The rights offering."
----------------------------------------------------------------------------------------------------------
 Adjustment in the     See the description of Maryland law      Under Maryland law, a corporation's
 number of authorized  under the opposite "Prison Realty"       charter may include a provision that
 shares                heading. The Prison Realty charter does  permits the board of directors,
                       not include such a provision.            without shareholder approval, to amend
                                                                the charter to increase or decrease
                                                                the aggregate number of authorized
                                                                shares of stock or the number of
                                                                authorized shares of any class of
                                                                stock. The Prison Realty charter
                                                                includes a provision allowing the
                                                                board to take such actions. Pursuant
                                                                to the bylaws, the investment
                                                                committee must approve any issuances
                                                                of securities.
----------------------------------------------------------------------------------------------------------
 Entity status         The Prison Realty charter provides that  The Prison Realty charter does not
                       the board of directors may take no       contain provisions requiring specific
                       action to disqualify the corporation as  actions based on its status as a
                       a REIT or to otherwise revoke the        corporation.
                       corporation's election to be taxed as a
                       REIT without the approval of at least
                       two-thirds of all of the outstanding
                       shares of the corporation entitled to
                       vote on such a matter at a meeting of
                       shareholders.
----------------------------------------------------------------------------------------------------------

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                                    PRISON REALTY                           PRISON REALTY
                       BEFORE THE AMENDMENT AND RESTATEMENT OF  AFTER THE AMENDMENT AND RESTATEMENT OF
                        THE PRISON REALTY CHARTER AND BYLAWS     THE PRISON REALTY CHARTER AND BYLAWS
----------------------------------------------------------------------------------------------------------
 Restrictions on       The Prison Realty charter imposes        The Prison Realty charter does not
 ownership and         certain restrictions on the ownership    contain provisions restricting the
 transfer of stock     and transfer of shares of Prison Realty  ownership or transfer of stock.
                       stock in order for Prison Realty to
                       qualify as a REIT under the Code.
                       Specifically, holders of Prison Realty
                       common stock are subject to an
                       ownership limit of 9.8% of the
                       outstanding shares of Prison Realty
                       common stock and preferred stock.
----------------------------------------------------------------------------------------------------------
 Distributions         Under the Prison Realty charter, the     The Prison Realty charter does not
                       board of directors must use all          require the board of directors to make
                       reasonable efforts to ensure that the    distributions to its shareholders.
                       corporation satisfies the requirements   According to the Prison Realty bylaws,
                       for qualification as a REIT under the    any declaration of dividends must be
                       Code, including the timing and the       approved by the Investment Committee.
                       amount of the corporation's
                       distributions to its shareholders.
                       Nevertheless, the common shareholders
                       have no right to any distributions
                       unless and until authorized and
                       declared by the board of directors.
----------------------------------------------------------------------------------------------------------
 Classified board of   See the description of Maryland law      Maryland law provides that a
 directors             under the opposite "Prison Realty"       corporation's charter may divide its
                       heading. The Prison Realty charter       directors into classes with specified
                       provides for a board of directors that   terms of office. The Prison Realty
                       is divided into three classes, as        charter does not provide for a
                       nearly equal in size as possible, with   classified board of directors.
                       one class being elected annually.
                       Prison Realty directors are elected to
                       a term of three years or until their
                       successors are elected and qualified or
                       until their death, retirement,
                       resignation or removal. Any
                       newly-created or eliminated
                       directorships resulting from any
                       increase or decrease in the number of
                       directors shall be apportioned among
                       the three classes so as to keep the
                       number of directors in each class as
                       nearly equal as possible.
----------------------------------------------------------------------------------------------------------

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                                    PRISON REALTY                           PRISON REALTY
                       BEFORE THE AMENDMENT AND RESTATEMENT OF  AFTER THE AMENDMENT AND RESTATEMENT OF
                        THE PRISON REALTY CHARTER AND BYLAWS     THE PRISON REALTY CHARTER AND BYLAWS
----------------------------------------------------------------------------------------------------------
 Number of directors   The Prison Realty charter provides that  The Prison Realty charter provides the board of directors shall consist of  that the board of directors shall
                       the number of directors determined by    consist of the number of directors
                       resolution of the board of directors in  determined by resolution of the board
                       accordance with the Prison Realty        of directors in accordance with the
                       bylaws, provided that the number of      Prison Realty bylaws, except as
                       directors shall never be less than the   otherwise provided by the charter,
                       minimum number required by Maryland      provided that the number of directors
                       law. See the description of Maryland     shall never be less than the minimum
                       law under the first "Prison Realty"      number required by Maryland law.
                       heading. The Prison Realty bylaws        Maryland law requires that there shall
                       provide that the board of directors      be at least three directors. The
                       shall not be less than three nor more    Prison Realty bylaws provide that the
                       than 16, as determined from time to      board of directors shall not be less
                       time by resolution adopted by a          than three nor more than 16, as
                       majority of the board of directors.      determined from time to time by
                                                                resolution adopted by a majority of
                                                                the board of directors.
                       The Prison Realty charter further        The Prison Realty charter further
                       provides that at least three of the      provides that the Prison Realty board
                       members of the board must be             will consist of not more than ten
                       independent directors.                   members, at least two of whom must be
                                                                independent directors. Four directors
                                                                will be designated by the investors,
                                                                four directors will be designated by
                                                                the current board prior to completion
                                                                of the equity investment and related
                                                                restructuring, and two directors will
                                                                be jointly designated by the investors
                                                                and the current board.
                                                                Pursuant to the Prison Realty bylaws,
                                                                the Investment Committee must approve
                                                                any expansion of the board.
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                    PRISON REALTY                           PRISON REALTY
                       BEFORE THE AMENDMENT AND RESTATEMENT OF  AFTER THE AMENDMENT AND RESTATEMENT OF
                        THE PRISON REALTY CHARTER AND BYLAWS     THE PRISON REALTY CHARTER AND BYLAWS
----------------------------------------------------------------------------------------------------------
 Required committees   The Prison Realty bylaws require that    The Prison Realty bylaws require that
                       there be an independent committee        there be an independent committee
                       composed solely of independent           composed solely of independent
                       directors, an audit committee and a      directors, an audit committee and a
                       compensation committee.                  compensation committee. The Prison
                                                                Realty bylaws also require the
                                                                creation of an investment committee
                                                                composed of four directors designated
                                                                by the investors and three other
                                                                members of the board of directors,
                                                                which is empowered to approve certain
                                                                significant corporate actions. For a
                                                                more complete description of the
                                                                Investment Committee, see the section
                                                                entitled "Proposal to Approve the
                                                                Equity Investment -- Terms of the
                                                                securities purchase agreement and
                                                                related agreements."
----------------------------------------------------------------------------------------------------------
 Action by the board   See the description of Maryland law      Under Maryland law, a majority of the
 of directors          under the opposite "Prison Realty"       board of directors constitutes a
                       heading. The Prison Realty bylaws        quorum and, if a quorum is present
                       require a quorum of and approval of      when a vote is taken, the affirmative
                       two-thirds of the directors then in      vote of a majority of the directors
                       office to approve:                       present is the act of the board.
                       - a change in control of the
                       corporation,                             The Prison Realty bylaws grant the
                       - any amendment to the charter or        investment committee the exclusive
                       bylaws,                                  power of the board of directors to
                       - any waiver or modification of the      approve decisions regarding
                       ownership limits required by the         indebtedness of capital expenditures
                       charter,                                 by, and acquisitions and expansions
                       - acquisitions, dispositions or          (not subject to shareholder approval)
                       financings of assets by the corporation  by, Prison Realty.
                       in excess of 25% of its total market
                       capitalization, or
                       - certain issuances of equity.
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                    PRISON REALTY                           PRISON REALTY
                       BEFORE THE AMENDMENT AND RESTATEMENT OF  AFTER THE AMENDMENT AND RESTATEMENT OF
                        THE PRISON REALTY CHARTER AND BYLAWS     THE PRISON REALTY CHARTER AND BYLAWS
----------------------------------------------------------------------------------------------------------
 Actions by the board  The Prison Realty bylaws also require    The Prison Realty bylaws also require
 of directors          the approval of the independent          the approval of the Investment
 (continued)           committee for the election of operators  Committee for the declaration of
                       of the corporation's properties or for   dividends upon Prison Realty common
                       transactions between the corporation     stock or the issuance or sale of
                       and any tenant of the corporation's      Prison Realty securities, the
                       properties, PMSI or JJFMSI.              recommendation of matters for
                                                                shareholder approval, the amendment of
                                                                the Prison Realty charter or bylaws or
                                                                expansion of the Prison Realty board,
                                                                the appointment or termination of any
                                                                executive officer or a merger,
                                                                consolidation, share exchange or sale
                                                                of substantial assets which requires
                                                                shareholder approval.
----------------------------------------------------------------------------------------------------------
 Removal of directors  Under Maryland law, unless the charter   Unless the charter provides otherwise,
                       of the corporation provides otherwise,   under Maryland law, if the
                       a director of a corporation that has a   shareholders of any class are entitled
                       classified board of directors may not    to separately elect one or more
                       be removed without cause. The Prison     directors, a director so elected may
                       Realty charter provides that the         not be removed without cause except by
                       shareholders may, at any time, remove    the affirmative vote of a majority of
                       any director, with or without cause, by  the shares of that class. The Prison
                       an affirmative vote of the majority of   Realty charter provides that the
                       shareholders entitled to vote in the     shareholders may, at any time, remove
                       election of directors.                   a director, with or without cause, by
                                                                an affirmative vote of the majority of
                                                                shareholders entitled to vote in the
                                                                election of that director.
----------------------------------------------------------------------------------------------------------
 Director vacancies    See the description of Maryland law      Under Maryland law, vacancies which
                       under the opposite "Prison Realty"       result from the removal of a director
                       heading.                                 may be filled by the shareholders or
                                                                by a majority of the remaining
                       The Prison Realty bylaws provide that    directors, provided that if the
                       any vacancies may be filled by a         vacancy results from the removal of a
                       majority of the entire board of          director elected by a particular
                       directors.                               class, only the shareholders of that
                                                                particular class or a majority of the
                                                                remaining directors elected by that
                                                                particular class may fill the vacancy.
----------------------------------------------------------------------------------------------------------

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                                    PRISON REALTY                           PRISON REALTY
                       BEFORE THE AMENDMENT AND RESTATEMENT OF  AFTER THE AMENDMENT AND RESTATEMENT OF
                        THE PRISON REALTY CHARTER AND BYLAWS     THE PRISON REALTY CHARTER AND BYLAWS
----------------------------------------------------------------------------------------------------------
 Director vacancies                                             The Prison Realty bylaws provide that
 (continued)                                                    any vacancies which result from an
                                                                increase in the number of directors
                                                                may be filled by a majority of the
                                                                entire board of directors. In
                                                                addition, the Prison Realty charter
                                                                requires that vacancies must be filled
                                                                by specific nominating committees or
                                                                board members based upon the type of
                                                                directorship that is vacant.
----------------------------------------------------------------------------------------------------------
 Indemnification       The Prison Realty charter and bylaws     The Prison Realty bylaws provide that
                       provide that directors and officers      directors and officers shall be
                       shall be indemnified to the fullest      indemnified to the fullest extent
                       extent permitted by Maryland law         permitted by Maryland law against any
                       against any action, suit or proceeding   claim or liability to which they
                       brought against such person relating to  become subject because of their
                       any action alleged to have been taken    status. The Prison Realty bylaws
                       or omitted in such capacity. The Prison  specifically require indemnification
                       Realty bylaws specifically require       of directors and officers who have
                       indemnification of directors and         been successful on the merits or
                       officers who have been successful on     otherwise in the defense of a
                       the merits or otherwise in the defense   proceeding to which he or she is
                       of such a proceeding and of directors    subject because of his or her status,
                       and officers against any claim or        and of directors and officers against
                       liability unless it is established that  any claim or liability unless it is
                       their act or omission was material to    established that his or her act or
                       the matter giving rise to the            omission was material to the matter
                       proceeding and was committed in bad      giving rise to the proceeding and was
                       faith or was the result of active and    committed in bad faith or was the
                       deliberate dishonesty, they actually     result of active and deliberate
                       received an improper benefit in money,   dishonesty, he or she actually
                       property or services or, in the case of  received an improper benefit in money,
                       a criminal proceeding, they had          property or services or, in the case
                       reasonable cause to believe that their   of a criminal proceeding, he or she
                       act or omission was unlawful.            had reasonable cause to believe that
                                                                his or her act or omission was
                                                                unlawful.
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                    PRISON REALTY                           PRISON REALTY
                       BEFORE THE AMENDMENT AND RESTATEMENT OF  AFTER THE AMENDMENT AND RESTATEMENT OF
                        THE PRISON REALTY CHARTER AND BYLAWS     THE PRISON REALTY CHARTER AND BYLAWS
----------------------------------------------------------------------------------------------------------
 Indemnification       The Prison Realty charter provides that  The Prison Realty bylaws provide that
 (continued)           the corporation shall pay or reimburse   the corporation shall pay or reimburse
                       all reasonable expenses incurred by      reasonable expenses incurred by such
                       such person to the fullest extent        person. The Prison Realty bylaws,
                       permitted by Maryland law. The Prison    however, require that before any such
                       Realty bylaws, however, require that     payment, the corporation must have
                       before any such payment, the             received a written affirmation by the
                       corporation shall have received a        director or officer of his or her good
                       written affirmation by the director or   faith belief that he or she has met
                       officer of his or her good belief that   the applicable standard of conduct
                       he or she has met the applicable         necessary for indemnification by the
                       standard of conduct necessary for        corporation as authorized by the
                       indemnification by the corporation as    bylaws and a written undertaking by or
                       authorized by the bylaws and a written   on the director's or officer's behalf
                       undertaking by or on the director's or   to repay the amount paid or reimbursed
                       officer's behalf to repay the amount     by the corporation if it is ultimately
                       paid or reimbursed by the corporation    determined that the applicable
                       if it is ultimately determined that the  standard of conduct was not met.
                       applicable standard of conduct was not
                       met.
----------------------------------------------------------------------------------------------------------
 Amendments to the     See the description of Maryland law      Under Maryland law, the charter of the
 charter               under the opposite "Prison Realty"       corporation may be amended if the
                       heading.                                 board of directors adopts a resolution
                                                                setting forth the proposed amendment,
                                                                declares it advisable and directs the
                                                                proposed amendment be submitted to the
                                                                shareholders entitled to vote on the
                                                                matter and the shareholders approve
                                                                the amendment by the affirmative vote
                                                                of two-thirds of all the votes
                                                                entitled to be cast on the matter.
                                                                Pursuant to the Prison Realty bylaws,
                                                                the Investment Committee must approve
                                                                any amendments to the charter.
----------------------------------------------------------------------------------------------------------
 Amendments to the     The Prison Realty bylaws provide that    The Prison Realty bylaws provide that
 bylaws                the board of directors shall have the    the board of directors shall have the
                       exclusive power to adopt, alter or       exclusive power to adopt, alter or
                       repeal any provision of these bylaws     repeal any provision of these bylaws
                       and to make new bylaws.                  and to make new bylaws. Pursuant to
                                                                the Prison Realty bylaws, the
                                                                Investment Committee must approve any
                                                                amendments to the bylaws.
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                    PRISON REALTY                           PRISON REALTY
                       BEFORE THE AMENDMENT AND RESTATEMENT OF  AFTER THE AMENDMENT AND RESTATEMENT OF
                        THE PRISON REALTY CHARTER AND BYLAWS     THE PRISON REALTY CHARTER AND BYLAWS
----------------------------------------------------------------------------------------------------------
 Consolidation;        See description of Maryland law under    Under Maryland law, the corporation
 merger; share         the opposite "Prison Realty" heading.    may be consolidated or merged or its
 exchange or transfer                                           shares may be exchanged or its assets
                                                                may be transferred if the board of
                                                                directors adopts a resolution which
                                                                declares that the proposed transaction
                                                                is advisable and directs the matter be
                                                                submitted to the shareholders entitled
                                                                to vote on the matter and the
                                                                shareholders approve the transaction
                                                                by the affirmative vote of two-thirds
                                                                of all the votes entitled to be cast
                                                                on the matter. Pursuant to the Prison
                                                                Realty bylaws, the investment
                                                                committee must approve any
                                                                consolidation, merger, share exchange
                                                                or sale of substantial assets.
----------------------------------------------------------------------------------------------------------
 Business              See the description of Maryland law      Under Maryland law, "business
 combinations          under the opposite "Prison Realty"       combinations" with "interested
                       heading. These provisions of Maryland    shareholders" are subject to a
                       law do not apply to business             moratorium of five years unless
                       combinations with interested             specified conditions are met. After
                       shareholders that have been exempted by  this five year period, any business
                       resolution of the board of directors     combination with an interested
                       prior to the determination date. By      shareholder must be approved by 80% of
                       resolution, the Prison Realty board of   all voting stock and two-thirds of the
                       directors has exempted Sodexho, Baron    disinterested voting stock. These
                       and certain of Baron's affiliates from   provisions of Maryland law do not
                       the business combination provisions.     apply to business combinations with
                                                                interested shareholders that have been
                                                                exempted by resolution of the board of
                                                                directors prior to the determination
                                                                date. Prison Realty has exempted the
                                                                investors from the business
                                                                combination provisions.
----------------------------------------------------------------------------------------------------------
 Non-shareholder       See the description of Maryland law      Under Maryland law, a corporationIs
 constituencies        under the opposite "Prison Realty"       charter may include a provision that
                       heading. The Prison Realty charter does  allows the board of directors, in
                       not include such a provision.            considering a potential acquisition of
                                                                control of the corporation, to
                                                                consider the effect of the potential
                                                                acquisition on shareholders,
                                                                employees, suppliers, customers and
                                                                creditors of the corporation and
                                                                communities in which offices or other
                                                                establishments of the corporation are
                                                                located. The Prison Realty charter
                                                                includes such a provision.
----------------------------------------------------------------------------------------------------------

                                   PROPOSAL 3

           PROPOSAL TO RATIFY THE ACTIONS OF THE PRISON REALTY BOARD
                   AND ITS SPECIAL AND INDEPENDENT COMMITTEES

     As discussed in more detail herein under "Proposal 1 -- Proposal to Approve the Equity Investment" and "Proposal 2 -- Proposal to Adopt the Articles of Amendment and Restatement to the Prison Realty Charter," prior to their approval of the equity investment, the charter amendments and the related restructuring of Prison Realty, the Prison Realty board, and the Special Committee and Independent Committee of the board, considered various alternatives, including proposals from other potential investors, in connection with their evaluation of the various strategic and restructuring alternatives available to Prison Realty. Based on these considerations and related analysis, on the final presentation of Merrill Lynch delivered to the Prison Realty board on December 26, 1999 and the oral opinion of Merrill Lynch delivered in connection therewith that, as of the date of the opinion, the equity investment was fair, from a financial point of view, to Prison Realty and its shareholders, and on the recommendations of the Special and Independent Committees after such committees considered the final presentations and oral opinions of their respective financial advisors, the Prison Realty board approved (i) the proposed equity investment in Prison Realty by the investors and Prison Realty's common shareholders in the rights offering,
(ii) the proposed amendments to the Prison Realty charter to, among other things, permit Prison Realty not to elect to be taxed as a REIT for federal income tax purposes, and (iii) the related restructuring of Prison Realty, CCA, PMSI and JJFMSI to be effected in conjunction with the transactions, including the mergers of the companies. The Prison Realty board believes it acted in good faith and exercised sound business judgment by considering the various alternatives available to Prison Realty and in approving these transactions and satisfied the fiduciary duties of its members in doing so.

     As of the date of this proxy statement, five lawsuits have been filed by Prison Realty shareholders against Prison Realty and all or certain of the members of the Prison Realty board in connection with the proposed transactions, as discussed herein under "Information About Our Company -- Recent developments," and it is possible that additional shareholder litigation may be instigated in connection therewith. In order to assist Prison Realty in its defense of these claims, the Prison Realty board is seeking the ratification of its actions by the shareholders of Prison Realty. While such ratification, if obtained, may not be dispositive in determining that there is no liability on the part of Prison Realty and its directors, the Prison Realty board believes such ratification may constitute a favorable factor in any court's decision regarding the same. As such, the Prison Realty board believes that the ratification of the board's actions by the shareholders of Prison Realty may limit the potential liability of Prison Realty and its board members which may result from such litigation or otherwise discourage similar additional claims from being brought against Prison Realty and the members of its board in the future.

     Based on the foregoing, the Prison Realty board believes that it is in the best interest of Prison Realty and its shareholders from a financial point of view for shareholders to ratify the actions of the board of directors, the Special Committee and the Independent Committee in approving the equity investment and related transactions which are conditions to the equity investment, including the combination of Prison Realty with CCA, PMSI and JJFMSI, the rights offering and the charter amendments. The board is seeking such ratification by obtaining the approval of the majority of shares of Prison Realty's common stock voting on the proposal provided that the holders of at least 50% of Prison Realty's common stock are present in person or by proxy at the special meeting. In the event the shareholders do not approve this proposal, but do approve the equity investment, the charter amendments and the related restructuring, Prison Realty anticipates that it will complete the equity investment, the charter amendments and the related restructuring as described in this proxy statement.

                                 OTHER MATTERS

     As of the date of this proxy statement, the board of directors of Prison Realty knows of no matters that will be presented for consideration at the Prison Realty special meeting other than as described in this proxy statement. If any other matters shall properly come before the Prison Realty special meeting and be voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of Prison Realty.

                      WHERE YOU CAN FIND MORE INFORMATION

AVAILABLE INFORMATION

     Prison Realty has filed, and will continue to file, reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy this information at the following public reference facilities maintained by the SEC:

    Public Reference Room         New York Regional Office       Chicago Regional Office
       Judiciary Plaza            Seven World Trade Center           Citicorp Center
    450 Fifth Street, N.W                13th Floor              500 West Madison Street
          Room 1024                  New York, NY 10048                 Suite 1400
     Washington, DC 20549                                         Chicago, IL 60661-2511

     You may also obtain copies of this information by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549, or by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet site on the World Wide Web that contains reports, proxy statements and other information about issuers, including Prison Realty, who file electronically with the SEC. The address of the site is "www.sec.gov."

     You can also inspect reports, proxy statements and other information about Prison Realty at the offices of the NYSE, 20 Broad Street, New York, NY 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows Prison Realty to incorporate information by reference into this proxy statement. This means that Prison Realty can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by other information that is set forth directly in this document.

     This proxy statement incorporates by reference sections entitled "Consolidated Financial Statements," "Management's discussion and analysis of financial condition and results of operations" and "Qualitative and quantitative disclosures about market risks" from the documents set forth below that Prison Realty and its predecessors have previously filed with the SEC. They contain important information about Prison Realty and its financial condition, and relevant information concerning its predecessors, Old CCA and Old Prison Realty.

PRISON REALTY SEC FILINGS (FILE NO. 0-25245)   PERIOD
--------------------------------------------   ------
Annual Report on Form 10-K.................    Year ended December 31, 1998, as filed March 30, 1999
                                               (under the name Prison Realty Corporation)
                                               Year ended December 31, 1999, as filed March   , 2000
Quarterly Reports on Form 10-Q.............    Quarters ended:
                                               - March 31, 1999, as filed May 14, 1999
                                               - June 30, 1999, as filed August 17, 1999
                                               - September 30, 1999, as filed November 10, 1999, and
                                                 as subsequently amended on February 17, 2000.

CCA PRISON REALTY TRUST SEC FILINGS (FILE NO. 0-13049)   PERIOD
------------------------------------------------------   ------
Annual Report on Form 10-K......................         Year ended December 31, 1998, as filed March 30, 1999

     You can obtain any of the documents incorporated by reference in this document through Prison Realty or from the SEC through the SEC's Internet site on the World Wide Web at the Internet address set forth above. Documents incorporated by reference are available from Prison Realty without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit to this proxy statement. You can obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from the company at the following address:

                           Prison Realty Trust, Inc.
                      10 Burton Hills Boulevard, Suite 100
                           Nashville, Tennessee 37215
                                 (615) 263-0200

     If you would like to request documents from Prison Realty please do so by
          , 2000 to receive them before the Prison Realty special meeting. If you request any incorporated documents, they will be mailed to you by first class mail, or another equally prompt means, within one business day after your request is received.

     You should rely only on the information contained in or incorporated by reference in this proxy statement in considering how to vote your shares at the Prison Realty special meeting. Prison Realty has not authorized anyone to provide you with information that is different from the information contained in
this document. This proxy statement is dated          , 2000. You should not
assume that the information contained in this document is accurate as of any date other than that date.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
PRISON REALTY TRUST, INC.
     Pro Forma Combined Balance Sheet as of September 30,
      1999..................................................   F-2
     Notes to Pro Forma Combined Balance Sheet as of
      September 30, 1999....................................   F-5
     Schedule of Combined Operating Companies Balance Sheets
      as of September 30, 1999..............................   F-9
     Pro Forma Combined Statement of Operations for the Nine
      Months Ended September 30, 1999.......................  F-10
     Notes to Pro Forma Combined Statement of Operations for
      the Nine Months Ended September 30, 1999..............  F-11
     Schedule of Operating Companies Statements of
      Operations for the Nine Months Ended September 30,
      1999..................................................  F-14
     Pro Forma Combined Statement of Operations for the Year
      Ended December 31, 1998...............................  F-15
     Notes to Pro Forma Combined Statement of Operations for
      the Year Ended December 31, 1998......................  F-16

                           PRISON REALTY TRUST, INC.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The Unaudited Pro Forma Combined Financial Statements for the year ended December 31, 1998 and as of and for the nine months ended September 30, 1999 show the pro forma effects of the merger transactions, the equity investment and the refinancing of Prison Realty's existing indebtedness. Additionally, the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1998 shows the pro forma effects of CCA Prison Realty Trust's ("Old Prison Realty") acquisition of all of the issued and outstanding capital stock and derivative securities of U.S. Corrections Corporation ("USCC") for a cash payment to USCC's shareholders of $157 million plus the assumption of certain liabilities (the "USCC Merger").

     The merger transactions will be accounted for as the purchase of each of CCA, PMSI and JJFMSI by Prison Realty. As such, Prison Realty will be treated as the acquiring company for financial reporting purposes. The general provisions of the purchase method of accounting prescribe that: (1) CCA, PMSI and JJFMSI assets and liabilities be recorded at fair market value, as required by Accounting Principles Board Opinion No. 16; (2) Prison Realty's assets and liabilities be carried forward at historical cost; and (3) Prison Realty's historical financial statements be presented as the continuing accounting entity's.

     The purchase method of accounting prescribes that the assets and liabilities owned by CCA, PMSI and JJFMSI be adjusted to estimated fair market value with any excess of cost over fair value being recorded as goodwill and other intangible assets to be amortized over the respective life of the intangibles. The fair market values of the assets and liabilities of CCA, PMSI and JJFMSI have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities will materially change; however, the allocation of purchase costs reflected in the following selected unaudited pro forma combined financial information is subject to final determination and may differ from the amounts ultimately determined.

     The Unaudited Pro Forma Combined Statements of Operations are presented as if the merger transactions, the equity investment, the refinancing and the USCC Merger had occurred as of the beginning of the period indicated and therefore incorporate certain assumptions that are included in the Notes to Pro Forma Combined Statements of Operations. The Unaudited Pro Forma Combined Balance Sheet is presented as if the merger transactions, the equity investment and the refinancing had occurred on September 30, 1999 and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Combined Balance Sheet. The pro forma information does not purport to represent what Prison Realty's financial position or results of operations actually would have been had the merger transactions, equity investment and refinancing, in fact, occurred on such date or at the beginning of the period indicated, or to project Prison Realty's financial position or results of operations at any future date or for any future period.

                           PRISON REALTY TRUST, INC.

                        PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999
                                  (UNAUDITED)

                                                                                 PRO FORMA                        PRO FORMA
                                                   COMBINED                        PRISON                          EQUITY
                                                   OPERATING                       REALTY                         ISSUANCE
                                    PRISON         COMPANIES                    TRANSACTIONS    PRISON REALTY        AND
                                    REALTY           TO BE        PRO FORMA         AND          TRUST, INC.      FINANCING
                                  TRUST, INC.      ACQUIRED      ACQUISITION    INTERCOMPANY      PRO FORMA      ADJUSTMENTS
                                 (HISTORICAL)          A         ADJUSTMENTS    ELIMINATIONS      SUB-TOTAL          GG
                                 -------------    -----------    -----------    ------------    -------------    -----------
Current assets:
    Cash, cash equivalents
      and restricted cash....     $   43,948      $    8,470     $   (1,500)O    $   (8,000)U    $    2,518       $ 315,000AA
                                                                    (26,600)C                                       (61,200)BB
                                                                    (13,800)F
    Accounts receivable, net
      of allowances..........             --         120,940             --              --         120,940              --
    Other receivables........             --           2,691             --              --           2,691              --
    Prepaid expenses.........             --           5,913             --              --           5,913              --
    Deferred tax assets......             --           1,061          1,752N            737FF        22,855          16,740Z
                                                                                     19,305T
    Receivable from CCA......         26,221              --             --         (26,221)Y            --              --
    Other current assets.....          8,345           9,181             --          (2,264)Y        15,262              --
                                  ----------      ----------     ----------      ----------      ----------       ---------
        Total current
          assets.............         78,514         148,256        (40,148)        (16,443)        170,179         270,540
                                  ----------      ----------     ----------      ----------      ----------       ---------
Property and equipment,
  net........................      2,267,059          61,306             --         (76,433)CC    2,251,932              --
Other long term assets:
    Notes receivable.........        138,549              --             --        (137,000)X         1,549              --
    Investments in direct
      financing leases                74,042              --             --              --          74,042              --
    Deferred tax assets......             --           1,400         10,657N          1,940FF        13,997              --
    Assets under lease
      arrangements, net......         49,499              --             --         (49,499)T            --              --
    Investments in affiliates
      and others.............        126,875           9,428       (126,875)E            --           9,428              --
    Other assets.............         48,995          11,194             --            (586)Y        59,603          35,500BB
                                                                                                                    (42,922)Z
    Investments in
      contracts..............             --         108,226       (108,226)H        22,351EE        90,214              --
                                                                     26,600C
                                                                     13,195D
                                                                    126,875E
                                                                     13,800F
                                                                     (6,752)G
                                                                     16,083M
                                                                     (1,752)N
                                                                    (10,657)N
                                                                      1,500O
                                                                        565P
                                                                     (3,515)Q
                                                                   (108,079)R
                                  ----------      ----------     ----------      ----------      ----------       ---------
                                  $2,783,533      $  339,810     $ (196,729)     $ (255,670)     $2,670,944       $ 263,118
                                  ==========      ==========     ==========      ==========      ==========       =========


                               PRISON REALTY
                                TRUST, INC.
                                 PRO FORMA
                               -------------
Current assets:
    Cash, cash equivalents
      and restricted cash....   $  256,318

    Accounts receivable, net
      of allowances..........      120,940
    Other receivables........        2,691
    Prepaid expenses.........        5,913
    Deferred tax assets......       39,595

    Receivable from CCA......           --
    Other current assets.....       15,262
                                ----------
        Total current
          assets.............      440,719
                                ----------
Property and equipment,
  net........................    2,251,932
Other long term assets:
    Notes receivable.........        1,549
    Investments in direct
      financing leases              74,042
    Deferred tax assets......       13,997
    Assets under lease
      arrangements, net......           --
    Investments in affiliates
      and others.............        9,428
    Other assets.............       52,181

    Investments in
      contracts..............       90,214

                                ----------
                                $2,934,062
                                ==========

                                  (continued)

                                                                                 PRO FORMA                        PRO FORMA
                                                   COMBINED                        PRISON                          EQUITY
                                                   OPERATING                       REALTY                         ISSUANCE
                                    PRISON         COMPANIES                    TRANSACTIONS    PRISON REALTY        AND
                                    REALTY           TO BE        PRO FORMA         AND          TRUST, INC.      FINANCING
                                  TRUST, INC.      ACQUIRED      ACQUISITION    INTERCOMPANY      PRO FORMA      ADJUSTMENTS
                                 (HISTORICAL)          A         ADJUSTMENTS    ELIMINATIONS      SUB-TOTAL          GG
                                 -------------    -----------    -----------    ------------    -------------    -----------
Current liabilities:
    Accounts payable.........     $   42,841      $   42,676     $       --      $   (1,904)Y    $   70,934       $      --
                                                                                    (12,679)Y
    Accrued salaries and
      wages..................            194          14,994             --              --          15,188              --
    Accrued property taxes...             --           7,438             --              --           7,438              --
    Accrued interest.........             --          12,296             --         (12,296)Y            --              --
    Distributions payable....        209,729              --             --        (207,579)V         2,150              --
    Dividends payable........             --           6,752         (6,752)G            --             565              --
                                                                        565P
    Income taxes payable               6,029              --             --          70,000W         76,029              --
    Other accrued expenses...         16,100          22,514             --          (2,192)Y        36,422
    Deferred revenue.........             --           2,381             --              --           2,381              --
    Current portion of
      long-term debt.........          6,082              --             --              --           6,082              --
                                  ----------      ----------     ----------      ----------      ----------       ---------
        Total current
          liabilities........        280,975         109,051         (6,187)       (166,650)        217,189              --
Long-term debt, net of
  current portion............        909,946         137,000             --        (137,000)X       909,946              --
Senior notes.................        100,000              --             --              --         100,000              --
Deferred credits.............             --          87,268        (87,268)I            --              --              --
Other noncurrent
  liabilities................             --          56,948        (56,948)B            --              --              --
Deferred gains on sales of
  contracts..................        108,079              --       (108,079)R            --              --              --
Deferred tax liabilities.....         32,000           1,616             --         182,417DD       216,033              --
                                  ----------      ----------     ----------      ----------      ----------       ---------
        Total liabilities....      1,431,000         391,883       (258,482)       (121,233)      1,443,168              --
                                  ----------      ----------     ----------      ----------      ----------       ---------
Commitments and contingencies
Preferred stock-Series B.....             --              --             --              --              --         290,000AA
                                                                                                                    (23,660)BB
Stockholders' equity:
    Preferred stock-Series
      A......................             43              --             --              --              43              --
    Common stock- Class A....          1,183              95            (95)J            --           1,209              --
                                                                         26D
    Common stock- Class B....             --              12            (12)J            --              --              --
    Warrants outstanding.....             --              --             --              --              --          25,000AA
                                                                                                                     (2,040)BB
    Additional paid-in
      capital................      1,380,469         154,540         13,169D        207,579V      1,603,629              --
                                                                   (108,226)H         2,412S
                                                                     87,268I
                                                                         95J
                                                                         12J
                                                                     (4,127)K
                                                                   (145,645)L
                                                                     16,083M
    Deferred compensation....             --          (4,127)         4,127K             --          (3,515)             --
                                                                     (3,515)Q
    Treasury stock...........           (242)             --             --              --            (242)             --
    Retained earnings
      (deficit)..............        (28,920)       (202,593)        56,948B         (2,412)S      (373,348)        (26,182)Z
                                                                    145,645L        (30,194)T
                                                                                     (8,000)U
                                                                                    (70,000)W
                                                                                   (182,417)DD
                                                                                     22,351EE
                                                                                      2,677FF
                                                                                    (76,433)CC
                                  ----------      ----------     ----------      ----------      ----------       ---------
        Total stockholders'
          equity.............      1,352,533         (52,073)        61,753        (134,437)      1,227,776          (3,222)
                                  ----------      ----------     ----------      ----------      ----------       ---------
                                  $2,783,533      $  339,810     $ (196,729)     $ (255,670)     $2,670,944       $ 263,118
                                  ==========      ==========     ==========      ==========      ==========       =========


                               PRISON REALTY
                                TRUST, INC.
                                 PRO FORMA
                               -------------
Current liabilities:
    Accounts payable.........   $   70,934
    Accrued salaries and
      wages..................       15,188
    Accrued property taxes...        7,438
    Accrued interest.........           --
    Distributions payable....        2,150
    Dividends payable........          565
    Income taxes payable            76,029
    Other accrued expenses...       36,422
    Deferred revenue.........        2,381
    Current portion of
      long-term debt.........        6,082
                                ----------
        Total current
          liabilities........      217,189
Long-term debt, net of
  current portion............      909,946
Senior notes.................      100,000
Deferred credits.............           --
Other noncurrent
  liabilities................           --
Deferred gains on sales of
  contracts..................           --
Deferred tax liabilities.....      216,033
                                ----------
        Total liabilities....    1,443,168
                                ----------
Commitments and contingencies
Preferred stock-Series B.....      266,340
Stockholders' equity:
    Preferred stock-Series
      A......................           43
    Common stock- Class A....        1,209
    Common stock- Class B....           --
    Warrants outstanding.....       22,960
    Additional paid-in
      capital................    1,603,629
    Deferred compensation....       (3,515)
    Treasury stock...........         (242)
    Retained earnings
      (deficit)..............     (399,530)
                                ----------
        Total stockholders'
          equity.............    1,224,554
                                ----------
                                $2,934,062
                                ==========

                   NOTES TO PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999

A Represents the sum of the combined operating companies (CCA, PMSI and JJFMSI) balance sheets prior to any eliminations or pro forma adjustments as presented in the following Schedule of Combined Operating Companies Balance Sheets as of September 30, 1999.

B As of September 30, 1999, CCA had recognized a total rent expense accrual of $56,948 related to recognizing the effects of the annual minimum rent escalators contained in CCA's leases with Prison Realty on a straight line basis over the life of the leases. This adjustment reverses the effects of the rent expense accrual based on the fourth quarter 1999 modifications to the annual rent escalators contained in the leases between CCA and Prison Realty.

C To record the cash consideration to be paid by Prison Realty to certain shareholders of CCA, PMSI and JJFMSI in connection with the merger transactions.

D To record the effects of the Prison Realty common shares to be issued to certain shareholders of CCA, PMSI and JJFMSI in connection with the merger transactions. Pursuant to the terms of the Agreement and Plan of Merger, the value of Prison Realty common shares to be issued totals $13,195. Based on a common share price of $5.00, the number of Prison Realty common shares to be issued is estimated to be 2,639.

E To record the application of Prison Realty's historical investment in CCA, PMSI and JJFMSI in accordance with the purchase method of accounting as prescribed by APB Opinion No. 16.

F To record the payment of estimated merger costs to be capitalized in accordance with the purchase method of accounting as prescribed by APB Opinion No. 16.

G At September 30, 1999, PMSI and JJFMSI had accrued dividend liabilities due to Prison Realty. This adjustment reduces the investment in contracts related to the unpaid dividends in accordance with the purchase method of accounting as prescribed by APB Opinion No. 16.

H To eliminate the combined CCA, PMSI and JJFMSI historical intangible assets related to those companies' investment in contracts against the combined net equity of CCA, PMSI and JJFMSI. The CCA, PMSI and JJFMSI intangible assets related to the historical investment in contracts originated from the December 31, 1998 purchase of management contracts and related assets from Prison Realty.

I To eliminate CCA's liabilities related to CCA's deferred lease credits against CCA's net equity. CCA's deferred lease credits originated from CCA's income deferral of service and incentive fees received from Prison Realty during 1999.

J To eliminate the historical par value of the combined CCA, PMSI and JJFMSI common stock.

K To eliminate the unamortized portion of the combined CCA, PMSI and JJFMSI warden deferred compensation. As discussed in Note Q, Prison Realty will issue common shares of Prison Realty as part of the merger transactions in exchange for the CCA common shares currently held by the wardens' restricted stock plan.

L To eliminate the combined CCA, PMSI and JJFMSI remaining retained earnings balance.

M Pro forma adjustments G through K reduce the combined CCA, PMSI and JJFMSI paid in capital balance to an amount representing the net liabilities to be acquired by Prison Realty in the merger transactions. This adjustment records the increase in the investment in contracts related to the combined net liabilities assumed by Prison Realty in the merger transactions in accordance with the purchase method of accounting prescribed by APB Opinion No. 16.

                   NOTES TO PRO FORMA COMBINED BALANCE SHEET
                    AS OF SEPTEMBER 30, 1999 -- (CONTINUED)

N To record the decrease in the investment in contracts related to certain deferred tax assets acquired from CCA in accordance with the purchase method of accounting as prescribed by APB Opinion No. 16.

O To record the increase in the investment in contracts related to the expected consulting fee to be paid to certain PMSI shareholders as required by the Agreement and Plan of Merger in accordance with the purchase method of accounting as prescribed by APB Opinion No. 16.

P To record the accrual of all accumulated, but unpaid dividends to be paid to the PMSI shareholders as required by the Agreement and Plan of Merger.

Q To record the value of the Prison Realty common shares to be issued to the CCA, PMSI and JJFMSI wardens' restricted stock plans in exchange for the CCA shares currently held by those plans. The estimated value is based on a Prison Realty common share price of $5.00.

R To record the reduction in the investment in contracts related to Prison Realty's historical deferred gain on sales of contracts to CCA, PMSI and JJFMSI in accordance with the purchase method of accounting as prescribed by APB Opinion No. 16. Prison Realty's deferred gains originated from the sale of management contracts and other assets to CCA, PMSI and JJFMSI in December 1998.

S To record Prison Realty's compensation expense related to the unamortized portion of deferred stock awards previously granted to certain key CCA employees. Due to the merger transactions, the deferred stock awards become fully vested as of the date of Prison Realty's acquisition of CCA.

T To record the write-off of the deferred tenant incentive fees paid to CCA during 1999 due to the anticipated significant modifications of the leases between CCA and Prison Realty. This entry also records the deferred tax benefit associated with the write-off, resulting in a net impact of ($30,194).

U To record the payment of estimated transactional costs that are not eligible to be capitalized in accordance with the provisions of APB Opinion No. 16 and related interpretations.

V To record the reduction in the distributions payable resulting from Prison Realty's change in tax status from a REIT to a C-Corporation. The distributions payable had been accrued as a reduction to paid in capital at January 1, 1999.

W To record the estimated current tax liability of Prison Realty for the nine months ended September 30, 1999 due to Prison Realty's change in tax status from a REIT to a C-Corporation.

X To eliminate the $137,000 note payable from CCA to Prison Realty subsequent to the merger transactions.

Y To eliminate all remaining intercompany assets and liabilities between Prison Realty, CCA, PMSI and JJFMSI subsequent to the merger transactions.

Z To record the write-off of the combined Prison Realty, CCA, PMSI and JJFMSI unamortized loan issuance costs related to each of the respective company's existing credit facilities that are to be replaced in the refinancing. This entry also records the deferred tax benefit associated with the write-off, resulting in a net impact of ($26,182).

AA To record the effects of issuing Series B convertible preferred shares and warrants to purchase Prison Realty's common stock for gross cash proceeds of $315,000. The Series B convertible preferred shares and the warrants have been recorded on the balance sheet at September 30, 1999 based on their estimated relative fair market values.

                   NOTES TO PRO FORMA COMBINED BALANCE SHEET
                    AS OF SEPTEMBER 30, 1999 -- (CONTINUED)

        The gross proceeds less the estimated transactional costs of $61,200 (See Note BB) have been treated as cash to be held and used by Prison Realty for payment of outstanding liabilities subsequent to the completion of the equity issuance and refinancing transactions. No interest income has been imputed on the excess cash balance in the pro forma income statements.

BB To record the payment of the estimated transactional costs from the gross proceeds of the equity issuance. The estimated transaction costs are as follows:

        Equity issuance.............................................  $25,700
        Debt issuance...............................................   35,500
                                                                      -------
                  Total.............................................  $61,200
                                                                      =======

        The equity issuance costs totaling $25,700 have been allocated as a reduction to the carrying balances of the preferred shares and warrants based on the estimated relative fair market values of each instrument.

CC To record effects of expected asset impairments in accordance with the provisions of SFAS No. 121. Based on the expected operating cash flows subsequent to the merger transaction of three individual properties acquired in the USCC merger, Prison Realty will be required to record asset impairments to the recorded book values of the respective facilities.

DD To record the effects of recognizing certain deferred tax liabilities in accordance with SFAS No. 109 related to Prison Realty's change in tax status from a REIT to a C-Corporation. As of September 30, 1999, Prison Realty's fixed asset balances on the balance sheet contained book basis versus tax basis differences arising from Old Prison Realty's acquisition of US Corrections Corporation ("USCC") in April 1998 and Prison Realty's acquisition of Old Prison Realty in January 1999. The adjustment is determined as follows:

    USCC related book versus tax differences at September 30,
      1999......................................................  $173,247
    SFAS No. 121 Asset impairment of two USCC facilities
      (limited to actual book versus tax differences existing at
      September 30, 1999 for each facility).....................   (71,503)
    Old Prison Realty related book versus tax differences at
      September 30, 1999........................................   365,993
                                                                  --------
              Total book versus tax differences in Prison
                 Realty's fixed asset balances at September 30,
                 1999...........................................   467,737
         Statutory tax rate.....................................        39%
                                                                  --------
         Deferred tax liability to be recorded..................  $182,417
                                                                  ========

EE To reverse $22,531 of the January 1999 write-off of Prison Realty's deferred tax assets related to the change in Prison Realty's tax status from a REIT to a C-Corporation in accordance with the provisions of SFAS No. 109. This entry also increases the investment in contracts in accordance with the purchase method of accounting prescribed by APB Opinion No. 16 in relation to Prison Realty's acquisition of CCA. The $22,351 deferred tax asset was originally established in connection with Prison Realty's establishment of the deferred gains on sales of contracts to CCA (See Note R).

FF To record the current and long term deferred tax assets in accordance with the provisions of SFAS No. 109.

                   NOTES TO PRO FORMA COMBINED BALANCE SHEET
                    AS OF SEPTEMBER 30, 1999 -- (CONTINUED)

GG Pursuant to the terms of the Securities Purchase Agreement, the investors have agreed to purchase, at the election of Prison Realty, up to $35,000 of additional Series B convertible preferred stock under the same terms and conditions as the initial purchase of Series B convertible preferred stock for $315,000. Prison Realty may request the additional purchase to occur in one or more tranches at any time within eighteen months from the date of the initial closing. Due to the subjective nature of the additional purchase, Prison Realty has not reflected the pro forma effects of the additional purchase of $35,000 of additional Series B convertible preferred stock in these pro forma financial statements.

            SCHEDULE OF COMBINED OPERATING COMPANIES BALANCE SHEETS
                            AS OF SEPTEMBER 30, 1999
                                  (UNAUDITED)

                                                                                                  COMBINED
                                                                                                  OPERATING
                                                                                                  COMPANIES
                                                                                                    TO BE
                                                                 CCA        PMSI       JJFMSI     ACQUIRED
                                                              ---------    -------    --------    ---------
Current assets:
  Cash, cash equivalents and restricted cash................  $   2,550    $ 4,557    $ 1,363     $   8,470
  Accounts receivable, net of allowances....................     72,433     26,309     22,198       120,940
  Other receivables.........................................         --      2,691         --         2,691
  Prepaid expenses..........................................      4,564        762        587         5,913
  Deferred tax assets.......................................         --        305        756         1,061
  Receivable from CCA.......................................         --         --         --            --
  Other current assets......................................      6,671        696      1,814         9,181
                                                              ---------    -------    -------     ---------
         Total current assets...............................     86,218     35,320     26,718       148,256
                                                              ---------    -------    -------     ---------
Property and equipment, net.................................     24,582     15,920     20,804        61,306
Other long term assets:
  Notes receivable..........................................         --         --         --            --
  Investments in direct financing leases....................         --         --         --            --
  Deferred tax assets.......................................         --      1,400         --         1,400
  Assets under lease arrangements, net......................         --         --         --            --
  Investments in affiliates and others......................         --         --      9,428         9,428
  Other assets..............................................      9,175        484      1,535        11,194
  Investments in contracts..................................     63,827     30,695     13,704       108,226
                                                              ---------    -------    -------     ---------
                                                              $ 183,802    $83,819    $72,189     $ 339,810
                                                              =========    =======    =======     =========
Current liabilities:
  Accounts payable..........................................  $  29,097    $ 8,554    $ 5,025     $  42,676
  Accrued salaries and wages................................      9,256      3,602      2,136        14,994
  Accrued property taxes....................................      7,438         --         --         7,438
  Accrued interest..........................................     12,296         --         --        12,296
  Distributions payable.....................................         --         --         --            --
  Dividends payable.........................................         --      3,617      3,135         6,752
  Income taxes payable......................................         --         --         --            --
  Other accrued expenses....................................     15,558      2,939      4,017        22,514
  Deferred revenue..........................................      2,381         --         --         2,381
  Current portion of long-term debt.........................         --         --         --            --
                                                              ---------    -------    -------     ---------
         Total current liabilities..........................     76,026     18,712     14,313       109,051
Long-term debt, net of current portion......................    137,000         --         --       137,000
Senior notes................................................         --         --         --            --
Deferred credits............................................     87,268         --         --        87,268
Other noncurrent liabilities................................     56,948         --         --        56,948
Deferred gains on sales of contracts........................         --         --         --            --
Deferred tax liabilities....................................         --         --      1,616         1,616
                                                              ---------    -------    -------     ---------
         Total liabilities..................................    357,242     18,712     15,929       391,883
                                                              ---------    -------    -------     ---------
Commitments and contingencies
Preferred stock- Series B...................................         --         --         --            --
Stockholders' equity:
  Preferred stock- Series A.................................         --         --         --            --
  Common stock- Class A.....................................         93          1          1            95
  Common stock- Class B.....................................         10          1          1            12
  Warrants outstanding......................................         --         --         --            --
  Additional paid-in capital................................     25,133     70,586     58,821       154,540
  Deferred compensation.....................................     (3,302)      (450)      (375)       (4,127)
  Treasury stock............................................         --         --         --            --
  Retained earnings (deficit)...............................   (195,374)    (5,031)    (2,188)     (202,593)
                                                              ---------    -------    -------     ---------
         Total stockholders' equity (deficit)...............   (173,440)    65,107     56,260       (52,073)
                                                              ---------    -------    -------     ---------
                                                              $ 183,802    $83,819    $72,189     $ 339,810
                                                              =========    =======    =======     =========

                           PRISON REALTY TRUST, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                  (UNAUDITED)

                                                                                                      PRO FORMA
                                                          COMBINED                                     EQUITY
                                                         OPERATING     PRO FORMA         PRISON       ISSUANCE
                                                         COMPANIES    ACQUISITION        REALTY          AND
                                         PRISON REALTY     TO BE          AND          TRUST, INC.    FINANCING     PRISON REALTY
                                          TRUST, INC.     ACQUIRED    ELIMINATION       PRO FORMA    ADJUSTMENTS     TRUST, INC.
                                         (HISTORICAL)        AA       ADJUSTMENTS       SUB-TOTAL        WW           PRO FORMA
                                         -------------   ----------   -----------      -----------   -----------    -------------
Revenues:
  Management and other.................    $     --      $ 579,206    $   (4,500)GG      $568,169     $      --       $568,169
                                                                          (6,537)DD
  Rental...............................     196,543             --      (190,963)CC         7,152            --          7,152
                                                                           1,572DD
  Licensing fees.......................       6,510             --        (6,510)EE            --            --             --
  Interest income......................      17,749             --       (12,300)FF            --            --             --
                                                                          (5,449)JJ
                                           --------      ---------    ----------         --------     ---------       --------
                                            220,802        579,206      (224,687)         575,321            --        575,321
                                           --------      ---------    ----------         --------     ---------       --------
Expenses:
  Operating............................          --        433,818         4,180DD        437,998            --        437,998
  Lease................................          --        248,464      (190,963)CC         3,432            --          3,432
                                                                         (56,948)BB
                                                                           2,751DD
                                                                              59DD
                                                                              69DD
  General and administrative...........       4,586         23,617        (4,500)GG        23,703         1,125TT       24,828
  Loan costs writeoff..................          --             --            --               --            --             --
  Merger costs.........................          --             --            --               --            --             --
  CCA compensation charge..............          --             --            --               --            --             --
  Depreciation and amortization........      31,643         17,699       (11,214)KK        50,375            --         50,375
                                                                          13,532KK
                                                                            (139)LL
                                                                          (1,146)MM
  Trade name use.......................          --          6,511        (6,511)EE            --            --             --
                                           --------      ---------    ----------         --------     ---------       --------
                                             36,229        730,109      (250,830)         515,508         1,125        516,633
                                           --------      ---------    ----------         --------     ---------       --------
Operating income (loss)................     184,573       (150,903)       26,143           59,813        (1,125)        58,688
  Equity earnings in subsidiaries and
    amortization of deferred gain......      22,107             --        (8,008)HH            --            --             --
                                                                         (14,099)II
  Interest (income) expense............      26,919         15,283       (12,300)FF        24,453       (19,043)PP       5,410
                                                                          (5,449)JJ
  Writeoff of loan costs...............       8,967             --            --            8,967        (8,967)QQ          --
  Loss on sale of property.............       1,631             --            --            1,631            --          1,631
                                           --------      ---------    ----------         --------     ---------       --------
Income (loss) before income taxes......     169,163       (166,186)       21,785           24,762        26,885         51,647
Provision for income taxes.............      83,200         14,347       (83,200)NN        12,115        13,174OO       25,289OO
                                                                          (2,232)OO
                                           --------      ---------    ----------         --------     ---------       --------
Net income (loss) before cumulative
  effect of accounting change..........      85,963       (180,533)      107,217           12,647        13,711         26,358
Cumulative effect of accounting change,
  net of tax...........................          --             --            --               --            --             --
                                           --------      ---------    ----------         --------     ---------       --------
Net income (loss)......................      85,963       (180,533)      107,217           12,647        13,711         26,358
Dividends to preferred
  shareholders-A.......................       6,450             --            --            6,450            --          6,450
Dividends to preferred
  shareholders-B.......................          --             --            --               --        42,525RR       48,192
                                                                                                          5,667SS
                                           --------      ---------    ----------         --------     ---------       --------
Net income (loss) available to common
  shareholders.........................    $ 79,513      $(180,533)   $  107,217         $  6,197     $ (34,481)      $(28,284)
                                           ========      =========    ==========         ========     =========       ========
Net income (loss) per common share:
  Basic................................    $   0.70            n/a                                                    $  (0.24)
  Diluted..............................    $   0.69            n/a                                                    $  (0.24)
Weighted average common shares
  outstanding, basic...................     114,003                        2,639UU                                     116,642
Weighted average common shares
  outstanding, diluted.................     114,547                        2,639UU                                     116,642
                                                                            (544)VV

              NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

AA Represents the sum of the combined operating companies' (CCA, PMSI and JJFMSI) income statements prior to any eliminations or pro forma adjustments as presented in the following Schedule of Operating Companies Statements of Operations for the Nine Months Ended September 30, 1999.

BB For the nine months ended September 30, 1999, CCA had recognized a total rent expense accrual of $56,948 related to recognizing the effects of the annual minimum rent escalators contained in CCA's leases with Prison Realty on a straight line basis over the life of the leases. This adjustment reverses the effects of the rent expense accrual based on the fourth quarter 1999 modifications to the annual rent escalators contained in the leases between CCA and Prison Realty.

CC To eliminate the gross rental revenue recognized by Prison Realty and the gross lease expense recognized by CCA pursuant to the lease agreements between Prison Realty and CCA.

DD To eliminate the amortization of deferred fees paid by Prison Realty to CCA pursuant to the Tenant Incentive Agreement, the Business Development Agreement and the Services Agreement.

EE To eliminate the license fee revenue recognized by Prison Realty and the license fee expense recognized by CCA related to licensing fees paid by CCA to Prison Realty.

FF To eliminate the interest income recognized by Prison Realty and the interest expense recognized by CCA related to the interest accrued on the $137,000 CCA Note.

GG To eliminate the administrative fee revenue recognized by CCA and the administrative fee expense recognized by PMSI and JJFMSI related to the fees paid by PMSI and JJFMSI pursuant to the Administrative Services Agreement.

HH To eliminate the amortization of deferred gains recognized by Prison Realty related to gains deferred upon the December 31, 1998 sale of management contracts and other assets by Prison Realty to CCA, PMSI and JJFMSI.

II To eliminate the equity in earnings of PMSI and JJFMSI recognized by Prison Realty.

JJ To reclassify Prison Realty's historical interest income to conform with the adjusted pro forma presentation.

KK To remove the historical amortization of investment in contracts previously recognized by CCA, PMSI and JJFMSI and to record the pro forma amortization of investment in contracts based on the pro forma investment in contracts balance of $90,214 amortized over the average life (5 years) of the contracts acquired in the merger transactions.

LL To remove the historical depreciation expense recognized by Prison Realty related to capitalized fees paid by Prison Realty to CCA during 1999.

MM To record the reduction in depreciation expense related to Prison Realty's $76,433 write-down of certain USCC facility values as if the write-down had occurred on January 1, 1999.

NN To remove the non-recurring effect of the historical write-off of Prison Realty deferred tax assets occurring in January 1999.

OO To adjust Prison Realty's historical income tax provision to reflect the pro forma effective tax rate.

              NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 -- (CONTINUED)

PP To reflect the reduction in interest expense assuming Prison Realty applied $215,000 of the proceeds from the $315,000 equity issuance against Prison Realty's pro forma outstanding average debt balances during the nine months ended September 30, 1999 as if the equity issuance and payment of transaction costs had occurred on January 1, 1999. No interest income has been imputed on excess cash balances resulting from the equity issuance. The reduction in interest expense is composed of the following components:

      Reduction in pro forma gross interest expense based on lower outstanding average debt balances during the nine months
        ended September 30, 1999 offset by the difference between
        the historical and pro forma monthly loan cost
        amortization and also offset by the difference between the historical and pro forma weighted average interest
        rates.....................................................  $(15,321)
      Increase in the capitalized interest based on the difference between the historical and pro forma weighted average
        interest rate applied to historical construction in
        progress balances.........................................    (2,617)
      Decrease in the capitalized interest based on the difference between the historical and pro forma construction in
        progress balances resulting from the removal of
        capitalized fees paid to CCA by Prison Realty during
        1999......................................................     2,135
      Removal of historical non-recurring write-off of CCA's loan costs resulting from debt refinancing by CCA during
        1999......................................................    (3,240)
                                                                    --------
        Net pro forma reduction in interest expense...............  $(19,043)
                                                                    ========

        On a pro forma combined basis for the nine months ended September 30, 1999, approximately $29,650 of the combined companies' $40,237 gross interest expense would have been capitalized in construction in progress.

QQ To remove the historical non-recurring write-off of Prison Realty's loan costs resulting from debt refinancing by Prison Realty during 1999.

RR To record the effect of the Series B preferred dividends to be accrued as a result of the issuance of $315,000 of Series B convertible preferred stock as if the equity issuance had occurred on January 1, 1999. The terms of the Series B convertible preferred stock require the dividend to be accrued at an 18% effective rate.

SS To record the accretion (using the effective interest method) of the Series B convertible preferred stock to its redemption value of $315,000 over a six year period which represents the period to the earliest redemption date of the Series B convertible preferred stock.

TT To record nine months of the annual monitoring expense of $1,500 to be paid to the investors pursuant to the terms of the Securities Purchase Agreement.

              NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 -- (CONTINUED)

UU To adjust Prison Realty's outstanding shares for the effects of the new common shares to be issued to CCA, PMSI and JJFMSI shareholders in the merger transactions. The estimated number of Prison Realty common shares to be issued is as follows:

      Value of Prison Realty common shares to be issued...........  $ 13,195
      Estimated share price of Prison Realty common shares at the
        time of issuance..........................................  $   5.00
                                                                    --------
      Pro forma number of Prison Realty common shares to be issued
        in the merger transactions................................     2,639
                                                                    ========

VV To remove the effects of the dilution resulting from historical potentially issuable common shares. The provisions of SFAS No. 128 prohibit the inclusion of the effects of potentially issuable common shares in periods that a company reports losses from continuing operations. As such, the pro forma statement of operations for the period ending September 30, 1999 does not include the effects of Prison Realty's historical potentially issuable common shares nor the effects of the potential conversion of the Series B convertible preferred stock.

WW Pursuant to the terms of the Securities Purchase Agreement, the investors have agreed to purchase, at the election of Prison Realty, up to $35,000 of additional Series B convertible preferred stock under the same terms and conditions as the initial purchase of Series B convertible preferred stock for $315,000. Prison Realty may request the additional purchase to occur in one or more tranches at any time within eighteen months from the date of the initial closing. Due to the subjective nature of the additional purchase, Prison Realty has not reflected the pro forma effects of the additional purchase of $35,000 of additional Series B convertible preferred stock in these pro forma financial statements.

        Assuming Prison Realty had sold the additional preferred securities on January 1, 1999, the pro forma effects to the September 30, 1999 Statement of Operations would be an additional Series B preferred dividend of $4,725 or an additional loss per common share of $(0.04) for basic and diluted earnings per share.

            SCHEDULE OF OPERATING COMPANIES STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                  (UNAUDITED)

                                                                                COMBINED
                                                                                OPERATING
                                                                                COMPANIES
                                                                                  TO BE
                                              CCA         PMSI       JJFMSI     ACQUIRED
                                           ---------    --------    --------    ---------
Revenues:
  Management and other revenues..........  $ 365,222    $115,717    $ 98,267    $ 579,206
  Rental revenues........................         --          --          --           --
  Licensing fees.........................         --          --          --           --
  Interest income........................         --          --          --           --
                                           ---------    --------    --------    ---------
                                             365,222     115,717      98,267      579,206
                                           ---------    --------    --------    ---------
Expenses:
  Operating..............................    267,559      92,406      73,853      433,818
  Lease..................................    246,604         163       1,697      248,464
  General and administrative.............     18,220       2,676       2,721       23,617
  Loan costs writeoff....................         --          --          --           --
  Merger costs...........................         --          --          --           --
  CCA compensation charge................         --          --          --           --
  Depreciation and amortization..........      6,280       7,147       4,272       17,699
  Trade name use.........................      6,511          --          --        6,511
                                           ---------    --------    --------    ---------
                                             545,174     102,392      82,543      730,109
                                           ---------    --------    --------    ---------
Operating income (loss)..................   (179,952)     13,325      15,724     (150,903)
  Equity earnings in subsidiaries and
     amortization of deferred gain.......         --          --          --           --
  Interest (income) expense..............     15,422         (78)        (61)      15,283
  Writeoff of loan costs.................         --          --          --           --
  Loss on sale of property...............         --          --          --           --
                                           ---------    --------    --------    ---------
Income (loss) before income taxes........   (195,374)     13,403      15,785     (166,186)
Provision for income taxes...............         --       7,219       7,128       14,347
                                           ---------    --------    --------    ---------
Net income (loss) before cumulative
  effect of accounting change............   (195,374)      6,184       8,657     (180,533)
Cumulative effect of accounting change,
  net of tax.............................         --          --          --           --
                                           ---------    --------    --------    ---------
Net income (loss)........................   (195,374)      6,184       8,657     (180,533)
Dividends to preferred shareholders-A....         --          --          --           --
Dividends to preferred shareholders-B....         --          --          --           --
                                           ---------    --------    --------    ---------
Net income (loss) available to common
  shareholders...........................  $(195,374)   $  6,184    $  8,657    $(180,533)
                                           =========    ========    ========    =========

                           PRISON REALTY TRUST, INC.
                                 (THE COMPANY)

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)

                                                                                                                 PRO FORMA
                                                                                                                  EQUITY
                                                           CCA                    PRO FORMA         PRISON       ISSUANCE
                                      PRISON REALTY   PRISON REALTY              ACQUISITION        REALTY          AND
                                          CORP.         TRUST (OLD                   AND          TRUST, INC.    FINANCING
                                        (OLD CCA)     PRISON REALTY)    USCC     ELIMINATION       PRO FORMA    ADJUSTMENTS
                                      (HISTORICAL)     (HISTORICAL)      AAA     ADJUSTMENTS       SUB-TOTAL        SSS
                                      -------------   --------------   -------   -----------      -----------   -----------
Revenues:
  Management and other..............    $662,059        $      --      $11,527   $   (3,082)DDD     $670,504     $      --
  Rental............................          --           69,867          596      (66,716)BBB        3,747            --
  Licensing fees....................          --               --           --           --               --            --
  Interest income...................          --              796           --         (796)EEE           --            --
                                        --------        ---------      -------   ----------         --------     ---------
                                      662,059...           70,663       12,123      (70,594)         674,251            --
                                        --------        ---------      -------   ----------         --------     ---------
Expenses:
  Operating                              496,522               --        9,436           --          505,958            --
  Lease.............................      58,018               --           23      (66,716)BBB        4,648            --
                                                                                     13,323CCC
  General and administrative........      28,628            2,648           --           --           31,276         1,500PPP
  Loan costs writeoff...............       2,043               --           --           --            2,043        (2,043)KKK
  Merger costs......................          --            8,530           --       (8,530)FFF           --            --
  CCA compensation charge...........      22,850               --           --      (22,850)GGG           --            --
  Depreciation and amortization.....      15,973           17,609        1,712       18,043HHH        57,325        (1,362)LLL
                                                                                      3,988III
  Trade name use....................          --               --           --           --               --            --
                                        --------        ---------      -------   ----------         --------     ---------
                                         624,034           28,787       11,171      (62,742)         601,250        (1,905)
                                        --------        ---------      -------   ----------         --------     ---------
Operating income (loss).............      38,025           41,876          952       (7,852)          73,001         1,905
  Equity earnings in subsidiaries...          --               --           --           --               --            --
  Interest (income) expense.........      (4,380)           9,827           --         (796)EEE        4,651       (15,872)MMM
  Writeoff of loan costs............          --            2,559           --           --            2,559        (2,559)KKK
  Loss on sale of property..........          --               --           --           --               --            --
                                        --------        ---------      -------   ----------         --------     ---------
Income (loss) before income taxes...      42,405           29,490          952       (7,056)          65,791        20,336
Provision for income taxes..........      15,424               --           --       13,922JJJ        29,346         8,948JJJ
                                        --------        ---------      -------   ----------         --------     ---------
Net income (loss) before cumulative
  effect of accounting change.......      26,981           29,490          952      (20,978)          36,445        11,388
Cumulative effect of accounting
  change, net of tax................      16,145               --           --           --           16,145            --
                                        --------        ---------      -------   ----------         --------     ---------
Net income (loss)...................      10,836           29,490          952      (20,978)          20,300        11,388
Dividends to preferred
  shareholders-A....................          --            7,869           --           --            7,869            --
Dividends to preferred
  shareholders-B....................          --               --           --           --               --        56,700NNN
                                                                                                                     7,556OOO
                                        --------        ---------      -------   ----------         --------     ---------
Net income (loss) available to
  common shareholders...............    $ 10,836        $  21,621      $   952   $  (20,978)        $ 12,431     $ (52,868)
                                        ========        =========      =======   ==========         ========     =========
Net income (loss) per common share:
  Basic net income (loss) per common
    share:
    Before cumulative effect of
      accounting change.............    $   0.38        $    0.99
    Cumulative effect of accounting
      change........................       (0.23)              --
                                        --------        ---------
                                        $   0.15        $    0.99
                                        ========        =========
Diluted net income (loss) per common
  share:
  Before cumulative effect of
    accounting change...............    $   0.34        $    0.98
  Cumulative effect of accounting
    change..........................       (0.20)              --
                                        --------        ---------
                                        $   0.14        $    0.98
                                        ========        =========
Weighted average common shares
  outstanding, basic................      71,380           21,818                     2,639QQQ
Weighted average common shares
  outstanding, diluted..............      78,939           22,103                     2,639QQQ
                                                                                     (7,844)RRR


                                      PRISON REALTY
                                       TRUST, INC.
                                        PRO FORMA
                                      -------------
Revenues:
  Management and other..............    $670,504
  Rental............................       3,747
  Licensing fees....................          --
  Interest income...................          --
                                        --------
                                         674,251
                                        --------
Expenses:
  Operating                              505,958
  Lease.............................       4,648
  General and administrative........      32,776
  Loan costs writeoff...............          --
  Merger costs......................          --
  CCA compensation charge...........          --
  Depreciation and amortization.....      55,963
  Trade name use....................          --
                                        --------
                                         599,345
                                        --------
Operating income (loss).............      74,906
  Equity earnings in subsidiaries...          --
  Interest (income) expense.........     (11,221)
  Writeoff of loan costs............          --
  Loss on sale of property..........          --
                                        --------
Income (loss) before income taxes...      86,127
Provision for income taxes..........      38,294JJJ
                                        --------
Net income (loss) before cumulative
  effect of accounting change.......      47,833
Cumulative effect of accounting
  change, net of tax................      16,145
                                        --------
Net income (loss)...................      31,688
Dividends to preferred
  shareholders-A....................       7,869
Dividends to preferred
  shareholders-B....................      64,256
                                        --------
Net income (loss) available to
  common shareholders...............    $(40,437)
                                        ========
Net income (loss) per common share:
  Basic net income (loss) per common
    share:
    Before cumulative effect of
      accounting change.............    $  (0.25)
    Cumulative effect of accounting
      change........................       (0.17)
                                        --------
                                        $  (0.42)
                                        ========
Diluted net income (loss) per common
  share:
  Before cumulative effect of
    accounting change...............    $  (0.25)
  Cumulative effect of accounting
    change..........................       (0.17)
                                        --------
                                        $  (0.42)
                                        ========
Weighted average common shares
  outstanding, basic................      95,837
Weighted average common shares
  outstanding, diluted..............      95,837

              NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

AAA Effective April 17, 1998, Old Prison Realty, Old CCA and USCC completed a merger (the "USCC Merger") whereby Old Prison Realty acquired the fixed assets of USCC and Old CCA acquired the operating contracts of USCC. This entry reflects the pro forma effects of the USCC Merger as if the USCC Merger had occurred on January 1, 1998. This entry includes the pro forma effects of both the fixed asset acquisitions and the operating contract acquisitions to Prison Realty's pro forma results of operations. All non-operating pro forma effects of the USCC Merger related to interest expense and income taxes have been included in the Pro Forma Acquisition and Elimination Adjustments column.

BBB To eliminate the gross rental revenue recognized by Old Prison Realty and the gross lease expense recognized by Old CCA pursuant to the lease agreements between Old Prison Realty and Old CCA.

CCC To eliminate Old CCA's amortization of deferred gains related to the September 1997 sale of certain facilities by Old CCA to Old Prison Realty.

DDD To eliminate Old CCA's historical fee income recognized from service fees received from Old Prison Realty for construction development services provided during 1998.

EEE To reclassify Prison Realty's historical interest income to conform with the adjusted pro forma presentation.

FFF To remove the effect of non-recurring expenses related to the January 1, 1999 merger between Prison Realty and Old Prison Realty recorded in the statement of operations of Old Prison Realty.

GGG To remove the effect of non-recurring compensation expense recognized by Old CCA during 1998 related to the issuance of Old CCA common stock issued by Old CCA prior to the December 31, 1998 merger between Old CCA and Prison Realty.

HHH To record the pro forma amortization of investment in contracts based on the pro forma investment in contracts balance of $90,214 amortized over the average life (5 years) of the contracts acquired in the merger transactions.

III To record the pro forma increase to depreciation expense by the following amounts:

      Increase depreciation expense based on the APB Opinion No.
        16 fixed asset increases resulting from Prison Realty's
        January 1, 1999 acquisition of Old Prison Realty as if the acquisition and related fixed asset increases had occurred on January 1, 1998. Additional depreciation expense has
        been included only for the periods during 1998 which the
        respective fixed assets were in operation.................  $ 7,729
      Increase depreciation expense related to changing the
        estimated useful lives of Old Prison Realty's machinery
        and equipment from seven (7) years to five (5) years based on Prison Realty's estimated lives for the same type
        assets....................................................      865
      Decrease depreciation expense related to changing the
        estimated useful lives of Old Prison Realty's buildings
        from 40 years to 50 years based on Prison Realty's
        estimated lives for the same type assets..................   (3,077)
      Decrease depreciation expense related to Prison Realty's
        $76,433 write-down of certain USCC facility values as if
        the write-down had occurred on January 1, 1998............   (1,529)
                                                                    -------
                Net pro forma increase to depreciation expense....  $ 3,988
                                                                    =======

JJJ To adjust Prison Realty's historical income tax provision to reflect the pro forma effective tax rate.

              NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS
              FOR THE YEAR ENDED DECEMBER 31, 1998 -- (CONTINUED)

KKK To remove the historical non-recurring write-off of Old CCA and Old Prison Realty loan costs resulting from debt refinancings by both Old CCA and Old Prison Realty during 1998.

LLL To remove Old CCA's amortization of historical loan costs related to CCA's historical credit facilities in place during 1998.

MMM To reflect the reduction in interest expense assuming Prison Realty applied $215,000 of the proceeds from the $315,000 equity issuance against Prison Realty's pro forma outstanding average debt balances during the year ended December 31, 1998 as if the equity issuance and payment of transaction costs had occurred on January 1, 1998. No interest income has been imputed on excess cash balances resulting from the equity issuance. The reduction in interest expense is composed of the following components:

      Reduction in pro forma gross interest expense based on lower outstanding average debt balances during the year ended
        December 31, 1998 offset by the difference between the
        historical and the pro forma weighted average interest
        rates.....................................................  $ (8,078)
      Increase in the capitalized interest based on the difference between the historical and pro forma weighted average
        interest rate applied to the combined historical
        construction in progress balances of both Old CCA and Old
        Prison Realty (including minor adjustments for the removal of capitalized fees paid to Old CCA by Old Prison
        Realty)...................................................   (12,894)
      Amortization of new debt issuance costs.....................     5,100
                                                                    --------
             Net pro forma reduction in interest expense..........  $(15,872)
                                                                    ========

        On a pro forma combined basis for the year ended December 31, 1998, approximately $24,721 of the combined companies' $25,685 gross interest expense would have been capitalized in construction in progress.

NNN To record the effect of the Series B preferred dividends to be accrued as a result of the issuance of $315,000 of Series B convertible preferred stock as if the equity issuance had occurred on January 1, 1998. The terms of the Series B convertible preferred stock require the dividend to be accrued at an 18% effective rate.

OOO To record the accretion (using the effective interest method) of the Series B convertible preferred stock to its redemption value of $315,000 over a six year period which represents the period to the earliest redemption date of the Series B convertible preferred stock.

PPP To record the annual monitoring expense of $1,500 to be paid to the investors pursuant to the terms of the Securities Purchase Agreement.

QQQ To adjust Prison Realty's outstanding shares for the effects of the new common shares to be issued to CCA, PMSI and JJFMSI shareholders in the merger transactions. The estimated number of Prison Realty common shares to be issued is as follows:

      Value of Prison Realty common shares to be issued...........  $ 13,195
      Estimated share price of Prison Realty common shares at the
        time of issuance..........................................  $   5.00
                                                                    --------
      Pro forma number of Prison Realty common shares to be issued
        in the merger transactions................................     2,639
                                                                    ========

              NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS
              FOR THE YEAR ENDED DECEMBER 31, 1998 -- (CONTINUED)

RRR To remove the effects of the dilution resulting from historical potentially issuable common shares. The provisions of SFAS No. 128 prohibit the inclusion of the effects of potentially issuable common shares in periods that a company reports losses from continuing operations. As such, the pro forma statement of operations for the period ending December 31, 1998 does not include the effects of Prison Realty's historical potentially issuable common shares nor the effects of the potential conversion of the Series B convertible preferred stock.

SSS Pursuant to the terms of the Securities Purchase Agreement, the investors have agreed to purchase, at the election of Prison Realty, up to $35,000 of additional Series B convertible preferred stock under the same terms and conditions as the initial purchase of Series B convertible preferred stock for $315,000. Prison Realty may request the additional purchase to occur in one or more tranches at any time within eighteen months from the date of the initial closing. Due to the subjective nature of the additional purchase, Prison Realty has not reflected the pro forma effects of the additional purchase of $35,000 of additional Series B convertible preferred stock in these pro forma financial statements.

        Assuming Prison Realty had sold the additional preferred securities on January 1, 1998, the pro forma effects to the December 31, 1998 Statement of Operations would be an additional Series B preferred dividend of $6,300 or an additional loss per common share of $(0.07) for basic and diluted earnings per share.

                                                                      APPENDIX A

                         SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                           PRISON REALTY TRUST, INC.,

                      CORRECTIONS CORPORATION OF AMERICA,

                       PRISON MANAGEMENT SERVICES, INC.,

                                      AND

             JUVENILE AND JAIL FACILITY MANAGEMENT SERVICES, INC.,

                                ON THE ONE HAND,

                                      AND

                          THE INVESTORS NAMED HEREIN,

                               ON THE OTHER HAND

                         DATED AS OF DECEMBER 26, 1999
                           -------------------------

                SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                           -------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I -- AUTHORIZATION OF THE ISSUANCE AND SALE OF
             SHARES AND ISSUANCE OF WARRANTS................
  Section 1.1  Authorization................................
  Section 1.2  Issuance and Sale............................
ARTICLE II -- CLOSINGS......................................
  Section 2.1  Initial Closing Date.........................
  Section 2.2  Standby Commitment Closing Date..............
  Section 2.3  Further Assurances...........................
ARTICLE III.A -- REPRESENTATIONS AND WARRANTIES OF PRISON
  REALTY....................................................
  Section 3.A.1  Incorporation of Representations and
                 Warranties Contained in the Merger
                 Agreement..................................
  Section 3.A.2  Authority..................................
  Section 3.A.3  Consents and Approvals;
     Non-Contravention......................................
  Section 3.A.4  Enforceability of Transaction Documents....
  Section 3.A.5  Registration and Qualification.............
  Section 3.A.6  Provisions of Maryland Law.................
  Section 3.A.7  Tax-Free Reorganization....................
ARTICLE III.B -- REPRESENTATIONS AND WARRANTIES OF CCA......
  Section 3.B.1  Incorporation of Representations and
                 Warranties Contained in the Merger
                 Agreement..................................
  Section 3.B.2  Authority..................................
  Section 3.B.3  Consents and Approvals;
     Non-Contravention......................................
  Section 3.B.4  Enforceability of Transaction Documents....
ARTICLE III.C -- REPRESENTATIONS AND WARRANTIES OF SERVICE
                 COMPANY A..................................
  Section 3.C.1  Incorporation of Representations and
                 Warranties Contained in the Merger
                 Agreement..................................
  Section 3.C.2  Authority..................................
  Section 3.C.3  Consents and Approvals;
     Non-Contravention......................................
  Section 3.C.4  Enforceability of Transaction Documents....
ARTICLE III.D -- REPRESENTATIONS AND WARRANTIES OF SERVICE
                 COMPANY B..................................
  Section 3.D.1  Incorporation of Representations and
                 Warranties Contained in the Merger
                 Agreement..................................
  Section 3.D.2  Authority..................................
  Section 3.D.3  Consents and Approvals;
     Non-Contravention......................................
  Section 3.D.4  Enforceability of Transaction Documents....
ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF THE
  INVESTORS.................................................
  Section 4.1  Investment...................................
  Section 4.2  Rule 144.....................................
  Section 4.3  Organization of the Investors................
  Section 4.4  Current Ownership............................
  Section 4.5  No Voting Agreements.........................
  Section 4.6  Authority of the Investors...................
  Section 4.7  Non-Contravention............................

                                                              PAGE
                                                              ----
  Section 4.8  Brokers and Finders..........................
ARTICLE V -- CONDITIONS PRECEDENT TO THE INITIAL CLOSING....
  Section 5.1  Conditions to Each Party's Obligation........
  Section 5.2  Conditions to the Investors' Obligation......
  Section 5.3  Conditions to the Obligations of Each of the
     Companies..............................................
ARTICLE VI -- CONDITIONS PRECEDENT TO THE STANDBY COMMITMENT
              CLOSINGS......................................
  Section 6.1  Conditions to Each Party's Obligation........
  Section 6.2  Conditions to the Investors' Obligation......
  Section 6.3  Conditions to the Obligations of Each of the
     Companies..............................................
ARTICLE VII -- COVENANTS OF THE COMPANIES...................
  Section 7.1  Conduct of Business Pending the Initial
     Closing................................................
  Section 7.2  Disclosure Documents; Stockholder
     Approvals..............................................
  Section 7.3  Payment of Expenses; Fees....................
  Section 7.4  Availability of Prison Realty Common Stock...
  Section 7.5  Reporting....................................
  Section 7.6  No Solicitation of Competing Transactions....
  Section 7.7  No General Solicitation......................
  Section 7.8  Access to Information........................
  Section 7.9  HSR Approval.................................
  Section 7.10  Preemptive Rights...........................
  Section 7.11  Registration Rights Agreement...............
  Section 7.12  Corporate Governance........................
  Section 7.13  Delivery of Documents.......................
  Section 7.14  Review of Audit.............................
  Section 7.15  Rights Offering.............................
  Section 7.16  Investor Compliance With Regulatory
     Requirements...........................................
  Section 7.17  Notification of Certain Matters.............
  Section 7.18  Name Change.................................
ARTICLE VIII -- COVENANTS OF THE INVESTORS..................
  Section 8.1  Certain Restrictions.........................
  Section 8.2  HSR Approval.................................
  Section 8.3  Quorum.......................................
  Section 8.4  Transfers....................................
  Section 8.5  No Voting Agreements.........................
  Section 8.6  Compliance With Organizational and Governing
     Documents..............................................
  Section 8.7  Confidentiality..............................
ARTICLE IX -- RESTRICTIONS ON TRANSFERABILITY OF
  SECURITIES................................................
  Section 9.1  Restrictive Legend...........................
  Section 9.2  Notice of Proposed Transfers.................
ARTICLE X -- TERMINATION....................................
  Section 10.1  Termination.................................
ARTICLE XI -- INDEMNIFICATION...............................
  Section 11.1  Survival of Representation and Warranties...
  Section 11.2  Indemnification.............................
  Section 11.3  Terms of Indemnification....................

                                                              PAGE
                                                              ----
ARTICLE XII -- MISCELLANEOUS................................
  Section 12.1  Governing Law...............................
  Section 12.2  Jurisdiction; Forum; Service of Process;
     Waiver of Jury Trial...................................
  Section 12.3  Successors and Assigns......................
  Section 12.4  Entire Agreement; Amendment.................
  Section 12.5  Notices, Etc................................
  Section 12.6  Certain Definitions.........................
  Section 12.7  Delays or Omissions.........................
  Section 12.8  Counterparts................................
  Section 12.9  Severability................................
  Section 12.10  Titles and Subtitles.......................
  Section 12.11  No Public Announcement.....................
  Section 12.12  Further Actions; Reasonable Efforts........
  Section 12.13  Enforcement of Agreement...................

                                    EXHIBITS

Exhibit A  --  Agreement and Plan of Merger
               Form of Articles of Amendment and Restatement of Prison
Exhibit B  --  Realty
Exhibit C  --  Form of Amended and Restated Bylaws of Prison Realty
               Form of Articles Supplementary for Series B Cumulative
Exhibit D  --  Convertible Preferred Stock
Exhibit E  --  Form of Warrant
               Form of Articles Supplementary for Series C Cumulative
Exhibit F  --  Convertible Preferred Stock
Exhibit G  --  Form of Registration Rights Agreement
Exhibit H  --  Financing Commitment Letter

                                   SCHEDULES

Schedule A        --  Prison Realty's Disclosure Schedule
Schedule B        --  CCA's Disclosure Schedule
Schedule C        --  Service Company's A's Disclosure Schedule
Schedule D        --  Service Company's B's Disclosure Schedule
Schedule E        --  Investors' Disclosure Schedule
Schedule 1.1      --  Allocation of Shares
Schedule 4.8      --  Brokers and Finders
Schedule 5.2(i)   --  Capital Expenditure Budget
Schedule 7.1      --  Description of Liability Insurance
Schedule 7.3(b)   --  Allocation of Fees
Schedule 7.12     --  Directors' Resignation

                         SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made as of December 26, 1999 by and among Prison Realty Trust, Inc., a Maryland corporation ("Prison Realty"), Corrections Corporation of America, a Tennessee corporation ("CCA"), Prison Management Services, Inc., a Tennessee corporation ("PMSI" or "Service Company A"), and Juvenile and Jail Facility Management Services, Inc., a Tennessee corporation ("JJFMSI" or "Service Company B", together with Prison Realty, CCA, and PMSI are collectively referred to herein as the "Companies"), on the one hand, and Prison Acquisition Company L.L.C., a Delaware limited liability company, on the other hand. It is contemplated that between the date hereof and the Initial Closing (as hereinafter defined), Prison Acquisition Company L.L.C. will assign its rights and obligations under this Agreement to the entities identified in Schedule 1.1 hereof or their affiliates, who together with Prison Acquisition Company L.L.C. are collectively referred to herein as the "Investors." References to this Agreement herein shall include each of the Exhibits and Schedules attached hereto.

     WHEREAS, as a condition to the completion of the Investment (as hereinafter defined): (i) CCA will be merged with and into CCA Acquisition Sub, Inc., a Tennessee corporation ("CCA Sub"); (ii) PMSI will be merged with and into PMSI Acquisition Sub, Inc., a Tennessee corporation ("PMSI Sub"); and (iii) JJFMSI will be merged with and into JJFMSI Acquisition Sub, Inc., a Tennessee corporation ("JJFMSI Sub"), with each of CCA Sub, PMSI Sub and JJFMSI Sub being a surviving entity and wholly owned subsidiary of Prison Realty (the "Combination"), all pursuant to the terms and conditions of the Agreement and Plan of Merger attached hereto as Exhibit A (the "Merger Agreement");

     WHEREAS, contemporaneously with the effectiveness of the Combination, Prison Realty will amend and restate its existing charter and bylaws as substantially set forth in the forms of the Articles of Amendment and Restatement of Prison Realty and Amended and Restated Bylaws of Prison Realty attached hereto as Exhibit B and Exhibit C, respectively (the "New Prison Realty Charter" and the "New Prison Realty Bylaws");

     WHEREAS, in connection with the Combination, the existing indebtedness of the Companies will be refinanced as described in Section 5.1(h) herein;

     WHEREAS, promptly following the completion of the Combination, subject to the terms and conditions hereof, at the Initial Closing (as hereinafter defined) Prison Realty will issue and sell, and the Investors will purchase, an aggregate of 12,600,000 shares of Prison Realty's Series B Cumulative Convertible Preferred Stock, $0.01 par value per share ("Prison Realty Series B Preferred Stock"), less the number of shares of Series C Preferred Stock subscribed for and sold in the Rights Offering (as hereinafter defined), if any. The Prison Realty Series B Preferred Stock shall be convertible into shares of Prison Realty common stock, $0.01 par value per share ("Prison Realty Common Stock"), and shall have the rights and preferences as set forth in the Articles Supplementary attached hereto as Exhibit D (the "Prison Realty Series B Articles Supplementary") (the shares of Prison Realty Series B Preferred Stock issued and sold to, and purchased by, the Investors hereunder at the Initial Closing are referred to herein as the "Initial Shares");

     WHEREAS, in addition to the sale and the purchase of the Initial Shares, promptly following the completion of the Combination, at the Initial Closing Prison Realty will issue and sell to the Investors warrants to purchase that number of shares equal to fourteen percent (14%) of the fully-diluted shares of Prison Realty Common Stock after giving effect to the Combination, less the number of shares of Prison Realty Common Stock subject to warrants purchased in the Rights Offering (as hereinafter defined), if any, with such rights and terms as set forth in the form of warrant attached hereto as Exhibit E (individually, a "Warrant," and, collectively, the "Warrants") (the issuance and sale of the Initial Shares and the Warrants to the Investors at the Initial Closing are referred to herein, collectively, as the "Initial Investment");

     WHEREAS, subject to the terms and conditions hereof and as set forth in
Section 7.15 of this Agreement, concurrently with the Prison Realty Stockholder Approval (as defined in Section 5.1(c) herein), Prison Realty will extend the Rights Offering (as hereinafter defined) to the holders of Prison Realty Common Stock on the Rights Offering Record Date (as hereinafter defined) pursuant to which such stockholders will be given the opportunity to purchase, on substantially the same terms and conditions as granted to, and at the same purchase price paid by, the Investors with respect to the Initial Investment, units consisting of (i) rights to purchase an aggregate of 3,000,000 shares of its Series C Cumulative Convertible Preferred Stock, $0.01 par value per share (the "Prison Realty Series C Preferred Stock"), which shall be convertible into shares of Prison Realty Common Stock and which shall have the other rights and preferences as set forth in the Articles Supplementary attached hereto as Exhibit F (the "Prison Realty Series C Articles Supplementary") (the shares of Prison Realty Series C Preferred Stock issued and sold to the holders of Prison Realty Common Stock pursuant to the Rights Offering are referred to herein as the "Rights Offering Shares"), and (ii) warrants to purchase an aggregate of that number of shares equal to three percent (3%) of the fully-diluted shares of Prison Realty Common Stock after giving effect to the Combination, with such rights and terms as are identical to the Warrants (individually, a "Rights Offering Warrant," and, collectively, the "Rights Offering Warrants") (the units consisting of rights to purchase the Rights Offering Shares and the Rights Offering Warrants are referred to herein as the "Rights Offering Units);

     WHEREAS, the Investors desire to provide Prison Realty with the right to issue and sell to the Investors up to an additional 1,400,000 shares of Prison Realty Series B Preferred Stock (the "Standby Commitment Shares") on the same terms and conditions as granted to the Investors with respect to the Initial Investment, and at a purchase price per share equal to the Initial Purchase Price (as hereinafter defined) divided by the number of Initial Shares from time to time during the period commencing on the date of the Initial Closing and ending eighteen (18) months thereafter (the right of Prison Realty to issue and sell the Standby Commitment Shares to the Investors is referred to herein as the "Standby Commitment," and the issuance and sale of the Standby Commitment Shares by Prison Realty to the Investors are referred to herein, collectively, as the "Standby Commitment Investment") (the Initial Investment, including the Standby Commitment Investment are referred to herein, collectively, as the "Investment") (the Initial Shares issued and sold to the Investors together with any Standby Commitment Shares that may be issued and sold to the Investors, are known herein, collectively, as the "Shares");

     WHEREAS, in connection with the sale and purchase of the Shares and the Warrants, the Investors will have the benefit of the registration rights provided for in the Registration Rights Agreement being executed simultaneously herewith in the form attached hereto as Exhibit G (the "Registration Rights Agreement");

     WHEREAS, the Independent and Special Committees of the Board of Directors of Prison Realty have (i) received a written opinion from their respective financial advisor that the terms of the Investment are fair to Prison Realty and the holders of the capital stock of Prison Realty from a financial point of view, (ii) approved this Agreement, the Merger Agreement and resulting Combination and the other transactions contemplated thereby, and (iii) recommended that the same be approved by the full Board of Directors of Prison Realty;

     WHEREAS, the Board of Directors of Prison Realty has (i) received a written opinion from its financial advisor that the terms of the Investment are fair to Prison Realty and the holders of the capital stock of Prison Realty from a financial point of view, (ii) approved this Agreement, the Merger Agreement and resulting Combination and the other transactions contemplated thereby, and (iii) resolved to recommend that the stockholders of Prison Realty approve certain transactions related to the Combination and the Initial Investment; and

     WHEREAS, the Boards of Directors of each of CCA, Service Company A and Service Company B have approved the Merger Agreement and the resulting Combination and the transactions contemplated thereby and have resolved to recommend that the same be approved by the shareholders of each respective company.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                       AUTHORIZATION OF THE ISSUANCE AND
                    SALE OF SHARES AND ISSUANCE OF WARRANTS

     Section 1.1 Authorization.

     (a) Subject to obtaining Prison Realty Stockholder Approval, as defined in
Section 5.1(c) herein, Prison Realty has authorized the issuance and sale to the Investors at the Initial and Standby Commitment Closings, as defined in Sections
2.1 and 2.2 herein, respectively, of the Shares and the Warrants pursuant to the terms and conditions of this Agreement.

     (b) The number of Initial Shares to be sold and issued to the Investors in the aggregate at the Initial Closing and the number of shares of Prison Realty Common Stock to be issued upon the exercise of each Warrant (the "Warrant Shares") shall be the amount set forth on Schedule 1.1 attached hereto, which may be amended between the date hereof and the Initial Closing by the Investors to reflect the allocation of Initial Shares and Warrants among various affiliates of the Investors identified thereon.

     (c) The number of Standby Commitment Shares to be sold and issued to each Investor at each Standby Commitment Closing (as hereinafter defined) shall be an amount equal to the amount requested to be sold at each Standby Closing and shall be based on each Investor's respective percentage of the Initial Investment as indicated on Schedule 1.1, as may be amended by the Investors from time to time and prior to each Standby Commitment Closing pursuant to the terms of this Agreement.

     Section 1.2 Issuance and Sale.

     (a) Upon the terms and subject to the conditions set forth herein, on the Initial Closing Date, as defined in Section 2.1 herein, in reliance on the representations and warranties of the Investors contained herein, Prison Realty will issue and sell to the Investors and, in reliance on the representations and warranties of the Companies contained herein, the Investors will purchase from Prison Realty, the number of Initial Shares and Warrants at the Initial Closing pursuant to Section 1.1 of this Agreement, for an aggregate purchase price of $315 million, less the amount of gross proceeds received by Prison Realty from the Rights Offering as contemplated in Section 7.15 hereof (the "Initial Purchase Price").

     (b) Upon the terms and subject to the conditions set forth herein, on each Standby Commitment Closing Date, as defined in Section 2.2 herein, in reliance on the representations and

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warranties of the Investors contained herein, Prison Realty will issue and sell to each Investor and, in reliance on the representations and warranties of the Companies contained herein, such Investor will purchase from Prison Realty, the number of Standby Commitment Shares at each Standby Commitment Closing pursuant to Section 1.1 of this Agreement, for a per share purchase price equal to the Initial Purchase Price divided by the number of Initial Shares, which in the aggregate will not exceed $35 million (the "Standby Commitment Purchase Price").

                                   ARTICLE II

                                    CLOSINGS

     Section 2.1 Initial Closing Date. The closing of the purchase and sale of the Initial Shares and the Warrants contemplated hereby (the "Initial Closing") shall take place on such date and at such time as agreed to by the Companies and the Investors, but in no event later than fifteen (15) business days following the later of (i) the date of the Prison Realty Stockholder Approval, as defined in Section 5.1(c), and (ii) the satisfaction or waiver of all of the conditions set forth in Article V (the date of the Initial Closing is referred to herein as the "Initial Closing Date"). The parties hereto agree that it is their mutual intent for the Initial Closing Date to occur on or before April 15, 2000, subject to the satisfaction or waiver of the conditions set forth in Article V. The Initial Closing shall be held at the offices of Stokes & Bartholomew, P.A., 424 Church Street, Suite 2800, Nashville, Tennessee on the Initial Closing Date, or at such other place as mutually agreed to by the Companies and the Investors.

     Delivery of the Initial Shares to be purchased by each Investor pursuant to this Agreement shall be made at the Initial Closing by Prison Realty delivering to such Investor, against payment of the Initial Purchase Price therefor, one certificate representing the appropriate number of Initial Shares (registered in the name of such Investor), unless at least three (3) business days prior to the Initial Closing Date such Investor shall have requested that Prison Realty deliver more than one certificate representing the appropriate number of Initial Shares, in which event Prison Realty will deliver to such Investor the number of certificates so requested, registered in the Investor's name.

     Delivery of the Warrants to be issued to each Investor pursuant to this Agreement shall be made at the Initial Closing by Prison Realty delivering to such Investor, against payment of the Initial Purchase Price therefor, a Warrant representing the right to purchase the appropriate number of shares of Prison Realty Common Stock.

     Payment of the Initial Purchase Price for the Initial Shares and the Warrants to be purchased by each Investor hereunder shall be made or caused to be made by such Investor to Prison Realty at the Initial Closing by delivery by wire transfer of immediately available funds equal to the Initial Purchase Price therefor.

     Execution and delivery of the Registration Rights Agreement shall be made at Initial Closing by Prison Realty and the Investors.

     Section 2.2 Standby Commitment Closing Date. The closing of the purchase and sale of the Standby Commitment Shares contemplated hereby (the "Standby Commitment Closing") shall take place upon fifteen (15) business days written notice given by Prison Realty at any time within eighteen (18) months of the Initial Closing, subject to satisfaction or waiver of all of the conditions set forth in Article VI (the date of the Standby Commitment Closing is hereinafter referred to as the "Standby Commitment Closing Date"). The Standby Commitment Closing shall be held at the offices of Stokes & Bartholomew, P.A., 424 Church Street, Suite 2800, Nashville, Tennessee on the

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Standby Commitment Closing Date, or at such other place as mutually agreed to by the Companies and the Investors.

     Section 2.3 Further Assurances.

     (a) From time to time following the Initial Closing, upon the request of an Investor, Prison Realty shall execute and deliver, or cause to be executed and delivered, to such Investor such other instruments and take such other action as may be reasonably necessary to more effectively vest in such Investor and put such Investor in possession of the Initial Shares and Warrants issued by Prison Realty and purchased by such Investor.

     (b) From time to time following the Standby Commitment Closing, upon the request of the Investor, Prison Realty shall execute and deliver, or cause to be executed and delivered, to such Investor such other instruments and take such other action as may be reasonably necessary to more effectively vest in such Investor and put such Investor in possession of the Standby Commitment Shares issued by Prison Realty and purchased by such Investor.

                                 ARTICLE III.A

                REPRESENTATIONS AND WARRANTIES OF PRISON REALTY

     Except as set forth: (i) in the documents filed by Prison Realty with the Securities and Exchange Commission (the "SEC"), including the exhibits and schedules thereto and incorporated therein by reference, and publicly available prior to the date hereof (the "SEC Reports"); and (ii) in the schedule delivered by Prison Realty to the Investors and attached hereto as Schedule A ("Prison Realty's Disclosure Schedule") (provided, however, that the description of the items set forth in Prison Realty's Disclosure Schedule reasonably identifies and relates to the matter being disclosed), Prison Realty hereby represents and warrants to the Investors as follows:

     Section 3.A.1 Incorporation of Representations and Warranties Contained in the Merger Agreement. The representations and warranties of Prison Realty contained in the Merger Agreement are incorporated herein, and made a part of, this Agreement by this reference, as if fully set forth herein, and Prison Realty hereby affirms those representations and warranties in Section 3.01 of the Merger Agreement for the purposes of this Agreement and for the benefit of the Investors hereunder.

     Section 3.A.2 Authority.

     (a) Prison Realty has all necessary corporate power and authority to enter into this Agreement and the other agreements, documents and instruments to be executed by Prison Realty in furtherance of the transactions contemplated hereby and the agreements, the forms of which are attached hereto as exhibits (such attached agreements, collectively with this Agreement, the "Transaction Documents"), and to consummate the transactions contemplated hereby. The execution and delivery of the Transaction Documents and the consummation by Prison Realty of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Prison Realty.

     (b) The Shares and the Warrant Shares have been duly authorized by Prison Realty, and the Shares and Warrant Shares, when issued, sold and delivered in accordance with this Agreement and the Warrants, will be validly issued, fully paid and nonassessable. There are no preemptive rights or other rights to subscribe for or purchase securities existing with respect to the issuance and sale of the Shares by Prison Realty pursuant to the Transaction Documents, other than the preemptive rights granted to the Investors pursuant to Section 7.10 herein.

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

     (c) The Rights Offering Shares and the Rights Offering Warrant Shares have been duly authorized by Prison Realty, and the Rights Offering Shares and Rights Offering Warrant Shares, when issued, sold and delivered in accordance with this Agreement and the Rights Offering Warrants, will be validly issued, fully paid and nonassessable. There are no preemptive rights or other rights to subscribe for or purchase securities existing with respect to the issuance and sale of the Rights Offering Shares by Prison Realty pursuant to the Transaction Documents.

     Section 3.A.3 Consents and Approvals; Non-Contravention. The execution and delivery by Prison Realty of the Transaction Documents to which it is a party, the performance of its obligations thereunder and the consummation by it of the transactions contemplated thereby do not and will not (a) require the consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any government agency or body, domestic or foreign, applicable to Prison Realty or any of its properties or assets, (b) require the consent or approval of any party other than a regulatory agency or body, (c) result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, give rise to an acceleration, cancellation or requirement for Prison Realty to prepay, redeem or otherwise repurchase any securities or obligations under, or result in the creation or imposition of any pledges, liens, claims, encumbrances, security interests, charges and options of any nature whatsoever ("Liens") upon any property or assets of Prison Realty pursuant to any agreement, instrument, franchise, license or permit to which Prison Realty is a party or by which Prison Realty or its properties or assets may be bound, (d) trigger any "change of control" repurchase obligations under any of Prison Realty's outstanding indebtedness, or (e) violate any judgment, decree, order, statute, rule or regulation of any court or any federal, state, local or foreign government, court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (a "Governmental Entity") or body applicable to Prison Realty or any of its respective properties or assets. The execution, delivery and performance of the Transaction Documents by Prison Realty and the consummation of the transactions contemplated thereby do not and will not violate or conflict with any provision of the charter, bylaws or similar governing documents of Prison Realty, as currently in effect. Except for the Transaction Documents, Prison Realty is not restricted by the terms of any indebtedness or other outstanding agreements from paying dividends on the Shares in cash.

     Section 3.A.4 Enforceability of Transaction Documents. This Agreement has been, and each of the other Transaction Documents to be executed and delivered by Prison Realty pursuant to this Agreement has been or will be, duly and validly authorized, executed and delivered by Prison Realty and this Agreement is, and such other Transaction Documents when so executed and delivered will be, valid and binding obligations of Prison Realty, enforceable against it in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time affecting the enforcement of creditors' rights generally.

     Section 3.A.5 Registration and Qualification.

     (a) Assuming the accuracy of the representations and warranties made by the Investors set forth in Article IV hereof, it is not necessary in connection with the offer, sale and delivery of the Shares and Warrants to the Investors in the manner contemplated by this Agreement to register the Shares, or the shares of Prison Realty Common Stock issuable upon conversion of the Shares and the exercise of the Warrants, under the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder (the "Securities Act"), or the securities laws of any state.

     Section 3.A.6 Provisions of Maryland Law. The approval and authorization of the Transaction Documents, and the purchase of the Initial Shares, the Warrants, the Warrant Shares, the Standby

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

Commitment Shares and the shares of Prison Realty Common Stock issuable upon conversion of the Shares hereunder, by the Prison Realty Board of Directors constitutes approval of the transactions for the purposes of Maryland law (or similar laws of any jurisdiction applicable to the transactions contemplated hereby) with respect to the acquisition of control shares of, and business combinations with, Prison Realty.

     Section 3.A.7 Tax-Free Reorganization. Each of the three mergers comprising the Combination will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and none of the Companies or CCA Acquisition Sub, Inc., PMSI Acquisition Sub, Inc. or JJFMSI Acquisition Sub, Inc., each a Tennessee corporation, has recognized, or will recognize, any taxable gain, for United States federal income tax purposes, as a result of the Combination.

                                 ARTICLE III.B

                     REPRESENTATIONS AND WARRANTIES OF CCA

     Except as set forth: (i) in the SEC Reports; and (ii) in the schedule delivered by CCA to the Investors and attached hereto as Schedule B ("CCA's Disclosure Schedule") (provided, however, that the description of the items set forth in CCA's Disclosure Schedule reasonably identifies and relates to the matter being disclosed), CCA hereby represents and warrants to the Investors as follows:

     Section 3.B.1 Incorporation of Representations and Warranties Contained in the Merger Agreement. The representations and warranties of CCA contained in the Merger Agreement are incorporated herein, and made a part of, this Agreement by this reference, as if fully set forth herein, and CCA hereby affirms those representations and warranties in Section 3.03 of the Merger Agreement for the purposes of this Agreement and for the benefit of the Investors hereunder.

     Section 3.B.2 Authority. CCA has all necessary corporate power and authority to enter into this Agreement and the Transaction Documents, and to consummate the transactions contemplated hereby. The execution and delivery of the Transaction Documents and the consummation by CCA of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of CCA.

     Section 3.B.3 Consents and Approvals; Non-Contravention. The execution and delivery by CCA of the Transaction Documents to which it is a party, the performance of its obligations thereunder and the consummation by it of the transactions contemplated thereby do not and will not (a) require the consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any government agency or body, domestic or foreign, applicable to CCA or any of its properties or assets, (b) require the consent or approval of any party other than a regulatory agency or body, (c) result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Liens upon any property or assets of CCA pursuant to any agreement, instrument, franchise, license or permit to which CCA is a party or by which CCA or its properties or assets may be bound or (d) violate any judgment, decree, order, statute, rule or regulation of any court or Governmental Entity or body applicable to CCA or any of its respective properties or assets. The execution, delivery and performance of the Transaction Documents by CCA and the consummation of the transactions contemplated thereby do not and will not violate or conflict with any provision of the charter, bylaws or similar governing documents of CCA, as currently in effect.

     Section 3.B.4 Enforceability of Transaction Documents. This Agreement has been, and each of the other Transaction Documents to be executed and delivered by CCA pursuant to this Agreement has been or will be, duly and validly authorized, executed and delivered by CCA, and this Agreement is, and such other Transaction Documents when so executed and delivered will be, valid and binding obligations of CCA, enforceable against it in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time affecting the enforcement of creditors' rights generally.

                                 ARTICLE III.C

              REPRESENTATIONS AND WARRANTIES OF SERVICE COMPANY A

     Except as set forth: (i) in the SEC Reports; and (ii) in the schedule delivered by Service Company A to the Investors and attached hereto as Schedule C ("Service Company A's Disclosure Schedule") (provided, however, that the description of the items set forth in Service Company A's Disclosure Schedule reasonably identifies and relates to the matter being disclosed), Service Company A hereby represents and warrants to the Investors as follows:

     Section 3.C.1 Incorporation of Representations and Warranties Contained in the Merger Agreement. The representations and warranties of Service Company A contained in the Merger Agreement are incorporated herein, and made a part of, this Agreement by this reference, as if fully set forth herein, and Service Company A hereby affirms those representations and warranties in Section 3.04 of the Merger Agreement for the purposes of this Agreement and for the benefit of the Investors hereunder.

     Section 3.C.2 Authority. Service Company A has all necessary corporate power and authority to enter into this Agreement and the Transaction Documents, and to consummate the transactions contemplated hereby. The execution and delivery of the Transaction Documents and the consummation by Service Company A of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Service Company A.

     Section 3.C.3 Consents and Approvals; Non-Contravention. The execution and delivery by Service Company A of the Transaction Documents to which it is a party, the performance of its obligations thereunder and the consummation by it of the transactions contemplated thereby do not and will not (a) require the consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any government agency or body, domestic or foreign, applicable to Service Company A or any of its properties or assets, (b) require the consent or approval of any party other than a regulatory agency or body, (c) result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Liens upon any property or assets of Service Company A pursuant to any agreement, instrument, franchise, license or permit to which Service Company A is a party or by which Service Company A or its properties or assets may be bound or (d) violate any judgment, decree, order, statute, rule or regulation of any court or Governmental Entity or body applicable to Service Company A or any of its respective properties or assets. The execution, delivery and performance of the Transaction Documents by Service Company A and the consummation of the transactions contemplated thereby do not and will not violate or conflict with any provision of the Articles of Incorporation, bylaws or similar governing documents of Service Company A, as currently in effect.

     Section 3.C.4 Enforceability of Transaction Documents. This Agreement has been, and each of the other Transaction Documents to be executed and delivered by Service Company A pursuant to this Agreement has been or will be, duly and validly authorized, executed and delivered by Service Company A and this Agreement is, and such other Transaction Documents when so executed and delivered will be, valid and binding obligations of Service Company A, enforceable against it in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time affecting the enforcement of creditors' rights generally.

                                 ARTICLE III.D

              REPRESENTATIONS AND WARRANTIES OF SERVICE COMPANY B

     Except as set forth: (i) in the SEC Reports; and (ii) in the schedule delivered by Service Company B to the Investors and attached hereto as Schedule D ("Service Company B's Disclosure Schedule") (provided, however, that the description of the items set forth in Service Company B's Disclosure Schedule reasonably identifies and relates to the matter being disclosed), Service Company B hereby represents and warrants to the Investors as follows:

     Section 3.D.1 Incorporation of Representations and Warranties Contained in the Merger Agreement. The representations and warranties of Service Company B contained in the Merger Agreement are incorporated herein, and made a part of, this Agreement by this reference, as if fully set forth herein, and Service Company B hereby affirms those representations and warranties in Section 3.05 of the Merger Agreement for the purposes of this Agreement and for the benefit of the Investors hereunder.

     Section 3.D.2 Authority. Service Company B has all necessary corporate power and authority to enter into this Agreement and the Transaction Documents, and to consummate the transactions contemplated hereby. The execution and delivery of the Transaction Documents and the consummation by Service Company B of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Service Company B.

     Section 3.D.3 Consents and Approvals; Non-Contravention. The execution and delivery by Service Company B of the Transaction Documents to which it is a party, the performance of its obligations thereunder and the consummation by it of the transactions contemplated thereby do not and will not (a) require the consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any government agency or body, domestic or foreign, applicable to Service Company B or any of its properties or assets, (b) require the consent or approval of any party other than a regulatory agency or body, (c) result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Liens upon any property or assets of Service Company B pursuant to any agreement, instrument, franchise, license or permit to which Service Company B is a party or by which Service Company B or its properties or assets may be bound or (d) violate any judgment, decree, order, statute, rule or regulation of any court or Governmental Entity or body applicable to Service Company B or any of its respective properties or assets. The execution, delivery and performance of the Transaction Documents by Service Company B and the consummation of the transactions contemplated thereby do not and will not violate or conflict with any provision of the charter, bylaws or similar governing documents of Service Company B, as currently in effect.

     Section 3.D.4 Enforceability of Transaction Documents. This Agreement has been, and each of the other Transaction Documents to be executed and delivered by Service Company B pursuant to this Agreement has been or will be, duly and validly authorized, executed and delivered by Service

Company B and this Agreement is, and such other Transaction Documents when so executed and delivered will be, valid and binding obligations of Service Company B, enforceable against it in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time affecting the enforcement of creditors' rights generally.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

     Except as set forth in the schedule delivered by the Investors to the Companies and attached hereto as Schedule E ("Investors' Disclosure Schedule") (provided, however, that description of the items set forth in Investor's Disclosure Schedule reasonably identifies and relates to the matter being disclosed), each Investor, severally but not jointly with the other Investors, hereby represents and warrants with respect to itself to each of the Companies as follows:

     Section 4.1 Investment.

     (a) Such Investor is acquiring the Initial Shares, the Warrants and the shares of Prison Realty Common Stock issuable upon conversion of the Initial Shares and the exercise of the Warrants, and if purchased or acquired, the Standby Commitment Shares, and the shares of Prison Realty Common Stock issuable upon conversion of the Standby Commitment Shares, for investment for its own account, and not with a view to any resale or distribution thereof in violation of the securities laws. Subject to the terms of the Registration Rights Agreement, such Investor understands that the Initial Shares, the Warrants and the Warrant Shares, and if purchased or acquired, the Standby Commitment Shares have not and will not be registered under the Securities Act by reason of specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor's representations as expressed herein.

     (b) Such Investor's financial condition and investments are such that it is in a position to hold the Initial Shares, the Warrants and the shares of Prison Realty Common Stock issuable upon conversion of the Initial Shares and the exercise of the Warrants, and if purchased or acquired, the Standby Commitment Shares and the shares of Prison Realty Common Stock issuable upon conversion of the Standby Commitment Shares for an indefinite period, bear the economic risks of the investment and withstand the complete loss of the investment. Such Investor has extensive knowledge and experience in financial and business matters and has the capability to evaluate the merits and risks of such Initial Shares, the shares of Prison Realty Common Stock issuable upon conversion of the Initial Shares, and the Warrant Shares; and the merits and risks of such Standby Commitment Shares, the shares of Prison Realty Common Stock issuable upon conversion of the Standby Commitment Shares. Such Investor qualifies as (i) an "accredited investor" as such term is defined in Section 2(15) of the Securities Act and Regulation D promulgated thereunder or (ii) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

     Section 4.2 Rule 144. Such Investor acknowledges that the (i) Initial Shares, the Warrant Shares and the shares of Prison Realty Common Stock issuable upon conversion of the Initial Shares, and (ii) the Standby Commitment Shares and the shares of Prison Realty Common Stock issuable upon conversion of the Standby Commitment Shares to be purchased by such Investor must be held indefinitely unless subsequently registered under the Securities Act or any applicable state securities laws or unless exemptions from such registrations are available. Such Investor is aware of and familiar with the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

     Section 4.3 Organization of the Investors. Such Investor is duly organized and validly existing under the laws of the jurisdiction of its organization.

     Section 4.4 Current Ownership. Except as set forth in the Investors' Disclosure Schedule and except for those certain warrants to purchase shares of common stock of CCA held by Bank of America, N.A. and previously disclosed to the Companies, as of the date hereof, such Investor represents that it does not beneficially own any capital stock of the Companies.

     Section 4.5 No Voting Agreements. Except as contemplated by the letter dated of even date herewith among certain Investors (a copy of which has been provided to the Companies), such Investors have not entered into any voting agreement relating to the Initial Shares, the Warrant Shares, or the shares of Prison Realty Common Stock to be issued upon the Initial Shares' conversion or the Standby Commitment Shares or the shares of Prison Realty Common Stock to be issued upon the Standby Commitment Shares' conversion prior to the date hereof.

     Section 4.6 Authority of the Investors.

     (a) Such Investor has the power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof applicable to such Investor.

     (b) The execution, delivery and performance of this Agreement by such Investor has been duly authorized and approved by such Investor and does not require any further authorization or consent of such Investor or its beneficial owners. This Agreement is the legal, valid and binding agreement of such Investor, enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time affecting the enforcement of creditors' rights generally.

     Section 4.7 Non-Contravention. The execution, delivery and performance of this Agreement by such Investor and the consummation of any of the transactions contemplated hereby by such Investor will not (a) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien, charge or encumbrance upon any property or assets of such Investor pursuant to any agreement, instrument, franchise, license or permit to which such Investor is a party or by which any of its properties or assets may be bound or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to such Investor or any of its properties or assets, other than such breaches, defaults or violations that are not reasonably expected to impair the ability of such Investor to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by such Investor and the consummation of the transactions contemplated hereby by such Investor does not and will not violate or conflict with any provision of the organizational documents of the Investor, as currently in effect. Except for filings under the HSR Act (as defined in Section 5.1(a) herein), no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any government agency or body applicable to such Investor is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     Section 4.8 Brokers and Finders. No agent, broker, investment banker, financial advisor or other firm or person engaged by or on behalf of such Investor is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by the Transaction Documents, except for those firms and/or persons set forth on Schedule 4.8 attached hereto pursuant to the terms described therein.

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                                   ARTICLE V

                    CONDITIONS PRECEDENT TO INITIAL CLOSING

     Section 5.1 Conditions to Each Party's Obligation. The respective obligation of each party to consummate the transactions contemplated hereby with respect to the Initial Investment shall be subject to the satisfaction at or prior to the Initial Closing of each of the following conditions:

          (a) HSR Approval. The applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), relating to the transactions contemplated by the Transaction Documents shall have been terminated or shall have expired.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction (collectively, "Restraints") preventing consummation of any of the transactions contemplated hereby shall be in effect.

          (c) Prison Realty Stockholder Approval. The approval of holders of the requisite number of the shares of Prison Realty Common Stock outstanding on the record date (the "Record Date") for Prison Realty's Stockholders Meeting, as defined in Section 7.2(a)(ii), shall have been received for: (i) the election by Prison Realty not to qualify as a real estate investment trust (a "REIT") under the Code, commencing with its taxable year ending December 31, 1999; (ii) the adoption of amendments to Prison Realty's charter as set forth in the New Prison Realty Charter; and
     (iii) the Transaction Documents (including without limitation to the issuance of the Shares and the Warrants and the changes to the Board of Directors of Prison Realty), all in accordance with the requirements of Prison Realty's charter and bylaws, the provisions of Maryland law and the rules of the New York Stock Exchange (the "NYSE") (the "Prison Realty Stockholder Approval").

          (d) CCA Stockholder Approval. The approval of holders of the requisite number of the shares of CCA capital stock outstanding on the Record Date for CCA's Stockholders' Meeting, as defined in Section 7.2(a)(ii) herein, including the individual approval of the Baron Asset Fund ("Baron"), shall have been received for the Combination in accordance with the requirements of CCA's charter and bylaws and the provisions of Tennessee law and the contractual agreement by and between CCA and Baron (the "CCA Stockholder Approval").

          (e) Service Company A Stockholder Approval. The approval of holders of the requisite number of the shares of Service Company A's voting common stock outstanding on the Record Date for Service Company A's Stockholders' Meeting, as defined in Section 7.2(a)(ii) herein, shall have been received for the Combination in accordance with the requirements of Service Company A's charter and bylaws and the provisions of Tennessee law (the "Service Company A Stockholder Approval").

          (f) Service Company B Stockholder Approval. The approval of holders of the requisite number of the shares of Service Company B's voting common stock outstanding on the Record Date for Service Company B's Stockholders' Meeting, as defined in Section 7.2(a)(ii) herein, shall have been received for the Combination in accordance with the requirements of Service Company B's charter and bylaws and the provisions of Tennessee law (the "Service Company B Stockholder Approval", together with the Prison Realty Stockholder Approval, the CCA Stockholder Approval and the Service Company A Stockholder Approval, the "Stockholder Approval").

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          (g) Combination.  Pursuant to the Merger Agreement, the Combination
     shall have been completed in accordance with its terms, including the fulfillment of the condition therein that immediately prior to the completion of the Combination, Prison Realty shall purchase the shares of common stock of CCA held by each of Sodexho Alliance, S.A. and Baron and shares of the common stock of Service Company A and Service Company B held by third-party investors.

          (h) Financing. Prison Realty, on behalf of itself and as the successor or parent to CCA, Service Company A and Service Company B after the completion of the Combination, shall have entered into definitive agreements with respect to a new senior financing in the aggregate amount of $1.2 billion, including (i) up to $1.2 billion under a Senior Secured Credit Facility (the "Bank Facility"), and (ii) the issuance and sale of up to $375 million of Senior Subordinated Notes, all substantially on the terms set forth in or contemplated by that certain commitment letter as of the date hereof from Credit Suisse First Boston and attached hereto as Exhibit H (the "Commitment Letter"), all in such forms as are reasonably acceptable to the Companies and the Investors. The initial fundings under such facilities and securities offering shall have occurred and the proceeds of such fundings, together with the proceeds from the issuance of the Initial Shares, shall be applied as specified in such Commitment Letter or otherwise agreed to by Prison Realty and the Investors.

          (i) Registration of Prison Realty Capital Stock. The shares of Prison Realty capital stock to be issued in the Combination and the Rights Offering shall be subject to a registration statement which shall have been declared effective by the SEC, and no stop order suspending the effectiveness of the registration statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

          (j) NYSE Listing. The shares of Prison Realty Common Stock issued in the Combination shall have been approved for listing on the NYSE, subject to official notice of issuance, if applicable.

          Section 5.2 Conditions to the Investors' Obligation. The obligation of each of the Investors to consummate the transactions contemplated hereby with respect to the Initial Investment shall be subject to the satisfaction at or prior to the Initial Closing of each of the following conditions:

          (a) Representations And Warranties. The representations and warranties of each of the Companies set forth in this Agreement or incorporated herein by reference shall be true and correct, except that this condition shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a Material Adverse Effect on the Companies and their Subsidiaries, taken as a whole, as of the date of this Agreement and as of the Initial Closing Date (it being understood that a material misrepresentation with respect to Section 3.01(c) of the Merger Agreement ("Capital Structure of Prison Realty") would for purposes of this condition be deemed to constitute a Material Adverse Effect), except as otherwise contemplated by this Agreement, and the Investors shall have received a certificate to such effect signed on the Initial Closing Date on behalf of the Companies by their respective Chief Executive Officer and Chief Financial Officer or Treasurer, in form and substance reasonably satisfactory to the Investors, to the foregoing effect.

          (b) Performance of Obligations. Each of the Companies shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Initial Closing and the Companies shall have delivered to the Investors at the Initial Closing a certificate signed by their respective Chief Executive Officer and Chief Financial Officer or Treasurer, dated the Initial Closing Date, in form and substance reasonably satisfactory to the Investors, to the foregoing effect.

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          (c) Receipt of Consents.  Each of the Companies shall have obtained the consents contemplated by Section 5.2(c) of their respective Disclosure Schedules (or not include therein, but required to be so included) and a copy of each such consent or evidence thereof reasonably satisfactory to the Investors shall have been provided to the Investors at or prior to the Initial Closing.

          (d) Material Adverse Change. Since the date of this Agreement, there shall not have occurred any event that could reasonably be expected to have a Material Adverse Effect (or development that is reasonably likely to result in any Material Adverse Effect) on the Companies and their subsidiaries, taken as a whole, and each of the Companies shall deliver to the Investors at the Initial Closing a certificate signed by its respective Chief Executive Officer, dated as of the Initial Closing Date, to the foregoing effect.

          (e) Audit. Each of the Companies shall have delivered consolidated financial statements for the year ended December 31, 1999 (collectively, the "1999 Financial Statements") audited by Arthur Andersen LLP, each of the respective Companies' independent auditors, which shall comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, which have been prepared in accordance with generally accepted accounting principles ("GAAP") and which fairly present the consolidated financial position of the Companies and the consolidated results of operations and cash flows for the period then ended. Except as required by changes in GAAP or law or regulations or as disclosed in the SEC Reports filed prior to the date of this Agreement or as otherwise agreed to by the Investors (such agreement not to be unreasonably withheld to the extent that such changes in methods of accounting or underlying assumptions are required by the Combination), the 1999 Financial Statements shall not reflect any change in any of the methods of accounting or underlying assumptions (including but not limited to any change in the method of reporting income and deductions for federal income tax purposes) from those employed in the preparation of the Companies' financial statements for the year ended December 31, 1998.

          (f) No Defaults. Except as disclosed in Section 5.2(f) of their respective Disclosure Schedules, none of the Companies or the Subsidiaries shall be in violation or default under any provision of their charter, by-laws or other organizational documents, or shall be in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties or assets are bound; and there shall not exist any state of facts which would constitute an event of default on the part of any of the Companies or the Subsidiaries as defined in such documents which, with notice or lapse of time or both, would constitute a default.

          (g) Opinions of Counsel. The Investors shall have received at the Initial Closing opinions, dated the Initial Closing Date, of counsel to the Companies, in form and substance reasonably satisfactory to the Investors.

          (h) The New Prison Realty Charter and the New Prison Realty Bylaws shall be in effect and Prison Realty shall have obtained the resignations of the directors listed on Schedule 7.12 hereof effective as of the Initial Closing and shall have appointed the initial Series B Preferred Stock Directors to the Board of Directors subject to the occurrence of the Initial Closing.

          (i) Certain Financial Tests. The combined consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Companies determined in accordance with GAAP consistently applied (but without giving effect to extraordinary income or expense) shall have been not less than $44.3 million for the fiscal quarter ended immediately preceding the

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

     Initial Closing (the "EBITDA tests"). The Consolidated Net Debt of the Companies (as hereinafter defined) shall not exceed $987 million as of the end of the fifth business day prior to the Initial Closing. "Consolidated Net Debt of the Companies" shall mean the sum of (i) the principal amount of and all obligations for payment then due under any outstanding indebtedness of the Companies for borrowed money excluding the 12% Senior Notes due 2006, the 9.5% Convertible Subordinated Notes due 2008, the 7.5% Convertible Subordinated Notes due 2005, and indebtedness among the Companies plus (ii) the unexpended portion, if any, of the capital expenditure budget described on Schedule 5.2(i) as having been budgeted to be spent prior to the date of this calculation, minus the lesser of cash on hand and $10 million. Not less than five business days prior to the Initial Closing, the Companies shall have delivered to the Investors schedules in form and substance satisfactory to the Investors and their independent accountants showing the calculation of the EBITDA Tests and the Consolidated Net Debt of the Companies, together with a certificate signed by each of the Companies' respective Chief Financial Officers to the effect that this condition has been satisfied.

          (j) Either the litigation described in Section 7(b)(iv) of the Prison Realty Series B Articles Supplementary existing on the date hereof (including for such purposes successor lawsuits or new lawsuits arising out of the same facts and circumstances) shall have been finally settled on terms and conditions satisfactory to the Investors, or the insurance described in Schedule 7.1 hereof shall have been obtained and remain in full force and effect at the Initial Closing. As used in this Section 5.2(j), "finally settled" shall mean that all parties to the litigation shall have entered into a settlement agreement, that all relevant courts shall have approved the settlement, and that the terms of the settlement shall no longer be subject to appeal, or that such litigation shall have been dismissed with prejudice by a court of competent jurisdiction and such dismissal shall not be subject to appeal.

     Section 5.3 Conditions to the Obligations of Each of the Companies. The respective obligation of each of the Companies to consummate the transactions contemplated hereby with respect to the Initial Investment shall be subject to the satisfaction at or prior to the Initial Closing of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of each of the Investors set forth in this Agreement shall be true and correct, except that this condition shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a Material Adverse Effect on the Investors, taken as a whole, as of the date of this Agreement and as of the Initial Closing Date, except as otherwise contemplated by this Agreement, and the Companies shall have each received a certificate to such effect signed on the Initial Closing Date on behalf of each Investor by their respective Chief Executive Officer and Chief Financial Officer or Treasurer, in form and substance reasonably satisfactory to the Companies, to the foregoing effect.

          (b) Performance of Obligations. The Investors shall have performed in all material respects all obligations required to be performed by any of them under this Agreement at or prior to the Initial Closing and each of the Investors shall have delivered to the Companies at the Initial Closing a certificate signed by its Chief Executive Officer and Chief Financial Officer or Treasurer, dated the Initial Closing Date, in form and substance reasonably satisfactory to Prison Realty, to the foregoing effect.

          (c) Opinion of Counsel. The Companies shall have received at the Initial Closing opinions, dated the Initial Closing Date, of counsel to the Investors, in form and substance reasonably satisfactory to the Companies.

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                                   ARTICLE VI

            CONDITIONS PRECEDENT TO THE STANDBY COMMITMENT CLOSINGS

     Section 6.1 Conditions to Each Party's Obligation. The respective obligation of each party to consummate the transactions contemplated hereby with respect to the Standby Commitment Investment only shall be subject to the satisfaction at or prior to each Standby Commitment Closing of each of the following conditions:

          (a) Initial Investment. Pursuant to the terms of this Agreement, the Initial Investment shall have been completed in accordance with its terms.

          (b) No Injunctions or Restraints. No temporary Restraints preventing consummation of any of the transactions contemplated hereby shall be in effect.

     Section 6.2 Conditions to the Investors' Obligation. The obligation of each of the Investors to consummate the transactions contemplated hereby with respect to the Standby Commitment Investment only shall be subject to the satisfaction at or prior to each Standby Commitment Closing of each of the following conditions:

          (a) Representations And Warranties. The representations and warranties of each of the Companies set forth in this Agreement or incorporated herein by reference shall be true and correct, except that this condition shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a Material Adverse Effect on the Companies and their Subsidiaries, taken as a whole, as of the date of this Agreement and as of each respective Standby Commitment Closing Date, except as otherwise contemplated by this Agreement, and the Investors shall have received a certificate to such effect signed on such Standby Commitment Closing Date on behalf of the Companies by their respective Chief Executive Officer and Chief Financial Officer or Treasurer, in form and substance reasonably satisfactory to the Investors, to the foregoing effect.

          (b) Performance of Obligations. Each of the Companies shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to each respective Standby Commitment Closing, and the Companies shall have delivered to the Investors at such Standby Commitment Closing a certificate signed by their respective Chief Executive Officer and Chief Financial Officer or Treasurer, dated as of such Standby Commitment Closing Date, in form and substance reasonably satisfactory to the Investors, to the foregoing effect.

          (c) Material Adverse Change. Since the date of this Agreement, there shall not have occurred any event that could reasonably be expected to have a Material Adverse Effect (or development that is reasonably likely to result in any Material Adverse Effect) on the Companies and their subsidiaries, taken as a whole, and each of the Companies shall deliver to the Investors at the Standby Commitment Closing a certificate signed by its respective Chief Executive Officer, dated as of the Standby Commitment Closing Date, to the foregoing effect.

     Section 6.3 Conditions to the Obligations of Each of the Companies. The respective obligation of each of the Companies to consummate the transactions contemplated hereby with respect to the Standby Commitment Investment only shall be subject to the satisfaction at or prior to each Standby Commitment Closing of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of each of the Investors set forth in this Agreement shall be true and correct, except that this condition shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a Material Adverse Effect on the Investors, taken as a whole, as of the date of this Agreement and as of each respective Standby Commitment Closing Date, except as otherwise contemplated by this Agreement, and the Companies shall have each received a certificate to such effect signed on such Standby Commitment Closing Date on behalf of each Investor by their respective Chief Executive Officer and Chief Financial Officer or Treasurer, in form and substance reasonably satisfactory to the Companies, to the foregoing effect.

          (b) Performance of Obligations. The Investors shall have performed in all material respects all obligations required to be performed by any of them under this Agreement at or prior to each Standby Commitment Closing and each of the Investors shall have delivered to the Companies at each respective Standby Commitment Closing a certificate signed by its Chief Executive Officer and Chief Financial Officer or Treasurer, dated as of such Standby Commitment Closing Date, in form and substance reasonably satisfactory to Prison Realty, to the foregoing effect.

                                  ARTICLE VII

                           COVENANTS OF THE COMPANIES

     Each of the Companies hereby, severally and not jointly, covenant with the Investors as follows:

     Section 7.1 Conduct of Business Pending the Initial Closing. Except as set forth in Section 7.1 of the Companies' respective Disclosure Schedules or as otherwise expressly contemplated by this Agreement or as consented to by the Investors in writing, during the period from the date of this Agreement through and including the Initial Closing Date, each of the Companies shall, and shall cause their Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, shall use reasonable efforts to preserve intact their current business organizations and use reasonable efforts to preserve their relationships with those persons having business dealings with them. Without limiting the generality of the foregoing, except as set forth in Section 7.1 of the Companies' respective Disclosure Schedules or as otherwise expressly contemplated by this Agreement, including without limitation the Merger Agreement, or as consented to by the Investors in writing, during the period from the date of this Agreement through the Initial Closing Date, none of the Companies shall, and each shall not permit any of their Subsidiaries to:

          (a) other than (w) dividends and distributions by a direct or indirect wholly owned Subsidiary to the Companies or one of their wholly owned Subsidiaries, (x) dividends, in the form and amount approved by the Investors, paid by Prison Realty in order to preserve its ability to elect status as a REIT for the taxable year ending December 31, 1999, (y) dividends and distributions paid by Service Company A and Service Company B to their respective shareholders in accordance with their distribution and dividend policy and practice to date, and (z) the purchase of securities from certain shareholders of CCA, Service Company A and Service Company B as contemplated in the Merger Agreement, (i) declare, set aside or pay any dividends (payable in cash, stock, property or otherwise) on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any capital stock in the Companies or any of the Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any of its shares of capital stock or any other voting securities or any securities convertible into, exercisable for or exchangeable with, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

          (c) amend its charter, bylaws or other comparable organizational documents or amend or waive any provisions of the Transaction Documents or undertake any act or fail to act where such act or failure to act would or could frustrate the purpose of the Transaction Documents;

          (d) acquire any business (whether by merger, consolidation, purchase of assets or otherwise) or acquire any equity interest in any person not an affiliate (whether through a purchase of stock, establishment of a joint venture or otherwise);

          (e) other than the obligations for capital commitments set forth in
     Section 7.1 of any of the Companies' respective Disclosure Schedules, (A) sell, lease, exchange, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its real properties or other assets, (B) enter into any new joint ventures or similar projects, (C) enter into any new development projects or (D) enter into any new leases or other material agreements or understandings;

          (f) change its methods of accounting (or underlying estimates or assumptions), except as required by changes (i) in GAAP, (ii) in law or regulation, or (iii) due to events subsequent to September 30, 1999 related or consequential to entering into the Merger Agreement or the Transaction Documents or the consummation of the transactions contemplated thereby (including, but not limited to, the effects of any changes required by the SEC as part of its review of the SEC Reports and the disclosure related to the Combination and the transactions contemplated hereunder); or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns of the Companies for the taxable years ended December 31, 1998, except as required by changes in law or regulation;

          (g) effect any settlement or compromise of any pending or threatened proceeding in respect of which the Companies are or could have been a party, unless such settlement (i) includes an unconditional written release of the Companies, in form and substance reasonable satisfactory to the Companies, from all liability on claims that are the subject matter of such proceeding, (ii) does not include any statement as to any admission of fault, culpability or failure to act by or on behalf of the Companies and
     (iii) is less than $100,000;

          (h) other than the obligations for capital commitments set forth in
     Section 7.1 of any of the Companies' respective Disclosure Schedules, create, renew, amend, terminate or cancel, or take any other action (or fail to take any action) that could reasonably be expected to result in the creation, renewal, amendment, termination or cancellation of any agreement or instrument that is material to the Companies and their respective subsidiaries, taken as a whole;

          (i) other than the obligations for capital commitments set forth in
     Section 7.1 of any of the Companies' respective Disclosure Schedules, incur any indebtedness for borrowed money (including, but not limited to, borrowings under the Companies' respective credit facilities other than borrowings contemplated by the Companies' respective business plans previously provided to the Investors);

          (j) other than the obligations for capital commitments set forth in
     Section 7.1 of any of the Companies' respective Disclosure Schedules, enter into any new capital or take out commitments or increase any existing capital or take out commitments;

          (k) except pursuant to agreements or arrangements in effect on the date hereof, (A) terminate the employment of any executive officer of the Companies, (B) enter into any new employment agreement with any director, executive officer or other employee without the consent of the Investors,
     (C) grant to any current or former director, executive officer or other key employee of the Companies or any Subsidiary any increase in compensation, bonus or other benefits (other than increases in base salary in the ordinary course of business consistent with past practice or arising due to a promotion or other change in status and consistent with generally applicable compensation practices), (C) grant to any such current or former director, executive officer or other employee any increase in severance or termination pay, (D) amend, adopt or terminate any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee, or (E) amend, adopt or terminate any Benefit Plan, except as may be required to retain qualification of any such plan under Section 401(a) of the Code;

          (l) except pursuant to agreements or arrangements in effect on the date hereof or as otherwise contemplated by this Agreement which have been disclosed in Section 7.1 of the Companies' Disclosure Schedules, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or purchase any properties or assets, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or the immediate family members or associates of any of its officers or directors, other than payment of compensation at current salary, incentive compensation and bonuses and other than properly authorized business expenses in the ordinary course of business, in each case consistent with past practice;

          (m) permit any material insurance policy naming the Companies or any Subsidiary as a beneficiary or a loss payable payee to be canceled, diminished or terminated, or fail to obtain or maintain the insurance coverage specified on Schedule 7.1 attached hereto;

          (n) enter into or amend in a manner adverse to the Investors any new agreement which has a non-competition, geographical restriction or similar covenant; or

          (o) authorize, or commit or agree to take, any of the foregoing actions.

     Section 7.2 Disclosure Documents; Stockholder Approvals.

     (a) Each of the Companies agrees that it will, in accordance with applicable law and its charter and bylaws:

          (i) promptly file with the SEC confidential (to the extent required to be so filed and permitted by law), preliminary copies of the disclosure documents to be sent to security holders in connection with the transactions contemplated by this Agreement (the "Disclosure Documents") and use its reasonable efforts to obtain the clearance by the SEC of those Disclosure Documents requiring clearance by the SEC as promptly as practicable thereafter;

          (ii) promptly and duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Prison Realty Stockholder Approval, CCA Stockholder Approval, Service Company A Stockholder Approval or Service Company B Stockholder Approval, as applicable (each, a "Stockholders' Meeting");

          (iii) except to the extent such Board of Directors determines in good faith, after consultation with outside counsel and after taking into account any modifications as contemplated by Section 7.2(c) hereof, that contrary action is required by such Board of Directors' fiduciary duties under applicable law, recommend the Prison Realty Stockholder Approval in the case of Prison Realty, the CCA Stockholder Approval in the case of CCA, the

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     Service Company A Stockholder Approval in the case of Service Company A, and the Service Company B Stockholder Approval in the case of Service Company B and include in the Disclosure Documents such recommendations and the written opinion of the financial advisors that the terms of the Investment and the transactions consummated in connection therewith are fair, from a financial point of view, to Prison Realty and the stockholders of Prison Realty, cause the Combination (including the New Prison Realty Charter and the New Prison Realty Bylaws) to become effective and take all lawful action to solicit such approvals and acceptances; and

          (iv) as promptly as practicable following the clearance by the SEC of the Disclosure Documents requiring such clearance cause the definitive Disclosure Documents to be mailed to its stockholders.

     (b) Each of the Companies agrees that it shall use its reasonable best efforts to ensure that the Disclosure Documents (including without limitation any SEC Reports incorporated by reference therein) shall comply with all applicable federal or other securities laws, except that the Companies shall have no obligation as to information provided by the Investors.

     (c) The filing with the SEC, or the transmission to any of the Companies' security holders, of any Disclosure Document, or any amendment thereof, relating to the transactions contemplated by this Agreement shall be subject to the prior approval of the Investors and their counsel, which approval shall not be unreasonably withheld or delayed.

     Section 7.3 Payment of Expenses; Fees.

     (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, except in the instance where such is caused by the breach of this Agreement by the Investors, each of the Companies hereby agrees, jointly and severally, (i) to pay all costs and expenses incident to the performance of the obligations of the Companies hereunder, including those in connection with (A) the issuance, transfer and delivery of the Shares, the Warrants or the shares of Prison Realty Common Stock issuable upon conversion or exercise thereof to the Investors, including any transfer or similar taxes payable with respect thereto, (B) the qualification of the Shares, the Warrants or the shares of Prison Realty Common Stock issuable upon conversion or exercise thereof under state or foreign securities or Blue Sky laws, (C) the cost of printing the certificates for the Shares, the Warrants or the shares of Prison Realty Common Stock issuable upon conversion or exercise thereof, (D) the costs and charges of any transfer agent, registrar, trustee or fiscal paying agent, (E) the costs associated with the Combination, and (F) the costs associated with the Rights Offering and (ii) to promptly pay, upon the request of the Investors at the earlier of the Initial Closing or the termination of this Agreement, all out-of-pocket costs and expenses (giving credit for such payments made to the Investors prior to the date hereof or through the Initial Closing Date), including fees and expenses of advisors, accountants, attorneys, consultants and other parties whom the Investors have engaged to assist them in connection with a possible investment in the Companies, incurred by the Investors in connection with the evaluation, negotiation and consummation of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby.

     (b) Without limiting the foregoing and whether the Initial Closing is consummated or not, the Companies shall pay to the persons and in the respective proportions set forth on Schedule 7.3(b) hereof an aggregate transaction fee of $15.7 million (the "Transaction Fee") payable on the earlier to occur of: (i) the date of issuance of the Initial Shares and the Warrants; (ii) four (4) months following the date hereof; or (iii) the completion by the Companies of any financing intended as an alternative to the Investors' purchase of the Initial Shares (an "Alternative Financing"); provided, however, that the Investors shall have the right at their sole discretion to approve the terms and

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conditions of any Alternative Financing unless the Alternative Financing shall be in lieu of the Investors' purchase of the Initial Shares and the Warrants. On the date hereof, Prison Realty shall pay to the persons and in the respective proportions set forth on Schedule 7.3(b) hereof the sum of $1.75 million as an advance against reimbursable expenses. To the extent that actual documented reimbursable expenses are less than $1.75 million, such excess amount shall be credited against the amount of the Transaction Fee.

     (c) Without limiting the foregoing and only if the Initial Closing is consummated, Prison Realty shall pay to the persons and in the respective proportions set forth on Schedule 7.3(b) hereof an annual monitoring fee of $1.5 million (individually, a "Monitoring Fee," and collectively, "Monitoring Fees") to be paid in quarterly installments until such time as a permanent management team, to be comprised of a Chief Executive Officer and Chief Financial Officer, has been approved by the Board of Directors of the Company and has been installed by Prison Realty, at which time no further Monitoring Fees will be due and owing; provided, however, that if such a management team is installed prior to the first anniversary date of this Agreement, Prison Realty shall pay to the persons and in the respective proportions set forth on Schedule 7.3(b) hereof Monitoring Fees through the first anniversary date of this Agreement pursuant to the terms and conditions hereof.

     (d) Each of the following obligations is independent of and not limited in any way by the Companies' obligations in respect of any of the other following obligations: (i) the payment obligations under Section 7.3(a), 7.3(b) and 7.3(c) herein; (ii) the separate fee that may become payable pursuant to Section 7.6(d) herein; and the Companies' indemnification obligations under Section 11.2 and any adjustment to the conversion price of the Shares pursuant to the Prison Realty Articles Supplementary.

     Section 7.4 Availability of Prison Realty Common Stock. Prison Realty shall at all times reserve and keep available out of its authorized but unissued common stock, for the purpose of effecting the conversion of the Shares and the exercise of the Warrants, the full number of shares of Prison Realty Common Stock then issuable upon the conversion of the Shares and the exercise of the Warrants. Prison Realty will, from time to time, in accordance with the laws of the State of Maryland and the provisions of its charter then in effect increase the authorized amount of Prison Realty Common Stock if at any time the number of shares of Prison Realty Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of the Initial Shares and the exercise of the Warrants.

     Section 7.5 Reporting. Prison Realty shall, so long as the Shares, shares of Prison Realty Common Stock issuable upon conversion thereof, or Warrant Shares, are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, file reports and other information with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act").

     Section 7.6 No Solicitation of Competing Transactions.

     (a) Except as expressly permitted in writing by the Investors, none of the Companies shall authorize or permit any of their Subsidiaries or any of the Companies' or the Subsidiaries' directors, officers, employees, representatives, agents and advisors (including any investment banker, financial advisor, attorney, accountant or other representative retained by any of them), directly or indirectly to, (i) solicit, initiate, encourage (including by way of furnishing nonpublic information), respond to (other than by bare statement, without any further detail or explanation, that they are not permitted to respond), or take any other action designed to facilitate, any inquiries or the making of any proposal with respect to any merger, consolidation, transfer of substantial assets, sale or exchange of

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shares or similar transaction (collectively, a "Competing Transaction"), (ii)
participate in any substantive discussions or negotiations regarding any Competing Transaction or (iii) enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Competing Transaction. Upon execution of this Agreement, each of the Companies and the Subsidiaries shall immediately cease any existing activities, discussions or negotiations with any parties heretofore conducted with respect to any of the foregoing. Notwithstanding the foregoing, none of the Companies will be precluded from providing information to, or discussing, negotiating and executing agreements with, any person or entity that makes a written proposal pursuant to which such other person or entity would (i) make a significant equity investment in one or more of the Companies, (ii) acquire all or a substantial portion of the assets of one or more the Companies or (iii) acquire one or more of the Companies, if and to the extent that its Board of Directors reasonably determines in good faith (after consultation with outside counsel) that they are required to authorize such actions by their fiduciary duties.

     (b) Each of the Companies shall promptly (but in any event within 24 hours) advise the Investors in writing of any inquiries, discussions, negotiations, proposals or requests for information received on or after the date of this Agreement relating to any Competing Transaction, the material terms and conditions thereof and the identity of the person making such request or Competing Transaction. Each of the Companies shall promptly advise the Investors of any development relating to any inquiries, discussions, negotiations, proposals or requests for information relating to a Competing Transaction, whether the original inquiries, discussions, negotiations, proposals or requests for information occurred before, on or after the date of this Agreement.

     (c) The Investors shall have the right to match the material terms and conditions of any Competing Transaction within five (5) business days after receiving notice in writing from the Companies of such Competing Transaction. If the Investors give notice of their intention to match such Competing Transaction, the Companies shall promptly amend this Agreement to reflect the revised terms and shall cease discussions with the other third party in accordance with the provisions of Section 7.6(a) herein.

     (d) If, prior to the Initial Closing or during the one-year period following any termination of this Agreement, either of the Companies or any Subsidiary enters into any other agreement or agreements with a third party (a "Third Party"), without the prior written consent of the Investors, providing for the issuance of equity or other securities convertible into or exchangeable or exercisable for equity, in one or a series of transactions, with aggregate net proceeds of at least $100 million or providing for or contemplating any merger, consolidation, transfer or substantial assets, any tender or exchange offer to acquire securities of the Companies or similar transaction involving the Companies (a "Third Party Agreement"), and the Companies shall not have consummated the transactions contemplated hereby other than solely by reason of the Investors being unwilling to proceed with the Initial Closing notwithstanding that the conditions to their obligations set forth in Article V have been satisfied, the Companies jointly and severally agree to pay to the persons and in the respective proportions set forth on Schedule 7.3(b), in addition to any amounts otherwise provided hereunder, an aggregate amount (the "Breakup Fee") in cash equal to $7.5 million if the Companies or any Subsidiary enter into any Third Party Agreement within five (5) business days after the entry into the Third Party Agreement. The Breakup Fee shall be paid as liquidated damages to the various Investors in accordance with their respective Investor percentages. The Companies agree that (i) actual damages relating to the foregoing are impossible to determine with certainty and (ii) such sum is a reasonable estimate of the Investors' damages (and shall be deemed when paid, together with the payment of the fees contemplated by the Commitment Letter and the reimbursement of expenses pursuant to Section 7.3 herein, to have fully reimbursed the Investors for all such damages) arising from lost opportunities, executive time and other causes.

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

     Section 7.7 No General Solicitation. None of the Companies, their affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on their behalf will offer to sell, sell or solicit any offer to buy the Initial Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act that would require the registration of the Initial Shares under the Securities Act unless the Initial Shares are so registered.

     Section 7.8 Access to Information. Each of the Companies shall, and shall cause their Subsidiaries to, afford to each Investor and to the officers, employees, accountants, counsel, financial advisors and other representatives of such Investor, reasonable access during normal business hours from the date hereof until and after the Initial Closing to all the properties, books, contracts, commitments, personnel, reports and records of or relating to the Companies or the Subsidiaries, and each of the Companies shall, and shall cause their Subsidiaries to, furnish promptly to the Investors, any financing source identified by the Investors in connection with the transactions contemplated hereby and to any other person that the Investor may reasonably request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, (ii) such operating reports, financial reporting packages and other operational and/or financial information sent to management or the Board of Directors of the Companies or to the banks with whom the Companies and the Subsidiaries maintain credit facilities or lines of credit and (iii) all other information concerning its business, properties and personnel as the Investors may reasonably request.

     Section 7.9 HSR Approval. Each of the Companies shall cooperate with each Investor in obtaining as soon as practicable all necessary governmental consents and approvals, including without limitation, termination or expiration of the waiting period under the HSR Act.

     Section 7.10 Preemptive Rights.

     (a) The Investors shall, until the fifth (5th) anniversary of the Initial Closing Date, for so long as the Investors own any Shares, Warrants or Warrant Shares, have the right to purchase additional shares of Prison Realty's Common Stock, or securities convertible into or exchangeable for such common stock (including without limitation, warrants, options or convertible stock or debt) in any issuance of securities by Prison Realty other than issuances of securities described in Section 7.10 (c) hereof in a pro-rata amount and on the same terms and conditions as are called for by each future issuance (or as nearly as may be practicable in the event the Investors cannot comply with such terms and conditions). For the purposes of this Section 7.10, the term "pro-rata amount" shall mean such amount as will allow each Investor to maintain its then existing percentage ownership of Prison Realty's Common Stock on a fully converted basis (including its fully diluted ownership resulting from ownership of the Shares and the Warrants).

     (b) In connection with this preemptive right, Prison Realty shall provide written notice to each Investor within fifteen (15) business days following the end of each fiscal quarter of Prison Realty of all issuances by Prison Realty giving rise to preemptive rights during such fiscal quarter. The Investors shall then provide written notice to Prison Realty of the extent to which they are exercising their preemptive rights and close any transaction relating to the exercise of preemptive rights hereunder on or before the twentieth (20th) business day following receipt of such notice by Prison Realty. Any preemptive right not exercised by the end of such period will expire, lapse and be of no effect.

     (c) This Section 7.10 shall not apply to (w) securities issued to persons who are directors or employees of Prison Realty pursuant to any benefit plan,
(x) securities issued by Prison Realty upon

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

the conversion of convertible debt issued by Prison Realty as of the Initial Closing Date, (y) securities issued as consideration for a "business combination" by Prison Realty, so long as such consideration has a fair market value of less than $50 million and such shares are issued at fair market value, or (z) the issuance and sale of securities in the Rights Offering or issued upon the conversion or exercise of such securities. For the purposes of this Section 7.10, the term "business combination" shall mean any cash, tender or exchange offer, merger, consolidation or other business combination, sale of assets or any combination of the foregoing transactions.

     Section 7.11 Registration Rights Agreement. At or prior to the Initial Closing, Prison Realty shall enter into a Registration Rights Agreement for the benefit of the Investors in the form of Exhibit G attached hereto.

     Section 7.12 Corporate Governance. Immediately prior to the Initial Closing, Prison Realty shall use its best efforts to obtain the resignations of the directors listed on Schedule 7.12 hereto. Immediately after the Initial Closing, the Board of Directors of Prison Realty shall consist of not more than ten (10) persons which shall include Thomas W. Beasley, Jean Pierre Cuny, Joseph
V. Russell and one additional director designated from Prison Realty's existing Board of Directors, four (4) persons designated by the Investors, who shall be Series B Preferred Stock Directors as defined in the Prison Realty Series B Articles Supplementary, and two (2) Independent Directors (as such term is defined in the New Prison Realty Charter) designated by the mutual agreement of the Investors and Prison Realty's existing Board of Directors. In connection with the foregoing, immediately after the Initial Closing, (i) two (2) members of Prison Realty's then existing senior management shall have the right to attend and be heard at all meetings of the Prison Realty Board of Directors and to receive all information provided to the Prison Realty Board of Directors, with such members being selected by the Chief Executive Officer of Prison Realty and subject to the reasonable approval of the Investors, and (ii) up to two (2) representatives of the Investors shall have the right to attend and be heard at all meetings of the Prison Realty Board of Directors and to receive all information provided to the Prison Realty Board of Directors, with such representatives being selected by the Investors and agreed to by Prison Realty's existing Board of Directors.

     Section 7.13 Delivery of Documents. The Companies shall promptly deliver to the Investors copies of all filings by the Companies with the SEC or with any other State or Federal authorities.

     Section 7.14 Review of Audit. The Companies shall permit the accounting representative of the Investors to review the audit (including the appropriate review of company and auditor work papers) of the Companies' financial statements for the year ending December 31, 1999.

     Section 7.15 Rights Offering. Concurrently with the Prison Realty Stockholder Approval, Prison Realty shall conduct a single rights offering (the "Rights Offering") in which the holders of Prison Realty Common Stock (the "Eligible Holders") on the record date for the Rights Offering (the "Rights Offering Record Date") will be eligible to participate; provided, however, that the Rights Offering Record Date shall be established and announced in accordance with the applicable provisions of Rule 10b-17 promulgated under the Exchange Act and the applicable rules of the NYSE. The Rights Offering shall be consummated on the Initial Closing Date. In the Rights Offering, the Eligible Holders will be offered non-transferable rights to purchase for cash up to $75.0 million in Rights Offering Units, with each unit consisting of a pro-rata portion of the Rights Offering Shares and Rights Offering Warrants, with an issuance date on the date of the consummation of the closing of the Rights Offering. The rights to purchase Rights Offering Units shall be allocated among the Eligible Holders pro-rata based on the respective number of shares of Prison Realty Common Stock held by such Eligible Holders on the Rights Offering Record Date (rounded down in the case of fractional shares to the nearest whole number of shares) and, in the event that not all Eligible Holders exercise their right to purchase in full, Eligible Holders who exercise their right to purchase

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

in full shall be entitled to subscribe for up to an additional five times (5x) the number of Rights Offering Units that the Eligible Holder was initially entitled to subscribe for, provided that all Rights Offering Units not originally subscribed for shall be pro-rated in accordance with all such additional requests. The Rights Offering will provide that any exercise thereof is irrevocable. In the event that Eligible Holders subscribe for less than $10.0 million in Rights Offering Units, Prison Realty shall terminate the Rights Offering without issuing any Rights Offering Shares or Rights Offering Warrants and the Investors shall purchase the full number of Initial Shares and Initial Warrants. In such event, all rights will expire without value and all subscription payments received by Prison Realty or its agent will be returned promptly, without interest.

     Prison Realty will use its reasonable best efforts to ensure that (i) the Rights Offering will be conducted in compliance with all applicable securities laws, (ii) that the Rights Offering Shares and the shares of Prison Realty Common Stock to be issued upon the exercise of the Rights Offering Warrants will be subject to a registration statement which shall have been declared effective by the SEC, and no stop order suspending the effectiveness of the registration shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC, and (iii) the Rights Offering Shares and the shares of Prison Realty Common Stock to be issued upon the exercise of the Rights Offering Warrants, shall be listed on the NYSE, the NASDAQ National Market System or other national securities exchange, subject to satisfying the eligibility requirements thereof.

     Section 7.16. Investor Compliance With Regulatory Requirements. To the extent that an Investor or its assignee or transferee is required under applicable law or regulation (including, but not limited to, the Bank Holding Company Act of 1956, as amended, and as it may be further amended (the "BHCA")) to modify the terms of the Shares or Warrants (including, any Articles Supplementary with respect thereto), or to defer until such Investor qualifies as a "financial holding company" under the BHCA, the receipt of certain rights and privileges associated with the Shares or Warrants including the right to influence the management or policies of the Company in order to conform to the requirements of such law or regulation, Prison Realty will cooperate with the Investor to take such steps as may be reasonably necessary to conform the investment represented by the Shares and Warrants (including any Articles Supplementary with respect thereto) held by that Investor to the Requirements of such law or regulation; provided, however, that Prison Realty shall not be required to make any material changes to the economic terms of the Shares or the Warrants and/or to enable such Investor, after it qualifies as a "financial holding company" under the BHCA, to exercise to the maximum extent then permissible under the BHCA, the rights and privileges associated with the Shares and Warrants.

     Section 7.17. Notification of Certain Matters. The Companies shall, from time to time prior to the Initial Closing, promptly supplement or amend the Schedules hereto both to correct any inaccuracy in such Schedules when delivered and to reflect any development which, if existing at the date of this Agreement, would have been required to be set forth in the Schedules or which has rendered inaccurate the information contained in such Schedules (each notice furnishing such information being called a "Company Disclosure Supplement"), and at least five (5) business days prior to the Initial Closing the Companies will deliver to the Investors a final Company Disclosure Supplement consisting of a complete update of the Schedules hereto (the "Closing Disclosure Supplement").

     Section 7.18. Name Change. The Companies shall take all necessary and appropriate steps in order to change the name of Prison Realty to Corrections Corporation of America upon the completion of the Combination.

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                                  ARTICLE VIII

                           COVENANTS OF THE INVESTORS

     Section 8.1 Certain Restrictions.

     (a) Each of the Investors, severally but not jointly, covenants with the Companies that, for a period commencing on the Initial Closing Date and continuing through the third (3rd) anniversary of the Initial Closing, such Investors will not, directly or indirectly, through one or more intermediaries or otherwise, purchase, acquire, own or hold shares of Prison Realty Common Stock or any securities which are convertible into or exchangeable or exercisable for Prison Realty Common Stock that would cause the Investors, in the aggregate, to own or have the right to acquire more than forty-five percent (45%) of Prison Realty's Common Stock on a fully-diluted basis (including the Initial Shares, the Standby Commitment Shares and Warrant Shares issued or to be issued pursuant to the terms of this Agreement), unless such shares or securities were purchased or acquired in a purchase or acquisition which (i) is made directly from Prison Realty in a transaction which is approved in advance by vote of a majority of its Board of Directors, or from another Investor, including purchases made pursuant to each Investor's obligation with respect to the Standby Commitment Shares, (ii) is a dividend on the Shares, the Warrant Shares or the shares of Prison Realty Common Stock obtained upon conversion of the Shares, or (iii) is made by one or more affiliates of any Investor over whom such Investor does not control investment or voting decisions and such Investor does not hold over fifty percent (50%) of the outstanding voting power of such affiliate; provided, however, that notwithstanding anything to the contrary contained herein, the foregoing restriction shall not be deemed to be violated or applicable if the numbers of shares of Prison Realty Common Stock or securities which are convertible into or exchangeable or exercisable for Prison Realty Common Stock beneficially owned directly or indirectly through one or more intermediaries or otherwise, in the aggregate, by the Investors is increased solely as a result of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of Prison Realty, or any other action taken solely by Prison Realty. Notwithstanding the foregoing, (x) any Investor, or its affiliate, may, to the extent not prohibited by law, acquire shares of publicly-traded Prison Realty Common Stock or other securities in the ordinary course of their regular market-making activities, if any, or engage in business as an investor advisor or broker-dealer, for the account of their customers, and (y) any individual who is an employee, partner or stockholder of any of the Investors may purchase shares of Prison Realty Common Stock for his or her individual account (held for investment purposes), provided that at no time shall any such individual acquire beneficial ownership in excess of 10,000 shares of Prison Realty Common Stock, including shares of Prison Realty Common Stock issuable upon conversion, exchange or exercise of securities which are convertible into or exchangeable or exercisable for shares of Prison Realty Common Stock (subject to equitable adjustment in the event of a stock split or reclassification of the Prison Realty Common Stock), exclusive of shares which may otherwise be acquired consistent with this Section 8.1.

     (b) Each of the Investors, severally but not jointly, covenants with the Companies that such Investor will not make any public announcement (except as required by law in respect of actions permitted hereby) or proposal or offer whatsoever (including, but not limited to, any "solicitation" of "proxies" as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, (x) any form of business combination or similar or other extraordinary transaction involving the Companies or any affiliate thereof, including, without limitation, a merger, tender or exchange offer or liquidation of the Companies' assets, or (y) any form of restructuring, recapitalization or similar transaction with respect to the Companies or any affiliate thereof.

     (c) Within five (5) business days following a written request therefor by Prison Realty, each Investor shall notify Prison Realty in writing of the number of shares of each class or series of capital

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

stock of Prison Realty beneficially owned by such Investor, as well as in each case the nature of such beneficial ownership.

     Section 8.2 HSR Approval. The Investors shall cooperate with each of the Companies in obtaining as soon as practicable all necessary governmental consents and approvals, including without limitation, termination or expiration of the waiting period under the HSR Act.

     Section 8.3 Quorum. Each of the Investors covenants that, for so long as the Investors beneficially own a sufficient number of shares of Prison Realty Series B Preferred Stock, or shares of Prison Realty Common Stock upon their conversion, to have the right to designate any directors to the Board of Directors of Prison Realty, such Investor will be present in person or represented by proxy with respect to all securities of Prison Realty beneficially owned by such Investor at any duly called meeting of the stockholders of Prison Realty for the purpose of constituting a quorum for the transaction of business.

     Section 8.4 Transfers. The Investors covenant with Prison Realty that for a period of eighteen (18) months following the Initial Closing Date, the Investors will not, individually or in the aggregate, transfer more than forty-nine percent (49%) of the Shares or the right to receive more than forty-nine percent (49%) of the Shares, or more than forty-nine percent (49%) of the Shares to any third-party, provided that any transfer is made pursuant to the provisions of Section 9.2 herein; provided however, that this provision shall not restrict transfers between or among the Investors set forth on
Schedule 1.1 hereof, or their respective affiliates.

     Section 8.5 No Voting Agreements. The Investors covenant with the Companies that, for so long as the Investors beneficially own a sufficient number of shares of Prison Realty Series B Preferred Stock, or shares of Prison Realty Common Stock upon their conversion, to have the right to designate any directors to the Board of Directors of Prison Realty, the Investors will not enter into any voting agreement relating to the Shares, except as disclosed in the Investor's Disclosure Schedule.

     Section 8.6 Compliance with Organizational and Governing Documents Each Investor agrees, severally but not jointly, to comply with the provisions of, and to perform their obligations set forth in the New Prison Realty Charter and the Prison Realty Series B Articles Supplementary, and any amendments thereto, setting forth the terms of the Shares and the Warrant Shares.

     Section 8.7 Confidentiality. During the period from the date of this Agreement through and including the Closing Dates, each of the Investors covenants with the Companies that any of the information furnished or otherwise obtained, directly or indirectly, by such Investor, its directors, officers, partners, employees, agents or representatives including, without limitation, attorneys, accountants, partners, experts and consultants (collectively, the "Representatives") and all reports, analysis, compilations, data, studies or other documents prepared by such Investor or its Representatives containing or based, in whole or in part, on any such furnished information (collectively, the "Information") will be kept strictly confidential and will not, without the prior written consent of the Companies, be disclosed to any other individual, corporation, partnership, joint venture, trust or association in any manner whatsoever, in whole or in part, and will only be used for or in connection with the Combination and the purchase and sale of Initial Shares and Warrants described herein; provided that if any Investor determines, based on the advice of counsel, that it is legally obligated to release the Information, such Investor may release only such portion of the Information as it is legally required to disclose after notice to and consultation with the Companies.

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                                   ARTICLE IX

                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

     Section 9.1 Restrictive Legend. Each certificate representing (a) the Shares, (b) the shares of Prison Realty Common Stock issuable upon conversion of any Shares, (c) the Warrant Shares, and (d) any other securities issued in respect of the Shares, the shares of Prison Realty Common Stock issued upon conversion of any Shares or the Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (each of the foregoing securities in clauses (a) through (d) being referred to herein as "Restricted Securities"), shall (unless otherwise permitted by the provisions of
Section 9.2) contain a legend substantially in the following form (in addition to any legend required under any applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNTIL THE SAME HAVE BEEN REGISTERED UNDER SAID ACT OR LAWS OR UNTIL THE COMPANY HAS RECEIVED AN OPINION OF LEGAL COUNSEL SATISFACTORY TO IT THAT SUCH SHARES MAY LEGALLY BE SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION. COPIES OF THE AGREEMENTS COVERING THE PURCHASE, TRANSFER AND REGISTRATION OF THESE SHARES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

     Prison Realty will promptly, upon request, remove any such legend when no longer required by the terms of this Agreement or by applicable law.

     Section 9.2 Notice of Proposed Transfers. Subject to the restrictions contained in Sections 8.4 and 9.1 herein, prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, each Investor shall give written notice to Prison Realty of its intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either (a) a written opinion of legal counsel (who shall be reasonably satisfactory to Prison Realty) addressed to Prison Realty and reasonably satisfactory to Prison Realty to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (b) a "no action" letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon, in each case, such Investor shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such Investor to Prison Realty. Unless there is in effect a registration statement under the Securities Act covering the proposed transfer, each certificate to be issued to evidence the Restricted Securities transferred as herein provided shall bear the appropriate restrictive legend set forth in
Section 9.1 except that such certificate shall not bear such restrictive legend if, (i) in the opinion of counsel for such Investor, such legend is not required in order to establish compliance with any provisions of the Securities Act, (ii) a period of at least one year has elapsed since the later of the date the Restricted Securities were acquired from Prison Realty or from an affiliate of Prison Realty, and such Investor represents to Prison Realty that it is not an affiliate of Prison Realty and has not been an affiliate during the preceding three months and shall not become an affiliate of Prison Realty without resubmitting the Restricted Securities for reimposition of the legend, or (iii) the Restricted Securities have been sold pursuant to Rule 144(k) under the Securities Act and the certificate is accompanied by a representation by the Investor that it is not an affiliate of Prison Realty, has not been an affiliate

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

during the three-month period prior to the sale and has held the Restricted Securities for more than two years.

                                   ARTICLE X

                                  TERMINATION

     Section 10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Initial Closing Date or any subsequent Standby Commitment Closing Date notwithstanding the fact that: (i) shareholder votes may have been received with respect to the Combination or the issuance of the Initial Shares hereunder; or
(ii) any other requisite authorization and approval of the transactions contemplated hereby shall have been received (provided that any such termination shall not relieve any party from liability for a breach of any provision hereof prior to such termination):

          (a) by the mutual written consent of the Investors and the Companies;

          (b) by the Investors or any of the Companies if either: (i) the Initial Closing has not occurred on or before June 30, 2000 and this Agreement has not previously been terminated; provided, that the right to terminate the Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Initial Closing to occur on or before such date; or (ii) there shall be any law that makes consummation of the purchase of the Shares and Warrants hereunder illegal or otherwise prohibited or if any court of competent jurisdiction or governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the purchase of the Shares and Warrants hereunder and such order, decree, ruling or other action shall have become final and non-appealable;

          (c) by the Investors or any of the Companies if, (i) at Prison Realty's Stockholders' Meeting, Prison Realty Stockholder Approval is not obtained, (ii) at CCA's Stockholders' Meeting, CCA Stockholder Approval is not obtained, (iii) at Service Company A's Stockholders' Meeting, Service Company A Stockholder Approval is not obtained, or (iv) at Service Company B's Stockholders' Meeting, Service Company B Stockholder Approval is not obtained;

          (d) by the Investors, if the Board of Directors of the Companies (i) withdraws, modifies or changes its recommendation of this Agreement in a manner adverse to the Investors or shall have formally resolved to do so or
     (ii) enters into, recommends or shall have formally resolved to recommend a proposal involving a Third Party Agreement;

          (e) by the Companies or the Investors if the Board of Directors of any of the Companies determine to recommend or enter into a Third-Party Agreement;

          (f) by the Companies, in the event of a material breach by the Investors of any representation, warranty or agreement contained herein which has not been cured or is not curable within thirty (30) days of the Companies providing notice of such breach to the Investors; or

          (g) by the Investors, in the event of a material breach by the Companies or any Subsidiary of any representation, warranty or agreement contained herein (other than a breach which does not cause a Material Adverse Effect) which has not been cured or is not curable within thirty
     (30) days of the Investors providing notice thereof.

     In the event that this Agreement shall be terminated pursuant to this
Article X, all further obligations of the parties under this Agreement, other than the obligations set forth in Section 7.3, Section 7.6(c) and Article XII, shall be terminated without further liability of any party to any other party, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                                   ARTICLE XI

                                INDEMNIFICATION

     Section 11.1 Survival of Representations and Warranties. All representations and warranties of the Companies and the Investors contained herein, including the Companies Disclosure Schedule, or any certificate or instrument delivered in connection herewith at or prior to the Initial Closing shall survive the Initial Closing until, through and including the 90th day following the filing by Prison Realty of a Form 10-K containing the audited consolidated financial statements of Prison Realty, as itself and as the survivor or parent of CCA, Service Company A and Service Company B, for the fiscal year ending December 31, 2000 (the "Cut-off Date"); provided, however, that (a) the representations and warranties set forth in Sections 3.A.2, 3.B.2, 3.C.2 and 3.D.2 and Sections 3.01(a), 3.03(a), 3.04(a) and 3.05(a) of the Merger Agreement shall survive indefinitely, and (b) the representations and warranties set forth in Section 3.A.7 and in Sections 3.01(j), 3.03(h), 3.04(h) and 3.05(h) in the Merger Agreement (as made applicable hereto by Section 3.A.1) shall survive until 90 days following the expiration of the applicable statute of limitations (giving effect to any extensions thereof). The parties' respective covenants and agreements set forth herein shall survive indefinitely unless otherwise set forth therein or herein (except for those set forth in Sections 7.1, 7.2, 7.3, 7.6, 7.8, 7.9, 7.11, 7.12, 7.14, 7.15 and 7.18, each of which will survive until the Cut-off Date). The Initial Closing shall not be deemed in any way to constitute a waiver by any party of any powers, rights or remedies it may have with respect to any obligations of the other parties hereunder, including without limitation with respect to any misrepresentation or breach of warranty known to such party at the time of the Initial Closing. No claim shall be made with respect to any representation, warranty, covenant or agreement after it ceases to survive except that in the event that any member of the Investor Indemnified Group (as defined below) (i) receives notice of or identifies any matter which provides a reasonable basis for a claim to indemnification hereunder within the applicable period provided in this Section 11.1, and (ii) provides notice to the Companies of the receipt of such notice or of the matter so identified, and such claim shall not have been finally resolved before the expiration of the applicable period referred to in this Section 11.1, any representation, warranty, covenant or agreement that is the basis for such claim shall continue to survive with respect to such claim and shall remain a basis for indemnity as to such claim until such claim is finally resolved.

     Section 11.2 Indemnification.

     (a) For purposes of this Agreement, "Losses" shall mean all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, diminution in value, costs (including costs of settlement) and expenses (net of insurance reimbursement actually received by the Companies after taking into account any related deductibles and premium increases and net of any tax benefit (such as additional deductions due to increased liability for interest) from the payment or from the related underlying liability with respect to which the payment is made), including without limitation interest, penalties and attorneys' fees and expenses, asserted against, resulting to, or imposed upon or incurred by the Companies or the Investor Indemnified Group, or any member thereof, directly or indirectly, by reason of, relative to, or resulting from any inaccuracy or any representation or warranty or any breach or violation of any covenant or agreement of the Companies or any Subsidiary contained in

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

the Transaction Documents or any certificate or other document delivered by the Companies in connection with the Initial Closing, including, without limitation, any claims relating to the Companies, the Subsidiaries or any properties (former or current) owned, leased or managed by any of the foregoing. Notwithstanding the foregoing, Losses relating to one or more inaccuracies of any representation or warranty (but not with respect to any breach of any covenant or agreement) which would give rise individually to a Loss of less than $100,000 shall be deemed not to be a Loss for which indemnification is required under this Section
11.2 (each such Loss a "De Minimis Exclusion").

     Without limiting the foregoing, Losses shall include, without limitation, payments made in connection with the defense, settlement or disposition of any suit, action, claim or proceeding commenced by a current or former stockholder of any of the Companies arising out of or related to any action or failure to act by the Companies or the Subsidiaries at or prior to the Initial Closing (including without limitation in connection with any registration rights, redemption rights or similar agreement), whether asserted before or after the Initial Closing.

     (b) Prior to the Initial Closing, the Companies severally but not jointly hereby agree, and subsequent to the Initial Closing, Prison Realty hereby agrees to indemnify, defend and hold harmless each Investor and its respective managers, members, officers, employees, affiliates and associates (the "Investor Indemnified Group") from and against any and all Losses (other than Losses covered in Section 11.2(c)) arising from its respective breach (but not a breach by the other); provided, however, that any indemnification in respect of breaches of representations and warranties shall be operative and effective only to the extent the amount of all Losses, in the aggregate, relating thereto, exceed $30 million (the "Trigger Amount"); provided, further, that indemnification in respect of Losses relating to breaches of covenants and agreements will not be subject to the Trigger Amount. Required indemnification payments by the Companies to the Investors under this Section 11.2(b) shall not exceed $150 million; provided, however, that this limitation on indemnification shall not apply to Losses arising out of fraud by or on behalf of the Companies.

     (c) To the extent that Prison Realty shall at any time or from time to time incur Losses arising out of or related to the litigation described in Section 8(b)(iv) of the Prison Realty Series B Articles Supplementary (the "Litigation") in excess of an aggregated amount of $50.0 million (the "Litigation Amount"), then the conversion price of the Shares and the exercise price of the Warrants then in effect shall each be reduced by $0.01 for every $1.0 million increment in excess of the Litigation Amount.

     (d) The Companies' obligations, prior to the Initial Closing, and Prison Realty's obligations subsequent to the Initial Closing, to make payments pursuant to this Section 11.2 shall be satisfied as an adjustment to the conversion price of the Initial Shares as provided in Section 8(b)(iii) of the Prison Realty Series B Articles Supplementary and the exercise price of the Warrants as provided in Section 7.1(g) of the Warrant.

     (e) The rights and remedies of the Investors with respect to the representations and warranties of the Companies, including without limitation the matters referred to in this Section 11.2, are limited to their rights under this Article XI, and the Investors shall have no independent or other right or remedies with respect thereto, including without limitation, the right of recision.

     Section 11.3 Terms of Indemnification. The obligations and liabilities of the Companies with respect to Claims by third parties will be subject to the following terms and conditions:

     (a) the Investors will give the Companies prompt notice of any Claims asserted against, resulting to, imposed upon or incurred by the Investors, directly or indirectly, and the Investors will have the right to employ one counsel of its choice in each applicable jurisdiction (if more than one jurisdiction is involved) to represent the Investor and the fees and expenses of such separate counsel, with respect to such Claim, shall be paid by the Company;

     (b) with respect to any Claim to which the Companies and the Investor are specifically named, the Companies on one hand and the Investors on the other will not without the prior written consent of the other (which shall not be unreasonably withheld) settle or compromise any Claim or consent to entry of any judgment relating to any such Claim; and

     (c) the Companies will provide the Investors reasonable access to all records and documents of the Companies relating to any Claim.

                                  ARTICLE XII

                                 MISCELLANEOUS

     Section 12.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF.

     Section 12.2 Jurisdiction; Forum; Service of Process; Waiver of Jury Trial. With respect to any suit, action or proceeding ("Proceeding") arising out of or relating to this agreement each of the Companies and the Investors hereby irrevocably:

          (a) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, the United States District Court for the District of Maryland, or any state court located in the State of Maryland, County of Baltimore (the "Selected Courts") and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise;

          (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Companies or the Investors at their respective addresses referred to in
     Schedule 1.1 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and

          (c) waives, to the fullest extent permitted by law, any right it may have to a trial by jury in any Proceeding.

     Section 12.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of law and permitted assigns of the parties hereto. No assignment of this Agreement may be made by any party at any time, whether or not by operation of law, without the other parties' prior written consent; provided, that any (i) transfer of Shares and Warrant Shares permitted hereunder (other than transfers between and among the Investors set forth in Schedule 1.1 hereof, or their respective affiliates) shall not entitle the transferee to the rights of the transferring Investor under this Agreement other than the registration rights pursuant to the Registration Rights Agreement and (ii) any Investor shall be permitted to assign its rights and obligations under this Agreement to another Investor or any of their respective affiliates, in each case without the consent of any other party hereto.

     Section 12.4 Entire Agreement; Amendment. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes all prior agreements relating to the subject matter hereof including without limitation the Confidentiality Agreement executed among the Companies and certain affiliates of the Investors. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Companies and by the Investors.

     Section 12.5 Notices, Etc. All notices and other communications provided for or permitted hereunder shall be made in writing and delivered by hand delivery, facsimile, or any courier guaranteeing overnight delivery (i) if to the Investors, at the most current address given by the Investor to the Companies by means of a notice given in accordance with the provisions of this
Section 12.5, which address initially is, with respect to the Investors as of the date hereof, the address set forth next to each Investor's name in Schedule
1.1 hereof, with copies to J. Gregory Milmoe, Esq., facsimile number (212) 735-2000; Wilson S. Neely, Esq., facsimile number (212) 455-2502; and Peter T. Healy, Esq., facsimile number (415) 984-8701, and (ii) if to the Companies, at 10 Burton Hills Boulevard, Nashville, Tennessee 37215, facsimile number (615) 263-3010, Attention: Chairman of the Board of Directors, with a copy to Joseph
V. Russell, Chairman of the Independent Committee of Prison Realty, facsimile number (615) 872-2322, and Stokes & Bartholomew, P.A., facsimile number (615) 259-1470, Attention: Elizabeth E. Moore, Esq. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when receipt is confirmed, if delivered by facsimile; and on the next business day, if timely delivered to a courier guaranteeing overnight delivery.

     Section 12.6 Certain Definitions. As used herein, the following terms shall have the meanings set forth below:

     (a) "affiliate" and "associate" shall have the meanings ascribed to them in Rule 12b-2 promulgated under the Exchange Act;

     (b) "beneficial ownership" shall have the meaning as such term is used in Rule 13d-3 promulgated under the Exchange Act;

     (c) "knowledge" of a party hereto shall mean the knowledge of any director or executive officer after due inquiry;

     (d) "Material Adverse Effect" or "Material Adverse Change" shall mean, when used in connection with any of the Companies, any change, effect, event, occurrence or development that is, or is reasonably likely to be, materially adverse to the business, results or operations or financial condition of the Companies and their subsidiaries, taken as a whole, other than any change, effect, event or occurrence relating to or arising out of (a) the economy or securities markets in general, or (b) this Agreement or the transactions contemplated hereby or the announcement thereof , including, but not limited to, changes in methods of accounting with respect to the financial statements of the Companies permitted by Section 5.2(e) of this Agreement; and

     (e) "Subsidiary" of any of the parties means those entities listed on
Section 13.7(e) of its respective Disclosure Schedule.

     Section 12.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Companies or the Investors upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of the Companies or the Investors nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Companies or the Investors of any breach or default under this Agreement, or any waiver on

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

the part of any such party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Companies or the Investors shall be cumulative and not alternative.

     Section 12.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by only one of the parties hereto, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

     Section 12.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provisions; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     Section 12.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     Section 12.11 No Public Announcement. None of the Companies, the Subsidiaries or the Investors shall make any press release, public announcement or filing with any Governmental Entity concerning the transactions contemplated by the Transaction Documents, except as and to the extent that any such party shall be obligated to make any such disclosure by this Agreement, by law or by the rules of the NYSE, and then only after consultation with the other regarding the basis of such obligation and the content of such press release, public announcement or filing or as the parties shall mutually agree. The parties agree that the initial press release to be issued with respect to the transactions contemplated by the Transaction Documents shall be in the form heretofore agreed to by the parties.

     Section 12.12 Further Actions; Reasonable Efforts.

     (a) Upon the terms and subject to the conditions hereof, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Transaction Documents, including without limitation (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental or regulatory entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging any of the Transaction Documents or the consummation of the transactions contemplated thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity or any Restraint vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Transaction Documents; provided that, in connection with the foregoing, the Companies and the Subsidiaries shall reimburse the Investors for any costs and expenses incurred by them in connection with the foregoing, other than costs and expenses incurred by them with respect to any filings required to be made by them under the HSR Act as the result of their purchase of the Shares.

     (b) In connection with and without limiting the foregoing, the parties shall use reasonable efforts (i) to take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Transaction Documents or any of the other transactions contemplated hereby or thereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Transaction Documents or any other transaction contemplated thereby, to take all action necessary to ensure that the transactions contemplated by the Transaction Documents may be consummated as promptly as practicable on the terms contemplated thereby and otherwise to minimize the effect of such statute or regulation on the transactions contemplated by the Transaction Documents.

     Section 12.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.

                          [SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF, each of the undersigned has caused the foregoing Agreement to be executed as of the date first above written.

                                          COMPANIES:

                                          PRISON REALTY TRUST, INC.

                                          By:     /s/ DOCTOR R. CRANTS
                                            ------------------------------------
                                              Name: Doctor R. Crants
                                              Title: Chief Executive Officer

                                          CORRECTIONS CORPORATION OF AMERICA

                                          By:   /s/ DARRELL K. MASSENGALE
                                            ------------------------------------
                                              Name: Darrell K. Massengale
                                              Title: CFO and Secretary

                                          PRISON MANAGEMENT SERVICES, INC.

                                          By:   /s/ DARRELL K. MASSENGALE
                                            ------------------------------------
                                              Name: Darrell K. Massengale
                                              Title: President and CEO

                                          JUVENILE AND JAIL FACILITY
                                          MANAGEMENT SERVICES, INC.

                                          By:   /s/ DARRELL K. MASSENGALE
                                            ------------------------------------
                                              Name: Darrell K. Massengale
                                              Title: President and CEO

                                          PRISON ACQUISITION COMPANY L.L.C.:

                                          By:       /s/ CHAD R. PIKE
                                            ------------------------------------
                                              Name: Chad R. Pike

                                          By:    /s/ WILLIAM B. DONIGER
                                            ------------------------------------
                                              Name: William B. Doniger

                                                                      APPENDIX B

                             ARTICLES SUPPLEMENTARY

                       CORRECTIONS CORPORATION OF AMERICA

                SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                          (PAR VALUE $0.01 PER SHARE)

     Corrections Corporation of America, a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

     FIRST: Pursuant to authority granted to the Board of Directors of the Corporation (the "Board of Directors") by Article V of the charter of the Corporation (the "Charter"), the Board of Directors has classified 14,000,000 shares (the "Shares") of Preferred Stock, as defined in the Charter, as a separate series of shares of Preferred Stock, designated as Series B Cumulative Convertible Preferred Stock, $0.01 par value per share (the "Series B Preferred Stock").

     SECOND: The terms of the Series B Preferred Stock, including the preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, as fixed by the Board of Directors are as follows:

     Section 1. Designation and Amount; Rank.

          (a) The shares of such series shall be designated as the "Series B Cumulative Convertible Preferred Stock" (the "Series B Preferred Stock"), and the number of shares constituting such series shall be 14,000,000 shares. Section 14 sets forth the definitions of certain terms used in these Articles Supplementary.

          (b) The Series B Preferred Stock shall, with respect to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation, rank: (i) senior (to the extent set forth herein) to all Junior Stock; (ii) on a parity with all Parity Stock, provided that any such Parity Stock (other than the Series A Preferred Stock and the Series C Preferred Stock) that is not approved by the holders of the Series B Preferred Stock in accordance with Section 3(b) hereof shall be deemed to be Junior Stock and not Parity Stock; and (iii) junior to all Senior Stock, provided, however, that any such Senior Stock that is not approved by the holders of the Series B Preferred Stock in accordance with Section 3(b) hereof shall be deemed to be Junior Stock and not Senior Stock.

     Section 2. Dividends and Distributions.

          (a) Subject to the preferential rights of all Senior Stock, the holders of shares of Series B Preferred Stock shall be entitled to receive, when and as authorized and declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of twelve percent (12%) per annum of the Stated Amount (initially equivalent to a fixed annual rate of $3.00 per share of Series B Preferred Stock). Dividends on shares of Series B Preferred Stock shall accrue and be cumulative from the Issuance Date. Dividends shall be payable quarterly in arrears when and as declared by the Board of Directors on each Dividend Payment Date (or, if such Dividend Payment Date is not a Business Day, the first (1st) Business Day following the Dividend Payment
     Date) in respect of the Dividend Period ending on such Dividend Payment Date (but without including such Dividend Payment Date) commencing on the first Dividend Payment Date and continuing for so long as the Series B

     Preferred Stock is outstanding. If cash dividends on the Series B Preferred Stock are in arrears and unpaid for a period of 60 days or more (a "Dividend Default"), then dividends shall accrue at the rate of eighteen percent (18%) per annum of the Stated Amount, compounded quarterly (the "Default Rate") from the last Dividend Payment Date on which cash dividends were to be paid until such time as cash dividends are once again paid in full with respect to the current quarterly dividend. Until unpaid Accrued Dividends have been paid in full, they shall be added to the Stated Amount for purposes of calculating future dividend payments. Any reference herein to "cumulative dividends" or "Accrued Dividends" or similar phrases means that such dividends are fully cumulative and accumulate and accrue on a daily basis (computed on the basis of a 360-day year of twelve 30-day months), whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. If an Accrued Dividend is not paid in cash within twelve (12) months of the Dividend Payment Date on which such dividend was first due, such Accrued Dividend shall represent a permanent adjustment to the Conversion Value whether or not subsequently paid.

          Notwithstanding anything contained herein to the contrary, no dividends on shares of Series B Preferred Stock shall be declared by the Board of Directors or paid or Set Apart for Payment by the Corporation at such time as, and to the extent that, the terms and provisions of any agreement to which the Corporation is a party, including any agreement relating to its indebtedness or any provisions of the Corporation's Charter relating to any Senior Stock, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

          (b) In case the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spin-off) on the Common Stock (other than: (i) any dividend or distribution of shares of Common Stock covered by Section 8(b)(i); (ii) the Rights Offering or any issuance of rights pursuant to any stockholder rights agreement of the Corporation; or (iii) any dividend or distribution on the Common Stock for which the record date fixed by the Corporation is a date which is prior to the Issuance Date), then, and in each such case (a "Triggering Distribution"), the holders of shares of Series B Preferred Stock shall be entitled to receive from the Corporation, with respect to each share of Series B Preferred Stock held, in addition to the dividends payable under
     Section 2(a), the same dividend or distribution received by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock is convertible on the record date for such dividend or distribution. Any such dividend or distribution shall be declared, ordered, paid or made on the Series B Preferred Stock at the same time such dividend or distribution is declared, ordered, paid or made on the Common Stock and shall be in addition to any dividends payable to the holders of Series B Preferred Stock under Section 2(a) hereof.

          (c) For so long as any shares of Series B Preferred Stock are outstanding, no dividends shall be declared by the Board of Directors or paid or Set Apart for Payment by the Corporation on any Parity Stock for any period unless the Accrued Dividends for all Dividend Periods ending on or prior to the date of payment of such dividends on Parity Stock have been or contemporaneously are declared and paid in full, or declared and a sum in cash is Set Apart for Payment on the Series B Preferred Stock. If the full Accrued Dividends are not so paid (or a sum sufficient for such full payment is not so Set Apart for Payment) upon the shares of the Series B Preferred Stock or any Parity Stock, all dividends declared and paid upon shares of the Series B Preferred Stock and any other Parity Stock shall be declared pro rata so that the

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     amount of dividends declared and paid per share on the Series B Preferred
     Stock and such Parity Stock shall in all cases bear to each other the same ratio that the Accrued Dividends per share on the Series B Preferred Stock and the accrued dividends per share on such Parity Stock bear to each other.

          (d) For so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not declare, pay or Set Apart for Payment any dividend on any of the Junior Stock (other than dividends in Junior Stock to the holders of Junior Stock), or make any payment on account of, or Set Apart for Payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Stock whether in cash, obligations or shares of the Corporation or other property (other than in exchange for Junior Stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Stock or any such warrants, rights, calls or options (other than in exchange for Junior Stock) unless the Accrued Dividends on the Series B Preferred Stock for all Dividend Periods ended on or prior to the date of such payment in respect of Junior Stock have been or contemporaneously are paid in full or declared and a sum in cash has been Set Apart for Payment.

          (e) For so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not (except with respect to dividends as permitted by Section 2(c)) make any payment on account of, or Set Apart for Payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any shares of the Parity Stock or any warrants, rights, calls or options exercisable for or convertible into any shares of the Parity Stock, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any shares of the Parity Stock or any such warrants, rights, calls or options unless the Accrued Dividends on the Series B Preferred Stock for all Dividend Periods ended on or prior to the date of such payment in respect of Parity Stock have been or contemporaneously are paid in full.

          (f) Notwithstanding anything contained herein to the contrary, dividends on the Series B Preferred Stock, if not paid on a Series B Dividend Payment Date, will accrue whether or not dividends are declared for such Series B Dividend Payment Date, whether or not the Corporation has earnings and whether or not there are profits, surplus or other funds legally available for the payment of such dividends. Any dividend payment made on shares of Series B Preferred Stock shall first be credited against the current dividend and then against the earliest Accrued Dividend.

     Section 3. Voting Rights.

     In addition to any voting rights provided elsewhere herein, and any voting rights provided by law, and subject to the provisions of the Charter of the Corporation, the holders of shares of Series B Preferred Stock shall have the following voting rights:

          (a) For so long as any shares of Series B Preferred Stock are outstanding, each share of Series B Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of the Capital Stock of the Corporation of the class into which such share of Series B Preferred Stock is convertible, voting together as a single class with the other shares entitled to vote, at all meetings of the stockholders of the Corporation. With respect to any such vote, each share of Series B Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of

                                       B-3
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     Capital Stock of the Corporation of the class into which such share of
     Series B Preferred Stock is convertible on the record date for such vote.

          (b) Notwithstanding any provision of Maryland law requiring that any action of the holders of shares of the Series B Preferred Stock be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of such shares or votes entitled to be cast by such holders, the action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of Series B Preferred Stock outstanding and entitled to vote thereon (the "Requisite Holders"). For so long as any shares of Series B Preferred Stock are outstanding, without first obtaining the approval of the Requisite Holders, voting as a single class, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, the Corporation shall not: (i) alter or change the rights, preferences or privileges of the Series B Preferred Stock as set forth in these Articles Supplementary or the Series C Preferred Stock as set forth in the Articles Supplementary designating the rights, preferences or privileges of the Series C Preferred Stock so as to affect such shares of Series B Preferred Stock adversely; or (ii) amend, modify or waive any provision of the Charter or the Amended and Restated Bylaws of the Corporation so as to affect such shares of Series B Preferred Stock adversely.

          (c) Until the Termination Date, without first obtaining the approval of the Requisite Holders, voting as a single class, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, or, if approval of holders of shares of the Series B Preferred Stock is not required by the MGCL, by written consent of the Requisite Holders, the Corporation shall not: (i) increase or decrease the authorized or issued number of shares of Series B Preferred Stock or Series C Preferred Stock of the Corporation (other than shares issued to holders of Series B Preferred Stock or Series C Preferred Stock, shares issued pursuant to the terms of the Series B Preferred Stock or Series C Preferred Stock, or pursuant to the Rights Offering); (ii) create or authorize, or reclassify any authorized Capital Stock of the Corporation into any new class or series, or any shares of any class or series, of Capital Stock of the Corporation; or (iii) enter into or authorize any transaction constituting a Change of Control.

     Section 4. Liquidation, Dissolution or Winding Up.

     If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of any order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation, or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation or its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, subject to the prior rights of holders of any Senior Stock, but before any distribution or payment shall be made to holders of Junior Stock, the holders of shares of Series B Preferred Stock shall be entitled to receive, on a parity with holders of Parity Stock, out of the assets of the Corporation legally available for distribution to stockholders, an amount per share of Series B Preferred Stock equal to the greater of: (i) the sum of (1) the Series B Liquidation Preference, and (2) an amount per share of the Series B Preferred Stock (the "Liquidation Lookback Return") equal to an eighteen

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percent (18%) per annum return on investment on the Stated Amount, compounded quarterly from the Issuance Date until the date of payment of full liquidating distributions upon shares of Series B Preferred Stock pursuant to this Section 4 reduced by the actual return (assuming quarterly compounding) on the Stated Amount over the same period calculated using the dividends actually paid, when paid; or (ii) the sum of (1) the Stated Amount, and (2) the Liquidation Lookback Return. If upon any liquidation, dissolution or winding up of the Corporation, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all Parity Stock in the distribution of assets, then the holders of shares of the Series B Preferred Stock and the Parity Stock shall share equally and ratably in any distribution of assets of the Corporation first in proportion to the full liquidating distributions per share to which they would otherwise be respectively entitled and then in proportion to their respective amounts of accrued but unpaid dividends. After payment of the full amount of the greater of the amounts set forth in clause (i) or (ii) above to which they are entitled, the holders of shares of Series B Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation and shall not be entitled to any other distribution. For the purposes of this Section 4, neither the consolidation, merger or other business combination of the Corporation with or into any other entity or entities nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

     Section 5. Put Right. At any time following the date which is the later of the fifth anniversary of the Issuance Date or the date which is the 91st day following the repayment in full of the Corporation's 12% Senior Notes due 2006 (the "Put Trigger Date"), a holder may give written notice (the "Put Notice") to the Corporation of its intention to sell all, but not less than all, of its Series B Preferred Stock to the Corporation on the 30th Business Day following the date of such notice (the "Put Date") at a cash price per share of Series B Preferred Stock (the "Put Price") equal to the sum of: (1) the Stated Amount; and (2) an amount per share of the Series B Preferred Stock (the "Put Lookback Return") equal to an eighteen percent (18%) per annum return on investment on the Stated Amount, compounded quarterly from the Issuance Date until the Put Date reduced by the actual return (assuming quarterly compounding) on the Stated Amount over the same period calculated using the dividends actually paid, when paid. The holders of shares of Series B Preferred Stock shall be permitted to convert their Series B Preferred Stock into Common Stock at any time prior to the close of business on the last Business Day immediately preceding the later of the Put Date or, if not actually repurchased by the Corporation on the Put Date, the date on which the Series B Preferred Stock is actually repurchased by the Corporation.

     The Put Notice shall state (i) the Put Date and (ii) the number of outstanding shares of Series B Preferred Stock to be redeemed. Promptly following receipt of the Put Notice, the Corporation shall provide written notice to the holder setting forth (i) the Put Price, (ii) the place or places where certificates for such shares of Series B Preferred Stock are to be surrendered for payment of the Put Price, including any procedures applicable to repurchases to be accomplished through book-entry transfers and (iii) that dividends on the shares of Series B Preferred Stock to be repurchased shall cease to accumulate as of the Put Date.

     Upon the Put Date (unless the Corporation shall default in making payment of the appropriate Put Price), whether or not certificates for shares which are the subject of the Put Notice have been surrendered for cancellation, the shares of Series B Preferred Stock to be redeemed shall be deemed to be no longer outstanding, dividends on the shares of Series B Preferred Stock shall cease to accumulate and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto, except for the rights to receive the Put Price but without interest, and, up to the later of
(i) the close of business on the first (1st) Business Day preceding the

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Put Date or (ii) the date on which the shares of Series B Preferred Stock are actually repurchased, the right to convert such shares pursuant to Section 8 hereof.

     Section 6. Call Right.

          (a) Except as provided in this Section 6(a), the Corporation shall have no right to repurchase any shares of Series B Preferred Stock. At any time or from time to time commencing six (6) months following the date which is the later of the fifth anniversary of the Issuance Date or the date which is the 91st day following the repayment in full of the Corporation's 12% Senior Notes due 2006 (the "Call Trigger Date"), the Corporation shall have the right, at its sole option and election, to repurchase, out of funds legally available therefor, all, or part, of the outstanding shares of Series B Preferred Stock by providing written notice (the "Call Notice") of its intention to repurchase all, or part, of the outstanding shares of Series B Preferred Stock on the 30th Business Day following the date of such notice (the "Call Date") at a cash price per share of Series B Preferred Stock (the "Call Price") equal to the sum of:
     (1) the Stated Amount; and (2) an amount per share of the Series B Preferred Stock (the "Call Lookback Return") equal to an eighteen percent (18%) per annum return on investment on the Stated Amount, compounded quarterly from the Issuance Date until the Call Date reduced by the actual return (assuming quarterly compounding) on the Stated Amount over the same period calculated using the dividends actually paid, when paid. If less than all shares of Series B Preferred Stock outstanding at the time are to be repurchased by the Corporation pursuant to this Section 6(a), the shares of Series B Preferred Stock to be repurchased shall be selected pro rata; provided, however, that in the event that less than ten percent (10%) of the number of shares of Series B Preferred Stock originally issued are then outstanding, the Corporation shall be required to repurchase all of such outstanding shares if it elects to repurchase any shares pursuant to this
     Section 6(a). Each holder of shares of Series B Preferred Stock shall be permitted to convert their shares of Series B Preferred Stock into Common Stock at any time prior to the close of business on the last Business Day immediately preceding the later of the Call Date or, if not actually repurchased by the Corporation on the Call Date, the date on which the Series B Preferred Stock is actually repurchased by the Corporation.

          (b) Notwithstanding the provisions of Section 6(a) hereof: (i) the repurchase of shares of Series B Preferred Stock by the Corporation pursuant to this Section 6 shall only be effected by the action of a majority of the directors of the Corporation other than Series B Preferred Stock Directors (as such term is defined in Section 11(c) hereof) of the Corporation; and (ii) the Corporation shall have reserved from its authorized and unissued Common Stock such number of shares of Common Stock as shall be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock into Common Stock.

          (c) The Call Notice shall state: (i) the Call Date; (ii) the Call Price; (iii) the number of such holder's outstanding shares of Series B Preferred Stock to be repurchased by the Corporation; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Call Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and (v) that dividends on the shares of Series B Preferred Stock to be repurchased shall cease to accumulate as of the Call Date, or, if such shares are not actually repurchased on such date, the date on which the shares of Series B Preferred Stock are actually repurchased by the Corporation.

          (d) Upon the Call Date (unless the Corporation shall default in making payment of the appropriate Call Price), whether or not certificates for shares which are the subject of the Call Notice have been surrendered for cancellation, the shares of Series B Preferred Stock to be repurchased shall be deemed to be no longer outstanding, dividends on such shares of Series B

     Preferred Stock shall cease to accumulate and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto, except for the rights to receive the Call Price, without interest, and, up to the later of (i) the close of business on the first (1st) Business Day preceding the Call Date or (ii) the date on which the shares of Series B Preferred Stock are actually repurchased, the right to convert such shares pursuant to Section 8 hereof.

     Section 7. Redemption Upon a Change of Control.

          (a) In the event there occurs a Change of Control, the Corporation shall, subject to legal availability of funds therefor, offer to redeem all of the outstanding shares of the Series B Preferred Stock held by a holder for an amount per share of Series B Preferred Stock (the "Change of Control Redemption Price") equal to the greater of: (i) the sum of (1) the Series B Liquidation Preference, and (2) an amount per share of the Series B Preferred Stock (the "Change of Control Lookback Return") equal to an eighteen percent (18%) per annum return on investment on the Stated Amount, compounded quarterly from the Issuance Date until the date of the Change of Control reduced by the actual return (assuming quarterly compounding) on the Stated Amount over the same period; or (ii) the sum of (1) the Stated Amount, and (2) the Change of Control Lookback Return. In the event of a Change of Control, each holder of Series B Preferred Stock shall have the right (but not the obligation) to require the Corporation to redeem any or all of the Series B Preferred Stock held by such holder for an amount equal to the Change of Control Redemption Price. Any payments to holders of Series B Preferred Stock exercising the right to redeem shares of Series B Preferred Stock pursuant to this Section 6(a) shall be in preference to holders of Junior Stock.

          (b) Each holder of Series B Preferred Stock shall also be permitted, until the fifth (5th) Business Day following a Change of Control, to convert the shares of Series B Preferred Stock held by such holder into shares of Common Stock in accordance with Section 8 below; provided that any shares of Common Stock issuable upon conversion of any Series B Preferred Stock converted pursuant to this sentence after a Change of Control has occurred shall be entitled to receive the same amount of cash, securities and other property in connection with such Change of Control as the Common Stock outstanding prior to the Change of Control. In the event that any holder does not elect to convert or redeem such holder's shares of Series B Preferred Stock pursuant to the foregoing sentence, such holder shall retain any rights it has to convert or redeem its shares of Series B Preferred Stock in connection with any subsequent Change of Control.

          (c) Within five (5) Business Days following a Change of Control event requiring the Corporation to offer to redeem shares of Series B Preferred Stock pursuant to Section 7(a) herein, the Corporation shall send notice of such offer of redemption by first class mail, postage prepaid, to each holder of record of shares of Series B Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation; provided, however, the failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the offer except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. Such notice shall state: (i) the Change of Control Redemption Price; (ii) the place or places where certificates for such shares are to be surrendered for payment of the Change of Control Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and (iii) that dividends on the shares to be redeemed shall cease to accumulate upon the date fixed for redemption by the Corporation (the "Change of Control Redemption Date") unless such shares are not actually redeemed on such date. The Corporation shall publish the fact that it is offering to redeem shares of Series B Preferred Stock through a nationally prominent newswire service on or before the date of mailing any notice of right of redemption. In the event a record holder of shares of Series B Preferred Stock shall elect to require the Corporation to redeem shares of Series B Preferred Stock pursuant to this Section 7, such holder shall deliver within twenty (20) Business Days of the mailing to it of the Corporation's notice described in this Section 7(c), a written notice to the Corporation so stating, specifying the number of shares to be redeemed pursuant to this Section 7. The Corporation shall, in accordance with the terms hereof, redeem the number of shares so specified on the Change of Control Redemption Date. Failure of the Corporation to give any notice required by this Section 7(c), or the formal insufficiency of any such notice, shall not prejudice the rights of any holders of shares of Series B Preferred Stock to cause the Corporation to redeem shares held by them. Notwithstanding the foregoing, the Board of Directors of the Corporation may modify any offer pursuant to this Section 7(c) to the extent necessary to comply with the Exchange Act and the rules and regulations thereunder.

     Section 8. Conversion Into Common Stock.

          (a) Each share of Series B Preferred Stock may, at the option of the holder thereof, be converted into shares of Common Stock at any time, whether or not the Corporation has given a Call Notice under Section 6 or a notice of an offer to redeem under Section 7, on the terms and conditions set forth in this Section 8. Subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred Stock shall be convertible in the manner hereinafter set forth into a number of fully paid and nonassessable shares of Common Stock equal to the product obtained by multiplying the Applicable Conversion Rate (as defined below) by the number of shares of Series B Preferred Stock being converted. The "Applicable Conversion Rate" means the quotient obtained by dividing the Conversion Value on the date of conversion by the Conversion Price, as adjusted pursuant to Section 8(b), on the date of conversion.

          (b) The Conversion Price shall be subject to adjustment from time to time as follows:

             (i) In case the Corporation shall at any time or from time to time after the Issuance Date declare a dividend, or make a distribution, on the outstanding shares of Common Stock, in either case, in shares of Common Stock, or effect a subdivision, combination, consolidation or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 8(b)(i) shall become effective: (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution; or (y) in the case of any such subdivision, reclassification, consolidation or combination, at the close of business on the day upon which such corporate action becomes effective.

             (ii) In case the Corporation shall issue (other than upon the exercise of options, rights or convertible securities) shares of Common Stock (or options, rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) at a price per share (or having an exercise or conversion price per share) less than the Current Market Price as of the Business Day immediately preceding the Measurement Date, other than (A) issuances in a private placement of securities, other than to an affiliate of the Corporation, at a cash price for the securities sold in such private placement (and the underlying

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        Common Stock, as applicable) of not less than 95% of the Current Market
        Price thereof, (B) in a transaction to which Section 2(a), 2(b) or 8(b)(i) applies, (C) pursuant to options, deferred shares or other securities under any Existing Benefit Plan or any employee or director benefit plan or program of the Corporation approved by the Board of Directors of the Corporation or shares of Common Stock issued upon the exercise thereof, (D) pursuant to the conversion of the Series B Preferred Stock or the Series C Preferred or as dividends on the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, (E) pursuant to the conversion of all convertible securities previously issued by the Corporation and outstanding on the Issuance Date, or (F) pursuant to the issuance of the Series C Preferred Stock in connection with the Rights Offering (the issuances under clauses (A), (B), (C), (D), (E) and (F) being referred to as "Excluded Issuances"), then, and in each such case, the Conversion Price in effect immediately prior to the Measurement Date shall be reduced so as to be equal to an amount determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Measurement Date plus the number of shares of Common Stock (or the number of shares of Common Stock issuable upon the conversion, exchange or exercise of such options, rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) which the aggregate consideration receivable by the Corporation in connection with such issuance would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Measurement Date plus the number of shares of Common Stock (or the number of shares of Common Stock issuable upon the conversion, exchange or exercise of such options, rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) so issued. For purposes of this Section 8(b)(ii), the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock or of options, rights, warrants or other convertible securities shall be deemed to be equal to the sum of the gross offering price (before deduction of customary underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon conversion or exercise of any such options, rights, warrants or other convertible securities into shares of Common Stock, less any original issue discount, premiums and other similar incentives which have the effect of reducing the effective price per share. For purposes of this
        Section 8(b)(ii), such adjustment shall become effective immediately prior to the opening of business on the Business Day immediately following the Measurement Date.

             (iii) To the extent that the Companies' (as such term is defined in the Purchase Agreement) indemnification obligations pursuant to Section 11.2(c) of the Purchase Agreement are to be satisfied in the form of a Conversion Price adjustment and not in cash, then the Conversion Price (after giving effect to all previous adjustments) shall be reduced by the amount of any such Loss (as such term is defined in the Purchase Agreement), other than a Loss covered by Section 8(b)(iv) hereof, divided by the number of shares of Common Stock then issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock.

             (iv) To the extent that the Corporation shall, after the Issuance Date, become obligated to make any Stockholder Litigation Payment (as defined in this Section 8(b)(iv)) with the effect that the aggregate of all Stockholder Litigation Payments shall be in excess of $50.0 million, the Conversion Price then in effect shall be reduced by $0.01 (without regard to any limitation in Section 8(b)(vi) hereof) for every $1.0 million increment by which the Stockholder Litigation Payment shall exceed $50.0 million in the aggregate. For

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        purposes of this Section 8(b)(iv), a "Stockholder Litigation Payment"
        means (i) any payment or series of payments (whether paid in cash, in capital stock, in other rights or property or any combination thereof) resulting from an adverse judgment relating to, or a settlement or other disposition of, the following litigation (including for such purposes, successor lawsuits or new lawsuits arising out of the same facts and circumstances): (A) In re Prison Realty Securities Litigation, Civ. No. 3-99-0452 (United States District Court for the Middle District of Tennessee); (B) In re Old CCA Securities Litigation, Civ. No. 3-99-0458 (United States District Court for the Middle District of Tennessee); and
        (C) Dasburg, S.A. v. Corrections Corporation of America, et al., No. 98-2391-III (Chancery Court for Davidson County, Tennessee), or (ii) any payment or series of payments (whether paid in cash, in capital stock, in other rights or property or any combination thereof) resulting from an adverse judgment relating to, or a settlement or other disposition of, any suit, action, claim or proceeding commenced by a current or former stockholder or creditor of the Corporation arising out of or relating to the transactions contemplated by the Purchase Agreement, including but not limited to the purchase of the shares of Series B Preferred Stock by the Investors, the Combination and the Rights Offering.

             (v) In addition to the adjustments in Sections 8(b)(i)-(iv) above, the Corporation will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the shares of Common Stock.

             (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $0.01; provided, that any adjustments which by reason of this Section 8(b)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
        Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          (c) In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by Section 8(b)(i)), or in case of any consolidation, share exchange or merger of the Corporation with or into another Person, or in case of any sale or conveyance to another Person of the property of the Corporation as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), each share of Series B Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to the consummation of such Transaction, the kind and amount of shares of stock and other securities and property (including cash) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction). In any such case, if necessary, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 8 with respect to rights and interests thereafter of the holders of shares of Series B Preferred Stock to the end that the provisions set forth herein for the protection of the conversion rights of the Series B Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Series B Preferred Stock remaining outstanding (with such adjustments in the conversion price and number of shares issuable upon conversion and such other adjustments in the provisions hereof as the Board of Directors shall determine in good faith to be appropriate). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 8 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

          Notwithstanding anything contained herein to the contrary, the Corporation will not effect any Transaction unless, prior to the consummation thereof, (i) the Surviving Person (as defined in Section 14 hereof), if other than the Corporation, shall assume, by written instrument mailed to each record holder of shares of Series B Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, the obligation to deliver to such holder such cash, property and securities to which, in accordance with the foregoing provisions, such holder is entitled. Nothing contained in this Section 8(c) shall limit the rights of holders of the Series B Preferred Stock to convert the Series B Preferred Stock in connection with the Transaction or to exercise their rights to require the redemption of the Series B Preferred Stock under Section 7.

          (d) The holder of any shares of Series B Preferred Stock may exercise its right to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series B Preferred Stock to be converted duly endorsed to the Corporation in blank accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 8. The Corporation will pay any and all documentary, stamp or similar issue or transfer tax and any other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series B Preferred Stock pursuant hereto. As promptly as practicable, and in any event within three (3) Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes are inapplicable), the Corporation shall deliver or cause to be delivered (i) certificates registered in the name of such holder representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series B Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of Series B Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of receipt of such notice and of such surrender of the certificate or certificates representing the shares of Series B Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

          (e) Shares of Series B Preferred Stock may be converted at any time; provided, however, that: (i) if the shares of Series B Preferred Stock are the subject of a Put Notice pursuant to Section 5 hereof, such shares may be converted up to the close of business on the later of (A) the last Business Day immediately preceding the Put Date or (B) if not actually repurchased on the Put Date, the date on which the Series B Preferred Stock is actually repurchased; (ii) if the shares of Series B Preferred Stock are the subject of a Call Notice pursuant to Section 6 hereof, such shares may be converted up to the close of business on the later of (A) the last Business Day immediately preceding the Call Date or (B) if not actually repurchased on the Call Date, the date on which the Series B Preferred Stock is actually repurchased; and (iii) if the shares of Series B Preferred Stock are subject to an offer to redeem upon a Change of Control pursuant to Section 7 hereof, may be converted up to the fifth (5th) Business Day following a Change of Control pursuant to the provisions of Section 7(b) hereof.

          (f) In connection with the conversion of any shares of Series B Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the day on which such shares of Series B Preferred Stock are deemed to have been converted.

          (g) In case at any time or from time to time the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right (other than the Rights Offering or any issuance of rights pursuant to any stockholder rights agreement of the Corporation) or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation, share exchange or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least twenty (20) days prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Series B Preferred Stock at the addresses of each as shown on the books of the Corporation as of the date on which (i) the books of the corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) notice of such reorganization, reclassification, consolidation, share exchange, merger, sale or conveyance, dissolution, liquidation or winding up is given, provided that in the case of any Transaction to which Section 8(c) applies, the Corporation shall give at least thirty (30) days prior written notice as aforesaid. Such notice shall also specify the date, if known, as of which the holders of the Common Stock and of the Series B Preferred Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock or Series B Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance, or participate in such dissolution, liquidation or winding up, as the case may be.

     Section 9. Reports as to Adjustments.

     Whenever the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible (or the number of votes to which each share of Series B Preferred Stock is entitled) is adjusted as provided in
Section 8, the Corporation shall promptly mail to the holders of record of the outstanding shares of Series B Preferred Stock at their respective addresses as the same shall appear in the Corporation's stock records a notice stating that the number of shares of Common Stock into which the shares of Series B Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series B Preferred Stock is convertible, as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

     Section 10. Reacquired Shares.

     Any shares of Series B Preferred Stock converted, redeemed, repurchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock of the Corporation and may be reissued as part of another series of Preferred Stock of the Corporation subject to the conditions or restrictions on authorizing, creating or issuing any class or series, or any shares of any class or series, set forth in Section 3(b).

     Section 11. Board of Directors.

          (a) Increase in Size of Board of Directors. Upon the Issuance Date and until the Termination Date, the number of directors of the Corporation shall automatically be increased, as contemplated by Article IV, Paragraph F of the Charter of the Corporation, by the number of directors required by
     Section 11(b). Upon the Termination Date, the provisions of this Section 11 shall terminate and shall be of no further effect, and Article IV of the Charter of the Corporation, Articles II and III of the Bylaws of the Corporation and the applicable provisions of the MGCL shall govern the composition and election of the Board of Directors of the Corporation.

          (b) Additional Directors. Upon the Issuance Date, the number of directors of the Corporation shall automatically be increased by an additional six (6) directors (the "Additional Directors"). Four (4) of the Additional Directors shall be designated as "Series B Preferred Stock Directors." The initial Series B Preferred Stock Directors shall be elected by a majority of the entire Board of Directors of the Corporation in office on the Issuance Date, and thereafter, the Series B Preferred Stock Directors shall be elected in accordance with Section 11(c) hereof. Two (2) of the Additional Directors shall be designated as "Outside Directors." The initial Outside Directors shall be elected by a majority of the entire Board of Directors of the Corporation in office on the Issuance Date, and thereafter, the Outside Directors shall be elected in accordance with
     Section 11(d) hereof. At least two Outside Directors must satisfy the qualifications for an Independent Director, as such term is defined in
     Article IV, Paragraph B of the Charter of the Corporation.

          (c) Election of Series B Preferred Stock Directors. Until the Termination Date, the applicable number of Series B Preferred Stock Directors (as determined by Section 11(f) hereof) shall be elected as provided for in this Section 11(c). Pursuant to clause (a)(1)(ii) of
     Article II, Section 12 of the Bylaws of the Corporation, the Corporation shall cause to exist a nominating committee composed solely of the Series B Preferred Stock Directors then in office for the purpose of nominating the Corporation's nominees as Series B Preferred Stock Directors (the "Series B Preferred Stock Director Nominating Committee"). Prior to each annual meeting of stockholders, the Corporation's nominees for Series B Preferred Stock Directors shall be nominated by the Series B Preferred Stock Director Nominating Committee. The Series B Preferred Stock Directors shall be elected by a plurality of the votes cast by holders of shares of Series B Preferred Stock, voting as a separate class, present in person or represented by proxy at such meeting or by consent, and entitled to vote on the election of Series B Preferred Stock Directors. Each Series B Preferred Stock Director so elected shall hold office for a term expiring at the next annual meeting following the annual meeting of stockholders at which such director was elected and until his successor is duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Each Series B Preferred Stock Director may be removed from office, with or without cause, by majority vote of the outstanding shares of Series B Preferred Stock voting at a meeting or acting by written consent.

          (d) Election of Outside Directors. Until the Termination Date, the Outside Directors shall be elected as provided for in this Section 11(d). Pursuant to clause (a)(1)(ii) of Article II, Section 12 of the Bylaws of the Corporation, the Corporation shall cause to exist a nominating committee composed of each of the Series B Preferred Stock Directors then in office and the same number (but not less than one (1)) of the Remaining Directors (as defined in Section 11(e) below) then in office (who shall be elected by a majority vote of the Remaining Directors) for the purpose of nominating the Corporation's nominees as Outside Directors (the "Outside Director Nominating Committee"). Prior to each annual meeting of stockholders, the Corporation's nominees for Outside Directors shall be nominated by the Outside Director Nominating Committee. The Outside Directors shall be elected by a plurality of the votes cast by holders of shares of Series B Preferred Stock and Common Stock, voting as a single class, present in person or represented by proxy at such meeting, and entitled to vote on such election of Outside Directors. Each Outside Director so elected shall hold office for a term expiring at the next annual meeting following the annual meeting of stockholders at which such director was elected and until his successor is duly elected and qualified, subject to his earlier death, disqualification, resignation or removal.

          (e) Election of Remaining Directors. Until the Termination Date, the directors of the Corporation other than the Additional Directors (the "Remaining Directors") shall be elected as provided for in this Section 11(e). Pursuant to clause (a)(1)(ii) of Article II, Section 12 of the Bylaws of the Corporation, the Corporation shall cause to exist a nominating committee composed of the Remaining Directors then in office for the purpose of nominating the Corporation's nominees as Remaining Directors (the "Remaining Director Nominating Committee"). Prior to each annual meeting of stockholders, the Corporation's nominees for Remaining Directors shall be nominated by the Remaining Director Nominating Committee. The Remaining Directors shall be elected by a plurality of the votes cast by holders of shares of Series B Preferred Stock, Common Stock, and any other class of Capital Stock entitled to vote thereon voting as a single class, present in person or represented by proxy at such meeting, and entitled to vote on such election of Remaining Directors. Each Remaining Director so elected shall hold office for a term expiring at the next annual meeting following the annual meeting of stockholders at which such director was elected and until his successor is duly elected and qualified, subject to his earlier death, disqualification, resignation or removal.

          (f) Reduction in Number of Series B Preferred Stock Directors.

             (i) Reduction Upon Decrease in Ownership Percentage. Until the Termination Date, and if and for so long as the number of shares of Series B Preferred Stock outstanding constitutes at least fifty percent (50%) of the number of shares of Series B Preferred Stock initially outstanding, the number of Series B Preferred Stock Directors will be four (4). At the next annual meeting following such time as the number of shares of Series B Preferred Stock outstanding constitutes less than twenty-five percent (25%) but more than ten percent (10%) of the shares of Series B Preferred Stock initially outstanding, the number of Series B Preferred Stock Directors will be reduced to two (2). At the next annual meeting following such time as the number of shares of Series B Preferred Stock outstanding constitutes less than ten percent (10%) of the shares of Series B Preferred Stock initially outstanding, the number of Series B Preferred Stock Directors will be reduced to zero (0). Any reduction in the number of Series B Preferred Stock Directors shall increase the number of Outside Directors by the same amount. Series B Preferred Stock Directors whose terms are expiring as a result of this provision may be nominated for election as Outside Directors.

             (ii) Notice of Transfer. In determining the number of Series B Preferred Stock Directors, the Corporation shall at all times be entitled to rely conclusively on the stockholders register. Upon any such reduction, the Series B Preferred Stock Directors then in office shall be entitled to give prompt notice to the Board of Directors identifying which Series B Preferred Stock Director(s) shall have his or her term concluded. Absent such notice, a majority of the other Directors shall designate the Series B Preferred Stock Director(s) whose term shall be concluded at the next annual meeting.

          (g) Vacancies. Until the Termination Date, subject to the rights, if any, of the holders of any class or series of stock to elect directors and to fill vacancies in the Board of Directors relating thereto and except as set forth in Section 11(b), any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled:
     (i) in the case of the Series B Preferred Stock Directors, either (A) by the nomination of the Series B Preferred Stock Director Nominating Committee and election by the same stockholder vote as is required for the election of Series B Preferred Stock Directors at any regular meeting or at any special meeting called for that purpose or (B) by the vote of a majority of all of the remaining Series B Preferred Stock Directors then in office at any regular meeting or at any special meeting called for that purpose; (ii) in the case of the Outside Directors, either (A) by the nomination of the Outside Director Nominating Committee and election by the same stockholder vote as is required for the election of the Outside Directors at any regular meeting or at any special meeting called for that purpose or (B) by the vote of a majority of all of the Directors then in office at any regular meeting or at any special meeting called for that purpose; or (iii) in the case of the Remaining Directors, either (A) by the nomination of the Remaining Director Nominating Committee and election by the same stockholder vote as is required for the election of Remaining Directors at any regular meeting or at any special meeting called for that purpose or (B) by the majority vote of all the continuing Remaining Directors then in office at any regular meeting or at any special meeting called for that purpose. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified or until such director's earlier resignation or removal.

     Section 12. Appointment of Directors Upon Dividend Payment Failure or Failure to Honor Put Rights.

     If and as long as (i) dividends on the Series B Preferred Stock shall be in arrears and unpaid for four (4) Dividend Periods (a "Dividend Payment Failure") or (ii) the Corporation fails to honor the put provisions of Section 5 hereof or the Change in Control Redemption provisions of Section 7 hereof (collectively, a "Put Default"), the holders of such Series B Preferred Stock (voting together as a class with all other series of Parity Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of three (3) additional directors of the Corporation (the "Default Directors") at a special meeting called by the holders of record of at least twenty percent (20%) of the shares of Series B Preferred Stock and the holders of record of at least twenty percent (20%) of the shares of any series of Parity Stock so in arrears (unless such request is received less than ninety (90) days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at such subsequent annual meeting until all dividends accumulated on such shares of Series B Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof Set Apart for Payment. A quorum for any such meeting shall exist if at least a majority of the outstanding shares of Series B Preferred Stock and shares of Parity Stock upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. Such Default Directors shall be elected upon affirmative vote of a plurality of the shares of Series B Preferred Stock and such Parity Stock present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when (i) all accumulated dividends and the dividend for the then current dividend period on the shares of Series B Preferred Stock shall have been paid in full or Set Apart for Payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Dividend Payment Failure) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or Set Apart for Payment in full on all series of Parity Stock upon which like voting rights have been conferred and are exercisable, or (ii) the Corporation shall have fully complied with the provisions of Section 5 or 6 the failure of which to comply with gave rise to the right to elect Default Directors, the term of office of each Default Director so elected shall immediately terminate. Any Default Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series B Preferred Stock and all series of Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a class). So long as a Dividend Payment Failure or Put Default shall continue, any vacancy in the office of a Default Director may be filled by written consent of the Default Directors remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B Preferred Stock when they have the voting rights described above (voting together as a class with all series of Parity Stock upon which like voting rights have been conferred and are exercisable). The Default Directors shall each be entitled to one vote per director on any matter.

     Section 13. Compliance With Regulatory Requirements.

     To the extent that any holder of shares of the Series B Preferred Stock or any assignee or transferee of such holder (each, a "Holder") is required under applicable law or regulation (including, but not limited to, the Bank Holding Company Act of 1956, as amended, and as it may be further amended (the "BHCA")) to modify the terms of the shares of the Series B Preferred Stock (including these Articles Supplementary), or to defer until such Holder qualifies as a "financial holding company" under the BHCA receipt of certain rights and privileges associated with the shares of the Series B Preferred Stock, including the right to influence the management or policies of the Corporation in order to conform to the requirements of such law or regulation, the Corporation will cooperate with such Holder to take such steps as may be reasonably necessary to conform the investment represented by the shares of the Series B Preferred Stock (including these Articles Supplementary) held by that Holder to the requirements of such law or regulation; provided, however, that the Corporation shall not be required to make any material changes to the economic terms of the shares of the Series B Preferred Stock and/or to enable such Holder, after such Holder qualifies as a "financial holding company" under the BHCA, to exercise to the maximum extent then permissible under the BHCA, the rights and privileges associated with the shares of Series B Preferred Stock.

     Section 14. Definitions.

     For the purposes of these Articles Supplementary, the following terms shall have the meanings indicated below:

          "Accrued Dividends" to a particular date (the "Applicable Date") means all dividends accrued but not paid on the Series B Preferred Stock pursuant to Section 2(a), whether or not earned or declared, accrued to the Applicable Date.

          "Additional Director" shall have the meaning set forth in Section 10(b) hereof.

          "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Exchange Act.

          "Business Day" means any day other than a Saturday, Sunday, or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

          "Bylaws" means the bylaws of the Corporation, as in effect from time to time.

          "Call Date" shall have the meaning set forth in Section 6(a) hereof.

          "Call Lookback Return" shall have the meaning set forth in Section 6(a) hereof.

          "Call Notice" shall have the meaning set forth in Section 6(a) hereof.

          "Call Price" shall have the meaning set forth in Section 6(a) hereof.

          "Call Trigger Date" shall have the meaning set forth in Section 6(a) hereof.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

          "Change of Control" means any of the following:

             (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (the "Acquiring Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by (i) the Corporation or any of its subsidiaries, (ii) any employee benefit plan (or related trust) of the Corporation or its subsidiaries or (iii) any corporation with respect to which, following such acquisition, more than 50% of the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who, immediately prior to such acquisition, were the beneficial owners of then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; or

             (b) the approval by the stockholders of the Corporation of a reorganization, merger, share exchange or consolidation, in each case, with respect to which of the individuals and entities who were the record owners of the voting securities of the Corporation immediately

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        prior to such reorganization, merger, share exchange or consolidation do not, following such reorganization, merger, share exchange or consolidation, own, directly or indirectly, more than 50% of the voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or persons fulfilling a comparable role) of the entity resulting from such reorganization, merger or consolidation; or

             (c) the sale or other disposition of assets representing 50% or more of the assets of the Corporation in one transaction or series of related transactions.

          "Change of Control Lookback Return" shall have the meaning set forth in Section 7(a) hereof.

          "Change of Control Redemption Price" shall have the meaning set forth in Section 7(a) hereof.

          "Charter" means the Amended and Restated Charter of the Corporation as amended by the Articles of Amendment and Restatement set forth as Exhibit B to the Purchase Agreement.

          "Closing Price" per share of Common Stock on any date shall be the last sale price, at 4:30 p.m., Eastern Time, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the NYSE or in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market or American Stock Exchange, as the case may be, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the Closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors and reasonably acceptable to the Requisite Holders.

          "Common Stock" means the common stock, par value $0.01 per share, of the Corporation.

          "Conversion Price" shall initially be equal to $6.50, subject to adjustment as provided in Section 7(b).

          "Conversion Value" per share of Series B Preferred Stock shall be an amount equal to the Stated Amount plus all Accrued Dividends thereon to the date of conversion or redemption, as the case may be.

          "Current Market Price" per share of Common Stock on any date shall be the average of the Closing Prices of a share of Common Stock for the five consecutive Trading Days selected by the Corporation commencing not less than ten (10) Trading Days nor more than twenty (20) Trading Days before the date in question. If on any such Trading Day the Common Stock is not quoted by any organization referred to in the definition of Closing Price, the Current Market Price of the Common Stock on such day shall be determined by agreement between the Corporation and the Requisite Holders, provided that if such agreement is not reached within ten (10) Business Days, such dispute shall be submitted for final determination to a mutually acceptable investment banking firm of national reputation familiar with the valuation of companies substantially similar to the Corporation (the "Investment Banking Firm"). In the event that the Corporation and the Requisite Holders cannot agree on a mutually acceptable Investment Banking Firm within ten (10) Business Days, the Corporation, on the one hand, and the Requisite Holders, on the other hand, shall each select one Investment Banking Firm, and

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     shall cause such firms to promptly select a third firm within five (5)
     Business Days. The three Investment Banking Firms so selected shall, by majority vote, render their final determination as promptly as practicable and in any event within twenty (20) Business Days, which determination shall be final and binding on the Corporation and the holder of Series B Preferred Stock.

          "Default Director" shall have the meaning set forth in Section 12 hereof.

          "Dividend Payment Date" means the following dates: (i) the date that is three months after the Issuance Date; (ii) the date that is six months after the Issuance Date; (iii) the date that is nine months after the Issuance Date; (iv) the date that is the first anniversary of the Issuance Date; and the anniversaries of the foregoing dates, provided that no Dividend Payment Date shall occur with respect to shares of Series B Preferred Stock which have actually been redeemed or repurchased by the Corporation.

          "Dividend Payment Failure" shall have the meaning set forth in Section 11 hereof.

          "Dividend Period" means the period from the Issuance Date to the first Dividend Payment Date (but without including such Dividend Payment Date) and, thereafter, each Dividend Payment Date to the following Dividend Payment Date (but without including such later Dividend Payment Date).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Benefit Plans" means the employee or director benefit plans adopted and administered by the Corporation as of the Issuance Date, including, but not limited to, the employee and director benefit plans assumed by the Corporation in the merger of each of the old Corrections Corporation of America, a Tennessee corporation, and CCA Prison Realty Trust, a Maryland real estate investment trust, with and into the Corporation.

          "Holder" shall have the meaning set forth in Section 14 hereof.

          "Investors" means each of the parties identified in the Purchase Agreement as the "Investors."

          "Issuance Date" means the original date of issuance of Series B Preferred Stock to the Investors.

          "Junior Stock" means all classes of Common Stock of the Corporation and each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation currently existing or hereafter created the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Series B Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation.

          "Liquidation Lookback Return" shall have the meaning set forth in
     Section 4 hereof.

          "Measurement Date" means, for purposes of Section 8(b)(ii), (i) in the case of an offering of rights, warrants or options to all or substantially all of the holders of the Common Stock or any other issuance contemplated by such Section where a record date is fixed for the determination of stockholders entitled to participate in such issuance, such record date and
     (ii) in all other cases, the Business Day immediately preceding the date of issuance of shares of Common Stock (or options, rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) contemplated by such Section.

          "MGCL" means the Maryland General Corporation Law, as now or hereinafter in force.

          "NYSE" means the New York Stock Exchange, Inc.

          "Outside Director" shall have the meaning set forth in Section 10(b) hereof.

          "Outside Director Nominating Committee" shall have the meaning set forth in Section 10(d) hereof.

          "Parity Stock" means any class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created that has been approved by holders of Series B Preferred Stock in accordance with
     Section 3(b) hereof, the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution. The existing Series A Preferred Stock of the Corporation shall constitute Parity Stock of the Corporation ranking on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon liquidation, winding up and dissolution. The Series C Preferred Stock of the Corporation shall also constitute Parity Stock of the Corporation ranking on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon liquidation, winding up and dissolution.

          "Person" means an individual, partnership, corporation, limited liability company or partnership, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof, or other entity of any kind.

          "Preferred Stock" means the preferred stock, $0.01 par value per share, of the Corporation.

          "Purchase Agreement" means the Securities Purchase Agreement, dated as of December 26, 1999, by and among the Corporation, Corrections Corporation of America, a Tennessee corporation, Prison Management Services, Inc., a Tennessee corporation, and Juvenile and Jail Facility Management Services, Inc., a Tennessee corporation, on the one hand, and the Investors, on the other hand.

          "Put Date" shall have the meaning set forth in Section 5 hereof.

          "Put Default" shall have the meaning set forth in Section 12 hereof.

          "Put Lookback Return" shall have the meaning set forth in Section 5 hereof.

          "Put Notice" shall have the meaning set forth in Section 5 hereof.

          "Put Price" shall have the meaning set forth in Section 5 hereof.

          "Put Trigger Date" shall have the meaning set forth in Section 5 hereof.

          "Remaining Director" shall have the meaning set forth in Section 11(e) hereof.

          "Remaining Director Nominating Committee" shall have the meaning set forth in Section 10(e) hereof.

          "Requisite Holders" shall have the meaning set forth in Section 3(b) hereof.

          "Rights Offering" shall have the meaning set forth in Section 7.15 of the Purchase Agreement.

          "Senior Stock" means each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created that has been approved by the holders of Series B Preferred Stock in accordance with Section 3(b) hereof and the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation.

          "Series A Preferred Stock" means the 8% Series A Cumulative Preferred Stock, $0.01 par value per share, of the Corporation, the terms of which are set forth in the Charter of the Corporation.

          "Series B Liquidation Preference" means, in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or in the event of a Change of Control, an amount per share of Series B Preferred Stock equal to the amount the holders of the Series B Preferred Stock would have received had they converted their Series B Preferred Stock into Common Stock immediately prior to such voluntary or involuntary liquidation, dissolution or winding up or immediately prior to such Change of Control.

          "Series B Preferred Stock" the Series B Cumulative Convertible Preferred Stock of the Corporation, $0.01 par value per share, the terms of which are set forth in these Articles Supplementary.

          "Series B Preferred Stock Director" shall have the meaning set forth in Section 10(b) hereof.

          "Series B Preferred Stock Director Nominating Committee" shall have the meaning set forth in Section 10(c) hereof.

          "Series C Preferred Stock" means the Series C Cumulative Convertible Preferred Stock of the Corporation, $0.01 par value per share, the terms of which are set forth in Articles Supplementary to the Charter of the Corporation.

          "Set Apart for Payment" means the Corporation shall have irrevocably deposited with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $1,000,000,000, in trust for the exclusive benefit of the holders of shares of Series B Preferred Stock, funds sufficient to satisfy the Corporation's payment obligation.

          "Stated Amount" means $25.00 per share of Series B Preferred Stock.

          "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Surviving Person" means the continuing or surviving Person in a merger, consolidation, other corporate combination or the transfer of all or a substantial part of the properties and assets of the Corporation, in connection with which the Series B Preferred Stock or Common Stock of the Corporation is exchanged, converted or reinstated into the securities of any other Person or cash or any other property; provided, however, if such Surviving Person is a direct or indirect Subsidiary of a Person, the parent entity also shall be deemed to be a Surviving Person.

          "Termination Date" shall mean the date that less than ten percent (10%) of the number of shares of Series B Preferred Stock initially outstanding remain outstanding.

          "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is quoted, listed or admitted to trading is open for the transaction of business or, if the Common Stock is not quoted, listed or admitted to trading on any national securities exchange (including the NYSE), any day other than a Saturday, Sunday, or a day on which

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     banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Trading Price" per share of Common Stock on any date shall be the last sales price, at 4:30 p.m., Eastern Time, for the Common Stock reported on the NYSE (or if the Common Stock is not then quoted thereon, then for the principal national securities exchange on which the Common Stock is listed or admitted to trading) or, if the Common Stock is not quoted on the NYSE and is not listed or admitted to trading on any national securities exchange, in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation and reasonably acceptable to the Requisite Holders.

          "Triggering Distribution" shall have the meaning set forth in Section 2(b) hereof.

     Section 15. References.

     References to numbered sections herein refer to sections of these Articles Supplementary, unless otherwise stated.

     The Series B Preferred Stock has been classified by the Board of Directors of the Corporation under the authority contained in the Charter of the Corporation.

     The undersigned President of the Corporation acknowledges these Articles Supplementary to be the act of the Corporation and further, as to all matters or facts required to be verified under oath, the undersigned President acknowledges, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be executed under seal in its name and on its behalf by its President and attested
to by its Secretary on this   day of           , 2000.

                                          CORRECTIONS CORPORATION OF AMERICA

                                          By:                             (SEAL)
                                            ------------------------------------
                                              President

                                          ATTEST:

                                          By:
                                            ------------------------------------
                                              Secretary

                                                                      APPENDIX C

     THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A SECURITIES PURCHASE AGREEMENT DATED AS OF DECEMBER 26, 1999 BY AND AMONG PRISON REALTY TRUST, INC., CORRECTIONS CORPORATION OF AMERICA, PRISON MANAGEMENT SERVICES, INC., AND JUVENILE AND JAIL FACILITY MANAGEMENT SERVICES, INC., ON THE ONE HAND, AND PRISON ACQUISITION COMPANY L.L.C., ON THE OTHER HAND (THE "SECURITIES PURCHASE AGREEMENT"), AND A REGISTRATION RIGHTS AGREEMENT DATED AS
OF           , 2000 BETWEEN PRISON REALTY TRUST, INC., AND               (THE
"REGISTRATION RIGHTS AGREEMENT"), COPIES OF WHICH ARE ON FILE AT THE OFFICES OF THE CORPORATION.

     THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                           -------------------------

                       CORRECTIONS CORPORATION OF AMERICA
                     FORM OF COMMON STOCK PURCHASE WARRANT

                           -------------------------

     This Warrant Certificate certifies that,                , or registered
assigns (collectively, the "Warrantholder"), is the registered holder of this Common Stock Purchase Warrant expiring on or before the Expiration Date (the "Warrants") to purchase shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Corrections Corporation of America, formerly Prison Realty Trust, Inc., a Maryland corporation (the "Company"). Each Warrant entitles the Warrantholder, upon exercise at any time and from time to time during the period
from the date of this Warrant through        , 2015 (the "Expiration Date"), to
purchase               shares of Common Stock (each such share, a "Warrant
Share," and collectively, the "Warrant Shares") at the initial exercise price (the "Exercise Price") of $7.50 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price, all subject to the terms, conditions and adjustments herein set forth.

     Certain capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Section 11 hereto or otherwise those meanings ascribed to them in the Securities Purchase Agreement.

     1. Duration and Exercise of Warrant; Limitations on Exercise; Payment of Taxes.

     1.1 Duration and Exercise of Warrant. Subject to the terms and conditions set forth herein, the Warrant may be exercised, either in whole or from time to time in part, at the election of the Warrantholder by:

          (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form (in the form annexed hereto as Exhibit A) specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to the Expiration Date (as used in this Agreement, "Business Day" shall mean a day other than a Saturday, Sunday or a day on which banking institutions in the State of Maryland are required or authorized to close by applicable law, regulation or executive order; and

          (b) the delivery of payment to the Company, for the account of the Company, by cash, by certified or bank cashier's check or by wire transfer of immediately available funds in accordance with wire instructions that shall be provided by the Company upon request, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America.

     Upon such surrender of the Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company.

     1.2 Limitations on Exercise. Notwithstanding anything to the contrary herein, this Warrant may be exercised only upon (i) the delivery to the Company of any certificates, legal opinions, and other documents reasonably requested by the Company to satisfy the Company that the proposed exercise of this Warrant may be effected without registration under the Securities Act, and (ii) receipt by the Company of approval of any applicable Governmental Authority of the proposed exercise. The Warrantholder shall not be entitled to exercise this Warrant, or any part thereof, unless and until such approvals, certificates, legal opinions or other documents are reasonably acceptable to the Company. The cost of such approvals, certificates, legal opinions and other documents, if required, shall be borne by the Warrantholder.

     1.3 Warrant Shares Certificate. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within five Business Days after receipt of the Exercise Form and receipt of payment of the Exercise Price for the Warrant Shares. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

     1.4 Payment of Taxes. The issuance of certificates for Warrant Shares upon the exercise of Warrants shall be made without charge to the Warrantholder for any documentary stamp or similar stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the registered Warrantholder as reflected upon the books of the Company.

     1.5 Divisibility of Warrant; Transfer of Warrant.

          (a) This Warrant may only be transferred by the Warrantholder pursuant to the terms and provisions of Section 8.4 of the Securities Purchase Agreement.

          (b) Subject to the provisions of this Section, this Warrant may be divided into warrants of ten thousand shares or multiples thereof, upon surrender at the office of the Company located at 10 Burton Hills Boulevard, Nashville, Tennessee 37215, without charge to the Warrantholder.

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     Subject to the provisions of this Section, upon such division, the Warrants may be transferred of record as the then Warrantholder may specify without charge to such Warrantholder (other than any applicable transfer taxes).

          (c) Subject to the provisions of this Section, upon surrender of this Warrant to the Company with a duly executed Assignment Form (in the form annexed hereto as Exhibit B) and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants which shall in all material respects be identical with this Warrant, in the name of the assignee named in such Assignment Form, and this Warrant shall promptly be canceled. Prior to any proposed transfer (whether as the result of a division or otherwise) of this Warrant, such Warrantholder shall give written notice to the Company of such Warrantholder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

     2. Restrictions on Transfer; Restrictive Legends.

     Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

     Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or (ii) the Warrantholder has delivered to the Company an opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be.

     By acceptance of this Warrant, the Warrantholder expressly agrees that it will at all times comply with the restrictions contained in Rule 144(e) under the Securities Act (as in effect on the date hereof) when selling, transferring or otherwise disposing Warrant Shares, even if such restrictions would not then be applicable to the Warrantholder.

     3. Reservation and Registration of Shares, etc. The Company covenants and agrees as follows:

          (a) all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issue thereof, other than taxes with respect to any transfer occurring contemporaneously with such issue;

          (b) during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants; and

          (c) the Company will use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

     4. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are listed.

     5. Loss or Destruction of Warrant. Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

     6. Ownership of Warrant. The Company may deem and treat the Warrantholder as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

     7. Certain Adjustments.

     7.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

          (a) Stock Dividends. If at any time after the date of the issuance of this Warrant (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock, or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

          (b) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of the issuance of this Warrant shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

          (c) Reorganization, etc. If any capital reorganization of the Company, any reclassification of the Common Stock, any consolidation of the Company with or merger of the Company with or into any other Person, or any sale or lease or other transfer of all or substantially all of the assets of the Company to any other Person, shall be effected in such a way that the holders of

     Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, share exchange or consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, share exchange or consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The Company shall not effect any such share exchange or consolidation, merger or sale, lease or other transfer, unless prior to, or simultaneously with, the consummation thereof, the successor Person (if other than the Company) resulting from such share exchange or consolidation or merger, or such Person purchasing, leasing or otherwise acquiring such assets, shall assume, by written instrument, the obligation to deliver to the Warrantholder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, the Warrantholder may be entitled and all other obligations of the Company under this Warrant. The provisions of this paragraph (c) shall apply to successive reorganizations, reclassifications, consolidations, mergers, sales, leasing transactions and other transfers.

          (d) Distributions to all Holders of Common Stock. If the Company shall, at any time after the date of issuance of this Warrant, fix a record date to distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (not including regular quarterly cash dividends and distributions paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities, then the Warrantholder shall be entitled to receive, upon exercise of this Warrant, that portion of such distribution to which it would have been entitled had the Warrantholder exercised its Warrant immediately prior to the date of such distribution. At the time it fixes the record date for such distribution, the Company shall allocate sufficient reserves to ensure the timely and full performance of the provisions of this subsection. The Company shall promptly (but in any case no later than five Business Days prior to the record date of such distribution) give notice to the Warrantholder that such distribution will take place.

          (e) Fractional Shares. No fractional shares of Common Stock shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Fair Market Value per share of Common Stock.

          (f) Carryover. Notwithstanding any other provision of this Section 7, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder if such adjustment represents less than 0.01% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 0.01% or more of the number of shares to be so delivered.

          (g) Exercise Price Adjustments.

             (i) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

             (ii) To the extent that the Company shall, after the date of issuance of this Warrant, become obligated to make any Stockholder Litigation Payment (as defined in this Section 7.1(g)(ii)) with the effect that the aggregate of all Stockholder Litigation Payments shall be in excess of $50.0 million, the Exercise Price then in effect shall be reduced by $0.01 for every $1.0 million increment by which the Stockholder Litigation Payment shall exceed $50.0 million in the aggregate. For purposes of this Section 7.1(g)(ii), a "Stockholder Litigation Payment" means (A) any payment or series of payments (whether paid in cash, in capital stock, in other rights or property or any combination thereof) resulting from an adverse judgment relating to, or a settlement or other disposition of, the following litigation (including for such purposes, successor lawsuits or new lawsuits arising out of the same facts and circumstances): (1) In re Prison Realty Securities Litigation, Civ. No. 3-99-0452 (United States District Court for the Middle District of Tennessee); (2) In re Old CCA Securities Litigation, Civ. No. 3-99-0458 (United States District Court for the Middle District of Tennessee), and (3) Dasburg, S.A. v. Corrections Corporation of America, et al., No. 98-2391-III (Chancery Court for Davidson County, Tennessee); or (B) any payment or series of payments (whether paid in cash, in capital stock, in other rights or property or any combination thereof) resulting from an adverse judgment relating to, or a settlement or other disposition of, any suit, action, claim or proceeding commenced by a current or former stockholder or creditor of the Company arising out of or relating to the transactions contemplated by the Securities Purchase Agreement, including but not limited to the purchase of the shares of Series B Preferred Stock by the Investors and the Combination, both as defined therein.

             (iii) The Exercise Price shall be subject to adjustment from time to time as follows:

                (A) In case the Company shall at any time or from time to time after the date of the issuance of this Warrant declare a dividend, or make a distribution, on the outstanding shares of Common Stock, in either case, in shares of Common Stock, or effect a subdivision, combination, share exchange or consolidation or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, and in each such case, the Exercise Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 7.1(g)(iii)(A) shall become effective: (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution; or (y) in the case of any such subdivision, reclassification, consolidation or combination, at the close of business on the day upon which such corporate action becomes effective.

                (B) In case the Company shall issue (other than upon the exercise of options, rights or convertible securities) shares of Common Stock (or options, rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) at a price per share (or having an Exercise Price per share) less than the Fair Market Value as of the business day immediately preceding the Measurement Date, as defined herein, other than (1) issuances in a private placement of securities, other than to an affiliate of the Company, at a price for the securities sold in such private placement (and the underlying Common Stock, as applicable) of not less than 95% of the Fair Market Value thereof, (2) in a transaction of the type described in any of Sections 2(a), 2(b) or 7(b)(i) of the Prison Realty Articles Supplementary relating to the Company's Series B Preferred Stock and setting forth the rights and preferences thereto,
           (3) pursuant to options, deferred shares or other securities under any employee or director benefit plan or program of the Company approved by the Board of Directors of the Company or shares of Common Stock issued upon the exercise thereof, (4) pursuant to the conversion of the Company's Series B Preferred Stock or the Company's Series C Preferred Stock or as dividends on the Company's Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, (5) pursuant to the conversion of all convertible securities previously issued by the Company and outstanding on the date of the issuance of this Warrant, or (6) pursuant to the issuance of the Series C Preferred Stock in connection with the Rights Offering as such term is defined in Section 7.15 of the Securities Purchase Agreement (the issuances under clauses (1), (2), (3), (4), (5) and
           (6) being referred to as "Excluded Issuances"), then, and in each such case, the Exercise Price in effect immediately prior to the Measurement Date shall be reduced so as to be equal to an amount determined by multiplying such Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Measurement Date plus the number of shares of Common Stock (or the number of shares of Common Stock issuable upon the conversion, exchange or exercise of such options, rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) which the aggregate consideration receivable by the Company in connection with such issuance would purchase at such Fair Market Value and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Measurement Date plus the number of shares of Common Stock (or the number of shares of Common Stock issuable upon the conversion, exchange or exercise of such options, rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) so issued. For purposes of this Section 7.1(g)(iii)(B), the aggregate consideration receivable by the Company in connection with the issuance of shares of Common Stock or of options, rights, warrants or other convertible securities shall be deemed to be equal to the sum of the gross offering price (before deduction of customary underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon conversion or exercise of any such options, rights, warrants or other convertible securities into shares of Common Stock, less any original issue discount, premiums and other similar incentives which have the effect of reducing the effective price per share. For purposes of this Section 7.1(b)(iii)(B), such adjustment shall become effective immediately prior to the opening of business on the business day immediately following the Measurement Date.

                (C) To the extent that the Companies' (as such term is defined in the Securities Purchase Agreement) indemnification obligations pursuant to Section 11.2(c) of the Securities Purchase Agreement are to be satisfied in the form of an Exercise Price adjustment and not in cash, then the Exercise Price (after giving effect to all previous adjustments) shall be reduced by the amount of any such Loss (as such term is defined in the Securities Purchase Agreement), other than a Loss covered by Section 7.1(g)(ii) hereof, divided by the number of shares of Common Stock then issuable upon exercise of the Warrant.

                (D) In addition to the adjustments in Sections 7.1(g)(iii)
           (A)-(C) above, the Company will be permitted to make such reductions in the Exercise Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the shares of Common Stock.

                (E) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 of the Exercise Price; provided, that any adjustments which by reason of this Section 7.1(g)(iii)(E) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7.1 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     7.2 Notice of Adjustments. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly give to the Warrantholder notice of such adjustment or adjustments and a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (which shall be appointed at the Company's expense and may be the independent public accountants regularly employed by the Company) setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

     7.3 Effect of Failure to Notify. Failure to file any certificate or notice or to give any notice, or any defect in any certificate or notice, pursuant to
Section 7.2 shall not affect the legality or validity of the adjustment to the Exercise Price, the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

     8. Reports Under Securities Exchange Act of 1934 (the "Exchange
Act"). With a view to making available to the Warrantholder the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Securities and Exchange Commission ("SEC") that may at any time permit the Warrantholder to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to the Warrantholder, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the sale of such securities without registration.

     9. Amendments. Any provision of this Warrant may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent or approval of the Company and the Warrantholder. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Warrantholder and the Company.

     10. Expiration of the Warrant. The obligations of the Company pursuant to this Warrant shall terminate on the Expiration Date.

     11. Definitions.

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          "Fair Market Value" shall mean, with respect to a share of Common Stock as of a particular date (the "Determination Date"), the average, rounded to the nearest cent ($0.01), of the closing price per share of the Common Stock on the New York Stock Exchange, for the 20 consecutive trading days ending on the trading day immediately preceding the date in question. If at any time the Common Stock is not listed on any exchange or quoted in the domestic over-the-counter market, the "Fair Market Value" shall be deemed to be the fair value thereof, as agreed by the Majority of Holders within 20 days of the date on which the determination is to be made.

          "Governmental Authority" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government having or asserting jurisdiction over a Person, its business or its properties.

          "Person" shall mean any individual, firm, Company, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

          "Measurement Date" shall mean, in the case of an offering of rights, warrants or options to all or substantially all of the holders of the Common Stock or any other issuance contemplated herein, where a record date is fixed for the determination of stockholders entitled to participate in such issuance, such record date and in all other cases, the business day immediately preceding the date of issuance of shares of Common Stock (or options, rights, warrants or other securities convertible into or exchangeable for shares of Common Stock).

     12. No Impairment. The Company shall not by any action, including, without limitation, amending the Articles of Incorporation of the Company or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such reasonable actions as may be necessary or appropriate to protect the rights of the Warrantholder against impairment. Without limiting the generality of the foregoing, the Company shall (a) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (b) provide reasonable assistance to the Warrantholder in obtaining all authorizations, exemptions or consents from any Governmental Authority which may be necessary in connection with the exercise of this Warrant.

     13. Miscellaneous.

     13.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrants.

     13.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and its respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any Person other than the Company and the Warrantholder, or its respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

     13.3 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

     13.4 Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     13.5 Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

     13.6 Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if (i) delivered personally or (ii) sent by facsimile or recognized overnight courier or by United States first class certified mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

                                          if to the Company, addressed to:

                                          Corrections Corporation of America
                                          10 Burton Hills Boulevard
                                          Nashville, Tennessee 37215
                                          Attention: Chief Financial Officer or
                                          Secretary
                                          Fax Number: (615) 263-0234

                                          with a copy to:

                                          Stokes & Bartholomew, P.A.
                                          424 Church Street, Suite 2800
                                          Nashville, Tennessee 37219
                                          Attention: Elizabeth E. Moore, Esq.
                                          Fax Number: (615) 259-1470

                                          if to the Warrantholder, addressed to:

                                          --------------------------------------

                                          --------------------------------------
                                          Attention: Chief Financial Officer

                                          Fax Number:
                                          --------------------------------------
                                          with a copy to:

                                          --------------------------------------

                                          --------------------------------------

                                          Attention:
                                          --------------------------------------

                                          Fax Number:
                                          --------------------------------------

     Except as otherwise provided herein, all such notices and communications shall be deemed to have been received (a) on the date of delivery thereof, if delivered personally or sent by facsimile, (b) on the second Business Day following delivery into the custody of an overnight courier service, if sent by overnight courier, provided that such delivery is made before such courier's deadline for next-day delivery, or (c) on the third Business Day after the mailing thereof.

     13.7 Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     13.8 Governing Law. THIS WARRANT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF MARYLAND AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO SUCH AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

     13.9 No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be deemed to confer upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                          CORRECTIONS CORPORATION OF AMERICA

                                          By:
                                          --------------------------------------

                                          Dated:
                                          --------------------------------------

                                          ATTEST:
                                          --------------------------------------

                                          By:
                                          --------------------------------------

                                                                       EXHIBIT A

                                 EXERCISE FORM
                 (TO BE EXECUTED UPON EXERCISE OF THIS WARRANT)

     The undersigned hereby irrevocably elects to exercise the right,
represented by this Warrant, to purchase        shares of Common Stock and
herewith tenders payment for such Common Stock to the order of Corrections
Corporation of America in the amount of $       , which amount includes payment
of the par value for        of the Common Stock, in accordance with the terms of
this Warrant. The undersigned requests that a certificate for such shares of
Common Stock be registered in the name of               and that such
certificates be delivered to               whose address is
       .

                                          Signature:
                                                    ----------------------------

                                                --------------------------------
                                                     (Print Name)

                                                --------------------------------
                                                     (Street Address)

                                                --------------------------------
                                                     (City)  (State)  (Zip Code)

                                          Dated:
                                                --------------------------------

                                          Signed in the Presence of:

                                          --------------------------------------

                                                                       EXHIBIT B

                               FORM OF ASSIGNMENT
              (TO BE EXECUTED ONLY UPON TRANSFER OF THIS WARRANT)

     For value received, the undersigned registered holder of the within Warrant
hereby sells, assigns and transfers unto               the right represented by
such Warrant to purchase        shares of Common Stock of Corrections
Corporation of America to which such Warrant relates and all other rights of the
Warrantholder under the within Warrant, and appoints               Attorney to
make such transfer on the books of Corrections Corporation of America maintained for such purpose, with full power of substitution in the premises. This sale, assignment and transfer has been previously approved in writing by Corrections Corporation of America.

                                          Signature:
                                                    ----------------------------

                                                --------------------------------
                                                     (Print Name)

                                                --------------------------------
                                                     (Street Address)

                                                --------------------------------
                                                     (City)  (State)  (Zip Code)

                                          Dated:
                                                --------------------------------

                                          Signed in the Presence of:

                                          --------------------------------------

                                                                      APPENDIX D

                           PRISON REALTY TRUST, INC.

                     ARTICLES OF AMENDMENT AND RESTATEMENT

This is to certify that:

     FIRST: Prison Realty Trust, Inc., a Maryland corporation (the "Corporation"), desires to amend and restate its Charter as currently in effect and as hereinafter amended.

     SECOND: The following provisions are all the provisions of the Charter of the Corporation currently in effect and as hereinafter amended:

                                   ARTICLE I

                                      NAME

     The name of this corporation shall be Corrections Corporation of America (the "Corporation").

                                   ARTICLE II

                                    PURPOSE

     The purpose for which this Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law as now or hereinafter in force. The Corporation also shall have all the general powers granted by law to Maryland corporations and all other powers not inconsistent with law that are appropriate to promote and attain its purpose.

                                  ARTICLE III

                      PRINCIPAL OFFICE AND RESIDENT AGENT

     The address of the principal office of the Corporation is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, and the address of the resident agent is 300 East Lombard Street, Baltimore, Maryland 21202.

                                   ARTICLE IV

                                   DIRECTORS

     A. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors and, except as otherwise expressly provided by law, the Bylaws of the Corporation or this Charter, all of the powers of the Corporation shall be vested in the Board of Directors. This Charter shall be construed with the presumption in favor of the grant of power and authority to the directors.

     B. Number of Directors. The Board of Directors shall consist of such number of directors as shall be determined from time to time by resolution of the Board of Directors in accordance with the Bylaws of the Corporation, except as otherwise required by the Charter; provided that the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law. The Board of Directors shall initially consist of
[               ] directors, at least [               ] of which must be
Independent Directors. An Independent Director is defined to be an individual who qualifies as a director under the Bylaws of the Corporation but who: (i) is not an officer or employee of the Corporation; (ii) is not the beneficial owner of five percent (5%) or more of any class of equity securities of the Corporation, or any officer, employee or "affiliate" (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any such stockholder of the Corporation; or (iii) does not have any economic relationship requiring disclosure under the Exchange Act with the
Corporation. The names of the directors of the Corporation are                .
A director need not be a stockholder of the Corporation.

     C. Effect of Increase or Decrease in Directors. In the event of any increase or decrease in the number of directors pursuant to the first sentence of Paragraph B above, each director then serving shall nevertheless continue as a director until the expiration of his term and until his successor is duly elected and qualified or his prior death, retirement, resignation or removal.

     D. Service of Directors. Notwithstanding the provisions of this Article IV, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal.

     E. Removal of Directors. Subject to the rights, if any, of any class or series of stock to elect directors and to remove any director whom the holders of any such stock have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office, with or without cause, only by the affirmative vote of the holders of at least a majority of the votes represented by the shares then entitled to vote in the election of such director. At least thirty (30) days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal shall be sent to the director whose removal will be considered at the meeting.

     F. Directors Elected by Holders of Preferred Stock. During any period when the holders of any series of Preferred Stock (as defined in Article V hereof) have the right to elect additional directors, as provided for or fixed pursuant to the provisions of Article V hereof, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total and authorized number of directors of the Corporation shall automatically be increased by the number of such additional directors, and such holders of Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal.

                                   ARTICLE V

                                 CAPITAL STOCK

     The total number of shares of stock which the Corporation shall have authority to issue is four hundred fifty million (450,000,000), of which four hundred million (400,000,000) shares are of a class denominated common stock, $0.01 par value per share (the "Common Stock") and fifty million (50,000,000) shares are of a class denominated preferred stock, $0.01 par value per share (the "Preferred Stock"). The aggregate par value of all shares of all classes is $4,500,000. Four million three hundred thousand (4,300,000) shares of the Preferred Stock shall be designated as "8.0% Series A Cumulative Preferred Stock" (the "Series A Preferred Stock").

     The Board of Directors may authorize the issuance by the Corporation from time to time of shares of any class of stock of the Corporation or securities convertible or exercisable into shares of stock of any class or classes for such consideration as the Board of Directors determines, or, if issued as a result of a stock dividend or stock split, without any consideration, and all stock so issued will be fully paid and non-assessable by the Corporation. The Board of Directors may create and issue rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities or property. The Board of Directors may classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such stock.

     The Board of Directors, with the approval of a majority of the entire Board of Directors, and without action by the stockholders (other than as may be specified in the Articles Supplementary setting forth the terms of any Preferred Stock), may amend the Charter of the Corporation to increase or decrease the aggregate number of shares of stock of the Corporation (but any such decrease may not decrease the aggregate number of shares of stock then currently outstanding) or the number of shares of stock of any class that the Corporation has authority to issue.

     The Corporation reserves the right to make any amendment to the Charter of the Corporation, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the Charter of the Corporation, of any outstanding shares of stock.

     Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

     The following is a description of each of the classes of stock of the Corporation and a statement of the powers, preferences and rights of such stock, and the qualifications, limitations and restrictions thereof:

     A. Common Stock.

     1. Voting Rights. Each holder of Common Stock shall be entitled to one vote per share of Common Stock on all matters to be voted on by the stockholders of the Corporation. Notwithstanding the foregoing, (i) holders of Common Stock shall not be entitled to vote on any proposal to amend provisions of the Charter of the Corporation setting forth the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualification, or terms or conditions of redemption of a class or series of Preferred Stock if the proposed amendment would not alter the contract rights of the Common Stock, and
(ii) holders of Common Stock shall not be entitled to notice of any meeting of stockholders at which the only matters to be considered are those as to which such holders have no vote by virtue of this Article V, Section A.1.

     2. Dividends and Rights Upon Liquidation. After the provisions with respect to preferential dividends of any series of Preferred Stock, if any, shall have been satisfied, and subject to any other conditions that may be fixed in accordance with the provisions of this Article V, then, and not otherwise, all Common Stock will participate equally in dividends payable to holders of shares of Common Stock when and as declared by the Board of Directors at their discretion out of funds legally available therefor. In the event of voluntary or involuntary dissolution or liquidation of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of Preferred Stock, the holders of Common Stock shall, subject to the additional rights, if any, of the holders of Preferred Stock fixed in accordance with the provisions of this Article V, be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

     B. Preferred Stock.

     1. Authorization and Issuance. The Preferred Stock may be issued from time to time upon authorization by the Board of Directors of the Corporation, in such series and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other provisions as may be fixed by the Board of Directors, except as otherwise set forth in the Charter.

     2. Voting Rights. The holders of Preferred Stock shall have no voting rights and shall have no rights to receive notice of any meetings, except as required by law, as expressly provided for in the Charter, or as expressly provided in the resolution establishing any series thereof.

     C. Series A Preferred Stock.

     1. Designation and Amount; Fractional Stock; Par Value. There shall be a class of Preferred Stock of the Corporation designated as "8.0% Series A Cumulative Preferred Stock," and the number of shares of stock constituting such series shall be 4,300,000. The Series A Preferred Stock is issuable solely in whole stock and shall entitle the holder thereof to exercise the voting rights, to participate in the distributions and dividends and to have the same benefits as all other holders of Series A Preferred Stock as set forth in this Charter. The par value of each share of Series A Preferred Stock shall be $0.01.

     2. Maturity. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

     3. Rank. The Series A Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Corporation, rank: (i) senior to all classes or series of Common Stock of the Corporation and to all equity securities ranking junior to the Series A Preferred Stock; (ii) on a parity with all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding-up of the Corporation; and (iii) junior to all existing and future indebtedness of the Corporation. The term "equity securities" does not include convertible debt and securities which rank senior to the Series A Preferred Stock prior to conversion.

     4. Dividends. Holders of the Series A Preferred Stock shall be entitled to receive, when and as authorized and declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of eight percent (8.0%) per annum of the Liquidation Preference, as hereinafter defined (which is equivalent to a fixed annual rate of $2.00 per share). Such dividends shall be cumulative from the date of original issuance and shall be payable quarterly in arrears on the fifteenth day of January, April, July and October of each year (each, a "Dividend Payment Date"), or, if not a business day, the next succeeding business day. Dividends will accrue from the date of original issuance to the first Dividend Payment Date and thereafter from each Dividend Payment Date to the subsequent Dividend Payment Date. A dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the last business day of March, June, September and December, respectively, or on such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to the applicable Dividend Payment Date (each, a "Dividend Record Date"). The Series A Preferred Stock will rank senior to the Corporation's Common Stock with respect to the payment of dividends.

     No dividends on Series A Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement to which the Corporation is a party, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for payment of such dividends and whether or not such dividends are declared. The accrued but unpaid dividends on the Series A Preferred Stock will not bear interest, and holders of shares of Series A Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above.

     Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Corporation or any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock (other than a distribution in stock of the Corporation's Common Stock or on stock of any other class of stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends authorized per share of Series A Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such series of Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in Common Stock or other stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock, or any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such stock) by the Corporation (except by conversion into or exchange for other stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation). Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided above. Any dividend payment made on shares of the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such stock which remains payable.

     5. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Series A Preferred Stock are entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, a liquidation preference of $25 per share (the "Liquidation Preference"), plus an amount equal to any accrued and unpaid dividends to the date of payment but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of stock of the Corporation that ranks junior to the Series A Preferred Stock as to liquidation rights. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all stock of other classes or series of Preferred Stock of the Corporation ranking on a parity with the Series A Preferred Stock in the distribution of assets, then the holders of shares of the Series A Preferred Stock and all other such classes or series of Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     Holders of shares of Series A Preferred Stock will be entitled to written notice of any such liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other trust, corporation or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

     6. Redemption. Shares of the Series A Preferred Stock are not redeemable prior to January 30, 2003. On and after January 30, 2003, the Corporation, at its option upon not less than thirty (30) nor more than sixty (60) days' written notice, may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption (except as provided below), without interest. Holders of shares of Series A Preferred Stock to be redeemed shall surrender any certificates representing such shares of Series A Preferred Stock at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If notice of redemption of any shares of Series A Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such stock will terminate, except the right to receive the redemption price. If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional stock) or by any other equitable method determined by the Corporation.

     Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchange for capital stock of the

Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock. So long as no dividends are in arrears, the Corporation shall be entitled at any time and from time to time to repurchase shares of Series A Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

     Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two (2) successive weeks commencing not less than thirty (30) nor more than sixty (60) days prior to the redemption date. A similar notice will be mailed by the Corporation, postage prepaid, not less than thirty (30) nor more than sixty
(60) days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed;
(iv) the place or places where the certificates representing the shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the stock to be redeemed will cease to accrue on such redemption date. If less than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

     Immediately prior to any redemption of shares of Series A Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series A Preferred Stock which are redeemed.

     7. Voting Rights. Holders of the shares of Series A Preferred Stock will not have any voting rights, except as set forth below.

     Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for four or more quarterly periods (a "Preferred Dividend Default"), the holders of such Series A Preferred Stock (voting together as a class with all other series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends or upon liquidation ("Parity Preferred") upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional directors of the Corporation (the "Preferred Stock Directors") at a special meeting called by the holders of record of at least twenty percent (20%) of the shares of Series A Preferred Stock and the holders of record of at least twenty percent (20%) of the shares of any series of Parity Preferred so in arrears (unless such request is received less than ninety (90) days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at such subsequent annual meeting until all dividends accumulated on such shares of Series A Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. A quorum for any such meeting shall exist if at least a majority of the outstanding shares of Series A Preferred Stock and shares of Parity Preferred upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. Such Preferred Stock Directors shall be elected upon affirmative vote of a plurality of the shares of Series A Preferred Stock and such Parity Preferred present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accumulated dividends and the dividend for the then current dividend period on the shares of Series A Preferred Stock shall have been paid in full or set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or set aside for payment in full on all series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall immediately terminate. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock and all series of Parity Preferred upon which like voting rights have been conferred and are exercisable (voting together as a class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Directors remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting together as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

     So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (a) authorize or create, or increase the authorized or issued amount of, any class or series of shares of stock ranking prior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares of stock, or (b) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the shares of Series A Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the shares of Series A Preferred Stock remain outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the shares of Series A Preferred Stock and provided further that (i) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (ii) any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

     8. Conversion. Shares of the Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

     9. Definitions. Terms defined in this Article V, Paragraph C shall apply only in respect of the Series A Preferred Stock.

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                                   ARTICLE VI

 LIMITATION ON PERSONAL LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     To the maximum extent that Maryland law in effect from time to time permits limitation of liability of directors or officers of corporations, no person who at any time was or is a director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this provision, nor the adoption or amendment of any other provision of the Charter or the Bylaws of the Corporation inconsistent with this provision, shall limit or eliminate in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                  ARTICLE VII

                              OTHER CONSTITUENCIES

     In considering the effect of a potential acquisition of control of the Corporation, the Board of Directors of the Corporation may, but shall not be required to, consider the effect of the potential acquisition of control on: (i) stockholders, employees, suppliers, customers and creditors of the Corporation; and (ii) communities in which offices or other establishments of the Corporation are located.

     THIRD: The amendment to and restatement of the Charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

     FOURTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the Charter.

     FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article III of the foregoing amendment and restatement of the Charter.

     SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article IV, Section B of the foregoing amendment and restatement of the charter.

     SEVENTH: The total number of shares of stock which the Corporation has authority to issue is four hundred fifty million (450,000,000) shares, consisting of four hundred million (400,000,000) shares of Common Stock, $0.01 par value per share, and fifty million (50,000,000) shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all shares is $4,500,000.

     EIGHTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation, and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and
attested to by its Secretary on this                day of           , 2000.

                                                     PRISON REALTY TRUST, INC.

                                                     By: ---------------------------------------(seal)
                                                     Title: President

                                                     ATTEST:

                                                     By: ----------------------------------------------
                                                     Title: Secretary

                                                                      APPENDIX E

December 26, 1999

Prison Realty Trust, Inc.
10 Burton Hills Boulevard
Suite 100
Nashville, Tennessee 37215

Attention of Doctor R. Crants

                $1,200,000,000 SENIOR SECURED CREDIT FACILITIES

                               COMMITMENT LETTER

Ladies and Gentlemen:

     You have advised Credit Suisse First Boston ("CSFB") that you and the Funds (such term and each other capitalized term used but not defined herein having the meaning assigned to it in the Term Sheet (as defined below)) intend to effect the Transactions. You have further advised CSFB that, in connection with the Transactions, the Borrower will obtain the Senior Secured Facilities contemplated by the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the "Term Sheet").

     In connection with the Transactions, CSFB is pleased to advise you of its commitment (the "Commitment") to provide the entire principal amount of the Senior Secured Facilities, upon the terms and subject to the conditions set forth or referred to in this Commitment Letter (this "Commitment Letter"). You hereby appoint CSFB to act, and CSFB hereby agrees to act, as sole and exclusive advisor, lead arranger and sole book manager for the Senior Secured Facilities on the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Term Sheet.

     CSFB will act as the sole and exclusive Administrative Agent and as the sole and exclusive Collateral Agent for the Senior Secured Facilities, and CSFB will act as the sole and exclusive advisor, lead arranger and sole book manager for the Senior Secured Facilities, and CSFB will, in such capacities, perform the duties customarily associated with such roles. It is understood by the parties hereto that CSFB may assign a portion of its Commitment hereunder to another financial institution (the "Syndication Agent") to be selected by CSFB in consultation with you (together with CSFB, the "Agents"). Following any such assignment, (a) the term "Commitment" shall include the portion of the Commitment assigned to the Syndication Agent and (b) the rights and duties of CSFB and such Syndication Agent hereunder shall be several and not joint. No other agents or co-agents, book managers or arrangers will be appointed, and no other titles will be awarded to any Lender (as defined below), unless approved by CSFB and you (it being expected that additional agents will be appointed and additional titles will be awarded).

     Each of the Agents reserves the right, prior to or after the execution of definitive documentation for the Senior Secured Facilities, to syndicate all or a portion of its Commitment to one or more financial institutions, reasonably acceptable to the Agents and you, that will become parties to such definitive documentation pursuant to syndications to be managed by CSFB in consultation with you and the Syndication Agent (the financial institutions becoming parties to such definitive documentation being collectively called the "Lenders"). You understand that the Agents intend to commence such syndication efforts promptly after execution of the Restructuring Agreement by the parties thereto and you agree actively to assist the Agents in achieving timely and orderly syndications (at times mutually agreed upon) of the Senior Secured Facilities that are satisfactory to the Agents and you. This will be accomplished by a variety of means, including direct contact during the syndications (at times mutually agreed upon) among the senior officers, representatives and advisors of the Borrower and the Funds, on the one hand, and the proposed Lenders, on the other hand. Such assistance shall also include your using reasonable efforts to have the syndication and arrangement efforts benefit from existing lending relationships of the Funds and the Borrower.

     It is understood and agreed that CSFB will, in consultation with you and the Syndication Agent, manage all aspects of the syndications, including selection of Lenders reasonably acceptable to you, determination of when CSFB will approach potential Lenders and of the time of acceptance of the Lenders' commitments, any naming rights and the final allocations of the commitments among the Lenders. It is also understood and agreed that the amount and distribution of fees among the Lenders will be at CSFB's sole discretion, after consultation with you and the Syndication Agent. To assist CSFB in its syndication efforts, you agree, upon CSFB's reasonable request, (a) promptly to provide, and to cause your affiliates and advisors to provide, to the Agents financial and other information in your or their possession with respect to the Borrower and its subsidiaries, the Acquired Entities, the Transactions and any other transactions contemplated hereby, including but not limited to information and projections prepared by you, the Funds (to the extent available to you) or by your or their advisors on your or their behalf relating to the Borrower and its subsidiaries, the Acquired Entities, the Transactions or the other transactions contemplated hereby, (b) to make the Borrower's senior officers (including its chief executive officer) to be made, available to prospective Lenders, (c) to assist, and to use reasonable efforts to cause the Funds' and the Borrower's affiliates and advisors to assist, CSFB in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication of the Senior Secured Facilities and (d) to host, with CSFB, a meeting or series of meetings of prospective Lenders (either individually or in groups).

     As consideration for the Commitment and CSFB's agreement to structure, arrange and syndicate the Senior Secured Facilities and to provide advisory services in connection therewith, you agree to pay the fees as set forth in the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith with respect to the Senior Secured Facilities (the "Fee Letter"). Once paid, such fees shall not be refundable.

     You hereby represent and covenant that (a) all information (excluding information of a general economic nature and financial projections) concerning the Borrower and its subsidiaries, the Acquired Entities, the Transactions and the other transactions contemplated hereby (the "Information") that has been or will be prepared by or on behalf of the Borrower, the Funds or any of their authorized representatives and that has been made or will be made available to the Agents by the Borrower, the Funds or any of your or their authorized representatives in connection with the Transactions and the other transactions contemplated hereby, when taken as a whole, will be true and correct in all material respects (after giving effect to all written updates thereto delivered to the Agents prior to the Closing Date) and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) all financial projections concerning the Borrower and its subsidiaries, the Acquired Entities, the Transactions and the other transactions contemplated hereby (the "Projections") that have been prepared by or on behalf of the Borrower, the Funds or any of their authorized representatives and that have been or will be made available to the Agents by the Borrower, the Funds or any of their authorized representatives in connection with the Transactions and the other transactions contemplated hereby have been and will be prepared in

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

good faith based upon assumptions believed by you to be reasonable. You agree to supplement the Information and the Projections from time to time until the Closing Date so that the representations and covenants in the preceding sentence remain correct. In arranging the Senior Secured Facilities, including the syndication of the Senior Secured Facilities, the Agents will be using and relying primarily on the Information and the Projections without independent verification thereof.

     The Commitment is subject to (a) there not having occurred any material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and the Acquired Entities, taken as a whole, since December 31, 1998, other than (i) the issues giving rise to the restructuring in May 1999 of certain intercompany lease payments, which issues will be resolved following the consummation of the Transactions, (ii) the existence of two class action lawsuits, In re Old CCA Sec. Litig. and In re Prison Realty Sec. Litig., pending in the United States District Court, Middle District of Tennessee, Nashville Division, and one state court derivative action, Wanstrath v. Crants, et al., pending in the Court Chancery for the State of Tennessee, 20th Judicial District, Davidson County, relating to the restructuring described in clause
(i), which have been previously disclosed to CSFB, and (iii) any litigation not described in clause (ii) which has been dismissed or settled in a manner satisfactory to CSFB, (b) the Borrower's having obtained an insurance policy from AIG or another insurer reasonably satisfactory to CSFB, with respect to, among other things, the items described in clauses (a)(i) and (ii) of this paragraph, and on terms previously described to CSFB, (c) there not having occurred and being continuing any material disruption of, or material adverse change in, the financial, banking or capital markets conditions since the date hereof that, in CSFB's reasonable judgment, would reasonably be expected to materially impair the syndication of any of the Senior Secured Facilities, (d) CSFB's satisfaction that prior to and during the syndication of the Senior Secured Facilities, there shall be no competing issues of debt securities or commercial bank or other credit facilities of the Borrower, the Acquired Entities or any of their respective subsidiaries (other than the New Preferred Stock) and (e) the other conditions set forth herein and in the Term Sheet.

     In addition, this Commitment is subject to the negotiation, execution and delivery of definitive documentation with respect to the Senior Secured Facilities reasonably satisfactory to the Agents and you. Such documentation shall contain such indemnities, covenants, representations and warranties, events of default (including but not limited to Change in Control (to be defined)), conditions precedent, security arrangements and other terms and conditions that are customary for facilities and transactions of this type and reasonably satisfactory to the Agents and you. Those matters that are not covered by or made clear under the provisions hereof or of the Term Sheet are subject to the approval and agreement of the Agents and you (it being understood that the terms and conditions of the definitive documentation with respect to the Senior Secured Facilities shall not be inconsistent with the terms and conditions set forth herein or in the Term Sheet).

     By executing this Commitment Letter, you agree (a) to indemnify and hold harmless each Agent and the other Lenders and their respective officers, directors, employees, affiliates, agents and controlling persons from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such persons may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Term Sheet, the Transactions, the Senior Secured Facilities or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such indemnified parties is a party thereto, and to reimburse each of such indemnified parties upon demand for any legal or other expenses reasonably incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified party, apply to losses, claims, damages, liabilities or related expenses to the extent they result primarily from the wilful misconduct or gross negligence of any indemnified party, and (b) to reimburse each Agent from time to time, upon presentation of a summary statement in reasonable detail, for all reasonable out-of-pocket expenses (including but not limited to expenses of due diligence investigation, local counsel and other consultants' fees (if such consultants are engaged with your prior written consent), syndication expenses, travel expenses and reasonable fees, disbursements and other charges of counsel) incurred in connection with the Senior Secured Facilities and the preparation of this Commitment Letter, the Term Sheet, the Fee Letter, the definitive documentation for the Senior Secured Facilities and the security arrangements in connection with the Senior Secured Facilities. Subject to the provisions of the thirteenth paragraph of this Commitment Letter, the provisions contained in this paragraph shall remain in full force and effect notwithstanding the termination of this Commitment Letter or this Commitment.

     You agree that you will not disclose this Commitment Letter, the Term Sheet, the Fee Letter, the contents of any of the foregoing or the activities of the Agents pursuant hereto or thereto to any person without the prior approval of the Agents, except that (a) you may disclose this Commitment Letter, the Term Sheet, the Fee Letter and the contents hereof and thereof (i) to your officers, employees, attorneys and advisors and to the respective officers, employees, attorneys, advisors and members of the Funds, the Borrower and their affiliates, in each case on a confidential and need-to-know basis, and (ii) as required by applicable law or compulsory legal process or in the prosecution of any proceeding initiated by the Funds or the Borrower (provided that you shall give prior notice to the Agents of any such disclosure); and (b) after your acceptance of the terms of this Commitment Letter and of the Fee Letter, you may disclose the existence of this Commitment Letter and a summary of the principal terms and conditions of this Commitment (or the full Commitment Letter if advisable in the reasonable opinion of the Borrower and its counsel) in any requisite public filings to be made in connection with the Transactions (including in connection with the solicitation of proxies), provided that any such disclosure that is in writing shall be subject to the Agents' prior review and approval (such approval not to be unreasonably withheld), it being expressly understood and agreed that neither the Fee Letter nor the contents thereof may be so disclosed pursuant to clause (b) above without the consent of the Agents. The provisions contained in this paragraph shall remain in full force and effect notwithstanding the termination of this Commitment Letter or this Commitment.

     Neither this Commitment Letter nor this Commitment shall be assignable by you without the prior written consent of each Agent, and any attempted assignment shall be void. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the Agents and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Commitment Letter. This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. The Agents may perform certain of the duties and activities described hereunder through any of their respective affiliates. The provisions of the second preceding paragraph shall apply with equal force and effect to any of such affiliates so performing any of such duties or activities.

     Your obligations and representations under this Commitment Letter, other than those arising under the fourth, fifth and eleventh paragraphs of this Commitment Letter, shall automatically terminate and be superseded by the provisions of the definitive documentation for the Senior Secured Facilities upon the closing of the Senior Secured Facilities and the consummation of the Transactions.

     Please indicate your acceptance of the terms hereof and of the Fee Letter by signing in the appropriate space below and in the Fee Letter and returning to CSFB the enclosed duplicate originals of this Commitment Letter and the Fee Letter not later than 5:00 p.m., New York City time, on December 27, 1999. This Commitment will expire at such time in the event that CSFB has not received such executed duplicate originals in accordance with the immediately preceding sentence. In the event that the initial borrowing in respect of the Senior Secured Facilities does not occur on or before May 31, 2000 (or such later date as may be agreed to among the Agents and you), then this Commitment Letter and this Commitment shall automatically terminate unless the Agents shall agree to an extension. You understand that the Agents intend to commence syndication efforts with respect to the Senior Secured Facilities promptly after execution of the Restructuring Agreement by the parties thereto.

     CSFB is pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

                                        Very truly yours,

                                        CREDIT SUISSE FIRST BOSTON,

                                        By:   /s/ CHRISTOPHER CUNNINGHAM
                                          --------------------------------------
                                           Name: Christopher Cunningham
                                           Title: Director

                                        By:         /s/ ROBERT HETU
                                           -------------------------------------
                                            Name: Robert Hetu
                                            Title: Vice President

                                        Accepted and agreed to as of the date
                                        first written above:

                                        PRISON REALTY TRUST, INC.,

                                        By:       /s/ DOCTOR R. CRANTS
                                           -------------------------------------
                                            Name: Doctor R. Crants
                                            Title: Chief Executive Officer

                                                                       EXHIBIT A

December 26, 1999

                $1,200,000,000 SENIOR SECURED CREDIT FACILITIES
                   SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

Borrower:                    Prison Realty Trust, Inc., a Maryland corporation
                             (the "Borrower").

Transactions:                Pursuant to an agreement to be entered into among
                             the Borrower, its associated management companies and the other parties thereto (the "Restructuring
                             Agreement"), the Borrower will elect to be treated as a subchapter C operating company and will become the 100% parent corporation of corporations that will own the businesses of Corrections Corporation of America, Prison Management Services, Inc. and
                             Juvenile and Jail Facility Management Services,
                             Inc., each an associated company of the Borrower
                             (collectively, the "Acquired Entities"), by stock purchase, merger, reverse merger or otherwise, for $38,300,000 in the form of stock of the Borrower and cash (the "Restructuring"). Simultaneously with the completion of the Restructuring, pursuant to a securities purchase agreement, Blackstone Capital
                             Partners III Merchant Banking Fund L.P., Blackstone
                             Real Estate Partners III L.P. and/or their affiliates (collectively, the "Blackstone Funds"), an investment fund managed by Fortress Investment
                             Group (the "Fortress Fund" and together with the Blackstone Funds, the "Funds") and one or more co-investors that may be selected by the Blackstone
                             Funds or the Fortress Fund (together with the Funds, the "Fund Investors") will purchase from the Borrower (the "Funds Purchase") convertible preferred stock having the terms set forth on Annex
                             III hereto (the "New Preferred Stock") for up to
                             $350,000,000, at least $315,000,000 of which will
                             be purchased by the Closing Date (as defined below), subject to the Rights Offering (as defined below). The Fund Investors will also receive as part of the Funds Purchase warrants to purchase common stock of the Borrower having the terms set forth on Annex III hereto (the "New Warrants").
                             Following completion of the Funds Purchase, the Fund Investors will own on a fully diluted basis approximately 25.0% of the outstanding equity of the Borrower before the exercise of any New
                             Warrants, subject to the Rights Offering.

                             Concurrent with the consummation of the
                             Restructuring and prior to the consummation of the Funds Purchase, the Borrower will consummate a rights offering to its existing stockholders (the "Rights Offering") pursuant to which such stockholders will be entitled to purchase, at the same price per share to be paid by the Fund Investors in the Funds Purchase, up to $75 million of a separate series of preferred stock of the Borrower having substantially the same economic rights as the New Preferred Stock (the

                             "Rights Offering Preferred") (and will receive a pro rata portion of the New Warrants in connection therewith), provided that the Fund Investors will purchase sufficient New Preferred Stock so that, when combined with the gross proceeds of the Rights Offering, the total gross proceeds to the Borrower on the Closing Date is at least $315 million (the Fund Investors, together with any existing stockholders purchasing in such Rights Offering, are referred to collectively herein as the "Investors").

                             Concurrent with the consummation of the
                             Restructuring, the Funds Purchase and the Rights Offering, (a) the Borrower will obtain, and make the initial borrowing in the amount of $975,000,000 under, the senior secured credit facilities described below under the caption "Senior Secured Facilities" (the "Senior Secured Facilities"), (b) the Borrower will use the proceeds from this borrowing, together with the Funds Purchase and the Rights Offering, to fund the cash component of the Transactions (as defined below) as set forth below under the caption "Purpose" and Annex II hereto and
                             (c) costs and expenses (the "Transaction Costs") incurred in connection with the Transactions will be paid.

                             Prior to or concurrent with the initial borrowing under the Senior Secured Facilities, the Borrower and each of its subsidiaries and the Acquired Entities will prepay or repurchase in full all of their existing indebtedness (other than (a) $100,000,000 aggregate principal amount of 12% Senior Notes Due 2006 (the "Existing High Yield Bonds") issued under an indenture, as supplemented by an indenture supplement, dated as of June 11, 1999 between the Borrower and State Street Bank and Trust Company, as trustee (the "High Yield Bonds Indenture"), (b) $70,000,000 aggregate principal amount outstanding under two series of convertible notes (the "Existing Convertible Notes") (subject to obtaining consents to amendments to such series of convertible notes permitting them to remain outstanding following consummation of the Restructuring) and (c) certain other indebtedness to be agreed upon (collectively, the "Existing Indebtedness")), including all amounts outstanding (the "Repaid Debt") under existing bank debt of approximately $960,800,000 pursuant to (i) the Amended and Restated Credit Agreement dated as of August 4, 1999, among the Borrower, the guarantors party thereto, the lenders party thereto and the other parties thereto (the "Existing Prison Realty Bank Agreement"), (ii) the Revolving Line of Credit dated as of August 17, 1999, between Prison Management Services, Inc. and AmSouth Bank and the Revolving Line of Credit dated as of August 17, 1999, between Juvenile and Jail Facility Management Services, Inc. and AmSouth Bank (the "Existing Service Company Bank Agreements"), and (iii) the Loan and Security Agreement dated as of March 1, 1999, by and among Corrections Corporation of America, the lenders party thereto and Foothill Capital Corporation, as agent for such lenders (together with the Existing Prison Realty Bank Agreement and the Existing Service Company

                             Bank Agreements, the "Existing Bank Agreements"). The Existing Bank Agreements and all agreements and documentation evidencing the Repaid Debt, and any related guarantee and collateral documents, shall be terminated.

                             The transactions described in the foregoing paragraphs, including the Restructuring, the Funds Purchase and the Rights Offering, are collectively referred to herein as the "Transactions".

Senior Secured Facilities:   (A) A Senior Secured Term Loan Facility (the
                                 "Tranche A Facility") providing for term loans to the Borrower in an aggregate principal amount not to exceed $250,000,000.

                             (B) A Senior Secured Term Loan Facility (the
                                 "Tranche B Facility", and together with the Tranche A Facility, the "Term Loan Facilities") providing for term loans to the Borrower in an aggregate principal amount not to exceed $700,000,000.

                             (C) A Senior Secured Revolving Credit Facility (the
                                 "Revolving Facility") providing for revolving loans to the Borrower and letters of credit for the account of the Borrower in an aggregate principal amount not to exceed $250,000,000 at any time during the period commencing on the date that the Transactions are consummated (the "Closing Date") and ending on the date that the Revolving Facility matures as set forth under the caption "Final Maturity and Amortization" (the "Availability Period"); provided that the amount of such revolving loans made on the Closing Date shall not exceed $25,000,000.

                             In connection with the Revolving Facility, Credit Suisse First Boston ("CSFB") will make available to the Borrower a swingline facility under which the Borrower may make short-term borrowings of up to an amount to be agreed upon. Any such swingline loans will reduce availability under the Revolving Facility on a dollar-for-dollar basis. Each Lender (as defined below) under the Revolving Facility will, promptly upon request by CSFB, fund to CSFB its pro rata share of any swingline borrowings.

Arranger:                    CSFB will act as lead arranger and book manager for
                             the Senior Secured Facilities, and will perform the duties customarily associated with such roles.

Administrative Agent:        CSFB will act as administrative agent and
                             collateral agent (collectively, the "Agent") for a syndicate of financial institutions reasonably satisfactory to CSFB and the Borrower (the
                             "Lenders"), and will perform the duties customarily associated with such roles.

Syndication Agent:           A financial institution to be selected by the Agent
                             will, in consultation with the Borrower, act as Syndication Agent (the "Syndication Agent")

Purpose:                     (A) The proceeds of the borrowings under the Term
                                 Loan Facilities and the Revolving Facility will be used by the Borrower on the Closing Date, together with the proceeds from the Funds Purchase and the Rights Offering, (i) to repay the Repaid Debt, (ii) to effect the Restructuring and (iii) to pay the Transaction Costs. The balance of the proceeds from the initial borrowing under the Term Loan Facilities and the Funds Purchase will be used for (i) the pre-funding of capital expenditures in an amount to be agreed upon to complete the construction of prisons currently under construction and (ii) general corporate purposes.

                             The estimated sources and uses of the funds necessary to consummate the Transactions and the other transactions contemplated hereby are set forth on Annex II hereto.

                             (B) The proceeds of the borrowings and letters of
                                 credit under the Revolving Facility will be used during the Availability Period for (i) the construction of prison facilities and (ii) general corporate purposes (including stock repurchases, to be extent permitted by the definitive credit documentation).

Fees and Interest Rates:     As set forth on Annex I hereto.

Availability:                (A) The full amount of the Term Loan Facilities
                                 must be drawn in a single drawing on the Closing Date. Amounts repaid or prepaid under the Term Loan Facilities may not be reborrowed. The Closing Date shall in no event occur later than May 31, 2000.

                             (B) Loans and letters of credit under the Revolving
                                 Facility will be available during the
                                 Availability Period in an aggregate amount outstanding at any time not greater than the commitments outstanding under the Revolving Facility at such time.

Letters of Credit:           Letters of credit under the Revolving Facility will
                             be issued by CSFB or one of its affiliates (in such capacity, the "Fronting Bank") for the account of the Borrower up to an amount to be agreed upon.
                             Each letter of credit shall expire no later than the earlier of (a) the date that is 12 months after its date of issuance, subject to customary evergreen renewal provisions, and (b) the fifth business day prior to the final maturity of the Revolving Facility.

                             Drawings under any letter of credit shall be reimbursed by the Borrower within one business day. To the extent that the Borrower does not reimburse the Fronting Bank within one business day, the Lenders under the Revolving Facility shall be irrevocably obligated to reimburse the Fronting Bank pro rata based upon their respective Revolving Facility commitments, with the amount of such reimbursement payment being deemed to be payment in respect of the participation of such Lender in the applicable letter of credit.

                             The issuance of all letters of credit shall be subject to the customary procedures of the Fronting Bank.

Final Maturity and
  Amortization:              (A) Loans made under the Tranche A Facility will
                                 mature on the date that is six years after the Closing Date and will amortize in quarterly installments under a schedule and in amounts to be agreed upon.

                             (B) Loans made under the Tranche B Facility will
                                 mature on the date that is eight years after the Closing Date and will amortize under a schedule to be agreed upon providing for nominal quarterly installments during the initial seven year term of the Tranche B Facility and quarterly installments in amounts to be agreed upon during the remaining term of the Tranche B Facility.

                             (C) The Revolving Facility will mature on the date
                                 that is six years after the Closing Date.

Guarantors:                  The obligations of the Borrower under the Senior
                             Secured Facilities and under any interest rate or other hedging agreements entered into with any Lender (or an affiliate thereof) will be unconditionally and irrevocably guaranteed (the
                             "Guarantees") by each of the Borrower's existing or subsequently acquired or organized direct or indirect domestic subsidiaries (subject to exceptions to be agreed upon with respect to any less than wholly owned domestic subsidiaries) in a manner reasonably satisfactory to the Borrower and its counsel and the Agent and its counsel.

Security:                    The obligations of the Borrower under the Senior
                             Secured Facilities and under any interest rate or other hedging agreements entered into with any Lender (or an affiliate thereof) and the Guarantees will be secured by valid, perfected and, subject to certain exceptions to be agreed upon, first-priority security interests in the following
                             (collectively, the "Collateral"): (a) all the capital stock of or other equity interests in each existing or subsequently acquired or organized direct or indirect domestic subsidiary of the Borrower and 65% of the capital stock of or other equity interests in each existing or subsequently acquired or organized direct foreign subsidiary of the Borrower or of any domestic subsidiary of the Borrower or, in any case in which the Borrower or any such domestic subsidiary directly holds less than 65% of such stock or equity interests, all such stock or equity interests (in each case, to the extent permitted by applicable legal provisions and subject to exceptions to be agreed upon with respect to any less than wholly owned domestic subsidiaries) held by the Borrower or such domestic subsidiary and (b) all the tangible and intangible assets (including but not limited to real property, accounts receivable, notes receivable, inventory, contract rights, trademarks, trade names, patents, equipment, cash and proceeds of the foregoing) of the Borrower and its existing or subsequently acquired or organized domestic subsidiaries (subject to exceptions to be agreed upon with respect to any less than wholly owned domestic subsidiaries), in each case to the extent permitted by applicable legal restrictions and in a manner reasonably satisfactory to the Borrower and its counsel and the Agent and its counsel. Furthermore, (a) at the request of the Agent made prior to the Closing Date, the Borrower and its subsidiaries will enter into additional guarantee and other security arrangements unless the Agent and the Borrower determine that the economic detriment to the Borrower of entering into such guarantee or security arrangements or taking security interests in such assets would be excessive in view of the related benefits to be received by the Lenders under the Senior Secured
                             Facilities and (b) at the request of the Borrower made prior to the Closing Date, assets will be excluded from the Collateral in circumstances where the Agent and the Borrower make the determination referred to in clause (a) above with respect to the inclusion of such assets in the Collateral. All such security interests will be created pursuant to documentation (including real property mortgages) reasonably satisfactory in all respects to the Agent, and on the Closing Date, except as approved by the Agent, such security interests shall have become perfected and the Agent shall have received reasonably satisfactory evidence as to the enforceability and priority thereof.

                             None of the Collateral will be subject to any other liens, except (i) as agreed to by CSFB and permitted by the definitive credit documentation and (ii) for liens in respect of Permitted Non-Recourse Debt (as defined below). To the extent any Collateral becomes subject to any Permitted Non-Recourse Debt or is sold or disposed of in accordance with the definitive credit documentation, the security interests with respect to such Collateral will be released.

Mandatory Prepayment:        The Borrower will be required to make mandatory
                             prepayments of term loans in amounts and at times to be agreed upon (subject to exceptions to be agreed upon), (a) in respect of 75% (subject to reduction based on the achievement of financial performance standards to be agreed upon) of Consolidated Excess Cash Flow (as defined below) of the Borrower and its subsidiaries commencing with respect to the fiscal year ending on December 31, 2001, and (b) in respect of 100% of the net cash proceeds of (i) certain dispositions by the Borrower or any of its subsidiaries of assets or the stock of subsidiaries that are not reinvested in the business of the Borrower and its subsidiaries within one year of such disposition or
                             (ii) the incurrence by the Borrower or any of its subsidiaries of certain types of indebtedness.

                             Exceptions. The following transactions, among others to be agreed upon, will not be subject to the mandatory prepayments described above: (i) dispositions of the note relating to the Agecroft Prison Facility (such exception to be consistent with the similar exception set forth in the Existing Bank Agreements); (ii) issuances of debt to fund the repurchase of the New Preferred Stock following the exercise by the [Fund] Investors of the Funds Put (as defined in Annex III hereto), so long as such repurchase is permitted as described below under the caption "Negative Covenants -- New Preferred Stock Redemption"; (iii) dispositions of assets, including by way of sale-leaseback transactions, and the incurrence of Permitted Non-Recourse Debt, in each case completed after December 31, 2000, so long as the fair market value of the assets so disposed plus, without duplication, the principal amount of such Permitted Non-Recourse Debt incurred pursuant to this exception does not, in the aggregate, exceed $75,000,000 per annum; and (iv) other asset dispositions to be agreed upon.

                             "Consolidated Excess Cash Flow" will be defined as
                             (i) the consolidated EBITDA (to be defined) of the Borrower and its subsidiaries for a fiscal year plus any decrease in working capital, minus (ii)
                             (A) Interest Expense (to be defined) paid in cash,
                             (B) taxes paid in cash, (C) debt amortization payments paid in cash, (D) permitted capital expenditures (including capital expenditures certified by the Borrower as necessary to complete facilities under construction in the following fiscal year, provided that such amounts will not be deducted in the fiscal year in which they are actually spent), (E) permitted dividends, equity purchases and redemptions, (F) permitted investments, (G) any increase in working capital and (H) other items to be agreed upon, in each case made during such year.

Optional Prepayment or
  Reduction:                 Loans under the Senior Secured Facilities may be
                             prepaid, and Revolving Facility commitments may be permanently reduced, in whole or in part at any time in minimum amounts to be agreed upon at the Borrower's option. Any optional prepayment of loans bearing interest based on Adjusted LIBOR other than at the end of an interest period will be subject to reimbursement of the Lenders' redeployment costs.

                             All optional prepayments of the Term Loan
                             Facilities will be allocated between the Term Loan Facilities as directed by the Borrower and applied first to the scheduled amortization payments under the applicable Term Loan Facility occurring within 12 months of the repayment date, and second pro rata to the remaining amortization payments under the applicable Term Loan Facility.

Special Application
Provisions:                  Any holders of loans under the Tranche B Facility
                             may, so long as loans are outstanding under the Tranche A Facility, decline to accept any mandatory prepayment described above under the caption
                             "Mandatory Prepayment" and, under such
                             circumstances, all amounts that would otherwise be applied to prepay loans under the Tranche B Facility shall be applied to prepay loans under the Tranche A Facility in accordance with the provisions described above under the caption "Mandatory Prepayment".

Facilities Documentation:    Usual for facilities and transactions of this type
                             and reasonably acceptable to the Borrower and its counsel and the Agent and its counsel. The documentation will include, among other documents, a single credit agreement (the "Credit Agreement"), a subsidiary guarantee agreement, a security agreement and other appropriate guarantee and collateral documents.

Representations and
Warranties:                  Usual for facilities and transactions of this type
                             (including materiality concepts to be agreed upon) and reasonably acceptable to the Borrower and its counsel and the Agent and its counsel, including but not limited to accuracy of financial statements; no material adverse change; absence of material litigation (other than litigation identified in the schedules to the Credit Agreement on the Closing Date); no violation of agreements or instruments; compliance with laws (including but not limited to ERISA, margin regulations, bank regulatory limitations and environmental laws and regulations); existence and validity of licenses;
                             payment of taxes; ownership of properties;
                             insurance; inapplicability of the Investment
                             Company Act; solvency; environmental matters;
                             accuracy of information; and validity, priority and perfection of security interests in the Collateral.

Conditions Precedent:        Usual for facilities and transactions of this type
                             and reasonably acceptable to the Borrower and its counsel and the Agent and its counsel, including but not limited to delivery of reasonably satisfactory legal opinions; accuracy of representations and warranties in all material respects; evidence of authority; material consents of all persons; compliance with applicable material laws and regulations; payment of fees and expenses;
                             fully perfected security interests as described above under the caption "Security"; and obtaining of reasonably satisfactory insurance.

                             The Transactions shall be consummated
                             simultaneously with the closing under the Senior Secured Facilities in accordance with applicable law, the Restructuring Agreement and all related documentation in all material respects, in each case substantially in the form approved by CSFB (such approval not to be unreasonably with held) and otherwise on terms reasonably satisfactory to CSFB, and all other material documentation to be entered into pursuant thereto or in connection therewith shall be reasonably satisfactory to CSFB. The conditions to the Borrower's or any of its subsidiaries' obligations set forth in the Restructuring Agreement shall have been satisfied without giving effect to waivers or amendments not approved by CSFB that are materially adverse to the Lenders.

                             The terms and conditions of (i) the New Preferred Stock and (ii) the New Warrants shall be reasonably satisfactory in all material respects to CSFB.

                             After giving effect to the Transactions, the Borrower and its subsidiaries shall have outstanding no preferred stock and no indebtedness other than (i) the loans under the Senior Secured Facilities, (ii) the New Preferred Stock, (iii) the Existing Preferred Stock, (iv) the Existing High Yield Bonds, (v) the Existing Convertible Notes and
                             (vi) other indebtedness reasonably satisfactory to the Agent.

                             CSFB shall have received a pro forma consolidated balance sheet and income statement as of the end of and for fiscal year 1998 and 1999 and for the quarter ended March 31, 2000 (together with, for comparative purposes, the quarter ended March 31,
                             1999) of the Borrower, in each case giving effect to the Transactions, together with an examination or review report by a nationally recognized accounting firm, substantially to the effect that such pro forma balance sheet and income statement fairly presents in all material respects the pro forma financial position and the results of operation of the Borrower, the Acquired Entities and their respective subsidiaries as of such date and for such periods after giving effect to the Transactions as of the date of such balance sheet and as of the beginning of such fiscal year, in each case in accordance with generally accepted accounting principles to the extent applicable thereto, and CSFB shall be reasonably satisfied that such balance sheet and income statement and the transactions in connection with the Transactions and the financing arrangements contemplated hereby are consistent with the sources and uses shown on Annex II hereto and are not materially inconsistent with the information or projections and the financial model delivered to CSFB prior to the date hereof.

                             EBITDA (as defined in the Series B Cumulative Convertible Preferred Stock Securities Purchase Agreement by and among Prison Realty Trust, the Acquired Entities and Prison Acquisition Company, L.L.C. dated as of December 17, 1999) in respect of the first quarter of 2000 shall not be less than $43,000,000.

                             CSFB shall have received audited financial statements of (i) the predecessors of the Borrower and the Acquired Entities as of the end of and for fiscal years 1997, 1998 and 1999 and (ii) unaudited financial statements of the Borrower and the Acquired Entities as of and for the quarter ended March 31, 2000 (together with, for comparative purposes, the quarter ended March 31, 1999), together with a certificate of the Borrower (signed on behalf of the Borrower by a senior officer) to the effect that such financial statements fairly present in all material respects the financial position and results of operations of such entities, including its subsidiaries, as of such dates and for such periods in accordance with generally accepted accounting principles to the extent appli-cable thereto, and, and CSFB shall be reasonably satisfied that such financial statements are not materially inconsistent with the information or projections and the financial model delivered to CSFB prior to the date hereof.

                             CSFB shall have received a solvency letter, in form and substance and from an independent evaluation firm reasonably satisfactory to CSFB.

                             To the extent required, the holders of the High Yield Bonds and the Existing Convertible Notes shall have consented to the Transactions, in accordance with applicable law and the terms of the High Yield Bonds Indenture or the Existing Convertible Notes, as the case may be.

                             All requisite material governmental authorities shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on the Transactions or the consummation of the other transactions contemplated hereby.

Affirmative Covenants:       Usual for facilities and transactions of this type
                             (including materiality concepts and other exceptions to be agreed upon) and reasonably acceptable to the Borrower and its counsel and the Agent and its counsel. Covenants will address, with respect to the Borrower and its subsidiaries, without limitation, maintenance of corporate existence and rights; performance of obligations;
                             delivery of financial information prepared in accordance with United States generally accepted accounting principles, including annual and quarterly consolidated financial statements, and compliance certificates; delivery of notices of default, litigation and other adverse matters;
                             maintenance of properties in good working order;
                             maintenance of reasonably satisfactory insurance;
                             compliance with applicable laws and regulations;
                             inspection of books and properties; payment of taxes and other liabilities; and further assurances in respect of guarantees and security interests
                             (including security interests in respect of prison facilities that are in the process of being constructed).

                             The Borrower will provide the Lenders annually, at the times it is required to deliver audited financial statements, an operating and capital expenditure budget for the next succeeding fiscal year.

                             The Borrower will agree to enter into, and maintain for a period of time to be agreed upon, interest rate hedging arrangements reasonably satisfactory to the Agent with respect to a percentage to be agreed upon of all floating rate debt that is funded on the Closing Date (including the Term Loan Facilities).

Negative Covenants:          Usual for facilities and transactions of this type
                             (including materiality concepts and basket and other exceptions to be agreed upon) and reasonably acceptable to the Borrower and its counsel and the Agent and its counsel. Covenants will address, with respect to the Borrower and its subsidiaries, without limitation, limitations on dividends and distributions on capital stock; limitations on redemptions and repurchases of capital stock and debt (including an exception permitting the Borrower to purchase or redeem from the Closing
                             Date to December 31, 2000, up to $15,000,000 of capital stock of the Borrower and in each fiscal year thereafter up to $5,000,000 of capital stock of the Borrower, provided that such amounts may be increased by the amount of New Preferred Stock purchased by the Investors in excess of $350,000,000); limitations on prepayment of debt;
                             limitations on liens and sale/leaseback
                             transactions; limitations on loans and investments other than Permitted Investments (to be defined);
                             limitations on debt; limitations on the creation of any domestic subsidiary without causing such subsidiary to become a guarantor in respect of the Senior Secured Facilities and to create liens on its assets for the benefit of the Lenders under the Senior Secured Facilities (subject to exceptions to be agreed upon with respect to any less than wholly owned domestic subsidiaries); limitations on mergers, acquisitions and asset sales; limitations on transactions with affiliates; limitations on fees payable to the Funds and their affiliates;
                             limitations on changes in business conducted; and limitations on amendment of material debt and other material agreements.

                             Non-Recourse Debt Exception. The negative covenants limiting the incurrence of debt and liens will permit the incurrence of debt on a non-recourse basis (other than customary limited recourse typical for transactions of such type) and related liens; provided that (i) the aggregate principal amount of such debt does not at any time exceed 10% of the Consolidated Tangible Assets (to be defined) of the Borrower and its subsidiaries,
                             (ii) the liens securing such debt do not extend to any property of the Borrower and its subsidiaries other than the property being constructed, acquired or financed by such debt, and (iii) the proceeds from the incurrence of such debt will, unless an exception otherwise applies, be applied as provided above under Mandatory Prepayment ("Permitted Non-Recourse Debt").

                             Other Exceptions. Subject to applicable subordination provisions, the Borrower and its subsidiaries will be permitted to pay (i) interest in respect of the Existing Convertible Notes, (ii) dividends in respect of the New Preferred Stock and
                             (iii) dividends in respect of the Existing
                             Preferred Stock, except that no such payment shall be permitted under clause (ii) or (iii) if a default or an event of default has occurred and is continuing or would occur after giving effect to such payment. In addition, the negative covenants will permit sale-leaseback transac-tions that do not trigger the requirement to mandatorily prepay loans under the Term Loan Facilities because of the exceptions described above under the caption "Mandatory Prepayment".

                             New Preferred Stock Redemption. The Borrower will be permitted to repurchase the New Preferred Stock pursuant to the exercise by the Fund Investors of the Funds Put as follows but not earlier than the fifth anniversary of the Closing Date:

                             If such repurchase is funded from sources, other than a Permitted Replacement Security (as defined below), such repurchase shall be permitted so long as: (i) no default or event of default has occurred and is continuing or would occur after giving effect to such repurchase, (ii) the Senior Leverage Ratio (to be defined) is, at the time of such repurchase, not greater than 2.75 to 1.00, (iii) the Total Leverage Ratio (as described in Annex IV hereto) is, at the time of such repurchase, at least .25x below the maximum level permitted at such time, and (iv) after giving effect to such repurchase, the Borrower has available cash (including availability under the Revolving Facility) of at least $50,000,000.

                             If such repurchase is funded from the issuance of a Permitted Replacement Security, such repurchase shall be permitted so long as: (i) no default or event of default has occurred and is continuing or would occur after giving effect to such repurchase and (ii) the Total Leverage Ratio is, at the time of such repurchase, at least .25x below the maximum level permitted at such time; provided, however, that if the Permitted Replacement Security is an equity security of the Borrower, the restriction in this clause (ii) will not be applicable if the annual cash payments required under such Permitted Replacement Security are no greater than the annual cash payments required under the New Preferred Stock it replaces.

                             "Permitted Replacement Security" will be defined to mean (i) any equity security of the Borrower or
                             (ii) any debt security of the Borrower that (x) is not mandatorily redeemable or does not mature earlier than the date that is 91 days after the final maturity of the Tranche B Facility, (y) does not provide any holder thereof with rights of mandatory redemption prior to such final maturity and (z) contains other terms (including, but not limited to, interest or dividend rate, subordination, payment blockage, default and amortization) that are no more adverse to the Lenders than the New Preferred Stock.

                             The Borrower will be required to deliver a certificate (signed on behalf of the Borrower by a senior officer) at least three business days prior to any such repurchase certifying compliance with the foregoing.

Selected Financial
Covenants:                   The Credit Agreement will contain the financial
                             covenant ratios set forth in Annex IV hereto, each of which will be determined based upon the financial information and projections heretofore provided to the Agent and calculated on a consolidated basis with respect to the Borrower and its subsidiaries.

Events of Default:           Usual for facilities and transactions of this type
                             (including grace periods and materiality concepts to be agreed upon) and reasonably acceptable to the Borrower and its counsel and the Agent and its counsel, including but not limited to nonpayment of principal, interest, fees or other amounts when due; violation of covenants; inaccuracy of representations and warranties; cross default and cross acceleration to indebtedness of the Borrower or any of its subsidiaries; bankruptcy events relating to the Borrower and its subsidiaries;
                             judgments; ERISA; actual or asserted invalidity of loan documents or security interests or of material agreements; and Change in Control (to be defined).

Cost and Yield Protection:   Usual for facilities and transactions of this type,
                             including but not limited to compensation in respect of prepayments (which will include reimbursement of the Lenders' redeployment costs in the case of prepayments of loans bearing interest based on Adjusted LIBOR other than at the end of an interest period), taxes (including withholding taxes), changes in capital requirements, guidelines or policies or their interpretation or application, illegality, change in circumstances, reserves and other provisions deemed necessary by the Agent or the other Lenders to provide customary protection for U.S. and non-U.S. banks.

Assignments and
Participations:              Lenders will be permitted to assign their loans,
                             notes and commitments to other financial institutions, in aggregate amounts not less than $5,000,000, or in lesser amounts if approved by the Agent and the Borrower, and in increments of $1,000,000, with the consent of the Borrower, which shall not be unreasonably withheld, the Agent and, in the case of participations in letters of credit and Revolving Facility commitments, the Fronting
                             Bank. The Agent will hold commitments as of the Closing Date in an aggregate amount greater than the aggregate commitments of any other Lender. The
                             Agent will receive a processing and recordation fee of $3,500, payable by the assignor and/or the assignee, with each assignment. Assignments will be by novation and will not be required to be pro rata among the Senior Secured Facilities.

                             In the event any Lender's long-term credit rating is downgraded to BBB+ or lower by Standard & Poor's Ratings Services or Baa1 or lower by Moody's Investors Service, Inc., the Fronting Bank will be permitted to replace such Lender with an assignee, subject to the restrictions set forth above.

                             Lenders will be permitted to participate their loans, notes and commitments to other financial institutions without restriction. Participants will have the same benefits as the selling Lenders would have (and will be limited to the amount of such benefits) with regard to yield protection and increased costs. Voting rights of participants will be limited to proposed (a) increases in commitments, (b) reductions of principal, interest rates or fees, (c) extensions of scheduled amortization or final maturity and (d) releases of all or substantially all Collateral securing the applicable Senior Secured Facilities, in each case limited to the applicable Senior Secured Facility in which any participant participates.

Voting: Amendments and waivers of the Credit Agreement and the other definitive credit documentation will require the approval of Lenders holding more than 50% of the loans and commitments, except that (a) the consent of all the Lenders directly affected thereby shall be required with respect to (i) increases in commitments, (ii) reductions of principal, interest rates or fees, (iii) extensions of final maturity and (iv) releases of all or substantially all Collateral securing the applicable Senior Secured Facilities, (b) the consent of Lenders holding (i) more than 50% of the loans and commitments of each adversely affected tranche of the Senior Secured Facilities will be required with respect to extensions of scheduled amortization (other than final maturity) and (ii) more than 50% of the loans and commitments of each tranche of the Senior Secured Facilities will be required with respect to accelerations of amortization (including final maturity), (c) the consent of Lenders holding more than 50% of the loans and commitments of each adversely affected tranche of the Senior Secured Facilities shall be required with respect to any amendment that adversely affects the rights in respect of payments or Collateral of such tranche of the Senior Secured Facilities in a manner different from any other tranche and (d) the consent of Lenders holding more than 50% of the loans and commitments of each adversely affected tranche of the Senior Secured Facilities shall be required with respect to any amendment that changes the relative rights in respect of payments of Lenders participating in different tranches.

Expenses and
Indemnification:             All reasonable out-of-pocket expenses (including
                             but not limited to expenses incurred in connection with due diligence and the reasonable fees, disbursements and other charges for no more than a single local counsel for the Agent in each applicable jurisdiction) of the Agent, the Arranger and the Syndication Agent associated with the syndication of the Senior Secured Facilities or with the preparation, execution and delivery, administration, waiver or modification and enforcement of the Credit Agreement and the other documentation contemplated hereby and thereby are to be paid by the Borrower. In addition, all reasonable out-of-pocket expenses of the Lenders for enforcement costs (including but not limited to the reasonable fees, disbursements and other charges for one counsel for each Lender) and documentary taxes associated with the Senior
                             Secured Facilities are to be paid by the Borrower.

                             The Borrower will indemnify the Agent, the Arranger, the Syndication Agent and the Lenders and hold them harmless from and against all reasonable out-of-pocket costs, expenses (including but not limited to reasonable fees and disbursements of counsel) and liabilities arising out of or relating to the Transactions and the other transactions contemplated hereby, provided that no such person will be indemnified for costs, expenses or liabilities arising from such person's gross negligence or wilful misconduct.

Governing Law and Forum:     New York.

Counsel for Agent and
  Arranger:                  Cravath, Swaine & Moore.

                                                                         ANNEX I
                                                                    TO EXHIBIT A

Interest Rates:              At the Borrower's option, the interest rates per
                             annum applicable to the Revolving Facility and the Tranche A Facility initially shall be Adjusted
                             LIBOR plus 3.00% or ABR plus 2.00%.

                             At the Borrower's option, the interest rates per annum applicable to the Tranche B Facility shall be Adjusted LIBOR plus 3.50% or ABR plus 2.50%.

                             The Borrower may elect interest periods of 1, 2, 3 or 6 months, or 9 or 12 months, if available from all the Lenders, for Adjusted LIBOR borrowings.

                             Calculation of interest shall be on the basis of actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest shall be payable at the end of each interest period and, in any event, at least every 3 months or 90 days, as the case may be.

                             ABR is the Alternate Base Rate, which is the higher of CSFB's Prime Rate and the Federal Funds Effective Rate plus 1/2 of 1%.

                             Adjusted LIBOR will at all times include statutory reserves.

Letter of Credit Fee:        A per annum fee equal to the spread over Adjusted
                             LIBOR then in effect under the Revolving Facility on the aggregate face amount of outstanding letters of credit under the Revolving Facility, payable in arrears at the end of each quarter and upon the termination of the Revolving Facility, in each case for the actual number of days elapsed over a 360-day year. Such fee shall be distributed to the Lenders participating in the Revolving Facility pro rata in accordance with the amount of each such Lender's Revolving Facility commitment. In addition, the Borrower shall pay to the Fronting
                             Bank, for its own account, (a) a per annum percentage to be agreed upon on the aggregate face amount of outstanding letters of credit, payable in arrears at the end of each quarter and upon the termination of the Revolving Facility, in each case for the actual number of days elapsed over a 360-day year, and (b) customary issuance and administration fees.

Commitment Fees:             0.50% per annum on the undrawn portion of the
                             commitments in respect of the Revolving Facility, commencing to accrue on the Closing Date and payable quarterly in arrears after the Closing
                             Date.

Other: The letter of credit fees, the interest rates and the commitment fees in respect of the Revolving Facility and the interest rates in respect of the Tranche A Facility will be subject to reduction based upon the Borrower's Total Leverage Ratio.

                                                                        ANNEX II
                                                                    TO EXHIBIT A

                 SOURCES AND USES OF FUNDS ON THE CLOSING DATE
                            (IN MILLIONS OF DOLLARS)

                            FOR CONSOLIDATED ENTITY

USES OF FUNDS
-------------
Opco Purchase......................  $   26.6
Repayment of Existing
  Indebtedness.....................     960.8
Rollover of Existing Preferred
  Stock............................     107.5
Rollover of Existing High Yield
  Bonds............................     100.0
Rollover of Existing Convertible
  Notes............................      70.0
Pre-Funded Capital Expenditures....      25.7
Excess Cash........................      34.5
Tax Reserves and Payments..........     141.0
Insurance Policy...................       9.0
Fees and Expenses..................      92.5
                                     --------
  Total Uses(2)....................  $1,579.2
                                     ========

SOURCES OF FUNDS
----------------
Revolving Facility.................  $   25.0(1)
Tranche A Facility.................     250.0
Tranche B Facility.................     700.0
New Preferred Stock................     315.0
Existing Preferred Stock...........     107.5
Existing High Yield Bonds..........     100.0
Existing Convertible Notes.........      70.0
Common Stock to CCA for Opco.......      11.7
Common Stock to CCA for Opco.......      11.7
                                     --------
  Total Sources....................  $1,579.2
                                     ========

-------------------------

(1) Represents portion of the $250,000,000 Revolving Facility that will be funded on the Closing Date.

(2) Columns may not add as a result of rounding.

                                                                       ANNEX III
                                                                    TO EXHIBIT A

                              TERMS OF SECURITIES

I. NEW PREFERRED STOCK AND RIGHTS OFFERING PREFERRED

Issuer:                      The Borrower.

Purchase Price:              Up to $350,000,000, at least $315,000,000 of which
                             will be purchased by the Closing Date.

Dividend Rate:               12%, payable in cash, together with any dividend
                             paid with respect to the common stock into which it is convertible.

Conversion Price:            $6.50 per share.

Antidilution:                Customary terms.

Payment Blockage:            Dividends and redemptions will be paid out of funds
                             legally available therefor and will be blocked upon the occurrence and during the continuance of a default or an event of default under the Credit
                             Agreement.

Put Right:                   At any time after 91 days after the final maturity
                             or redemption of the Existing High Yield Bonds, but not earlier than the fifth anniversary of the Closing Date, the Investors will have the right to require the Borrower to repurchase their New
                             Preferred Stock and Rights Offering Preferred at a price that would yield the Investors, after accounting for prior dividend payments, a rate of return on their investment equal to 18%.

Default Limitation:          No default shall exist under the New Preferred
                             Stock if the Borrower has failed to pay cash dividends in respect thereof or has failed to repurchase the New Preferred Stock or Rights
                             Offering Preferred following the exercise of the Funds Put if such payment or repurchase was prohibited by the Credit Agreement, provided that, in such event, dividends will accrue at 18% and the holders of the New Preferred Stock shall receive additional director designation rights during any such period.

II. NEW WARRANTS

Issuer:                      The Borrower.

Amount: Exercisable for approximately 14% of the Borrower's common equity, all to be received at closing.

Exercise Price:              $7.50 per share.

Antidilution:                Customary terms.

Last date to Exercise:       Fifteen years after the Closing Date.

                                                                        ANNEX IV
                                                                    TO EXHIBIT A

                          SELECTED FINANCIAL COVENANTS

I. MAXIMUM LEVERAGE RATIOS

     Total Leverage Ratio. Ratio of (a) Total Debt (as defined below) as of the date of determination to (b) EBITDA (to be defined) for the fiscal quarter most recently ended as of such date of determination multiplied by four ("LQA EBITDA") not to exceed levels to be agreed upon.

     "Total Debt" will be defined as all Indebtedness (to be defined) of the Borrower and its subsidiaries, other than the Funds Convertible Security, less the amount by which available cash (excluding the cash identified on the Closing Date as dedicated for pre-funded capital expenditures as contemplated in Annex
II) exceeds $20 million.

     "EBITDA" will be defined to include (a) payments representing principal and interest under management agreements, where such principal and interest represent reimbursement for construction of a facility the title to which is required to be transferred to a governmental authority, provided that such adjustments will represent no more than 10% of EBITDA, and (b) synergies and cost savings from acquisitions on a pro forma basis calculated in accordance with Regulation S-X under the Securities Exchange Act of 1934.

II. MINIMUM COVERAGE RATIOS

     1. Interest Coverage Ratio. Ratio of (a) LQA EBITDA to (b) Interest Expense (to be defined) for the period of four consecutive fiscal quarters most recently ended as of such date of determination, not to be less than the levels to be agreed upon.

     2. Fixed Charge Coverage Ratio. Ratio of (a) LQA EBITDA to (b) Fixed Charges (as defined below) for the period of four consecutive fiscal quarters most recently ended as of such date of determination, not to be less than the levels to be agreed upon.

     "Fixed Charges" will be defined as the sum of cash Interest Expense (including capitalized interest), cash dividends in respect of preferred stock, cash repurchases of capital stock (except to the extent such repurchases are financed using Permitted Replacement Securities), scheduled amortization payments and maintenance capital expenditures.

III. MAXIMUM RATIO OF DEVELOPMENT COSTS

     Ratio of (a)(i) costs of construction as of the determination with respect to all uncompleted prison facilities plus (ii) costs required to complete all such facilities ("Completion Costs") as of such date of determination, determined based upon the capital expenditure budget delivered to the Lenders pursuant to the Credit Agreement to (b)(i) the book value of all of the Borrower's prison facilities, including those under construction, as of such date of determination, plus (ii) Completion Costs as of such date of determination, not to exceed to levels to be agreed upon.

IV. MAXIMUM RATIO TOTAL DEBT TO CONSOLIDATED TANGIBLE ASSETS

     Ratio of (a) Total Debt as of the date of determination to (b) the Consolidated Tangible Assets as of such date, not to exceed levels to be agreed upon.

                                                                      APPENDIX F

                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF DECEMBER 26, 1999,

                                  BY AND AMONG

             PRISON REALTY TRUST, INC., CCA ACQUISITION SUB, INC., PMSI ACQUISITION SUB, INC. AND JJFMSI ACQUISITION SUB, INC.;

                                      AND

                      CORRECTIONS CORPORATION OF AMERICA;

                                      AND

                       PRISON MANAGEMENT SERVICES, INC.;

                                      AND

                     JUVENILE AND JAIL FACILITY MANAGEMENT
                                 SERVICES, INC.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I -- THE MERGER.....................................
  Section 1.01  The Merger..................................
  Section 1.02  Closing.....................................
  Section 1.03  Effective Time..............................
  Section 1.04  Effects of the Merger.......................
  Section 1.05  Constituent Documents.......................
  Section 1.06  Directors...................................
  Section 1.07  Officers....................................
ARTICLE II -- EFFECT OF THE MERGER ON THE CAPITAL SHARES,
              INDEBTEDNESS AND AGREEMENTS OF THE CONSTITUENT
              ENTITIES; EXCHANGE OF CERTIFICATES............
  Section 2.01  Effect on Capital Shares, Indebtedness and
     Agreements.............................................
  Section 2.02  Exchange of Certificates....................
  Section 2.03  Qualified Plans.............................
  Section 2.04  Restricted Stock Plans......................
  Section 2.05  Warrants to Purchase CCA Common Stock.......
  Section 2.06  Fractional Shares...........................
  Section 2.07  Lost Certificates...........................
ARTICLE III -- REPRESENTATIONS AND WARRANTIES...............
  Section 3.01  Representations and Warranties of Prison
     Realty.................................................
  Section 3.02  Representations and Warranties of the
     Acquisition Companies..................................
  Section 3.03  Representations and Warranties of CCA.......
  Section 3.04  Representations and Warranties of PMSI......
  Section 3.05  Representations and Warranties of JJFMSI....
ARTICLE IV -- COVENANTS RELATING TO CONDUCT OF BUSINESS.....
  Section 4.01  Covenants of Prison Realty..................
  Section 4.02  Covenants of the Acquisition Companies......
  Section 4.03  Covenants of CCA............................
  Section 4.04  Covenants of PMSI...........................
  Section 4.05  Covenants of JJFMSI.........................
  Section 4.06  No Solicitation by Prison Realty............
  Section 4.07  No Solicitation by Target Companies.........
ARTICLE V -- ADDITIONAL AGREEMENTS..........................
  Section 5.01  Preparation of the Proxy
     Statement-Prospectus...................................
  Section 5.02  Access to Information.......................
  Section 5.03  Shareholders Meeting........................
  Section 5.04  Reasonable Best Efforts.....................
  Section 5.05  Benefits Matters............................
  Section 5.06  Fees and Expenses...........................
  Section 5.07  Indemnification, Exculpation and
     Insurance..............................................
  Section 5.08  Transfer Taxes..............................
  Section 5.09  Resignation of Directors and Officers.......
  Section 5.10  Stock Exchange Listing......................
  Section 5.11  Tax-Free Reorganization.....................
  Section 5.12  Shareholders' Agreements....................

                                                              PAGE
                                                              ----
  Section 5.13  Lock-Up Agreement...........................
  Section 5.14  Equity Incentive Plan.......................
  Section 5.15  Change of Corporate Name....................
ARTICLE VI -- CONDITIONS PRECEDENT..........................
  Section 6.01  Conditions to Each Party's Obligation To
     Effect the Merger......................................
  Section 6.02  Conditions to Obligation of Prison Realty
                and Acquisition Companies To Effect the
                Merger......................................
  Section 6.03  Conditions to Obligation of PMSI To Effect
     the Merger.............................................
  Section 6.04  Conditions to Obligation of JJFMSI To Effect
     the Merger.............................................
  Section 6.05  Conditions to Obligation of CCA To Effect
     the Merger.............................................
  Section 6.06  Frustration of Closing Conditions...........
ARTICLE VII -- TERMINATION AND AMENDMENT....................
  Section 7.01  Termination.................................
  Section 7.02  Effect of Termination.......................
  Section 7.03  Amendment...................................
  Section 7.04  Extension; Waiver...........................
  Section 7.05  Procedure for Termination, Amendment,
     Extension or Waiver....................................
ARTICLE VIII -- GENERAL PROVISIONS..........................
  Section 8.01  Nonsurvival of Representations and
     Warranties.............................................
  Section 8.02  Notices.....................................
  Section 8.03  Definitions; Interpretation.................
  Section 8.04  Counterparts................................
  Section 8.05  Entire Agreement; No Third-Party
     Beneficiaries; Rights of Ownership.....................
  Section 8.06  Governing Law...............................
  Section 8.07  Publicity...................................
  Section 8.08  Assignment..................................
  Section 8.09  Enforcement.................................

                          EXHIBITS TO MERGER AGREEMENT

Exhibit A -- Form of Lock-Up Agreement

                         SCHEDULES TO MERGER AGREEMENT

Schedule 1.06 -- Directors of Surviving Companies
Schedule 1.07 -- Officers of Surviving Companies
Schedule 3.01 -- Prison Realty Disclosure Schedule
Schedule 3.03 -- CCA Disclosure Schedule
Schedule 3.04 -- PMSI Disclosure Schedule
Schedule 3.05 -- JJFMSI Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of December 26, 1999 (the "Agreement"), is by and among PRISON REALTY TRUST, INC., a Maryland corporation ("Prison Realty"); CCA ACQUISITION SUB, INC. ("CCA Sub"), PMSI ACQUISITION SUB, INC. ("PMSI Sub") and JJFMSI ACQUISITION SUB, INC. ("JJFMSI Sub"), each a Tennessee corporation and a wholly-owned subsidiary of Prison Realty; CORRECTIONS CORPORATION OF AMERICA, a Tennessee corporation ("CCA"); PRISON MANAGEMENT SERVICES, INC., a Tennessee corporation ("PMSI"); and JUVENILE AND JAIL FACILITY MANAGEMENT SERVICES, INC., a Tennessee corporation ("JJFMSI"). (Each of CCA Sub, PMSI Sub and JJFMSI Sub is sometimes referred to herein as an "Acquisition Company," and collectively as the "Acquisition Companies." Each of CCA, PMSI and JJFMSI is sometimes referred to herein as a "Target Company," and collectively as the "Target Companies.")

                                  WITNESSETH:

     WHEREAS, (i) the Boards of Directors of CCA, CCA Sub and Prison Realty have approved the merger of CCA with and into CCA Sub (the "CCA Merger"); (ii) the Boards of Directors of PMSI, PMSI Sub and Prison Realty have approved the merger of PMSI with and into PMSI Sub (the "PMSI Merger"); and (iii) the Boards of Directors of JJFMSI, JJFMSI Sub and Prison Realty have approved the merger of JJFMSI with and into JJFMSI Sub (the "JJFMSI Merger," and collectively with the CCA Merger and the PMSI Merger, the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the Merger requires the approval by: (i) the affirmative vote of the holders of eighty percent (80%) of the Class A common stock, $0.01 par value per share (the "CCA Class A Common Stock") and the Class B common stock, $0.01 par value per share (the "CCA Class B Common Stock," and, together with the CCA Class A Common Stock, the "CCA Common Stock") of CCA, voting together as a single class, as well as the separate consent of Baron Asset Fund ("Baron"), a Massachusetts business trust and holder of approximately sixteen and nine-tenths percent (16.9%) of the CCA Class A Common Stock (collectively, the "CCA Shareholder Approval"); (ii) the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock, $0.01 par value per share, of PMSI (the "PMSI Class A Common Stock")(the "PMSI Shareholder Approval"); and
(iii) the affirmative vote of the holders of a majority of the outstanding shares of the Class A common stock, $0.01 par value per share, of JJFMSI (the "JJFMSI Class A Common Stock")(the "JJFMSI Shareholder Approval");

     WHEREAS, in connection with the Merger, Prison Realty intends to amend and restate its charter and intends to alter its operating structure such that Prison Realty will not qualify as a real estate investment trust (a "REIT") as defined by the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ending December 31, 1999, which actions require approval by the affirmative vote of the holders of two-thirds ( 2/3) of the outstanding shares of common stock, $0.01 par value per share, of Prison Realty (the "Prison Realty Common Stock") (the "Prison Realty Stockholder Approval");

     WHEREAS, Prison Realty, the Acquisition Companies, CCA, PMSI and JJFMSI desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a plan of reorganization with respect to the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.01 The Merger. At the Effective Time (as defined in Section 1.03 herein) and subject to and upon the terms and conditions of this Agreement, and in accordance with the Tennessee Business Corporation Act (the "TBCA"):

          (a) CCA shall be merged with and into CCA Sub, whereupon the separate corporate existence of CCA shall cease and CCA Sub shall continue as the surviving company;

          (b) PMSI shall be merged with and into PMSI Sub, whereupon the separate corporate existence of PMSI shall cease and PMSI Sub shall continue as the surviving company; and

          (c) JJFMSI shall be merged with and into JJFMSI Sub, whereupon the separate corporate existence of JJFMSI shall cease and JJFMSI Sub shall continue as the surviving company.

Following the Merger, CCA Sub, PMSI Sub and JJFMSI Sub (each a "Surviving Company" and collectively, the "Surviving Companies") shall succeed to and assume all the rights and obligations of CCA, PMSI and JJFMSI, respectively, in accordance with the TBCA.

     Section 1.02 Closing. Unless this Agreement shall have been terminated and the transactions contemplated herein abandoned pursuant to Section 7.01, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m., local time, on a date to be specified by the parties, which shall be no later than the fifth business day following the satisfaction or waiver of all the conditions set forth in Article VI herein which by their terms are capable of being satisfied prior to the Closing (the "Closing Date"), at the offices of Stokes & Bartholomew, P.A. in Nashville, Tennessee, unless another time, date or place is agreed to by the parties hereto.

     Section 1.03 Effective Time. Subject to the provisions of this Agreement, as promptly as practicable on the Closing Date, articles of merger and all other appropriate documents (in any such case, the "Articles of Merger") shall be duly prepared, executed, acknowledged and filed by the parties in accordance with the relevant provisions of the TBCA with the Secretary of State of the State of Tennessee (the "Tennessee Secretary of State"). The Merger shall become effective on the Closing Date at the time of day specified in the Articles of Merger filed with the Tennessee Secretary of State (the "Effective Time").

     Section 1.04 Effects of the Merger. At the Effective Time, the Merger shall have the effects set forth in Section 48-21-108 of the TBCA. Without limiting the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Target Companies and the Acquisition Companies shall vest in the Surviving Companies, and all debts, liabilities and duties of the Target Companies and the Acquisition Companies shall become the debts, liabilities and duties of the Surviving Companies.

     Section 1.05 Constituent Documents.

     (a) Charter. The charter of each Acquisition Company as in effect immediately prior to the Effective Time shall continue to be the charter of each respective Surviving Company (with such amendments as may be set forth in the Articles of Merger in accordance with this Agreement) until thereafter changed or amended as provided therein or by applicable law.

     (b) Bylaws. The bylaws of each Acquisition Company as in effect immediately prior to the Effective Time shall continue to be the bylaws of each respective Surviving Company until thereafter changed or amended as provided therein or by applicable law.

     Section 1.06 Directors. The persons named in Schedule 1.06 attached hereto shall be the directors of each respective Surviving Company, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     Section 1.07 Officers. The persons named in Schedule 1.07 attached hereto shall be the officers of each respective Surviving Company, serving in such capacity as is set forth on Schedule 1.07 until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

          EFFECT OF THE MERGER ON THE CAPITAL SHARES, INDEBTEDNESS AND AGREEMENTS OF THE CONSTITUENT ENTITIES; EXCHANGE OF CERTIFICATES

     Section 2.01 Effect on Capital Shares, Indebtedness and Agreements. By virtue of the Merger and without any action on the part of Prison Realty, the Acquisition Companies, the Target Companies or the holders of the Constituent Capital Stock (as defined herein):

          (a) Cancellation of Certain Shares, Indebtedness and Agreements. As of the Effective Time: (i) each share of Constituent Capital Stock that is owned by any of the parties hereto or their Subsidiaries (as defined in Section 8.03) (except for any shares of Prison Realty Stock (as defined in
     Section 3.01(c) herein) owned by the Acquisition Companies which are to be delivered as the CCA Merger Consideration, the PMSI Merger Consideration or the JJFMSI Merger Consideration) shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor; (ii) any indebtedness between any of the parties hereto shall be canceled and shall cease to exist and no consideration shall be delivered therefor; and (iii) all agreements between any of the parties hereto shall be canceled and shall cease to exist. For purposes hereof, the term "Constituent Capital Stock" means collectively the Prison Realty Stock, the CCA Common Stock, the PMSI Common Stock and the JJFMSI Common Stock.

          (b) Conversion of CCA Common Stock. As of the Effective Time, each issued and outstanding share of CCA Common Stock (other than shares canceled pursuant to subparagraph (a) above) shall be converted into the right to receive that number of shares of Prison Realty Common Stock (collectively, the "CCA Merger Consideration") determined by: (i) multiplying $20 million by a fraction, the numerator of which shall be the total number of shares of CCA Common Stock outstanding immediately prior to the Effective Time which are not to be canceled pursuant to subparagraph
     (a) above, and the denominator of which shall be the total number of shares of CCA Common Stock outstanding immediately prior to the Effective Time, inclusive of shares which are to be canceled pursuant to subparagraph (a) above; (ii) dividing the amount determined under clause (i) by the Prison Realty Closing Price (as herein defined);

     and (iii) dividing the amount determined under clause (ii) by the total number of shares of CCA Common Stock outstanding immediately prior to the Effective Time which are not to be canceled pursuant to subparagraph (a) above. All computations made in accordance with the preceding sentence shall be rounded to two decimal places. As of the Effective Time, each issued and outstanding share of CCA Common Stock converted into Prison Realty Common Stock in accordance herewith shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of CCA Common Stock shall cease to have any rights with respect thereto except the right to receive the CCA Merger Consideration, without interest thereon. Shares of Prison Realty Common Stock that are issued in exchange for shares of CCA Common Stock which are subject to forfeiture under the CCA Restricted Stock Plan (as defined in Section 2.04 herein) shall become subject to the terms and restrictions of the Prison Realty Restricted Stock Plan (as defined in Section 2.04 herein) in accordance with Section 2.04. All remaining shares of Prison Realty Common Stock issued in the CCA Merger shall be subject to the terms and conditions of the Lock-Up Agreement (as defined in Section
     5.13 herein). For purposes hereof, the term "Prison Realty Closing Price" means the average closing price of Prison Realty Common Stock over the five trading days ending two trading days prior to the Closing Date.

          (c) Conversion of PMSI Common Stock. As of the Effective Time, each issued and outstanding share of Class B common stock, $0.01 par value per share, of PMSI (the "PMSI Class B Common Stock" and together with the PMSI Class A Common Stock, the "PMSI Common Stock") shall be canceled in accordance with subparagraph (a) above, and each issued and outstanding share of PMSI Class A Common Stock (other than shares canceled pursuant to subparagraph (a) above) shall be converted into the right to receive that number of shares of Prison Realty Common Stock (collectively, the "PMSI Merger Consideration") determined by: (i) dividing $1,023,000 by the Prison Realty Closing Price; and (ii) dividing the amount determined under clause
     (i) by the total number of shares of PMSI Class A Common Stock outstanding immediately prior to the Effective Time which are not to be canceled pursuant to subparagraph (a) above. All computations made in accordance with the preceding sentence shall be rounded to two decimal places. As of the Effective Time, each issued and outstanding share of PMSI Class A Common Stock converted into Prison Realty Common Stock in accordance herewith shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of PMSI Class A Common Stock shall cease to have any rights with respect thereto except the right to receive the PMSI Merger Consideration, without interest thereon. Shares of Prison Realty Common Stock that are issued in exchange for shares of PMSI Class A Common Stock which are subject to forfeiture under the PMSI Restricted Stock Plan (as defined in Section 2.04 herein) shall become subject to the terms and restrictions of the Prison Realty Restricted Stock Plan in accordance with
     Section 2.04 herein.

          (d) Conversion of JJFMSI Common Stock. As of the Effective Time, each issued and outstanding share of Class B common stock, $0.01 par value per share, of JJFMSI (the "JJFMSI Class B Common Stock," and, together with the JJFMSI Class A Common Stock, the "JJFMSI Common Stock") shall be canceled in accordance with subparagraph (a) above, and each issued and outstanding share of JJFMSI Class A Common Stock (other than shares canceled pursuant to subparagraph (a) above) shall be converted into the right to receive that number of shares of Prison Realty Common Stock (collectively, the "JJFMSI Merger Consideration") determined by: (i) dividing $847,000 by the Prison Realty Closing Price; and (ii) dividing the amount determined under clause (i) by the total number of shares of JJFMSI Class A Common Stock outstanding immediately prior to the Effective Time which are not to be canceled pursuant to subparagraph (a) above. All computations made in accordance with the preceding sentence shall be rounded to two decimal places. As of the Effective Time, each issued and outstanding share of JJFMSI Class A Common Stock converted into Prison Realty Common Stock in accordance herewith shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of JJFMSI Class A Common Stock shall cease to have any rights with respect thereto except the right to receive the JJFMSI Merger Consideration, without interest thereon. Shares of Prison Realty Common Stock that are issued in exchange for shares of JJFMSI Class A Common Stock which are subject to forfeiture under the JJFMSI Restricted Stock Plan (as defined in Section 2.04 herein) shall become subject to the terms and restrictions of the Prison Realty Restricted Stock Plan in accordance with Section 2.04 herein.

     Section 2.02 Exchange of Certificates.

     (a) Exchange. Immediately after the Effective Time, Prison Realty shall exchange (i) certificates representing CCA Common Stock (the "CCA Certificates" and each a "CCA Certificate") for the CCA Merger Consideration; (ii) certificates representing PMSI Common Stock (the "PMSI Certificates" and each a "PMSI Certificate") for the PMSI Merger Consideration; and (iii) certificates representing JJFMSI Common Stock (the "JJFMSI Certificates" and each a "JJFMSI Certificate") for the JJFMSI Merger Consideration. Promptly after the Effective Time, Prison Realty shall send to each holder of shares of CCA Common Stock, PMSI Common Stock or JJFMSI Common Stock (other than Prison Realty or any of its Subsidiaries) at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the CCA Certificates, PMSI Certificates and JJFMSI Certificates to Prison Realty) and instructions for use in effecting the surrender of the CCA Certificates, PMSI Certificates and JJFMSI Certificates for payment therefor.

     (b) Exchange of CCA Certificates. Each holder of shares of CCA Common Stock that have been converted into the right to receive the CCA Merger Consideration will be entitled to receive, upon surrender to Prison Realty of a CCA Certificate, together with a properly completed letter of transmittal, the CCA Merger Consideration in respect of each share of CCA Common Stock represented by such CCA Certificate. Until so surrendered, each such CCA Certificate shall, after the Effective Time, represent for all purposes only the right to receive such CCA Merger Consideration.

     (c) Exchange of PMSI Certificates. Each holder of shares of PMSI Common Stock that have been converted into the right to receive the PMSI Merger Consideration will be entitled to receive, upon surrender to Prison Realty of a PMSI Certificate, together with a properly completed letter of transmittal, the PMSI Merger Consideration in respect of each share of PMSI Common Stock represented by such PMSI Certificate. Until so surrendered, each such PMSI Certificate shall, after the Effective Time, represent for all purposes only the right to receive such PMSI Merger Consideration.

     (d) Exchange of JJFMSI Certificates. Each holder of shares of JJFMSI Common Stock that have been converted into the right to receive the JJFMSI Merger Consideration will be entitled to receive, upon surrender to Prison Realty of a JJFMSI Certificate, together with a properly completed letter of transmittal, the JJFMSI Merger Consideration in respect of each share of JJFMSI Common Stock represented by such JJFMSI Certificate. Until so surrendered, each such JJFMSI Certificate shall, after the Effective Time, represent for all purposes only the right to receive such JJFMSI Merger Consideration.

     (e) Form of Certain Transfers. If any portion of the CCA Merger Consideration, PMSI Merger Consideration or JJFMSI Merger Consideration is to be paid to a person (as defined in

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Section 8.03 herein) other than the person in whose name a CCA Certificate, PMSI
Certificate or JJFMSI Certificate is registered, it shall be a condition to such payment that the CCA Certificate, PMSI Certificate or JJFMSI Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to Prison Realty any transfer or other taxes required as a result of such payment to a person other than the registered holder of such CCA Certificate, PMSI Certificate or JJFMSI Certificate or establish to the satisfaction of Prison Realty that such tax has been paid or is not payable.

     (f) Transfers After the Effective Time. After the Effective Time, there shall be no further registration of transfers of shares of CCA Common Stock, PMSI Common Stock or JJFMSI Common Stock. If, after the Effective Time, CCA Certificates, PMSI Certificates or JJFMSI Certificates are presented to Prison Realty or the Surviving Companies, they shall be canceled and promptly exchanged for the consideration provided for, in accordance with the procedures set forth in this Article.

     (g) Unclaimed Shares. Neither Prison Realty nor any of the Surviving Companies shall be liable to any holder of CCA Common Stock, PMSI Common Stock or JJFMSI Common Stock for any amount paid to a public official pursuant to applicable abandoned property laws.

     (h) Dividends. No dividends, interest or other distributions with respect to securities of Prison Realty constituting part of the CCA Merger Consideration, PMSI Merger Consideration or JJFMSI Merger Consideration shall be paid to the holder of any unsurrendered CCA Certificates, PMSI Certificates or JJFMSI Certificates until such CCA Certificates, PMSI Certificates or JJFMSI Certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to the person in whose name the securities of Prison Realty have been registered, all dividends, interest and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

     Section 2.03 Qualified Plans. As of the Effective Time, Prison Realty shall adopt the Corrections Corporation of America 401(k) Savings and Retirement Plan (the "CCA 401(k) Plan"), and shall cause benefits under the Prison Realty 401(k) Savings and Retirement Plan (the "Prison Realty 401(k) Plan") to cease to accrue, but shall not cause the Prison Realty 401(k) Plan to be terminated. As soon as practicable after the Effective Time, the Prison Realty 401(k) Plan and the CCA Prison Realty Trust Employee Savings and Stock Ownership Plan (the "Prison Realty ESOP")(the benefits under which ceased to accrue as of December 31, 1998) shall be merged into the CCA 401(k) Plan. Prior to the Effective Time, Prison Realty and the Target Companies shall take all actions (including, if appropriate, amending the terms of the CCA 401(k) Plan, the Prison Realty 401(k) Plan and the Prison Realty ESOP) that are necessary to give effect to the transactions contemplated by this Section.

     Section 2.04 Restricted Stock Plans. As of the Effective Time, each of the Correctional Management Services Corporation 1998 Restricted Stock Plan (the "CCA Restricted Stock Plan"), the Prison Management Services, Inc. 1998 Restricted Stock Plan (the "PMSI Restricted Stock Plan"), and the Juvenile and Jail Facility Management Services, Inc. 1998 Restricted Stock Plan (the "JJFMSI Restricted Stock Plan" and collectively with the CCA Restricted Stock Plan and the PMSI Restricted Stock Plan, the "Target Companies' Restricted Stock Plans") shall be merged into a single restricted stock plan (the "Prison Realty Restricted Stock Plan") with terms and conditions similar to those of the Target Companies' Restricted Stock Plans, except that any shares forfeited under the new restricted stock plan shall be forfeited to all plan participants. Prison Realty, the Acquisition Companies and the Target Companies shall take all actions that are necessary to give effect to the transactions contemplated by this Section.

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     Section 2.05 Warrants to Purchase CCA Common Stock.  At the Effective Time,
each warrant to purchase shares of CCA Common Stock (the "CCA Warrants"), whether or not exercisable, shall be deemed to constitute a warrant to acquire, on substantially the same terms and conditions as were applicable to the original warrant to which it relates (a "Substitute Warrant"), the same number of shares of Prison Realty Common Stock as the holder of such warrant would have been entitled to receive pursuant to the Merger had such holder exercised such CCA Warrant in full immediately prior to the Effective Time, at a price per share of Prison Realty Common Stock computed in compliance with the terms of such CCA Warrant; provided, however, that the number of shares of Prison Realty Common Stock that may be purchased upon exercise of such Substitute Warrant shall not include any fractional share. Prior to the Effective Time, CCA will use its best efforts to obtain such consents, if any, as may be necessary to give effect to the transactions contemplated by this Section. In addition, prior to the Effective Time, CCA will use its best efforts to make any amendments to the terms of the CCA Warrants that are necessary to give effect to the transactions contemplated by this Section. Except as contemplated by this Section, CCA will not, after the date hereof, without the written consent of Prison Realty, amend any outstanding CCA Warrants. Prison Realty, the
Acquisition Companies and the Target Companies shall take all actions that are necessary to give effect to the transactions contemplated by this Section, including without limitation such actions, if any, as are described in the CCA Warrants.

     Section 2.06 Fractional Shares. No fractional shares of Prison Realty Common Stock shall be issued to shareholders of CCA, PMSI or JJFMSI in connection with the Merger, but in lieu thereof each holder of shares of CCA Common Stock, PMSI Common Stock or JJFMSI Common Stock otherwise entitled to receive as a result of the Merger a fractional share of Prison Realty Common Stock shall be entitled to receive a cash payment (without interest), rounded to the nearest cent, representing such holder's proportionate interest in the net proceeds resulting from the sale (after deduction of all expenses resulting from such sale) on the New York Stock Exchange ("NYSE") through one or more of its member firms of the fractional shares of Prison Realty Common Stock all holders of shares of CCA Common Stock, PMSI Common Stock or JJFMSI Common Stock would otherwise be entitled to receive as a result of the Merger.

     Section 2.07 Lost Certificates. If any CCA Certificate, PMSI Certificate or JJFMSI Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such CCA Certificate, PMSI Certificate or JJFMSI Certificate to be lost, stolen or destroyed and, if required by the respective Surviving Company, the posting by such person of a bond, in such reasonable amount as the respective Surviving Company may direct, as indemnity against any claim that may be made against it with respect to such CCA Certificate, PMSI Certificate or JJFMSI Certificate, Prison Realty (or its duly appointed transfer agent) will issue in exchange for such lost, stolen or destroyed CCA Certificate, PMSI Certificate or JJFMSI Certificate the CCA Merger Consideration, PMSI Merger Consideration or JJFMSI Merger Consideration to be paid in respect of the shares represented by such CCA Certificates, PMSI Certificates or JJFMSI Certificates as contemplated by this Article.

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

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Section 3.01 Representations and Warranties of Prison Realty. Except as set forth in Prison Realty SEC Documents (as defined in Section 3.01(e) herein) filed with the Securities and Exchange Commission (the "SEC") and publicly available prior to the date hereof (the "Prison Realty Filed SEC Documents") or on the Disclosure Schedule delivered by Prison Realty to CCA, PMSI and JJFMSI prior to the execution of this Agreement (the "Prison Realty Disclosure Schedule"), which Prison Realty Disclosure Schedule constitutes a part hereof and is true and correct in all material respects, Prison Realty hereby represents and warrants to each of CCA, PMSI and JJFMSI as follows:

          (a) Organization and Authority. Prison Realty is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Maryland with full corporate power and authority to own its properties and conduct its business as now conducted and is duly qualified or authorized to do business and is in good standing in all jurisdictions where the failure to so qualify could have a material adverse effect (as defined in Section 8.03(a) herein). Prison Realty has all requisite corporate power and authority, and has been duly authorized by all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its assets and properties and to conduct its business as it is now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to do so could have a material adverse effect upon the conduct of its business or the ownership or leasing of property by it in such jurisdiction.

          (b) Subsidiaries.

             (i) Except for the Acquisition Companies, the only direct or indirect Subsidiaries of Prison Realty are those listed in Section 3.01(b) of the Prison Realty Disclosure Schedule. Except for Prison Realty's ownership of all of the issued and outstanding common stock of the Acquisition Companies and except for the ownership interests set forth in Section 3.01(b) of the Prison Realty Disclosure Schedule, Prison Realty does not own or control, directly or indirectly, a 50% or greater capital stock interest in a corporation, a general partnership interest or a 50% or greater limited partnership interest in a partnership, or a managing membership interest or a 50% or greater membership interest in a limited liability company, association or other entity or project.

             (ii) Except for the Acquisition Companies or the entities listed in
        Section 3.01(b) of the Prison Realty Disclosure Schedule, Prison Realty does not hold, directly or indirectly, any equity interest or equity investment in any corporation, partnership, association or other entity.

             (iii) Except as set forth in Section 3.01(b) of the Prison Realty Disclosure Schedule, all of the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of Prison Realty have been validly issued, are fully paid and nonassessable and are owned, directly or indirectly, by Prison Realty free and clear of any Liens (as hereinafter defined) and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any Subsidiary of Prison Realty to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

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

          (c) Capital Structure of Prison Realty. The authorized stock of Prison Realty consists of 300,000,000 shares of Prison Realty Common Stock and 20,000,000 shares of preferred stock, $0.01 par value per share, of Prison Realty, of which 4,300,000 shares have been designated Series A Preferred Stock (the "Prison Realty Series A Preferred Stock" and collectively with the Prison Realty Common Stock, the "Prison Realty Stock"). At the close of business on September 30, 1999, (A) 118,251,082 shares of Prison Realty Common Stock were outstanding, (B) 4,300,000 shares of Prison Realty Series A Preferred Stock were outstanding, (C) options ("Prison Realty Options") to acquire 3,208,966 shares of Prison Realty Common Stock from Prison Realty pursuant to Prison Realty's equity incentive plans ("Prison Realty Stock Plans") listed on the Prison Realty Disclosure Schedule were outstanding, (D) 294,897 deferred share awards ("Prison Realty Deferred Share Awards") granted pursuant to Prison Realty Stock Plans were outstanding, and (E) subordinated notes ("Prison Realty Notes") convertible into 2,962,336 shares of Prison Realty Common Stock were outstanding. Other than as set forth above, at the close of business on September 30, 1999, there were outstanding no shares of Prison Realty Stock or any other class or series of stock of Prison Realty or options, warrants or other rights to acquire Prison Realty Stock or any other class or series of stock of Prison Realty from Prison Realty. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which stockholders of Prison Realty may vote are issued or outstanding, except the Prison Realty Notes.

          All outstanding shares of Prison Realty Stock are, and any shares of Prison Realty Common Stock which may be issued upon the exercise of Prison Realty Options or conversion of the Prison Realty Notes when issued will be, duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, mortgages, deeds of trust, charges, liens, encumbrances, pledges or security interests of any kind or nature whatsoever (collectively, "Liens") and not now in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities and conform to the description thereof in the Prison Realty Filed SEC Documents. Other than as set forth above, and except for this Agreement, the Securities Purchase Agreement (as defined herein), the Prison Realty Stock Plans, the Prison Realty Options, the Prison Realty Deferred Share Awards and the Prison Realty Notes, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements or undertakings of any kind to which Prison Realty or any of its Subsidiaries is a party or by which Prison Realty or any of its Subsidiaries is bound obligating Prison Realty or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Prison Realty or of any Subsidiary of Prison Realty or obligating Prison Realty or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement or undertaking. There are no outstanding obligations of Prison Realty or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Prison Realty or any of its Subsidiaries and, to the knowledge of the executive officers of Prison Realty, as of the date hereof, no irrevocable proxies have been granted with respect to shares of Prison Realty Common Stock or equity of Subsidiaries of Prison Realty.

          (d) Authorization. Prison Realty has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Prison Realty Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Prison Realty, subject to obtaining the Prison Realty Stockholder Approval. This Agreement has been duly executed and delivered by Prison Realty and constitutes a valid and binding obligation of Prison Realty, enforceable against

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     Prison Realty in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws from time to time in effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or give rise to a right of termination, cancellation or acceleration of any obligation under, or the creation of a Lien pursuant to, (i) any provision of the charter (or similar organizational documents) or bylaws of Prison Realty or any of its Subsidiaries or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any loan or credit agreement, note, mortgage, indenture, lease, Prison Realty Stock Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Prison Realty or any of its Subsidiaries or their respective properties or assets, in any case under this clause (ii) which would, individually or in the aggregate, have a material adverse effect on Prison Realty. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") is required by or with respect to Prison Realty or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Prison Realty or the consummation by Prison Realty of the transactions contemplated hereby, the failure of which to be obtained or made would, individually or in the aggregate, have a material adverse effect on Prison Realty or would prevent or materially delay the consummation of the transactions contemplated hereby, except for (A) the filing with the SEC of (i) a proxy statement relating to the consideration of the Prison Realty Stockholder Approval at a meeting of the stockholders of Prison Realty (the "Prison Realty Stockholders' Meeting") duly called and convened to consider the approval of this Agreement (such proxy statement, which shall also relate to the consideration of the CCA Shareholder Approval, PMSI Shareholder Approval and the JJFMSI Shareholder Approval at meetings of the shareholders of CCA, PMSI and JJFMSI (the "CCA Shareholders' Meeting," the "PMSI Shareholders' Meeting" and the "JJFMSI Shareholders' Meeting", respectively) duly called and convened to consider the approval of this Agreement and a prospectus with regard to the issuance of Prison Realty Stock in the Merger, as amended or supplemented from time to time, the "Proxy Statement-Prospectus") and (ii) such reports under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as may be required in connection with this Agreement and the Merger and the other transactions contemplated hereby,
     (B) the filing of the Articles of Merger with the Tennessee Secretary of State and appropriate documents with the relevant authorities of other states in which Prison Realty is qualified to do business, (C) filings required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (D) filings necessary to satisfy the applicable requirements of state securities or "blue sky" laws, (E) filings required under the rules and regulations of the New York Stock Exchange (the "NYSE") and (F) filings required pursuant to Prison Realty's leases and related agreements with Governmental Entities, which are set forth on the Prison Realty Disclosure Schedule (collectively, the "Required Filings").

          (e) SEC Documents; Financial Statements. Prison Realty has timely filed all forms, reports, schedules, registration statements, definitive proxy statements and other documents required to be filed by Prison Realty with the SEC since January 1, 1999 (the "Prison Realty SEC Documents"). As of their respective dates, the Prison Realty SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Exchange Act, as the case may be, applicable to such Prison Realty SEC Documents. None of the Prison Realty

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     SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Prison Realty and its Subsidiaries are not parties to or otherwise subject to any contracts or other agreements that were or are required to be filed as exhibits to, or otherwise disclosed in, the Prison Realty Filed SEC Documents and have not been so filed or disclosed. The financial statements of Prison Realty included in the Prison Realty SEC Documents (the "Prison Realty Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC, or for normal year-end adjustments) and fairly present in all material respects the consolidated financial position of Prison Realty and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as set forth in the Prison Realty Filed SEC Documents (including any item accounted for in the financial statements contained in the Prison Realty Filed SEC Documents or set forth in the notes thereto) and except for the effect of the contemplated transactions under this Agreement and related agreements, since September 30, 1999, (i) neither Prison Realty nor any of its Subsidiaries has incurred any claims, liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a material adverse effect on Prison Realty (other than claims, liabilities or obligations contemplated by this Agreement or expressly permitted to be incurred pursuant to this Agreement), and (ii) Prison Realty and each of its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice.

          (f) Information Supplied. None of the information supplied or to be supplied by Prison Realty specifically for inclusion or incorporation by reference in the Proxy Statement-Prospectus will, at the date it is first mailed to stockholders of Prison Realty or at the time of the Prison Realty Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case no representation or warranty is made by Prison Realty with respect to statements made or incorporated by reference therein based on information supplied by CCA, PMSI or JJFMSI specifically for inclusion or incorporation by reference therein. The Proxy Statement-Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, except that in each case no representation or warranty is made by Prison Realty with respect to statements made or incorporated by reference therein based on information supplied by CCA, PMSI or JJFMSI for inclusion or incorporation by reference therein. If at any time prior to the date of the Prison Realty Stockholders' Meeting, any event with respect to Prison Realty, or with respect to information supplied by Prison Realty specifically for inclusion in the Proxy Statement-Prospectus, shall occur which is required to be described in an amendment of, or supplement to, the Proxy Statement-Prospectus, such event shall be so described by Prison Realty.

          (g) Registration Statement. The registration statement of Prison Realty to be filed with the SEC with respect to the offering of Prison Realty Stock in connection with the Merger (the "Registration Statement") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Securities Act. At the time the Registration Statement or any amendment or supplement thereto becomes effective and at the Effective Time, the Registration Statement, as amended or supplemented, if applicable,

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     shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. The foregoing representations and warranties will not apply to statements or omissions included in the Registration Statement or any amendment or supplement thereto based upon information furnished by CCA, PMSI or JJFMSI for use therein.

          (h) Absence of Certain Changes or Events. Except for the effect of the contemplated transactions under this Agreement and related agreements, subsequent to September 30, 1999, neither Prison Realty nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is not disclosed in the Prison Realty Disclosure Schedule; and subsequent to the respective dates as of which information is given in the Prison Realty Filed SEC Documents, (i) neither Prison Realty nor any Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any transactions not in the ordinary course of business consistent with past practice, and (ii) there has not been any issuance of options, warrants or rights to purchase Prison Realty Stock or any interests therein, or any adverse change, in the general affairs, management, business, prospects, financial position, net worth or results of operations of Prison Realty or any Subsidiary.

          (i) Compliance with Laws; Litigation. Except as described in the Prison Realty Disclosure Schedule or the Prison Realty Filed SEC Documents, there are no claims, actions, suits, arbitration, grievances, proceedings or investigations pending or, to Prison Realty's knowledge, threatened, against Prison Realty or any Subsidiary, or any properties or rights of Prison Realty or any Subsidiary, or any officers or directors of Prison Realty or any Subsidiary in their capacity as such, by or before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a material adverse effect on Prison Realty or prevent, materially delay or intentionally delay the ability of Prison Realty to consummate the transactions contemplated hereby. Neither Prison Realty nor its Subsidiaries is subject to any judgment, order or decree which could reasonably be expected to result in a material adverse effect.

          Prison Realty and its Subsidiaries have at all times operated and currently operate their business in conformity in all material respects with all applicable statutes, common laws, ordinances, decrees, orders, rules and regulations of Governmental Entities. Prison Realty and each of its Subsidiaries has all licenses, approvals or consents to operate its businesses in all locations in which such businesses are currently being operated, and to its knowledge is not aware of any existing or imminent matter which may materially adversely impact its operations or business prospects other than as specifically disclosed in the Prison Realty Filed SEC Documents or the Prison Realty Disclosure Schedule. None of Prison Realty or its Subsidiaries have failed to file with the applicable regulatory authorities any material statements, reports, information or forms required by all applicable laws, regulations or orders; all such filings or submissions were in material compliance with applicable laws when filed, and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. None of Prison Realty or its Subsidiaries have failed to maintain in full force and effect any material licenses, registrations or permits necessary or proper for the conduct of its business, or received any notification that any revocation or limitation thereof is threatened or pending, and there is not to the knowledge of Prison Realty pending any change under any law, regulation, license or permit which would materially adversely affect the business, operations, property or business prospects of Prison Realty. None of Prison Realty or its Subsidiaries have received any notice of violation of or been threatened with a charge of violating or are under investigation with respect to a possible violation of any provision of any law,

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     regulation or order. Neither Prison Realty nor any of its Subsidiaries has at any time (i) made any unlawful contribution to any candidate for domestic or foreign office or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (j) Taxes.

             (i) Prison Realty has timely filed (or there have been filed on its behalf) all Tax Returns required to be filed by it under applicable law, and all such Tax Returns were and are true, complete and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP and reflected on the most recent balance sheets of Prison Realty contained in the Prison Realty Filed SEC Documents, all Taxes due and payable by Prison Realty have been timely paid in full.

             (ii) There are no Tax liens upon the assets of Prison Realty except liens for Taxes not yet due.

             (iii) Prison Realty has complied with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld, collected and paid over to the proper governmental authorities all amounts required.

             (iv) No audits or other administrative proceedings or court proceedings are presently pending or, to the knowledge of Prison Realty, asserted with regard to any Taxes or Tax Returns of Prison Realty.

             (v) Prison Realty has not received a written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement with a taxing authority relating to Taxes with any taxing authority.

             (vi) Prison Realty has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

             (vii) Prison Realty has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of Prison Realty, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of Prison Realty. To the knowledge of Prison Realty, the Internal Revenue Service (the "IRS") has not proposed any such adjustment or change in accounting method.

             (viii) Prison Realty has not joined in the filing of a consolidated return for federal income tax purposes. Prison Realty is not and has never been subject to the provisions of Section 1503(f) of the Code.

             (ix) Prison Realty is not a party to any agreement providing for the allocation or sharing of Taxes or indemnification by Prison Realty of any other person in respect of Taxes.

             (x) Prison Realty is not a party to any agreement, contract, or arrangement that would result, individually or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

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             (xi) To the knowledge of Prison Realty, Prison Realty does not have, nor has it ever had, any income which is includable in computing the taxable income of a United States person (as determined under Section 7701 of the Code) under Section 951 of the Code. To the knowledge of Prison Realty, none of the Subsidiaries of Prison Realty is or has ever been a "passive foreign investment company" within the meaning of Section 1297 of the Code. To the knowledge of Prison Realty, Prison Realty is not and never has been a "personal holding company" within the meaning of Section 542 of the Code. To the knowledge of Prison Realty, there are no gain recognition agreements, within the meaning of Treasury Regulation 1.367(a)-8 or any predecessor provision, between Prison Realty, on one hand, and a stockholder of Prison Realty, on the other. There is no pending or, to the knowledge of Prison Realty, threatened, action, proceeding or investigation by any taxing authority for assessment or collection of Taxes with respect to Prison Realty in any jurisdiction where Prison Realty has not filed a Tax Return. All dealings and arrangements between and among Prison Realty and its Subsidiaries are at arm's length and consistent with arm's length dealings and arrangements between or among unrelated, uncontrolled taxpayers.

             (xii) Each Subsidiary which is a partnership, joint venture or limited liability company has been treated since its formation, and continues to be treated for federal income tax purposes, as a partnership or as a disregarded entity, and not as a corporation or as an association taxable as a corporation.

             (xiii) For purposes of this Section 3.01(j), other than Section 3.01(j)(xii), all representations and warranties with respect to Prison Realty are deemed to include and to apply to each of its Subsidiaries and predecessors (and the Subsidiaries of such predecessors). For purposes of this Section 3.01(j), the term "predecessors" shall include, without limitation, Corrections Corporation of America, a Tennessee corporation, and CCA Prison Realty Trust, a Maryland real estate investment trust ("Old Prison Realty"), which entities merged with and into Prison Realty on December 31, 1998 and January 1, 1999, respectively.

             (xiv) For each of its taxable years, Old Prison Realty was organized, operated and duly qualified as a REIT under Section 856 of the Code.

             (xv) As used in this Agreement, (A) the term "Taxes" means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes, and (B) the term "Tax Return" means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns.

          (k) No Defaults. Except for violations or defaults which, individually or in the aggregate, would not have a material adverse effect, neither Prison Realty nor any of its Subsidiaries is in violation or default under any provision of its charter, by-laws, partnership agreements or other governing or organizational documents, or is in breach of or default with respect to any provision of any note, bond, agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which would constitute an event

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     of default on the part of any of Prison Realty or its Subsidiaries as defined in such documents which, with notice or lapse of time or both, would constitute a default. Neither Prison Realty nor any of its Subsidiaries is a party to any contract (other than leases) containing any covenant restricting its ability to conduct its business as currently conducted except for any such covenants that would not, individually or in the aggregate, have a material adverse effect on Prison Realty.

          (l) Properties.

             (i) Prison Realty Real Property. For purposes of this Agreement, "Prison Realty Permitted Liens" means (a) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar Liens arising or incurred in the ordinary course of business for sums not yet due and payable and such Liens as are being contested by Prison Realty in good faith, (b) Liens for current Taxes not yet due or payable, (c) any covenants, conditions, restrictions, reservations, rights, Liens, easements, encumbrances, encroachments and other matters affecting title which are shown as exceptions on Prison Realty's title insurance policies and/or title commitments or reports which have been made available to the Target Companies, and (d) any other covenants, conditions, restrictions, reservations, rights, non-monetary Liens, easements, encumbrances, encroachments and other matters affecting title which would not individually or in the aggregate, be reasonably expected to have a material adverse effect. "Prison Realty Leases" means the real property leases, subleases, licenses and use or occupancy agreements pursuant to which Prison Realty or any of its Subsidiaries is the lessee, sublessee, licensee, user or occupant of real property other than the Prison Realty Owned Real Property, or interests therein necessary for the conduct of, or otherwise material to, the business of Prison Realty and its Subsidiaries as it is currently conducted. "Prison Realty Leased Real Property" means all interests in real property pursuant to the Prison Realty Leases. "Prison Realty Owned Real Property" means the real property owned in fee by Prison Realty and its Subsidiaries necessary for the conduct of, or otherwise material to, the business of Prison Realty and its Subsidiaries as it is currently conducted. "Prison Realty Real Property" means, collectively, the Prison Realty Owned Real Property and the Prison Realty Leased Real Property. The Prison Realty Filed SEC Documents describe all material Prison Realty Real Property. Except as disclosed therein, or in the title insurance policies relating to the Prison Realty Real Property or in the Prison Realty Disclosure Schedule, each of Prison Realty and its Subsidiaries has good, valid and marketable title to the Prison Realty Real Property free of all Liens, in each case except Prison Realty Permitted Liens. Except as set forth in Section 3.01(l)(i) of the Prison Realty Disclosure Schedule, there are no outstanding contracts for the sale of any of the Prison Realty Real Property, except those contracts relating to Prison Realty Real Property the value in respect of which does not exceed $5,000,000 individually or $15,000,000 in the aggregate. Except for such exceptions as would not, in the aggregate, have a material adverse effect, (a) each Prison Realty Lease is valid and binding upon Prison Realty and its Subsidiaries and in full force and effect and grants the lessee under the Prison Realty Lease the exclusive right to use and occupy the premises, and (b) either Prison Realty or its Subsidiaries has good and valid title to the leasehold estate or other interest created under the Prison Realty Leases. No non-monetary defaults exist under the Prison Realty Leases which, individually or in the aggregate, would have a material adverse effect. The use and operation of the Prison Realty Real Property in the conduct of the business of Prison Realty and its Subsidiaries does not violate any instrument of record or agreement affecting the Prison Realty Real Property, except for such violations that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect. Valid policies of title insurance have been issued insuring Prison Realty's or, if applicable, its Subsidiary's, fee simple title to the Prison Realty Owned Real Property

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        owned by it, subject only to Prison Realty Permitted Liens, except where the failure of such policies to be in full force and effect would not reasonably be expected, in the aggregate, to have a material adverse effect. To the best knowledge of Prison Realty, such policies are, at the date hereof, in full force and effect, except where the failure to have such valid policies of title insurance would not reasonably be expected, in the aggregate, to have a material adverse effect. To the best knowledge of Prison Realty, no material claim has been made against any such policy. Except as provided in Schedule 3.01(l) of the Prison Realty Disclosure Schedule, Prison Realty and its Subsidiaries have no knowledge (a) that any certificate, permit or license from any Governmental Entity having jurisdiction over any of the Prison Realty Real Property or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Prison Realty Real Property or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Prison Realty Real Property has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of the same which would have a material adverse effect, (b) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement having a material adverse effect issued by any Governmental Entity, (c) of any structural defects relating to any Prison Realty Real Property which would have a material adverse effect, (d) of any Prison Realty Real Property whose building systems are not in working order so as to have a material adverse effect, or (e) of any physical damage to any Prison Realty Real Property which would have a material adverse effect for which there is no insurance in effect covering the cost of the restoration. "Prison Realty Space Lease" means each lease or other right of occupancy affecting or relating to a property in which Prison Realty or its Subsidiaries (or an entity in which it directly or indirectly has an interest) is the landlord, either pursuant to the terms of a lease agreement or as successor to any prior landlord. No default exists under any Prison Realty Space Lease, except for such defaults as would, individually or in the aggregate, not reasonably be expected to have a material adverse effect.

             (ii) Improvements Under Construction. With respect to those Improvements (as defined herein) being constructed or under development and located on any Prison Realty Real Property as set forth in the Prison Realty Disclosure Schedule, to the knowledge of Prison Realty:
        (a) the budget for the construction of the Improvements fairly and accurately reflects Prison Realty's good faith estimate of the costs and expenses shown thereon reasonably necessary to develop and construct the Improvements in accordance with the plans and specifications therefor, and Prison Realty has strictly adhered to said budget in all material respects and has permitted no material deviations from said budget or the plans and specifications for the Improvements; (b) the plans and specifications for the Improvements have been approved by all applicable Governmental Entities having jurisdiction over the Prison Realty Real Property, the development and construction of the Improvements and the use and occupancy thereof for its intended purposes, and/or any utility services to the Prison Realty Real Property; (c) all utility services necessary for the development and construction of the Improvements and the use and occupancy thereof for its intended purposes are available through public or private easements or rights-of-way at the boundaries of the Prison Realty Real Property, including, without limitation, sanitary sewer, electricity, gas, water, telephone, and storm water drainage; (d) all roads necessary for ingress and egress to the Prison Realty Real Property, and for the full utilization of the Prison Realty Real Property for its intended purposes, have either been completed pursuant to public or private easements, or the necessary rights-of-way therefor have been dedicated to public use and accepted by the appropriate Governmental Entity; (e) all building permits, curb cuts, sewer and water taps, and other permits, licenses, approvals,

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        authorizations and consents required for the development and construction of the Improvements have been obtained; (f) the plans and specifications for the Improvements, the development and construction of the Improvements pursuant thereto, and the use and occupancy of the Improvements for their respective intended purposes comply and will comply with all applicable zoning ordinances, building regulations, restrictive covenants and governmental laws, rules, regulations and ordinances, and comply and will comply with all applicable requirements, standards and regulations of appropriate supervising boards of fire underwriters and similar agencies, authorities or boards; (g) Prison Realty has: (A) diligently pursued the development, construction and installation of the Improvements; and (B) performed such duties as may be necessary to complete the development, construction and installation of the Improvements in accordance with the plans and specifications and without Liens, claims or assessments, actual or contingent, asserted against Prison Realty Real Property for any material, labor or other items furnished in connection therewith, and all in full compliance with all construction, use, building, zoning and other similar laws, ordinances, rules, regulations, codes and restrictions of any applicable Governmental Entities or authorities or otherwise applicable thereto;
        (h) Prison Realty has complied with all laws, ordinances, rules, regulations, judgments, orders, injunctions, writs and decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any of them, applicable to the construction of the Improvements, and has paid when due all taxes and assessments upon the Improvements or Prison Realty Real Property, and all claims for labor or materials, rents, and other obligations that, if unpaid, will or might become a Lien against the Improvements or the Prison Realty Real Property; (i) Prison Realty has maintained, in sufficient amount, and in satisfactory form a nd substance, and with satisfactory insurers: (A) builder's risk insurance, all-risk nonreporting completed value form, insuring the Improvements against fire, theft, extended coverage, vandalism, and such other hazards in full force and effect at all times until the completion of construction of all of the Improvements; and (B) such other insurance, in such amounts and for such terms, as may from time to time be reasonably required insuring against such other casualties or losses which at the time are commonly insured against in the case of premises similarly situated; and (j) the Improvements have been constructed in accordance with the plans and specifications therefor, and in compliance with all laws, ordinances, rules and regulations applicable thereto, and in a good and workmanlike manner. For the purposes of this Agreement "Improvements" shall mean all buildings, improvements, structures and fixtures now or on the Closing Date located on the Prison Realty Real Property, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called "infrastructure" improvements.

          (m) Environmental Matters.

             (i) To the knowledge of Prison Realty, the Prison Realty Real Property and the Improvements thereon (the "Prison Realty Facilities") are presently operated in compliance in all material respects with all Environmental Laws (as defined below).

             (ii) There are no Environmental Laws requiring any material remediation, clean up, repairs, constructions or capital expenditures (other than normal maintenance) with respect to the Prison Realty Facilities.

             (iii) There are no (A) notices of any violation or alleged violation of any Environmental Laws relating to the Prison Realty Facilities or their uses that have been received by Prison Realty, or
        (B) writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending, or, to the

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        knowledge of Prison Realty, threatened, relating to the ownership, use, maintenance or operation of the Prison Realty Facilities.

             (iv) To the knowledge of Prison Realty, there are no past, present or anticipated future events, conditions, circumstances, activities, practices, incidents, actions, or plans relating to Prison Realty and its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws or which may give rise to any liability under the Environmental Laws.

             (v) All material permits and licenses required under any Environmental Laws in respect of the operations of the Prison Realty Facilities have been obtained, and the Prison Realty Facilities and Prison Realty are in compliance, in all material respects, with the terms and conditions of such permits and licenses.

             (vi) For purposes of this Agreement, "Environmental Laws" mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health, the environment, or worker or public health and safety as in effect as of the date hereof, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials (as defined herein), substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, including by way of illustration and not by way of limitation,
        (A) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 960111 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 69011 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251), the Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), the Endangered Species Act (16 U.S.C. Sections 1531 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Sections 11001 et seq.) and (B) analogous state and local provisions.

             (vii) For purposes of this Agreement, "Hazardous Material" means any chemical substance:

                (A) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy, administrative request or civil complaint under any of the foregoing or under common law; or

                (B) which is defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation or ordinance or amendments thereto as in effect as of the date hereof, or as hereafter amended, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.); or

                (C) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any governmental

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           authority, agency, department, commission, board, agency or instrumentality of the United States, or any state or any political subdivision thereof having or asserting jurisdiction over any of the Prison Realty Facilities; or

                (D) the presence of which on any of the Prison Realty Facilities causes a nuisance upon such facilities or to adjacent properties or poses a hazard to the health or safety of persons on or about any of the Prison Realty Facilities; or

                (E) the presence of which on adjacent properties constitutes a trespass by any owner or operator of the Prison Realty Facilities; or

                (F) which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or asbestos or asbestos-containing materials or urea formaldehyde foam insulation, or lead-based paint, solder or other building materials; or

                (G) radon gas.

          (n) Benefit Plans.

             (i) All "employee benefit plans" (as defined in Section 3(3) of ERISA) and all other compensation, bonus, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, employment, change-in-control, welfare, collective bargaining, severance, disability, death benefit, hospitalization and medical plans, agreements, arrangements or understandings that are maintained or contributed to (or previously contributed to) for the benefit of any current or former employee, officer or director of Prison Realty or any of its Subsidiaries and with respect to which Prison Realty or any of its Subsidiaries would reasonably be expected to have direct or contingent liability are defined as the "Prison Realty Benefit Plans." Prison Realty has heretofore delivered or made available to CCA, PMSI and JJFMSI true and complete copies of all Prison Realty Benefit Plans and, with respect to each Prison Realty Benefit Plan, true and complete copies of the following documents: the most recent actuarial report, if any; the most recent annual report, if any; any related trust agreement, annuity contract or other funding instrument, if any; the most recent determination letter, if any; and the most recent summary plan description, if any.

             (ii) Except as disclosed in Section 3.01(n) of the Prison Realty Disclosure Schedule: (A) none of the Prison Realty Benefit Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or is otherwise subject to Title IV of ERISA; (B) none of the Prison Realty Benefit Plans promises or provides retiree medical or life insurance benefits to any person; (C) neither Prison Realty nor any of its Subsidiaries has any obligation to adopt or has taken any corporate action to adopt, any new Prison Realty Benefit Plan or, except as required by law, to amend any existing Prison Realty Benefit Plan; (D) Prison Realty and its Subsidiaries are in compliance in all material respects with and each Prison Realty Benefit Plan is and has been administered in all material respects in compliance with its terms and the applicable provisions of ERISA, the Code and all other applicable laws, rules and regulations except for any failures to so administer any Prison Realty Benefit Plan as would not have a material adverse effect on Prison Realty; (E) each Prison Realty Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code, to Prison Realty's knowledge, has been determined by the IRS to be so qualified, and no circumstances exist that could reasonably be expected to result in the revocation of any such determination; (F) each Prison Realty Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other

                                      F-19
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        laws, rules and regulations required to provide such income tax benefits; (G) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available with respect to any Prison Realty Benefit Plan, and which could give rise to liability on the part of Prison Realty, any of its Subsidiaries, any Prison Realty Benefit Plan, or any fiduciary, party in interest or disqualified person with respect thereto that would be material to Prison Realty or would be material to Prison Realty if it were its liability; (H) neither Prison Realty nor any entity required to be treated as a single employer with Prison Realty under Section 414 of the Code has any unsatisfied liability under Title IV of ERISA that would have a material adverse effect on Prison Realty; (I) other than funding obligations and benefits claims payable in the ordinary course, to Prison Realty's knowledge, no event has occurred and no circumstance exists with respect to any Prison Realty Benefit Plan that could give rise to any material liability arising under the Code, ERISA or any other applicable law, or under any indemnity agreement to which Prison Realty or any of its Subsidiaries is a party, excluding liability relating to benefit claims and funding obligations payable in the ordinary course, whether directly or by reason of its affiliation with any entity required to be treated as a single employer with Prison Realty under Section 414 of the Code; (J) as of the date hereof there are no pending or, to the knowledge of the executive officers of Prison Realty, threatened investigations, claims or lawsuits in respect of any Prison Realty Benefit Plan that would have a material adverse effect on Prison Realty; (K) other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA or otherwise as provided by state law, none of the Prison Realty Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provides for any benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service; (L) no amount payable pursuant to a Prison Realty Benefit Plan or any other plan, contract or arrangement of Prison Realty would be considered an "excess parachute payment" under Section 280G of the Code; and (M) no Prison Realty Benefit Plan exists that could result in the payment to any current or former employee, officer or director of Prison Realty any money or other property or accelerate or provide any other rights or benefits as a result of the transactions contemplated by this Agreement which would constitute an excess parachute payment within the meaning of Section 280G of the Code.

          (o) Material Contracts. There are no contracts or other documents required by the Securities Act to be described in or to be filed as exhibits to the Prison Realty Filed SEC Documents which have not been described or filed as required. All such contracts to which Prison Realty or any of its Subsidiaries is a party have been duly authorized, executed and delivered by Prison Realty or such Subsidiary, constitute valid and binding agreements of Prison Realty or such Subsidiary and are enforceable against Prison Realty or such Subsidiary in accordance with the terms thereof. Each of Prison Realty and its Subsidiaries has performed all material obligations required to be performed by it, and is neither in default in any material respect nor has it received notice of any default or dispute under, any such contract or other material instrument to which it is a party or by which its property is bound or affected. To the best knowledge of Prison Realty, no other party under any such contract or other material instrument to which it or any of its Subsidiaries is a party is in default in any material respect thereunder.

          (p) No Undisclosed Liabilities. Except (a) as set forth in the Prison Realty Filed SEC Documents, (b) as set forth in Section 3.01(p) of the Prison Realty Disclosure Schedule, (c) as incurred in the ordinary course of the business of Prison Realty subsequent to September 30, 1999 which would, individually or in the aggregate, not have, or be reasonably expected not to

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     have, a material adverse effect, (d) for any expenses incurred in connection with transactions contemplated by this Agreement or for liabilities or obligations relating to contractual obligations, indebtedness, litigation or other matters which are covered by other representations and warranties in this Agreement or otherwise identified in the Prison Realty Disclosure Schedule, neither Prison Realty nor any of its Subsidiaries has any liabilities or obligations (direct or indirect, contingent or fixed, known or unknown, matured or unmatured accrued or unaccrued), whether arising out of contract, tort, statute or otherwise, and whether or not required by GAAP to be reflected on or in footnotes to the Prison Realty Financial Statements.

          (q) Investment Company Act. Neither Prison Realty nor any of the Subsidiaries is (i) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to regulation under the Federal Power Act or the Interstate Commerce Act.

          (r) Reporting. Prison Realty is subject to Section 13 of the Exchange Act and is in compliance in all material respects with the provisions of such section.

          (s) Labor Matters. Except as set forth in Section 3.01(s) of the Prison Realty Disclosure Schedule: (i) neither Prison Realty nor its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (ii) to the knowledge of Prison Realty, no union claims to represent the employees of Prison Realty and its Subsidiaries currently exist; (iii) none of the employees of Prison Realty or its Subsidiaries is represented by any labor organization and Prison Realty has no knowledge of any current union organizing activities among the employees of Prison Realty or its Subsidiaries, nor does any question concerning representation exist concerning such employees; neither Prison Realty nor its Subsidiaries is the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (iv) there is no strike, work stoppage, lockout or other labor dispute involving Prison Realty or its Subsidiaries pending or threatened; (v) no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or, to the knowledge of Prison Realty, threatened, against Prison Realty or its Subsidiaries; (vi) to the knowledge of Prison Realty, no grievance is threatened against Prison Realty or its Subsidiaries; (vii) neither Prison Realty nor its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (viii) there are no written personnel policies, rules or procedures applicable to employees of Prison Realty or its Subsidiaries, other than those set forth in Section 3.01(s) of the Prison Realty Disclosure Schedule, true and correct copies of which have heretofore been delivered or made available to CCA, PMS and JJFMSI; (ix) Prison Realty and its Subsidiaries are, and have at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (x) since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), neither Prison Realty nor its Subsidiaries has effectuated (A) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of Prison Realty or its Subsidiaries; or (B) a "mass layoff" (as defined in the WARN Act) affecting any site of

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     employment or facility of any of Prison Realty or its Subsidiaries, in either case, other than in substantial compliance with the WARN Act; nor has Prison Realty or its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation; and (xi) neither Prison Realty nor any of its Subsidiaries is aware that it has any liability or potential liability under the Multi-Employer Pension Plan Act.

          (t) Insurance. Prison Realty and its Subsidiaries maintain primary, excess and umbrella insurance of types and amounts customary for their business against general liability, fire, workers' compensation, products liability, theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect and with respect to property insurance for assets for which it is customary to have replacement cost coverage or there are coinsurance provisions, the amount of such insurance is sufficient to provide for such coverage or to prevent the application of the coinsurance provision.
     Section 3.01(t) of the Prison Realty Disclosure Schedule sets forth a complete list of the insurance policies maintained by Prison Realty and its Subsidiaries.

          (u) Affiliate Transactions. Except as set forth in Section 3.01(u) of the Prison Realty Disclosure Schedule, there is no transaction and no transaction is now proposed, to which Prison Realty or its Subsidiaries is or is to be a party in which any current stockholder (holding in excess of 5% of the Prison Realty Common Stock or any securities convertible into or exchangeable for Prison Realty Common Stock), general partner, limited partner (holding in excess of 5% of the limited partnership interests), director or executive officer of Prison Realty or its Subsidiaries has a direct or indirect interest.

          (v) Internal Accounting Controls. Prison Realty's system of internal accounting controls is sufficient to meet the broad objectives of internal accounting controls insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to Prison Realty's financial statements.

          (w) Board Recommendation. Prior to the date hereof with respect to this Agreement, the Board of Directors of Prison Realty, at a meeting duly called and held, by the majority vote of the directors present at such meeting and voting, (i) determined that such Agreement and the Merger and the other transactions contemplated hereby or thereby are fair to and in the best interests of the shareholders of Prison Realty, (ii) adopted such Agreement and approved the Merger and (iii) approved the delivery of the CCA Merger Consideration, PMSI Merger Consideration and the JJFMSI Merger Consideration to the holders of CCA Certificates, PMSI Certificates and JJFMSI Certificates, respectively, pursuant to the terms and conditions of this Agreement.

          (x) Maryland Law on Business Combinations and Control Shares. None of the parties to the Merger is an interested stockholder (as defined in Section 3-601 of the Maryland General Corporation Law (the "MGCL")) of Prison Realty or an affiliate (as defined in Section 3-601 of the MGCL) of an interested stockholder who was not exempted from the provisions of
     Section 3-602 of the MGCL prior to the most recent date on which such person became an interested stockholder. None of the shares of Prison Realty Stock issued in the Merger constitute "control shares" as such term is defined in Section 3-701 of the MGCL. The approval of the Merger, and the issuance of the Prison Realty Stock in connection therewith, by the Board of Directors of Prison Realty referred to in Section 3.01(w) constitutes approval of the Merger and the issuance of the Prison Realty Stock and related transactions for purposes of Sections 3-602 and 3-702 of the MGCL.

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          (y) Brokers.  No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co. ("Merrill Lynch") and Wasserstein Perella & Co., Inc. ("Wasserstein Perella"), the fees and expenses of which will be paid by Prison Realty, are entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Prison Realty. Prison Realty's arrangements with Merrill Lynch and Wasserstein Perella have been disclosed to CCA, PMSI and JJFMSI prior to the date hereof.

          (z) Opinion of Financial Advisor. Prison Realty has received the opinion of Merrill Lynch, dated as of the date hereof, to the effect that the sale by Prison Realty of its securities to a third-party investor, is fair to Prison Realty and the stockholders of Prison Realty from a financial point of view (the "Merrill Lynch Prison Realty Opinion").

          (aa) Share Ownership. Prison Realty owns 981,393 shares of the issued and outstanding Class B Common Stock of CCA, 100,000 shares of the issued and outstanding PMSI Class B Common Stock and 100,000 shares of the issued and outstanding JJFMSI Class B Common Stock. All of such shares shall be canceled in connection with the Merger as set forth in Section 2.01 (a) hereof.

     Section 3.02 Representations and Warranties of the Acquisition
Companies. Each of the Acquisition Companies hereby represents and warrants, severally and not jointly and with respect to itself only, to each of CCA, PMSI and JJFMSI as follows:

          (a) Organization and Authority. The Acquisition Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Tennessee with full corporate power and authority to own its properties and conduct its business as now conducted and is duly qualified or authorized to do business and is in good standing in all jurisdictions where the failure to so qualify could have a material adverse effect. The Acquisition Company does not have a direct or indirect ownership interest in any subsidiary corporation, joint venture, partnership or other entity. The Acquisition Company has made available to CCA, PMSI and JJFMSI complete and correct copies of its charter and bylaws, in each case as amended to the date of this Agreement. The Acquisition Company is a newly-formed entity and, except for activities incident to the Merger and the transactions contemplated hereby, the Acquisition Company has not engaged in any business activity of any type or kind whatsoever prior to the date hereof.

          (b) Capital Structure. The authorized capital stock of the Acquisition Company consists of 10,000 shares of common stock, no par value per share, of which 1,000 shares are issued and outstanding.

          (c) Authorization. The Acquisition Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Acquisition Company. This Agreement has been duly executed and delivered by the Acquisition Company and constitutes a valid and binding obligation of the Acquisition Company, enforceable against the Acquisition Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws from time to time in effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or give

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     rise to a right of termination, cancellation or acceleration of any obligation under, or the creation of a Lien pursuant to, (i) any provision of the charter (or similar organizational documents) or bylaws of the Acquisition Company or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Acquisition Company or its respective properties or assets, in any case under this clause (ii) which would, individually or in the aggregate, have a material adverse effect on the Acquisition Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Acquisition Company in connection with the execution and delivery of this Agreement by the Acquisition Company or the consummation by the Acquisition Company of the transactions contemplated hereby, the failure of which to be obtained or made would, individually or in the aggregate, have a material adverse effect on the Acquisition Company or would prevent or materially delay the consummation of the transactions contemplated hereby, except for (A) the filing of the Articles of Merger with the Tennessee Secretary of State and appropriate documents with the relevant authorities of other states in which the Acquisition Company is qualified to do business, (B) filings required pursuant to the HSR Act, and (C) filings necessary to satisfy the applicable requirements of state securities or "blue sky" laws.

          (d) Information Supplied. None of the information supplied or to be supplied by the Acquisition Company for inclusion or incorporation by reference in the Proxy-Statement Prospectus will, at the date it is first mailed to stockholders of Prison Realty or at the time of the Prison Realty Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case no representation or warranty is made by the Acquisition Company with respect to statements made or incorporated by reference therein based on information supplied by CCA, PMSI or JJFMSI specifically for inclusion or incorporation by reference therein.

          (e) Certain Agreements. The Acquisition Company is not in default under any material agreement, commitment, lease or other instrument to which it or any of its properties is subject, and there has not occurred any event that, with the giving of notice or the lapse of time or both, would constitute such a default by the Acquisition Company or, to the knowledge of the executive officers of the Acquisition Company, a default thereunder by any other party thereto, except in all cases where such defaults, individually or in the aggregate, would not have a material adverse effect on the Acquisition Company. The Acquisition Company is not in breach in any material respect under its charter, bylaws or other organizational documents.

          (f) Board Recommendation. Prior to the date hereof with respect to this Agreement, the Board of Directors of the Acquisition Company, at a meeting duly called and held, by the majority vote of the directors present at such meeting and voting, (i) determined that such Agreement and the Merger and the other transactions contemplated hereby or thereby are fair to and in the best interests of the shareholders of the Acquisition Company, (ii) adopted such Agreement and approved the Merger and (iii) resolved to recommend that its shareholders approve the Agreement and the Merger.

          (g) Tennessee Business Combination Act. The approval of the Merger by the Board of Directors of the Acquisition Company referred to in Section 3.02(f) constitutes approval of the Merger for purposes of the TBCA and represents all the actions necessary to ensure that Sections 48-103-201, et seq., of the TBCA do not apply to the Merger.

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     Section 3.03 Representations and Warranties of CCA.  Except as set forth in the Prison Realty Filed SEC Documents or on the Disclosure Schedule delivered by CCA to Prison Realty, PMSI and JJFMSI prior to the execution of this Agreement (the "CCA Disclosure Schedule"), which CCA Disclosure Schedule constitutes a part hereof and is true and correct in all material respects, CCA represents and warrants to Prison Realty, the Acquisition Companies, PMSI and JJFMSI as follows:

          (a) Organization and Authority. CCA is duly formed and validly existing and in good standing under the laws of the State of Tennessee with full power and authority to own its properties and conduct its business as now conducted and is duly qualified or authorized to do business and is in good standing in all jurisdictions where the failure to so qualify could have a material adverse effect on CCA. CCA has all requisite corporate power and authority, and has been duly authorized by all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its assets and properties and to conduct its business as it is now being conducted and is duly qualified or licensed to do business in each jurisdiction in which the failure to do so could have a material adverse effect upon the conduct of its business or the ownership or leasing of property by it in such jurisdiction.

          (b) Subsidiaries.

             (i) The only direct or indirect Subsidiaries of CCA are those listed in Section 3.03(b) of the CCA Disclosure Schedule. Except for the ownership interests set forth in Section 3.03(b) of the CCA Disclosure Schedule, CCA does not own or control, directly or indirectly, a 50% or greater capital stock interest in a corporation, a general partnership interest or a 50% or greater limited partnership interest in a partnership, or a managing membership interest or a 50% or greater membership interest in a limited liability company, association or other entity or project.

             (ii) Except for the entities listed in Section 3.03(b) of the CCA Disclosure Schedule, CCA does not hold, directly or indirectly, any equity interest or equity investment in any corporation, partnership, association or other entity.

             (iii) Except as set forth in Section 3.03(b) of the CCA Disclosure Schedule, all of the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of CCA have been validly issued, are fully paid and nonassessable and are owned, directly or indirectly, by CCA free and clear of any Liens and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any Subsidiary of CCA to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

             (iv) CCA's Subsidiaries do not own or operate or possess any material assets, licenses, management contracts, or franchises or other rights nor are such Subsidiaries liable with respect to any material indebtedness, obligations, liabilities, or claims. For purposes of this section, "material" means with respect to assets, licenses, management contracts, franchises or rights of the Subsidiaries that the aggregate value of such items for the Subsidiaries taken as a whole does not exceed 5.0% of the aggregate value of such items for CCA and its Subsidiaries taken as a whole; and with respect to indebtedness, obligations, liabilities, and claims of the Subsidiaries, that the aggregate amount of such items for the Subsidiaries

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

        taken as a whole does not exceed 5.0% of the aggregate amount of such items for CCA and its Subsidiaries taken as a whole.

          (c) Capital Structure. The authorized capital stock of CCA consists of 100,000,000 shares of CCA Class A Common Stock, 100,000,000 shares of CCA Class B Common Stock and 50,000,000 shares of preferred stock, $0.01 par value per share. At the close of business on November 30, 1999, (A) 9,349,061 shares of CCA Class A Common Stock were outstanding, (B) 981,393 shares of CCA Class B Common Stock were outstanding, (C) no shares of preferred stock were outstanding and (D) warrants to acquire 546,729 shares of CCA Class A Common Stock were outstanding. Other than as set forth above, at the close of business on November 30, 1999, there were outstanding no shares of CCA Common Stock or any other class or series of stock of CCA or options, warrants or other rights to acquire shares of CCA Common Stock or any other class or series of stock of CCA from CCA. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which shareholders of CCA may vote are issued or outstanding.

          All outstanding shares of CCA Common Stock are duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of Liens and will not be in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Other than as set forth above, and except for this Agreement and for certain contractual preemptive rights granted to each of Prison Realty, Sodexho (as defined herein) and Baron, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements or undertakings of any kind to which CCA or any Subsidiary of CCA is a party or by which CCA or any Subsidiary of CCA is bound obligating CCA or any Subsidiary of CCA to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of CCA Common Stock or other equity or voting securities of CCA or of any Subsidiary of CCA or obligating CCA or any Subsidiary of CCA to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement or undertaking. There are no outstanding obligations of CCA or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of CCA Common Stock or any of its Subsidiaries and, to the knowledge of the executive officers of CCA, as of the date hereof, no irrevocable proxies have been granted with respect to shares of CCA Common Stock or equity of Subsidiaries of CCA.

          (d) Authorization. CCA has all requisite power and authority to enter into this Agreement and, subject to obtaining the CCA Shareholder Approval with respect to the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of CCA, subject to obtaining CCA Shareholder Approval with respect to the Merger. This Agreement has been duly executed and delivered by CCA and constitutes a valid and binding obligation of CCA, enforceable against CCA in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws from time to time in effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or give rise to a right of termination, cancellation or acceleration of any obligation under, or the creation of a Lien pursuant to, (i) any provision of the charter (or similar organizational documents) or bylaws of CCA or any Subsidiary of CCA or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any loan or credit

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     agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CCA or any Subsidiary of CCA or their respective properties or assets, in any case under this clause (ii) which would, individually or in the aggregate, have a material adverse effect on CCA. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to CCA or any Subsidiary of CCA in connection with the execution and delivery of this Agreement by CCA or the consummation by CCA of the transactions contemplated hereby, the failure of which to be obtained or made would, individually or in the aggregate, have a material adverse effect on CCA or would prevent or materially delay the consummation of the transactions contemplated hereby, except for (A) the filing of the Articles of Merger with the Tennessee Secretary of State and appropriate documents with the relevant authorities of other states in which CCA is qualified to do business, (B) filings required pursuant to the HSR Act, (C) filings necessary to satisfy the applicable requirements of state securities or "blue sky" laws, and those required pursuant to CCA's agreements or management contracts with Governmental Entities.

          (e) Information Supplied. None of the information supplied or to be supplied by CCA specifically for inclusion or incorporation by reference in the Proxy Statement-Prospectus will, at the date it is first mailed to shareholders of CCA or at the time of the CCA Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case no representation or warranty is made by CCA with respect to statements made or incorporated by reference therein based on information supplied by Prison Realty, PMSI or JJFMSI specifically for inclusion or incorporation by reference therein. The Proxy Statement-Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, except that in each case no representation or warranty is made by CCA with respect to statements made or incorporated by reference therein based on information supplied by Prison Realty, PMSI or JJFMSI specifically for inclusion or incorporation by reference therein. If at any time prior to the date of the CCA Shareholders' Meeting, any event with respect to CCA, or with respect to information supplied by CCA specifically for inclusion in the Proxy Statement-Prospectus, shall occur which is required to be described in an amendment of, or supplement to, the Proxy Statement-Prospectus, such event shall be so described by CCA.

          (f) Absence of Certain Changes or Events. Subsequent to September 30, 1999, neither CCA nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is not disclosed; and subsequent to September 30, 1999 (i) neither CCA nor any Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any transactions not in the ordinary course of business consistent with past practice, and (ii) there has not been any issuance of options, warrants or rights to purchase CCA Common Stock, or any interests therein, or any adverse change, or any development involving a prospective adverse change, in the general affairs, management, business, prospects, financial position, net worth or results of operations of CCA or any Subsidiary.

          (g) Compliance with Laws; Litigation. Except as described in the CCA Disclosure Schedule or in the Prison Realty Filed SEC Documents, there are no claims, actions, suits, arbitration, grievances, proceedings or investigations pending or, to CCA's knowledge, threatened, against CCA or any Subsidiary, or any properties or rights of CCA or any Subsidiary, or any officers or directors of CCA or any Subsidiary in their capacity as such, by or before any

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     Governmental Entity which, individually or in the aggregate, is reasonably likely to have a material adverse effect on CCA or prevent, materially delay or intentionally delay the ability of CCA to consummate the transactions contemplated hereby. Neither CCA nor its Subsidiaries is subject to any judgment, order or decree which could reasonably be expected to result in a material adverse effect.

          Each of CCA and its Subsidiaries has at all times operated and currently operates its business in conformity in all material respects with all applicable statutes, common laws, ordinances, decrees, orders, rules and regulations of Governmental Entities. Each of CCA and its Subsidiaries has all licenses, approvals or consents to operate its businesses in all locations in which such businesses are currently being operated, and to its knowledge is not aware of any existing or imminent matter which may materially adversely impact its operations or business prospects other than as specifically disclosed in the CCA Disclosure Schedule. CCA and each Subsidiary have not failed to file with the applicable regulatory authorities any material statements, reports, information or forms required by all applicable laws, regulations or orders, all such filings or submissions were in material compliance with applicable laws when filed, and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. CCA and each Subsidiary have not failed to maintain in full force and effect any material licenses, registrations or permits necessary or proper for the conduct of its or their business, or received any notification that any revocation or limitation thereof is threatened or pending, and there is not to the knowledge of CCA pending any change under any law, regulation, license or permit which would materially adversely affect the business, operations, property or business prospects of CCA. CCA and each Subsidiary have not received any notice of violation of or been threatened with a charge of violating and are not under investigation with respect to a possible violation of any provision of any law, regulation or order. Neither CCA nor any of its Subsidiaries has at any time (i) made any unlawful contribution to any candidate for domestic or foreign office or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (h) Taxes.

             (i) CCA has timely filed (or there have been filed on its behalf) all Tax Returns required to be filed by it under applicable law, and all such Tax Returns were and are true, complete and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP and reflected on the most recent balance sheets of CCA, all Taxes due and payable by CCA have been timely paid in full.

             (ii) There are no Tax liens upon the assets of CCA except liens for Taxes not yet due.

             (iii) CCA has complied with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld, collected and paid over to the proper governmental authorities all amounts required.

             (iv) No audits or other administrative proceedings or court proceedings are presently pending or, to the knowledge of CCA, asserted with regard to any Taxes or Tax Returns of CCA.

             (v) CCA has not received a written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement with a taxing authority relating to Taxes with any taxing authority.

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             (vi) CCA has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

             (vii) CCA has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of CCA, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of CCA. To the knowledge of CCA, the IRS has not proposed any such adjustment or change in accounting method.

             (viii) CCA has not joined in the filing of a consolidated return for federal income tax purposes. CCA is not and has never been subject to the provisions of Section 1503(f) of the Code.

             (ix) CCA is not a party to any agreement providing for the allocation or sharing of Taxes or indemnification by CCA of any other person in respect of Taxes.

             (x) CCA is not a party to any agreement, contract, or arrangement that would result, individually or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

             (xi) To the knowledge of CCA, CCA does not have, nor has it ever had, any income which is includable in computing the taxable income of a United States person (as determined under Section 7701 of the Code) under Section 951 of the Code. To the knowledge of CCA, none of the Subsidiaries of CCA is or has ever been a "passive foreign investment company" within the meaning of Section 1297 of the Code. To the knowledge of CCA, CCA is not and never has been a "personal holding company" within the meaning of Section 542 of the Code. To the knowledge of CCA, there are no gain recognition agreements, within the meaning of Treasury Regulation 1.367(a)-8 or any predecessor provision, between CCA, on one hand, and a stockholder of the CCA, on the other. There is no pending or, to the knowledge of CCA, threatened, action, proceeding or investigation by any taxing authority for assessment or collection of Taxes with respect to CCA in any jurisdiction where CCA has not filed a Tax Return. All dealings and arrangements between and among CCA and its Subsidiaries are at arm's length and consistent with arm's length dealings and arrangements between or among unrelated, uncontrolled taxpayers.

             (xii) For purposes of this Section 3.03(h), all representations and warranties with respect to CCA are deemed to include and to apply to each of its Subsidiaries and predecessors.

          (i) No Defaults. Except for violations or defaults which, individually or in the aggregate, would not have a material adverse effect, neither CCA nor any of its Subsidiaries is in violation or default under any provision of its charter, by-laws, partnership agreements or other organizational documents, or is in breach of or default with respect to any provision of any note, bond, agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which would constitute an event of default on the part of any of CCA or its Subsidiaries as defined in such documents which, with notice of lapse of time or both, would constitute a default. Neither CCA nor any of its Subsidiaries is a party to any contract (other than leases) containing any covenant restricting its ability to conduct its business as currently conducted except for any such covenants that would not, individually or in the aggregate, have a material adverse effect on CCA.

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          (j) Environmental Matters.

             (i) To the knowledge of CCA, the correctional and detention facilities operated or managed by CCA (the "CCA Facilities") are presently operated in compliance in all material respects with all Environmental Laws.

             (ii) There are no Environmental Laws requiring any material remediation, clean up, repairs, constructions or capital expenditures (other than normal maintenance) with respect to the CCA Facilities.

             (iii) There are no (A) notices of any violation or alleged violation of any Environmental Laws relating to the CCA Facilities or their uses that have been received by CCA, or (B) writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending, or, to the knowledge of CCA, threatened, relating to the ownership, use, maintenance or operation of the CCA Facilities.

             (iv) To the knowledge of CCA, there are no past, present or anticipated future events, conditions, circumstances, activities, practices, incidents, actions, or plans relating to CCA and its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws or which may give rise to any liability under the Environmental Laws.

             (v) All material permits and licenses required under any Environmental Laws in respect of the operations of the CCA Facilities have been obtained, and the CCA Facilities and CCA are in compliance, in all material respects, with the terms and conditions of such permits and licenses.

          (k) Benefit Plans.

             (i) All "employee benefit plans" (as defined in Section 3(3) of ERISA) and all other compensation, bonus, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, employment, change-in-control, welfare, collective bargaining, severance, disability, death benefit, hospitalization and medical plans, agreements, arrangements or understandings that are maintained or contributed to (or previously contributed to) for the benefit of any current or former employee, officer or director of CCA or any of its Subsidiaries and with respect to which CCA or any of its Subsidiaries would reasonably be expected to have direct or contingent liability are defined as the "CCA Benefit Plans." CCA has heretofore delivered or made available to Prison Realty, PMSI and JJFMSI true and complete copies of all CCA Benefit Plans and, with respect to each CCA Benefit Plan, true and complete copies of the following documents: the most recent actuarial report, if any; the most recent annual report, if any; any related trust agreement, annuity contract or other funding instrument, if any; the most recent determination letter, if any; and the most recent summary plan description, if any.

             (ii) Except as disclosed in Section 3.03(k) of the CCA Disclosure
        Schedule: (A) none of the CCA Benefit Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or is otherwise subject to Title IV of ERISA; (B) none of the CCA Benefit Plans promises or provides retiree medical or life insurance benefits to any person; (C) neither CCA nor any of its Subsidiaries has any obligation to adopt or has taken any corporate action to adopt, any new CCA Benefit Plan or, except as required by law, to amend any existing CCA Benefit Plan; (D) CCA and its Subsidiaries are in compliance in all material respects with and each CCA Benefit Plan is and has been administered in all material respects in compliance with its terms and the applicable

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        provisions of ERISA, the Code and all other applicable laws, rules and regulations except for any failures to so administer any CCA Benefit Plan as would not have a material adverse effect on CCA; (E) each CCA Benefit Plan that is intended to be qualified within the meaning of
        Section 401(a) of the Code, to CCA's knowledge, has been determined by the IRS to be so qualified, and no circumstances exist that could reasonably be expected to result in the revocation of any such determination; (F) each CCA Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits; (G) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available with respect to any CCA Benefit Plan, and which could give rise to liability on the part of CCA, any of its Subsidiaries, any CCA Benefit Plan, or any fiduciary, party in interest or disqualified person with respect thereto that would be material to CCA or would be material to CCA if it were its liability; (H) neither CCA nor any entity required to be treated as a single employer with CCA under Section 414 of the Code has any unsatisfied liability under Title IV of ERISA that would have a material adverse effect on CCA; (I) other than funding obligations and benefits claims payable in the ordinary course, to CCA's knowledge, no event has occurred and no circumstance exists with respect to any CCA Benefit Plan that could give rise to any liability arising under the Code, ERISA or any other applicable law, or under any indemnity agreement to which CCA or any of its Subsidiaries is a party, excluding liability relating to benefit claims and funding obligations payable in the ordinary course, whether directly or by reason of its affiliation with any entity required to be treated as a single employer with CCA under Section 414 of the Code; (J) as of the date hereof there are no pending or, to the knowledge of the executive officers of CCA, threatened investigations, claims or lawsuits in respect of any CCA Benefit Plan that would have a material adverse effect on CCA; (K) other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA or otherwise as provided by state law, none of the CCA Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provides for any benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service; (L) no amount payable pursuant to a CCA Benefit Plan or any other plan, contract or arrangement of CCA would be considered an "excess parachute payment" under Section 280G of the Code; and (M) no CCA Benefit Plan exists that could result in the payment to any current or former employee, officer or director of CCA any money or other property or accelerate or provide any other rights or benefits as a result of the transactions contemplated by this Agreement which would constitute an excess parachute payment within the meaning of Section 280G of the Code.

          (l) Material Contracts. All contracts to which CCA or any Subsidiary is a party have been duly authorized, executed and delivered by CCA or any Subsidiary, constitute valid and binding agreements of CCA or any Subsidiary and are enforceable against CCA or any Subsidiary in accordance with the terms thereof. Each of CCA and each Subsidiary has performed all material obligations required to be performed by it, and is neither in default in any material respect nor has it received notice of any default or dispute under, any such contract or other material instrument to which it is a party or by which its property is bound or affected. To the best knowledge of CCA, no other party under any such contract or other material instrument to which it is a party is in default in any material respect thereunder.

          (m) No Undisclosed Liabilities. Except (a) as set forth in the Prison Realty Filed SEC Documents, (b) as set forth in Section 3.03(m) of the CCA Disclosure Schedule, (c) as

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     incurred in the ordinary course of the business of CCA subsequent to
     September 30, 1999 which would, individually or in the aggregate, not have, or be reasonably expected not to have, a material adverse effect, (d) for any expenses incurred in connection with transactions contemplated by this Agreement or for liabilities or obligations relating to contractual obligations, indebtedness, litigation or other matters which are covered by other representations and warranties in this Agreement or otherwise identified in the CCA Disclosure Schedule, neither CCA nor any of its Subsidiaries has any liabilities or obligations (direct or indirect, contingent or fixed, known or unknown, matured or unmatured accrued or unaccrued), whether arising out of contract, tort, statute or otherwise, and whether or not required by GAAP to be reflected on or in footnotes to the financial statements of CCA.

          (n) Labor Matters. Except as set forth in Section 3.03(n) of the CCA Disclosure Schedule: (i) neither CCA nor its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (ii) to the knowledge of CCA, no union claims to represent the employees of CCA and its Subsidiaries; (iii) none of the employees of CCA or its Subsidiaries is represented by any labor organization and CCA has no knowledge of any current union organizing activities among the employees of CCA or its Subsidiaries, nor does any question concerning representation exist concerning such employees; neither CCA nor its Subsidiaries is the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (iv) there is no strike, work stoppage, lockout or other labor dispute involving CCA or its Subsidiaries pending or threatened; (v) no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or, to the knowledge of CCA, threatened against CCA or its Subsidiaries; (vi) to the knowledge of CCA, no grievance is threatened against CCA or its Subsidiaries; (vii) neither CCA nor its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices;
     (viii) there are no written personnel policies, rules or procedures applicable to employees of CCA or its Subsidiaries, other than those set forth in Section 3.03(n) of the CCA Disclosure Schedule, true and correct copies of which have heretofore been delivered or made available to Prison Realty, PMSI and JJFMSI; (ix) CCA and its Subsidiaries are, and have at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (x) since the enactment of the WARN Act, neither CCA nor its Subsidiaries has effectuated (A) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of CCA or its Subsidiaries; or
     (B) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of any of CCA or its Subsidiaries, in either case, other than in substantial compliance with the WARN Act; nor has CCA or its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation; and (xi) neither CCA nor any of its Subsidiaries is aware that it has any liability or potential liability under the Multi-Employer Pension Plan Act.

          (o) Insurance. CCA and its Subsidiaries maintain primary, excess and umbrella insurance of types and amounts customary for their business against general liability, fire, workers' compensation, products liability, theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect and with respect to

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     property insurance for assets for which it is customary to have replacement cost coverage or there are coinsurance provisions, the amount of such insurance is sufficient to provide for such coverage or to prevent the application of the coinsurance provision. Section 3.03(o) of the CCA Disclosure Schedule sets forth a complete list of the insurance policies maintained by CCA and its Subsidiaries.

          (p) Affiliate Transactions. Except as set forth in Section 3.03(p) of the CCA Disclosure Schedule, there is no transaction and no transaction is now proposed, to which CCA or its Subsidiaries is or is to be a party in which any current stockholder (holding in excess of 5% of the CCA's Common Stock or any securities convertible into or exchangeable for Common Stock), general partner, limited partner (holding in excess of 5% of the limited partnership interests), director or executive officer of CCA or its Subsidiaries has a direct or indirect interest.

          (q) Internal Accounting Controls. CCA's system of internal accounting controls is sufficient to meet the broad objectives of internal accounting controls insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to CCA's financial statements.

          (r) Vote Required. The CCA Shareholder Approval is the only vote of the holders of any class or series of CCA's securities necessary to approve this Agreement and the transactions contemplated hereby.

          (s) Board Recommendation. On the date hereof with respect to this Agreement, the Board of Directors of CCA, at a meeting duly called and held, by the majority vote of the directors present at such meeting, (i) determined that such Agreement and the Merger and the other transactions contemplated hereby and thereby are fair to and in the best interests of the shareholders of CCA, (ii) adopted such Agreement and approved the Merger and (iii) resolved to recommend that the holders of CCA Common Stock approve such Agreement and the Merger.

          (t) Tennessee Business Combination Act. CCA has received the opinion of Sherrard & Roe, PLC, counsel to CCA, that the approval of the Merger by the Board of Directors of CCA referred to in Section 3.03(s) constitutes approval of the Merger for purposes of the TBCA and represents all the actions necessary to ensure that Sections 48-103-201, et seq., of the TBCA do not apply to the Merger.

          (u) Brokers. No broker, investment banker, financial advisor or other person, other than Merrill Lynch, the fees and expenses of which will be paid by Prison Realty, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Merrill Lynch.

          (v) Opinion of Financial Advisor. CCA has received the opinion of Merrill Lynch, dated as of the date hereof, to the effect that the CCA Merger Consideration to be paid by Prison Realty is fair to CCA and the holders of the CCA Common Stock from a financial point of view (the "Merrill Lynch CCA Opinion").

          (w) Stock Ownership. CCA does not, directly or indirectly, own any shares of Prison Realty Stock other than shares, if any, held in CCA Benefit Plans.

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     Section 3.04 Representations and Warranties of PMSI.  Except as set forth in the Prison Realty Filed SEC Documents on the Disclosure Schedule delivered by PMSI to Prison Realty, CCA and JJFMSI prior to the execution of this Agreement (the "PMSI Disclosure Schedule"), which PMSI Disclosure Schedule constitutes a part hereof and is true and correct in all material respects, PMSI represents and warrants to Prison Realty, the Acquisition Companies, CCA and JJFMSI as follows:

          (a) Organization and Authority. PMSI is duly formed and validly existing and in good standing under the laws of the State of Tennessee with full power and authority to own its properties and conduct its business as now conducted and is duly qualified or authorized to do business and is in good standing in all jurisdictions where the failure to so qualify could have a material adverse effect on PMSI. PMSI has all requisite corporate power and authority, and has been duly authorized by all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its assets and properties and to conduct its business as it is now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to do so could have a material adverse effect upon the conduct of its business or the ownership or leasing of property by it in such jurisdiction.

          (b) Subsidiaries.

             (i) The only direct or indirect Subsidiaries of PMSI are those listed in Section 3.04(b) of the PMSI Disclosure Schedule. Except for the ownership interests set forth in Section 3.04(b) of the PMSI Disclosure Schedule, PMSI does not own or control, directly or indirectly, a 50% or greater capital stock interest in a corporation, a general partnership interest or a 50% or greater limited partnership interest in a partnership, or a managing membership interest or a 50% or greater membership interest in a limited liability company, association or other entity or project.

             (ii) Except for the entities listed in Section 3.04(b) of the PMSI Disclosure Schedule, PMSI does not hold, directly or indirectly, any equity interest or equity investment in any corporation, partnership, association or other entity.

             (iii) Except as set forth in Section 3.04(b) of the PMSI Disclosure Schedule, all of the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of PMSI have been validly issued, are fully paid and nonassessable and are owned, directly or indirectly, by PMSI free and clear of any Liens and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any Subsidiary of PMSI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

          (c) Capital Structure. The authorized capital stock of PMSI consists of 100,000,000 shares of PMSI Class A Common Stock, 100,000,000 shares of PMSI Class B Common Stock and 50,000,000 shares of preferred stock, $0.01 par value per share. At the close of business on November 30, 1999, (A) 100,004 shares of PMSI Class A Common Stock were outstanding, (B) 100,000 shares of PMSI Class B Common Stock were outstanding and (C) no shares of preferred stock were outstanding. Other than as set forth above, at the close of business on November 30, 1999, there were outstanding no shares of PMSI Common Stock or any other class or series of stock of PMSI or options, warrants or other rights to acquire shares of PMSI Common Stock or any other class or series of stock of PMSI from PMSI. No bonds,

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     debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which shareholders of PMSI may vote are issued or outstanding.

          All outstanding shares of PMSI Common Stock are duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of Liens and will not be in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Other than as set forth above, and except for this Agreement and for certain preemptive rights granted to Prison Realty and set forth in the charter of PMSI, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements or undertakings of any kind to which PMSI or any Subsidiary of PMSI is a party or by which PMSI or any Subsidiary of PMSI is bound obligating PMSI or any Subsidiary of PMSI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of PMSI Common Stock, preferred stock or other equity or voting securities of PMSI or of any Subsidiary of PMSI or obligating PMSI or any Subsidiary of PMSI to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement or undertaking. There are no outstanding obligations of PMSI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of PMSI Common Stock or any of its Subsidiaries and, to the knowledge of the executive officers of PMSI, as of the date hereof, no irrevocable proxies have been granted with respect to shares of PMSI Common Stock or equity of Subsidiaries of PMSI.

          (d) Authorization. PMSI has all requisite power and authority to enter into this Agreement and, subject to obtaining the PMSI Shareholder Approval with respect to the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of PMSI, subject to obtaining PMSI Shareholder Approval with respect to the Merger. This Agreement has been duly executed and delivered by PMSI and constitutes a valid and binding obligation of PMSI, enforceable against PMSI in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws from time to time in effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or give rise to a right of termination, cancellation or acceleration of any obligation under, or the creation of a Lien pursuant to, (i) any provision of the charter (or similar organizational documents) or bylaws of PMSI or any Subsidiary of PMSI or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PMSI or any Subsidiary of PMSI or their respective properties or assets, in any case under this clause (ii) which would, individually or in the aggregate, have a material adverse effect on PMSI. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to PMSI or any Subsidiary of PMSI in connection with the execution and delivery of this Agreement by PMSI or the consummation by PMSI of the transactions contemplated hereby, the failure of which to be obtained or made would, individually or in the aggregate, have a material adverse effect on PMSI or would prevent or materially delay the consummation of the transactions contemplated hereby, except for (A) the filing of the Articles of Merger with the Tennessee Secretary of State and appropriate documents with the relevant authorities of other states in which PMSI is qualified to do business, (B) filings required pursuant to the HSR Act, (C) filings necessary to

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     satisfy the applicable requirements of state securities or "blue sky" laws, and those required pursuant to PMSI's agreements or management contracts with Governmental Entities.

          (e) Information Supplied. None of the information supplied or to be supplied by PMSI specifically for inclusion or incorporation by reference in the Proxy Statement-Prospectus will, at the date it is first mailed to shareholders of PMSI or at the time of the PMSI Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case no representation or warranty is made by PMSI with respect to statements made or incorporated by reference therein based on information supplied by Prison Realty, the Acquisition Companies, CCA or JJFMSI specifically for inclusion or incorporation by reference therein. The Proxy Statement-Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, except that in each case no representation or warranty is made by PMSI with respect to statements made or incorporated by reference therein based on information supplied by Prison Realty, the Acquisition Companies, CCA or JJFMSI specifically for inclusion or incorporation by reference therein. If at any time prior to the date of the PMSI Shareholders' Meeting, any event with respect to PMSI, or with respect to information supplied by PMSI specifically for inclusion in the Proxy Statement-Prospectus, shall occur which is required to be described in an amendment of, or supplement to, the Proxy Statement-Prospectus, such event shall be so described by PMSI.

          (f) Absence of Certain Changes or Events. Subsequent to September 30, 1999, neither PMSI nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is not disclosed; and subsequent to September 30, 1999 (i) neither PMSI nor any Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any transactions not in the ordinary course of business consistent with past practice, and (ii) there has not been any issuance of options, warrants or rights to purchase PMSI Common Stock or preferred stock, or interests therein, or any adverse change, or any development involving a prospective adverse change, in the general affairs, management, business, prospects, financial position, net worth or results of operations of PMSI or any Subsidiary.

          (g) Compliance with Laws; Litigation. Except as described in the PMSI Disclosure Schedule or in the Prison Realty Filed SEC Documents, there are no claims, actions, suits, arbitration, grievances, proceedings or investigations pending or, to PMSI's knowledge, threatened against PMSI or any Subsidiary, or any properties or rights of PMSI or any Subsidiary, or any officers or directors of PMSI or any Subsidiary in their capacity as such, by or before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a material adverse effect on PMSI or prevent, materially delay or intentionally delay the ability of PMSI to consummate the transactions contemplated hereby. Neither PMSI nor its Subsidiaries is subject to any judgment, order or decree which could reasonably be expected to result in a material adverse effect.

          Each of PMSI and its Subsidiaries has at all times operated and currently operates its business in conformity in all material respects with all applicable statutes, common laws, ordinances, decrees, orders, rules and regulations of Governmental Entities. Each of PMSI and its Subsidiaries has all licenses, approvals or consents to operate its businesses in all locations in which such businesses are currently being operated, and to its knowledge is not aware of any existing or imminent matter which may materially adversely impact its operations or business prospects other than as specifically disclosed in the PMSI Disclosure Schedule. PMSI and each

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     Subsidiary have not failed to file with the applicable regulatory authorities any material statements, reports, information or forms required by all applicable laws, regulations or orders, all such filings or submissions were in material compliance with applicable laws when filed, and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. PMSI and each Subsidiary have not failed to maintain in full force and effect any material licenses, registrations or permits necessary or proper for the conduct of its business, or received any notification that any revocation or limitation thereof is threatened or pending, and there is not to the knowledge of PMSI pending any change under any law, regulation, license or permit which would materially adversely affect the business, operations, property or business prospects of PMSI. PMSI and each Subsidiary have not received any notice of violation of or been threatened with a charge of violating and are not under investigation with respect to a possible violation of any provision of any law, regulation or order. Neither PMSI nor any of its Subsidiaries has at any time (i) made any unlawful contribution to any candidate for domestic or foreign office or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (h) Taxes.

             (i) PMSI has timely filed (or there have been filed on its behalf) all Tax Returns required to be filed by it under applicable law, and all such Tax Returns were and are true, complete and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP and reflected on the most recent balance sheets of PMSI, all Taxes due and payable by PMSI have been timely paid in full.

             (ii) There are no Tax liens upon the assets of PMSI except liens for Taxes not yet due.

             (iii) PMSI has complied with the provisions of the Code, relating to the withholding of Taxes, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld, collected and paid over to the proper governmental authorities all amounts required.

             (iv) No audits or other administrative proceedings or court proceedings are presently pending or, to the knowledge of PMSI, asserted with regard to any Taxes or Tax Returns of PMSI.

             (v) PMSI has not received a written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement with a taxing authority relating to Taxes with any taxing authority.

             (vi) PMSI has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

             (vii) PMSI has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of PMSI, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of PMSI. To the knowledge of PMSI, the IRS has not proposed any such adjustment or change in accounting method.

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             (viii) PMSI has not joined in the filing of a consolidated return for federal income tax purposes. PMSI is not and has never been subject to the provisions of Section 1503(f) of the Code.

             (ix) PMSI is not a party to any agreement providing for the allocation or sharing of Taxes or indemnification by PMSI of any other person in respect of Taxes.

             (x) PMSI is not a party to any agreement, contract, or arrangement that would result, individually or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

             (xi) To the knowledge of PMSI, PMSI does not have, nor has it ever had, any income which is includable in computing the taxable income of a United States person (as determined under Section 7701 of the Code) under Section 951 of the Code. To the knowledge of PMSI, none of the Subsidiaries of PMSI is or has ever been a "passive foreign investment company" within the meaning of Section 1297 of the Code. To the knowledge of PMSI, PMSI is not and never has been a "personal holding company" within the meaning of Section 542 of the Code. To the knowledge of PMSI, there are no gain recognition agreements, within the meaning of Treasury Regulation 1.367(a)-8 or any predecessor provision, between PMSI, on one hand, and a stockholder of the PMSI, on the other. There is no pending or, to the knowledge of PMSI, threatened, action, proceeding or investigation by any taxing authority for assessment or collection of Taxes with respect to PMSI in any jurisdiction where PMSI has not filed a Tax Return. All dealings and arrangements between and among PMSI and its Subsidiaries are at arm's length and consistent with arm's length dealings and arrangements between or among unrelated, uncontrolled taxpayers.

             (xii) For purposes of this Section 3.04(h), all representations and warranties with respect to PMSI are deemed to include and to apply to each of its Subsidiaries and predecessors.

          (i) No Defaults. Except for violations or defaults which, individually or in the aggregate, would not have a material adverse effect, neither PMSI nor any of its Subsidiaries is in violation or default under any provision of its charter, by-laws, partnership agreements or other organizational documents, or is in breach of or default with respect to any provision of any note, bond, agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which would constitute an event of default on the part of any of PMSI or its Subsidiaries as defined in such documents which, with notice of lapse of time or both, would constitute a default. Neither PMSI nor any of its Subsidiaries is a party to any contract (other than leases) containing any covenant restricting its ability to conduct its business as currently conducted except for any such covenants that would not, individually or in the aggregate, have a material adverse effect on PMSI.

          (j) Environmental Matters.

             (i) To the knowledge of PMSI, the correctional and detention facilities operated or managed by PMSI (the "PMSI Facilities") are presently operated in compliance in all material respects with all Environmental Laws.

             (ii) There are no Environmental Laws requiring any material remediation, clean up, repairs, constructions or capital expenditures (other than normal maintenance) with respect to the PMSI Facilities.

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             (iii) There are no (A) notices of any violation or alleged violation of any Environmental Laws relating to the PMSI Facilities or their uses that have been received by PMSI, or (B) writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending, or, to the knowledge of PMSI, threatened, relating to the ownership, use, maintenance or operation of the PMSI Facilities.

             (iv) To the knowledge of PMSI, there are no past, present or anticipated future events, conditions, circumstances, activities, practices, incidents, actions, or plans relating to PMSI and its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws or which may give rise to any liability under the Environmental Laws.

             (v) All material permits and licenses required under any Environmental Laws in respect of the operations of the PMSI Facilities have been obtained, and the PMSI Facilities and PMSI are in compliance, in all material respects, with the terms and conditions of such permits and licenses.

          (k) Benefit Plans.

             (i) All "employee benefit plans" (as defined in Section 3(3) of ERISA) and all other compensation, bonus, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, employment, change-in-control, welfare, collective bargaining, severance, disability, death benefit, hospitalization and medical plans, agreements, arrangements or understandings that are maintained or contributed to (or previously contributed to) for the benefit of any current or former employee, officer or director of PMSI or any of its Subsidiaries and with respect to which PMSI or any of its Subsidiaries would reasonably be expected to have direct or contingent liability are defined as the "PMSI Benefit Plans." PMSI has heretofore delivered or made available to Prison Realty, CCA and JJFMSI true and complete copies of all PMSI Benefit Plans and, with respect to each PMSI Benefit Plan, true and complete copies of the following documents: the most recent actuarial report, if any; the most recent annual report, if any; any related trust agreement, annuity contract or other funding instrument, if any; the most recent determination letter, if any; and the most recent summary plan description, if any.

             (ii) Except as disclosed in Section 3.04(k) of the PMSI Disclosure
        Schedule: (A) none of the PMSI Benefit Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or is otherwise subject to Title IV of ERISA; (B) none of the PMSI Benefit Plans promises or provides retiree medical or life insurance benefits to any person; (C) neither PMSI nor any of its Subsidiaries has any obligation to adopt or has taken any corporate action to adopt, any new PMSI Benefit Plan or, except as required by law, to amend any existing PMSI Benefit Plan; (D) PMSI and its Subsidiaries are in compliance in all material respects with and each PMSI Benefit Plan is and has been administered in all material respects in compliance with its terms and the applicable provisions of ERISA, the Code and all other applicable laws, rules and regulations except for any failures to so administer any PMSI Benefit Plan as would not have a material adverse effect on PMSI; (E) each PMSI Benefit Plan that is intended to be qualified within the meaning of
        Section 401(a) of the Code, to PMSI's knowledge, has been determined by the IRS to be so qualified, and no circumstances exist that could reasonably be expected to result in the revocation of any such determination; (F) each PMSI Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax

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        benefits; (G) no prohibited transactions (as defined in Section 406 or
        407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available with respect to any PMSI Benefit Plan, and which could give rise to liability on the part of PMSI, any of its Subsidiaries, any PMSI Benefit Plan, or any fiduciary, party in interest or disqualified person with respect thereto that would be material to PMSI or would be material to PMSI if it were its liability;
        (H) neither PMSI nor any entity required to be treated as a single employer with PMSI under Section 414 of the Code has any unsatisfied liability under Title IV of ERISA that would have a material adverse effect on PMSI; (I) other than funding obligations and benefits claims payable in the ordinary course, to PMSI's knowledge, no event has occurred and no circumstance exists with respect to any PMSI Benefit Plan that could give rise to any liability arising under the Code, ERISA or any other applicable law, or under any indemnity agreement to which PMSI or any of its Subsidiaries is a party, excluding liability relating to benefit claims and funding obligations payable in the ordinary course, whether directly or by reason of its affiliation with any entity required to be treated as a single employer with PMSI under Section 414 of the Code; (J) as of the date hereof there are no pending or, to the knowledge of the executive officers of PMSI, threatened investigations, claims or lawsuits in respect of any PMSI Benefit Plan that would have a material adverse effect on PMSI; (K) other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA or otherwise as provided by state law, none of the PMSI Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provides for any benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service; (L) no amount payable pursuant to a PMSI Benefit Plan or any other plan, contract or arrangement of PMSI would be considered an "excess parachute payment" under Section 280G of the Code; and (M) no PMSI Benefit Plan exists that could result in the payment to any current or former employee, officer or director of PMSI any money or other property or accelerate or provide any other rights or benefits as a result of the transactions contemplated by this Agreement which would constitute an excess parachute payment within the meaning of Section 280G of the Code.

          (l) Material Contracts. All contracts to which PMSI or any Subsidiary is a party have been duly authorized, executed and delivered by PMSI or any Subsidiary, constitute valid and binding agreements of PMSI or any Subsidiary and are enforceable against PMSI or any Subsidiary in accordance with the terms thereof. Each of PMSI and each Subsidiary has performed all material obligations required to be performed by it, and is neither in default in any material respect nor has it received notice of any default or dispute under, any such contract or other material instrument to which it is a party or by which its property is bound or affected. To the best knowledge of PMSI, no other party under any such contract or other material instrument to which it is a party is in default in any material respect thereunder.

          (m) No Undisclosed Liabilities. Except (a) as set forth in the Prison Realty Filed SEC Documents, (b) as set forth in Section 3.04(m) of the PMSI Disclosure Schedule, (c) as incurred in the ordinary course of the business of PMSI subsequent to September 30, 1999 which would, individually or in the aggregate, not have, or be reasonably expected not to have, a material adverse effect, (d) for any expenses incurred in connection with transactions contemplated by this Agreement or for liabilities or obligations relating to contractual obligations, indebtedness, litigation or other matters which are covered by other representations and warranties in this Agreement or otherwise identified in the PMSI Disclosure Schedule, neither PMSI nor any of its Subsidiaries has any liabilities or obligations (direct or indirect, contingent or fixed, known or unknown, matured or unmatured accrued or unaccrued), whether arising out

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     of contract, tort, statute or otherwise, and whether or not required by
     GAAP to be reflected on or in footnotes to the financial statements of PMSI.

          (n) Labor Matters. Except as set forth in Section 3.04(n) of the PMSI Disclosure Schedule: (i) neither PMSI nor its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (ii) to the knowledge of PMSI, no union claims to represent the employees of PMSI and its Subsidiaries; (iii) none of the employees of PMSI or its Subsidiaries is represented by any labor organization and PMSI has no knowledge of any current union organizing activities among the employees of PMSI or its Subsidiaries, nor does any question concerning representation exist concerning such employees; neither PMSI nor its Subsidiaries is the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (iv) there is no strike, work stoppage, lockout or other labor dispute involving PMSI or its Subsidiaries pending or threatened; (v) no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or, to the knowledge of PMSI, threatened against PMSI or its Subsidiaries; (vi) to the knowledge of PMSI, no grievance is threatened against PMSI or its Subsidiaries; (vii) neither PMSI nor its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (viii) there are no written personnel policies, rules or procedures applicable to employees of PMSI or its Subsidiaries, other than those set forth in Section 3.04(n) of the PMSI Disclosure Schedule, true and correct copies of which have heretofore been delivered to Prison Realty, CCA and JJFMSI; (ix) PMSI and its Subsidiaries are, and have at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (x) since the enactment of the WARN Act, neither PMSI nor its Subsidiaries has effectuated (A) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of PMSI or its Subsidiaries; or
     (B) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of any of PMSI or its Subsidiaries, in either case, other than in substantial compliance with the WARN Act; nor has PMSI or its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation; and (xi) neither PMSI nor its Subsidiaries is aware that it has any liability or potential liability under the Multi-Employer Pension Plan Act.

          (o) Insurance. PMSI and its Subsidiaries maintain primary, excess and umbrella insurance of types and amounts customary for their business against general liability, fire, workers' compensation, products liability, theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect and with respect to property insurance for assets for which it is customary to have replacement cost coverage or there are coinsurance provisions, the amount of such insurance is sufficient to provide for such coverage or to prevent the application of the coinsurance provision.
     Section 3.04(o) of the PMSI Disclosure Schedule sets forth a complete list of the insurance policies maintained by PMSI and its Subsidiaries.

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          (p) Affiliate Transactions.  Except as set forth in Section 3.04(p) of the PMSI Disclosure Schedule, there is no transaction and no transaction is now proposed, to which PMSI or its Subsidiaries is or is to be a party in which any current stockholder (holding in excess of 5% of the PMSI's Common Stock or any securities convertible into or exchangeable for Common Stock), general partner, limited partner (holding in excess of 5% of the limited partnership interests), director or executive officer of PMSI or its Subsidiaries has a direct or indirect interest.

          (q) Internal Accounting Controls. PMSI's system of internal accounting controls is sufficient to meet the broad objectives of internal accounting controls insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to PMSI's financial statements.

          (r) Vote Required. The PMSI Shareholder Approval is the only vote of the holders of any class or series of PMSI's securities necessary to approve this Agreement and the transactions contemplated hereby.

          (s) Board Recommendation. On the date hereof with respect to this Agreement, the Board of Directors of PMSI, at a meeting duly called and held, by the majority vote of the directors present at such meeting, (i) determined that such Agreement and the Merger and the other transactions contemplated hereby and thereby are fair to and in the best interests of the shareholders of PMSI, (ii) adopted such Agreement and approved the Merger and (iii) resolved to recommend that the holders of PMSI Common Stock approve such Agreement and the Merger.

          (t) Tennessee Business Combination Act. The approval of the Merger by the Board of Directors of PMSI referred to in Section 3.04(s) constitutes approval of the Merger for purposes of the TBCA and represents all the actions necessary to ensure that Sections 48-103-201 et seq. of the TBCA do not apply to the Merger.

          (u) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with PMSI's participation in the transactions contemplated by this Agreement.

          (v) Stock Ownership. PMSI does not, directly or indirectly, own any shares of Prison Realty Stock other than shares, if any, held in PMSI Benefit Plans.

     Section 3.05 Representations and Warranties of JJFMSI. Except as set forth in the Prison Realty Filed SEC Documents on the Disclosure Schedule delivered by JJFMSI to Prison Realty, CCA and PMSI prior to the execution of this Agreement (the "JJFMSI Disclosure Schedule"), which JJFMSI Disclosure Schedule constitutes a part hereof and is true and correct in all material respects, JJFMSI represents and warrants to Prison Realty, the Acquisition Companies, CCA and PMSI as follows:

          (a) Organization and Authority. JJFMSI is duly formed and validly existing and in good standing under the laws of the State of Tennessee with full power and authority to own its properties and conduct its business as now conducted and is duly qualified or authorized to do business and is in good standing in all jurisdictions where the failure to so qualify could have a material adverse effect on JJFMSI. JJFMSI has all requisite corporate power and authority, and has been duly authorized by all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its assets and properties and to conduct its business as it is now being conducted and is duly qualified or licensed to do business and is in

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     good standing in each jurisdiction in which the failure to do so could have a material adverse effect upon the conduct of its business or the ownership or leasing of property by it in such jurisdiction.

          (b) Subsidiaries.

             (i) The only direct or indirect Subsidiaries of JJFMSI are those listed in Section 3.05(b) of the JJFMSI Disclosure Schedule. Except for the ownership interests set forth in Section 3.05(b) of the JJFMSI Disclosure Schedule, JJFMSI does not own or control, directly or indirectly, a 50% or greater capital stock interest in a corporation, a general partnership interest or a 50% or greater limited partnership interest in a partnership, or a managing membership interest or a 50% or greater membership interest in a limited liability company, association or other entity or project.

             (ii) Except for the entities listed in Section 3.05(b) of the JJFMSI Disclosure Schedule, JJFMSI does not hold, directly or indirectly, any equity interest or equity investment in any corporation, partnership, association or other entity.

             (iii) Except as set forth in Section 3.05(b) of the JJFMSI Disclosure Schedule, all of the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of JJFMSI have been validly issued, are fully paid and nonassessable and are owned, directly or indirectly, by JJFMSI free and clear of any Liens and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any Subsidiary of JJFMSI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

          (c) Capital Structure. The authorized capital stock of JJFMSI consists of 100,000,000 shares of JJFMSI Class A Common Stock, 100,000,000 shares of JJFMSI Class B Common Stock and 50,000,000 shares of preferred stock, $0.01 par value per share. At the close of business on November 30, 1999, (A) 99,994 shares of JJFMSI Class A Common Stock were outstanding,
     (B) 100,000 shares of JJFMSI Class B Common Stock were outstanding and (C) no shares of preferred stock were outstanding. Other than as set forth above, at the close of business on November 30, 1999, there were outstanding no shares of JJFMSI Common Stock or any other class or series of stock of JJFMSI or options, warrants or other rights to acquire shares of JJFMSI Common Stock or any other class or series of stock of JJFMSI from JJFMSI. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which shareholders of JJFMSI may vote are issued or outstanding.

          All outstanding shares of JJFMSI Common Stock are duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of Liens and will not be in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Other than as set forth above, and except for this Agreement and for certain preemptive rights granted to Prison Realty and set forth in the charter of JJFMSI, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements or undertakings of any kind to which JJFMSI or any Subsidiary of JJFMSI is a party or by which JJFMSI or any Subsidiary of JJFMSI is bound obligating JJFMSI or any Subsidiary of JJFMSI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of JJFMSI Common Stock, preferred stock or other equity or voting securities of JJFMSI or of any Subsidiary of JJFMSI or

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     obligating JJFMSI or any Subsidiary of JJFMSI to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement or undertaking. There are no outstanding obligations of JJFMSI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of JJFMSI Common Stock or any of its Subsidiaries and, to the knowledge of the executive officers of JJFMSI, as of the date hereof, no irrevocable proxies have been granted with respect to shares of JJFMSI Common Stock or equity of Subsidiaries of JJFMSI.

          (d) Authorization. JJFMSI has all requisite power and authority to enter into this Agreement and, subject to obtaining the JJFMSI Shareholder Approval with respect to the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of JJFMSI, subject to obtaining JJFMSI Shareholder Approval with respect to the Merger. This Agreement has been duly executed and delivered by JJFMSI and constitutes a valid and binding obligation of JJFMSI, enforceable against JJFMSI in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws from time to time in effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or give rise to a right of termination, cancellation or acceleration of any obligation under, or the creation of a Lien pursuant to, (i) any provision of the charter (or similar organizational documents) or bylaws of JJFMSI or any Subsidiary of JJFMSI or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to JJFMSI or any Subsidiary of JJFMSI or their respective properties or assets, in any case under this clause (ii) which would, individually or in the aggregate, have a material adverse effect on JJFMSI. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to JJFMSI or any Subsidiary of JJFMSI in connection with the execution and delivery of this Agreement by JJFMSI or the consummation by JJFMSI of the transactions contemplated hereby, the failure of which to be obtained or made would, individually or in the aggregate, have a material adverse effect on JJFMSI or would prevent or materially delay the consummation of the transactions contemplated hereby, except for (A) the filing of the Articles of Merger with the Tennessee Secretary of State and appropriate documents with the relevant authorities of other states in which JJFMSI is qualified to do business, (B) filings required pursuant to the HSR Act, (C) filings necessary to satisfy the applicable requirements of state securities or "blue sky" laws, and those required pursuant to JJFMSI's agreements or management contracts with Governmental Entities.

          (e) Information Supplied. None of the information supplied or to be supplied by JJFMSI specifically for inclusion or incorporation by reference in the Proxy Statement-Prospectus will, at the date it is first mailed to shareholders of JJFMSI or at the time of the JJFMSI Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case no representation or warranty is made by JJFMSI with respect to statements made or incorporated by reference therein based on information supplied by Prison Realty, the Acquisition Companies, CCA or PMSI specifically for inclusion or incorporation by reference therein. The Proxy Statement-Prospectus will comply as to form in all material respects with the requirements of

                                      F-44
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     the Exchange Act and the Securities Act, except that in each case no representation or warranty is made by JJFMSI with respect to statements made or incorporated by reference therein based on information supplied by Prison Realty, the Acquisition Companies, CCA or PMSI specifically for inclusion or incorporation by reference therein. If at any time prior to the date of the JJFMSI Shareholders' Meeting, any event with respect to JJFMSI, or with respect to information supplied by JJFMSI specifically for inclusion in the Proxy Statement-Prospectus, shall occur which is required to be described in an amendment of, or supplement to, the Proxy Statement-Prospectus, such event shall be so described by JJFMSI.

          (f) Absence of Certain Changes or Events. Subsequent to September 30, 1999, neither JJFMSI nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is not disclosed; and subsequent to September 30, 1999 (i) neither JJFMSI nor any Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any transactions not in the ordinary course of business consistent with past practice, and (ii) there has not been any issuance of options, warrants or rights to purchase JJFMSI Common Stock or preferred stock, or interests therein, or any adverse change, or any development involving a prospective adverse change, in the general affairs, management, business, prospects, financial position, net worth or results of operations of JJFMSI or any Subsidiary.

          (g) Compliance with Laws; Litigation. Except as described in the JJFMSI Disclosure Schedule or in the Prison Realty Filed SEC Documents, there are no claims, actions, suits, arbitration, grievances, proceedings or investigations pending or, to JJFMSI's knowledge, threatened against JJFMSI or any Subsidiary, or any properties or rights of JJFMSI or any Subsidiary, or any officers or directors of JJFMSI or any Subsidiary in their capacity as such, by or before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a material adverse effect on JJFMSI or prevent, materially delay or intentionally delay the ability of JJFMSI to consummate the transactions contemplated hereby. Neither JJFMSI nor its Subsidiaries is subject to any judgment, order or decree which could reasonably be expected to result in a material adverse effect.

          Each of JJFMSI and its Subsidiaries has at all times operated and currently operates its business in conformity in all material respects with all applicable statutes, common laws, ordinances, decrees, orders, rules and regulations of Governmental Entities. Each of JJFMSI and its Subsidiaries has all licenses, approvals or consents to operate its businesses in all locations in which such businesses are currently being operated, and to its knowledge is not aware of any existing or imminent matter which may materially adversely impact its operations or business prospects other than as specifically disclosed in the JJFMSI Disclosure Schedule. JJFMSI and each Subsidiary have not failed to file with the applicable regulatory authorities any material statements, reports, information or forms required by all applicable laws, regulations or orders, all such filings or submissions were in material compliance with applicable laws when filed, and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. JJFMSI and each Subsidiary have not failed to maintain in full force and effect any material licenses, registrations or permits necessary or proper for the conduct of its business, or received any notification that any revocation or limitation thereof is threatened or pending, and there is not to the knowledge of JJFMSI pending any change under any law, regulation, license or permit which would materially adversely affect the business, operations, property or business prospects of JJFMSI. JJFMSI and each Subsidiary have not received any notice of violation of or been threatened with a charge of violating and are not under investigation with respect to a possible violation of any provision of any law, regulation or

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     order. Neither JJFMSI nor any of its Subsidiaries has at any time (i) made any unlawful contribution to any candidate for domestic or foreign office or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (h) Taxes.

             (i) JJFMSI has timely filed (or there have been filed on its behalf) all Tax Returns required to be filed by it under applicable law, and all such Tax Returns were and are true, complete and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP and reflected on the most recent balance sheets of JJFMSI, all Taxes due and payable by JJFMSI have been timely paid in full.

             (ii) There are no Tax liens upon the assets of JJFMSI except liens for Taxes not yet due.

             (iii) JJFMSI has complied with the provisions of the Code, relating to the withholding of Taxes, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld, collected and paid over to the proper governmental authorities all amounts required.

             (iv) No audits or other administrative proceedings or court proceedings are presently pending or, to the knowledge of JJFMSI, asserted with regard to any Taxes or Tax Returns of JJFMSI.

             (v) JJFMSI has not received a written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement with a taxing authority relating to Taxes with any taxing authority.

             (vi) JJFMSI has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

             (vii) JJFMSI has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of JJFMSI, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of JJFMSI. To the knowledge of JJFMSI, the IRS has not proposed any such adjustment or change in accounting method.

             (viii) JJFMSI has not joined in the filing of a consolidated return for federal income tax purposes. JJFMSI is not and has never been subject to the provisions of Section 1503(f) of the Code.

             (ix) JJFMSI is not a party to any agreement providing for the allocation or sharing of Taxes or indemnification by JJFMSI of any other person in respect of Taxes.

             (x) JJFMSI is not a party to any agreement, contract, or arrangement that would result, individually or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

             (xi) To the knowledge of JJFMSI, JJFMSI does not have, nor has it ever had, any income which is includable in computing the taxable income of a United States person (as determined under Section 7701 of the Code) under Section 951 of the Code. To the knowledge of JJFMSI, none of the Subsidiaries of JJFMSI is or has ever been a "passive foreign investment company" within the meaning of Section 1297 of the Code. To the knowledge of JJFMSI, JJFMSI is not and never has been a "personal holding company" within the meaning of Section 542 of the Code. To the knowledge of JJFMSI, there are no gain recognition agreements, within the meaning of Treasury Regulation 1.367(a)-8 or any predecessor provision, between JJFMSI, on one hand, and a stockholder of the JJFMSI, on the other. There is no pending or, to the knowledge of JJFMSI, threatened, action, proceeding or investigation by any taxing authority for assessment or collection of Taxes with respect to JJFMSI in any jurisdiction where JJFMSI has not filed a Tax Return. All dealings and arrangements between and among JJFMSI and its Subsidiaries are at arm's length and consistent with arm's length dealings and arrangements between or among unrelated, uncontrolled taxpayers.

             (xii) For purposes of this Section 3.05(h), all representations and warranties with respect to JJFMSI are deemed to include and to apply to each of its Subsidiaries and predecessors.

          (i) No Defaults. Except for violations or defaults which, individually or in the aggregate, would not have a material adverse effect, neither JJFMSI nor any of its Subsidiaries is in violation or default under any provision of its charter, by-laws, partnership agreements or other organizational documents, or is in breach of or default with respect to any provision of any note, bond, agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which would constitute an event of default on the part of any of JJFMSI or its Subsidiaries as defined in such documents which, with notice of lapse of time or both, would constitute a default. Neither JJFMSI nor any of its Subsidiaries is a party to any contract (other than leases) containing any covenant restricting its ability to conduct its business as currently conducted except for any such covenants that would not, individually or in the aggregate, have a material adverse effect on JJFMSI.

          (j) Environmental Matters.

             (i) To the knowledge of JJFMSI, the correctional and detention facilities operated or managed by JJFMSI (the "JJFMSI Facilities") are presently operated in compliance in all material respects with all Environmental Laws.

             (ii) There are no Environmental Laws requiring any material remediation, clean up, repairs, constructions or capital expenditures (other than normal maintenance) with respect to the JJFMSI Facilities.

             (iii) There are no (A) notices of any violation or alleged violation of any Environmental Laws relating to the JJFMSI Facilities or their uses that have been received by JJFMSI, or (B) writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending, or, to the knowledge of JJFMSI, threatened, relating to the ownership, use, maintenance or operation of the JJFMSI Facilities.

             (iv) To the knowledge of JJFMSI, there are no past, present or anticipated future events, conditions, circumstances, activities, practices, incidents, actions, or plans relating to JJFMSI and its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws or which may give rise to any liability under the Environmental Laws.

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

             (v) All material permits and licenses required under any Environmental Laws in respect of the operations of the JJFMSI Facilities have been obtained, and the JJFMSI Facilities and JJFMSI are in compliance, in all material respects, with the terms and conditions of such permits and licenses.

          (k) Benefit Plans.

             (i) All "employee benefit plans" (as defined in Section 3(3) of ERISA) and all other compensation, bonus, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, employment, change-in-control, welfare, collective bargaining, severance, disability, death benefit, hospitalization and medical plans, agreements, arrangements or understandings that are maintained or contributed to (or previously contributed to) for the benefit of any current or former employee, officer or director of JJFMSI or any of its Subsidiaries and with respect to which JJFMSI or any of its Subsidiaries would reasonably be expected to have direct or contingent liability are defined as the "JJFMSI Benefit Plans." JJFMSI has heretofore delivered or made available to Prison Realty, CCA and PMSI true and complete copies of all JJFMSI Benefit Plans and, with respect to each JJFMSI Benefit Plan, true and complete copies of the following documents: the most recent actuarial report, if any; the most recent annual report, if any; any related trust agreement, annuity contract or other funding instrument, if any; the most recent determination letter, if any; and the most recent summary plan description, if any.

             (ii) Except as disclosed in Section 3.05(k) of the JJFMSI Disclosure Schedule: (A) none of the JJFMSI Benefit Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or is otherwise subject to Title IV of ERISA; (B) none of the JJFMSI Benefit Plans promises or provides retiree medical or life insurance benefits to any person; (C) neither JJFMSI nor any of its Subsidiaries has any obligation to adopt or has taken any corporate action to adopt, any new JJFMSI Benefit Plan or, except as required by law, to amend any existing JJFMSI Benefit Plan; (D) JJFMSI and its Subsidiaries are in compliance in all material respects with and each JJFMSI Benefit Plan is and has been administered in all material respects in compliance with its terms and the applicable provisions of ERISA, the Code and all other applicable laws, rules and regulations except for any failures to so administer any JJFMSI Benefit Plan as would not have a material adverse effect on JJFMSI; (E) each JJFMSI Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code, to JJFMSI's knowledge, has been determined by the IRS to be so qualified, and no circumstances exist that could reasonably be expected to result in the revocation of any such determination; (F) each JJFMSI Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits; (G) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available with respect to any JJFMSI Benefit Plan, and which could give rise to liability on the part of JJFMSI, any of its Subsidiaries, any JJFMSI Benefit Plan, or any fiduciary, party in interest or disqualified person with respect thereto that would be material to JJFMSI or would be material to JJFMSI if it were its liability; (H) neither JJFMSI nor any entity required to be treated as a single employer with JJFMSI under Section 414 of the Code has any unsatisfied liability under Title IV of ERISA that would have a material adverse effect on JJFMSI; (I) other than funding obligations and benefits claims payable in the ordinary course, to JJFMSI's knowledge, no event has occurred and no circumstance exists with respect to any JJFMSI Benefit Plan that could give rise to any liability arising

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        under the Code, ERISA or any other applicable law, or under any indemnity agreement to which JJFMSI or any of its Subsidiaries is a party, excluding liability relating to benefit claims and funding obligations payable in the ordinary course, whether directly or by reason of its affiliation with any entity required to be treated as a single employer with JJFMSI under Section 414 of the Code; (J) as of the date hereof there are no pending or, to the knowledge of the executive officers of JJFMSI, threatened investigations, claims or lawsuits in respect of any JJFMSI Benefit Plan that would have a material adverse effect on JJFMSI; (K) other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA or otherwise as provided by state law, none of the JJFMSI Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provides for any benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service; (L) no amount payable pursuant to a JJFMSI Benefit Plan or any other plan, contract or arrangement of JJFMSI would be considered an "excess parachute payment" under Section 280G of the Code; and (M) no JJFMSI Benefit Plan exists that could result in the payment to any current or former employee, officer or director of JJFMSI any money or other property or accelerate or provide any other rights or benefits as a result of the transactions contemplated by this Agreement which would constitute an excess parachute payment within the meaning of Section 280G of the Code.

          (l) Material Contracts. All contracts to which JJFMSI or any Subsidiary is a party have been duly authorized, executed and delivered by JJFMSI or any Subsidiary, constitute valid and binding agreements of JJFMSI or any Subsidiary and are enforceable against JJFMSI or any Subsidiary in accordance with the terms thereof. Each of JJFMSI and each Subsidiary has performed all material obligations required to be performed by it, and is neither in default in any material respect nor has it received notice of any default or dispute under, any such contract or other material instrument to which it is a party or by which its property is bound or affected. To the best knowledge of JJFMSI, no other party under any such contract or other material instrument to which it is a party is in default in any material respect thereunder.

          (m) No Undisclosed Liabilities. Except (a) as set forth in the Prison Realty Filed SEC Documents, (b) as set forth in Section 3.05(m) of the JJFMSI Disclosure Schedule, (c) as incurred in the ordinary course of the business of JJFMSI subsequent to September 30, 1999 which would, individually or in the aggregate, not have, or be reasonably expected not to have, a material adverse effect, (d) for any expenses incurred in connection with transactions contemplated by this Agreement or for liabilities or obligations relating to contractual obligations, indebtedness, litigation or other matters which are covered by other representations and warranties in this Agreement or otherwise identified in the JJFMSI Disclosure Schedule, neither JJFMSI nor any of its Subsidiaries has any liabilities or obligations (direct or indirect, contingent or fixed, known or unknown, matured or unmatured accrued or unaccrued), whether arising out of contract, tort, statute or otherwise, and whether or not required by GAAP to be reflected on or in footnotes to the financial statements of JJFMSI.

          (n) Labor Matters. Except as set forth in Section 3.5(n) of the JJFMSI Disclosure Schedule: (i) neither JJFMSI nor its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization;
     (ii) to the knowledge of JJFMSI, no union claims to represent the employees of JJFMSI and its Subsidiaries; (iii) none of the employees of JJFMSI or its Subsidiaries is represented by any labor organization and JJFMSI has no knowledge of any current union organizing activities among the employees of JJFMSI or its Subsidiaries, nor does any question concerning representation exist concerning such employees; neither JJFMSI nor its Subsidiaries

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     is the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (iv) there is no strike, work stoppage, lockout or other labor dispute involving JJFMSI or its Subsidiaries pending or threatened; (v) no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or, to the knowledge of JJFMSI, threatened against JJFMSI or its Subsidiaries; (vi) to the knowledge of JJFMSI, no grievance is threatened against JJFMSI or its Subsidiaries;
     (vii) neither JJFMSI nor its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (viii) there are no written personnel policies, rules or procedures applicable to employees of JJFMSI or its Subsidiaries, other than those set forth in Section 3.05(n) of the JJFMSI Disclosure Schedule, true and correct copies of which have heretofore been delivered to Prison Realty, CCA and PMSI; (ix) JJFMSI and its Subsidiaries are, and have at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (x) since the enactment of the WARN Act, neither JJFMSI nor its Subsidiaries has effectuated (A) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of JJFMSI or its Subsidiaries; or (B) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of any of JJFMSI or its Subsidiaries, in either case, other than in substantial compliance with the WARN Act; nor has JJFMSI or its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation; and (xi) neither JJFMSI nor any of its Subsidiaries is aware that it has any liability or potential liability under the Multi-Employer Pension Plan Act.

          (o) Insurance. JJFMSI and its Subsidiaries maintain primary, excess and umbrella insurance of types and amounts customary for their business against general liability, fire, workers' compensation, products liability, theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect and with respect to property insurance for assets for which it is customary to have replacement cost coverage or there are coinsurance provisions, the amount of such insurance is sufficient to provide for such coverage or to prevent the application of the coinsurance provision.
     Section 3.05(o) of the JJFMSI Disclosure Schedule sets forth a complete list of the insurance policies maintained by JJFMSI and its Subsidiaries.

          (p) Affiliate Transactions. Except as set forth in Section 3.05(p) of the JJFMSI Disclosure Schedule, there is no transaction and no transaction is now proposed, to which JJFMSI or its Subsidiaries is or is to be a party in which any current stockholder (holding in excess of 5% of the JJFMSI's Common Stock or any securities convertible into or exchangeable for Common Stock), general partner, limited partner (holding in excess of 5% of the limited partnership interests), director or executive officer of JJFMSI or its Subsidiaries has a direct or indirect interest.

          (q) Internal Accounting Controls. JJFMSI's system of internal accounting controls is sufficient to meet the broad objectives of internal accounting controls insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to JJFMSI's financial statements.

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          (r) Vote Required.  The JJFMSI Shareholder Approval is the only vote of the holders of any class or series of JJFMSI's securities necessary to approve this Agreement and the transactions contemplated hereby.

          (s) Board Recommendation. On the date hereof with respect to this Agreement, the Board of Directors of JJFMSI, at a meeting duly called and held, by the majority vote of the directors present at such meeting, (i) determined that such Agreement and the Merger and the other transactions contemplated hereby and thereby are fair to and in the best interests of the shareholders of JJFMSI, (ii) adopted such Agreement and approved the Merger and (iii) resolved to recommend that the holders of JJFMSI Common Stock approve such Agreement and the Merger.

          (t) Tennessee Business Combination Act. The approval of the Merger by the Board of Directors of JJFMSI referred to in Section 3.05(s) constitutes approval of the Merger for purposes of the TBCA and represents all the actions necessary to ensure that Sections 48-103-201 et seq. of the TBCA do not apply to the Merger.

          (u) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with JJFMSI's participation in the transactions contemplated by this Agreement.

          (v) Stock Ownership. JJFMSI does not, directly or indirectly, own any shares of Prison Realty Stock other than shares, if any, held in JJFMSI Benefit Plans.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

          Section 4.01 Covenants of Prison Realty.  Except as set forth in
     Section 4.01 of the Prison Realty Disclosure Schedule or as otherwise contemplated by this Agreement and the transactions related thereto, during the period from the date of this Agreement until the Effective Time, Prison Realty agrees that:

          (a) Ordinary Course. Prison Realty and its Subsidiaries shall carry on their respective businesses only in the usual, regular and ordinary course consistent with past practice in all material respects and use their reasonable best efforts to preserve intact their present business organizations, maintain their rights and franchises, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired at the Effective Time.

          (b) REIT Qualification. Prison Realty shall conduct its operations in a manner so as to continue to qualify as a REIT under the Code.

          (c) Other Actions. Prison Realty shall not take any action that would result in any of its representations and warranties set forth in this Agreement that are qualified as to materiality being untrue, any of such representations and warranties that are not so qualified being untrue in any material respect or any of the conditions to the Merger set forth in
     Article VI not being satisfied.

          (d) Structure of Transactions. Prison Realty shall advise CCA, PMSI and JJFMSI from time to time of the proposed structure of Prison Realty and its subsidiaries and affiliated entities at and after the Effective Time for purposes of their evaluation of the Merger.

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

          (e) Advice of Changes; Filings. Prison Realty shall advise CCA, PMSI and JJFMSI of any change or event which would cause or constitute a material breach of any of its representations or warranties contained herein. Prison Realty shall file all reports required to be filed by it with the SEC or the NYSE between the date of this Agreement and the Effective Time and shall deliver to the Target Companies copies of all such reports promptly after the same are filed.

     Section 4.02 Covenants of the Acquisition Companies. During the period from the date of this Agreement until the Effective Time, each Acquisition Company agrees that it shall not take any action that would result in any of its representations and warranties set forth in this Agreement that are qualified as to materiality being untrue, any of such representations and warranties that are not so qualified being untrue in any material respect or any of the conditions to the Merger set forth in Article VI herein not being satisfied.

     Section 4.03 Covenants of CCA. Except as set forth in Section 4.03 of the CCA Disclosure Schedule or as otherwise contemplated by this Agreement and the transactions related thereto, during the period from the date of this Agreement through and including the Effective Time, CCA shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, shall use reasonable efforts to preserve intact their current business organizations and use reasonable efforts to preserve their relationships with those persons having business dealings with them. Without limiting the generality of the foregoing, except as set forth in Section 4.03 of the CCA Disclosure Schedule or as otherwise contemplated by this Agreement, during the period from the date of this Agreement through the Effective Time, CCA shall not, and shall not permit any of its Subsidiaries to:

          (a) Dividends; Changes in Stock. Other than dividends and distributions by a direct or indirect wholly owned Subsidiary to CCA or one of their wholly owned Subsidiaries, (i) declare, set aside or pay any dividends (payable in cash, stock, property or otherwise) on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any capital stock of CCA or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) Issuance of Securities. Issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any of its shares of capital stock or any other voting securities or any securities convertible into, exercisable for or exchangeable with, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

          (c) Governing Documents. Amend its charter, bylaws or other comparable organizational documents;

          (d) No Acquisitions. Acquire any business (whether by merger, consolidation, purchase of assets or otherwise) or acquire any equity interest in any person not an affiliate (whether through a purchase of stock, establishment of a joint venture or otherwise);

          (e) No Dispositions. Other than the obligations for capital commitments set forth in Section 4.03 of the CCA Disclosure Schedule, (A) sell, lease, exchange, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its real properties or other assets, (B) enter into any new joint ventures or similar projects, or (C) enter into any new development projects;

          (f) Accounting Methods. Change its methods of accounting (or underlying assumptions) in effect at December 31, 1998, except as required by changes (i) in generally accepted accounting principles ("GAAP"), (ii) in law or regulation, or (iii) due to events subsequent to September 30, 1999 related or consequential to the execution of this Agreement or consummation of the Merger and related transactions (including, but not limited to, the effects of any changes required by the SEC as part of its review of the Prison Realty Filed SEC Documents or the Proxy Statement-Prospectus); or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns of CCA for the taxable years ended December 31, 1998, except as required by changes in law or regulation;

          (g) No Settlements. Effect any settlement or compromise of any pending or threatened proceeding in respect of which CCA is or could have been a party, unless such settlement (i) includes an unconditional written release of CCA, in form and substance reasonably satisfactory to CCA, from all liability on claims that are the subject matter of such proceeding,
     (ii) does not include any statement as to any admission of fault, culpability or failure to act by or on behalf of CCA and (iii) is less than $100,000;

          (h) No Cancellation. Other than the obligations for capital commitments set forth in Section 4.03 of the CCA Disclosure Schedule, create, renew, amend, terminate or cancel, or take any other action that could reasonably be expected to result in the creation, renewal, amendment, termination or cancellation of any agreement or instrument that is material to CCA and its respective Subsidiaries, taken as a whole;

          (i) Indebtedness. Other than the obligations for capital commitments set forth in Section 4.03 of the CCA Disclosure Schedule and any indebtedness incurred by CCA in connection with this Agreement and the transactions related thereto, and except for an increase in amounts outstanding under its revolving credit agreement, incur any indebtedness for borrowed money;

          (j) No Commitments. Other than the obligations for capital commitments set forth in Section 4.03 of the CCA Disclosure Schedule, enter into any new capital or take out commitments or increase any existing capital or take out commitments;

          (k) Compensation. Except pursuant to agreements or arrangements in effect on the date hereof, (A) grant to any current or former director, executive officer or other key employee of CCA or any Subsidiary any increase in compensation, bonus or other benefits (other than increases in base salary in the ordinary course of business consistent with past practice or arising due to a promotion or other change in status and consistent with generally applicable compensation practices), (B) grant to any such current or former director, executive officer or other employee any increase in severance or termination pay, (C) amend or adopt any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee, or (D) amend, adopt or terminate any CCA Benefit Plan, except as may be required to retain qualification of any such plan under Section 401(a) of the Code;

          (l) Related Party Transactions. Except pursuant to agreements or arrangements in effect on the date hereof or as otherwise contemplated by this Agreement which have been disclosed in Section 4.03 of the CCA Disclosure Schedule, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or purchase any properties or assets, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or the immediate family members or associates of any of its officers or directors, other than payment of compensation at current salary, incentive compensation and bonuses and other than properly authorized business expenses in the ordinary course of business, in each case consistent with past practice;

          (m) Insurance. Permit any material insurance policy naming CCA or any Subsidiary as a beneficiary or a loss payable payee to be canceled or terminated;

          (n) Advise of Changes. Neglect or fail to advise Prison Realty, PMSI or JJFMSI of any change or event which would cause or constitute a material breach of any of the representations or warranties of CCA contained herein; or

          (o) Other Actions. Authorize, or commit or agree to take, any of the foregoing actions.

     Section 4.04 Covenants of PMSI. Except as set forth in Section 4.04 of the PMSI Disclosure Schedule or as otherwise contemplated by this Agreement, during the period from the date of this Agreement through and including the Effective Time, PMSI shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, shall use reasonable efforts to preserve intact their current business organizations and use reasonable efforts to preserve their relationships with those persons having business dealings with them. Without limiting the generality of the foregoing, except as set forth in
Section 4.04 of the PMSI Disclosure Schedule or as otherwise contemplated by this Agreement, during the period from the date of this Agreement through the Effective Time, PMSI shall not, and shall not permit any of its Subsidiaries to:

          (a) Dividends; Changes in Stock. Other than (x) dividends and distributions by a direct or indirect wholly owned Subsidiary to PMSI or one of their wholly owned Subsidiaries and (y) dividends and distributions paid by PMSI to its respective shareholders in accordance with its distribution and dividend policy and practice to date, (i) declare, set aside or pay any dividends (payable in cash, stock, property or otherwise) on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any capital stock of PMSI or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) Issuance of Securities. Issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any of its shares of capital stock or any other voting securities or any securities convertible into, exercisable for or exchangeable with, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

          (c) Governing Documents. Amend its charter, bylaws or other comparable organizational documents;

          (d) No Acquisitions. Acquire any business (whether by merger, consolidation, purchase of assets or otherwise) or acquire any equity interest in any person not an affiliate (whether through a purchase of stock, establishment of a joint venture or otherwise);

          (e) No Dispositions. Other than the obligations for capital commitments set forth in Section 4.04 of the PMSI Disclosure Schedule, (A) sell, lease, exchange, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its real properties or other assets, (B) enter into any new joint ventures or similar projects, or (C) enter into any new development projects;

          (f) Accounting Methods. Change its methods of accounting (or underlying assumptions) in effect at December 31, 1998, except as required by changes (i) in generally accepted accounting principles ("GAAP"), (ii) in law or regulation, or (iii) due to events subsequent to September 30, 1999 related or consequential to the execution of this Agreement or consummation of the Merger and related transactions (including, but not limited to, the effects of any changes required by the SEC as part of its review of the Prison Realty Filed SEC Documents or the Proxy Statement-Prospectus); or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in law or regulation;

          (g) No Settlements. Effect any settlement or compromise of any pending or threatened proceeding in respect of which PMSI is or could have been a party, unless such settlement (i) includes an unconditional written release of PMSI, in form and substance reasonably satisfactory to PMSI, from all liability on claims that are the subject matter of such proceeding, (ii) does not include any statement as to any admission of fault, culpability or failure to act by or on behalf of PMSI and (iii) is less than $100,000;

          (h) No Cancellation. Other than the obligations for capital commitments set forth in Section 4.04 of the PMSI Disclosure Schedule, create, renew, amend, terminate or cancel, or take any other action that could reasonably be expected to result in the creation, renewal, amendment, termination or cancellation of any agreement or instrument that is material to PMSI and its respective Subsidiaries, taken as a whole;

          (i) Indebtedness. Other than the obligations for capital commitments set forth in Section 4.04 of the PMSI Disclosure Schedule and except for an increase in amounts outstanding under its revolving credit agreement, incur any indebtedness for borrowed money;

          (j) No Commitments. Other than the obligations for capital commitments set forth in Section 4.04 of the PMSI Disclosure Schedule, enter into any new capital or take out commitments or increase any existing capital or take out commitments;

          (k) Compensation. Except pursuant to agreements or arrangements in effect on the date hereof, (A) grant to any current or former director, executive officer or other key employee of PMSI or any Subsidiary any increase in compensation, bonus or other benefits (other than increases in base salary in the ordinary course of business consistent with past practice or arising due to a promotion or other change in status and consistent with generally applicable compensation practices), (B) grant to any such current or former director, executive officer or other employee any increase in severance or termination pay, (C) amend or adopt any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee, or (D) amend, adopt or terminate any PMSI Benefit Plan, except as may be required to retain qualification of any such plan under Section 401(a) of the Code;

          (l) Related Party Transactions. Except pursuant to agreements or arrangements in effect on the date hereof or as otherwise contemplated by this Agreement which have been disclosed in Section 4.04 of the PMSI Disclosure Schedule, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or purchase any properties or assets, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or the immediate family members or associates of any of its officers or directors, other than payment of compensation at current salary, incentive compensation and bonuses and other than properly authorized business expenses in the ordinary course of business, in each case consistent with past practice;

          (m) Insurance. Permit any material insurance policy naming PMSI or any Subsidiary as a beneficiary or a loss payable payee to be canceled or terminated;

          (n) Advise of Changes. Neglect or fail to advise Prison Realty, CCA or JJFMSI of any change or event which would cause or constitute a material breach of any of the representations or warranties of PMSI contained herein; or

          (o) Other Actions. Authorize, or commit or agree to take, any of the foregoing actions.

     Section 4.05 Covenants of JJFMSI. Except as set forth in Section 4.05 of the JJFMSI Disclosure Schedule or as otherwise contemplated by this Agreement, during the period from the date of this Agreement through and including the Effective Time, JJFMSI shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, shall use reasonable efforts to preserve intact their current business organizations and use reasonable efforts to preserve their relationships with those persons having business dealings with them. Without limiting the generality of the foregoing, except as set forth in Section 4.05 of the JJFMSI Disclosure Schedule or as otherwise contemplated by this Agreement, during the period from the date of this Agreement through the Effective Time, JJFMSI shall not, and shall not permit any of its Subsidiaries to:

          (a) Dividends; Changes in Stock. Other than (x) dividends and distributions by a direct or indirect wholly owned Subsidiary to JJFMSI or one of their wholly owned Subsidiaries and (y) dividends and distributions paid by JJFMSI to its respective shareholders in accordance with its distribution and dividend policy and practice to date, (i) declare, set aside or pay any dividends (payable in cash, stock, property or otherwise) on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any capital stock of JJFMSI or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) Issuance of Securities. Issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any of its shares of capital stock or any other voting securities or any securities convertible into, exercisable for or exchangeable with, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

          (c) Governing Documents. Amend its charter, bylaws or other comparable organizational documents;

          (d) No Acquisitions. Acquire any business (whether by merger, consolidation, purchase of assets or otherwise) or acquire any equity interest in any person not an affiliate (whether through a purchase of stock, establishment of a joint venture or otherwise);

          (e) No Dispositions. Other than the obligations for capital commitments set forth in Section 4.05 of the JJFMSI Disclosure Schedule,
     (A) sell, lease, exchange, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its real properties or other assets, (B) enter into any new joint ventures or similar projects, or
     (C) enter into any new development projects;

          (f) Accounting Methods. Change its methods of accounting (or underlying assumptions) in effect at December 31, 1998, except as required by changes (i) in generally accepted accounting principles ("GAAP"), (ii) in law or regulation, or (iii) due to events subsequent to

     September 30, 1999 related or consequential to the execution of this Agreement or consummation of the Merger and related transactions (including the effects of any changes required by the SEC as part of its review of the Prison Realty Filed SEC Documents or the Proxy Statement-Prospectus); or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in law or regulation;

          (g) No Settlements. Effect any settlement or compromise of any pending or threatened proceeding in respect of which JJFMSI is or could have been a party, unless such settlement (i) includes an unconditional written release of JJFMSI, in form and substance reasonably satisfactory to JJFMSI, from all liability on claims that are the subject matter of such proceeding, (ii) does not include any statement as to any admission of fault, culpability or failure to act by or on behalf of JJFMSI and (iii) is less than $100,000;

          (h) No Cancellation. Other than the obligations for capital commitments set forth in Section 4.05 of the JJFMSI Disclosure Schedule, create, renew, amend, terminate or cancel, or take any other action that could reasonably be expected to result in the creation, renewal, amendment, termination or cancellation of any agreement or instrument that is material to JJFMSI and its respective Subsidiaries, taken as a whole;

          (i) Indebtedness. Other than the obligations for capital commitments set forth in Section 4.05 of the JJFMSI Disclosure Schedule and except for an increase in amounts outstanding under its revolving credit agreement, incur any indebtedness for borrowed money;

          (j) No Commitments. Other than the obligations for capital commitments set forth in Section 4.05 of the JJFMSI Disclosure Schedule, enter into any new capital or take out commitments or increase any existing capital or take out commitments;

          (k) Compensation. Except pursuant to agreements or arrangements in effect on the date hereof, (A) grant to any current or former director, executive officer or other key employee of JJFMSI or any Subsidiary any increase in compensation, bonus or other benefits (other than increases in base salary in the ordinary course of business consistent with past practice or arising due to a promotion or other change in status and consistent with generally applicable compensation practices), (B) grant to any such current or former director, executive officer or other employee any increase in severance or termination pay, (C) amend or adopt any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee, or (D) amend, adopt or terminate any JJFMSI Benefit Plan, except as may be required to retain qualification of any such plan under Section 401(a) of the Code;

          (l) Related Party Transactions. Except pursuant to agreements or arrangements in effect on the date hereof or as otherwise contemplated by this Agreement which have been disclosed in Section 4.05 of the JJFMSI Disclosure Schedule, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or purchase any properties or assets, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or the immediate family members or associates of any of its officers or directors, other than payment of compensation at current salary, incentive compensation and bonuses and other than properly authorized business expenses in the ordinary course of business, in each case consistent with past practice;

          (m) Insurance. Permit any material insurance policy naming JJFMSI or any Subsidiary as a beneficiary or a loss payable payee to be canceled or terminated;

          (n) Advise of Changes. Neglect or fail to advise Prison Realty, CCA or PMSI of any change or event which would cause or constitute a material breach of any of the representations or warranties of JJFMSI contained herein; or

          (o) Other Actions. Authorize, or commit or agree to take, any of the foregoing actions.

     Section 4.06 No Solicitation by Prison Realty. (a) Prison Realty shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, Prison Realty or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate, encourage or knowingly facilitate the submission of any alternative proposal or (ii) enter into or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, any alternative proposal; provided, however, that prior to the receipt of the Prison Realty Stockholder Approval, Prison Realty may, in response to a bona fide alternative proposal that constitutes a superior proposal (as defined in Section 4.06(b) herein) and that was made after the date hereof (and not solicited by Prison Realty after the date hereof) by any person, and subject to compliance with Section 4.06(c) herein, (A) furnish information with respect to Prison Realty and its Subsidiaries to such person and its representatives pursuant to a customary confidentiality agreement and discuss such information with such person and its representatives and (B) participate in negotiations regarding such alternative proposal. For purposes of this Section 4.06, the term "alternative proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 10% or more of the assets (based on the fair market value thereof) of Prison Realty and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement, or of 10% or more of any class of equity securities of Prison Realty or any of its Subsidiaries or any tender offer or exchange offer (including by Prison Realty or any of its Subsidiaries) that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of Prison Realty or any of its Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving Prison Realty or any of its Subsidiaries other than the transactions contemplated by this Agreement and transactions involving the original issuance of any debt or equity securities by Prison Realty pursuant to the terms of that certain Securities Purchase Agreement dated the date hereof, by and among Prison Realty, CCA, PMSI, and JJFMSI, on the one hand, and certain investors therein named, on the other hand (the "Securities Purchase Agreement").

     (b) Except as set forth in this Section 4.06, the Board of Directors of Prison Realty shall not (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to the Target Companies, the approval or recommendation by such Board of Directors of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any alternative proposal or (iii) cause or agree to cause Prison Realty to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement related to any alternative proposal. Notwithstanding the foregoing, if the Board of Directors of Prison Realty receives a superior proposal, such Board of Directors may, prior to the receipt of the Prison Realty Stockholder Approval, withdraw or modify its approval or recommendation of the Merger and this Agreement, approve or recommend a superior proposal or terminate this Agreement, but in each case only at a time that is at least five business days after receipt by each of the Target Companies of written notice advising each of them that the Board of Directors of Prison Realty has resolved to accept a superior proposal if it continues to be a superior proposal at the end of such five business day period. For purposes of this Section 4.06, the term "superior proposal" means any bona fide alternative proposal (which, for purposes of Section 4.06(a) only, may be subject to a due diligence condition), which proposal was not solicited by Prison Realty after the date of execution of this Agreement, made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 10% of the shares of capital stock of Prison Realty then outstanding or all or substantially all the assets of Prison Realty and its Subsidiaries and otherwise on terms which the Board of Directors of Prison Realty determines in good faith (after consultation with its financial advisor) to be more favorable to Prison Realty's stockholders than the Merger and the issuance of securities pursuant to the Securities Purchase Agreement and for which financing, to the extent required, is then committed or which, in the good faith judgment of such Board of Directors, is reasonably capable of being financed by such third party.

     (c) In addition to the obligations of Prison Realty set forth in paragraphs
(a) and (b) above, Prison Realty promptly shall advise each Target Company orally and in writing of any request for information or of any alternative proposal, the material terms and conditions of such request or alternative proposal and the identity of the person making any such request or alternative proposal and any determination by the Board of Directors of Prison Realty that a alternative proposal is or may be a superior proposal. Prison Realty will keep each Target Company informed as to the status and material details (including amendments or proposed amendments) of any such request or alternative proposal.

     Section 4.07 No Solicitation by Target Companies. Without the prior written consent of Prison Realty, (a) each Target Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Target Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate, encourage or knowingly facilitate the submission of any alternative proposal or (ii) enter into or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, any alternative proposal. For purposes of this
Section 4.07, the term "alternative proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 10% or more of the assets (based on the fair market value thereof) of any Target Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement, or of 10% or more of any class of equity securities of any Target Company or any of its Subsidiaries or any tender offer or exchange offer (including by any Target Company or any of its Subsidiaries) that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of any Target Company or any of its Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving any Target Company or any of its Subsidiaries other than the transactions contemplated by this Agreement.

     (b) Except as set forth in this Section 4.07, the Board of Directors of the Target Company shall not (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Prison Realty, the approval or recommendation by such Board of Directors of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any alternative proposal or (iii) cause or agree to cause the Target Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement related to any alternative proposal.

     (c) In addition to the obligations of a Target Company set forth in paragraphs (a) and (b) above, a Target Company promptly shall advise Prison Realty orally and in writing of any request for information or of any alternative proposal, the material terms and conditions of such request or alternative proposal and the identity of the person making any such request or alternative proposal and any determination by the Board of Directors of the Target Company that a alternative proposal is or may be a superior proposal. The Target Company will keep Prison Realty informed as to the status and material details (including amendments or proposed amendments) of any such request or alternative proposal.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     Section 5.01 Preparation of the Proxy Statement-Prospectus. As promptly as practicable following the date of this Agreement, Prison Realty, the Acquisition Companies, CCA, PMSI and JJFMSI shall prepare and file with the SEC a Registration Statement on Form S-4, of which the Proxy Statement-Prospectus will be a part. Each party hereto will cooperate with the other party in connection with the preparation of the Proxy Statement-Prospectus, including, but not limited to, furnishing all information as may be required to be disclosed therein. The Proxy Statement-Prospectus shall contain the recommendation of the Board of Directors that the stockholders approve this Agreement and the transaction contemplated hereby. Each of Prison Realty, the Acquisition Companies and the Target Companies shall use its reasonable best effort to have the Registration Statement on Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto will use its reasonable best efforts to cause the Proxy Statement-Prospectus to be mailed to its shareholders as promptly as practicable after the Registration Statement on Form S-4 is declared effective under the Securities Act. No filing of, or amendment or supplement to the Proxy Statement-Prospectus will be made by any party hereto without providing the other parties and their Boards of Directors the opportunity to review and comment thereon and to approve the same, provided that such approvals shall not be unreasonably withheld. Each party hereto will advise the other parties, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement-Prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to any of the parties hereto or any of their respective affiliates, officers, or directors, should be discovered by a party hereto which should be set forth in an amendment or supplement to the Proxy Statement-Prospectus, so that the Proxy Statement-Prospectus would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of Prison Realty, CCA, PMSI and JJFMSI.

     Section 5.02 Access to Information. Each party shall, and shall cause each of its Subsidiaries to, afford to the other party hereto and to its officers, employees, accountants, counsel and other representatives (including environmental consultants), reasonable access, during normal business hours during the period prior to the Effective Time, to their respective properties, books, records and personnel and, during such period, each party hereto shall, and shall cause each of its Subsidiaries to, furnish promptly to the other party hereto (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) such other information concerning its business, properties and personnel as the other party may reasonably request. With respect to matters disclosed in the Prison Realty Disclosure Schedule, the CCA Disclosure Schedule, the PMSI Disclosure Schedule or the JJFMSI Disclosure Schedule, respectively, each party agrees to supplement from time to time the information set forth therein.

     Section 5.03 Shareholders Meeting. Each of Prison Realty, CCA, PMSI, and JJFMSI shall, as promptly as practicable after the date hereof, (a) duly call, give notice of, convene and hold a Shareholders' Meeting for the purpose of obtaining the Prison Realty Stockholder Approval, the CCA Shareholder Approval, the PMSI Shareholder Approval or the JJFMSI Shareholder Approval, as the case may be, and (b) subject in the case of Prison Realty to Section 4.06, through its respective Board of Directors, recommend to its shareholders that they grant the Prison Realty Stockholder

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Approval, the CCA Shareholder Approval, the PMSI Shareholder Approval or the
JJFMSI Shareholder Approval, as the case may be. Each party shall use all reasonable efforts to solicit from its stockholders proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of such party, advisable to secure any vote or consent of stockholders required by the TBCA to effect the Merger. Each party shall vote, or cause to be voted, in favor of the Merger and/or the related transactions, as applicable, all shares of its Common Stock directly or indirectly beneficially owned by it.

     Section 5.04 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party hereto shall, and shall cause its Subsidiaries to, use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of any necessary consent, authorization, order or approval of, or any exemption by, any Governmental Entity and/or any other public or private third party which is required to be obtained by such party or any of its Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement (provided that no party to this Agreement shall pay or agree to pay any material amount to obtain a consent without the prior approval of the remaining parties, which approval shall not be unreasonably withheld or delayed), and the making or obtaining of all necessary filings and registrations with respect thereto, (ii) the defending of any lawsuits or other legal proceedings challenging this Agreement, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

     Section 5.05 Benefits Matters. Except as otherwise provided herein, following the Effective Time, Prison Realty shall honor, or cause to be honored, all obligations under employment agreements, Prison Realty Benefit Plans and all other employee benefit plans, programs, policies and arrangements of any of the parties hereto in accordance with the terms thereof. Nothing herein shall be construed to prohibit Prison Realty from amending or terminating such agreements, programs, policies and arrangements in accordance with the terms thereof and with applicable law.

     Section 5.06 Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

     Section 5.07 Indemnification, Exculpation and Insurance.

     (a) Prison Realty, the Acquisition Companies, CCA, PMSI and JJFMSI agree that all rights to indemnification and exculpation from liability for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of the current or former directors or officers of the parties hereto, or their Subsidiaries (such persons, "Indemnified Persons") as provided in their respective charter (or similar constitutive documents) or bylaws and any existing indemnification agreements or arrangements of Prison Realty, the Acquisition Companies, CCA, PMSI or JJFMSI shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would in any manner adversely affect the rights thereunder of any such Indemnified Persons. The parties hereto agree that Prison Realty shall maintain, for a period of six years from the Effective Time, each parties' current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") for all Indemnified Persons; provided, however, that the Surviving Companies or Prison Realty, as appropriate, may, in lieu of maintaining such existing D&O Insurance as provided above, cause comparable coverage to be provided under any policy issued by an insurer substantially comparable to the insurer with respect to the existing D&O Insurance, so long as

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the terms thereof are no less advantageous to the Indemnified Parties than the existing D&O Insurance. If the existing D&O Insurance expires, is terminated or canceled during such six-year period, Prison Realty will use its reasonable best efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period on terms and conditions no less advantageous in any material respect than the existing D&O Insurance.

     (b) The parties hereto agree that the provisions of this Section 5.07 are
(i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Person and each Indemnified Person's heirs and representatives, and
(ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     (c) The parties hereto agree that in the event that Prison Realty or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made by such person so that the successors and assigns of such Surviving Company assume the obligations of the parties hereto and such Surviving Company set forth in this Section 5.07.

     Section 5.08 Transfer Taxes. All state, local, foreign or provincial sales, use, real property transfer, stock transfer or similar taxes (including any interest or penalties with respect thereto, but not including any shareholder-level taxes based upon net income) attributable to the Merger shall be timely paid by Prison Realty.

     Section 5.09 Resignation of Directors and Officers. Prior to the Effective Time, CCA, PMSI and JJFMSI shall deliver to Prison Realty evidence satisfactory to Prison Realty of the resignation of the directors and officers of CCA, PMSI and JJFMSI, respectively, effective at the Effective Time.

     Section 5.10 Stock Exchange Listing. The Surviving Companies and Prison Realty shall each use their reasonable best efforts to cause the Prison Realty Stock to be issued in connection with the Merger to be listed on the NYSE, subject to official notice of issuance, if applicable.

     Section 5.11 Tax-Free Reorganization. Prior to the Effective Time, each party shall use its reasonable best efforts to cause the Merger to qualify as a reorganization qualifying under the provisions of Section 368(a) of the Code.

     Section 5.12 Shareholders' Agreements. As of the Effective Time, the Shareholders' Agreement, dated September 22, 1998, among certain shareholders of CCA, the Shareholders' Agreement, dated September 22, 1998, among certain shareholders of PMSI, and the Shareholders' Agreement, dated September 22, 1998, among certain shareholders of JJFMSI shall each be terminated and shall no longer have any force or effect.

     Section 5.13 Lock-Up Agreement. As of the Effective Time, each of the holders of shares of CCA Common Stock whose shares are not subject to forfeiture under the CCA Restricted Stock Plan shall enter into a lock-up agreement with Prison Realty (the "Lock-Up Agreement"), a form of which is attached hereto as Exhibit A, pursuant to which each such holder shall agree not to sell, assign or otherwise transfer (collectively, a "Transfer") any shares of Prison Realty Common Stock received in connection with the Merger (the "Shares"), nor enter into any agreement regarding the same, for a period of one hundred eighty (180) days (the "180-Day Period") following the date of closing of the Merger, and further agrees not to Transfer such Shares thereafter except as follows: (i) after expiration of the 180-Day Period, a holder may Transfer up to twenty-five percent (25%) of the aggregate amount of the Shares; (ii) after December 31, 2001, a holder may Transfer up to fifty percent (50%) of the aggregate amount of the Shares; (iii) after December 31, 2002, a holder may Transfer up to seventy-five percent (75%) of the aggregate amount of the Shares; and (iv) after

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December 31, 2003, a holder may Transfer up to one hundred percent (100%) of the aggregate amount of the Shares.

     Section 5.14 Equity Incentive Plan. Following the consummation of the Merger and the related transactions, Prison Realty shall adopt a new equity incentive plan pursuant to which it will have the authority to grant options to purchase shares of Prison Realty Common Stock and other types of equity-based incentive compensation, on such terms and conditions as are approved by the Board of Directors of Prison Realty following the consummation of the Merger.

     Section 5.15 Change of Corporate Name. Following the consummation of the Merger and the related transactions, Prison Realty shall amend its charter, bylaws and organizational documents to change the name of the corporation to "Corrections Corporation of America" and the business and affairs of Prison Realty following the consummation of the Merger and the related transactions shall be conducted using the name "Corrections Corporation of America."

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     Section 6.01 Conditions to Each Party's Obligation To Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (b) No Injunctions or Restraints; Illegality. No statute, rule, regulation, judgment, writ, decree, order, temporary restraining order, preliminary or permanent injunction shall have been promulgated, enacted, entered or enforced, and no other action shall have been taken, by any Governmental Entity of competent jurisdiction enjoining or otherwise preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall use its reasonable best efforts to prevent the entry of any such injunction or other order or decree and to cause any such injunction or other order or decree that may be entered to be vacated or otherwise rendered of no effect.

          (c) Listing of Merger Consideration. The Prison Realty Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance, if applicable.

          (d) Registration Statement. The Registration Statement shall be satisfactory in all material respects to Prison Realty, CCA, PMSI and JJFMSI and shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

          (e) Financing. Prison Realty shall have obtained financing sufficient to fund the operations of the business of Prison Realty and the Surviving Companies after the Effective Time of the Merger and the consummation of the transactions contemplated hereby, as such financing is substantially described in and contemplated by the Commitment Letter delivered in connection with the Securities Purchase Agreement (as defined therein).

          (f) Tax-Free Reorganization. The receipt by each of Prison Realty, CCA, PMSI and JJFMSI of an opinion of its respective tax counsel to the effect that each of the CCA Merger,

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     the PMSI Merger and the JJFMSI Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code.

     Section 6.02 Conditions to Obligation of Prison Realty and Acquisition Companies To Effect the Merger. The obligation of Prison Realty and each Acquisition Company to effect the Merger is subject to the satisfaction of the following conditions unless waived by Prison Realty and each Acquisition
Company:

          (a) Shareholder Approval. The Prison Realty Stockholder Approval, the CCA Shareholder Approval, the PMSI Shareholder Approval and the JJFMSI Shareholder Approval shall have been obtained.

          (b) Representations and Warranties. The representations and warranties of CCA, PMSI and JJFMSI set forth in this Agreement shall be true and correct, except that this condition shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a material adverse effect on CCA, PMSI or JJFMSI, respectively, as of the date of this Agreement and as of the Closing Date, except as otherwise contemplated by this Agreement, and Prison Realty and the respective Acquisition Company shall have received a certificate to such effect signed on the Closing Date on behalf of each such entity by the Chief Executive Officer and Secretary.

          (c) Performance of Obligations of Other Parties. CCA, PMSI and JJFMSI shall have performed in all material respects all material obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Prison Realty shall have received a certificate to such effect signed on behalf of each party by its Chief Executive Officer or Chief Financial Officer.

          (d) Consents, etc. Prison Realty shall have received evidence, in form and substance reasonably satisfactory to it, that such consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, other than those the failure of which to be obtained, individually or in the aggregate, would not have a material adverse effect on Prison Realty, CCA, PMSI or JJFMSI.

          (e) Bring-Down Opinion. Prison Realty shall have received a bring-down of the Merrill Lynch Prison Realty Opinion on each of the date of mailing of the Proxy Statement-Prospectus to the stockholders of Prison Realty and on the date of Closing.

          (f) Consents to Assignment of Management Contracts. To the extent required by applicable law and the provisions of the contracts, CCA, PMSI and JJFMSI shall have obtained all necessary written consents of governmental authorities to the performance of their respective facility management contracts by Prison Realty and/or the Acquisition Companies after the Merger.

          (g) Prison Realty Senior Notes. To the extent required under the terms of the Senior Notes (as hereinafter defined), Prison Realty shall have obtained the separate consent to the consummation of the Merger and related transactions from the holders of its 12% Senior Notes (the "Senior Notes") in accordance with the terms of (i) an Indenture, dated as of June 10, 1999, between Prison Realty and State Street Bank and Trust Company ("State Street"), as Trustee (the "Master Indenture"), and (ii) a First Supplemental Indenture, dated as of June 11, 1999, between Prison Realty and State Street, as Trustee (the "Supplemental Indenture"), or, in the alternative, Prison Realty shall have redeemed such Senior Notes pursuant to the terms of the Supplemental Indenture.

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          (h) Execution of Lock-Up Agreement.  The Lock-Up Agreement shall have been executed and delivered in accordance with Section 5.13.

          (i) Purchase of CCA Common Stock Held by Baron and Sodexho. Prison Realty shall have purchased the CCA Common Stock held by each of Baron and Sodexho Alliance, S.A. ("Sodexho") pursuant to the terms and conditions set forth in that certain Stock Purchase Agreement, dated the date hereof, among Prison Realty, Baron and Sodexho (the "Baron/Sodexho Stock Purchase Agreement").

          (j) Purchase of PMSI Common Stock Held by Privatized Management
     LLC. Prison Realty shall have purchased the PMSI Common Stock held by Privatized Management Services, LLC ("Privatized Management LLC") pursuant to the terms and conditions set forth in that certain Stock Purchase Agreement, dated the date hereof, between Prison Realty, PMSI and Privatized Management LLC.

          (k) Purchase of JJFMSI Common Stock Held by Correctional Services
     LLC. Prison Realty shall have purchased the JJFMSI Common Stock held by Correctional Services Investors, LLC ("Correctional Services LLC") pursuant to the terms and conditions set forth in that certain Stock Purchase Agreement, dated the date hereof, between Prison Realty, JJFMSI and Correctional Services LLC.

     Section 6.03 Conditions to Obligation of PMSI To Effect the Merger. The obligation of PMSI to effect the Merger is subject to the satisfaction of the following conditions unless waived by PMSI:

          (a) Representations and Warranties. The representations and warranties of Prison Realty set forth in this Agreement shall be true and correct, except that this condition shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a material adverse effect on Prison Realty as of the date of this Agreement and as of the Closing Date, except as otherwise contemplated by this Agreement, and PMSI shall have received a certificate to such effect signed on the Closing Date on behalf of Prison Realty by its Chief Executive Officer and Secretary.

          (b) Shareholder Approval. The Prison Realty Stockholder Approval and the PMSI Shareholder Approval shall have been obtained.

          (c) Purchase of PMSI Common Stock Held by Privatized Management
     LLC. Prison Realty shall have purchased the PMSI Common Stock held by Privatized Management LLC pursuant to the terms and conditions set forth in that certain Stock Purchase Agreement, dated the date hereof, between Prison Realty, PMSI and Privatized Management LLC.

     Section 6.04 Conditions to Obligation of JJFMSI To Effect the Merger. The obligation of the JJFMSI to effect the Merger is subject to the satisfaction of the following conditions unless waived by JJFMSI:

          (a) Representations and Warranties. The representations and warranties of Prison Realty set forth in this Agreement shall be true and correct, except that this condition shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a material adverse effect on Prison Realty as of the date of this Agreement and as of the Closing Date, except as otherwise contemplated by this Agreement, and JJFMSI shall have received a certificate to such effect signed on the Closing Date on behalf of Prison Realty by its Chief Executive Officer and Secretary.

          (b) Shareholder Approval. The Prison Realty Stockholder Approval and the JJFMSI Shareholder Approval shall have been obtained.

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          (c) Purchase of JJFMSI Common Stock Held by Correctional Services
     LLC. Prison Realty shall have purchased the JJFMSI Common Stock held by Correctional Services LLC pursuant to the terms and conditions set forth in that certain Stock Purchase Agreement, dated the date hereof, between Prison Realty, JJFMSI and Correctional Services LLC.

     Section 6.05 Conditions to Obligation of CCA To Effect the Merger. The obligation of CCA to effect the Merger is subject to the satisfaction of the following conditions unless waived by CCA:

          (a) Representations and Warranties. The representations and warranties of Prison Realty set forth in this Agreement shall be true and correct, except that this condition shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a material adverse effect on Prison Realty as of the date of this Agreement and as of the Closing Date, except as otherwise contemplated by this Agreement, and CCA shall have received a certificate to such effect signed on the Closing Date on behalf of Prison Realty by its Chief Executive Officer and Secretary.

          (b) Bring-Down Opinion. CCA shall have received a bring-down of the Merrill Lynch CCA Opinion on each of the date of mailing of the Proxy Statement-Prospectus to the shareholders of CCA and on the date of Closing.

          (c) Performance of Obligations of Prison Realty. Prison Realty shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and CCA shall have received a certificate to such effect signed on behalf of Prison Realty by its Chief Executive Officer or Chief Financial Officer.

          (d) Shareholder Approval. The Prison Realty Stockholder Approval and the CCA Shareholder Approval shall have been obtained.

          (e) Purchase of CCA Common Stock Held by Baron and Sodexho. Prison Realty shall have purchased the CCA Common Stock held by Baron and Sodexho pursuant to the terms and conditions set forth in the Baron/Sodexho Stock Purchase Agreement.

     Section 6.06 Frustration of Closing Conditions. No party to this Agreement may rely on the failure of any condition set forth in Sections 6.01 through 6.05, as the case may be, to be satisfied if such failure was caused by such party's failure to use all reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     Section 7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Prison Realty Stockholder Approval, the CCA Shareholder Approval, the PMSI Shareholder Approval and the JJFMSI Shareholder Approval are received:

          (a) by mutual written consent of the parties hereto;

          (b) by Prison Realty, CCA, PMSI or JJFMSI upon written notice to the other parties:

             (i) if any Governmental Entity of competent jurisdiction shall have issued a permanent injunction or other order or decree enjoining or otherwise preventing the consummation of the Merger and such injunction or other order or decree shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this

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        clause (i) shall have used its reasonable best efforts to prevent or contest the imposition of, or seek the lifting or stay of, such injunction, order or decree;

             (ii) if the Merger shall not have been consummated on or before July 31, 2000, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement;

             (iii) if, upon a vote at a duly held Prison Realty Stockholders' Meeting or any adjournment thereof, the Prison Realty Stockholder Approval shall not have been obtained;

          (c) by Prison Realty upon written notice to the other parties if, upon a vote at a duly held CCA Shareholders' Meeting or any adjournment thereof, the CCA Shareholder Approval shall not have been obtained;

          (d) by Prison Realty upon written notice to the other parties if, upon a vote at a duly held PMSI Shareholders' Meeting or any adjournment thereof, the PMSI Shareholder Approval shall not have been obtained; or

          (e) by Prison Realty upon written notice to the other parties if, upon a vote at a duly held JJFMSI Shareholders' Meeting or any adjournment thereof, the JJFMSI Shareholder Approval shall not have been obtained;

          (f) by Prison Realty upon written notice to the remaining parties, if the Board of Directors of CCA, PMSI or JJFMSI or any committee thereof shall have withdrawn or modified in a manner adverse to Prison Realty its approval or recommendation of the Merger or this Agreement or resolved to do so;

          (g) by CCA, PMSI or JJFMSI upon written notice to the remaining parties, if the Board of Directors of Prison Realty or any committee thereof shall have withdrawn or modified in a manner adverse to such terminating party its approval or recommendation of the Merger or this Agreement or resolved to do so;

          (h) unless the party seeking to terminate this Agreement is in material breach of its obligations hereunder, by CCA, PMSI or JJFMSI upon written notice to the other parties if Prison Realty breaches or fails to perform any of its representations, warranties, covenants or other agreements hereunder, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03, 6.04 or 6.05 hereof and (B) is incapable of being cured by Prison Realty or is not cured within thirty (30) days after the terminating party gives written notice of such breach to Prison Realty and such a cure is not effected during such period; or

          (i) unless Prison Realty is in material breach of its obligations hereunder, by Prison Realty upon written notice to the other parties if either CCA, PMSI or JJFMSI breaches or fails to perform any of their representations, warranties, covenants or other agreements hereunder, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02 hereof and (B) is incapable of being cured by the party so breaching or failing to perform or is not cured within thirty (30) days after Prison Realty gives written notice of such breach to the breaching party and such a cure is not effected during such period.

     Section 7.02 Effect of Termination. In the event of termination of this Agreement by Prison Realty as provided in Section 7.01 herein, this Agreement shall, at the election of Prison Realty, either: (i) forthwith become void and have no effect; or (ii) terminate only as to the merger with the party with respect to which the grounds for termination have arisen and otherwise the Agreement shall continue in full force and effect with respect to the mutual obligations of, and merger of, Prison

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Realty and the other parties, and, except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, there shall be no liability or obligation on the part of CCA, PMSI and JJFMSI except with respect to Section 5.06, this Section 7.02 and Article VIII hereof, which provisions shall survive such termination. In the event of termination of this Agreement by CCA, PMSI or JJFMSI, this Agreement shall, at the election of Prison Realty, terminate only in respect of the merger with such terminating party, and the Agreement shall continue in full force and effect with respect to the mutual obligations of, and merger among, Prison Realty and the other parties not so terminating.

     Section 7.03 Amendment. This Agreement may be amended by the parties hereto at any time before or after the Prison Realty Stockholder Approval, the CCA Shareholder Approval, the PMSI Shareholder Approval and the JJFMSI Shareholder Approval is received, provided that after receipt of the Prison Realty Stockholder Approval, the CCA Shareholder Approval, the PMSI Shareholder Approval or the JJFMSI Shareholder Approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.04 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     Section 7.05 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section
7.04 shall, in order to be effective, require action by the Board of Directors, or the duly authorized committee of such Board to the extent permitted by law, of the party authorizing such action.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     Section 8.02 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        if to Prison Realty, to:

               Prison Realty Trust, Inc.
               10 Burton Hills Boulevard, Suite 100
               Nashville, Tennessee 37215
               Attention: Doctor R. Crants, Jr., Chairman of the Board of
                          Directors and Chief Executive Officer
               Facsimile: (615) 263-0234

          with a copy to:

               Stokes & Bartholomew, P.A.
               424 Church Street, Suite 2800
               Nashville, Tennessee 37219-2323
               Attention: Elizabeth E. Moore, Esq.
               Facsimile: (615) 259-1470

          if to CCA, to:

               Corrections Corporation of America
               10 Burton Hills Boulevard
               Nashville, Tennessee 37215
               Attention: J. Michael Quinlan, President and Chief Operating Officer
               Facsimile: (615) 263-3010

          with a copy to:

               Sherrard & Roe, PLC
               424 Church Street, Suite 2000
               Nashville, Tennessee 37219
               Attention: John R. Voigt, Esq.
               Facsimile: (615) 742-4239

          if to PMSI, to:

               Prison Management Services, Inc.
               10 Burton Hills Boulevard
               Nashville, Tennessee 37215
               Attention: Darrell K. Massengale, Chief Executive Officer and President
               Facsimile: (615) 263-3170

          if to JJFMSI, to:

               Juvenile and Jail Facility Management Services, Inc.
               10 Burton Hills Boulevard
               Nashville, Tennessee 37215
               Attention: Darrell K. Massengale, Chief Executive Officer and President
               Facsimile: (615) 263-3170

     Section 8.03 Definitions; Interpretation.

          (a) As used in this Agreement:

             (i) unless otherwise expressly provided herein, an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise;

             (ii) "business day" means any day on which banks are not required or authorized to close in the City of New York;

             (iii) "material adverse effect" means any change, effect, event, occurrence or development that is, or is reasonably likely to be, materially adverse to the business, results of operations or financial condition of a party hereto or its Subsidiaries, taken as a whole, other than any change, effect, event or occurrence relating to or arising out of (A) the economy or securities markets in general, (B) this Agreement or the transactions contemplated hereby or the announcement thereof, including, but not limited to, changes in methods of accounting with respect to the financial statements of a party hereto or its Subsidiaries as precipitated by this Agreement or the transactions contemplated hereby or by the review of the SEC of the Prison Realty Filed SEC Documents or the Proxy Statement-Prospectus, or (C) private corrections industry in general, and not specifically relating to the parties hereto or their Subsidiaries;

             (iv) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

             (v) "Subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are not such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first person.

          (b) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article, Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" when used in this Agreement is not exclusive. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     Section 8.04 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party.

     Section 8.05 Entire Agreement; No Third-Party Beneficiaries; Rights of Ownership. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) other than Section
5.07 of this Agreement, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 8.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to any principles of conflicts of law of such State.

     Section 8.07 Publicity. Except as otherwise permitted by this Agreement or required by law or the rules of the NYSE, so long as this Agreement is in effect, no party to this Agreement shall, or shall permit any of its affiliates to, issue or cause the publication of any press release or other public announcement or statement with respect to this Agreement or the transactions contemplated hereby without first obtaining the consent of the other parties hereto. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     Section 8.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment that is not so consented to shall be null and void; provided that, if necessary or advisable under applicable provisions of corporate or tax law, Prison Realty may assign its rights hereunder to any of its Subsidiaries or affiliates to cause CCA, PMSI and/or JJFMSI to merge with a Subsidiary or affiliate of Prison Realty, but no such assignment shall relieve Prison Realty of its obligations hereunder including the obligations to deliver the CCA Merger Consideration, the PMSI Merger Consideration or the JJFMSI Merger Consideration. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 8.09 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Tennessee or in any Tennessee state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Tennessee or any Tennessee state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

                          [SIGNATURE PAGES TO FOLLOW]

     Accepted and agreed to this 26th day of December, 1999.

                                     PRISON REALTY TRUST, INC.

                                     By:        /s/ DOCTOR R. CRANTS
                                       -----------------------------------------
                                         Name: Doctor R. Crants
                                         Title: Chief Executive Officer

                                     CCA ACQUISITION SUB, INC.

                                     By:     /s/ DARRELL K. MASSENGALE
                                       -----------------------------------------
                                         Name: Darrell K. Massengale
                                         Title: President and CEO

                                     PMSI ACQUISITION SUB, INC.

                                     By:     /s/ DARRELL K. MASSENGALE
                                       -----------------------------------------
                                         Name: Darrell K. Massengale
                                         Title: President and CEO

                                     JJFMSI ACQUISITION SUB, INC.

                                     By:     /s/ DARRELL K. MASSENGALE
                                       -----------------------------------------
                                         Name: Darrell K. Massengale
                                         Title: President and CEO

                     [ADDITIONAL SIGNATURE PAGE TO FOLLOW]

                                     CORRECTIONS CORPORATION OF AMERICA

                                     By:      /s/ DARRELL K. MASSENGALE
                                         ---------------------------------------
                                         Name: Darrell K. Massengale
                                         Title: CFO and Secretary

                                     PRISON MANAGEMENT SERVICES, INC.

                                     By:     /s/ DARRELL K. MASSENGALE
                                       -----------------------------------------
                                         Name: Darrell K. Massengale
                                         Title: President and CEO

                                     JUVENILE AND JAIL FACILITY
                                     MANAGEMENT SERVICES, INC.

                                     By:     /s/ DARRELL K. MASSENGALE
                                       -----------------------------------------
                                         Name: Darrell K. Massengale
                                         Title: President and CEO

                                                                       EXHIBIT A

                           FORM OF LOCK-UP AGREEMENT

                               DECEMBER   , 1999

Prison Realty Trust, Inc.
10 Burton Hills Boulevard, Suite 100
Nashville, Tennessee 37215

Re: Shares of Common Stock to be Issued by Prison Realty Trust, Inc. in
    Connection with the Merger of Corrections Corporation of America with and into Prison Realty Trust, Inc.

Ladies and Gentlemen:

     The undersigned understands that as a result of the merger (the "Merger") of Corrections Corporation of America, a Tennessee corporation formerly known as Correctional Management Services Corporation ("CCA"), with and into CCA Acquisition Sub, Inc., a Tennessee corporation and wholly-owned subsidiary of Prison Realty Trust, Inc. (the "Company"), shares of capital stock held by the undersigned in CCA will be exchanged or converted into shares of common stock (the "Common Stock") of the Company. In consideration of the foregoing and in connection with the Merger, the undersigned hereby agrees that the undersigned will not, without the prior written approval of the Board of Directors of the Company, offer for sale, sell, transfer, assign, pledge, hypothecate or otherwise dispose of, directly or indirectly (collectively, a "Transfer"), any shares of Common Stock received in connection with the Merger (the "Shares"), nor enter into any agreement regarding the same, for a period of one hundred eighty (180) days (the "180-Day Period") following the date of closing of the Merger, and further agrees not to Transfer such Shares thereafter except as follows: (i) after expiration of the 180-Day Period, a holder may Transfer up to twenty-five percent (25%) of the aggregate amount of the Shares; (ii) after December 31, 2001, a holder may Transfer up to fifty percent (50%) of the aggregate amount of the Shares; (iii) after December 31, 2002, a holder may Transfer up to seventy-five percent (75%) of the aggregate amount of the Shares; and (iv) after December 31, 2003, a holder may Transfer up to one hundred percent (100%) of the aggregate amount of the Shares.

     The foregoing agreements shall be binding on the undersigned and the undersigned's respective heirs, personal representatives, successors and assigns.

     It is understood that if the Merger is not consummated this agreement shall terminate.

                                          Sincerely,

                                          Signature:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                                                      APPENDIX G

[LOGO]                                             Merrill Lynch Pierce, Fenner
                                                     & Smith Incorporated
                                                   World Financial Center
                                                   North Tower
                                                   New York, New York 10281-1330
                                                   Telephone 212-449-1000
                               December 26, 1999

Board of Directors
Prison Realty Trust, Inc.
10 Burton Hills Boulevard
Nashville, Tennessee 37215

Members of the Board of Directors:

     Prison Realty Trust, Inc., a Maryland corporation (the "Company"), proposes to issue (i) 12,600,000 shares of its Series B Cumulative Convertible Preferred Stock, $0.01 par value per share (the "Series B Preferred Stock"), less the number shares of Series C Preferred Stock (as hereinafter defined) sold in the Rights Offering (as hereinafter defined), if any, and (ii) warrants (the "Investor Warrants") to purchase a number of shares of its Common Stock, $0.01 par value per share ("Common Stock"), equal to fourteen percent (14%) of the Common Stock on a fully diluted basis after giving effect to the Merger (as hereinafter defined), less the number of shares of Common Stock subject to the Rights Offering Warrants (as hereinafter defined), if any, in exchange for a total aggregate purchase price of $315,000,000, less fees and commissions and the amount of gross proceeds received by the Company from the Rights Offering, pursuant to the Securities Purchase Agreement, dated as of December 26, 1999 (the "Securities Purchase Agreement"), among the Company, Corrections Corporation of America, a Tennessee corporation ("CCA"), Prison Management Services, Inc., a Tennessee corporation ("PMSI"), and Juvenile and Jail Facility Management Services, Inc., a Tennessee corporation ("JJFMSI"), and the investors (the "Investors") named on the signature pages thereto (the "Initial Financing").

     The Securities Purchase Agreement further provides that the Company has the right, upon the terms and subject to the conditions set forth therein, to sell to the Investors up to 1,400,000 additional shares of Series B Preferred Stock for eighteen (18) months following the closing of the Initial Financing, on the same terms and conditions granted to, and at the same price per share paid by, the Investors in the Initial Financing (together with the Initial Financing, the "Financing"), for a total aggregate purchase price not to exceed $35,000,000.

     The Securities Purchase Agreement further provides that, concurrently with seeking the approval of the stockholders of the Company in respect of various aspects of the Transaction (as hereinafter defined), the Company will undertake a rights offering (the "Rights Offering") to the holders of Common Stock of units ("Units") consisting of (i) rights to purchase an aggregate of 3,000,000 shares of Series C Cumulative Convertible Preferred Stock, $0.01 par value per share ("Series C Preferred Stock" and collectively with Series B Preferred Stock, "Preferred Stock"), on substantially the same terms and conditions granted to, and at the same price per share paid by, the Investors for the Series B Preferred Stock, and (ii) warrants (the "Rights Offering Warrants" and together with the Investor Warrants, the "Warrants") to purchase an aggregate number of shares of Common Stock equal to three percent (3%) of Common Stock on a fully diluted basis after giving effect to the Merger, with the same rights and terms as the Investor Warrants.

     It is a condition precedent to the closing of the Initial Financing that there shall have occurred the mergers of (i) CCA with and into CCA Acquisition Sub, Inc., a Tennessee corporation ("CCA Acq. Sub."), (ii) PMSI with and into PMSI Acquisition Sub, Inc., a Tennessee corporation ("PMSI Acq. Sub."), and
(iii) JJFMSI with and into JJFMSI Acquisition Sub, Inc., a Tennessee corporation ("JJFMSI Acq. Sub."), pursuant to the Agreement and Plan of Merger, dated as of December 26, 1999 (the "Merger Agreement"), among the Company, CCA Acq. Sub., CCA, PMSI Acq. Sub., PMSI, JJFMSI Acq. Sub. and JJFMSI (the transactions referred to in this sentence, collectively the "Merger"). Pursuant to the Merger Agreement, upon the effective time of the Merger each issued and outstanding share of common stock of CCA ("CCA Common Stock"), PMSI and JJFMSI, except for certain shares of capital stock of these companies cancelled and retired pursuant to the Merger Agreement, will be converted into the right to receive a certain number of shares of Common Stock determined in accordance with the Merger Agreement. Upon the closing of the merger, we understand that the Common Stock and the Series A Preferred Stock, $0.01 par value per share, will continue to be listed on the New York Stock Exchange.

     Assuming conversion of the Series B Preferred Stock and Series C Preferred Stock into Common Stock and exercise of the Warrants, we understand that upon the closing of the Financing the Investors would own approximately 39.6% of the Common Stock on a fully diluted basis if none of the Units are subscribed for in the Rights Offering and approximately 31.1% of the Common Stock on a fully diluted basis if all of the Units are subscribed for in the Rights Offering.

     In connection with the closing of the Merger, the Company shall purchase (the "CCA Institutional Holders Purchase") from a mutual fund sponsored by Baron Capital Group, Inc. ("Baron") and from Sodexho Alliance S.A. ("Sodexho"), 3,499,064 shares of CCA Common Stock, which constitutes approximately 32% of the total outstanding CCA Common Stock and represents all of the capital stock of CCA held by these entities, in exchange for a total aggregate purchase price of $16,000,000, pursuant to a Stock Purchase Agreement, dated as of December 26, 1999 (the "CCA Institutional Holders Stock Purchase Agreement"), among the Company, Baron and Sodexho.

     In addition to the Financing, the Rights Offering, the Merger and the CCA Institutional Holders Purchase, we understand that the Company intends to take the following actions (collectively with the Financing, the Rights Offering, the Merger and the CCA Institutional Holders Purchase, the "Transaction"):

     (a) Cease qualifying as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its tax year ending December 31, 1999; and

     (b) Enter into a new Senior Secured Credit Facility providing for up to $1,200,000,000 in financing (the "Senior Credit Facility").

     We further understand that the Company may issue and sell up to $375,000,000 of senior subordinated debt securities in lieu of a portion of the Senior Credit Facility.

     You have asked us whether, in our opinion, the proposed Financing is fair to the Company and its stockholders from a financial point of view.

     In arriving at the opinion set forth below, we have, among other things:

      1. Reviewed certain publicly available business and financial information relating to the Company and CCA that we deemed to be relevant, including the Company's (and its predecessors') Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1998 and the Company's Quarterly Reports on Form 10-Q and related unaudited financial information for the quarterly periods ending March 31, 1999, June 30 1999 and September 30, 1999;

      2. Reviewed certain additional financial information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and CCA furnished to us by the Company and CCA;

      3. Conducted discussions with members of senior management of the Company concerning the business and prospects of the Company and CCA and the prison industry in general;

      4. Reviewed the results of operations of the Company and CCA and compared them with those of certain companies that we deemed to be relevant;

      5. Reviewed historical market prices and trading activity of the common stock and compared them with those of certain publicly traded companies that we deemed to be relevant;

      6. Compared the proposed financial and other terms of the Financing with the financial and other terms of certain other transactions that we deemed to be relevant;

      7. Considered certain pro forma financial effects of the Transaction;

      8. Reviewed the Securities Purchase Agreement;

      9. Reviewed the Merger Agreement; and

     10. Reviewed such other financial studies and analyses and performed such other investigations, and took into account such other matters, as we deemed necessary.

     In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by or on behalf of the Company and CCA and all information made publicly available by the Company and CCA, and we have not assumed any responsibility for independently verifying such information or undertaking an independent appraisal of the assets or liabilities of the Company or CCA. In addition, we have assumed the following:

     1. The financial forecasts furnished by the Company and CCA have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's and CCA's management as to the expected future financial performance of the Company and CCA;

     2. The Company will cease qualifying as a REIT under the Code commencing with its tax year ending December 31, 1999 in accordance with the terms of its Charter, Bylaws and all material contracts and agreements to which it is a party or by which it or its assets is bound;

     3. (i) The Financing will close in accordance with the Securities Purchase Agreement, (ii) the Merger will close on or before the Financing in accordance with the Merger Agreement, (iii) the CCA Institutional Holders Purchase will close on or before the Merger in accordance with the CCA Institutional Holders Stock Purchase Agreement and (iv) the Company will enter into the Senior Credit Facility;

     4. No aspect of the Transaction will have an adverse effect upon the Company or CCA, it being understood that this assumption does not address the Financing; and

     5. In the course of obtaining the necessary regulatory, contractual and other consents and approvals for the Transaction, no regulatory, contractual or other requirements imposed on the Company or CCA will have an adverse effect upon the Company.

     In the ordinary course of our trading, brokerage and financing activities, Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in equity securities of the Company.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and the information made available to us as of, the date hereof. This opinion does not in any manner address (i) any aspect of the Transaction (other than the Financing) or the merits of the underlying decision of the Company to engage in any aspect of the Transaction (including the Financing), (ii) the value of the Common Stock or the prices at which the Common Stock will trade following the issuance of the Preferred Stock, the Warrants and the Units (to the extent issued), (iii) the fairness of the consideration to be received by any person or entity in connection with the Merger or the CCA Institutional Holders Purchase, (iv) the relative merits of any aspect of the Transaction compared to any alternative business or financing strategy that might exist for the Company or (v) the adequacy of the Company's capital structure or the Company's financial resources, financial commitments or solvency.

     We are acting as financial advisor to the Board of Directors of the Company in connection with the Financing and will receive a fee for our services upon the closing of the Financing. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Furthermore, Merrill Lynch has provided and expects to continue to provide advice to CCA in connection with the Merger and transactions ancillary thereto and to deliver an opinion to the Board of Directors of CCA in connection with the Merger and such ancillary transactions.

     It is understood that this letter has been prepared solely for the confidential use of the Board of Directors of the Company in connection with its consideration of the Financing and will not be reproduced, summarized, described or referred to or given to any other person without Merrill Lynch's prior consent.

     On the basis of, and subject to the foregoing, we are of the opinion that the proposed Financing is fair to the Company and its stockholders from a financial point of view.

                                    Very truly yours,

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                             INCORPORATED

                                                                      APPENDIX H
[LOGO]
                                                 Wasserstein Perella & Co., Inc.
                                                 31 West 52nd Street
                                                 New York, New York 10019-6118
                                                 Telephone 212-969-2700
                                                 Fax 212-969-7836

                               December 26, 1999

The Independent Committee
  of the Board of Directors
Prison Realty Trust, Inc.
10 Burton Hills Boulevard
Suite 100
Nashville, Tennessee 37215

Members of the Independent Committee of the Board of Directors:

     We understand that Prison Realty Trust, Inc., a Maryland corporation (the "Company"), Corrections Corporation of America, a Tennessee corporation ("CCA"), Prison Management Services, Inc., a Tennessee corporation ("PMSI") and Juvenile and Jail Facility Management Services, Inc., a Tennessee corporation ("JJFMSI"), will enter into a Securities Purchase Agreement, dated as of December 26, 1999 (the "Purchase Agreement"), with the investors named therein (collectively, the "Investors") pursuant to which, among other things,

     (1) the Investors will purchase from the Company for an aggregate purchase price of $315 million in cash, less the amount of gross proceeds received by the Company from the Rights Offering (as defined below) (the "Initial Investment"), an aggregate of

        (A) 12,600,000 shares of the Company's Series B Cumulative Convertible Preferred Stock, $0.01 par value per share (the "Series B Preferred Stock"), which shall be convertible into shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), less the number, if any, of shares of Series C Preferred Stock (as defined below) subscribed for and sold in the Rights Offering, and

        (B) warrants to purchase that number of shares of Common Stock equal to fourteen percent (14%) of the fully-diluted shares of Common Stock after giving effect to the Combination (as defined in the Purchase Agreement), less the number, if any, of shares of Common Stock subject to Rights Offering Warrants (as defined below) purchased in the Rights Offering (the "Initial Warrants" and, together with the Series B Preferred Stock, the "Securities"),

     (2) the Company will extend a Rights Offering to the holders of Common Stock pursuant to which the Company will give such holders an opportunity to purchase from the Company, on substantially the same terms and conditions granted to, and at the same purchase price paid by, the Investors with respect to the Initial Investment, up to $75 million of units consisting of

        (A) rights to purchase an aggregate of 3,000,000 shares of the Company's Series C Cumulative Convertible Preferred Stock, $0.01 par value per share (the "Series C Preferred Stock"), which shall be convertible into shares of Common Stock, and

The Independent Committee
  of the Board of Directors
Prison Realty Trust, Inc.
December 26, 1999
Page 2

        (B) warrants to purchase an aggregate of that number of shares of Common Stock equal to three percent (3%) of the fully-diluted shares of Common Stock after giving effect to the Combination, with rights and terms identical to those of the Initial Warrants (the "Rights Offering Warrants" and, together with the Initial Warrants, the "Warrants"), and

     (3) the Company has the right, from time to time during the period commencing on the date of the Initial Closing (as defined in the Purchase Agreement) and ending 18 months thereafter, to issue and sell to the Investors for an aggregate purchase price not to exceed $35 million (the "Standby Commitment"), up to an additional 1,400,000 shares of Series B Preferred Stock (the "Additional Series B Preferred Stock" and, together with the Series B Preferred Stock and the Series C Preferred Stock, the "Preferred Stock") on the same terms and conditions granted to the Investors with respect to the Initial Investment and at a purchase price per share equal to the Initial Purchase Price (as defined in the Purchase Agreement) divided by the number of shares of Series B Preferred Stock purchased by the Investors at the Initial Closing.

     The Initial Investment, the Rights Offering and the Standby Commitment, taken as a whole, are referred to herein as the proposed "Investment."

     Upon conversion of the outstanding Preferred Stock assuming the issuance and sale of all 14,000,000 shares and exercise of the outstanding Warrants, we understand that the Investors will own in the aggregate approximately 83,350,555 shares of Common Stock, or 39.6% of the Common Stock expected to be outstanding upon consummation of the Merger on a fully-diluted basis.

     We also understand that, as a condition to closing the Investment, the Company, CCA Acquisition Sub, Inc., a Tennessee corporation and a wholly-owned subsidiary of the Company ("CCA Sub"), PMSI Acquisition Sub, Inc., a Tennessee corporation and a wholly-owned subsidiary of the Company ("PMSI Sub"), JJFMSI Acquisition Sub, Inc., a Tennessee corporation and a wholly-owned subsidiary of the Company ("JJFMSI Sub"), CCA, PMSI and JJFMSI will enter into an Agreement and Plan of Merger, dated as of December 26, 1999 (the "Merger Agreement"), pursuant to which, among other things,

     (1) CCA will merge into CCA Sub (the "CCA Merger"),

     (2) PMSI will merge into PMSI Sub (the "PMSI Merger"), and

     (3) JJFMSI will merge into JJFMSI Sub (the "JJFMSI Merger," and, together with the CCA Merger and the PMSI Merger, the "Merger").

     Upon consummation of the Merger, we understand that (A) each of the Common Stock (as defined below) and the Series A Preferred Stock, $0.01 par value per share, of the Company will continue its listing on the New York Stock Exchange,
(B) the Company will continue to conduct its operations in a manner so as to maintain its qualification as a "real estate investment trust" within the meaning of the Internal Revenue Code of 1986, as amended (the "Tax Code"), but, pending shareholder approval of the Transaction, will elect to cease such qualification, resulting in the Company being classified as a Subchapter C corporation within the meaning of the Tax Code

The Independent Committee
  of the Board of Directors
Prison Realty Trust, Inc.
December 26, 1999
Page 3

commencing with its tax year ending December 31, 1999, in accordance with the terms of its charter and bylaws and all material contracts and agreements to which it is a party or by which it or its assets are bound, (C) each of CCA Sub, PMSI Sub and JJFMSI Sub will remain wholly-owned subsidiaries of the Company and
(D) each issued and outstanding share of common stock of CCA, PMSI and JJFMSI, except for certain shares of common stock of these companies cancelled and retired pursuant to the Merger Agreement, will be converted into the right to receive a certain number of shares of Common Stock (as defined below) determined in accordance with the Merger Agreement.

     The terms and conditions of the Investment and the Merger are set forth in more detail in the Purchase Agreement and the Merger Agreement, respectively. The transactions contemplated in the Merger Agreement and the Purchase Agreement are collectively referred to herein as the "Transaction."

     You have asked us for our opinion as to whether the proposed Investment is fair to the Company and its shareholders from a financial point of view.

     In connection with rendering our opinion, we have reviewed a draft of each of the Purchase Agreement, dated December 23, and the Merger Agreement, dated December 23, 1999, and, for purposes hereof, we have assumed that the final form of each of these documents will not differ in any material respect from the drafts provided to us. We have also reviewed and analyzed certain publicly available business and financial information relating to the Company and certain non-public business and financial information relating to CCA, PMSI and JJFMSI for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of each of the Company, CCA, PMSI and JJFMSI and provided to us for purposes of our analysis, and we have met with management of each of the Company, CCA, PMSI and JJFMSI to review and discuss such information and, among other matters, the business, operations, assets, financial condition and future prospects for each of the Company, CCA, PMSI and JJFMSI.

     We have reviewed and considered certain financial and stock market data relating to the Company, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company or one or more of its businesses or assets. We have also reviewed and considered the financial terms of certain recent convertible preferred securities that we believe to be relevant to our inquiry. In delivering our opinion, we have taken into account the financial and liquidity issues facing the Company and CCA, including the Company's financial results. We have also performed such other financial studies, analyses, and investigations and reviewed such other information as we considered appropriate for purposes of this opinion.

     In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the historical financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to us, and we have assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting

The Independent Committee
  of the Board of Directors
Prison Realty Trust, Inc.
December 26, 1999
Page 4

the best currently available judgments and estimates of the Company's management. We express no opinion with respect to such projections, forecasts and analyses or the assumptions upon which they are based. In addition, we have not reviewed any of the books and records of the Company, CCA, PMSI or JJFMSI, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company, CCA, PMSI or JJFMSI, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company, CCA, PMSI or JJFMSI, and no such independent valuation or appraisal was provided to us.

     We note that the Merger is intended to qualify as a tax-free reorganization for United States Federal tax purposes, and we have assumed the Merger will so qualify. You have informed us, and we have assumed, that the Company will continue to conduct its operations in a manner so as to maintain its qualification for treatment as a "real estate investment trust" within the meaning of the Tax Code, but, pending shareholder approval of the Transaction, will elect to cease such qualification, resulting in the Company being classified as a Subchapter C corporation within the meaning of the Tax Code commencing with its tax year ending December 31, 1999, in accordance with the terms of its charter and bylaws and all material contracts and agreements to which it is a party or by which it or its assets are bound.

     We also have assumed that obtaining all regulatory and other approvals and third party consents required for consummation of the Transaction will not have an adverse impact on the Company, CCA, PMSI or JJFMSI or on the anticipated benefits of the Transaction, and we have assumed that the transactions described in each of the Merger Agreement and the Purchase Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto. In addition, we have assumed that neither the Merger nor any transaction contemplated by the Merger Agreement will have an adverse effect on the Company.

     Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. We do not express any opinion herein as to the prices at which any securities of the Company will actually trade at any time.

     It should be noted that in the context of our engagement, you directed us not to, and we did not, solicit third party indications of interest in making an investment in, acquiring all or any part of, or otherwise engaging in any extraordinary transaction with the Company, CCA, PMSI or JJFMSI, nor did we investigate any alternative transactions that may be available to the Company or negotiate with any party regarding any transaction, including the Transaction. You have advised us, and we have relied on your advice, that Merrill Lynch, Pierce, Fenner & Smith Incorporated, advisor to the Special Committee of the Board of Directors of the Company in connection with the Investment, solicited indications of interest over four months in a merger or investment in the Company from over 45 potential investors and merger partners for the Company, including those potential investors and merger partners that the Company believed were the logical parties interested in such transactions.

     In the ordinary course of our business, we may actively trade the debt and equity securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

The Independent Committee
  of the Board of Directors
Prison Realty Trust, Inc.
December 26, 1999
Page 5

     We are delivering this opinion to the Independent Committee of the Board of Directors of the Company in connection with the proposed Investment and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Investment.

     Our opinion addresses only the fairness, from a financial point of view, to the Company and its shareholders of the proposed Investment, and we do not express any views on any individual aspect of the Transaction or on any other terms of the Purchase Agreement or any terms of the Merger Agreement. Our opinion does not address the Company's capital structure, ability to satisfy its obligations, ability to access the capital markets for future financing requirements or solvency, in each case at any time, including presently and following the completion of the Transaction. Our opinion also does not address the Company's underlying business decision to effect the transactions contemplated by either the Merger Agreement or the Purchase Agreement or the relative merits of the Transaction (including the fact that the Company will no longer qualify for treatment as a "real estate investment trust" under the Tax
Code) compared to any alternative business or financing strategy that might exist for the Company.

     It is understood that this letter is for the benefit and use of the Independent Committee of the Board of Directors of the Company in its consideration of the Transaction and, except for inclusion in its entirety in any registration statement or proxy statement required to be circulated to stockholders of the Company relating to the Investment, may not be quoted, referred to or reproduced at any time or in any manner without our prior written consent. This opinion does not constitute a recommendation to any holder of Common Stock as to how such holder should vote with respect to the Transaction, and should not be relied upon by any stockholder as such. In addition, this opinion does not address the merits of the Rights Offering or constitute a recommendation to any holder of Common Stock, as to whether such stockholder should purchase any Rights Offering Securities from the Company.

     Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the proposed Investment is fair to the Company and its shareholders from a financial point of view.

                                          Very truly yours,

                                          /s/ Wasserstein Perella & Co.

PROXY                                                                      DRAFT
                           PRISON REALTY TRUST, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY   , 2000

    The undersigned hereby appoints Thomas W. Beasley and J. Michael Quinlan, or either of them, with full power of substitution, as proxies, and hereby authorizes them to represent and to vote, as designated, all of the voting common stock of Prison Realty Trust, Inc., a Maryland corporation ("Prison
Realty"), held by the undersigned on        , 2000, at the Special Meeting of
Shareholders to be held at the Loews Vanderbilt Plaza, 2100 West End Avenue,
Nashville, Tennessee, on         , May   , 2000, at         , local time, and
any adjournment(s) or postponement(s) thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

    1. To approve an equity investment in Prison Realty by affiliates of Fortress Investment Group LLC, The Blackstone Group and Bank of America.

           [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.

    2. To approve amendments to the Prison Realty charter to, among other things, permit Prison Realty to elect not to be taxed as a real estate investment trust for federal income tax purposes.

           [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 3.

    3. To ratify the actions of the Prison Realty board of directors, its Special Committee and Independent Committee in approving the equity investment and related transactions, including the combination of Prison Realty with Corrections Corporation of America, Prison Management Services, Inc. and Juvenile and Jail Facility Management Services, Inc., which are conditions to the equity investment.

           [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

    In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, AND IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1, FOR ITEM 2 AND FOR ITEM 3.

                                          Dated: ____________, 2000

                                          Signature:

                                          Signature if Held Jointly:

                                          Please sign exactly as name appears on
                                          your share certificates. Each joint
                                          owner must sign. When signing as
                                          attorney, executor, administrator,
                                          trustee or guardian, please give full
                                          title as such. If a corporation,
                                          please sign in full corporate name as
                                          authorized. If a partnership, please
                                          sign in partnership name by authorized
                                          person.

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.